UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Frankfort First Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

1,266,613

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$23.50; per share value of the merger consideration to be paid for each share of common stock

(4)	Proposed maximum aggregate value of transaction:

$29,765,406

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$3,771.28

(2)	Form, Schedule or Registration Statement No.:

0-26360

(3)	Filing Party:

Frankfort First Bancorp, Inc.

(4)	Date Filed:

September 16, 2004

[FRANKFORT FIRST BANCORP, INC. LOGO]

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

      The boards of directors of First Federal Savings and Loan Association of Hazard and Frankfort First Bancorp, Inc. have agreed to the merger of Frankfort First with a wholly owned subsidiary of First Federal of Hazard’s new stock holding company, Kentucky First Federal Bancorp. In order for the merger to occur, First Federal of Hazard will undertake a reorganization to convert from a federally-chartered mutual savings association to a federally-chartered stock savings association. Kentucky First will be the holding company of First Federal of Hazard following the reorganization (including the reorganization offering described below) and it will be the holding company for First Federal Savings Bank of Frankfort (the current subsidiary of Frankfort First) following the merger. If the reorganization is not consummated, the merger will not occur. If the merger is completed, each share of Frankfort First common stock will be converted, at your election, into the right to receive either 2.35 shares of Kentucky First common stock or $23.50 in cash. The closing price of Frankfort First’s common stock on July 14, 2004, the business day preceding public announcement of the signing of the merger agreement was $23.31.

      This proxy statement - prospectus also constitutes a prospectus of Kentucky First. Kentucky First is offering common stock for sale in connection with the reorganization as well as the merger. The reorganization and reorganization offering are described in detail in the Kentucky First prospectus which is attached to this proxy statement. The reorganization offering is being made to First Federal of Hazard depositors who have subscription purchase rights, as well as First Federal of Hazard’s officers, directors and employees and Kentucky First’s employee stock ownership plan. The purchase price will be $10.00 per share.

     Kentucky First will issue an aggregate of between 2,486,250 shares and 3,363,750 shares which may be increased to 3,868,312 shares in the reorganization and merger offerings. The exact number of shares to be issued in each offering will depend on regulatory considerations, demand for the shares, and changes in market conditions, as well as the extent to which Frankfort First shareholders elect to receive Kentucky First shares in the merger, subject to the limitation that Frankfort First shareholders may receive in the aggregate no more than 45% of the Kentucky First shares issued to persons other than First Federal MHC. First Federal of Hazard may increase that percentage to up to 49% if it completes the reorganization and the merger offerings at the minimum of the reorganization offering range.

      If Frankfort First shareholders elect to receive more Kentucky First stock than the parties agreed Kentucky First would issue in the merger, then persons who elected to receive stock would, instead, receive a combination of Kentucky First stock and cash based on the merger agreement’s allocation and proration procedures. Frankfort First shareholders who elect to receive cash in the merger will receive cash.

      Assuming that Frankfort First shareholders elect to receive the maximum number of shares of Kentucky First common stock that the parties agreed Kentucky First may issue to them in the merger, following the reorganization and the merger former Frankfort First shareholders will own approximately 22.05%, 20.25% and 20.25% of the outstanding common stock of Kentucky First at the minimum, maximum and maximum, as adjusted of the offering range, respectively. The prospectus of Kentucky First attached hereto is sometimes referred to as the “prospectus” and is a part of this proxy statement - prospectus.

      This proxy statement - prospectus provides you with detailed information about First Federal of Hazard’s reorganization, the proposed merger and related matters. You should read this proxy statement - prospectus carefully, including the appendices and the risk factors beginning on page            of the prospectus.

      Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, nor any state securities commission has approved or disapproved of the merger described in this proxy statement - prospectus or the Kentucky First common stock to be issued in connection with the merger or determined if this proxy statement - prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This proxy statement - prospectus is dated                           and is first being mailed to Frankfort First shareholders on or about                          .

FRANKFORT FIRST BANCORP, INC.

216 WEST MAIN STREET
FRANKFORT, KENTUCKY 40602
(502) 223-1638

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders (“Annual Meeting”) of Frankfort First Bancorp, Inc. will be held on December 28, 2004 at 4:30 p.m., local time, at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky 40602, for the following purposes:

1.	To elect two directors to a three-year term of office;

2.	To approve and adopt the Agreement of Merger, dated as of July 15, 2004, by and between First Federal Savings and Loan Association and Frankfort First Bancorp, Inc. pursuant to which Frankfort First Bancorp, Inc. will merge with a wholly owned subsidiary of Kentucky First Federal Bancorp, all on and subject to the terms and conditions contained therein;

3.	To approve the adjournment of the annual meeting, if necessary, to solicit additional votes in the event there are not sufficient votes, in person or by proxy, to approve and adopt the Agreement of Merger, dated as of July 15, 2004, by and between First Federal Savings and Loan Association and Frankfort First Bancorp, Inc.; and

4.	To transact any other business as may properly come before the meeting.

Note: The board of directors is not aware of any other business to come before the Annual Meeting.

     Only shareholders of record at the close of business on November 1, 2004 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

By Order of the Board of Directors Danny A. Garland Secretary

Frankfort, Kentucky
___, 2004

Frankfort First Bancorp, Inc.’s board of directors unanimously recommends that you vote “FOR” the listed proposals. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

FRANKFORT FIRST BANCORP, INC.
Proxy Statement for 2004 Annual Meeting of Shareholders

i

KENTUCKY FIRST FEDERAL BANCORP
PROSPECTUS

Summary	1
The Companies	1
The Reorganization	3
The Reorganization Offering	10
The Merger	13
Risk Factors	16
Risks Related to the Frankfort First Acquisition	16
Risks Related to Our Business	16
Risks Related to the Reorganization and Stock Offering	18
A Warning About Forward-Looking Statements	20
Selected Financial and Other Data of First Federal of Hazard	21
Selected Financial and Other Data of Frankfort First	23
Summary Selected Pro Forma Combined Data	25
Use of Proceeds	26
Market for Frankfort First Common Stock	28
Capitalization	29
Regulatory Capital Compliance	30
Pro Forma Data	32
Kentucky First Federal Bancorp Condensed Combined Pro forma Balance Sheet June 30, 2004 (Dollars in thousands)	34
Kentucky First Federal Bancorp Condensed Combined Pro forma Balance Sheet June 30, 2004 (Dollars in thousands)	36
Kentucky First Federal Bancorp Pro Forma Audited Consolidated Statements of Income For the Year Ended June 30, 2004 (Dollars in thousands, except per share data)	38
Kentucky First Federal Bancorp For the Year Ended June 30, 2004 Condensed Combined Pro Forma Income Statement (Dollars in thousands, except per share data)	39
Business of Kentucky First	44
Business of First Federal of Hazard	44
General	44
Market Area	44
Competition	44
Lending Activities	44
Investment Activities	46
Deposit Activities and Other Sources of Funds	46
Properties	47
Personnel	47
Legal Proceedings	47
Subsidiaries	47
Business of Frankfort First	48
General	48
Lending Activities	48
Bank Owned Life Insurance	57
Deposit Activity and Other Sources of Funds	57
Subsidiary Activities	59
Market Area	60
Competition	60
Employees	60
Management’s Discussion and Analysis of Financial Condition and Results of Operations of First Federal of Hazard	60
Overview	60
Critical Accounting Policies	61
Operating Strategy	61
Balance Sheet	62
Results of Operations for the Years Ended June 30, 2004 and 2003	72
Results of Operations for the Years Ended June 30, 2003 and 2002	75
Market Risk Analysis	77
Liquidity and Capital Resources	79
Commitments and Contractual Obligations	80
Off-Balance Sheet Arrangements	81
Impact of Recent Accounting Pronouncements	81
Effect of Inflation and Changing Prices	82
Management’s Discussion and Analysis of Results of Operations and Financial Condition of Frankfort First	82
General	82
Asset/Liability Management	82
Average Balance, Interest and Average Yields and Rates	85
Rate/Volume Analysis	87

v

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What am I being asked to vote on and how does my board of directors recommend that I vote?

A:	Frankfort First shareholders are being asked to vote on three matters:

•	the election of two directors to a three-year term;

•	the approval and adoption of the merger agreement providing for the merger of Frankfort First with a wholly owned subsidiary of Kentucky First; and

•	the approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes, in person or by proxy, to approve and adopt the merger agreement.

Frankfort First’s board of directors has determined that the proposed merger is advisable and in the best interests of Frankfort First’s shareholders, has approved the merger agreement and recommends that Frankfort First’s shareholders vote “FOR” the approval of the merger agreement, “FOR” the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement, and “FOR” the election of the two director nominees.

Q:	What vote is required to adopt the merger agreement?

A:	The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Frankfort First common stock entitled to vote.

Q:	How do I elect to receive cash or stock for my Frankfort First stock?

A:	An election form will be sent to you separately on or about the date this document is mailed. For your election to be effective, your properly completed election form, must be sent to and received by the exchange agent on or before 5:00 p.m., Eastern time, on , 2004. Do not send your election form together with your proxy card. Instead, use the separate envelopes specifically provided for the election form and your stock certificates. If you do not make a timely election you will be allocated Kentucky First common stock and/or cash on a proportionate basis in the total discretion of First Federal of Hazard. However, to avoid the ongoing expense of very small shareholder accounts, Frankfort First shareholders who would otherwise receive less than 100 shares of Kentucky First common stock in the merger will instead receive cash for such shares.

Q:	How do I exchange my Frankfort First stock certificates?

A:	Shortly after the merger, Illinois Stock Transfer Company, the exchange agent, will send you a letter indicating how and where to surrender your stock certificates in exchange for the merger consideration. In any event, you should not send your Frankfort First stock certificates with your proxy card.

Q:	When is the merger expected to be completed?

A:	We expect to complete the merger as soon as practicable after receiving Frankfort First shareholder approval of the merger, First Federal of Hazard member approval of its mutual holding company structure reorganization and all required regulatory approvals, and upon the completion of First Federal of Hazard’s reorganization (as described in the prospectus attached to this proxy statement). We currently expect that the approvals will be received and the reorganization completed early in the first calendar quarter of 2005.

Q:	What should I do now?

A:	After you have read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the shareholder meeting.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	With respect to the merger agreement, your broker will not be able to vote your shares of Frankfort First Bancorp common stock unless you provide instructions on how to vote. You should instruct your broker as to how to vote your shares following the directions your broker provides. If you do not provide instructions to your broker on the proposal to approve the merger agreement, your shares will not be voted, and this will have the effect of voting against the approval and adoption of the merger agreement. Please check the voting form used by your broker to see if telephone or Internet voting is available.

With respect to the election of directors and the adjournment of the meeting to solicit additional proxies, if necessary, your broker has the power to vote in its discretion if you do not provide timely voting instructions.

Q:	Who can help answer my questions?

A:	If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

Don D. Jennings, President and Chief Executive Officer
             or
R. Clay Hulette, Vice President and Chief Financial Officer
Frankfort First Bancorp, Inc.
216 West Main Street
P.O. Box 535
Frankfort, Kentucky 40602-0535
(502) 223-1638 or
(toll free) (888) 818-3372

Summary

     This brief summary highlights selected information from the proxy statement and the prospectus attached to the proxy statement. This summary does not contain all of the information that is important to you. You should carefully read this entire document and the other documents that accompany this document or to which this document refers you in order to fully understand the merger. In certain instances where appropriate, the terms “we,” “us” and “our” collectively refer to Frankfort First Bancorp, Inc. and First Federal Savings Bank of Frankfort. The Kentucky First prospectus is attached to this proxy statement. As a result, this proxy statement and the Kentucky First prospectus are collectively referred to as the “proxy statement-prospectus.” See “Where You Can Find More Information” on page                    .

The Merger

     We have attached the merger agreement to this document as Appendix A. We encourage you to read the entire merger agreement. It is the legal document that governs the merger.

Overview of the Transaction (page )

Frankfort First is merging with First Federal Savings and Loan of Hazard. First Federal Savings and Loan Association of Hazard is reorganizing from a mutual savings association into the mutual holding company structure. As part of the reorganization, First Federal of Hazard will form and become the subsidiary of a new stock holding company, “Kentucky First Federal Bancorp.” Immediately following the reorganization and the merger, First Federal of Frankfort will also become a wholly owned subsidiary of Kentucky First. Currently, there are no plans to merge First Federal of Hazard and First Federal of Frankfort. Therefore, the two banks will remain separate entities whose management will remain intact.

Kentucky First is offering common stock for sale in connection with its reorganization. The reorganization and reorganization offering are described in detail in the Kentucky First prospectus which is attached to this proxy statement. First Federal of Hazard will use up to $ million of the net proceeds of the reorganization offering plus the proceeds of a capital distribution from First Federal of Hazard to Kentucky First to finance the cash consideration to be paid to Frankfort First shareholders. The merger will occur only if the reorganization and reorganization offering are completed.

After the reorganization and the merger, 55% of Kentucky First’s common stock will be owned by a new mutual holding company, First Federal MHC, and 45% of Kentucky First’s common stock will be owned by the public (i.e, persons other than First Federal MHC). The diagram below reflects how the structure will look.

The public shareholders will consist of subscribers for Kentucky First common stock in the reorganization offering, including the First Federal of Hazard employee stock ownership plan, and former Frankfort First shareholders who elect to receive Kentucky First common stock in the merger.

Each Share of Frankfort First Bancorp, Inc. Common Stock Will Be Exchanged for 2.35 Shares of Kentucky First Federal Bancorp Common Stock or $23.50 in Cash (page )

If you elect to receive only cash in exchange for your shares of Frankfort First common stock, then you will receive cash for such shares. However, the relative amounts of stock you receive may differ from the amounts you elect to receive due to the allocation and proration procedures in the merger agreement. Elections to receive shares of Kentucky First common stock will be limited by the requirement that no more than 45% of the Kentucky First shares outstanding immediately following the reorganization and the merger and owned by persons other than First Federal MHC may be owned by the former Frankfort First shareholders who receive their shares in the merger. The merger agreement provides for the allocation of the merger consideration First Federal of Hazard may choose to increase this percentage to up to 49% if the reorganization and merger offerings are completed at the minimum of the offering range and there are sufficient elections by Frankfort First shareholders to receive Kentucky First common stock in the merger. The merger agreement provides for the allocation of the merger consideration to achieve this result, meaning that if Frankfort First shareholders elect to receive more Kentucky First stock than the parties agreed Kentucky First would issue in the merger, then persons who elected to receive stock would, instead, receive a combination of Kentucky First stock and cash in exchange for their shares of Frankfort First common stock.

The total value of the merger consideration to be paid to Frankfort First shareholders will be approximately $29.8 million. At the minimum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration, based on 1,246,108 Frankfort First shares outstanding as of November __, 2004 and including payment for the cancellation of stock options, would consist of 1,218,262 shares (22.0%) of Kentucky First common stock and $19.0 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares (6.3%) of Kentucky First common stock and $27.7 million in cash. At the maximum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration will consist of 1,513,687 shares (20.2%) of Kentucky First common stock and $16.1 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares (4.0%) of Kentucky First common stock and $28.7 million in cash. See “Summary—Number of Shares to be Sold” and “How We Determined the Offering Range and the $10.00 Purchase Price” on page ___ page ___ of the attached Kentucky First prospectus for a more detailed discussion on the number of shares to be issued in the reorganization and merger offering, as well as the percentages of the shares of Kentucky First common stock that will be outstanding following the reorganization and the merger of the different points of the reorganization offering range.

Additionally, in order to avoid the ongoing expense of very small shareholder accounts, in no event will any Frankfort First shareholder receive less than 100 shares of Kentucky First common stock; instead, any person entitled to receive less than 100 shares of Kentucky First common stock will receive cash in exchange for such shares.

Please note that if you do not properly complete and return your election form or, if you indicate on your election form that you have no election preference, then each share of your Frankfort First common stock will be exchanged for Kentucky First common stock and/or cash on a proportionate basis in the total discretion of First Federal of Hazard.

We make no recommendation about whether Frankfort First shareholders should elect to receive cash or Kentucky First common stock in the merger. Frankfort First shareholders must make their own decision with respect to their election.

Outstanding options to purchase Frankfort First common stock that have been granted under Frankfort First’s stock option plan will be cancelled and option holders will receive a cash payment equal to the difference between $23.50 and the exercise price of each stock option.

How to Elect to Receive Kentucky First Common Stock or Cash in Exchange for Your Frankfort First Stock Certificates (page )	The exchange agent, or, if your Frankfort First common stock is held in “street name,” your broker, bank or nominee, will send you a form for making the election. The election form will be sent to you separate from this document and will be sent on or about the date this proxy statement-prospectus is being mailed. The election form allows you to elect to receive Kentucky First common stock or cash in exchange for your Frankfort First stock.

For your election to be effective, your properly completed green election form, along with your Frankfort First stock certificates or an appropriate guarantee of delivery must be received by on or before 5:00 p.m., Eastern time, on , 2004. Illinois Stock Transfer Company will act as exchange agent in the merger and in that role will process the exchange of Frankfort First stock certificates for either cash or Kentucky First common stock. Shortly after the merger, the exchange agent will allocate cash and stock among Frankfort First’s shareholders, consistent with their elections and the allocation and proration procedures set forth in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your Frankfort First stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your election form or your Frankfort First stock certificates with your proxy card.

If you have a preference for receiving either Kentucky First common stock or cash for your Frankfort First stock, you should complete and return the enclosed election form. If you do not make an election you will be allocated Kentucky First common stock or cash depending on the elections made by other Frankfort First shareholders. Please remember, however, that even if you do make an election, you might not receive the amount of cash or stock that you elect.

We are not recommending whether you should elect to receive Kentucky First, stock, cash or a combination of Kentucky First stock and cash in the merger. You must make your own decision with respect to your election.

Kentucky First Dividends After the Reorganization and Merger (page )	After the reorganization and the merger, Kentucky First intends to pay regular quarterly cash dividends beginning following the completion of the calendar quarter following the reorganization and merger. Annual dividends per share are expected to be $.48, $.48, $.45 and $.40 at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the reorganization offering offering range. All dividends of Kentucky First, if any, will be subject to its having sufficient funds available and will be declared at the discretion of the Kentucky First board of directors.

Tax Consequences of the Merger (page )	The United States federal income tax treatment will depend primarily on whether you exchange your Frankfort First common stock solely for Kentucky First common stock, solely for cash, or for a combination of Kentucky First common stock and cash. If you exchange your Frankfort First shares solely for Kentucky First common stock, you should recognize no gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your Frankfort First shares solely for cash, you should recognize gain or loss on the exchange. If you receive a combination of Kentucky First common stock and cash in exchange for shares of Frankfort First common stock, you will recognize capital gain, but not loss, equal to the lesser of (1) the amount of cash received, or (2) the amount of gain realized in the transaction.

The actual U.S. federal income tax consequences to you will depend on whether your shares of Frankfort First common stock were purchased at different times and at different prices and the character of the gain, if any, as either capital gain or ordinary income. However, if Kentucky First common stock does not represent at least 40% of the value of the aggregate merger consideration received by Frankfort First shareholders in the merger, you should recognize capital gain or loss, as applicable and permissible, on your receipt of cash and Kentucky First common stock in an amount equal to the difference, if any, between the value of the cash or stock received and your adjusted tax basis in your Frankfort First common stock. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. Please refer to “Material Federal Income Tax Consequences of the Merger” beginning on page P-51 for a more detailed discussion of the possible tax consequences of the merger.

We Recommend that Shareholders Approve the Merger (pages           and           )

Frankfort First’s board of directors believes that the merger is fair to you and in your best interests and recommends that you vote “FOR” the proposal to approve the merger agreement.

For a discussion of the circumstances surrounding the merger and the factors considered by Frankfort First board of directors in approving the merger agreement, see page           .

Our Financial Advisor Believes the Merger Consideration Is Fair to Frankfort First Shareholders (pages           and           )

Howe Barnes Investments, Inc. has delivered to Frankfort First’s board of directors its opinion that, as of the date of this document, the merger consideration is fair to the holders of Frankfort First common stock from a financial point of view. A copy of this opinion is provided as Appendix B to this document. You should read it completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by Howe Barnes Investments, Inc. in providing this opinion. Frankfort First has agreed to pay Howe Barnes Investments, Inc. expenses plus a fee of $100,000 for its services in connection with the merger.

Membership Rights of Depositors in First Federal MHC After the Merger

Under Federal law, after the reorganization and the merger, depositor members of First Federal of Hazard on the date of the reorganization will become members of First Federal MHC and will have similar voting rights in First Federal MHC as those members have in First Federal of Hazard. After the merger, depositors of First Federal of Frankfort will not become members of First Federal MHC and will not have any membership rights. Depositors of First Federal of Frankfort can only obtain membership rights in First Federal MHC if Kentucky First causes First Federal of Frankfort to be merged with First Federal of Hazard. There are no plans to merge First Federal of Frankfort and First Federal of Hazard.

First Federal of Frankfort’s Liquidation Account Will Remain Intact Following the Merger and Reorganization (page       )

The liquidation account that has been established for the benefit of the First Federal of Frankfort members in connection with First Federal of Frankfort’s conversion from mutual to stock form in 1995 will not be impacted by the merger or by First Federal of Hazard’s reorganization.

Priority Subscription Rights of First Federal of Frankfort Depositors if First Federal MHC Undertakes a “Second-Step” Conversion

Federal law provides that any subsequent stock issuance plan would have to be approved by the Office of Thrift Supervision, which would grant subscription priorities to First Federal MHC’s members. Only former depositor members of First Federal of Hazard will be members of First Federal MHC unless Kentucky First merges First Federal of Frankfort with First Federal of Hazard or unless Kentucky First demonstrates that a nonconforming stock issuance would be more beneficial to it.

Frankfort First Shareholders Have Appraisal Rights in the Frankfort First Merger (page           )

Delaware law provides you with dissenters’ appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to have the value of your shares independently determined and to receive payment in cash based on that valuation. To exercise your dissenters’ rights you must:

•	deliver to Frankfort First written notice of your intent to demand payment for your shares if the merger is completed at or before the annual meeting of Frankfort First shareholders (but in any event before the vote is taken at the annual meeting);

•	not vote in favor of the merger; and

•	deliver a written demand to Kentucky First for payment for your shares of Frankfort First stock and for an appraisal of the value of those shares. Costs of appraisal process may be imposed on Kentucky First or the shareholders requesting the appraisal as the Court deems equitable.

Written notice to Frankfort First should be addressed to Frankfort First, Attention: Danny Garland, Corporate Secretary.

Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your dissenters’ rights. If you exercise your dissenters’ rights, you could receive less or more than the value of the merger consideration. A copy of the dissenters’ rights provisions of Delaware law is provided as Appendix C to this document.

Financial Interests of Frankfort First’s Officers and Directors in the Merger (page           )

Some of Frankfort First’s directors and officers have financial interests in the merger that are different from, or are in addition to, their interests as shareholders in Frankfort First. The members of First Federal of Hazard’s and Frankfort First’s boards of directors knew about these additional interests, and considered them when they approved the merger. These interests include:

•	entering into new employment agreements with Don D. Jennings, Frankfort First’s President and Chief Executive Officer, R. Clay Hulette, Frankfort First’s Vice President and Chief Financial Officer, Danny Garland, Frankfort First’s Vice President and Secretary and Teresa Kuhl, Vice President of First Federal of Frankfort, as a result of completion of the merger.

•	Under the new employment agreements, which are effective upon completion of the merger, base salaries for Messrs. Jennings, and Hulette and Garland will be established as follows:

	Salary
	Under Pre-	Salary
	Existing	Under New
	Employment	Employment
Officer	Agreements	Agreements

Don D. Jennings	$80,000	$100,000 (1)
R. Clay Hulette	72,885	85,000
Danny Garland	81,000	88,200

(1)	Mr. Jennings will not receive $7,200 in annual board fees under his new employment agreement.

      Based on current cash compensation and excluding any benefits that would be payable under any employee benefit plan, if a change in control occurred immediately following the consummation of the merger, and the officers covered by the new employment agreements were terminated, they would receive the following payments under their agreements:

Change in Control
Officer	Cash Severance Payment

Don D. Jennings	$188,566
R. Clay Hulette	187,340
Danny A. Garland	355,424 (1)
Teresa Kuhl	110,348

Total	$841,678

(1)	The calculation of Mr. Garland’s change in control benefit includes a one-time payment of $209,000 made to him in 2002 relating to a disbursement from First Federal of Frankfort’s Deferred Compensation Plan.

•	These interests also include the payout in cash of Frankfort First stock options as a result of completion of the merger.
•	As of [date], no Frankfort First officers hold stock options. As of [date], we estimate the cash payouts to be received by directors as follows:

	Outstanding	Exercise	Option
	Options (1)	Price	Payout (2)

Directors:
Charles A. Cotton III	8,551	$13.80	$82,945
C. Michael Davenport	4,747	14.91	40,777
Danny A. Garland	43,158	13.80	418,633
David R. Harrod	—	—	486,223
William C. Jennings	50,126	13.80	119,967
William M. Johnson	12,368	13.80	34,377
Frank McGrath	3,544	13.80	119,967
Herman D. Regan, Jr.	12,368	13.80

(1)	Outstanding stock options as of [date].

(2)	Equals the difference between the cash consideration of $23.50 per share and the option exercise price, multiplied by the number of outstanding stock options.

Other financial interests of Frankfort First’s directors and officers in the merger include the following:

•	provisions in the merger agreement relating to indemnification of directors and officers and insurance for directors and officers of Frankfort First for events occurring before the merger;

•	the appointment of Frankfort First’s President and Chief Executive Officer as the President and Chief Operating Officer of Kentucky First and the appointment of Frankfort First’s Chief Financial Officer as the Chief Financial Officer of Kentucky First; and

•	the appointment of Frankfort First’s President and Chief Executive Officer and two directors of Frankfort First to the board of directors of Kentucky First.

P-12

Regulatory Approvals Needed to Complete the Merger
(page           )

We cannot complete the merger unless we receive the approval of the Office of Thrift Supervision for both the merger and First Federal of Hazard’s reorganization into the mutual holding company structure and the reorganization offering. We have made the necessary filings with the Office of Thrift Supervision. As of the date of this document, we have not received any of the requisite approvals. While we do not know of any reason why we would not be able to obtain these approvals in a timely manner, we cannot be certain when or if we will receive them.

Management and Operations After the Merger (page           )

The existing board of directors and management team of First Federal of Hazard will continue as the board of directors and management team of First Federal of Hazard after the merger. The existing board of directors and management team of First Federal of Frankfort will continue as the board of directors and management team of First Federal of Frankfort after the merger.

The board of directors of Kentucky First will be comprised of four members of First Federal of Hazard’s current board:

•	Tony D. Whitaker,

•	Stephen G. Barker,

•	William D. Gorman, and

•	Walter G. Ecton, Jr.,

•	Frankfort First’s President and Chief Executive Officer, Don D. Jennings,

and two members of Frankfort First’s current board:

•	David R. Harrod and

•	Herman D. Regan, Jr.

The officers of Kentucky First will be as follows:

•	Chairman and Chief Executive Officer: Tony D. Whitaker (the current President and Chief Executive Officer of First Federal of Hazard)

•	President and Chief Operating Officer: Don D. Jennings (the current President and Chief Executive Officer of Frankfort First)

•	Vice President and Chief Financial Officer: R. Clay Hulette, CPA (current Chief Financial Officer of Frankfort First)

•	Vice President and Secretary: Roy L. Pulliam, Jr. (the current Vice President and Secretary of First Federal of Hazard)

The board of directors of First Federal MHC will be comprised of the current members of First Federal of Hazard’s board.

The Companies

Frankfort First Bancorp, Inc. First Federal Savings Bank of Frankfort 216 W. Main Street P.O. Box 535 Frankfort, Kentucky 41602-0535 (502) 223-1638	Frankfort First is a Delaware corporation and a registered savings and loan holding company. We were incorporated in August 1994 at the direction of the Board of Directors of First Federal of Frankfort for the purpose of serving as a savings institution holding company of First Federal of Frankfort upon its conversion from mutual to stock form. The conversion was completed on July 7, 1995. Our principal business is First Federal of Frankfort, a federally chartered savings bank. We operate out of three banking offices in Frankfort, Kentucky and engage primarily in the business of attracting deposits from the general public and using such funds to originate loans secured by first mortgages on owner-occupied, residential real estate. We also originate, to a lesser extent, church loans, home equity loans and other loans. At September 30, 2004, we had total assets of $136.6 million, deposits of $73.8 million and total capital of $17.4 million.

First Federal Savings and Loan Association of Hazard Main & Lovern Streets Hazard, Kentucky 41701 (606) 436-3860	First Federal of Hazard is a community-oriented savings and loan association dedicated to serving consumers in Perry and surrounding counties in eastern Kentucky. First Federal of Hazard engages primarily in the business of attracting deposits from the general public and using such funds to originate, when available, loans secured by first mortgages on owner-occupied, residential real estate. To the extent there is insufficient loan demand in its market area and where appropriate under our investment policies, First Federal of Hazard invests in mortgage-backed and investment securities. First Federal of Hazard currently operates from a single office in Hazard, Kentucky. At September 30, 2004, First Federal of Hazard had total assets of $140.4 million, loans receivable, net of $32.6 million, total mortgage-backed and investment securities of $86.1 million, deposits of $99.1 million and total capital of $31.6 million.

Kentucky First Federal Bancorp 216 W. Main Street P.O. Box 535 Frankfort, Kentucky 41602-0535 (502) 223-1638	Kentucky First will be formed upon completion of First Federal of Hazard’s reorganization. The reorganization offering will be made by Kentucky First. After completion of the reorganization, Kentucky First will become First Federal of Hazard’s federally chartered mid-tier stock holding company. Kentucky First is not currently an operating company. After the reorganization, Kentucky First will own all of First Federal of Hazard’s capital stock and after the merger will own all of First Federal of Frankfort’s capital stock and will direct, plan and coordinate First Federal of Hazard’s and First Federal of Frankfort’s business activities. In the future, Kentucky First might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

First Federal MHC Main & Lovern Streets Hazard, Kentucky 41701 (606) 436-3860	First Federal MHC will be formed upon completion of First Federal of Hazard’s reorganization to the mutual holding company structure. After completion of the reorganization, First Federal MHC will be a federally chartered mutual holding company and will own 55% of Kentucky First’s common stock. So long as First Federal MHC exists, it will own a majority of the voting stock of Kentucky First. First Federal MHC is not currently an operating company. First Federal MHC will have no stockholders, and depositors of First Federal of Hazard will become members of First Federal MHC. Depositors of First Federal of Frankfort will not become members of First Federal MHC unless Kentucky First merges First Federal of Hazard and First Federal of Frankfort. We do not expect that First Federal MHC will engage in any business activity other than owning a majority of the common stock of Kentucky First.

mailing the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to complete, sign and return your proxy card to ensure that your shares are represented.

The Merger Agreement

Conditions to Completing the Merger (page )	The completion of the merger depends on a number of conditions being met. These conditions include:

1.	approval of the merger agreement by Frankfort First’s shareholders;

2.	approval of the merger by regulatory authorities without imposing material restrictions or conditions on First Federal of Hazard;

3.	the reorganization of First Federal of Hazard into the mutual holding company structure and the reorganization offering shall have occurred (except to the extent any part thereof shall occur simultaneously with the consummation of the merger);

4.	Kentucky First’s common stock being approved for quotation on the NASDAQ Stock Market;

5.	each party’s representations and warranties being true (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party);

6.	each party having performed or complied in all material respects with its covenants and obligations under the merger agreement;

7.	the receipt by Frankfort First of an opinion from Howe Barnes Investments, Inc. that the merger consideration to be paid to Frankfort First’s shareholders in the merger is fair from a financial point of view;

8.	the receipt by First Federal of Hazard of a customary “comfort” letter from Frankfort First’s independent auditors regarding the financial condition of Frankfort First, and the receipt by Frankfort First of a similar letter from First Federal of Hazard’s independent auditors regarding the financial condition of First Federal of Hazard;

9.	neither party having sustained a material adverse effect or change to its business, operations, properties, condition, assets, liabilities or prospects since the execution of the merger agreement; and

10.	the absence of any lawsuit or other proceeding that prohibits consummation of the merger.

Where the law permits, the parties could decide to complete the merger even though one or more of these conditions has not been met. We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Terminating the Merger Agreement (page )	Frankfort First and First Federal of Hazard can agree at any time not to complete the merger, even if the Frankfort First shareholders have approved it. The merger will not occur if the reorganization and the reorganization offering are not consummated. Also, the merger agreement may be terminated at any time prior to the merger, as follows:

1.	by either party, if any of the other party’s conditions to consummating the merger have not been fulfilled by the closing, or the other party has sustained a material adverse effect which cannot be cured;

2.	by either party, if the closing has not occurred on or before May 31, 2005 (unless party seeking to terminate caused the closing to be delayed past this date);

3.	by Frankfort First, in connection with entering into a definitive agreement or letter of intent with any third party with respect to a takeover proposal (in which case First Federal of Hazard would be entitled to a termination fee of $1.5 million); and

4.	by First Federal of Hazard, if:

•	Frankfort First’s board of directors either withdraws or modifies its recommendation of the merger agreement in a manner materially adverse to First Federal of Hazard;

•	a tender offer or exchange offer for at least 25% of Frankfort First’s common stock is commenced and the Frankfort First board of directors either fails to recommend against acceptance of such offer or takes no position with respect to the acceptance of the offer; or

•	Frankfort First enters a definitive agreement with respect to an acquisition proposal with a third party.

Termination Fee (page )	The merger agreement requires Frankfort First to pay First Federal of Hazard a $1.5 million termination fee if First Federal of Hazard terminates the merger agreement as a result of Frankfort First’s failure to satisfy certain conditions for closing and any of the following conditions exist:

1.	Frankfort First (without First Federal of Hazard’s consent) enters into a written agreement to engage in an acquisition proposal with a third party, or board of directors recommends that Frankfort First’s shareholders approve or accept a third party acquisition proposal; or

2.	after a bona fide written proposal is made by a third party, either:

•	Frankfort First breaches any merger agreement covenant or obligation such as would entitle First Federal of Hazard to terminate the merger agreement;

•	Frankfort First shareholders do not approve the merger agreement, the annual meeting is not held in a timely manner or is postponed prior to termination of the merger agreement except as a result of judicial or administrative proceeding or Frankfort First’s board of directors having:

a.	withdrawn or adversely modified its recommendation with respect to the merger agreement, or announced or disclosed to any third party its intention to do so; or

b.	failed to recommend, in the case of a tender or exchange offer for Frankfort First common stock, against acceptance of such tender or exchange offer to its shareholders or takes no position with respect to acceptance of such tender or exchange offer by its shareholders; or

c.	Frankfort First’s board of directors makes the certain provisions of Frankfort First’s Certificate of Incorporation inapplicable to such a takeover proposal.

Payment of the termination fee is due or payable prior to Frankfort First entering into a written definitive agreement with a third party with respect to an acquisition proposal within 18 months after termination of the merger agreement or within such 18-month period after any third-party person or entity acquires 20% or more of the Frankfort First’s outstanding common stock.

We May Amend the Terms of the Merger and Waive Some Conditions (page )	We can agree to amend the merger agreement, and each party to the merger agreement can waive its right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, after Frankfort First’s shareholders approve the merger agreement, any alteration of the following must be approved by Frankfort First shareholders:

•	the consideration to be received by Frankfort First shareholders in the merger;

•	any alteration of Kentucky First’s charter; or

•	the terms and conditions of the merger agreement if they would adversely affect Frankfort First shareholders.

The Frankfort First Annual Meeting of Shareholders

General (page                    )

Frankfort First’s annual meeting will be held at the main office of First Federal Savings Bank of Frankfort at 216 West Main Street, Frankfort, Kentucky 40602 on December 28, 2004 at 4:30 p.m., local time.

Purpose of the Meeting (page                 )

At the annual meeting, Frankfort First shareholders will be asked to approve the merger agreement with First Federal of Hazard; to elect two directors for three-year terms (such terms to be fully served only in the event the merger is not consummated), to approve a proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement and to transact any other business that may properly come before the meeting.

Record Date for Voting (page                )

You can vote at the meeting of Frankfort First’s shareholders if you owned Frankfort First common stock at the close of business on November 1, 2004. You will be able to cast one vote for each share of Frankfort First common stock you owned at that time. As of    , 2004, there were     shares of Frankfort First common stock issued and outstanding.

Votes Required (page                    )

To approve the merger agreement, the holders of a majority of the outstanding shares of Frankfort First common stock entitled to vote must vote in its favor. Directors will be elected by a plurality of votes cast. To approve the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in person or by proxy, to approve the merger agreement, the holders of a majority of the votes cast must vote in its favor. You can vote your shares by attending the annual meeting and voting in person or by completing and mailing the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to complete, sign and return your proxy card to ensure that your shares are represented.

Comparative Per Share Data

     The following table shows information, for the periods indicated, about Frankfort First’s historical net income per share, dividends per share and shareholders’ equity per share. The table also contains pro forma information that reflects the reorganization of First Federal of Hazard and the reorganization offering at the midpoint of the offering range and First Federal of Hazard’s acquisition of Frankfort First. The table assumes that, as of June 30, 2004, Kentucky First sells 1,850,062 shares in the offering at the midpoint of the offering range and issues 1,513,688 shares to Frankfort First shareholders in the merger. In presenting the comparative pro forma information for certain time periods, we assumed that Frankfort First and First Federal of Hazard have been merged throughout those periods.

     The information listed as “Equivalent Pro Forma Per Share of Frankfort First” was obtained by multiplying the pro forma combined amounts by the exchange ratio of 2.35. We present this information to reflect the fact that each Frankfort First shareholder will receive shares of Kentucky First common stock for each share of Frankfort First common stock exchanged in the merger. We also assumed that the average Kentucky First stock price on the dates presented was $10.00, its expected offering price; however, there has been no historic market in Kentucky First stock and there can be no assurance that the market prices will not be lower. See “Market Price and Dividend Information.” We also anticipate that the combined company will derive financial benefits from the merger that may include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

     The information in the following table is based on, and should be read together with, the historical financial information and with the condensed combined pro forma financial statements presented in Kentucky First’s prospectus attached to this proxy statement.

			Equivalent
		Frankfort	Pro Forma
	First Federal	First Bancorp,	Per Share of
	of Hazard	Inc.	Frankfort First
Comparative Per Share Data	Historical	Historical	Bancorp, Inc.(1)
Net income for the year ended June 30, 2004(2):
Basic	N/A	$0.76	$0.76
Diluted	N/A	$0.72	0.76
Cash Dividends Paid(3):
For the year ended June 30, 2004	N/A	$1.12	1.13
Book Value:
At June 30, 2004	N/A	$13.83	20.65
Tangible Book Value:
At June 30, 2004	N/A	$13.83	14.60

(1)	Per equivalent Frankfort First share is pro forma combined amount multiplied by 2.35.

(2)	The pro forma net income per share amounts are calculated by totaling the historical net income (adjusted for pro forma adjustment(s) of Kentucky First and Frankfort First) and dividing the resulting amount by the average pro forma shares of Kentucky First and Frankfort First giving effect to the reorganization, the stock offering and the merger. The average pro forma shares of Kentucky First and Frankfort First reflect historical basic and diluted shares, plus historical basic and diluted average shares of Frankfort First as adjusted for an exchange ratio of 2.35 of a share of Kentucky First common stock for each share of Frankfort First common stock. The pro forma net income per share amounts do not take into consideration any operating efficiencies that may be realized as a result of the merger.

(3)	Pro forma cash dividends represents Frankfort First’s historical amount.

Market Price and Dividend Information

     Kentucky First common stock does not yet publicly trade, but Kentucky First has applied for stock quotation on the NASDAQ Stock Market.

     The following table lists the high and low bid information for Frankfort First common stock and the cash dividends declared by Frankfort First for the periods indicated. Frankfort First common stock is quoted on the NASDAQ National Market under the symbol “FKKY.” The last reported sale price per share of Frankfort First common stock on (1) July 15, 2004, the business day preceding public announcement of the signing of the merger agreement, and (2)    , 2004, the last practicable date prior to mailing this document, were $23.31 and $   , respectively.

	Frankfort First
	Common Stock (1)
	High	Low	Dividends
Fiscal 2005
Quarter ending December 31, 2004	$26.36	$22.89	$0.28
(As of , 2004)
Quarter ended September 30, 2004
Fiscal 2004
Quarter ended June 30, 2004	$24.15	$20.99	$0.28
Quarter ended March 31, 2004	24.40	20.35	0.28
Quarter ended December 31, 2003	22.44	19.79	0.28
Quarter ended September 30, 2003	22.45	19.50	0.28
Fiscal 2003
Quarter ended June 30, 2003	$22.19	$17.22	$0.28
Quarter ended March 31, 2003	18.37	16.55	0.28
Quarter ended December 31, 2002	18.48	16.60	0.28
Quarter ended September 30, 2002	18.69	16.00	0.28

     Prior to the merger, the Kentucky First stock offering and the First Federal of Hazard reorganization, there will not be any trading market for Kentucky First common stock. While we anticipate that Kentucky First common stock will be sold in the stock offering for $10.00 per share, Kentucky First cannot assure that the stock will trade at this price afterward.

     Because Kentucky First has not previously had shareholders, it has not historically paid any dividends. Following the reorganization and merger, Kentucky First intends to pay regular quarterly cash dividends beginning following the completion of the    calendar quarter following the reorganization and merger. Annual dividends per share are expected to be $.48, $.48, $.45 and $.40 at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the reorganization offering offering range. In addition, we may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, we will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by First Federal of Hazard and First Federal of Frankfort to Kentucky First discussed in this document will also be considered. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. Based upon Kentucky First’s estimate of offering expenses, the number of Frankfort First shareholders who elect to receive cash in the merger and other assumptions described in “Pro Forma Data” of Kentucky First’s prospectus attached to this proxy statement, and assuming the distribution of between $14.9 million and $4.1 million from First Federal of Hazard to Kentucky First, Kentucky First expects to have between $4.6 million and $3.6 million in cash at the minimum and the maximum of the reorganization offering, respectively that, subject to annual earnings and expenses, Kentucky First could potentially use to pay dividends. These dividends remain subject to future Kentucky First board approval, and the amounts of actual cash dividends, if any, may be higher or lower. “Our Dividend Policy,” “Market for Kentucky First Common Stock” of the Kentucky First prospectus attached to this proxy statement, and “Regulation and Supervision-Regulation of Federal Savings Associations-Limitation on Capital Distributions.”

Risk Factors

     In considering whether to approve the merger agreement and receive Kentucky First common stock, you should consider, among other things, the following matters:

If the First Federal of Hazard reorganization (including the reorganization offering) does not occur, we will terminate the merger.

     We anticipate simultaneously completing the First Federal of Hazard reorganization and the merger in early first calendar quarter of 2005. At this time, we are not aware of any circumstances that are likely to cause the reorganization, the reorganization offering or the merger not to occur. However, certain conditions to the reorganization and the merger have not yet been satisfied, including regulatory approval, approval of the reorganization by the First Federal of Hazard members and approval of the merger by the Frankfort First shareholders. The merger is contingent on the completion of the reorganization and the reorganization offering. The merger is contingent upon the proceeds to be raised by First Federal of Hazard in the reorganization and the reorganization offering and the stock to be issued by Kentucky First [following] the reorganization offering. The merger will be terminated if the reorganization and the reorganization offering do not occur.

Regulatory Approvals are Required for the Merger and for First Federal of Hazard’s Reorganization

     Before we can complete the merger, the Office of the Thrift Supervision must approve the merger and First Federal of Hazard’s reorganization into the mutual holding company structure. While both parties will take the actions which they need to accomplish to receive these approvals, we cannot assure you that we will be able to receive approvals. Even if we receive the approvals, there may be conditions attached to the approvals which will adversely affect First Federal of Hazard in the future.

The Consideration Which You Receive May Be Prorated

     Even though Frankfort First shareholders may elect to receive cash or Kentucky First common stock in this transaction, more shareholders may choose to receive more Kentucky First common stock than is available in the transaction. If more shareholders choose Kentucky First common stock than is available, you may receive some cash, and that receipt of cash would be taxable. Frankfort First shareholders who elect to receive cash in exchange for their shares of Frankfort First stock will receive cash for such shares in the merger.

The Consideration Which You Receive Including Kentucky First Common Stock, May Be Taxable

     Generally, unless the value of Kentucky First common stock Frankfort First shareholders elect to receive in the merger represents at least 40% of the value of the aggregate merger consideration received by Frankfort First shareholders in the merger, you may recognize capital gains on your receipt of cash and Kentucky First common stock in an amount equal to the difference, if any, between the value of the cash or stock received and your adjusted tax basis in your Frankfort First common stock.

Shareholders Who Make Elections Will Be Unable to Sell Their Stock in the Market Pending the Merger

     Frankfort First shareholders may elect to receive cash or stock in the transaction. Elections will be irrevocable, and will require that shareholders making the election turn in their Frankfort First stock certificates. During the time between when the election is made and the merger is completed, Frankfort First shareholders will be unable to sell their Frankfort First stock. If the merger is unexpectedly delayed, this period could extend for a significant period of time. Frankfort First shareholders can reduce the period during which they cannot sell their shares by delivering their election shortly before the close of the election period, but elections received after the close of the election period will not be accepted or honored.

Risk Factors Relating to First Federal of Hazard’s Reorganization

     Before you vote on the merger agreement, you should read the section captioned “Risk Factors” in the attached Kentucky First prospectus for risks relating to First Federal of Hazard, Kentucky First, First Federal of Hazard’s reorganization to the mutual holding company structure and Kentucky First’s reorganization offering.

A Warning About Forward-Looking Statements

     This proxy statement-prospectus contains certain forward-looking statements which can be identified by the use of words such as “believes,” “expects,” “anticipate,” “estimates,” or similar expressions at First Federal of Frankfort as well as certain information relating to the merger. Forward-looking statements include:

•	statements of Kentucky First, First Federal of Hazard, Frankfort First and First Federal of Frankfort’s goals, intentions and expectations;

•	statements regarding Kentucky First, First Federal of Hazard, Frankfort First and First Federal of Frankfort’s business plans, prospects, growth and operating strategies;

•	statements regarding the quality of First Federal of Hazard’s and First Federal of Frankfort’s loan and investment portfolios; and

•	estimates of Kentucky First, First Federal of Hazard, Frankfort First and First Federal of Frankfort’s risks and future costs and benefits.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in Kentucky First, First Federal of Hazard, Frankfort First and First Federal of Frankfort’s market areas, that are worse than expected;

•	changes in the interest rate environment that reduce First Federal of Hazard’s and First Federal of Frankfort’s interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect the business of First Federal of Hazard and First Federal of Frankfort;

•	adverse changes in the securities markets;

•	the ability of Kentucky First to integrate successfully the operations of First Federal of Frankfort following the merger; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

       See “Where You Can Find More Information” on page    .

Annual Meeting of Frankfort First Shareholders

General

     This proxy statement-prospectus is furnished in connection with the solicitation of proxies by the board of directors of Frankfort First, for use at the annual meeting of shareholders of Frankfort First to be held at the main office of the First Federal Savings Bank of Frankfort, 216 W. Main Street, Frankfort, Kentucky at    .m., local time on December 28, 2004, and any adjournments or postponements thereof, for the purposes set forth in this proxy statement-prospectus.

Purpose of the Meeting

     At the annual meeting, shareholders of Frankfort First will be asked to consider and vote upon the merger agreement and the transactions contemplated by that agreement, including the merger, to elect two directors to three-year terms to approve the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in person or by proxy, to approve the merger agreement, the holders of a majority of the votes cast must vote in its favor, and to act on any other matters properly submitted to a vote at the annual meeting.

Record Date for Voting at the Meeting

     The board of directors has fixed the close of business on November 1, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of Frankfort First common stock at that time will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. As of the record date, there were           shares of Frankfort First common stock issued and outstanding, and each such share is entitled to one vote at the annual meeting.

Quorum and Shareholder Vote Required

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum for transaction of business at the annual meeting. Abstentions and “broker non-votes” will be counted as present for determining the presence or absence of a quorum for the transaction of business at the annual meeting. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Your broker cannot vote your shares of Frankfort First common stock on the proposal to approve the merger agreement without specific instructions from you.

     Provided a quorum is present, the affirmative vote of the holders of at least a majority of the outstanding common stock of Frankfort First entitled to vote is necessary to approve and adopt the merger agreement. Thus, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

     In voting on the approval of the adjournment of the annual meeting to solicit additional proxies in favor of the merger agreement, if necessary, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter abstentions and broker non-votes will have no effect on the voting.

Voting of Proxies

     Shares represented by proxy will be voted at the annual meeting as specified in the proxy.

     Proxies Without Voting Instructions. Proxies that are properly signed and dated but that do not contain voting instructions will be voted for approval and adoption of the merger agreement, for election of each of the nominees for directors and for approval of the proposal to adjourn the annual meeting to solicit additional proxies in favor of the merger agreement, if necessary, at the discretion of the persons named as proxies with respect to any other matters to properly come before the shareholders.

     Broker Non-Votes. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of Frankfort First common stock on the proposal to approve the merger agreement without specific instructions from you. Because the affirmative vote of at least a majority of the outstanding common stock of Frankfort First is required to approve and adopt the merger agreement, if you do not instruct your broker how to vote it will have the same effect as a vote against approval and adoption of the merger agreement.

     Other Matters. The proxy card gives authority to the holders of the proxy to vote in their discretion on any other matters that may properly come before the annual meeting. Besides the matters contained in the notice to shareholders, if you hold Frankfort First common stock in the name of a broker or other custodian and wish to vote those shares in person at the annual meeting, you must obtain from the nominee holding the Frankfort First common stock a properly executed “legal proxy” identifying you as a Frankfort First shareholder, authorizing you to act on behalf of the nominee at the annual meeting and identifying the number of shares with respect to which the authorization is granted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this document.

How to Revoke a Proxy

     You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Secretary of Frankfort First in writing before shares have been voted at the annual meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

     This solicitation of proxies for use at the annual meeting is being made by the board of directors of Frankfort First. The cost of soliciting proxies will be borne by Frankfort First. In addition to solicitation services to be provided by Georgeson Shareholder Services described below, proxies may be solicited, in person or by telephone, by officers and other employees of Frankfort First, who will receive no compensation for their services other than their normal salaries. Brokerage houses, nominees, fiduciaries, and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses in doing so.

     Frankfort First has retained Georgeson Shareholder Services at a fee estimated not to exceed $   , plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies.

Shares Held by Frankfort First Officers and Directors and by First Federal of Hazard

     As of   , 2004, directors and executive officers of Frankfort First beneficially owned 158,701 shares of Frankfort First common stock, not including shares that may be acquired upon the exercise of stock options. This equals 12.53% of the outstanding shares of Frankfort First common stock. As of the same date, First Federal of Hazard and its directors and executive officers do not beneficially own any shares of Frankfort First common stock.

Recommendation of Frankfort First’s Board of Directors

     Frankfort First’s board of directors has approved the merger agreement and the transactions contemplated by that agreement, including the merger. Frankfort First’s board of directors believes that the merger agreement is in the best interests of Frankfort First and its shareholders and unanimously recommends that the Frankfort First shareholders vote “FOR” approval of the merger agreement. See “The Merger-Recommendation of the Frankfort First Board; Frankfort First’s Reasons for the Merger.” Frankfort First’s board of directors also recommends that you vote “FOR” election of both of the nominees for director and for the proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in person or by proxy, to approve the merger agreement, the holders of a majority of the votes cast must vote in its favor.

Ownership of Frankfort First Common Stock

     The following table provides information as of    , 2004, with respect to persons known to Frankfort First to be the beneficial owners of more than 5% of Frankfort First’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

			Number of
			Shares That
			May Be Acquired	Percent of
	Number of		Within 60 Days by	Common Stock
Name and Address of Beneficial Owner	Shares Owned		Exercising Options	Outstanding
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	88,300	(1)	—	6.97%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	77,400	(2)	—	6.11

William C. Jennings Chairman of the Board 216 West Main Street Frankfort, Kentucky 40602	52,593	(3)	50,126	7.80

Don D. Jennings President and Chief Executive Officer 215 West Main Street Frankfort, Kentucky 40602	12,440		—	0.98

Danny A. Garland Vice President and Secretary 216 West Main Street Frankfort, Kentucky 40602	31,598	(4)	43,158	5.71

All Executive Officers and Directors as a Group (10 persons)	158,701	(5)	134,862	20.95

(1)	This information is based of the Amended Schedule 13G filed on February 5, 2004 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors for whom Price Associates serves as investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	This information is based on the Amended Schedule 13G filed on February 6, 2004 by Dimensional Fund Advisors, Inc. (“Dimensional”). Dimensional is an investment advisor which furnishes investment advice to four registered investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares and for purposes of the reporting requirements of the Securities and Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Includes 21,133 shares beneficially owned by Mr. Jennings’ spouse.

(4)	Includes 419 shares beneficially owned by Mr. Garland’s spouse’s IRA.

(5)	Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power.

     The following table provides information as of    , 2004 about the shares of common stock of Frankfort First that may be considered to be beneficially owned by each director of Frankfort First and by Frankfort First’s Chief Executive Officer (no executive officer of Frankfort First earned salary and bonus during the 2004 fiscal year in excess of $100,000), and by all directors and executive officers of Frankfort First as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

		Number of
		Shares That
	Number of	May Be Acquired	Percent of
	Shares Owned	Within 60 Days by	Common Stock
Name	(excluding options)	Exercising Options	Outstanding(1)
Directors
Charles A. Cotton, III	4,518	8,551	1.02%
C. Michael Davenport	20,000	4,747	1.95
Danny A. Garland	31,598	43,158	5.71
William C. Jennings	52,593	50,126	7.80
Frank McGrath	8,824	3,544	—
Herman D. Regan, Jr.	20,690	12,368	2.58
David R. Harrod	235	—	—
William M. Johnson	5,690	12,368	1.41
Named Executive Officers who are not also Directors
Don D. Jennings (2)	12,440	—	—
All directors and executive officers as a group (10 persons) (3)	158,701	134,862	20.95

*	Indicates ownership of less than 1.0%.

(1)	Percentages with respect to each person or group of persons have been calculated on the basis of 1,266,613 shares of Frankfort First’s common stock outstanding as of , 2004 and assumes the exercises by the shareholder or group of all stock options held by such shareholder or group and exercisable within 60 days.

(2)	Don D. Jennings is the son of William C. Jennings.

(3)	Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power.

Corporate Governance

General

     Frankfort First periodically reviews its corporate governance policies and procedures to ensure that Frankfort First meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern Frankfort First’s operations. As part of this periodic corporate governance review, the board of directors reviews and adopts best corporate governance policies and practices for Frankfort First.

Policy for Ethical Behavior for Employees and Audit Committee Procedures for Responding to Information Regarding Accounting Practices and Procedures

     Since 2003, Frankfort First has had a Policy for Ethical Behavior for Employees. The Policy for Ethical Behavior for Employees is designed to ensure that Frankfort First’s directors, executive officers and employees meet the highest standards of ethical conduct. The Policy for Ethical Behavior for Employees requires that Frankfort First’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Frankfort First’s best interest. Under the terms of the Policy for Ethical Behavior for Employees, directors, executive officers and employees are expected and encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Policy for Ethical Behavior for Employees.

     Frankfort First’s board of directors also has adopted the Audit Committee Procedures for Responding to Information Regarding Accounting Practices and Procedures. This provides the Audit Committee with procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The policy also prohibits Frankfort First from retaliating against any director, executive officer or employee who reports actual or apparent violations of the policy.

Meetings of the Board of Directors

     The board of directors of Frankfort First conducts business through meetings and the activities of the board of directors and its committees. The board of directors generally meets on a monthly basis and may have additional meetings as needed. During the fiscal year ended June 30, 2004, the board of directors held 14 meetings.

     All of the directors of Frankfort First attended at least 75% of the total number of meetings of the board of directors and committees on which such directors served held during the fiscal year ended June 30, 2004. The board of directors of Frankfort First and First Federal of Frankfort maintain committees, the nature and composition of which are described below.

Committees of the Board of Directors

     Audit Committee. The Frankfort First Audit Committee consists of Messrs. Cotton, Davenport, Harrod, McGrath and Regan, each of whom is an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). The board has determined that Director Harrod is an “audit committee financial expert” as defined by the Securities Exchange Commission. The Audit Committee reviews and reports to the board of directors on examinations of First Federal of Frankfort and its subsidiaries by regulatory authorities, appoints the independent auditor for Frankfort First and First Federal of Frankfort and reviews the scope of the work of the independent auditor and their reports. The Audit Committee met 11 times during fiscal 2004. The Audit Committee acts under a written charter.

     Compensation Committee. The Compensation Committee consists of Messrs. Cotton, Johnson and McGrath, each of whom is an “independent director” as defined in Rule 4200(a)(15) of the NASD’s listing standards. The Compensation Committee reviews and determines salaries and other benefits for executive and senior management of Frankfort First and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensatory plans and arrangements. The Compensation Committee met one time during 2004.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee, which consists of Messrs. McGrath, Davenport and Regan, takes a leadership role in shaping governance policies and practices, including developing and recommending to the board of directors the corporate governance policies and guidelines applicable to First Federal of Frankfort and advising the board of directors on corporate governance matters. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the board the director nominees for election at the next annual meeting of shareholders. This committee also leads the board in its annual review of the board’s performance and recommends to the board director candidates for each committee for appointment by the board. The board of directors, at that time acting as the nominating committee, met one time during fiscal 2004. Each member of the Nominating/Corporate Governance Committee is independent in accordance with the NASD’s listing standards. The Nominating/Corporate Governance Committee acts under a written charter adopted by the board of directors, a copy of which is attached as Appendix D to the proxy statement. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement-prospectus. See “Nominating/Corporate Governance Committee Procedures” below.

Nominating/Corporate Governance Committee Procedures

     General. It is the policy of the Nominating/Corporate Governance Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Frankfort First board of directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

     Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Frankfort First:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, the name and address of such shareholder, as they appear on the Frankfort First’s books; provided, however, that if the shareholder is not a registered holder of Frankfort First’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of Frankfort First’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

     In order for a director candidate to be considered for nomination at Frankfort First’s annual meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date Frankfort First’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

     Criteria for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board of directors. The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: contribution to Frankfort First board of directors; financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to Frankfort First and its shareholders; independence; equity holdings in Frankfort First common stock; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the board of directors and regulatory disclosure obligations.

     The Nominating/Corporate Governance Committee may weight the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Securities and Exchange Commission’s regulations.

     In addition, prior to nominating an existing director for reelection to the board of directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

     Process for Identifying and Evaluating Director Nominees. Pursuant to the Nominating/Corporate Governance Committee Charter as approved by the board of directors, the Nominating/Corporate Governance Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the board of directors. The process that the committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is as follows:

     Identification. For purposes of identifying nominees for the board of directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of First Federal of Frankfort’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating/Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

     Evaluation. In evaluating potential new candidates, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Shareholder Communications and Attendance of Annual Meetings

     Frankfort First encourages shareholder communications to the board of directors and/or individual directors. Written communications may be made to the board of directors or to specific members of the board by delivering them to the intended addressee, care of the Corporate Secretary, Frankfort First, 216 West Main Street, P.O. Box 535, Frankfort, Kentucky 40602-0535.

     Directors are expected to prepare themselves for and to attend all board meetings, the annual meeting of shareholders and the meetings of committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All directors attended the annual meeting of shareholders held on November 13, 2003.

Directors’ Compensation

     Each director of First Federal of Frankfort receives a fee of $600 per month and a fee of $100 for attendance at meetings of committees on which they serve; however, directors are not paid such fee for committee meetings that take place immediately before or after regularly scheduled board meetings.

     Frankfort First and First Federal of Frankfort have a deferred compensation plan for directors and certain officers. Each year, a director may elect to defer payment of all or part of the director’s fees for that year until some point in the future or until the individual ceases to be a director. Interest is accrued on the deferred amount at the First Federal of Frankfort one-year CD rate or based on the performance of Frankfort First’s common stock. Payment of the deferred amount may be made to the director or to his or her beneficiary. In addition, directors are eligible to receive options under the 1995 Stock Option and Incentive Plan.

Independent Directors

     The Frankfort First board of directors is comprised of eight directors. The board of directors has determined that the following directors are independent directors under the NASD’s corporate listing standards: Messrs. Johnson, McGrath, Regan, Cotton, Harrod and Davenport.

Proposal 1: Election of Directors

     Frankfort First’s board of directors consists of eight directors, of which six are independent directors. Each member of Frankfort First’s board of directors is also a member of First Federal of Frankfort’s board. If the merger with First Federal of Hazard is approved and consummated, each member of Frankfort First’s board of directors will remain a member of First Federal of Frankfort’s board, and Directors Harrod and Regan will become members of the Kentucky First board of directors. The board of directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The board of directors’ nominees for election this year, to serve for a three-year term, or until their respective successors have been elected and qualified, are Charles A. Cotton, III and Danny A. Garland.

     If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and Frankfort First.

     The board of directors recommends a vote “FOR” the election of Messrs. Cotton and Garland.

Information with Respect to Nominees, Continuing Directors
and Certain Executive Officers

     Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2005 and 2006, is provided below. Unless otherwise stated, each nominee has held his current occupation for the last five years. The age indicated in each nominee’s biography is as of June 30, 2004. The indicated period for service as a director includes service as a director of First Federal of Frankfort.

Nominees for Election of Directors

     Charles A. Cotton, III is retired, having served as the Commissioner of the Department of Housing, Building & Construction of the Commonwealth of Kentucky from 1981 to January 2000. He is the past President and a director of the National Conference of States on Building Codes and Standards. He is also a past member of the YMCA of Frankfort board of directors, a past board member of Galileons Home, President of the St. Vincent de Paul Society of Frankfort, and President of the Coalition of Committed Christians Homeless Shelter and Soup Kitchen. Age 67. Director since 1974.

     Danny A. Garland has been an employee of the Bank since 1975. Mr. Garland has served as President and Chief Executive Officer of First Federal of Frankfort and Vice President and Secretary of Frankfort First since 1995. Mr. Garland recently served on the Board of the Kentucky Bankers Association and is past President of the Kentucky Thrift Foundation. He also serves on the board of the Kentucky Book Fair, is past President of the Frankfort Area Chamber of Commerce and is a member of the Frankfort Optimist Club, the Bluegrass Striders, and the Frankfort Board of Realtors. He is a former Frankfort City Commissioner, former President of the Frankfort Red Cross Chapter, and a past Chairman of the Multiple Sclerosis Community Leaders Luncheon and received the Don C. Hulette Memorial Award from that organization. He has also coached several youth basketball and baseball teams in Frankfort. Age 59. Director since 1981.

Directors Continuing in Office

     The following directors have terms ending in 2005:

     David R. Harrod is a certified public accountant and is a principal of Harrod and Associates, P.S.C., a Frankfort, Kentucky-based accounting firm. Mr. Harrod graduated from the University of Kentucky in 1981 with a Bachelor’s of Science Degree in accounting. He has 22 years of experience in public accounting. He has served or is currently serving as a board member and officer on the Frankfort-Franklin County Area Chamber of Commerce, and the Franklin County Industrial Development Authority, and has served on various committees with the Kentucky Society of CPA’s of which he is a member. Mr. Harrod is also a member of the American Institute of Certified Public Accountants (“AICPA”) as well as a member of the AICPA’s Division of CPA Firms. Age 45. Director since 2003.

     William C. Jennings has been an employee of First Federal of Frankfort since 1963. Between 1980 and 1998, Mr. Jennings served as President and Chief Executive Officer of First Federal of Frankfort. Mr. Jennings serves as Chairman of the Board of Frankfort First and First Federal of Frankfort. From June 1995 through December 2000, Mr. Jennings also served as President and Chief Executive Officer of Frankfort First. Mr. Jennings is the father of Don D. Jennings who serves as President and Chief Executive Officer of Frankfort First and Executive Vice President of First Federal of Frankfort. Age 68. Director since 1973.

     C. Michael Davenport is an auctioneer, builder, developer, real estate broker, and serves as President and CEO of Davenport Broadcasting, Inc., which operates radio station WKYL 102.1 FM, and of C. Michael Davenport, Inc., which is involved in a variety of real estate activities. He currently serves on the Frankfort/Franklin County Planning and Zoning Commission. He is a co-founder of L.I.F.E. House for Animals, a no-euthanasia adoption facility. He is currently a member of the Frankfort Home Builders Association and the Kentucky History Center Board of Directors and has served previously on the boards of P.U.S.H., the Kentucky Youth Association, the Franklin County Humane Society, and the Frankfort Area Chamber of Commerce. He has served as national director of the Home Builders and is a past president of the Frankfort Area Chamber of Commerce. Age 45. Director since 1996.

     The following directors have terms ending in 2006:

     William M. Johnson is a self-employed attorney in Frankfort, Kentucky. He serves on the board of directors of the YMCA of Frankfort, the Franklin County Development Corporation, and the Frankfort Cemetery. Mr. Johnson is a member of the Kentucky Chamber of Commerce, serves on the board of trustees of the Kentucky Bar Center Headquarters and is Secretary of the Capital City Performing Arts Foundation. Age 68. Director since 1984.

     Frank McGrath is the retired President of Frankfort Lumber Company. He also serves as a member of the Lawrenceburg First Christian Church. Age 78. Director since 1973.

     Herman D. Regan, Jr. served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994. He is a registered professional engineer, a member of the Kentucky Society of Professional Engineers and the National Society of Professional Engineers. Mr. Regan is a past director of the Baptist Health Care Systems and is a member of the Kentucky-Tennessee Water Environment Federation, the National Water Environment Federation, the American Public Works Association, the First Baptist Church of Frankfort, Kentucky and the University of Kentucky Alumni Association. Age 75. Director since 1988.

Executive Officers Who Are Not Also Directors

     Don D. Jennings has been the President and Chief Executive Officer of Frankfort First since 2000 and Executive Vice President, director and Secretary of First Federal of Frankfort since 1998, prior to which Mr. Jennings served as Compliance Officer of First Federal of Frankfort since 1993. He has been employed by First Federal of Frankfort since 1991. He serves as Treasurer of Frankfort/Franklin County CrimeStoppers.

     R. Clay Hulette has been Vice President, Treasurer and Chief Financial Officer of Frankfort First since 2000. He also serves as Vice President of First Federal of Frankfort at which he has been employed since 1997. He is a Certified Public Accountant and is also licensed to sell certain insurance and investment products which he does on behalf of First Federal of Frankfort. Age 42.

Executive Compensation

Summary Compensation Table

     The following information is furnished for the Chief Executive Officer and all other executive officers of Frankfort First and First Federal of Frankfort employed during the fiscal year by Frankfort First and First Federal of Frankfort who received salary and bonus in excess of $100,000 during fiscal 2004. These persons are sometimes referred to in this proxy statement as the “named executive officers.”

					Long Term
		Annual Compensation			Compensation
				Other	Securities
	Fiscal			Annual	Underlying	All Other
Name and Principal Positions	Year	Salary	Bonus	Compensation(1)	Options	Compensation
Don D. Jennings	2004	$80,000	$0	$7,200	—	$0
President and Chief Executive Officer of	2003	80,000	0	$7,200	—	0
Frankfort First and Executive Vice	2002	60,000	0	$7,200	—	0
President; Director and Secretary of
First Federal of Frankfort

(1)	“Other Annual Compensation” represents director’s fees.

     Employment Agreement with Company President. First Federal of Frankfort has entered into an employment agreement with Don D. Jennings, President of the Company and Executive Vice President of First Federal of Frankfort. In this capacity, Mr. Jennings oversees all operations of First Federal of Frankfort and implements the policies adopted by Frankfort First’s board of directors. The board of directors believes that Mr. Jennings’ employment agreement assures fair treatment of Mr. Jennings in relation to his career with First Federal of Frankfort by assuring him of some financial security. Frankfort First has entered into a guaranty agreement with Mr. Jennings whereby Frankfort First agrees that, to the extent permitted by law, it will be jointly and severally liable with First Federal of Frankfort for payment of all amounts due under the employment agreement.

     Mr. Jennings’ employment agreement, effective as of June 30, 2004, provides for a term of three years, with an annual base salary for Mr. Jennings of $80,000. On each anniversary date from the date of commencement of Mr. Jennings’ employment agreement, the term of his employment will be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the board of directors, which has no personal interest in the employment agreement, that Mr. Jennings has met the required performance standards. The employment agreement provides that the Board will review Mr. Jennings’ salary not less often than annually. Mr. Jennings may also participate in any discretionary bonus plans, retirement and medical plans, and he may receive customary fringe benefits, vacation and sick leave and reimbursement for reasonable out-of-pocket expenses. Mr. Jennings’ employment agreement will terminate upon death or disability. First Federal of Frankfort may terminate the employment agreement for “just cause,” as defined in the agreement. Mr. Jennings receives no severance benefits upon his termination for just cause. If First Federal of Frankfort terminates Mr. Jennings’ employment without just cause, then he receives continued salary and benefits from the date of termination through the remaining term of his employment agreement, plus an additional 12-month period. If Mr. Jennings’ terminates employment due to “disability” (as defined in the employment agreement), he will receive his salary and benefits for (1) any period during the term of the employment agreement and prior to the establishment of Mr. Jennings’ “disability” during which he is unable to work, and (2) any period of “disability” prior to his termination of employment. If Mr. Jennings dies during the term of his employment agreement, his estate receives his salary through the end of the month of his death. Severance benefits payable to Mr. Jennings (or to his estate) will be paid in a lump sum or in installments, as he (or his estate) elects. Mr. Jennings may voluntarily terminate his employment agreement by providing 90 days’ written notice to First Federal of Frankfort’s board of directors, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     Mr. Jennings’ employment agreement provides that, if Mr. Jennings involuntarily terminates employment for reasons other than just cause within one year after a change in control of First Federal of Frankfort or Frankfort First, he receives a lump sum payment equal to the difference between (1) 2.99 times his “base amount,” under Section 280G(b)(3) of the Internal Revenue Code, and (2) the sum of any other “parachute payments,” as defined under Section 280G(b)(2) of the Internal Revenue Code. The agreement provides for a similar lump sum payment in the event of Mr. Jennings’ voluntary termination of employment within a 30-day period beginning with the date of a change in control, or upon his termination of employment under circumstances equivalent to a constructive discharge (as defined in the agreement). The aggregate payments that would be made to Mr. Jennings assuming his termination of employment under the foregoing circumstances would be approximately $196,966. However, effective July 15, 2004, Mr. Jennings’ employment agreement was amended to provide that neither the execution of the merger agreement with First Federal of Hazard nor the consummation of a merger with First Federal of Hazard would constitute a change in control entitling Mr. Jennings to a severance benefit under the employment agreement.

     Under the terms of Mr. Jennings’ employment agreement, he agrees not to engage in any business or other activity contrary to the business interests of First Federal of Frankfort. The agreement also provides for reimbursement of Mr. Jennings’ legal and other expenses should he prevail over Frankfort First and First Federal of Frankfort in a legal dispute. In addition, Frankfort First and First Federal of Frankfort agree to indemnify Mr. Jennings and to arrange for insurance coverage for indemnification purposes.

Pension Plan

     First Federal of Frankfort maintains the FIRF Pension Trust (the “Pension Plan”) for the benefit of all employees who are at least 21 years of age and have completed one year of service. A participant becomes fully vested after six years of service or upon attaining age 65, regardless of completed years of service.

     The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled.

	Years of Service
Average
Compensation	15	20	25	30	35
$20,000	$3,750	$5,000	$6,250	$7,500	$8,750
40,000	7,500	10,000	12,500	15,000	17,500
60,000	11,250	15,000	18,750	22,500	26,250
80,000	15,000	20,000	25,000	30,000	35,000
100,000	18,750	25,000	31,250	37,500	43,750

     Participants in the Pension Plan will receive an annual benefit based on average salary and years of service at the time of retirement, which is not subject to offset for social security payments. Average salary for purposes of determining a participant’s benefit consists of salary only, exclusive of overtime, bonuses and other special payments. At June 30, 2004, Don D. Jennings had 13 years of credited service under the Pension Plan.

Selected Benefit Plans and Arrangements

     Stock Option and Incentive Plan. Frankfort First maintains the 1995 Stock Option and Incentive Plan as a means of providing directors and key employees the opportunity to acquire a proprietary interest in Frankfort First and to align their interests with those of Frankfort First shareholders. By encouraging stock ownership, Frankfort First seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees to promote the success of Frankfort First and First Federal of Frankfort.

     Under this plan, eligible participants receive stock options and stock appreciation rights (“SARs”). Vesting and forfeiture requirements, as determined by the Compensation Committee, apply to awards made under this plan. Options and SARs are granted at the market value of the common stock on the date of the grant. Thus, such awards have value only if Frankfort First’s stock price increases. The Compensation Committee believes that this plan helps to retain and motivate executive officers to improve long-term shareholder value. No options were granted to executive officers during fiscal year 2004.

     Deferred Compensation Plan. In 1994, First Federal of Frankfort established the First Federal Savings Bank of Frankfort Deferred Compensation Plan for the exclusive benefit of members of First Federal of Frankfort’s board of directors and the President and Vice Presidents of First Federal of Frankfort. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of their future compensation. Deferred amounts are credited to a bookkeeping account in the participant’s name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant’s choice, in either the common stock or certificates of deposit earning First Federal of Frankfort’s highest annual rate of interest, regardless of their term. Participants may cease future deferrals any time. First Federal of Frankfort contributes to the Deferred Compensation Plan on a quarterly basis.

     Junior Officer Recognition Plan. During fiscal 2003, Frankfort First instituted a plan to reward, recognize, and retain certain officers of Frankfort First and/or First Federal of Frankfort. The plan is designed for those officers below the senior officer level. Participants receive awards in the form of Frankfort First stock. A total of 8,000 shares are allotted to this plan. No awards were granted to officers under this plan during fiscal year 2004.

The Report of the Compensation Committee, the stock performance graph and the Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Frankfort First specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

     The following is a report of the Compensation Committee of the board of directors regarding executive compensation. The Compensation Committee’s membership and duties are described on pages    and    .

Compensation Policies

     The Compensation Committee bases its executive compensation policy on the same principles that guide the Company in establishing all of its compensation programs. The Company designs programs to attract, retain and motivate highly talented individuals at all levels of the organization while balancing the interests of stockholders.

     Salary levels for all employees, including executive officers, are set so as to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for a given position. Base salaries for all employees, including the executive officers, are reviewed annually by the Compensation Committee. In setting base salaries, the Compensation Committee considers a number of factors relating to the particular executive, including individual performance, job responsibilities, level of experience, ability and knowledge of the position. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight.

Don D. Jennings — President and Chief Executive Officer Compensation

     Frankfort First and Mr. Jennings entered into an employment agreement effective June 30, 1999. The terms of Mr. Jennings’ employment agreement are set forth under “Executive Compensation” in this proxy statement. Mr. Jennings’ employment agreement provides for an annual base salary of $80,000. In determining Mr. Jennings’ cash compensation for fiscal 2005, the board focused on Frankfort First’s financial performance during the year, the number of initiatives begun, expanded or completed by Frankfort First since Mr. Jennings’ employment began, competitive levels of compensation for Presidents and Chief Executive Officers managing operations of similar size, complexity and performance level and the importance of retaining a President and Chief Executive Officer with the strategic, financial and leadership skills to ensure Frankfort First’s continued growth into the foreseeable future.

The Compensation Committee of the Board of Directors
of Frankfort First Bancorp, Inc.

Charles A. Cotton, III
William M. Johnson
Frank McGrath

Compensation Committee Interlocks and Insider Participation

     No executive officer of Frankfort First or First Federal of Frankfort serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of Frankfort First or First Federal of Frankfort. No executive officer of Frankfort First or First Federal of Frankfort serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee of Frankfort First or First Federal of Frankfort.

Performance Graph

     The SEC requires that Frankfort First Bancorp include in this proxy statement a line-graph comparing cumulative shareholder returns as of June 30 for each of the last five years among the common stock, a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by Frankfort First Bancorp, assuming in each case both an initial $100 investment and reinvestment of dividends. Consistent with past practice, the board of directors has selected the NASDAQ Stock Market Index as the relevant broad market index because prices for the common stock are quoted on the NASDAQ National Market. Additionally, the board of directors has selected the NASDAQ Bank Index as the relevant industry standard because such index consists of financial institutions and the board of directors believes that such institutions generally possess assets, liabilities and operations more similar to those of Frankfort First Bancorp and its subsidiaries than other publicly-available indices.

	6/30/99	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04
Frankfort First Bancorp, Inc.	$100.00	$89.30	$132.98	$147.96	$194.80	$208.53
NASDAQ Stock Market Index	100.00	192.63	68.90	58.51	56.29	76.71
NASDAQ Bank Index	100.00	86.46	114.59	130.31	130.82	154.35

Relationship with Independent Auditors

     Grant Thornton LLP was Frankfort First’s independent certified public auditors for the fiscal year ended June 30, 2004. The Audit Committee of the board of directors has renewed Frankfort First’s arrangement with Grant Thornton LLP to be independent certified public auditors for Frankfort First for the 2005 fiscal year. A representative of Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement, if so desired.

Audit Fees

     The following table sets forth the fees billed to Frankfort First for the fiscal years ending June 30, 2004 and June 30, 2003 by Grant Thornton LLP:

	2004		2003
Audit Fees	$37,275		$32,585
Audit-Related Fees	—		—
Tax Fees(1)	1,340		1,300
All other fees	950	(2)	2,375	(3)

(1)	Consists of tax filings and tax-related compliance and other advisory services.

(2)	Consists of services related to employee benefit plans.

(3)	Consists of services related to Form S-8 and strategic planning matters.

Preapproval of Services by the Independent Auditor

     The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and nonaudit services to be provided by Frankfort First’s independent auditors. Alternatively, the Audit Committee may adopt a policy for preapproval of audit and permitted nonaudit services by Frankfort First’s independent auditor.

Report of the Audit Committee

     The Audit Committee of Frankfort First’s board of directors is composed of five nonemployee directors and operates under a written charter adopted by the board of directors, a copy of which is included as Appendix E to this proxy statement-prospectus. The board of directors has determined that each Audit Committee member is independent in accordance with the NASD’s listing standards, and that Director Harrod is an “audit committee financial expert” as that term is defined under the NASD’s listing standards.

     Frankfort First’s management is responsible for Frankfort First’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Frankfort First’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees Frankfort First’s internal controls and financial reporting process on behalf of the board of directors.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Frankfort First’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by “Statement on Auditing Standards No. 61 (Communication With Audit Committees)”, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence “Standards Board Standard No. 1 (Independence Discussions With Audit Committees)” and has discussed with the independent auditors the auditors’ independence from Frankfort First and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by the auditors were compatible with its independence.

     The Audit Committee discussed with Frankfort First’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Frankfort First’s internal controls, and the overall quality of Frankfort First’s financial reporting.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Frankfort First’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of Frankfort First’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that Frankfort First’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Frankfort First’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in Frankfort First’s Annual Report on Form 10-KSB for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Charles A. Cotton, III
C. Michael Davenport
David R. Harrod (Chairman)
Frank McGrath
Herman D. Regan, Jr.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires Frankfort First’s executive officers and directors and persons who own more than 10% of any registered class of Frankfort First’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish Frankfort First with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to Frankfort First from the individuals required to file the reports, Frankfort First believes that each of Frankfort First’s executive officers and directors has complied with applicable reporting requirements for transactions in Frankfort First’s common stock during the fiscal year ended June 30, 2004.

Transactions With Management

     Loans to Officers and Directors. Periodically, First Federal of Frankfort may engage in lending transactions with its officers and directors, as well as entities associated with such persons. Such transactions are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to such persons do not involve more than the normal risk of collectibility or present other unfavorable features.

Proposal 2: Approval and Adoption of the Merger Agreement

The Merger

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement-prospectus as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

Background of the Merger

     The board of directors of First Federal of Hazard has occasionally reviewed its strategic options, including converting to a stock form financial institution, continued independence, acquisitions of other institutions and mergers with and acquisitions by other institutions, all with a view towards improving First Federal of Hazard’s competitive posture for the long-term, supporting future lending and growth, improving its financial performance and expanding the services available to its customers. On an annual basis, First Federal of Hazard prepares a budget and reviews and updates its business plan. In late 2003, First Federal of Hazard’s President, Tony Whitaker, had an informal discussion with a representative of Capital Resources Group, the financial advisor for First Federal of Hazard and the parent of Capital Resources, Inc., the marketing agent for the reorganization offering, regarding a reorganization and merger transactions in general. In January 2004, Mr. Whitaker was contacted by the Capital Resources Group representative to discuss the concept of a possible business combination between First Federal of Hazard and Frankfort First. The potential business combination would involve First Federal of Hazard’s reorganization into the mutual holding company structure, including a minority stock offering, and simultaneous acquisition of all of the outstanding shares of Frankfort First common stock. In late February 2004, a representative of Capital Resources Group met with the Chairman of the Board of Frankfort First to discuss in concept a merger with First Federal of Hazard as part of a mutual holding company reorganization and the reorganization offering and the strategic benefits of combining the two banks as wholly owned subsidiaries of a newly formed holding company. While no price to be paid to the stockholders of Frankfort First was discussed at that time, the meeting included a discussion of the form of the consideration to be paid as stock and cash and that Frankfort First would have significant representation on the stock holding company board of directors and in its management. This meeting was reported to the Frankfort First’s board of directors during its March 2004 meeting.

     Mr. Whitaker reported his discussions with the Capital Resources Group representative to First Federal of Hazard’s board at its March 2004 board meeting. The board instructed Mr. Whitaker to continue such discussions with the Capital Resources Group representative and Frankfort First. Mr. Whitaker updated the board at its meeting on April 8, 2004 and was instructed by the board to continue the discussions. Periodic informal telephone discussions continued over the next several weeks and on April 15, 2004, a meeting was held with representatives of Frankfort First’s and First Federal of Hazard’s management and a representative of Capital Resources Group to further discuss the proposed transaction.

     On May 11, 2004, management updated Frankfort First’s board of directors regarding the status of the discussions of the proposed transaction. At that meeting, the board of Frankfort First authorized management to continue the discussions with First Federal of Hazard and to retain legal and financial advisors. On May 13, 2004, Mr. Whitaker made a presentation to First Federal of Hazard’s board regarding the status of the discussion of the proposed transaction. At the meeting, the board authorized Mr. Whitaker to continue the discussions with Frankfort First. On May 21, 2004, representatives of the Frankfort First’s and First Federal of Hazard’s management, a representative of Capital Resources Group and representatives from the law firm Muldoon Murphy Faucette & Aguggia LLP met to discuss in more detail the proposed transaction. During the meeting, various structural alternatives were discussed as well as possible board and management positions. During that meeting, it was suggested that the proposed price might be in the range of $23.00 per share. Given the unusual nature of transaction, it was recommended that meetings take place with Frankfort First’s and First Federal of Hazard’s principal bank regulator, the Office of Thrift Supervision (“OTS”), to discuss the regulatory structure.

     On June 10, 2004, the President of Frankfort First and the President of First Federal of Hazard together with representatives from Capital Resources Group, Inc. and Muldoon Murphy Faucette & Aguggia LLP met with the Southeast Regional Office of the OTS and on June 15, 2004, representatives of Capital Resources Group and Muldoon Murphy met with the OTS in Washington, D.C. to discuss the regulatory structure of the proposed transaction. On June 17, 2004, Mr. Whitaker reported to the First Federal of Hazard board the results of the June 10, 2004 meeting with the OTS and the proposed schedule for pursuing the proposed transaction. Following Mr. Whitaker’s presentation, the board authorized and instructed Mr. Whitaker to retain legal and financial advisors in connection with the proposed transaction. During the latter part of June 2004 and the first two weeks in July 2004, a definitive merger agreement was negotiated by the parties. On July 8, 2004, Capital Resources Group made a detailed presentation to First Federal of Hazard’s board of directors regarding the structure of the proposed transaction and the fairness of the merger consideration to First Federal of Hazard. The board authorized and instructed Mr. Whitaker, with the assistance of legal counsel and Capital Resources Group, to continue to negotiate the terms of a definitive merger agreement. In early July, the parties conducted due diligence to better familiarize themselves with the operations of the respective institutions. On July 15, 2004, the board of directors of First Federal of Hazard met to consider the agreement. Presentations were made by Mr. Whitaker, Muldoon Murphy Faucette & Aguggia LLP and Capital Resources Group. On July 15, 2004, the Frankfort First board of directors met to consider the agreement. Presentations were made by counsel as well as a representative of Howe Barnes Investments, Inc. The merger agreement was executed on July 15, 2004.

About the Parties to the Merger

     Frankfort First Bancorp, Inc. Frankfort First is the savings institution holding company for First Federal Savings Bank of Frankfort, a federally chartered savings bank. Frankfort First was incorporated under the laws of the State of Delaware in August 1994 to serve as a savings institution holding company of First Federal of Frankfort upon the acquisition of all of the capital stock issued by First Federal of Frankfort upon its conversion from mutual to stock form. The conversion was completed July 7, 1995, with Frankfort First issuing 1,725,000 (as adjusted) shares of its common stock to the public, and First Federal of Frankfort issuing all of its issued and outstanding common stock to Frankfort First. Prior to and since the conversion, Frankfort First has not engaged in any material operations and has no significant assets other than the outstanding capital stock of First Federal of Frankfort. Frankfort First’s principal business is the business of First Federal of Frankfort.

     First Federal Savings Bank of Frankfort. First Federal Savings Bank of Frankfort was originally chartered in 1934 as a Kentucky chartered building and loan association known as “Greater Frankfort Building and Loan Association” and was re-chartered in 1938 as First Federal Savings and Loan Association of Frankfort. First Federal of Frankfort has been a member of the Federal Home Loan Bank of Cincinnati and its deposits have been federally insured since 1938. In 1989, First Federal of Frankfort became a federal mutual savings bank and adopted its current name. First Federal of Frankfort converted to stock form, as described above, on July 7, 1995. First Federal of Frankfort currently operates through three banking offices located in Frankfort, Kentucky and is primarily engaged in the business of attracting deposits from the general public and originating loans secured by first mortgages on one-to four-family residences in First Federal of Frankfort’s market area. First Federal of Frankfort also originates, to a lesser extent, church loans, home equity loans and other loans. First Federal of Frankfort also offers certain types of nondeposit investment products to its customers. At September 30, 2004, Frankfort First had total assets of $136.6 million, deposits of $73.8 million and shareholders’ equity of $17.4 million.

     First Federal Savings and Loan Association of Hazard, Kentucky First Federal Bancorp and First Federal MHC. First Federal of Hazard is a community-oriented savings and loan association dedicated to serving consumers in Perry and surrounding counties in eastern Kentucky. First Federal of Hazard engages primarily in the business of attracting deposits from the general public and using such funds to originate, when available, loans secured by first mortgages on owner-occupied, residential real estate. To the extent there is insufficient loan demand in its market area, First Federal of Hazard invests in mortgage-backed and investment securities. During the low interest rate environment, First Federal of Hazard has chosen to invest in shorter term liquid mortgage-backed and investment securities. First Federal of Hazard currently operates from a single office in Hazard, Kentucky. At September 30, 2004, First Federal of Hazard had total assets of $140.4 million, loans receivable, net of $32.6 million, total mortgage-backed and investment securities of $86.1 million, deposits of $99.1 million and total capital of $31.6 million.

     Kentucky First Federal Bancorp. Kentucky First will be formed upon completion of First Federal of Hazard’s reorganization. After completion of the reorganization, Kentucky First will become First Federal of Hazard’s federally chartered mid-tier stock holding company. Kentucky First is not currently an operating company. After the reorganization, Kentucky First will own all of First Federal of Hazard’s capital stock and after the merger will own all of First Federal of Frankfort’s capital stock and will direct, plan and coordinate First Federal of Hazard’s and First Federal of Frankfort’s business activities. In the future, Kentucky First might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

     First Federal MHC. First Federal MHC will be formed upon completion of the reorganization. After completion of First Federal of Hazard’s reorganization to the mutual holding company structure, First Federal MHC will be a federally chartered mutual holding company and will own 55% of Kentucky First’s common stock. So long as First Federal MHC exists, it will own a majority of the voting stock of Kentucky First. First Federal MHC is not currently an operating company. First Federal MHC will have no stockholders, and depositors of First Federal of Hazard will become members of First Federal MHC. Depositors of First Federal of Frankfort will not become members of First Federal MHC unless Kentucky First merges First Federal of Hazard and First Federal of Frankfort. First Federal MHC is not expected to engage in any business activity other than owning a majority of the common stock of Kentucky First.

Form of the Merger

     The boards of directors of Frankfort First and First Federal of Hazard have approved a merger agreement that provides for the merger of Frankfort First with a merger subsidiary of Kentucky First. Upon completion of the merger, each share of Frankfort First common stock will be converted into the right to receive either 2.35 shares of Kentucky First common stock or $23.50 in cash, without interest. The common stock of Kentucky First is expected to trade on the NASDAQ National Market under the symbol “KFFB” after completion of the merger.

Conversion of Frankfort First Common Stock

     When the merger becomes effective, each share of Frankfort First common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder’s election, either (1) $23.50 in cash, without interest, or (2) 2.35 shares of Kentucky First common stock (with cash being paid instead of fractional shares) based on an initial offering price of $10.00 per share. A Frankfort First shareholder’s receipt of stock, however, is subject to the allocation and proration procedures as well as other provisions in the merger agreement. See “-Cash or Stock Election.”

Cash or Stock Election

     Under the terms of the merger agreement, Frankfort First shareholders may elect to convert their shares into cash or shares of Kentucky First common stock or indicate on the election form that they have no elective preference. All elections of Frankfort First shareholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that elections to receive shares of Kentucky First common stock will be limited by the requirement that no more than 45% of the Kentucky First shares outstanding immediately following the reorganization and the merger and owned by persons other than First Federal MHC may be owned by the former Frankfort First shareholders who receive their shares in the merger. First Federal of Hazard may choose to increase this percentage to up to 49% if the reorganization and merger offerings are completed at the minimum of the offering range and there are sufficient elections by Frankfort First shareholders to receive Kentucky First common stock in the merger. If Frankfort First shareholders elect to receive more Kentucky First stock than the parties agreed Kentucky First would issue in the merger, then persons who elected to receive stock would, instead, receive a combination of Kentucky First stock and cash based on the merger agreement’s allocation and proration procedures. The total value of the merger consideration to be paid to Frankfort First shareholders will be approximately $29.8 million. At the minimum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration, based on 1,246,108 Frankfort First shares outstanding as of November __, 2004 and including payment for the cancellation of stock options, would consist of 1,218,262 shares (22.0%) of Kentucky First common stock and $19.0 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares (6.3%) of Kentucky First common stock and $27.7 million in cash. At the maximum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration will consist of 1,513,687 shares (20.2%) of Kentucky First common stock and $16.1 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares (4.0%) of Kentucky First common stock and $28.7 million in cash. See “Summary—Number of Shares to be Sold” and “How We Determined the Offering Range and the $10.00 Purchase Price” on page ___ page ___ of the attached Kentucky First prospectus for a more detailed discussion on the number of shares to be issued in the reorganization and merger offering, as well as the percentages of the shares of Kentucky First common stock that will be outstanding following the reorganization and the merger of the different points of the reorganization offering range. Assuming that Frankfort First shareholders elect to receive the maximum number of shares of Kentucky First common stock that the parties agreed Kentucky First may issue to them in the merger, following the reorganization and the merger former Frankfort First shareholders will own approximately 22.05%, 20.25% and 20.25% of the outstanding common stock of Kentucky First at the minimum, maximum and maximum, as adjusted of the offering range, respectively. We are not making any recommendation as to whether Frankfort First shareholders should elect to receive Kentucky First common stock or cash in the merger. Each holder of Frankfort First’s common stock must make his or her own decision with respect to such election.

     It is unlikely that elections will be made in the exact proportion provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if Frankfort First shareholders, in the aggregate, elect to receive more or fewer shares of Kentucky First common stock than Kentucky First has agreed to issue in the merger. These procedures are summarized below.

•	If Kentucky First Stock Is Oversubscribed: If Frankfort First shareholders elect to receive more Kentucky First common stock than the parties have agreed Kentucky First may issue in the merger, then all of the Frankfort First shareholders who have elected to receive cash or who have made no election will receive cash for their Frankfort First’s shares and all shareholders who elected to receive Kentucky First common stock will receive a pro rata portion of the available Kentucky First shares, plus cash for those shares not converted into Kentucky First common stock. Please note, however, that to avoid the ongoing expense of very small shareholder accounts, Frankfort First shareholders cannot receive less than 100 shares of Kentucky First common stock in the exchange. If your election or the merger agreement’s allocation and proration procedures would result in your receiving less than 100 shares of Kentucky First common stock, then you will receive cash in exchange for all shares of Frankfort First common stock you own.

•	If Stock is Undersubscribed or If you Elect to Receive Cash: If Frankfort First shareholders elect to receive fewer shares of Kentucky First common stock than the parties have agreed Kentucky First may issue in the merger, then all Frankfort First shareholders who have elected to receive common stock or cash will receive such consideration. However, no Frankfort First shareholder may receive less than 100 shares of Kentucky First common stock in the exchange. If your election or the merger agreement’s allocation and proration procedures would result in your receiving less than 100 shares of Kentucky First common stock, then you will receive cash in exchange for all shares of Frankfort First common stock you own.

Frankfort First shareholders who elect to receive cash in the merger will receive cash in exchange for each share of Frankfort First common stock they own.

•	If You Make No Election or Indicate that You Have No Election Preference: If Frankfort First shareholders do not properly complete and return their election form or indicate on their election form that they have no preference as to whether they wish to receive cash or stock in the merger, then each share of Frankfort First common stock will be exchanged for Kentucky First common stock and/or cash on a proportionate basis in the total discretion of First Federal of Hazard. All such “nonelection” shares shall receive the same consideration.

     No guarantee can be made that you will receive the amount of Kentucky First stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive Kentucky First common stock in an amount that varies from the amount you elect to receive.

Election Procedures; Surrender of Stock Certificates

     A green form for making an election of the consideration you wish to receive in the merger will be sent to you separately. The election form allows you to elect to receive Kentucky First common stock, cash, or Kentucky First common stock for some of your Frankfort First shares and cash for the others, or make no election with respect to the merger consideration you wish to receive. For your election to be effective, your properly completed election form, along with your Frankfort First stock certificates or an appropriate guarantee of delivery, must be received by Illinois Stock Transfer Company on or before 5:00 p.m., Eastern time, on    , 2004. Illinois Stock Transfer Company will act as exchange agent in the merger and in that role will process the exchange of Frankfort First stock certificates for cash and/or Kentucky First common stock. Shortly after the merger, the exchange agent will allocate cash and stock among Frankfort First shareholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your Frankfort First stock certificates after the merger is completed. In any event, you should not forward your Frankfort First stock certificates with your proxy cards.

     If you elect to receive cash, you will receive the cash consideration in exchange for your shares of Frankfort First common stock.

     If you have a preference for receiving either Kentucky First common stock or cash in exchange for your Frankfort First stock, you should complete and return the election form. If you do not make an election or indicate that you have no elective preference, you will be allocated Kentucky First common stock and/or cash on a proportionate basis in the total discretion of First Federal of Hazard.

     We are not recommending whether you should elect to receive Kentucky First common stock or cash in the merger. You must make your own decision with respect to your election. The United States federal income tax treatment will depend primarily on whether you exchange your Frankfort First common stock solely for Kentucky First common stock, solely for cash, or for a combination of Kentucky First common stock and cash, and whether Kentucky First common stock constitutes at least 40% of the value of the merger consideration of the merger consideration received by Frankfort First shareholders in the merger. Generally, if Kentucky First common stock constitutes at least 40% of the value of the merger consideration received by Frankfort First shareholders in the merger, if you exchange your Frankfort First shares solely for Kentucky First common stock, you should recognize no gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your Frankfort First shares solely for cash, you should recognize no gain or loss on the exchange. If you receive a combination of Kentucky First common stock and cash in exchange for shares of Frankfort First common stock, you should recognize capital gain, but not loss, equal to the lesser of (1) the amount of cash received, or (2) the amount of gain realized in the transaction. However, unless Kentucky First common stock represents at least 40% of the value of the aggregate merger consideration received by First Federal of Frankfort shareholders in the merger, you will recognize capital gain or loss, as applicable or permissible, on your receipt of cash and Kentucky First common stock in an amount equal to the difference, if any, between the value of the cash or stock received and your adjusted tax basis in your Frankfort First common stock. See “-Tax Consequences for Frankfort First Shareholders.”

     If certificates for Frankfort First common stock are not immediately available or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, Frankfort First shares may be properly exchanged, and an election will be effective, if:

•	such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States;

•	the exchange agent receives, prior to the election deadline, a properly completed and duly executed Notice of Guaranteed Delivery (delivered by hand, mail, telegram, telex or facsimile transmission); and

•	the exchange agent receives, within three (3) business days after the election deadline, the certificates for all exchanged Frankfort First shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

     Frankfort First shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of Frankfort First common stock designated as “nonelection” shares. Nonelection shares will be exchanged for Kentucky First common stock and/or cash or a proportionate basis in the total discretion of First Federal of Hazard. Frankfort First stock certificates represented by elections that have been revoked will be promptly returned without charge to the Frankfort First shareholder submitting the election form upon written request. After the completion of the merger, the exchange agent will allocate cash and Kentucky First common stock among the shareholders of Frankfort First common stock according to the allocation procedures outlined above.

     After the completion of the merger, the exchange agent will mail to Frankfort First shareholders who do not submit election forms a letter of transmittal, together with instructions for the exchange of their Frankfort First common stock certificates for the merger consideration. Until you surrender your Frankfort First stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Kentucky First common stock into which your Frankfort First shares have been converted. When you surrender your Frankfort First stock certificates, Kentucky First will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of Frankfort First common stock. Frankfort First stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If your Frankfort First stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, Illinois Stock Transfer Company will send you instructions and appropriate forms for this purpose.

Treatment of Frankfort First Stock Options

     Immediately prior to the effective time of the merger (after all of the conditions to the consummation of the merger, as described in the merger agreement, have been satisfied) each outstanding option to purchase shares of Frankfort First common stock granted under Frankfort First’s stock option plan will be cancelled in exchange for a cash payment from Frankfort First. The cash payment for each option will be equal to the excess of the $23.50 merger consideration over the exercise price per share of each option, net of any cash that must be withheld under the federal and state income and employment tax requirements.

Material Federal Income Tax Consequences of the Merger

     The following discussion addresses the material United States federal income tax consequences of the merger to holders of Frankfort First common stock. This discussion applies only to Frankfort First shareholders that hold their Frankfort First common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of his or her personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; regulated investment companies or mutual funds; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; shareholders who hold Frankfort First common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument; and to shareholders of Frankfort First common stock who acquired their shares of Frankfort First common stock upon the exercise of warrants or employee stock options or otherwise as compensation.

     This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement-prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

     In connection with the filing of the registration statement, Muldoon Murphy Faucette & Aguggia LLP, counsel to Kentucky First, has delivered to Kentucky First its opinion, dated the date of this proxy statement-prospectus, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. A copy of this opinion is attached as Exhibit 8.1 to the registration statement of which this proxy statement-prospectus forms a part. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of officers of Kentucky First, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. In addition, the opinion is conditioned on the assumption that at least 40% of the value of the aggregate merger consideration received by Frankfort First shareholders will be represented by shares of Kentucky First shareholders. In the event that this consideration is not satisfied, the tax consequences of the transaction will be the same as if the shareholder received solely cash in exchange for his or her shares of Frankfort First common stock (see“-Receipt of Cash in Exchange for Frankfort First Common Stock” below), notwithstanding the fact that the shareholder may have received shares of Kentucky First common stock. For a description of the other federal income tax consequences of the merger, see “The Reorganization and the Merger-Tax Aspects” in the Kentucky First prospectus, attached hereto.

     Receipt of Kentucky First Common Stock in Exchange for Frankfort First Common Stock. No gain or loss will be recognized by a Frankfort First shareholder who receives solely shares of Kentucky First common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Frankfort First common stock. The tax basis of the shares of Kentucky First common stock received by a Frankfort First shareholder in such exchange will be equal (except for the basis attributable to any fractional shares of Kentucky First common stock, as discussed below) to the basis of the Frankfort First common stock surrendered in exchange for the Kentucky First common stock. The holding period of the Kentucky First common stock received will include the holding period of shares of Frankfort First common stock surrendered in exchange for the

Kentucky First common stock, provided that such shares were held as capital assets of the Frankfort First shareholder at the effective time of the merger.

     Receipt of Cash in Exchange for Frankfort First Common Stock. A Frankfort First shareholder who receives solely cash in exchange for all of his or her shares of Frankfort First common stock (and is not treated as constructively owning Kentucky First common stock after the merger under the circumstances referred to below under “-Possible Dividend Treatment”) will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such shareholder’s tax basis in the Frankfort First common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the Frankfort First shareholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the Frankfort First shareholder’s holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

     Exchange for Kentucky First Common Stock and Cash. As a result of receiving a combination of Kentucky First common stock and cash in exchange for shares of Frankfort First common stock, a Frankfort First shareholder will recognize gain, but not loss, equal to the lesser of (1) the amount of cash received, or (2) the amount of gain “realized” in the merger. The amount of gain a Frankfort First shareholder “realizes” will equal the amount by which (a) the cash plus the fair market value at the effective time of the merger of the Kentucky First common stock received exceeds (b) the shareholders’ tax basis in the Frankfort First common stock surrendered in the merger. If a shareholder of Frankfort First common stock purchased his or her shares of Frankfort First common stock at different prices, such Frankfort First shareholder will have to compute his or her recognized gain or loss separately for the shares of Frankfort First common stock with a different adjusted basis in accordance with the applicable tax rules described in the previous sentences. Any recognized loss disallowed will be included in the adjusted basis of the holders of Kentucky First common stock received in the merger, as discussed below. Any recognized gain would be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of Kentucky First common stock received in the merger will be the same as the tax basis of the shares of Frankfort First common stock surrendered in the merger decreased by the amount of cash received in the merger and increased by the (i) gain recognized in the merger, if any, and (ii) recognized loss disallowed in the merger, if any. The holding period for shares of Kentucky First common stock received by such Frankfort First shareholder will include such shareholder’s holding period for the Frankfort First common stock surrendered in exchange for the Kentucky First common stock, provided that such shares of Frankfort First common stock were held as capital assets of the shareholder at the effective time of the merger.

     Possible Dividend Treatment. In certain circumstances, a Frankfort First shareholder may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized in the merger if the receipt of the cash portion of the merger consideration “has the effect of the distribution of a dividend under the principles of Section 302 of the Internal Revenue Code.” The determination of whether a cash payment has such effect is based on a comparison of the Frankfort First shareholder’s proportionate interest in Kentucky First after the merger with the proportionate interest the Frankfort First shareholder would have had if the shareholder had received solely Kentucky First common stock in the merger. For purposes of this comparison, the Frankfort First shareholder may constructively own shares of Kentucky First common stock held by certain members of the Frankfort First shareholder’s family or certain entities in which the Frankfort First shareholder has an ownership or beneficial interest and certain stock options may be aggregated with the Frankfort First shareholder’s shares of Kentucky First common stock. The amount of the cash payment that may be treated as a dividend is limited to the shareholder’s ratable share of the accumulated earnings and profits of Frankfort First at the effective time of the merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the Frankfort First shareholder’s common stock was held as a capital asset at the effective time of the merger. Capital gain or loss recognized by a Frankfort First shareholder in the merger will be long-term capital gain or loss if the holding period of the shares of Frankfort First common stock exceeds one year at the completion of the merger. In the case of individuals, the maximum federal income tax rate applicable to long-term capital gains generally is 15%. If a Frankfort First shareholder has to recognize ordinary income, such income for individuals is currently taxed at the maximum rate of 35%. The determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each Frankfort First shareholder. Frankfort First shareholders are urged to consult their own tax advisors regarding the tax treatment of the cash received in the merger.

     Dissenters. A shareholder who receives cash for their shares of Frankfort First common stock because they exercised their dissenter’s rights will be treated for United States federal income tax purposes as if the Kentucky First common stock had been received and then redeemed for cash by Kentucky First. A Frankfort First shareholder will recognize a capital gain or loss in an amount equal to the difference between the cash received and the tax basis in the Kentucky First common stock, unless such payment, under each such shareholder’s particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Internal Revenue Code.

     Cash in Lieu of Fractional Shares. A Frankfort First shareholder who holds Frankfort First common stock as a capital asset and who receives in the merger, in exchange for such stock, cash in lieu of a fractional share interest in Kentucky First common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

     Backup Withholding. Unless an exemption applies under the backup withholding rules of Section 3406 of the Internal Revenue Code, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a Frankfort First shareholder is entitled pursuant to the merger, unless the Frankfort First shareholder provides the appropriate form. A Frankfort First shareholder should complete and sign the substitute Internal Revenue Service Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the Frankfort First shareholder’s taxpayer identification number, and certification necessary to avoid backup withholding.

     The foregoing is a summary discussion of material federal income tax consequences of the merger. The discussion is included for general information purposes only and may not apply to a particular Frankfort First shareholder in light of such shareholder’s particular circumstances. Frankfort First shareholders should consult their own tax advisors as to the particular tax consequences to them of the merger, including the application of state, local and foreign tax laws and possible future changes in federal income tax laws and the interception thereof, which can have retroactive effects.

First Federal of Frankfort’s Liquidation Account Will Remain Intact Following the Merger and Reorganization

     The liquidation account that was established for the benefit of the First Federal of Frankfort members in connection with First Federal of Frankfort’s conversion from mutual to stock form in 1995 will not be impacted by the merger or by First Federal of Hazard’s reorganization. Therefore, in the unlikely event of a complete liquidation of First Federal of Frankfort, each eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted sub-account balance for deposit accounts held by the holder before any liquidation distribution may be made to the stockholders of First Federal of Frankfort. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which First Federal of Frankfort is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

Recommendation of the Frankfort First Board; Frankfort First’s Reasons for the Merger

     Frankfort First’s board of directors has unanimously approved the merger agreement and recommends that Frankfort First shareholders vote “FOR” the approval of the merger agreement.

     Frankfort First’s board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, Frankfort First and its shareholders. In reaching this determination, the Frankfort First board of directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisors with respect to the financial aspects and fairness of the transaction from a financial point of view. In arriving at its determination, the Frankfort First board of directors also considered a number of factors, including the following:

•	Merger Consideration. The per share merger consideration in the form of 2.35 shares of Kentucky First common stock or $23.50 in cash for each share of Frankfort First common stock outstanding and that the common stock portion of the merger consideration is being issued as part of First Federal of Hazard’s reorganization to the mutual holding company structure.

•	Fairness Opinion of Howe Barnes Investments, Inc. The analyses provided by Howe Barnes Investments, Inc. and the opinion rendered by Howe Barnes Investments, Inc., as financial advisor to Frankfort First, that the merger consideration is fair from a financial point of view to Frankfort First shareholders (see “-Opinion of Frankfort First’s Financial Advisor”).

•	Kentucky First’s Mutual Holding Company Structure. That First Federal MHC will own a majority of Kentucky First’s common stock after the merger and will be able to exercise voting control over most matters voted on by Kentucky First’s stockholders. The board also considered the potential negative impact on Kentucky First’s stock price due to the Office of Thrift Supervision’s policies that could prohibit a merger with or an acquisition of Kentucky First.

•	Compatibility of Management. The compatibility of First Federal of Hazard’s management team with that of Frankfort First and the general strategic fit of the entities, including the fact that Frankfort First’s lending and geographic area complements that of First Federal of Hazard.

•	Continuity of Management. The fact that First Federal of Frankfort’s management team will remain intact following the merger.

•	Management Representation in Kentucky First. The fact that Frankfort First’s President and Chief Executive Officer will be the President and Chief Operating Officer of Kentucky First and that Frankfort First’s Chief Financial Officer will be the Chief Financial Officer of Kentucky First.

•	Board Representation in Kentucky First Board. The fact that Frankfort First’s President and Chief Executive Officer and two members of the Frankfort First board of directors will serve on the Kentucky First board of directors.

•	Comparable Transactions. Comparable transactions and valuations on recent transactions.

•	Review of Strategic Alternatives. The Frankfort First board’s review of other strategic alternatives available to Frankfort First, including remaining independent, acquisitions of other institutions and mergers with and acquisitions by other institutions, and the board’s assessment that none of the other alternatives were likely to create greater value for shareholders than the merger consideration to be paid by Frankfort First.

•	Tax Treatment of Stock Portion of Merger Consideration. The possibility that Frankfort First shareholders may receive favorable tax treatment if Kentucky First common stock represents at least 40% of the value of the merger consideration and to the extent favorable tax treatment is not received, such consideration will be received at a time when the taxes on capital gains are at generally low levels compared to prior years.

•	Impact on Employees, Customers and Communities. The anticipated impact of the merger on employees, customers and communities served by Frankfort First. In this regard, the Frankfort First board noted that the existing offices of First Federal of Frankfort would continue in operation after the merger as a separate entity and that employees and members of management would be left intact, subject to the determination of First Federal of Frankfort’s management and board of directors and Kentucky First’s board of directors.

•	Financial Services Industry. The current financial services industry environment, including the continued consolidation within the industry and the increased competition in the market areas served by Frankfort First.

•	Greater Resources. The size of the combined company, which would permit Kentucky First to pursue other acquisitions.

•	First Federal of Frankfort Will Remain a Separate Entity. The fact that First Federal of Frankfort will become a subsidiary of Kentucky First immediately after the merger, and, for the foreseeable future, will not be merged with First Federal of Hazard.

•	Termination Fee. The termination fee to which First Federal of Hazard would be entitled under certain circumstances. The Frankfort First board considered the inclusion of the termination fee in the merger agreement and the potential that Kentucky First will have a low return on equity relative to its peers in the context of all of the factors it considered in determining that the merger and the merger agreement are fair to, and in the best interests of, Frankfort First and its shareholders. The existence and amount of the termination fee were determined to be acceptable considering the value of the transaction as a whole (relative to the amount of termination fees in similar transactions) and the likelihood of the transaction’s consummation.

•	More Competitive. The board of directors’ assessment that Kentucky First would be better able to serve the convenience and needs of its customers and communities by becoming a larger institution better suited for competing against regional financial institutions in its market area.

•	Expectation that Kentucky First’s Return on Average Equity Initially Will be Low. That, after the merger, Kentucky First will likely have excess capital that may not be deployed into higher yielding assets for a number of years, resulting in Kentucky First not achieving a competitive return on average equity relative to its peers, which could have an adverse impact on Kentucky First’s stock price. The board considered that Kentucky First’s anticipated return on equity relative to its peers will result from Kentucky First’s minority stock offering. However, the board believes that, over time, through the deployment of the net proceeds from Kentucky First’s minority stock offering into higher yielding assets with the goal of increasing earnings per share and book value per share, and through the related reduction of First Federal of Frankfort’s reliance on higher priced borrowings, Kentucky First will ultimately achieve a return on equity competitive with that of its peers.

•	Possibly Reducing First Federal of Frankfort’s Reliance on Higher Priced Borrowings. The possibility that First Federal of Hazard would purchase loans originated by First Federal of Frankfort thereby reducing First Federal of Frankfort’s reliance on higher priced FHLB borrowings to fund growth, and in turn likely increase the earnings of each of Kentucky First on a consolidated basis.

•	First Federal of Hazard’s Post Merger Operating Strategy. The post merger operating strategy of First Federal of Hazard, including its plan to broaden its lending activities through its access to First Federal of Frankfort’s expertise in certain lending products (such as adjustable-rate mortgages) and increase its yield on assets by investing assets in loans originated by First Federal of Frankfort.

•	Likelihood of Consummation. That Frankfort First had thoroughly reviewed its strategic planning options and the likelihood that the proposed merger would receive the required approvals, and the anticipated impact of the foregoing on the successful consummation of the transaction.

•	Likelihood of Approval. The likelihood that First Federal of Hazard’s reorganization to the mutual holding company structure and the merger will be approved by the appropriate regulatory authorities.

     The discussion of the information and factors considered by the Frankfort First board of directors is not intended to be exhaustive, but includes all material factors considered by the Frankfort First board of directors. In reaching its determination to approve and recommend the merger, the Frankfort First board of directors did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Opinion of Frankfort First’s Financial Advisor

     At the request of the board of directors of Frankfort First, on July 15, 2004, at which the terms of the proposed merger were discussed and considered, Howe Barnes Investments, Inc. (“HBI”) rendered an opinion to Frankfort First’s board of directors that, as of the date of such opinion and based upon the matters set forth in such opinion, the merger consideration pursuant to the merger agreement was fair, from a financial point of view, to the holders of Frankfort First common stock.

     The full text of HBI’s opinion dated the date hereof, which sets forth assumptions made, procedures followed, matters considered, and limits on the review undertaken by HBI, is attached as Appendix B and is incorporated herein by reference. The description of the HBI opinion set forth in this proxy statement-prospectus is qualified in its entirety by reference to the full text of such opinion. Frankfort First shareholders are urged to read the HBI opinion in its entirety.

     HBI’s opinion as expressed herein is limited to the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement to the holders of Frankfort First common stock and does not address Frankfort First’s underlying business decision to proceed with the merger, nor does it express an opinion as to the prices at which shares of Kentucky First (the proposed public MHC to be formed in a mutual holding company reorganization of First Federal of Hazard) common stock issued in the merger may trade if and when they are issued or at any future time. The opinion is directed only to the merger consideration and does not constitute a recommendation to any holder of Frankfort First common stock as to how such holder should vote with respect to the merger agreement at any meeting of holders of Frankfort First common stock.

     HBI, as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. The Frankfort First board of directors selected HBI on the basis of its familiarity with the financial services industry, its qualifications, ability, previous experience, and its reputation with respect to such matters.

     For purposes of its opinion dated July 15, 2004, in connection with its review of the proposed transaction, HBI, among other things:

1.	Participated in discussions with representatives of both First Federal of Hazard and Frankfort First on the respective financial condition, businesses, assets, earnings, prospects, and other senior management’s views as to its future financial performance;

2.	Reviewed the terms of the merger agreement;

3.	Reviewed certain publicly available financial statements, both audited (where available) and unaudited, and related financial information of Frankfort First, including those included in annual reports or call reports for the past two years and the most recent quarterly reports as well as other internally generated reports relating to asset/liability management, asset quality, and so forth;

4.	Discussed certain financial forecasts and projections of First Federal of Hazard and Frankfort First with respective management;

5.	Discussed financial projections of Kentucky First’s post mutual to stock conversion as a public MHC. We reviewed analyses of the proposed transaction provided by Capital Resources Group, Inc. in a letter and meeting with the OTS. Howe Barnes is not an expert on mutual to stock conversion appraisal and relied on Capital Resources Group, Inc.’s model and valuation;

6.	Discussed and reviewed certain aspects of the past and current business operations, financial condition, and future prospects of First Federal of Hazard and Frankfort First with certain members of management;

7.	Reviewed reported market prices and historical trading activity of mutual holding companies and Frankfort First common stock;

8.	Reviewed certain aspects of the potential financial performance of Kentucky First with regard to the comparison of such past, present and future financial performance of First Federal of Hazard and Frankfort First. We also compared this with similar data available for certain other financial institutions and certain of their publicly traded securities;

9.	Estimated the conversion proceeds of Kentucky First;

10.	Forecasted Kentucky First’s pro forma market performance; and

11.	Reviewed the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions.

     In conducting its review and rendering its opinion dated the date hereof, HBI assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that had been provided to HBI by Frankfort First, First Federal of Hazard, and their respective representatives, and of the publicly available information that was reviewed by HBI. HBI is not an expert in the evaluation of allowances for loan losses and has not independently verified such allowances, and has relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Frankfort First and First Federal of Hazard at March 31, 2004 are adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practice as of the date of such financial statements. HBI was not retained to and did not conduct a physical inspection of any of the properties or facilities of Frankfort First or First Federal of Hazard, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Frankfort First or First Federal of Hazard, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. HBI’s opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

     The following is a brief summary of the analyses presented by HBI to Frankfort First’s board of directors in connection with HBI’s written opinion.

Valuation Techniques Used:	Low	Median	High
	(Dollars in millions)
Estimate based on equity
Gross Value	$14.2	$21.8	$40.3
Estimate based on tangible equity
Gross Value	$14.2	$25.1	$40.3
Estimate based on earnings
Gross Value	$3.7	$19.6	$59.9
Estimate as premium to deposits
Gross Value	$12.6	$22.3	$46.7
Estimate based on assets
Gross Value	$7.1	$21.4	$48.3
Estimate based on DCF analysis
Gross Value	$19.1	$23.3	$32.0

The following is a detailed discussion of the various forms of analyses that HBI performed to arrive at its opinions.

Comparable Transaction Analysis. As part of its analyses, HBI reviewed 26 completed or pending comparable mergers and acquisitions of savings institutions headquartered throughout the United States announced from March 1, 2000 to May 13, 2004 in which total assets of the acquired company were in the approximate range of $100 million to $175 million (“Comparable Transactions”). A list of Comparable Transactions follows:

Buyer Name	Announced Date	Target State	Target Region	TA: Assets ($000)	TA: Tangible Equity/ Assets (%)	TA: ROAA (%)	Deal Value ($M)	Price/ Asset (%)	Price/ Book (%)	Price/ Tangible Book (%)	Price/ LTM Earnings (x)	Franchise Premium/ Core Deposits (%)
Abington Bancorp Inc./Massachusetts Fincorp Inc.	04/10/2002	MA	New England	120,658	8.13	0.68	16.7	13.84	160.09	160.09	19.87	7.72
Affinity Bank/Westcoast S&LA	08/30/2001	CA	West	165,209	5.17	2.09	8.5	5.17	100.00	100.00	3.66	NA
Auburndale Co-operative Bank/Newton South Co-operative Bank	02/10/2003	MA	New England	118,756	16.52	1.91	NA	NA	NA	NA	NA	NA
BCSB Bankcorp Inc. (MHC)/WHG Bancshares Corp.	02/27/2002	MD	Mid-Atlantic	163,892	NA	0.25	19.5	11.90	108.12	NA	44.53	NA
Camco Financial Corp./Columbia Financial of Kentucky	06/04/2001	KY	Midwest	108,354	26.86	0.40	29.7	27.41	103.56	103.56	52.16	0.85
Citco Community Bkshrs, Inc./Twin City Bancorp	07/18/2000	TN	Southeast	121,169	11.36	0.86	20.2	16.67	139.77	139.77	16.65	8.17
Citizens Bancshares Corp./CFS Bancshares Inc.	05/30/2002	AL	Southeast	106,801	8.81	0.68	9.5	8.87	100.68	100.68	13.47	0.17
Community First Banking Co./First Deposit Bancshares Inc.	01/18/2001	GA	Southeast	138,779	17.54	1.06	29.7	21.40	119.60	119.60	18.45	8.16
Danvers Bancorp,Inc./RFS Bancorp Inc. (MHC)	04/27/2001	MA	New England	144,791	7.39	0.48	9.5	14.37	188.17	188.17	36.11	17.00
DFC Acquisition Corp. Two/Hardin Bancorp Inc.	10/25/2000	MO	Midwest	143,325	8.90	0.88	16.9	11.79	124.71	124.71	12.08	5.45
FBOP Corp./American Home Loan Corp.	06/06/2002	AZ	West	116,177	8.44	1.57	14.7	12.91	153.06	153.06	10.46	9.74
First Bancorp/Century Bancorp Inc.	10/20/2000	NC	Southeast	100,542	17.77	0.93	21.7	21.58	121.21	121.21	21.08	6.89
Hoosac Financial Services, Inc./Williamstown Savings Bank	10/23/2000	MA	New England	134,881	7.60	0.80	NA	NA	NA	NA	NA	NA
Independent Bank Corp./Falmouth Bancorp Inc.	01/08/2004	MA	New England	166,118	10.68	0.37	36.9	22.23	193.31	193.31	58.69	14.48
Landmark Bancorp Inc./First Kansas Financial Corp.	11/13/2003	KS	Midwest	151,583	11.24	0.24	18.3	12.10	101.28	101.28	31.15	1.66
Monarch Community Bancorp Inc./MSB Financial Inc.	09/02/2003	MI	Midwest	103,213	13.25	1.76	24.9	24.12	160.55	181.82	13.24	17.81
NASB Financial Inc./CBES Bancorp Inc.	09/05/2002	MO	Midwest	112,916	12.55	(0.45)	15.4	13.64	108.16	108.16	NM	1.60
National Bancshares Corp./Peoples Financial Corp.	10/02/2001	OH	Midwest	106,142	9.87	0.53	14.9	14.26	144.29	144.29	27.22	6.96
NewMil Bancorp Inc./Nutmeg Federal S&LA	05/31/2000	CT	New England	121,889	8.69	1.08	19.9	16.33	187.82	187.82	15.08	10.08
Northbrook Investments/North Bancshares Inc.	04/08/2004	IL	Midwest	133,746	10.09	0.28	23.9	19.74	192.96	192.96	NM	20.43
Northeast PA Financial Corp./Security of PA Financial Corp.	06/02/2000	PA	Mid-Atlantic	134,400	14.47	0.70	24.9	18.53	122.12	122.12	25.74	6.23
Northwest Bancorp Inc. (MHC)/Skibo Financial Corp. (MHC)	09/11/2003	PA	Mid-Atlantic	157,413	14.88	(0.13)	22.8	34.98	227.88	227.88	NM	45.88
Peoples Bancorp Inc./First Colony Bancshares, Inc.	01/04/2002	OH	Midwest	145,581	5.67	0.72	18.0	NA	NA	NA	NA	NA
Polish National Alliance/PS Financial Inc.	06/14/2001	IL	Midwest	111,982	14.49	0.86	18.1	16.16	110.24	110.24	15.73	3.63
Prosperity Bancshares Inc./Village Bank & Trust S.S.B.	05/13/2004	TX	Southwest	108,389	9.18	0.94	20.2	18.64	197.61	203.63	20.12	12.55
Robertson Holding Co., L.P./Cumberland Mountain Bancshares	02/09/2001	KY	Midwest	125,998	6.79	(1.88)	9.5	7.56	111.32	111.32	NM	1.12
Union Community Bancorp/Montgomery Financial Corp.	07/24/2001	IN	Midwest	142,925	11.85	0.32	18.5	12.94	107.71	107.71	34.30	2.09
United Bancshares Inc./Delphos Citizens Bancorp Inc.	08/25/2000	OH	Midwest	133,099	19.34	1.16	20.7	15.55	80.40	80.40	12.21	-8.01
United Community Finl Corp./Potters Financial Corp.	09/06/2001	OH	Midwest	151,466	8.55	0.97	23.4	15.45	169.62	169.62	12.29	10.14
Universal Savings Banc Hldg/Universal SB, FA	08/29/2002	WI	Midwest	148,529	28.20	8.85	6.0	NA	NA	NA	NA	NA
Gardiner Svgs Institution, FSB/Augusta Federal Savings Bank	12/05/2000	ME	New England	103,464	9.13	0.45	NA	NA	NA	NA	NA	NA
Northwest Community Bank/Litchfield Bancorp	03/01/2000	CT	New England	126,643	7.20	0.32	NA	NA	NA	NA	NA	NA
Oritani Financial Corp M.H.C./Hamilton Bancorp, MHC	10/18/2001	NJ	Mid-Atlantic	123,151	6.38	0.45	NA	NA	NA	NA	NA	NA
Median				133,423	10.68	0.76	19.00	15.50	####	124.71	19.16	7.34
Average				131,291	12.22	0.96	19.03	16.47	####	142.14	23.38	8.78
Minimum				100,542	5.17	(1.88)	6.00	5.17	80.40	80.40	3.66	(8.01)
Maximum				166,118	28.20	8.85	36.90	34.98	####	227.88	58.69	45.88

Assets between 100mm and 175mm
Financial data as of the most recent quarter; primarily 3/31/04

     For each transaction for which data was available, HBI calculated the multiple of the offer value to the acquired company’s: (1) EPS for the twelve months preceding (“LTM”); (2) premium to core deposits; (3) book value per share; (4) tangible book value per share; and (5) assets. HBI compared these multiples with the corresponding multiples for the merger, valuing the merger consideration at $33.2 million or $23.50 per share using a $10.00 per share price for the Kentucky First conversion. In calculating the multiples for the merger, HBI used Frankfort First’s EPS for the twelve months ended March 31, 2004, and book value per share, tangible book value per share and core deposits as of March 31, 2004.

	Price/	Core	Price/	Price/
	LTM EPS	Deposit	Book	Tangible Book	Price/
	Ratio	Premium	Value	Value	Assets
	(x)	(%)	(%)	(%)	(%)
High:	58.69	45.88	227.88	227.88	34.98
Low:	3.66	0.17	80.40	80.40	5.17
Mean:	23.38	9.51	139.78	142.14	16.47
Median:	19.16	7.72	123.42	124.71	15.50
Merger Consideration for Frankfort First:	32.67	23.94	187.96	187.96	24.08

     No company or transaction used in the above analyses as a comparison is identical to Frankfort First, First Federal of Hazard, or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial operating characteristics, including, among other things, differences in revenue composition and earnings performance among the companies, and other facts that could affect the public trading value of the companies to which they are being compared.

     Discounted Cash Flow Analysis. Using discounted cash flow analysis, HBI estimated the future dividend streams that Frankfort First could produce over the next five years, assuming annual asset growth rates and further assumed Frankfort First performed in accordance with recent historical trends and the future outlook of Frankfort First management. HBI calculated terminal values as a perpetuity with an asset growth rate of 3.0%. The dividend streams and terminal value were discounted to present values as of March 31, 2004, using discount rates which reflect different assumptions regarding the required rates of return to holders and prospective buyers of Frankfort First common stock. HBI estimated a range of terminal values by applying multiples to estimated fiscal year-end 2009 net income. The range of terminal multiples was chosen based on past and current trading multiples of institutions similar to Frankfort First and past and current multiples of comparable merger and acquisition transactions. The range of present values of Frankfort First resulting from this analysis was then compared with the $33.2 million merger consideration.

			Long-Term	Terminal	Calculated
	Growth Rate	Discount Rate	Growth Rate	Multiples	Values
High:	6.00%	14.00%	3.00%	21x	$17.7 million
Low:	5.00%	10.00%	3.00%	15x	$12.4 million

     Contribution Analysis. HBI utilized publicly available historical financial data regarding Frankfort First and First Federal of Hazard and estimates for future financial performance of Frankfort First and Kentucky First to calculate the relative contributions of Frankfort First and Kentucky First to the pro forma combined company with respect to total assets, deposits, equity, and earnings for the last twelve months ended March 31, 2004. HBI compared such contributions to the pro forma ownership of the combined company by Frankfort First and Kentucky First shareholders.

				LTM
				3/31/04
	Total Assets	Deposits	Equity	Earnings
Frankfort First	46.2%	42.6%	28.5%	55.9%
Kentucky First	53.8%	57.4%	71.5%	44.1%

     Pro Forma Merger Analysis. HBI noted that, based upon estimates of Frankfort First’s and First Federal of Hazard’s management and after giving effect to Frankfort First management’s net pretax cost savings estimates resulting from synergies created from the merger, internal asset and deposit growth estimates and certain assumptions, as to, among other things, the estimated net earnings on net proceeds, the number of pro forma shares outstanding, the proposed merger is estimated to be accretive to Kentucky First’s estimated 2004 EPS, on a fully diluted basis, by approximately 25.9% and dilutive to tangible book value by approximately 14.8%. In this analysis, a transaction mix assumption of 44% stock and 56% cash was used. HBI assumed that both Frankfort First and Kentucky First would perform substantially in accordance with earnings forecasts provided to HBI by Frankfort First’s and First Federal of Hazard’s management. The actual results achieved by the combined company may vary from projected results and the variations may be material. This analysis is based on the assumption that the merger would be accounted for as a purchase transaction and excludes merger-related expenses. HBI did not calculate whether the merger would be accretive to Frankfort First’s shareholders on an earnings and book value basis.

     The foregoing is a summary of the material financial analyses performed by HBI and presented to the Frankfort First board of directors, but does not purport to be a complete description of the analyses performed by HBI. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HBI did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying HBI’s opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be HBI’s view of the actual value of Frankfort First, or the current or future trading price for Kentucky First. None of the analysis conducted by HBI failed to support its ultimate determination that the merger consideration was fair to Frankfort First's shareholders from a financial point of view.

     In performing its analyses, HBI made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Frankfort First and First Federal of Hazard. The analyses performed by HBI are not necessarily indicative of actual values of future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of HBI’s analysis of the fairness of the merger consideration, from a financial point of view, to the holders of Frankfort First common stock. The analyses do not purport to be appraisals or to reflect the prices at which a company or its securities may actually be bought or sold.

     Pursuant to the terms of a letter agreement dated July 6, 2004, Frankfort First agreed to pay HBI for its services in connection with the Merger, including the rendering of its opinion. Pursuant to its engagement of HBI, Frankfort First agreed to pay HBI a cash fee of $40,000 upon delivery of the fairness opinion and $60,000 payable on the closing date, for advisory services rendered in connection with reaching the merger agreement. In addition, Frankfort First agreed to indemnify HBI against certain liabilities arising out of its engagement, including liabilities under the federal securities laws.

Dissenters’ Rights

     Under Delaware law, if, as a Frankfort First shareholder, you both properly make a demand for appraisal in writing before the vote taken at the annual meeting and do not vote in favor of the merger, you have the right to seek an appraisal of the fair value of your Frankfort First common stock and receive a cash payment of such fair value. Frankfort First shareholders electing to exercise dissenters’ appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Frankfort First will require strict compliance with the statutory procedures. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix C.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a shareholder in order to dissent from the merger and perfect the shareholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this document.

     Section 262 requires that shareholders be notified not less than 20 days before the annual meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement-prospectus constitutes Frankfort First’s notice to its shareholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

     If you elect to exercise your appraisal rights and demand appraisal of your shares, you must satisfy each of the following conditions:

     1. You must deliver to Frankfort First a written demand for appraisal of your shares before the shareholder vote on the merger is taken. This written demand for appraisal must be in addition to and separate from any abstention from or vote against the merger, whether by proxy or in person. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

     2. You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     3. You must continuously be the record holder of your shares from the date of making the demand for appraisal through the effective time of the merger.

     4. You must otherwise comply with the statutory requirements of Section 262.

     If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive payment for your shares of Frankfort First common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Frankfort First common stock.

     All demands for appraisal should be addressed to the Corporate Secretary, Frankfort First Bancorp, Inc., 216 West Main Street, P.O. Box 535, Frankfort, Kentucky 40602-0535, before the vote on the merger is taken at the annual meeting. Any demand should be executed by or on behalf of the record holder of the shares of Frankfort First common stock. The demand must reasonably inform Frankfort First of the identity of the shareholder and the intention of the shareholder to demand appraisal of his or her shares.

     To be effective, a demand for appraisal by a holder of Frankfort First common stock must be made by or in the name of such registered shareholder. A demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares. If you hold your shares of Frankfort First common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     If shares are owned of record by a fiduciary, such as a trustee, guardian or custodian, execution of a demand for appraisal should be made by the record owner in its fiduciary capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     Within 10 days after the effective date of the merger, Kentucky First must give written notice to each Frankfort First shareholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger that the merger has become effective. Within 120 days after the effective date, either Kentucky First or any shareholder who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery (“Chancery Court”) demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. Kentucky First does not presently intend to file this petition in the event there are such shareholders and has no obligation to do so. Accordingly, the failure of a shareholder to file a petition under Section 262 within the period specified could nullify such shareholder’s previously written demand for appraisal.

     Within 120 days after the effective date of the merger, any Frankfort First shareholder who has complied with the requirements of Section 262 is entitled to receive upon written request to Kentucky First a written statement from Kentucky First that sets forth the aggregate number of shares not voted in favor of the merger and for which demands for appraisal have been received and the aggregate number of shareholders that made demands for appraisal. The Kentucky First statement must be mailed to the shareholder within 10 days after Kentucky First received the shareholder’s written request or the expiration of the time period for delivery of demands for appraisals, whichever is later.

     At any time within 60 days after the effective date, any shareholder who has demanded an appraisal has the right to withdraw the demand and to accept the payment specified by the merger agreement for his or her shares of Frankfort First common stock. If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to Kentucky First, Kentucky First will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all shareholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the shareholders named on such list, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those shareholders who have complied with Section 262 and who have become entitled to appraisal rights. The Chancery Court may require the shareholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the stock certificates of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such shareholder.

     After determination of the shareholders entitled to appraisal of their shares of Frankfort First common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the fair value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the shareholders entitled to receive payment, upon surrender by such holders of the certificates representing the shares entitled to appraisal.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon Kentucky First and the shareholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a shareholder, the Chancery Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any shareholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date of the merger); however, if no petition for appraisal is filed within 120 days after the effective date, or if the shareholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of the shareholder to appraisal will cease and the shareholder will be entitled to receive the cash payment for shares of his or her Frankfort First common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date of the merger.

     In view of the complexity of Section 262, Frankfort First shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Financial Interests of Frankfort First Officers and Directors in the Merger

     Some members of Frankfort First’s management and board of directors have financial interests in the merger that are in addition to, or different from, their interests as shareholders of Frankfort First. The

Frankfort First board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

     Pre-Existing Employment Agreements. In addition to the employment agreement with Don D. Jennings described previously, First Federal of Frankfort also currently maintains virtually identical employment agreements with Danny A. Garland, R. Clay Hulette and Teresa Kuhl. Frankfort First has entered into guaranty agreements with these executives whereby Frankfort First agrees to guarantee the payment obligations of First Federal of Frankfort under the employment agreements. The agreements provide for three-year terms, renewable annually by the Board of Directors of First Federal of Frankfort. The employment agreements also provide for the payment of base salary, participation in bonus, retirement and medical plans, and receipt of customary fringe benefits, vacation and sick leave and expense reimbursement. The agreements terminate upon the executives’ death or disability, as defined in the agreements. First Federal of Frankfort may terminate the agreements for just cause, as defined in the agreement. The executives receive no additional compensation or benefits upon a termination for just cause. Upon an executive’s death, the executive’s beneficiary or estate receives the executive’s base salary through the end of the month of death. Upon termination due to disability, the executives receive continued salary and benefits for any period during the term of the employment agreement and prior to the establishment of disability and for any period of disability prior to termination of employment. The executives may terminate employment voluntarily by providing 90 days’ written notice, in which case they receive only their compensation and vested benefits through the date of termination.

     The employment agreements also provide that, if the executives terminate employment involuntarily for reasons other than just cause within one year after a change in control, they may receive a cash payment equal to the difference between (1) 2.99 times their “base amount,” as defined under Section 280G(b)(3) of the Internal Revenue Code and (2) the sum of any other “parachute payments,” as defined under Section 280G(b)(2) of the Internal Revenue Code. The agreements also provide for a similar lump sum payment in the event of voluntary termination of employment within 30 days after the effective date of a change in control, or upon termination of employment under circumstances equivalent to a constructive discharge (as defined in the agreements). However, effective July 15, 2004, the executives’ employment agreements were amended to provide that neither the execution of the merger agreement, nor the consummation of the proposed merger, with First Federal of Hazard would constitute a change in control entitling the executives to severance under the employment agreements.

     New Employment Agreements. In connection with the merger, Kentucky First and First Federal of Frankfort will separately enter into new employment agreements with Don D. Jennings and R. Clay Hulette, and First Federal of Frankfort will enter into new contracts with Danny A. Garland, R. Clay Hulette and Teresa Kuhl. The employment agreements, which are essentially identical, will provide for three-year terms, renewable on an annual basis for an additional year upon review and extension by the Board of First Federal of Frankfort. The employment agreements establish base salaries of $100,000 for Mr. Jennings, $81,000 for Mr. Garland, $72,885 for Mr. Hulette and $48,033 for Ms. Kuhl. The board of directors will review the base salaries each year in order to consider any appropriate changes. In addition to base salaries, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits.

     The employment agreements also provide that Kentucky First and/or First Federal of Frankfort may terminate each executive’s employment for cause, as defined in the agreements, at any time. No compensation or benefits are payable upon termination for cause. The executives may voluntarily terminate their employment by providing 90 days’ prior written notice. Upon voluntary termination, the terminating executive receives only compensation, vested rights and employee benefits through the termination date.

     The agreements terminate upon the death of the executive, and the executive’s beneficiary or estate receives any compensation due through the last day of the calendar month of the executive’s death. The agreements also allow the appropriate Boards to terminate an executive’s employment due to disability (as defined in the agreements). The disabled executive receives any compensation and benefits provided for under the agreement for any period prior to termination during which the executive was unable to work due to disability. The executive also may receive disability benefits under any available long-term disability plan without reduction for payments made under the employment agreement. During a period of disability, to the extent reasonably capable of doing so, the executive will provide assistance and undertake reasonable assignments for the employers.

     If Kentucky First or First Federal of Frankfort terminates an executive’s employment without cause, or if the executive resigns under specified circumstances that would constitute constructive termination, the executive receives continued base salary and employee benefits for the remaining term of the agreement, as well as continued health, life and disability coverage under the same terms as such coverage is provided to other senior executives, or comparable individual coverage.

     Under the employment agreements, if, within one year after a change in control (as defined in the agreements), the executive terminates employment involuntarily or voluntarily under circumstances discussed in the agreement, the executive receives a cash payment equal to three times the executive’s average annual compensation over the five most recently completed calendar years preceding the change in control. Each executive also receives continued employee benefits and health, life and disability insurance coverage for thirty-six months following termination of employment.

     Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of their base amount, and the employer is not entitled to deduct such amount. The agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G. If a change in control occurred following completion of the merger and prior to December 31, 2004, and we terminated all officers covered by the employment agreements, each officer would generally be entitled to receive one dollar less than three times his or her average annual compensation over the five preceding taxable years. Based on each executive’s average annual compensation as reported on Form W-2 for the years 1999-2003, we have estimated the total amount of charge in control payments to the officers of First Federal of Frankfort would equal approximately $841,678.

     The agreements also require the executives to agree not to compete with Kentucky First, First Federal of Hazard or First Federal of Frankfort, respectively, for one year following a termination of employment, other than in connection with a change in control. Kentucky First or First Federal of Frankfort will pay or reimburse the executive for all reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation regarding the employment agreement, if the executive is successful on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide the executives with indemnification to the fullest extent legally allowable. Although payments due under the employment agreements may be made by either the Company or the Bank, the executives will not receive any duplicative payments under their agreements.

     Appointment of the Frankfort First President and Chief Executive Officer and Two Members of the Frankfort First Board of Directors to the Kentucky First Board of Directors and Other Benefits. First Federal of Hazard has agreed that two members of the Frankfort First board of directors, David R. Harrod and Herman D. Regan, Jr., and Frankfort First’s President and Chief Executive Officer, Don D. Jennings, will be appointed to the Kentucky First board of directors upon completion of the merger. As a result, Frankfort First will have three representatives, and First Federal of Hazard will have four representatives, on Kentucky First’s seven member board of directors. Kentucky First will pay Messrs. Harrod and Regan the same fees payable to Kentucky First’s nonemployee directors, based upon meeting attendance and other factors. Mr. Jennings will also serve as President and Chief Operating Officer of Kentucky First, and therefore will not be paid board fees in addition to his compensation as an employee of Kentucky First. As R. Clay Hulette will serve as Kentucky First’s Chief Financial Officer, Frankfort First and First Federal of Hazard will each have two representatives serving as executive officers of Kentucky First.

     Protection of Frankfort First Directors and Officers Against Claims. First Federal of Hazard has agreed to indemnify and hold harmless, to the fullest extent allowed under Delaware law, present and former directors and officers of Frankfort First from liability and expenses arising from matters existing or occurring at or prior to the effective time of the merger. First Federal of Hazard has further agreed that Frankfort First may obtain an extended reporting period endorsement under Frankfort First’s director and officer liability insurance policy for the benefit of its directors and officers. The endorsement provides continued insurance coverage for six years following consummation of the merger, subject to a maximum annual premium equivalent to 200% of the current annual premium amount.

Regulatory Approvals Needed to Complete the Merger and the Reorganization

     Merger Approvals. Completion of the merger is subject to prior approval of the Office of Thrift Supervision. In reviewing applications for transactions of this type, the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions and the convenience and needs of the communities to be served. In addition, the Office of Thrift Supervision may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. First Federal of Hazard filed an application with the Office of Thrift Supervision on                    .

     Under the Community Reinvestment Act, the Office of Thrift Supervision must take into account the record of performance of First Federal of Hazard and First Federal of Frankfort in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. First Federal of Hazard and First Federal of Frankfort each received a “Satisfactory” rating during their last federal Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the Office of Thrift Supervision, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While we believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger.

     Reorganization Approvals. First Federal of Hazard has adopted a plan of reorganization pursuant to which it will convert from a federally chartered mutual savings association to a federally chartered stock savings association. Recently, First Federal of Hazard has organized, Kentucky First, a federal mutual holding company, to acquire and hold all of the capital stock of First Federal of Hazard to be issued in the reorganization.

     Consummation of the merger is subject to certain conditions, including the receipt by First Federal of Hazard of all approvals necessary to complete its reorganization. Specifically, the reorganization must be approved by the Office of Thrift Supervision and First Federal of Hazard must receive the non-objection of the Federal Deposit Insurance Corporation. As of the date of this proxy statement-prospectus, First Federal of Hazard has filed its reorganization applications with the Office of Thrift Supervision and the Office of Thrift Supervision’s approval is still pending. On                    , the Federal Deposit Insurance Corporation issued its intent not to object to the plan of reorganization. Kentucky First also filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on September 16, 2004. The Registration Statement was declared effective on                                       . See “The Merger Agreement – Conditions to Completing the Merger.”

Financing the Merger

     First Federal of Hazard’s consummation of its reorganization to the mutual holding company structure is a condition precedent to consummating the merger. First Federal of Hazard will use part of the net proceeds of the reorganization offering, plus, if necessary, the proceeds of a capital distribution from First Federal of Hazard to Kentucky First to acquire Frankfort First, fund First Federal of Hazard’s employee stock ownership plan and capitalize First Federal MHC. We will not know the amount of proceeds that First Federal of Hazard will raise in the reorganization offering until after the offering has concluded and Frankfort First shareholders make their elections to receive either cash or Kentucky First common stock in the merger. However, under the terms of the merger agreement, Frankfort First shareholders who elect to receive cash in exchange for their shares of Frankfort First common stock will receive $23.50 for each share of Frankfort First common stock they own. The total value of the merger consideration to be paid to Frankfort First shareholders will be approximately $29.8 million. At the minimum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration, based on 1,246,108 Frankfort First shares outstanding as of November __, 2004 and including payment for the cancellation of stock options, would consist of 1,218,262 shares of Kentucky First common stock and $19.0 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares of Kentucky First common stock and $27.7 million in cash. At the maximum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration will consist of 1,513,687 shares of Kentucky First common stock and $16.1 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares of Kentucky First common stock and $28.7 million in cash. Assuming that Frankfort First shareholders elect to receive the maximum number of shares of Kentucky First common stock in the merger, the total cash funds necessary to complete the transaction (including related fees and expenses) would be $27.7 million, $19.0 million, $18.0 million, $16.1 million and $13.8 million at the minimum of the offering range assuming 347,152 shares of Kentucky First common stock are issued in the merger and at the minimum, midpoint, maximum and maximum, as adjusted, points in the offering range assuming 49%, 45%, 45% and 45%, respectively, of the shares are issued in the merger. In these events, in order to consummate the transaction, it would be necessary for First Federal of Hazard to make a capital distribution to Kentucky First of $14.9 million, $11.8 million, $8.3 million and $4.1 million, respectively. First Federal of Hazard has applied to the OTS to make a capital distribution to address these contingencies. Please see “Use of Proceeds” in the Kentucky First Bancorp prospectus attached to this proxy statement for a detailed explanation of the finances of the merger.

Accounting Treatment of the Merger

     Kentucky First will use the purchase method of accounting for the merger. Under this method of accounting, the assets and liabilities of Frankfort First will be recorded on Kentucky First’s consolidated balance sheet at their estimated fair values at the effective date of the merger. The amount by which the purchase price exceeds the fair value of the net tangible and identifiable intangible assets acquired by Kentucky First through the merger will be recorded as goodwill. Goodwill will not be amortized, but will instead be subject to assessment for impairment, and identifiable intangible assets will be amortized over their estimated useful lives. Kentucky First currently expects that, based on preliminary accounting estimates, the merger would result in the recording of goodwill of approximately $                    and other intangible assets of approximately $                   .

Resale of Kentucky First Common Stock

     The shares of Kentucky First common stock to be issued to shareholders of Frankfort First in the merger have been registered under the Securities Act of 1933. Shares of Kentucky First common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of Frankfort First, as that term is defined in the rules under the Securities Act of 1933. Kentucky First common stock received by those shareholders of Frankfort First who are deemed to be “affiliates” of Frankfort First at the time the merger is submitted for vote of the shareholders of Frankfort First may be resold without registration under the Securities Act of 1933 only to the extent provided for by Rule 145 promulgated under the Securities Act of 1933. Rule 145 permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of Frankfort First is an individual or entity that controls, is controlled by, or is under common control with, Frankfort First, as the case may be, and may include the executive officers and directors of Frankfort First, as well as certain principal shareholders of Frankfort First. The same restrictions apply to certain relatives or the spouses of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

     Pursuant to the terms of the merger agreement Frankfort First has caused each person who may be deemed an affiliate of Frankfort First for purposes of Rule 145 under the Securities Act of 1933 to deliver to Kentucky First a written agreement intended to ensure compliance with the Securities Act of 1933.

The Merger Agreement

     The following describes material provisions of the merger agreement. This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference into this proxy statement-prospectus.

Terms of the Merger

     The merger agreement provides for a business combination in which Frankfort First will merge with a wholly owned merger subsidiary of Kentucky First with Frankfort First as the surviving corporation in the merger, after which it will be liquidated and cease to exist.

     As a result of the merger, except as noted below, each outstanding share of Frankfort First common stock will be converted into the right to receive either 2.35 shares of Kentucky First common stock or $23.50 in cash. Kentucky First will not issue fractions of shares of Kentucky First common stock, but instead will pay each holder of Frankfort First common stock who would otherwise be entitled to a fraction of a share of Kentucky First common stock an amount in cash determined by multiplying that fraction by $23.50. The maximum aggregate value of all consideration (and cash) to be paid to shareholders of Frankfort First is approximately $29.8 million. See “Cash or Stock Election”. If there is a change in the number or classification of shares of Kentucky First outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Holders of shares for which dissenters’ rights have been exercised will be entitled only to the rights granted by Delaware law.

When Will the Merger Be Completed

     The merger will not occur unless the reorganization and the reorganization offering are consummated. The closing of the merger will take place on a date the parties agree upon that occurs as promptly as practicable following the date on which the conditions to closing as described in the merger agreement have been satisfied. These conditions include: (1) Frankfort First obtaining approval of the merger from its shareholders; (2) the parties obtaining the requisite regulatory approvals for the merger and for First Federal of Hazard’s reorganization (and the last waiting period under the required regulatory approvals having expired); (3) the absence of any legal proceedings concerning the merger which is likely to have a material adverse effect on the interests of either Kentucky First or Frankfort First; (4) First Federal of Hazard’s reorganization having occurred (except to the extent it must coincide with the merger); (5) Frankfort First obtaining a fairness opinion from its financial advisor; and (6) each party receiving a “comfort” letter with respect to the financial condition of the other party. See “—Conditions to Completing the Merger.” On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware merging Frankfort First with a wholly owned merger subsidiary of Kentucky First. The merger will become effective at the time stated in the certificate of merger.

     We expect to complete the merger early in the first calendar quarter of 2005. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See “The Merger—Regulatory Approvals Needed to Complete the Merger.” Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before May 31, 2005, unless failure to complete the merger by that time is due to a failure to fulfill any material obligation under the merger agreement by the party seeking to terminate the agreement. See “—Terminating the Merger Agreement.”

Conditions to Completing the Merger

     Our obligations to consummate the merger are conditioned on the following:

•	approval of the merger agreement by Frankfort First shareholders;

•	the absence of any legal proceedings concerning the merger which is likely to have a material adverse effect on the interests of either Kentucky First or Frankfort First;

•	receipt of all required regulatory approvals or waiver with respect to the merger and First Federal of Hazard’s reorganization and the reorganization offering; provided that no such approval or waiver imposes any condition applicable to First Federal of Hazard which is, in the reasonable judgement of First Federal of Hazard, materially burdensome upon the conduct of First Federal of Hazard’s business or which would so adversely impact the economic and business benefits of the merger or the reorganization to First Federal of Hazard so as to render it inadvisable to proceed with the merger or the reorganization;

•	the reorganization of First Federal of Hazard into the mutual holding company structure and the reorganization offering shall have occurred (except to the extent any part thereof shall occur simultaneously with the consummation of the merger);

•	Kentucky First’s common stock being approved for quotation on the NASDAQ Stock Market;

•	Frankfort First’s common stock remaining listed on the NASDAQ Stock Market;

•	all outstanding Frankfort First stock options being terminated or cancelled as required by the merger agreement;

•	holders of not more than 10% of the outstanding shares of Frankfort First common stock entitled to vote on the merger agreement proposal having delivered written demand for appraisal rights under Delaware law;

•	First Federal of Hazard delivering the merger consideration to the exchange agent and the exchange agent certifying such receipt;

•	each party’s representations and warranties being true (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party);

•	each party having performed or complied in all material respects with its covenants and obligations under the merger agreement;

•	each party having received all required third party consents, the absence of which would materially and adversely affect such party;

•	Frankfort First having delivered to First Federal of Hazard executed replacement employment agreements for Don D. Jennings, R. Clay Hulette and Danny Garland and Teresa Kuhl;

•	the receipt by Frankfort First of an opinion from Howe Barnes Investments, Inc. that the merger consideration to be paid to Frankfort First shareholders in the merger is fair from a financial point of view;

•	the receipt by First Federal of Hazard of a customary “comfort” letter from Frankfort First’s independent auditors regarding the financial condition of Frankfort First, and the receipt by Frankfort First of a similar letter from First Federal of Hazard’s independent auditors regarding the financial condition of First Federal of Hazard;

•	neither party having sustained a material adverse effect or change to its business, operations, properties, condition, assets, liabilities or prospects since the execution of the merger agreement; and

•	each party having received from the other appropriate documentation regarding the valid existence and authorization of the other party to enter into the transactions contemplated by the merger agreement.

     We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before May 31, 2005, either party may terminate the merger agreement by a vote of a majority of its board of directors.

Conduct of Business Before the Merger

     Frankfort First has agreed that, until the completion of the merger, Frankfort First and First Federal of Frankfort will:

     Ordinary Course of Business

•	diligently conduct their affairs only in the ordinary course of business consistent with past practices;

     Use of Assets

•	use, manage and maintain all assets in a normal business manner;

•	use reasonable effort to maintain its insurance policies;

     Preserving the Business Organization Intact

•	use best efforts to preserve their business organizations intact, to retain the services of their present officers and key employees and to preserve the goodwill of depositors, borrowers and other customers, suppliers, creditors and others with business relationships;

     Compliance with Laws

•	comply with applicable laws (except where noncompliance would not have a material adverse effect on Frankfort First and First Federal of Frankfort, taken as a whole);

     File Tax Returns and Pay Taxes

•	timely and properly file all taxes required to be filed and pay or make provision for taxes owed;

     Cancel Awards Under Junior Officer Recognition Plan in Exchange for Cash Payments

•	use best efforts to cause the participants in the Frankfort First Junior Officer Recognition Plan to agree that such plan be terminated as of the effective time of the merger with all outstanding awards thereunder being exchanged for a cash payment at the time of the merger; and

     Stock Options

•	use best efforts to cause each holder of an outstanding option to purchase Frankfort First common stock to agree to cancel all outstanding options in exchange for cash consideration. The cash consideration for each outstanding stock option will equal the difference between $23.50 and the exercise price of each option. The cash payments will be made by Frankfort First immediately before the consummation of the merger.

     Frankfort First has also agreed that, except as otherwise expressly contemplated or permitted by the merger agreement, as required by law or regulation or to the extent First Federal of Hazard consents in writing, Frankfort First will not, and will not permit any of its subsidiaries to:

     Contracts

•	take any act or omit to do any act which would cause a breach of any existing contract (except where such breach would not have a material adverse effect on Frankfort First and First Federal of Frankfort, taken as a whole);

•	enter into any new contract or engage in a transaction not in the ordinary course of business and consistent with past practices and not purchase, lease, sell or dispose or any capital asset, except for capital asset transactions which individually do not amount to more than $10,000 and which, in the aggregate do not amount to more than $25,000;

     Employee Benefits

•	except as otherwise agreed to with First Federal of Hazard and other than increases of 5% or less with respect to nonofficer employees (consistent with past practices): (1) increase employee salaries or rates of pay; (2) adopt a new employee benefit plan; (3) enter or modify an employment agreement; (4) made any discretionary contributions to employee benefit plans; or (5) make any allocation to the account of a plan participant other than in the normal course;

     Indebtedness

•	create, incur or assume indebtedness or assume not in the ordinary course of business, or incur costs and expenses in connection with the transaction which materially exceed those previously agreed to by the parties;

     Capital Stock

•	declare, pay or set aside for payment any dividend or other distribution on its capital stock, provided that Frankfort First may pay its regular quarterly dividends at a rate not to exceed $0.28 per share;

•	issue or sell or obligate itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any shares of its capital stock, other than shares issued upon the exercise of outstanding stock options;

     Policy Changes

•	materially change any lending, investment, management or other material policies concerning their business or operations; and

     Agreement Not to Solicit Other Proposals

•	authorize or permit its directors, officers, employees, agents and representatives, to initiate, solicit or knowingly encourage or take any action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, or provide any information to or negotiate with any other party in furtherance of, any proposal that could reasonably be expected to lead to the merger, consolidation, acquisition or sale of all or substantially all of the assets or any shares of capital stock of Frankfort First to a third party. However, Frankfort First may engage in these actions provided that the Frankfort First board of directors determines in good faith, after consultation with its legal counsel, based on the advice from counsel, that such action is required for the board of directors to comply with its fiduciary duties to shareholders imposed by applicable laws. If Frankfort First receives a proposal from a third party, Frankfort First must notify First Federal of Hazard of the proposal, receive a confidentiality agreement from the third party prior to furnishing it with any information and furnish First Federal of Hazard with written notice that information will be furnished to the third party.

Certain Other Agreements

     The merger agreement also contains other agreements which address our conduct in connection with the execution of the merger agreement and our conduct and obligations following the execution of the agreement but before consummation of the merger. These agreements include:

•	the confidential treatment of information exchanged in the merger process;

•	the preparation and delivery of disclosure schedules by each party to the other party as required by the merger agreement or as necessary to qualify certain representations and/or warranties made by the parties in the merger agreement;

•	the coordination of announcements relating to the merger;

•	the obligation of each party to use best efforts to cause their respective representations and warranties to be true and correct at the effective time of the merger, to use best efforts to cause all of the conditions precedent in the agreement to be satisfied, and to use best efforts to take all actions necessary to consummate the transactions contemplated by the merger agreement and First Federal of Hazard’s reorganization; and

•	Frankfort First’s obligation to advise its affiliates of the resale restrictions imposed on them by certain federal securities laws and to use reasonable best efforts to obtain a written commitment from each affiliate to comply with such laws.

     These other agreements also address the following matters:

     Deliveries of Information and Consultation. Each party will promptly furnish the other with copies of:

•	significant reports or other documents filed or received by a party under federal or state banking or securities laws;

•	its consolidated monthly financial statements;

•	a summary of board actions; and

•	all other significant information concerning the business of each party.

     First Federal of Hazard and Frankfort First have also agreed to consult with one another on a regular basis to report on operational matters, and will also consult regarding regulatory matters directly affecting either party. The parties will also consult regarding any litigation that may be commenced, threatened or proposed by any person relating to the merger and shall cooperate in all respects in connection with such ligation.

     Indemnification of Frankfort First Officers and Directors. Kentucky First will indemnify and advance expenses in matters that may be subject to indemnification, to each present and former director and officer of Frankfort First and its subsidiaries for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowable under Kentucky First’s charter and bylaws and under applicable law. Kentucky First will permit Frankfort First and First Federal of Frankfort to obtain an extended reporting period endorsement under Frankfort First directors’ and officers’ liability insurance policy for the benefit of Frankfort First directors and officers which provides such officers and directors with continued insurance coverage under such policy for at least three years following consummation of the merger, subject to a cap on the amount of the annual premium equal to 200% of Frankfort First’s current annual premium.

     Comfort Letters. First Federal of Hazard and Frankfort First have each agreed to use their best efforts to cause their respective independent auditors to deliver to the other party a letter (addressed to the other party), in form and substance reasonably satisfactory to the other party and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the registration Kentucky First is filing and proxy statements similar to this proxy statement. These “comfort letters” are to be delivered within three business days before Kentucky First’s Registration Statement on Form S-1 is to be declared effective.

     Legal Conditions to the Merger. First Federal of Hazard and Frankfort First have each agreed to take all reasonable actions necessary to comply with all legal requirements relating to the merger (including filings and other matters relating to the regulatory applications), to furnish each other with information necessary to satisfy such requirements, and to obtain all third party consents necessary to undertake the transactions contemplated by the merger.

     Stock Listings. Frankfort First has agreed to use its best efforts to maintain the listing of its common stock on the NASDAQ National Market. First Federal of Hazard will use all reasonable efforts to cause the shares of Kentucky First to be listed on the NASDAQ Stock Market National Market.

     Employee Matters. Under the terms of the merger agreement, following the merger, First Federal of Frankfort will continue to employ substantially all employees without employment agreements as employees at will, subject to determinations by First Federal of Frankfort’s management and First Federal of Frankfort’s and Kentucky First’s boards of directors. The Frankfort First Bancorp, Inc. Defined Benefit Plan as well as its health and welfare benefit plans, programs, insurance and policies will continue after the merger until such time as First Federal of Frankfort’s board of directors elects to take alternative action. To the extent that any such plan is replaced after the merger, employees of Frankfort First (or its affiliates) will be entitled to credit for prior service with First Federal of Frankfort for purposes of determining eligibility to participate and vesting, unless such service results in the duplication of benefits. Any eligibility waiting period and pre-existing condition exclusion applicable to such plans and programs will be waived with respect to each Frankfort First employee and their eligible dependents. Kentucky First will also provide full credit to each continuing Frankfort First employee and their eligible dependents under Kentucky First’s corresponding benefit plans for any deductibles incurred by the continuing employees and their covered dependents during the portion of the calendar year prior to the closing of the merger. After the merger, Kentucky First will be liable for all obligations for continued health coverage under Sections 601 through 609 of ERISA (“COBRA”) with respect to each Frankfort First qualified beneficiary who incurs a qualifying event and for continued health coverage under COBRA from and after the merger, and for continued health coverage under COBRA from and after the merger for each Frankfort First qualified beneficiary who incurs a qualifying event before the merger.

     Conduct of First Federal of Hazard’s Business. First Federal of Hazard has agreed to maintain its corporate existence in good standing and conduct its business so as to be able to consummate the transactions contemplated by the merger agreement. It has also agreed to give prompt written notice to Frankfort First of, and to use its best efforts to prevent or promptly remedy, an impending or threatened occurrence of any event or condition which would cause or constitute a breach of any of its representations or obligations under the merger agreement or would be reasonably likely to cause it not to be able to satisfy any condition precedent to consummation of the merger.

Representations and Warranties Made by First Federal of Hazard and Frankfort First in the Merger Agreement

     We have made certain customary representations and warranties to each other in the merger agreement relating to our businesses. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true in all material respects (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party) through the completion of the merger. See “—Conditions to Completing the Merger.”

Terminating the Merger Agreement

     The merger will not occur unless the reorganization and the reorganization offering are consummated. Additionally, the merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by Frankfort First shareholders, as follows:

•	by the mutual agreement of First Federal of Hazard and Frankfort First;

•	by either party, if the merger is not consummated by May 31, 2005, unless failure to complete the merger by that time is due to the failure to perform an obligation by the party seeking to terminate the agreement;

•	by either party, if (1) the other party has not satisfied any of its obligations to close under the merger agreement, or (2) within 30 days after receiving notice from the other party that it has sustained a material adverse effect which cannot be reasonably expected to be cured;

•	by Frankfort First, if Frankfort First enters into a definitive agreement or letter of intent for an acquisition proposal with a third party that the board of directors makes a good faith determination, in consultation with its legal counsel, is necessary to comply with its fiduciary duties to shareholders imposed by applicable laws (provided that Frankfort First has complied with its obligations to notify and furnish information to First Federal of Hazard regarding the third party acquisition proposal or complies with applicable proxy rules;

•	by First Federal of Hazard, if: (1) the Frankfort First board of directors resolves, publicly announces or discloses to any third party its intention to accept an acquisition proposal from a third party; (2) the Frankfort First board of directors recommends to its shareholders (or resolves to recommend) that they tender their shares in a tender or exchange offer commenced by a third party; (3) if a tender offer or exchange offer for 25% of more of Frankfort First’s common stock is commenced or a registration statement with respect thereto is filed and, within 10 days, the Frankfort First board of directors either fails to recommend against such offer or takes no position with respect to such offer; or (4) Frankfort First’s board of directors withdraws or modifies its recommendation of approval of the merger agreement to its shareholders in a manner adverse to First Federal of Hazard or recommends (or resolves to recommend) to Frankfort First shareholders that they approve an acquisition proposal from a third party.

•	by either party, if any suit, action or proceeding is pending or threatened before any court in which the consummation of the merger is restrained or enjoined or in which the relief requested is to restrain, enjoin or prohibit the merger and, in the reasonable judgement of either party, such action suit, action or proceeding is likely to have a material adverse effect with respect to such party’s interest;

•	by either party, upon disapproval by any regulatory authority whose approval is required to consummate the merger or First Federal of Hazard’s reorganization and the reorganization offering, or if an approval contains a condition applicable to First Federal of Hazard which is, in its reasonable judgement, materially burdensome upon the conduct of First Federal of Hazard’s business or which would so adversely impact the economic and business benefits of the merger or reorganization to First Federal of Hazard so as to render it inadvisable to proceed with the merger or the reorganization;

•	by either party, if Frankfort First shareholders fail to approve the merger agreement; and

•	by either party, if First Federal of Hazard’s reorganization and the reorganization offering have not occurred (except for any part of the reorganization and the reorganization offering which can occur simultaneously with or subsequent to the merger).

Termination Fee

     The merger agreement requires Frankfort First to pay First Federal of Hazard a $1.5 million termination fee if First Federal of Hazard terminates the merger agreement as a result of:

•	Frankfort First’s failure to receive shareholder approval of the merger agreement;

•	Frankfort First’s failure to comply in all material respects with its covenants, agreements and other obligations under the merger agreement;

•	Frankfort First’s failure to undertake all appropriate corporate actions necessary to be taken in conjunction with the merger;

•	A breach of Frankfort First’s representations and warranties under the merger agreement are not true and correct (except for those breaches which individually or in the aggregate do not or would not reasonably be likely to have a material adverse effect on Frankfort First;

•	Frankfort First’s failure to deliver the necessary documents and certificates to establish its existence and authorization for it to enter into the merger agreement;

•	Frankfort First’s failure to deliver a comfort letter to First Federal of Hazard regarding Frankfort First’s financial condition;

•	Frankfort First’s failure to enter into replacement agreements with its executives (so as to avoid the transactions contemplated by the merger agreement triggering termination rights under the executives’ employment agreements;

•	Frankfort First’s failure to terminate all outstanding stock options or right to receive stock options, in exchange for cash payments;

•	Frankfort First’s failure to obtain necessary regulatory approvals and third party consents; or

•	Frankfort First’s failure to perform an obligation under the merger that has delayed the consummation of the merger past May 31, 2005,

     and any of the following conditions exist:

Frankfort First or any of its subsidiaries, without having received First Federal of Hazard’s prior written consent, enters into a written agreement to engage in an acquisition proposal with any person other than First Federal of Hazard (or any of its affiliates) or the Frankfort First board of directors recommends that Frankfort First shareholders approve or accept any acquisition proposal with any person other than First Federal of Hazard; or

after a bona fide written proposal is made by any person other than First Federal of Hazard (or any of its affiliates) to engage in an acquisition proposal, either:

•	Frankfort First breaches any covenant or obligation contained in the merger agreement and such breach would entitle First Federal of Hazard to terminate the merger agreement;

•	Frankfort First shareholders do not approve the merger agreement at the Frankfort First annual meeting, the annual meeting is not held in a timely manner or is postponed, delayed or enjoined prior to termination of the merger agreement except as a result of judicial or administrative proceeding or Frankfort First’s board of directors having:

a.	withdrawn or adversely modified its recommendation with respect to the merger agreement, or announced or disclosed to any third party its intention to do so; or

b.	failed to recommend, in the case of a tender or exchange offer for Frankfort First common stock, against acceptance of such tender or exchange offer to its shareholders or takes no position with respect to acceptance of such tender or exchange offer by its shareholders; or

c.	Frankfort First’s board of directors makes the certain provisions of Frankfort First’s Certificate of Incorporation that limit a third party’s ability to acquire a substantial amount of Frankfort First common stock or acquire or merge with Frankfort First altogether.

     Payment of this termination fee shall be due or payable prior to Frankfort First entering into a written definitive agreement with a third party with respect to an acquisition proposal within 18 months after termination of the merger agreement or within such 18-month period any third-party person or entity acquires 25% or more of the Frankfort First’s outstanding common stock.

Expenses

     Each party will pay its own costs and expenses incurred in connection with the merger.

Changing the Terms of the Merger Agreement

     Before the completion of the merger, the parties may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by Frankfort First shareholders, the parties cannot do the following without the approval of Frankfort First shareholders: (1) change the merger consideration to be received by Frankfort First shareholders under the terms of the merger agreement; (2) alter or change any term of Kentucky First’s Charter other than as contemplated by the merger agreement; or (3) alter or change any of the terms and conditions of the merger agreement if such change or alteration would adversely affect Frankfort First shareholders.

Management and Operations Following the Merger

     Board of Directors. After completion of the merger, the board of directors of Kentucky First will consist of all four current members of the board of directors of First Federal of Hazard, Don D.

Jennings, President and Chief Executive Officer of Frankfort First and two current members of the board of directors of Frankfort First (David Harrod and Herman Regan, Jr.). The First Federal of Hazard directors who will serve on Kentucky First’s board are Tony D. Whitaker, Stephen G. Barker, William D. Gorman and Walter G. Ecton, Jr. Information regarding the Frankfort First appointees and all of the current directors and executive officers of Frankfort First, including executive compensation and relationships and related transactions, is included in this proxy statement under “—Election of Directors—Information with Respect to Nominees, Continuing Directors and Certain Executive Officers.” Information regarding Messrs. Whitaker, Barker, Gorman and Ecton follows.

     Tony D. Whitaker has been President and Chief Executive Officer and a director of First Federal of Hazard since 1997. Prior to that time, Mr. Whitaker was President and a director of Great Financial Bank (Central Region), Louisville, Kentucky from 1994 until 1997. Between 1980 and 1994, Mr. Whitaker was President of First Federal Savings Bank, Richmond, Kentucky. Mr. Whitaker has served on the board of directors of America’s Community Bankers since 2001, on the board of directors of the Kentucky Bankers’ Association since January 2004, and served on the board of directors of the Federal Home Loan Bank of Cincinnati from 1992 until 1997. Age 58.

     Stephen G. Barker has been a director of First Federal of Hazard since 1997. Mr. Barker has been in the private practice of law in Hazard, Kentucky since 1980 and has served as Assistant General Counsel to the Kentucky River Properties LLC since 1985. Age 51.

     William D. Gorman has been a director of First Federal of Hazard since 2003. Mr. Gorman has served as mayor of Hazard, Kentucky since 1978. Age 80.

     Walter G. Ecton, Jr. has been a director of First Federal of Hazard since June 2004. Mr. Ecton has been engaged in the private practice of law in Richmond, Kentucky since 1979. Age 50.

     Management. The executive officers of First Federal of Hazard and First Federal of Frankfort will not change as a result of the merger. The executive officers of Kentucky First will be as follows:

Name	Position
Tony D. Whitaker	Chairman of the Board and Chief Executive Officer of Kentucky First, President and Chief Executive Officer of First Federal MHC and First Federal of Hazard

Don D. Jennings	President and Chief Operating Officer of Kentucky First and Executive Vice President of First Federal of Frankfort

R. Clay Hulette	Vice President, Chief Financial Officer and Treasurer of Kentucky First and Vice President of First Federal of Frankfort

Roy L. Pulliam, Jr.	Vice President and Secretary of Kentucky First and First Federal of Hazard

Comparison of Shareholders’ Rights Between a
Delaware Chartered Holding Company and a
Federally Chartered Holding Company

     Upon consummation of the merger, the shareholders of Frankfort First will become shareholders of Kentucky First. The rights of the Kentucky First shareholders are governed by federal law and by Kentucky First’s charter and bylaws. The rights of the Frankfort First shareholders presently are governed by Delaware law and the Frankfort First Certificate of Incorporation and bylaws. These rights differ in certain respects and the material differences are summarized below.

Preemptive Rights

Delaware Law		Federal Law

•	The holders of common stock do not have any preemptive rights.	•	Same. Any subsequent stock issuance by Kentucky First, however, may only be effected through a stock issuance plan approved by the Office of Thrift Supervision which would grant subscription priorities to the First Federal MHC’s members unless Kentucky First demonstrates that a nonconforming stock issuance would be more beneficial to it.

Liquidation Rights; Redemption

Delaware Law		Federal Law

•	This provision is similar to the federal regulations.	•	In the event of any liquidation, dissolution, or winding up of Kentucky First, the holders of common stock generally would be entitled to receive, after payment of all liabilities and any preferred stock preferences, all assets of Kentucky First available for distribution.

•	There is no provision similar to the federal regulations under Delaware law.	•	Federal regulations require that, so long as First Federal MHC remains in place, it must hold a majority of the outstanding shares of common stock of Kentucky First, which in general, will give First Federal MHC the right to control significant decisions and transactions regarding Kentucky First.

		•	Common Stock is not subject to any redemption provisions.

Voting Rights

Delaware Law		Federal Law

•	In the absence of a specification in the corporation’s certificate of incorporation or bylaws, once a quorum is obtained, the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote is required for shareholder action.	•	Holders of Kentucky First’s stock will have one vote per share

•	Unless the certificate of incorporation states otherwise, each share is entitled to one vote.	•	Because First Federal MHC will always own more than 50% of Kentucky First’s shares, it will control the election of directors.

•	Directors are elected by a plurality of the vote.	•	Cumulative voting is not allowed.

•	The certificate of incorporation may provide that at elections for directors, or other special circumstances, cumulative voting may be allowed.	•	During the first five years of Kentucky First’s existence, no persons or entities other than First Federal MHC may acquire beneficial ownership of more than 10% of Kentucky First’s common stock. Any shares acquired in excess of 10% of Kentucky First’s common stock will have no voting rights.

Board of Directors

Delaware Law		Federal Law

•	A board must be made up of one or more directors. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case, a change in the number of directors shall be made only by amendment of the certificate of incorporation.	•	Kentucky First shall be under the direction of a board of directors. The authorized number of directors shall be no fewer than five nor more than 15. The number, however may be increased or decreased with the approval of the Director of Office of Thrift Supervision or his or her delegate.

•	The board may be divided into one, two or three classes, in as equal a number as possible. No specific number is required for classified directors. All, one-half or one-third of the directors would then be elected at each annual meeting, if the board were divided into one, two or three classes, respectively.	•	The board may be classified, with the classes as equal in number as possible. One of the classes shall be subject to election at each annual meeting.

Delaware Law		Federal Law
•	Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled as the bylaws provide. In absence of such provision, the board or other governing body shall fill the vacancy. That term will expire upon the next election of the class for which the director was chosen.	•	Vacancies shall be filled as the bylaws provide, and any director elected to fill a vacancy shall serve until the next election of directors.

•	A director may be removed with or without cause by holders of a majority of the shares entitled to vote, unless the certificate of incorporation states otherwise. In the case of a classified board, shareholders may effect such removal only for cause.	•	A director may be removed only for cause.

Special Meetings of Shareholders

Delaware Law		Federal Law

•	Special meetings may be called by the board or by such persons authorized by the certificate of incorporation or bylaws. The necessary notice shall include a statement of the purpose(s) of the meeting.	•	Unless otherwise specified in the charter, special meetings may be called by a majority of the directors, or upon the written request of holders of not less than one-tenth of all outstanding shares of voting stock, or such other persons as specified in the bylaws.

Approval of Fundamental Transactions

Delaware Law		Federal Law

•	Delaware law generally requires that a merger or sale of assets be approved by a majority of the shares outstanding and entitled to vote, except in transactions involving an amendment to the certificate of incorporation where it would increase or decrease the aggregate number of authorized shares of a class, increase or decrease the par value of a class, or alter or change the powers, preferences or special rights of a class to affect such class or rights adversely.	•	Corporate combination transactions such as mergers, sales of substantially all assets or dissolution of the company, would require the approval of the holders of a majority of the outstanding shares of common stock. Because First Federal MHC would own a majority of Kentucky First’s outstanding shares of common stock, it would control the decision it these matters.

•	Amendments to the certificate of incorporation generally require the affirmative vote of a majority of the outstanding shares of stock.	•	The approval of a majority of the outstanding shares is required for a preapproved amendment to the charter. Any other amendment must be approved by Office of Thrift

Delaware Law	Federal Law
Supervision prior to the approval of shareholders and shall be effective upon filing with the Office of Thrift Supervision in accordance with regulatory procedures.

Comparison of the Rights of Shareholders Under the Frankfort First Certificate of Incorporation and Bylaws and the Kentucky First Charter

Authorized Stock

Frankfort First		Kentucky First

•	The Certificate of Incorporation authorizes 4.25 million shares of capital stock, consisting of 3.75 million shares of common stock, $0.01 par value, and 500,000 shares of serial preferred stock, $0.01 par value.	•	The Kentucky First Charter authorizes 25 million shares of capital stock, consisting of 20 million shares of common stock, $0.01 par value, and 5 million shares of preferred stock, $0.01 par value.

•	As of , 2004, there were shares of Frankfort First’s common stock issued and outstanding.	•	As of , 2004, there were no shares of Kentucky First common stock issued or outstanding.

•	As of , 2004, there were no shares of preferred stock issued or outstanding.	•	As of , 2004, there were no shares of preferred stock issued or outstanding.

Voting Rights

Frankfort First		Kentucky First

•	One-third of Frankfort First’s outstanding shares entitled to vote, represented in person or by proxy, shall constitute quorum. If less than one-third is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.	•	A majority of the outstanding shares of Kentucky First entitled to vote, represented in person or by proxy, shall constitute quorum. If less than a majority is present at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

•	Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.	•	Same.

•	There shall be no cumulative voting by shareholders of any class or series in the election of directors.	•	Same.

Frankfort First		Kentucky First
•	A majority of the votes cast by shareholders at a lawful meeting shall be sufficient to pass on a matter, except in the election of directors, which shall be determined by a plurality of the votes cast.	•	Same.

Dividends

Frankfort First		Kentucky First

•	Dividends on Frankfort First stock may be declared by the board of directors at any meeting. Dividends may be paid in cash, in property, or Frankfort First’s own stock.	•	Subject to the terms of Kentucky First’s Charter and Office of Thrift Supervision orders, the board of directors may declare dividends.

•	These dividend rights are subject to the rights of holders of preferred stock.	•	Same.

Required Vote for Authorization of Certain Actions

Frankfort First		Kentucky First

•	In all matters other than the election of directors, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Certificate of Incorporation or bylaws.	•	Same.

•	Frankfort First’s Certificate of Incorporation provides that at least 80% of the outstanding shares of voting stock entitled to vote thereon and at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person, shall be required in order to approve certain “business combinations” with an interested shareholder or its affiliate. However, if two-thirds of the continuing directors approved the business combination at a meeting at which a continuing director quorum was present, then only such affirmative vote as required by other provisions of the Certificate of Incorporation, law, or regulation shall be necessary.	•	No provision in Kentucky First’s Charter or bylaws.

•	For a period of five years from the conversion of Frankfort First from mutual to stock form, no person shall acquire the	•	No person, other than Kentucky First, shall acquire the beneficial ownership of more than 10% of any class of

Frankfort First	Kentucky First
beneficial ownership of more than 10% of any class of security of Frankfort First, unless such an offer has been approved in advance by a two-thirds vote of the continuing directors.	equity security for a period of five years from the date of the initial minority stock offering.

Shareholders’ Meetings

Frankfort First		Kentucky First

•	Frankfort First must deliver written notice of the meeting and the purpose(s) for which the meeting is called, and it shall be mailed not less than 10 nor more than 50 days before the meeting to each shareholder entitled to vote.	•	Written notice must be delivered to stockholders entitled to vote no fewer than 20 days nor more than 50 days before the meeting.

•	The Chairman of the Board or the Chief Executive Officer of Frankfort First shall preside at meetings.	•	Meetings shall be conducted by a person designated by the board in accordance with written procedures agreed to by the board. The board shall designate, when present, either the Chairman or another person to preside at such meetings.

•	A special meeting may be called at any time by the board of directors or by a committee of the board of directors.	•	Special meetings may be called at any time by the Chairman of the Board, the president or a majority of the board, and shall be called by the Chairman, President or Secretary upon the written request of the holders of not less than one-tenth of all outstanding capital stock entitled to vote, unless otherwise prescribed by Office of Thrift Supervision regulations or the Kentucky First Charter.

•	For purposes of determining shareholders entitled to vote at a meeting, the board of directors shall fix a record date that is not less than 10 nor more than 60 days before the meeting.	•	Same.

•	The board of directors, a committee appointed by the board, or shareholders may nominate directors or propose new business.	•	Same.

•	To nominate a director or propose new business, shareholders must give written notice to the Secretary of Frankfort First	•	Same. If the nominating committee fails or refuses to act at least 20 days prior to the annual meeting, floor

Frankfort First	Kentucky First
not less than 30 days nor more than 60 days prior to the meeting; provided that if less than 40 days’ notice of the meeting is given to shareholders, such notice shall be delivered to the Secretary within 10 days of the date notice of the meeting was mailed to stockholders. Each notice given by a shareholder with respect to nominations or proposals must include certain information regarding the nominee/proposal and the shareholder making them.	nominations may be made at the meeting.

Board of Directors

Frankfort First		Kentucky First

•	The Certificate of Incorporation provides that the number of directors shall be set in the bylaws, but in any event shall be no less than five nor more than 15. The bylaws provide that the number of directors shall be eight.	•	Same, with any greater or lesser number having to be approved by the Director of Office of Thrift Supervision. The bylaws provide that the number of directors shall be seven.

•	The board shall be divided into three classes of as equal a number as possible. Approximately one-third of the directors shall be elected at each annual meeting.	•	Same.

•	Vacancies on the board shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum.	•	Vacancies on the board shall be filled by a majority vote of the remaining directors, whether or not a quorum.

•	Directors may be removed only for cause and only by the vote of at least 80% of the outstanding shares entitled to vote for director.	•	Directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote for director.

Limitation on Personal Liability of Directors

Frankfort First		Kentucky First

•	Frankfort First’s Certificate of Incorporation includes a provision limiting the personal liability of a director to Frankfort First or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not limit liability for: (i) any breach of	•	There is no such provision in Kentucky First’s Charter.

Frankfort First	Kentucky First
a director’s duty of loyalty to Frankfort First or its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

Amendment of the Bylaws

Frankfort First		Kentucky First

•	The bylaws may be amended, repealed, rescinded, or altered by the shareholders only by a vote of not less than 80% of the outstanding shares entitled to vote at an election of directors. In addition, the board may amend, repeal, rescind, or alter the bylaws by a two-thirds vote.	•	The bylaws may be amended in a manner consistent with Office of Thrift Supervision regulation and shall be effective after: (i) approval of the amendment by a majority vote of the board, or by a majority vote of the outstanding shares entitled to vote thereon approve it at any legal meeting, and (ii) receipt of the applicable regulatory approval. When the quorum requirement is not met, solely due to board vacancies, the affirmative vote of a majority of the board will be required to amend the bylaws.

Amendment of the Certificate of Incorporation/Charter

Frankfort First		Kentucky First

•	Frankfort First may repeal, alter, amend or rescind any provision contained in the Certificate of Incorporation, and all rights to stockholders granted in the Certificate of Incorporation are subject to this reservation. Further, the provisions in the Certificate of Incorporation relating to: meetings of shareholders and cumulative voting (Article X), notice for director nominating and proposals (Article XI), number terms, classification and removal of directors (Articles XII and XIII), limitations on the beneficial ownership of more than 10% of a class of Frankfort First’s common stock (Article XIV), shareholder approval of business combinations with related terms (Article XV), the evaluation of	•	Except as provided in Section 5 of the Kentucky First Charter, no amendment, addition, alteration, change or repeal of the Charter shall be made, unless such is proposed by the board, approved by the shareholders holding a majority of outstanding shares entitled to vote thereon approve it, unless a higher vote is required, and approved or preapproved by Office of Thrift Supervision.

Frankfort First	Kentucky First
business combinations (Article XVI), indemnification of directors (Article XVII), limitations on director liability (Article XVIII), amendment of bylaws (Article XIX) and amendment to the Certification of Incorporation (Article XX), may not be repealed, amended, altered, or rescinded unless a vote of the shareholders holding at least 80% of the outstanding shares entitled to vote approve it. However, a majority vote may allow such an action if the same is first approved by a majority of continuing directors.

Proposal 3: Adjournment of the Annual Meeting

     In the event that there are not sufficient votes to approve and adopt the merger agreement at the time of the annual meeting, Frankfort First may propose adjournment of the meeting to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Frankfort First at the time of the annual meeting to be voted for an adjournment, if necessary, Frankfort First is submitting the question of adjournment to its shareholders as a separate matter for their consideration. If it is necessary to adjourn the annual meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the annual meeting of the place, date and time to which the annual meeting is adjourned, if the annual meeting is adjourned for 30 days or less.

     The board of directors of Frankfort First unanimously recommends that shareholders vote “FOR” the adjournment proposal.

Submission of Future Shareholder Proposals
and Nominations to Frankfort First

     Shareholder Proposals. Frankfort First will hold a 2005 Annual Meeting of Shareholders only if the merger is not consummated. Proposals that shareholders seek to have included in the proxy statement for Frankfort First’s next annual meeting must be received by Frankfort First no later than    . If next year’s annual meeting is held on a date more than 30 calendar days from    , a shareholder proposal must be received by a reasonable time before Frankfort First begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     Shareholder Nominations. Frankfort First’s Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days before the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Certificate of Incorporation may be obtained from Frankfort First.

Miscellaneous

     A copy of Frankfort First’s Annual Report on Form 10-KSB for the year ended June 30, 2004, to be filed with the SEC, will be provided on written request without charge to any shareholder whose proxy is being solicited by the board of directors. The written request should be directed to: Corporate Secretary, Frankfort First Bancorp, Inc., 216 West Main Street, P.O. Box 535, Frankfort, Kentucky 40602-0535.

     If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one proxy statement-prospectus to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report or proxy statements, you can request householding by contacting your broker or other holder of record.

     Whether or not you plan to attend the special meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Legal Matters

     The validity of the shares of Kentucky First common stock to be issued in connection with the merger will be passed upon for Kentucky First by Muldoon Murphy Faucette & Aguggia LLP, Washington, DC.

Appendix A to the Proxy Statement

AGREEMENT OF MERGER

BY AND BETWEEN

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

AND

FRANKFORT FIRST BANCORP, INC.

DATED AS OF JULY 15, 2004

EXHIBITS
Exhibit 1	Form of Voting Agreement

Exhibit 2	Form of Affiliate’s Letters

Exhibit 3	Directors and Officers of SHC

Exhibit 4	Form of Frankfort First Replacement Employment Agreement

AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER is made as of this 15th day of July, 2004 by and among FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION and FRANKFORT FIRST BANCORP, INC.

RECITALS

     WHEREAS, the respective Boards of Directors of First Federal and Frankfort First have approved this Agreement by the requisite vote imposed by Law, and deem it advisable and in the best interest of their respective institutions and members or stockholders, as the case may be, to consummate the reorganization provided for herein, pursuant to which Merger Corp. will merge with and into Frankfort First, which will be the surviving corporation in the Merger, and in connection therewith the stockholders of Frankfort First will receive SHC Common Stock and/or cash in exchange for their shares of Frankfort First Common Stock;

     WHEREAS, as a condition and inducement to First Federal’s willingness to enter into this Agreement, First Federal has entered into a separate Voting Agreement (in the form attached as Exhibit 1 hereto) with each of the directors and executive officers of Frankfort First providing that each such person shall vote, or cause to be voted, all shares of Frankfort First Common Stock which such person beneficially owns for approval of the Merger as contemplated herein.

     WHEREAS, the Board of Directors of Frankfort First has directed that this Agreement and the transactions described in this Agreement be submitted for approval at the Frankfort First Meeting;

     WHEREAS, the Merger will be conducted in connection with the Reorganization; and

     WHEREAS, the transactions provided herein are subject to various regulatory approvals and other conditions specified herein.

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I
DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     Acquisition. “Acquisition” shall mean any of the following involving Frankfort First or the Bank on the one hand, or First Federal on the other hand, other than the Merger or the Reorganization:

          (a) any merger, consolidation, share exchange, business combination or other similar transaction;

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of related transactions, excluding from this calculation any such transactions undertaken in the ordinary course of business and consistent with past practice;

          (c) any sale of 10% or more of the outstanding shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or an agreement or instrument evidencing, the right to acquire capital stock);

          (d) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith;

          (e) In the case of Frankfort First, any solicitation of proxies in opposition to approval by its shareholders of the Merger;

          (f) The filing of an acquisition application (or the giving of acquisition notice), whether in draft or final form, under HOLA with respect to it;

          (g) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or

          (h) any public announcement of a proposal, plan or intention to do any of the foregoing.

     Acquisition Proposal. “Acquisition Proposal” shall mean the making of any proposal by any Person concerning an Acquisition.

     Affiliate. “Affiliate” shall mean, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first Person, including without limitation all directors and executive officers of the first Person.

     Affiliate Letter. “Affiliate Letter” shall mean a letter from each Affiliate of Frankfort First substantially in the form of Exhibit 2 attached to this Agreement.

     Agreement. “Agreement” shall mean this Agreement of Merger, together with the Exhibits attached hereto and together with the Disclosure Schedules, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     Announcement. “Announcement” shall mean any public notice, release, statement or other communication to employees, suppliers, customers, members, stockholders, the general public, the press or any securities exchange or quotation system relating to the negotiation and preparation of this Agreement or the transactions contemplated hereby.

     Bank. “Bank” shall mean First Federal Savings Bank of Frankfort, a federally chartered savings bank headquartered in Frankfort, Kentucky, which is a wholly owned subsidiary of Frankfort First.

     Buildings. “Buildings” shall mean all buildings, fixtures, structures and improvements (including without limitation stand-alone automated teller machines or similar devices) used by a Person or an Affiliate and located on the Person’s Real Estate.

     CERCLA. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be in effect from time to time.

     Closing. “Closing” shall mean the conference to be held at 9:00 a.m., Eastern Time, on the Closing Date at the offices of Muldoon Murphy Faucette & Aguggia LLP, 5101 Wisconsin Avenue, NW, Washington, DC 20016, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

     Closing Date. “Closing Date” shall mean the date of the Effective Time or such other date as the parties may mutually agree to in writing.

     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, as the same may be in effect from time to time.

     Confidentiality Agreement. “Confidentiality Agreement” shall mean the letter agreement regarding confidentiality and related issues between First Federal and Frankfort First dated July 1, 2004.

     Contracts. “Contracts” shall mean all of the contracts, agreements, leases, relationships and commitments, written or oral, to which the relevant Person is a party or by which it is bound.

     Control. “Control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Control,” as used with respect to securities or other property, shall mean the power to exercise or direct the exercise of any voting rights associated therewith, or the power to dispose or direct the disposition thereof, or both.

     DGCL. “DGCL” shall mean the General Corporation Law of the State of Delaware.

     Disclosure Schedules. “Disclosure Schedules” shall mean the Frankfort First Disclosure Schedule and the First Federal Disclosure Schedule.

     Dissenting Shares. “Dissenting Shares” shall mean any shares of Frankfort First Common Stock held by a holder who dissents from the Frankfort First Merger and becomes entitled to demand appraisal rights for the value of such shares of Frankfort First Common Stock pursuant to Section 262 of the DGCL.

     ESOP. “ESOP” shall mean an employee stock ownership plan sponsored by First Federal and that will buy SHC Common Stock in the Reorganization.

     Employee Benefit Plans. “Employee Benefit Plans” shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, deferred compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees of the relevant Person.

     Environmental Claim. “Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by a Person or any of its Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

     Environmental Laws. “Environmental Laws” shall mean all federal, state, local or foreign statute, Law, rule, ordinance, code, policy, guideline, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     Environmental Permits. “Environmental Permits” shall mean environmental, health and safety permits and governmental authorizations necessary for their operations of a Person under Environmental Laws.

     Equipment. “Equipment” shall mean all equipment, boilers, furniture, fixtures, motor vehicles, furnishings, office equipment, computers and other items of tangible personal property owned by the relevant Person which are either presently used, or are used on the Closing Date, by the relevant Person in the conduct of its business.

     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.

     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as the same may be in effect from time to time.

     FDIC. “FDIC” shall mean the Federal Deposit Insurance Corporation.

     FHLB of Cincinnati. “FHLB of Cincinnati” shall mean the Federal Home Loan Bank of Cincinnati, Cincinnati, Ohio.

     First Federal. “First Federal” shall mean First Federal Savings and Loan Association, a federally chartered mutual savings and loan association headquartered in Hazard, Kentucky, and shall include any successor stock savings and loan association pursuant to the Reorganization

     First Federal Disclosure Schedule. “First Federal Disclosure Schedule” shall mean the disclosure schedule, dated the date of this Agreement, delivered by First Federal to Frankfort First contemporaneously with the execution and delivery of this Agreement and as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

     First Federal Existing Contracts. “First Federal Existing Contracts” shall mean those Contracts which are listed pursuant to Section 5.15 of this Agreement on the First Federal Disclosure Schedule.

     First Federal Existing Indebtedness. “First Federal Existing Indebtedness” shall mean all Indebtedness of First Federal and the First Federal Subsidiaries, all of which is listed on the First Federal Disclosure Schedule.

     First Federal Existing Liens. “First Federal Existing Liens” shall mean all Liens affecting any of the assets and properties of First Federal or any First Federal Subsidiary except for Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, all of which are listed and briefly described on the First Federal Disclosure Schedule.

     First Federal Existing Litigation. “First Federal Existing Litigation” shall mean all pending or, to the Knowledge of First Federal, threatened claims, suits, audit inquiries, charges, workers compensation claims, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against First Federal or any First Federal Subsidiary, or affecting any assets or the business of First Federal or any First Federal Subsidiary, all of which are listed and briefly described on the First Federal Disclosure Schedule.

     First Federal Real Estate. “First Federal Real Estate” shall mean the parcels of real property identified in the legal descriptions set forth in the Frankfort First Disclosure Schedule.

     Fraction Payment. “Fraction Payment” shall mean any cash paid for fractional share interests paid pursuant to Section 2.10(e) of this Agreement.

     Frankfort First. “Frankfort First” shall mean Frankfort First Bancorp, Inc., a Delaware corporation which is registered as a unitary savings and loan holding company under HOLA and the rules and regulations of the OTS promulgated thereunder.

     Frankfort First Common Stock. “Frankfort First Common Stock” shall mean all of the authorized shares of common stock, $.01 par value per share, of Frankfort First.

     Frankfort First Disclosure Schedule. “Frankfort First Disclosure Schedule” shall mean the disclosure schedule, dated the date of this Agreement, delivered by Frankfort First to First Federal contemporaneously with the execution and delivery of this Agreement and as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

     Frankfort First Executives. “Frankfort First Executives” shall mean the individuals who serve as executive officers of Frankfort First or the Bank.

     Frankfort First Existing Contracts. “Frankfort First Existing Contracts” shall mean those Contracts which are listed pursuant to Section 4.11 of this Agreement on the Frankfort First Disclosure Schedule.

     Frankfort First Existing Employment Agreements. “Frankfort First Existing Employment Agreements” shall mean the employment agreements by and between the Bank, Frankfort First and any of the Frankfort First Executives, identified on the Frankfort First Disclosure Schedule.

     Frankfort First Existing Indebtedness. “Frankfort First Existing Indebtedness” shall mean all Indebtedness of Frankfort First and the Frankfort First Subsidiaries, all of which is listed on the Frankfort First Disclosure Schedule.

     Frankfort First Existing Liens. “Frankfort First Existing Liens” shall mean all Liens affecting any of the assets and properties of Frankfort First or any Frankfort First Subsidiary except for Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, all of which are listed and briefly described on the Frankfort First Disclosure Schedule.

     Frankfort First Existing Litigation. “Frankfort First Existing Litigation” shall mean all pending or, to the Knowledge of Frankfort First, threatened claims, suits, audit inquiries, charges, workers compensation claims, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against Frankfort First or any Frankfort First Subsidiary, or affecting any assets or the business of Frankfort First or any Frankfort First Subsidiary, all of which are listed and briefly described on the Frankfort First Disclosure Schedule.

     Frankfort First Existing Plans. “Frankfort First Existing Plans” shall mean all Employee Benefit Plans of Frankfort First and the Frankfort First Subsidiaries and any Employee Benefit Plans of such entities that have been terminated since July 1, 2001, all of which are listed on the Frankfort First Disclosure Schedule.

     Frankfort First Meeting. “Frankfort First Meeting” shall mean the special or annual meeting of the Frankfort First Shareholders for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, and for such other purposes as may be necessary or desirable.

     Frankfort First Real Estate. “Frankfort First Real Estate” shall mean the parcels of real property identified in the legal descriptions set forth in the Frankfort First Disclosure Schedule.

     Frankfort First Replacement Employment Agreement. “Frankfort First Replacement Employment Agreement” shall mean an employment agreement in substantially the form of Exhibit 4 attached to this Agreement, to be entered into at the Closing and to be effective as of the Effective Time, by and between the Bank and any one or more of the Frankfort First Executives, all as provided in Section 3.11 of this Agreement.

     Frankfort First Shareholders. “Frankfort First Shareholders” shall mean all Persons owning shares of Frankfort First Common Stock on the relevant date of inquiry.

     Frankfort First Stock Option Plan. “Frankfort First Stock Option Plan” shall mean the Frankfort First Bancorp, Inc. 1995 Stock Option and Incentive Plan, as amended.

     Frankfort First Stock Options. “Frankfort First Stock Options” shall mean all options to purchase shares of Frankfort First Common Stock granted pursuant to the Frankfort First Stock Option Plan that are outstanding as of the relevant time of inquiry, whether or not such options are exercisable prior to the Effective Time.

     Frankfort First Subsidiaries. “Frankfort First Subsidiaries” shall mean those Subsidiaries of Frankfort First listed on the Frankfort First Disclosure Schedule pursuant to Section 4.1(c) of this Agreement.

     Hazardous Materials. “Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas; (b) any chemicals, materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes, restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

     HOLA. “HOLA” shall mean the Home Owners’ Loan Act of 1933, as the same may be in effect from time to time, including the rules and regulations of the OTS promulgated thereunder.

     Indebtedness. “Indebtedness” shall mean all liabilities or obligations (except deposit accounts) of the relevant Person, whether primary or secondary, absolute or contingent: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of the relevant Person.

     Investment Securities. “Investment Securities” shall mean all investment securities of the relevant Person permitted to be held by the relevant Person under Law.

     IRS. “IRS” shall mean the United States Internal Revenue Service.

     Knowledge. “Knowledge” of a Person shall mean, for purposes of this Agreement, when any fact or matter is stated to be “to the Knowledge” of that Person or words of similar import, the actual knowledge of the existence or nonexistence of such fact or matter by the executive officers and the Person and its Subsidiaries.

     Law. “Law” shall mean any federal, state, local or other law, rule, regulation, policy or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder by any regulatory agencies or other Persons.

     Lien. “Lien” shall mean, with respect to any asset: (a) any mortgage, pledge, lien, charge, claim, restriction, reservation, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest or other encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

     Material Adverse Effect. “Material Adverse Effect” shall mean any change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities (including contingent liabilities) or prospects of the relevant Person and its Subsidiaries, taken as a whole.

     Material Contract. “Material Contract” shall mean any Contract of a Person or any of its subsidiaries which constitutes:

          (a) a lease of, or agreement to purchase or sell, any capital assets involving in excess of $10,000 as to any asset or $25,000 in the aggregate;

          (b) any management, consulting, employment, personal service, severance, agency or other contract or contracts providing for employment or rendition of services and which: (i) are in writing, or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

          (c) any agreements or notes evidencing any Indebtedness;

          (d) a power of attorney (whether revocable or irrevocable) given to any other person by the Person that is in force;

          (e) an agreement by the Person not to compete in any business or in any geographical area;

          (f) an agreement restricting the Person’s right to use or disclose any information in its possession;

          (g) a partnership, joint venture or similar arrangement;

          (h) a license involving payments in excess of $1,000;

          (i) an agreement or arrangement with any Affiliate which is not a Subsidiary;

          (j) an agreement for data processing services;

          (k) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or other regulatory order or decree with or by the SEC, OTS, FDIC, or any other regulatory authority; or

          (l) any other agreement or set of related agreements or series of agreements which: (i) involve an amount in excess of $10,000 on an annual basis or $25,000 in the aggregate; or (ii) is not in the ordinary course of business of the Person or any Subsidiary of the Person.

     Merger. “Merger” shall mean the merger of Merger Corp. with and into Frankfort First pursuant to this Agreement.

     Merger Corp. “Merger Corp.” shall mean a Delaware corporation to be formed by SHC immediately following the Reorganization for the purpose of effecting the transactions contemplated by this Agreement.

     NASDAQ. “NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotation system.

     OTS. “OTS” shall mean the Office of Thrift Supervision, United States Department of the Treasury, or any successor agency.

     Permits. “Permits” shall mean all licenses, permits, approvals, franchises, qualifications, permissions, agreements, orders and governmental authorizations required for the conduct of the business of the relevant Person.

     Permitted Liens. “Permitted Liens” shall mean those Frankfort First or First Federal Existing Liens which are expressly noted as Permitted Liens on a Disclosure Schedule.

     Person. “Person” shall mean a natural person, corporation, bank, trust, partnership, association, governmental entity, agency or branch or department thereof, or any other legal entity.

     Proxy Statement. “Proxy Statement” shall mean the proxy statement of Frankfort First to be filed with the SEC and to be distributed to the Frankfort First Shareholders in connection with the Frankfort First Special Meeting and the approval of the Merger by the Frankfort First Shareholders, which shall also constitute the prospectus of Merger Corp. filed as a part of the Registration Statement.

     Registration Statement. “Registration Statement” shall mean a registration statement on Form S-4 (or other appropriate form) to be filed under the Securities Act by Merger Corp. in connection with the Merger for purposes of registering any shares of SHC Common Stock to be issued in the Merger pursuant to this Agreement.

     Regulatory Approvals. “Regulatory Approvals” shall mean all of the approvals which are conditions precedent to consummating the Merger and the Reorganization, as specified in Section 7.1(c) of this Agreement.

     Release. “Release” shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     SAIF. “SAIF” shall mean the Savings Association Insurance Fund of the FDIC.

     SEC. “SEC” shall mean the United States Securities and Exchange Commission.

     Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended, as the same may be in effect from time to time.

     SHC. “SHC” shall mean the federal corporation that will serve as the “subsidiary holding company,” as defined in 12 C.F.R. Section 575.1(q), for First Federal and the Bank following the Reorganization.

     SHC Common Stock. “SHC Common Stock” shall mean the Common Stock, $.01 par value per share, of SHC.

     Subsidiary. “Subsidiary” shall mean any corporation, financial institution, joint venture, partnership, limited liability company, trust or other business entity: (i) 25% or more of any outstanding class of whose voting interests is directly or indirectly owned by the relevant Person, or is held by it with power to vote; (ii) the election of a majority of whose directors, trustees, general partners or comparable governing body is controlled in any manner by the relevant Person; or (iii) with respect to the management or policies of which the relevant Person has the power, directly or indirectly, to exercise a controlling influence. Subsidiary shall include an indirect Subsidiary of the relevant Person which is controlled in any manner specified above through one or more corporations or financial institutions which are themselves Subsidiaries.

     Other Defined Terms. The following additional terms are defined in the specific Section to which they relate:

TERM	SECTION
Cash Election	2.8(d)
Cash Election Shares	2.8(d)
Cash Value	2.8(a)(i)
COBRA	3.12(d)
Disclosure Schedule Change	3.2(d)
Effective Time	2.3
Election Deadline	2.8(j)
Exchange Agent	2.10(a)
Exchange Fund	2.10(a)
Exchange Ratio	2.8(a)(ii)
First Federal Reports	5.13
Form of Election	2.8(d)
Frankfort First Approvals	4.1
Frankfort First Certificates	2.8(g)
Frankfort First Reports	4.8
Indemnified Parties	3.5(a)
Initial Mailing Record Date	2.8(h)
Letter of Transmittal	2.10(b)(i)
Liquidation	2.15
Maximum Stock Number	2.8(a)(iii)
Merger Consideration	2.8(a)(iv)
MHC	2.15(d)
Non-Election	2.8(d)
Non-Election Shares	2.8(d)
Outstanding SHC Common Stock	2.8(a)(iii)
Reorganization	2.15
Representative	2.8(d)
Stock Bank	2.15(d)
Stock Election	2.8(d)
Stock Election Shares	2.8(d)
Stock Fraction	2.8(e)(ii)(A)
Termination Event	8.5(c)

ARTICLE II
THE MERGER

     2.1 The Merger. This Agreement provides for the merger of Merger Corp. with and into Frankfort First, whereby the stock of Frankfort First and Merger Corp. outstanding as of the Effective Time will be converted as described herein. The Merger shall be effected pursuant to the provisions of the DGCL, and shall have the effects provided in the DGCL.

     2.2 Effect of the Merger.

         (a) At the Effective Time, the effect of the Merger shall be as provided in the DGCL, including the effects described in Sections 2.2(b) and 2.2(c) of this Agreement.

         (b) The corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of both Frankfort First and Merger Corp. shall be merged into and continued in Frankfort First, and Frankfort First shall be fully vested therewith.

         (c) At the Effective Time, Frankfort First shall possess all the rights, privileges, powers and franchises as well as of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of Frankfort First and Merger Corp., and all the rights, powers and franchises of Frankfort First and Merger Corp. and all property, real, personal and mixed, and all debts due to Frankfort First or Merger Corp. on whatever account, as well as for stock subscriptions and all other things in action belonging to Frankfort First and Merger Corp., shall be vested in Frankfort First; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Frankfort First as they were of Frankfort First or Merger Corp.; and the title to any real estate vested by deed or otherwise in Frankfort First or Merger Corp. shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and Liens upon any property of either Frankfort First or Merger Corp. shall be preserved unimpaired, and all debts, liabilities and duties of Frankfort First or Merger Corp. shall thenceforth attach to Frankfort First and may be enforced against Frankfort First to the same extent as if said debts, liabilities and duties had been incurred or contracted by Frankfort First.

     2.3 Effective Time. The consummation of the Merger shall be effected as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement. The Merger shall become effective on the date and time specified in a Certificate of Merger to be filed with the Secretary of State of the State of Delaware. The date and time on which the Merger shall become effective is referred to in this Agreement as the “Effective Time.”

     2.4 Charter and Bylaws of Frankfort First.

         (a) The Charter of Frankfort First as in effect immediately prior to the Effective Time shall be the Charter of Frankfort First immediately after the Effective Time.

         (b) The Bylaws of Frankfort First as in effect immediately prior to the Effective Time shall be the Bylaws of Frankfort First immediately after the Effective Time.

     2.5 Charter and Bylaws of the Bank; Offices of the Bank.

         (a) The Charter and Bylaws of the Bank in force immediately prior to the Effective Time initially shall be the Charter and Bylaws of the Bank immediately following the Effective Time.

         (b) The location of the main office of the Bank immediately prior to the Effective Time initially shall continue as the main office of the Bank immediately following the Effective Time, and the location of each of the Bank’s branch offices immediately prior to the Effective Time shall continue as a branch location of the Bank immediately following the Effective Time.

     2.6 Directors and Officers of SHC. As of the Effective Time, the directors and officers of SHC shall be as set forth on Exhibit 3 to this Agreement. Prior to the Effective Time or at any time after the Effective Time up to the date that is three years following the Effective Time, in the event a director of SHC set forth on Exhibit 3 hereto is unable or unwilling to serve as a director of SHC, then a replacement director shall be selected (i) by the Frankfort First directors selected to serve as directors of the SHC following the Effective Time and listed on Exhibit 3 herein if the director who is unable or unwilling to serve is a current director of Frankfort First or a replacement director selected by the Frankfort First directors, or (ii) by the First Federal directors selected to serve as directors of the SHC following the Effective Time and listed on Exhibit 3 herein if the director who is unable or unwilling to serve is a current director of First Federal or a replacement director selected by the First Federal directors. Any replacement director shall be appointed to the same class of directors as the director who is being replaced.

     2.7 Capital Stock of Merger Corp. At the Effective Time, each share of common stock of Merger Corp. then issued and outstanding, without any action on the part of the holder thereof, shall be converted into an equal number of shares of Frankfort First Common Stock.

     2.8 Conversion of Frankfort First Common Stock.

         (a) Definitions. As used in this Agreement:

            (i) “Cash Value” shall mean $23.50.

            (ii) “Exchange Ratio” shall mean 2.35.

            (iii) “Maximum Stock Number” shall mean a number of shares of SHC Common Stock equal to 45% of the total of (i) the number of shares of SHC Common Stock to be issued to Frankfort First Shareholders in the Merger; and (ii) the number of shares of SHC Common Stock to be issued to purchasers of SHC Common Stock in the Reorganization (collectively, the “Outstanding SHC Common Stock”), provided that in the discretion of First

Federal: (i) such percentage may be increased to up to 49% of the Outstanding SHC Common Stock in the event that upon completion of the offerings contemplated in the Reorganization First Federal has not received orders for at least the minimum number of shares offered; and (ii) First Federal may elect to exclude any portion or all of the shares of SHC Common Stock purchased by the ESOP in the Reorganization from the Outstanding SHC Common Stock for purposes of calculating the Maximum Stock Number.

            (iv) “Merger Consideration” shall mean the shares of SHC Common Stock issuable pursuant to this Section 2.8 of this Agreement and cash payable pursuant to this Section 2.8 of this Agreement.

         (b) Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Corp., Frankfort First, First Federal or the holders of Frankfort First Common Stock, each share of Frankfort First Common Stock issued and outstanding at the Effective Time (except for Dissenting Shares and treasury stock which shall be canceled as described in Section 2.8(k) of this Agreement) shall be converted into and become the right to receive:

            (i) cash in the amount of the Cash Value; or

            (ii) that number of shares of SHC Common Stock equal to the Exchange Ratio; or

            (iii) a combination of cash and shares of SHC Common Stock determined in accordance with the provisions of this Section 2.8 of this Agreement.

         (c) Maximum Number. Notwithstanding any other provisions of this Agreement, the number of shares of SHC Common Stock to be issued to holders of Frankfort First Common Stock in the Merger shall not exceed the Maximum Stock Number.

         (d) Elections. Subject to the allocation and election procedures set forth in this Section 2.8 of this Agreement, each record holder immediately prior to the Effective Time of shares of Frankfort First Common Stock will be entitled in respect to all of the shares of Frankfort First Common Stock owned by such holder: (i) to elect to receive cash for such shares (a “Cash Election”); (ii) to elect to receive SHC Common Stock for such shares (a “Stock Election”); or (iii) to indicate that such record holder has no preference as to the receipt of cash or SHC Common Stock for such shares (a “Non-Election”). Shares of Frankfort First Common Stock covered by Cash Elections are referred to herein as “Cash Election Shares,” shares of Frankfort First Common Stock covered by Stock Elections are referred to herein as “Stock Election Shares,” and shares of Frankfort First Common Stock covered by Non-Elections are referred to herein as “Non-Election Shares.” In addition, the parties may subsequently agree to permit an election that would be part cash with the remainder being part SHC Common Stock, with the exact proportions of cash and SHC Common Stock to be determined by the parties hereto. All such elections shall be made on a form designed by First Federal, which is reasonably satisfactory to Frankfort First, for that purpose (a “Form of Election”). Holders of record of shares of Frankfort First Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Frankfort First Common Stock held by each Representative for a particular beneficial owner. Shareholders who are not Representatives must make a single election for all shares of Frankfort First Common Stock held by them.

         (e) Stock Elections in Excess of Maximum Stock Number. If the aggregate number of Stock Election Shares multiplied by the Exchange Ratio exceeds the Maximum Stock Number:

            (i) each Cash Election Share and each Non-Election Share shall be converted into the right to receive cash in the amount of the Cash Value; and

            (ii) each Stock Election Share shall be converted into the right to receive:

               (A) a number of shares of SHC Common Stock equal to: (1) the Exchange Ratio; multiplied by (2) a fraction (the “Stock Fraction”), the numerator of which shall be the Maximum Stock Number and the denominator of which shall be the total number of Stock Election Shares multiplied by the Exchange Ratio, and

               (B) an amount in cash, without interest, equal to: (1) the Cash Value; multiplied by (2) a fraction equal to one minus the Stock Fraction.

               (C) Notwithstanding the foregoing provisions, to avoid the ongoing expense of very small shareholder accounts, any Frankfort First Shareholder whose election would result in such Frankfort First Shareholder receiving less than 100 (or such smaller number as may be agreed upon by First Federal and Frankfort First) shares of SHC Common Stock shall have their Frankfort First Common Stock converted solely into cash. In that event, the proportions of cash and SHC Common Stock to be received by other Frankfort First Shareholders who have made a Stock Election shall be appropriately adjusted to reflect a pro rata allocation of remaining available cash and SHC Common Stock among such other Frankfort First Shareholders.

         (f) Other. In the event that Section 2.8(e) of this Agreement is not applicable: (i) each Cash Election Share shall be converted into the right to receive cash in the amount of the Cash Value; (ii) each Stock Election Share shall be converted into the right to receive a number of shares of SHC Common Stock equal to the Exchange Ratio; and (iii) each Non-Election Share shall be converted into the right to receive shares of SHC Common Stock and the right to receive cash on a proportionate basis in the total discretion of First Federal, provided that no Frankfort First Shareholder shall receive less than 100 (or such smaller number as may be agreed upon by First Federal and Frankfort First) shares of SHC Common Stock.

         (g) Initial Mailing. First Federal and Frankfort First will mail a Form of Election to all holders of record of shares of Frankfort First Common Stock as of a date mutually agreed to by Frankfort First and First Federal (the “Initial Mailing Record Date”) which shall be approximately 45 calendar days prior to the anticipated Effective Time. Elections shall be made by holders of Frankfort First Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Frankfort First Common Stock (“Frankfort First Certificates”) as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery). First Federal will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of First Federal (or the Exchange Agent) in such matters shall be conclusive and binding. Neither First Federal nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.8 of this Agreement and all such computations shall be conclusive and binding on the holders of Frankfort First Common Stock absent manifest error in any such computation.

         (h) Nonsubmittal. For the purposes hereof, a holder of Frankfort First Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If First Federal or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the Person making such purported Cash Election or Stock Election shall, for all purposes hereof, be deemed to have made a Non-Election.

         (i) Subsequent Mailings. First Federal and Frankfort First shall each use its reasonable best efforts to promptly mail the Form of Election to all Persons who become holders of Frankfort First Common Stock during the period between the Initial Mailing Record Date and 10:00 a.m. Eastern time, on the date ten calendar days prior to the anticipated Effective Time and to make the Form of Election available to all Persons who become holders of Frankfort First Common Stock subsequent to such day and no later than the close of business on the third business day prior to the Effective Time.

         (j) Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the third business day prior to the Effective Time (the “Election Deadline”) in order to be effective. All elections will be irrevocable.

         (k) Treasury Stock. Any shares of Frankfort First Common Stock that are owned by Frankfort First or the Bank, except shares held in a fiduciary capacity, at the Effective Time shall be canceled and retired and cease to exist and no cash or shares of SHC Common Stock shall be issued or delivered in exchange therefor.

         (l) Adjustment. In the event that, prior to the Effective Time, there is a reclassification, stock split or stock dividend with respect to outstanding SHC Common Stock or outstanding Frankfort First Common Stock, an appropriate and proportionate adjustment, if any, shall be made to any or one or more of the Cash Value or the Exchange Ratio.

     2.9 Frankfort First Stock Options. Upon the satisfaction of all conditions set forth in Article VII of this Agreement, immediately prior to the Effective Time, each holder of an option outstanding under the Frankfort First Stock Option Plan, whether or not the option is then exercisable, shall receive from Frankfort First in cancellation of such option (such cancellation to be reflected in a written agreement) a cash payment in an amount determined by multiplying the number of shares of Frankfort First Common Stock subject to option by such holder by an amount equal to the difference between the Cash Value and the per share exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. Immediately thereafter, Frankfort First shall cancel each such option. No cash payment for cancellation of existing stock options shall be payable without the prior review of First Federal.

     2.10 Exchange of Frankfort First Certificates.

         (a) Exchange Agent. As of the Effective Time, SHC shall deposit, or shall cause to be deposited, with a bank or trust company designated by SHC and reasonably acceptable to Frankfort First (the “Exchange Agent”), for the benefit of the holders of shares of Frankfort First Common Stock, for exchange in accordance with this Article II of this Agreement through the Exchange Agent: (i) certificates representing the aggregate number of shares of SHC Common Stock issuable pursuant to Section 2.8 of this Agreement; and (ii) cash representing the aggregate amount of cash payable pursuant to Section 2.8 of this Agreement; (such certificates for shares of SHC Common Stock, together with any dividends or distributions with respect thereto, such cash and any Fraction Payment, being hereinafter referred to as the “Exchange Fund”).

         (b) Exchange Procedures.

            (i) At or promptly after the Effective Time, SHC shall cause the Exchange Agent to mail to each holder of record of a Frankfort First Certificate, other than holders of Dissenting Shares, which immediately prior to the Effective Time of Merger represented outstanding shares of Frankfort First Common Stock and which was not submitted to the Exchange Agent with a duly executed and completed Form of Election: (A) a letter of transmittal (“Letter of Transmittal”) which shall specify that delivery shall be effected, and risk of loss and title to the Frankfort First Certificates shall pass, only upon delivery of the Frankfort First Certificates to the Exchange Agent and which shall be in such form and have such other customary provisions as SHC may reasonably specify and which are reasonably acceptable to Frankfort First; and (B) instructions to effect the surrender of the Frankfort First Certificates in exchange for cash or shares of SHC Common Stock, or both, as described in this Agreement.

            (ii) Upon surrender of a Frankfort First Certificate for cancellation to the Exchange Agent together with either a Form of Election or a Letter of Transmittal, in each case duly executed, and with such other documents as the Exchange Agent may reasonably require, the holder of such Frankfort First Certificate shall be entitled to receive, and SHC shall cause the Exchange Agent to promptly deliver in exchange therefor after the Effective Time: (A) a certificate representing that number of whole shares of SHC Common Stock to which such holder is entitled to receive in respect of such Frankfort First Certificate pursuant to Section 2.8 of this Agreement; and (B) a check representing the cash that such holder is entitled to receive in respect of such Frankfort First Certificate pursuant to Section 2.8 of this Agreement; and (C) a check for any Fraction Payment. The Frankfort First Certificate so surrendered shall forthwith be canceled; provided, however, that fractional share interests of any one holder shall be aggregated to maximize the number of whole shares of SHC Common Stock to be issued and minimize the Fraction Payments.

            (iii) In the event of a transfer of ownership of shares of Frankfort First Common Stock which is not registered in the transfer records of Frankfort First, a certificate representing the proper number of shares of SHC Common Stock, a check for the proper amount of cash that such holder is entitled to receive in respect of such Frankfort First Certificate pursuant to Section 2.8 of this Agreement and any Fraction Payment, shall be delivered to the transferee if the Frankfort First Certificate which represented such shares of Frankfort First Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

            (iv) No interest will be paid or accrued on the cash and shares of SHC Common Stock to be issued pursuant to this Agreement, the cash in lieu of fractional shares, if any, and unpaid dividends and distributions on the shares of SHC Common Stock, if any, payable to Frankfort First Shareholders.

            (v) If any Frankfort First Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Frankfort First Certificate to be lost, stolen or destroyed and, if required by SHC in its reasonable discretion, the posting by such Person of a bond in such reasonable amount as SHC may direct as indemnity against any claim that may be made against it with respect to such Frankfort First Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Frankfort First Certificate, a certificate representing the proper number of shares of SHC Common Stock and a check for the cash, in each case that such Frankfort First Shareholder has the right to receive pursuant to Section 2.8 of this Agreement, and the Fraction Payment, if any, with respect to the shares of Frankfort First Common Stock formerly represented thereby, and unpaid dividends and distributions on the shares of SHC Common Stock, if any, as provided in this Article II of this Agreement.

            (vi) Until surrendered as contemplated by this Section 2.9 of this Agreement, each Frankfort First Certificate, other than Dissenting Shares, shall be deemed at all times after the Effective Time to represent only the right to receive upon surrender only the cash or shares of SHC Common Stock, or both, and any Fraction Payment.

            (vii) Dissenting Shares as to which appraisal rights have been properly perfected shall be treated in the manner provided in Section 2.12.

         (c) Distributions with Respect to Unexchanged Shares. If any SHC Common Stock is issued pursuant to the Merger, no dividends or other distributions declared or made after the Effective Time with respect to SHC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Frankfort First Certificate with respect to the shares of SHC Common Stock represented thereby, and no Fraction Payment shall be paid to any such holder, until the holder of such Frankfort First Certificate has surrendered such Frankfort First Certificate to the Exchange Agent. Subject to the effect of any applicable Law, following the surrender of any such Frankfort First Certificate, there shall be paid to the holder of the surrendered Frankfort First Certificate, without interest: (i) promptly, any Fraction Payment to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time of Merger theretofore paid with respect to such whole shares of SHC Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of SHC Common Stock.

         (d) No Further Rights in Frankfort First Common Stock. All shares of SHC Common Stock issued and cash paid upon conversion of the Frankfort First Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Frankfort First Common Stock.

         (e) No Fractional Shares. No fractional shares of SHC Common Stock shall be issued in the Merger. All fractional share interests of a holder of more than one Frankfort First Certificate at the Effective Time shall be aggregated. If a fractional share interest results after such aggregation, each holder of a fractional interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional interest by the Cash Value. Promptly after the determination of the amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify SHC and SHC shall deliver such amounts to such holders subject to and in accordance with the terms of Section 2.10(c) of this Agreement.

         (f) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by SHC. Any interest and other income resulting from such investments shall be paid to SHC. In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, then SHC shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

         (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the Frankfort First Shareholders after twelve (12) months after the Effective Time shall be delivered to SHC, upon demand, and any Frankfort First Shareholders who have not theretofore complied with this Article II of this Agreement shall thereafter look only to SHC for payment of their claim for cash or shares of SHC Common Stock, or both, any cash in lieu of fractional share interests and any dividends or distributions with respect thereto.

         (h) No Liability. Neither the Exchange Agent nor any party to this Agreement shall be liable to any Frankfort First Shareholder for any shares of Frankfort First

Common Stock or SHC Common Stock (or dividends or distributions with respect thereto) or cash delivered in accordance with applicable Law to a public official pursuant to any abandoned property, escheat or similar Law.

         (i) Withholding Rights. SHC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Frankfort First Shareholder such amounts as SHC is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by SHC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Frankfort First Shareholder in respect of which such deduction and withholding was made by SHC.

         (j) Uncertificated Shares. Notwithstanding any other provision of this Agreement, the Form of Election and the Letter of Transmittal may, at the option of SHC, provide for the ability of a holder of one or more Frankfort First Certificates to elect that SHC Common Stock to be received in exchange for the Frankfort First Common Stock formerly represented by such surrendered Frankfort First Certificates be issued in uncertificated form.

         (k) Stock Transfer Books. At the Effective Time, the stock transfer books of Frankfort First shall be closed and there shall be no further registration of transfers of shares of Frankfort First Common Stock thereafter on the records of Frankfort First. From and after the Effective Time, the holders of Frankfort First Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Frankfort First Common Stock except as otherwise provided in this Agreement or by Law.

     2.11 Tax-Free Reorganization. The parties intend that this Agreement be a plan of reorganization within the meaning of Section 368(a) of the Code and that the Merger be a tax-free reorganization under Section 368(a) of the Code to the extent that shares of Frankfort First Common Stock are exchanged for shares of SHC Common Stock as described in this Agreement. No party shall voluntarily take or cause to be taken any action which would disqualify the Merger as a tax-free reorganization under Section 368 of the Code.

     2.12 Dissenting Shares. Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions, shall not be entitled to receive Merger Consideration attributable to such Dissenting Shares and shall be entitled only to such rights as are set forth in the DGCL; provided however, that shares of Frankfort First Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the DGCL, or otherwise fails to establish the appraisal rights of such stockholder under the DGCL shall be deemed to be converted into the right to receive the Merger Consideration attributable to such Dissenting Shares pursuant to the terms and conditions referred to above. All negotiations with respect to payment for Dissenting Shares shall be handled by First Federal.

     2.13 Meeting of Frankfort First Shareholders.

         (a) Frankfort First will promptly take all steps necessary to cause the Frankfort First Meeting to be duly called, noticed, and held as soon as practicable for the purpose of voting to approve this Agreement, the Merger and all matters related thereto. Frankfort First will use its best efforts to secure the required approval of its Shareholders.

         (b) Merger Corp. and Frankfort First will prepare and file with the SEC the Registration Statement and the Proxy Statement, respectively, as soon as reasonably practicable after the date of this Agreement. First Federal and Frankfort First shall use reasonable best efforts to cause the Proxy Statement to be cleared for mailing, and the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Frankfort First will cause to be mailed to its Shareholders a notice of the Meeting and the Proxy Statement as soon as practicable thereafter. First Federal and Frankfort First shall also take such action as may be reasonably required to cause any shares of SHC Common Stock issuable pursuant to the Merger to be registered or to obtain an exemption from registration or qualification under applicable state “blue sky” or securities Laws; provided, however, that Merger Corp. shall not be required to qualify as a foreign corporation or to file any general consent to service of process under the Laws of any jurisdiction. Each party to this Agreement will furnish to the other parties all information concerning itself as each such other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement and the Registration Statement.

         (c) The Proxy Statement shall include the recommendation of the Board of Directors of Frankfort First in favor of the Merger; provided, however, that if the Board of Directors of Frankfort First shall, in good faith and after consulting with its legal counsel, determine that to make such a recommendation would be a violation of its fiduciary obligations under applicable Law, then the Board of Directors of Frankfort First shall not be obligated to make any such recommendation.

     2.14 Liquidation Account and Sub-Accounts. The liquidation account and sub-account balances of the Bank shall be continued for the benefit of certain account holders of the Bank who maintain their accounts in the Bank in the event of a complete liquidation of the Bank. The liquidation account balance shall be subject to downward adjustment to the extent of any downward adjustment to any sub-account balance in accordance with Section 563b.470 of the regulations of the OTS. A distribution of each sub-account balance may be made only in the event of a complete liquidation of the Bank and only out of funds available for such purpose after payment of all creditors but before any payments to stockholders.

     2.15 Reorganization. In connection with the Merger, First Federal and Frankfort First will conduct a series of transactions, as set forth below (the “Reorganization”):

         (a) First Federal will organize an interim stock savings bank as a wholly owned subsidiary (“Interim One”);

         (b) Interim One will organize a stock corporation, SHC, as a wholly owned subsidiary;

         (c) Interim One will organize an interim federal savings bank as a wholly owned subsidiary (“Interim Two”);

         (d) First Federal will convert its charter to a federal stock savings and loan association charter, thereby becoming a stock savings and loan association (“Stock Bank”), and Interim One will exchange its charter for a federal mutual holding company charter to become the mutual holding company (“MHC”) for SHC and Stock Bank following the Reorganization;

         (e) Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution;

         (f) former members of First Federal will become members of the MHC;

         (g) MHC will transfer 100% of the issued common stock of the Stock Bank to SHC in a capital distribution; and

         (h) SHC will issue a majority of its common stock to the MHC and sell shares of SHC Common Stock in subscription and community offerings.

     Immediately following consummation of the Reorganization, SHC will form Merger Corp. as a wholly owned subsidiary, and Merger Corp. will merge with and into Frankfort First pursuant to which each of the issued and outstanding shares of Frankfort First Common Stock shall be automatically by operation of law converted into the right to receive the consideration set forth in Section 2.8 herein and the issued and outstanding shares of Merger Corp. common stock shall be converted by operation of law into an equal number of newly issued shares of Frankfort First Common Stock all of which shall be owned by SHC. Immediately following the Merger, Frankfort First shall be liquidated into SHC (the “Liquidation”).

     Therefore, as a result of the Reorganization, the Merger and the Liquidation, Bank and Stock Bank would become “sister” savings and loan associations owned by SHC. MHC would own at least 51% of the stock of SHC, and the new public shareholders, consisting of purchasers in the subscription and community offerings, the former shareholders of Frankfort First and the ESOP, together would own up to 49% of the outstanding SHC Common Stock.

     The amount of SHC Common Stock to be offered to the public would be determined so that the total of SHC Common Stock issued to Frankfort First Shareholders, new investors and the ESOP, as well as shares reserved for options or the other future compensation programs for directors and employees of SHC and its Subsidiaries, would constitute less than 50% of the total SHC Common Stock, and the balance would be owned by MHC.

     The Reorganization is subject to certain regulatory approvals. After the Reorganization is effected, First Federal agrees that it will assume and timely discharge any and all obligations, covenants and agreements of Frankfort First under this Agreement which are to be performed or discharged after the Effective Time, but which have not been fully performed or discharged as of the time the Reorganization is effected.

     2.16 Alternative Structure. Notwithstanding anything in this Agreement to the contrary, First Federal may specify (subject to Frankfort First’s approval, which shall not be unreasonably withheld) that any of its or MHC’s direct or indirect subsidiaries, and Frankfort First and any of its direct or indirect subsidiaries shall enter into transactions other than those described in this Article II, in order to effect the purposes of this Agreement, and First Federal and Frankfort First shall take all action necessary and appropriate to effect, or cause to be affected, such transactions; provided, however, that (i) other than a change in structure required by a regulatory agency having jurisdiction over the transactions contemplated by this Agreement, no such specification shall materially and adversely affect the timing of the consummation of the transactions contemplated herein; or (ii) no such specifications shall materially and adversely affect the tax effect or economic benefits of the Merger to the holders of Frankfort First Common Stock or to First Federal’s members or the fundamental structure of the mid-tier holding company in the Reorganization.

ARTICLE III
OTHER AGREEMENTS

     3.1 Confidentiality; Access. The Confidentiality Agreement shall remain in full force and effect. Upon reasonable notice, each of Frankfort First and First Federal shall afford to the other’s officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all of its and its Subsidiaries’ properties, books, contracts, commitments and records; provided that Frankfort First and First Federal shall have the right to redact any information from such materials which relates to assessments, analyses or discussions of a possible Acquisition engaged in by it prior to the date of this Agreement, or which, relates to matters or issues concerning its evaluation of the Merger or its obligations under this Agreement, or that would impair its Board of Directors’ ability to discharge its fiduciary duties.

     3.2 Disclosure Schedules.

          (a) Contemporaneously with the execution and delivery of this Agreement, Frankfort First is delivering to First Federal the Frankfort First Disclosure Schedule. The Frankfort First Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of Frankfort First contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the Frankfort First Disclosure Schedule.

          (b) Contemporaneously with the execution and delivery of this Agreement, First Federal is delivering to Frankfort First the First Federal Disclosure Schedule. The First Federal Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of First Federal contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the First Federal Disclosure Schedule.

          (c) All capitalized terms used in the Disclosure Schedules shall have the definitions specified in this Agreement. All descriptions or listings of documents contained in the Disclosure Schedules are qualified in their entirety by reference to the documents so described, true copies of which heretofore have been delivered or made available to the other. Except as expressly stated to the contrary in the Disclosure Schedules, disclosure of a matter or document in a Disclosure Schedule shall not be deemed to be an acknowledgment that such matter is material or outside the ordinary course of business of the disclosing party. Disclosure of any matter or event in any of the schedules included in Disclosure Schedule shall be deemed disclosure for purposes of any and all other schedules included therein without the need of specific cross reference or duplication, provided, however, that disclosure of an agreement or other document in a listing of agreements or documents without any summary or description of the substance thereof shall be deemed disclosure only for purposes of the schedule in which such agreement or other document is listed.

          (d) Updates. Prior to the Closing Date, each party shall, to the extent a matter required to be reported occurs, update its Disclosure Schedule on a monthly basis by written notice to the other to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described in the Disclosure Schedule. If requested by the recipient within 14 calendar days after receipt by it of an update to the other’s Disclosure Schedule, the party providing the update shall meet and discuss with the recipient any update to the Disclosure Schedule which, in the reasonable judgment of the recipient, has or may reasonably be expected to have a Material Adverse Effect on the disclosing party or which may in any manner be materially adverse to the recipient (a “Disclosure Schedule Change”).

     3.3 Duties Concerning Representations. Each party to this Agreement shall: (a) to the extent within its control, use best efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects at the Effective Time with the same force and effect as if such representations and warranties had been made on and as of the Effective Time; and (b) use best efforts to cause all of the conditions precedent set forth in Article VII of this Agreement to be satisfied. Neither party shall take any action, nor agree to commit to take any action, which would or reasonably can be expected to: (i) adversely affect the ability of either First Federal or Frankfort First to obtain the Regulatory Approvals; (ii) adversely affect a party’s ability to perform its covenants or agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VII not being satisfied.

     3.4 Deliveries of Information; Consultation. From time to time prior to the Effective Time, and subject to the limitations on access rights under Section 3.1 of this Agreement and to the Confidentiality Agreement:

          (a) Deliveries. Frankfort First and First Federal shall furnish promptly to the other: (i) a copy of each significant report, schedule and other document filed by or received by it or its Subsidiaries pursuant to the requirements of federal or state securities or banking Laws promptly after such documents are available; (ii) its consolidated monthly financial statements (as prepared in accordance with its normal accounting procedures) promptly after such financial statements are available; (iii) a summary of any action taken by its, or its Subsidiaries’, Boards of

Directors, or any committee thereof; and (iv) all other significant information concerning its and its Subsidiaries’ business, properties and personnel as the other may reasonably request.

          (b) Consultation. Representatives of Frankfort First and First Federal shall confer and consult with one another on a regular and frequent basis to report on operational matters and the general status of Frankfort First’s and First Federal’s ongoing business operations

          (c) Regulatory Matters. Representatives of Frankfort First and First Federal shall discuss with one another any matters directly affecting them in which any state or federal regulator of Frankfort First or First Federal or any of their Subsidiaries, is involved.

          (d) Litigation. Each party to this Agreement shall provide prompt notice to the other party of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any Person concerning the legality, validity or propriety of the transactions contemplated by this Agreement. If any such litigation is commenced against any party to this Agreement, the parties shall cooperate in all respects in connection with such litigation.

     3.5 Directors’ and Officers’ Indemnification and Insurance.

          (a) Indemnification. For a period of six (6) years following the Effective Time, SHC shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of Frankfort First or the Bank or any Frankfort First Subsidiaries on or before the Effective Time (“Indemnified Parties”) with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Charter and Bylaws of SHC in effect from time to time and applicable provisions of Law to the same extent as SHC will be obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service.

          (b) Director and Officer Liability Insurance. Subject to availability and a cost of not greater than 200% of the per annum premiums paid by Frankfort First for the policy year that includes the date of this Agreement, SHC shall permit Frankfort First and the Bank to purchase and keep in force for a period of at least three years following the Effective Time directors’ and officers’ liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Frankfort First’s and the Bank’s existing directors’ and officers’ liability insurance for acts or omissions occurring on or prior to the Effective Time. Following the Effective Time, SHC shall cause its directors and officers and the directors and officers of Bank to be covered by SHC’s director’s and officer’s liability insurance to the same extent as First Federal’s directors and officers who serve as directors or officers of SHC or First Federal following the Reorganization, Liquidation and Merger.

          (c) Parties Benefited. The provisions of this Section 3.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and shall survive the Effective Time and any merger, consolidation or reorganization of SHC, including the Reorganization.

     3.6 Letters of Accountants. Frankfort First shall use its best efforts to cause to be delivered to First Federal a letter of Grant Thornton LLP, Frankfort First’s independent auditors, dated a date within three business days before the date on which the Registration Statement is declared effective, and addressed to First Federal, in form and substance reasonably satisfactory to First Federal and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Proxy Statement. First Federal shall use its best efforts to cause to be delivered to Frankfort First a letter of Grant Thornton LLP, First Federal’s independent auditors, dated a date within three business days before the date on which the Registration Statement is declared effective, and addressed to First Federal and Frankfort First, in form and substance reasonably satisfactory to First Federal and Frankfort First and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Proxy Statement.

     3.7 Legal Conditions to Merger. Each party to this Agreement will: (a) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including making all filings and requests in connection with the Regulatory Approvals and furnishing all information required in connection therewith); (b) promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon any of them in connection with the Merger; and (c) take all reasonable actions necessary to obtain (and will cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private Person, required to be obtained by the parties to this Agreement in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     3.8 Stock Listings. Frankfort First shall use its best efforts to maintain the listing of Frankfort First Common Stock on the NASDAQ National Market System through the Effective Time.

     3.9 Announcements. Subject to each party’s disclosure obligations imposed by Law, Frankfort First and First Federal will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public Announcement or statement with respect thereto prior to consultation with the other party.

     3.10 Best Efforts. Subject to the terms and conditions of this Agreement and subject to the fiduciary duties of the Board of Directors of each party, each of the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement including, but not limited to, the Reorganization, the Merger and the Liquidation.

     3.11 Employee And Managerial Matters.

          (a) Employees. The Bank will continue to employ substantially all present employees who are employed without employment contracts as employees at will, subject to the determinations of Bank management and the Bank’s and SHC’s boards of directors.

          (b) SHC Executive Officers. Following the Effective Time, the Executive Officers of SHC shall be as set forth in Exhibit 3 hereto.

          (c) Frankfort First Replacement Employment Agreements. Frankfort First shall, with respect to each of the Frankfort First Executives who is a party to a Frankfort First Existing Employment Agreement, use its best efforts to cause them to enter into a Frankfort First Replacement Employment Agreement.

          (d) Bank Officers and Directors. As of the Effective Time, the directors and executive officers of the Bank shall continue to be those persons serving in such capacities prior to the Effective Time.

     3.12 Employee Benefit Matters.

     (a) Frankfort First Defined Benefit Plan. The Frankfort First Defined Benefit Plan shall continue, except to the extent inconsistent with Law, after the Merger for employees of Bank until such time as the Bank’s Board of Directors elects to take alternative action.

          (b) Health and Welfare Benefits. After the Merger, SHC shall continue, except to the extent not consistent with Law, the Bank’s health and welfare benefit plans, programs, insurance and policies until such time as the Bank’s Board of Directors elects to take alternative action.

          (c) Replacement. With respect to each employee and health and welfare benefit plan or program that replaces a Frankfort First Existing Plan, for purposes of determining eligibility to participate and vesting, service with Frankfort First or an Affiliate of Frankfort First shall be treated as service with SHC; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. No pre-existing condition limitations will apply to any of the Bank’s employees or their dependents who were participants in the Frankfort First Existing Plans comparable to the plan in question at the Closing Date. Each of the Bank’s continuing employees and their dependents shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been in accordance with the terms and conditions of the corresponding Frankfort First Existing Plan.

          (d) COBRA. Until the Effective Time, Frankfort First shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the Code and Sections 601 through 609 of ERISA (“COBRA”) with respect to each Frankfort First qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Effective Time. SHC shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Frankfort First qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each Frankfort First qualified beneficiary who incurs a qualifying event before the Effective Time.

     3.13 Conduct of First Federal’s Business and Authorization, Reservation and Listing of Common Stock. First Federal will maintain its corporate existence in good standing and conduct its business so as to be able to consummate the transactions contemplated by the Agreement. First Federal shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties, covenants or agreements contained or referred to herein or which would or would be reasonably likely to cause First Federal not to be able to satisfy any condition set forth in Sections 7.1 or 7.3 of this Agreement, give prompt written notice thereof to Frankfort First and use its best efforts to prevent or promptly remedy the same. First Federal shall use all reasonable efforts to cause the shares of SHC Common Stock to be issued pursuant to this Agreement to be approved for listing on the NASDAQ subject to official notice of issuance, prior to the Effective Time.

     3.14 Affiliates. Not later than 10 calendar days after the date of the Frankfort First Meeting, Frankfort First shall deliver to First Federal a letter identifying, to the best of Frankfort First’s Knowledge, all Persons who were Affiliates at the date of the Frankfort First Meeting. Frankfort First shall furnish such information and documents as First Federal may reasonably request for the purposes of reviewing such list. Frankfort First shall advise the Affiliates of the resale restrictions imposed by applicable securities Laws and shall use reasonable best efforts to obtain from the Affiliates an executed Affiliate Letter for delivery to First Federal prior to or at the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FRANKFORT FIRST

     Frankfort First hereby represents and warrants to First Federal and Merger Corp. that:

     4.1 Organization and Qualification; Subsidiaries.

          (a) Frankfort First is a corporation duly organized, validly existing and in active status under the Laws of the State of Delaware, and is a registered savings and loan holding company under HOLA. The Bank is a federally chartered capital stock savings and loan association duly organized, validly existing and in good standing under the federal Laws. The deposits of the Bank are insured by the SAIF of the FDIC as permitted by federal Law, and the Bank has paid all premiums and assessments required thereunder. The Bank is a member in good standing of the FHLB of Cincinnati. Each of the other Frankfort First Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Frankfort First and the Frankfort First Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Frankfort First Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the OTS and the FDIC, except where a failure to be so organized, existing and in good standing or to have such power, authority and Frankfort First Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Frankfort First, and neither Frankfort First nor any Frankfort First Subsidiary has received any notice of proceedings relating to the revocation or modification of any Frankfort First Approvals.

          (b) Each of Frankfort First and the Bank is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing (or the equivalent thereof) in each jurisdiction where the character of the properties it owns, leases or operates or the nature of the activities it conducts make such qualification or licensing necessary, except for such failures to be so duly qualified and licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Frankfort First.

          (c) A true and complete list of all Subsidiaries of Frankfort First (the “Frankfort First Subsidiaries”), together with (i) Frankfort First’s direct or indirect percentage ownership of each Frankfort First Subsidiary; (ii) the jurisdiction in which the Frankfort First Subsidiaries are incorporated; and (iii) a description of the principal business activities conducted by each Frankfort First Subsidiary, is set forth in the Frankfort First Disclosure Schedule. Frankfort First and/or one or more of the Frankfort First Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Frankfort First Subsidiaries. Except for the Subsidiaries identified in the Frankfort First Disclosure Schedule, Frankfort First does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 10% of the outstanding equity or voting securities of such entity.

     4.2 Certificate of Incorporation and Bylaws. Frankfort First heretofore has furnished to First Federal a complete and correct copy of the Certificate of Incorporation or other chartering documents and Bylaws, as amended or restated, of Frankfort First and of the Bank. Each such Certificate of Incorporation or other chartering document and Bylaws are in full force and effect. Neither Frankfort First nor the Bank is in violation of any of the provisions of its Certificate of Incorporation or other chartering document or Bylaws.

     4.3 Capitalization. The authorized capital stock of Frankfort First consists of 7,500,000 shares of Frankfort First Common Stock and 500,000 shares of serial preferred stock, par value $.01 per share. As of the date of this Agreement, (a) 1,266,613 shares of Frankfort First Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Frankfort First Shareholder, (b) 405,830 shares of Frankfort First Common Stock are held in the treasury of Frankfort First, (c) 147,230 shares of Frankfort First Common Stock are subject to issuance pursuant to outstanding Frankfort First Stock Options, and (d) 121,209 shares of Frankfort First Common Stock are reserved for future issuance pursuant to the Frankfort First Stock Option Plan, and there has been no change in such amounts thereafter except for changes resulting from the exercise or termination after such date, if any, of Frankfort First Stock Options included in (c) above. As of the date of this Agreement, no shares of Frankfort First’s preferred stock are issued and outstanding. Except as set forth in clauses (c) and (d) above, as of the date of this Agreement Frankfort First has not granted any options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of Frankfort First or the Bank or obligating Frankfort First or the Bank to issue or sell any shares of capital stock of, or other equity interests in, Frankfort First or the Bank. All shares of Frankfort First Common Stock subject to issuance as described in the foregoing, upon issue on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right of any Frankfort First Shareholder. Except as described in the Frankfort First Disclosure Schedule, there are no obligations, contingent or otherwise, of Frankfort First or the Bank to repurchase, redeem or otherwise acquire any shares of Frankfort First Common Stock or the capital stock of the Bank or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Bank or any other entity. Each of the outstanding shares of capital stock of the Bank is duly authorized, validly issued, fully paid and nonassessable, and such shares owned by Frankfort First are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Frankfort First’s voting rights, charges or other encumbrances of any nature whatsoever.

     4.4 Authorization; Enforceability. The entering into, execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Frankfort First are within the corporate power of Frankfort First, and: (a) have been duly and validly authorized by the requisite vote of the Board of Directors of Frankfort First; and (b) upon the approval of the Frankfort First Shareholders and receipt of all Regulatory Approvals, shall be duly and validly authorized by all necessary corporate action. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Frankfort First or the Bank will be, when executed and delivered by Frankfort First and the Bank, the valid and binding obligations of Frankfort First and the Bank, enforceable against each of them in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     4.5 No Violation or Conflict. Subject to the receipt of the Regulatory Approvals, the execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Frankfort First do not and will not conflict with or result in a breach of any Law, the Certificate of Incorporation or Bylaws of Frankfort First, or the Charter or Bylaws of the Bank, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Frankfort First Existing Contract or any Frankfort First Permit, or the creation of any Lien upon any of the properties or assets of Frankfort First or the Bank, in each case which would have a Material Adverse Effect on Frankfort First.

     4.6 Title to Assets; Leases. Except for the Frankfort First Existing Liens, Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, Frankfort First owns good and marketable title to the assets and properties which it owns or purports to own, free and clear of any and all Liens. There is not, under any leases pursuant to which Frankfort First or the Bank leases from others real or personal property, any default by Frankfort First, the Bank or, to the best of Frankfort First’s Knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default in each case which would have a Material Adverse Effect on Frankfort First.

     4.7 Litigation. Except for the Frankfort First Existing Litigation: (a) neither Frankfort First nor the Bank is subject to any material continuing order of, or written agreement or memorandum of understanding with, or, to the Knowledge of Frankfort First, any continuing material investigation by, any federal or state savings and loan or insurance authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease and desist or other orders of any savings and loan regulatory authority; (b) there is no claim, litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Frankfort First, proposed or threatened, against or relating to Frankfort First or the Bank, nor to the Knowledge of Frankfort First is there any basis known for any such material action; (c) there are no actions, suits or proceedings pending or, to the knowledge of Frankfort First, proposed or threatened, against Frankfort First by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement; and (d) there are no uncured material violations or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Frankfort First or the Bank as a result of an examination by any regulatory authority.

     4.8 Securities and Banking Reports; Books and Records.

          (a) Since July 1, 2001, Frankfort First and the Bank have filed all reports, registration statements, definitive proxy statements and prospectuses, together with any amendments required to be made with respect thereto, that were and are required to be filed under the Securities Act, Exchange Act or any other Law with: (i) the SEC; (ii) the OTS; (iii) the FHLB of Cincinnati; (iv) the FDIC; and (v) any other applicable state securities or savings and loan authorities (all such reports, statements and prospectuses are collectively referred to herein as the “Frankfort First Reports”). When filed, each of the Frankfort First Reports complied as to form and substance in all material respects with the requirements of applicable Laws.

          (b) Each of the consolidated audited financial statements and consolidated unaudited interim financial statements (including, in each case, any related notes thereto) of Frankfort First included in the Frankfort First Reports filed with the SEC have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to consolidated unaudited interim statements as permitted by SEC Form 10-Q) and each fairly presents the consolidated financial condition of Frankfort First as of the respective dates thereof and the consolidated income, equity and cash flows for the periods then ended, subject, in the case of the consolidated unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

          (c) The minute books of Frankfort First and the Bank contain accurate and complete records of all meetings and actions taken by written consent by their respective shareholders and Boards of Directors (including all committees of such Boards), and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. The share transfer books of Frankfort First are correct, complete and current in all respects. Except as set forth in the Frankfort Disclosure Schedule, the accounting books and records of Frankfort First: (i) are in all material respects correct and complete; (ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties and assets and liabilities of Frankfort First.

     4.9 Absence of Certain Changes. Except as set forth in the Frankfort First Disclosure Schedule or otherwise provided in this Agreement, since April 1, 2004 there has not been any:

          (a) change in the financial condition, properties, business or results of operations of Frankfort First or the Bank having a Material Adverse Effect on Frankfort First;

          (b) damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Frankfort First or the Bank having a Material Adverse Effect on Frankfort First;

          (c) transactions by Frankfort First or the Bank outside the ordinary course of their respective businesses or inconsistent with past practices, except for the transactions contemplated by this Agreement;

          (d) except for regular quarterly cash dividends of $.28 per share on Frankfort First Common Stock with usual record and payment dates, declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of Frankfort First or any direct or indirect redemption, purchase or other acquisition of any such stock by Frankfort First;

          (e) allocations to the accounts of any directors, officers or employees of Frankfort First or the Bank pursuant to any of the Frankfort First Existing Plans other than in the normal course and in accordance with the terms of the Frankfort First Existing Plans (none of which have been amended or established subsequent to April 1, 2004);

          (f) contribution to, increase in, or establishment of any Employee Benefit Plan (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), or any other increase in the compensation payable or to become payable to any officers, directors or key employees of Frankfort First or the Bank other than in the normal course and in accordance with the terms of the Frankfort First Existing Plans (none of which have been amended or established subsequent to April 1, 2004); or

          (g) change in the method of accounting or accounting practices of Frankfort First or any Frankfort First Subsidiary.

     4.10 Buildings and Equipment. Except as set forth in the Frankfort First Disclosure Schedule: (a) the Buildings and the Equipment of Frankfort First and the Bank are in good operating condition and repair, reasonable wear and tear excepted; (b) are adequately insured for the nature of Frankfort First’s business with the self-insured retentions specified on the Frankfort First Disclosure Schedule; (c) such assets and their use conform in all material respects to applicable Laws; and (d) no notice of any violation of any building, zoning or other Law relating to such assets or their use has been received by Frankfort First or the Bank.

     4.11 Frankfort First Existing Contracts. The Frankfort First Disclosure Schedule lists and briefly describes each Material Contract (the “Frankfort First Existing Contracts”) to which Frankfort First or the Bank is a party or by which its assets are bound. Each of Frankfort First and the Bank has fully performed each term, covenant and condition of each Frankfort First Existing Contract which is to be performed by it at or before the date hereof, except where such non-performance would not have a Material Adverse Effect on Frankfort First.

     4.12 Investment Securities. Except as set forth on the Frankfort First Disclosure Schedule, Frankfort First and the Bank do not own, and do not have any right or obligation to acquire, any Investment Securities.

     4.13 Contingent and Undisclosed Liabilities. Frankfort First and the Bank have no material liabilities of any nature (contingent or otherwise) except for those which: (a) are disclosed in the Frankfort First Reports or in the Frankfort First Disclosure Schedule or in this Agreement; or (b) arise in the ordinary course of business since July 1, 2004 and are not required to be disclosed in the Frankfort First Reports or pursuant to this Agreement or the Frankfort First Disclosure Schedule.

     4.14 Insurance Policies. All real and personal property owned or leased by Frankfort First or the Bank has been and is being insured against, and Frankfort First or the Bank maintains liability insurance against, such insurable risks and in such amounts as set forth in the Frankfort First Disclosure Schedule. Such Insurance Policies constitute all insurance coverage owned by Frankfort First or the Bank and are in full force and effect and neither Frankfort First nor the Bank has received notice of or is otherwise aware of any cancellation or threat of cancellation of such insurance. Except as described in the Frankfort First Disclosure Schedule, no property damage, personal injury or liability claims have been made, or are pending, against Frankfort First or the Bank that are not covered by insurance. Within the past two (2) years, no insurance company has canceled any insurance (of any type) maintained by Frankfort First or the Bank. Neither Frankfort First nor the Bank has any liability for unpaid premiums or premium adjustments for any insurance policy. To the Knowledge of Frankfort First, the cost of any insurance currently maintained by Frankfort First or the Bank will not increase significantly upon renewal other than increases consistent with the general upward trend in the cost of obtaining insurance.

     4.15 Employee Benefit Plans.

         (a) Except for the Frankfort First Existing Plans, Frankfort First does not maintain, nor is it bound by, any Employee Benefit Plan. Frankfort First has furnished First Federal with a complete and accurate copy of each Frankfort First Existing Plan and a complete and accurate copy of each material document prepared in connection with each such Frankfort First Existing Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) the most recent summary plan description and all summaries of material modifications applicable thereto, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter, and (v) the most recently prepared actuarial report and financial statement.

         (b) Neither Frankfort First nor the Bank maintains or contributes to, or within the two years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA other than its defined benefit plan. Except as indicated on the Frankfort First Disclosure Schedule, none of the Frankfort First Existing Plans or Frankfort First Existing Contracts obligates Frankfort First or the Bank to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code. Except as indicated on the Frankfort First Disclosure Schedule, none of the Frankfort First Existing Plans or the Frankfort First Existing Contracts provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Frankfort First or the Bank.

         (c) To the Knowledge of Frankfort First, each Frankfort First Existing Plan has always been operated in material compliance with the requirements of all applicable Law. Frankfort First and the Bank have performed in all material respects all obligations required to be performed by either of them under, are not in any material respect in default under or in violation of, and have no Knowledge of any material default or violation by any party to, any Frankfort First Existing Plan. No legal action, suit or claim is pending or, to the Knowledge of Frankfort

First, threatened with respect to any Frankfort First Existing Plan (other than claims for benefits in the ordinary course) and no fact or event exists to the knowledge of Frankfort First that could give rise to any such action, suit or claim.

         (d) Except as set forth on the Frankfort First Disclosure Schedule, each Frankfort First Existing Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and to the Knowledge of Frankfort First no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Frankfort First Existing Plan. No trust maintained or contributed to by Frankfort First or the Bank is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

         (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Frankfort First Existing Plan. Neither Frankfort First nor the Bank has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and no fact or event exists that could give rise to any such liability.

         (f) All contributions, premiums or payments required to be made with respect to any Frankfort First Existing Plan have been made on or before their due dates. To the Knowledge of Frankfort First, there is no accumulated funding deficiency, within the meaning of ERISA or the Code, in connection with the Frankfort First Existing Plans and no reportable event, as defined in ERISA, has occurred in connection with the Frankfort First Existing Plans.

         (g) No representation and warranty set forth in this Section 4.15 shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Frankfort First.

     4.16 No Violation of Law. Except as set forth in the Frankfort First Disclosure Schedule, neither Frankfort First, the Bank nor any of the assets of Frankfort First or the Bank materially violate or conflict with any Law, any Frankfort First Permits, or any decree, judgment or order, or any zoning, building line restriction, planning, use or other similar restriction, in each case which would have a Material Adverse Effect on Frankfort First.

     4.17 Brokers. Except for fees to Howe Barnes Investments, Inc., Frankfort First’s financial advisor, neither Frankfort First nor the Bank has incurred any brokers’, finders’, financial advisor or any similar fee in connection with the transactions contemplated by this Agreement. The Frankfort First Disclosure Schedule contains a list of all fees to be paid to such advisor in connection with the transactions contemplated by this Agreement.

     4.18 Taxes.

         (a) Except as disclosed in the Frankfort First Disclosure Schedule and except as may arise as a result of the transactions contemplated by this Agreement: Frankfort First and the Bank have timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed except where the failure to have filed timely or properly would not have a Material Adverse Effect on Frankfort First; Frankfort First and the Bank have paid or made adequate provision, in reserves reflected in its financial statements included in the Frankfort First Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by them or assessable against them; no tax deficiencies have been assessed or proposed against Frankfort First or the Bank and to the Knowledge of Frankfort First there is no basis in fact for the assessment of any tax or penalty tax against Frankfort First or the Bank.

         (b) As of the date of this Agreement, except as disclosed in the Frankfort First Disclosure Schedule, there are no fiscal years of Frankfort First currently under examination by the IRS or the Kentucky Department of Revenue, and none of the open years has been examined by the IRS or the Kentucky Department of Revenue. Frankfort First and the Bank have not consented to any extension of the statute of limitation with respect to any open tax returns.

         (c) There are no tax Liens upon any property or assets of Frankfort First or the Bank except for Liens for current taxes not yet due and payable.

         (d) As soon as practicable after the date of this Agreement, Frankfort First and the Bank will deliver to First Federal correct and complete copies of all tax returns and reports of Frankfort First filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not closed by audit or not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of Frankfort First, no such examination or audit is planned.

         (e) Except where the failure to withhold, pay or file would not have a Material Adverse Effect on Frankfort First, Frankfort First and the Bank have properly withheld and timely paid all withholding and employment taxes which they were required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to their employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

     4.19 Real Estate. The Frankfort First Real Estate: (a) constitutes all real property and improvements (or interest therein, including without limitation easements, licenses or similar arrangements authorizing Frankfort First or the Bank to place, maintain, operate and/or use an automated teller machine or similar device on real property of a third-party) leased or owned by Frankfort First or the Bank; (b) other than with respect to Frankfort First or the Bank as lessee, is not subject to any leases or tenancies of any kind; (c) is not in the possession of any adverse possessors; (d) has direct access to and from a public road or street; (e) except for violations that would not have a Material Adverse Effect on Frankfort First, is used in a manner which is consistent with applicable Law; (f) is, and has been since the date of possession thereof by Frankfort First or the Bank, in the peaceful possession of Frankfort First or the Bank; (g) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal operations of the Buildings of Frankfort First and the Bank and the Frankfort First Real Estate; (h) except as disclosed in the Frankfort First Disclosure Schedule, to the Knowledge of

Frankfort First, is not located in an area designated as a flood plain or wetland; (i) is not subject to any outstanding special assessment; (j) is not subject to any zoning, ordinance, decrees or other Laws which would materially restrict or prohibit First Federal from continuing the operations presently conducted thereon by Frankfort First or the Bank; (k) is not subject to any interest of any Person under an easement, contract, option or mineral rights or other agreements which would have a Material Adverse Effect on Frankfort First; (l) is not subject to any presently pending condemnation proceedings, nor to Frankfort First’s Knowledge, are such proceedings threatened against the Frankfort First Real Estate.

     4.20 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Frankfort First or the Bank, except for the Regulatory Approvals and except for consent the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Frankfort First.

     4.21 No Pending Acquisitions. Except for this Agreement, Frankfort First is not a party to or bound by any agreement, undertaking or commitment with respect to an Acquisition on the date of this Agreement.

     4.22 Labor Matters.

         (a) Except as disclosed on the Frankfort First Disclosure Schedule (or in an updated Frankfort First Disclosure Schedule with respect to vacations in (iii) below), there is no present or former employee of Frankfort First or the Bank who has any claim against any of such entities (whether under Law, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve-month period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent financial statements included in the Frankfort First Reports.

         (b) There are no pending and unresolved claims by any Person against Frankfort First or the Bank arising out of any Law relating to discrimination against employees or employee practices or occupational or safety and health standards. There is no pending or, to the knowledge of Frankfort First, threatened, nor has Frankfort First or the Bank, since July 1, 1999, experienced any, labor dispute, strike or work stoppage which affected, affects or may affect the business of Frankfort First or the Bank or which did, may or would interfere with the continued operation of Frankfort First or the Bank.

         (c) Neither Frankfort First nor the Bank is a party to any collective bargaining agreement. There is not now pending or, to the Knowledge of Frankfort First, threatened, any charge or complaint against Frankfort First or the Bank by or before the National Labor Relations Board or any representative thereof, or any comparable state agency or authority. No union organizing activities are in process, or to Frankfort First’s Knowledge contemplated, and no petitions have been filed for union organization or representation of employees of Frankfort First or the Bank, and Frankfort First and the Bank have not committed any unfair labor practices which have not heretofore been corrected and fully remedied.

     4.23 Indebtedness. Except for the Frankfort First Existing Indebtedness, Frankfort First has no Indebtedness.

     4.24 Permits. The Permits described on the Disclosure Schedule constitute all Permits which Frankfort First and the Bank currently have and need for the conduct of their respective businesses as currently conducted, except for such Permits the failure of which to have would not have a Material Adverse Effect on Frankfort First.

     4.25 Disclosure. No statement of fact by Frankfort First contained in this Agreement, the Frankfort First Disclosure Schedule, or any other document furnished or to be furnished by Frankfort First contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

     4.26 Information Supplied. None of the information supplied or to be supplied by Frankfort First for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, at the date the Registration Statement becomes effective, the date(s) the Proxy Statement is mailed to the Frankfort First Shareholders and at the time(s) of the Frankfort First Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

     4.27 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Frankfort First Common Stock is the only vote of the holders of any class or series of capital stock or other securities of Frankfort First necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

     4.28 Opinion of Financial Advisor. Frankfort First has received the opinion of Howe Barnes Investments, Inc. as of the date of this Agreement, to the effect that the consideration to be received in the Merger by the Frankfort First Shareholders is fair to the Frankfort First Shareholders from a financial point of view.

     4.29 Environmental Protection.

         (a) Except as set forth in the Frankfort First Disclosure Schedule, Frankfort First and the Frankfort First Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) have not received any communication (written or oral), from a governmental authority or other Person, that alleges that Frankfort First is not in compliance with applicable Environmental Laws.

         (b) Except as set forth in the Frankfort First Disclosure Schedule, Frankfort First and the Bank have obtained all Environmental Permits, and all such Environmental Permits are in good standing and Frankfort First and the Bank are in material compliance with all terms and conditions of their Environmental Permits.

         (c) Except as set forth in the Frankfort First Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of Frankfort First, threatened against Frankfort First, the Bank or against any Person whose liability for any Environmental Claim Frankfort First or the Bank has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which Frankfort First or the Bank owns, leases or manages.

         (d) Except as set forth in the Frankfort First Disclosure Schedule, to the Knowledge of Frankfort First there have been no Releases of any Hazardous Material by Frankfort First or by any Person on real property owned (including REO properties of the Bank), used, leased or operated by Frankfort First or the Bank.

         (e) No real property at any time owned (including REO properties of the Bank), operated, used or controlled by Frankfort First or the Bank is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the CERCLA, or on any comparable state list, and, except as described in the Frankfort First Disclosure Schedule, Frankfort First has not received any written notice from any Person under or relating to CERCLA or any comparable state or local Law relating to potential listing on such lists.

         (f) Except as set forth in the Frankfort First Disclosure Schedule, to the Knowledge of Frankfort First, no off-site location at which Frankfort First or the Bank has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and neither Frankfort First nor the Bank has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF FIRST FEDERAL

     First Federal hereby represents and warrants to Frankfort First that:

     5.1 Organization and Capitalization; Business.

         (a) First Federal is a mutual savings and loan association duly organized, validly existing and in good standing under the HOLA. The deposits of First Federal are insured by the SAIF of the FDIC as permitted by federal Law, and First Federal has paid all premiums and assessments required thereunder. First Federal is a member in good standing of the FHLB of Cincinnati.

         (b) First Federal has full corporate power and authority and those Permits necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties.

         (c) Copies of the Charter and Bylaws of First Federal have been delivered to Frankfort First. Such copies are complete and correct copies of such documents, and are in full force and effect. First Federal is not in violation of any of the provisions of its Charter or Bylaws.

     5.2 Authorization; Enforceability. The entering into, execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by First Federal or Merger Corp. are within the corporate power of First Federal or Merger Corp., as the case may be, and: (a) have been duly and validly authorized by the requisite vote of the Board of Directors of First Federal and, where required, by the Board of Directors and sole shareholder of Merger Corp.; and (b) upon receipt of all Regulatory Approvals, shall be duly and validly authorized by all necessary corporate action on the part of both First Federal and Merger Corp. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by First Federal or Merger Corp. will be, when executed and delivered by First Federal or Merger Corp., as the case may be, the valid and binding obligations of First Federal or Merger Corp., as the case may be, enforceable against First Federal or Merger Corp., as the case may be, in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     5.3 No Violation or Conflict. Subject to the receipt of the Regulatory Approvals, the execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by First Federal or Merger Corp. do not and will not conflict with or result in a breach of any Law or the Articles of Incorporation or Bylaws of First Federal or Merger Corp. or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract of First Federal or Merger Corp. or any Permit held by or the creation of any Lien upon any of the properties or assets of First Federal or Merger Corp.

     5.4 Litigation. Except for the First Federal Existing Litigation: (a) neither First Federal nor any First Federal Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or, to the Knowledge of First Federal, any continuing material investigation by, any federal or state savings and loan or insurance authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease and desist or other orders of any savings and loan regulatory authority; (b) there is no claim, litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the

Knowledge of First Federal, proposed or threatened, against or relating to First Federal or any First Federal Subsidiary, nor is to the Knowledge of First Federal is there any basis for any such material action; (c) there are no actions, suits or proceedings pending or, to the Knowledge of First Federal, proposed or threatened, against First Federal by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement; and (d) there are no uncured material violations or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to First Federal or any First Federal Subsidiary as a result of an examination by any regulatory authority.

     5.5 Brokers. Except for fees to Capital Resources Group, Inc. and Capital Resources, Inc., First Federal’s marketing and financial advisors, neither First Federal nor Merger Corp. has incurred any brokers’, finders’, financial advisor or any similar fee in connection with the transactions contemplated by this Agreement. The First Federal Disclosure Schedule contains a list of all agreements with such advisors, copies of which have been provided to Frankfort First.

     5.6 Governmental Approvals. Other than the Regulatory Approvals, no permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by First Federal or Merger Corp.

     5.7 Disclosure. No statement of fact by First Federal contained in this Agreement, the First Federal Disclosure Schedule or any other document furnished or to be furnished by First Federal contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

     5.8 Information Supplied. None of the information supplied or to be supplied by First Federal for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, at the date the Registration Statement becomes effective, the date(s) the Proxy Statement is mailed to the Frankfort First Shareholders and at the time(s) of the Frankfort First Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.9 Opinion of Financial Advisor. First Federal has received the opinion of Capital Resources Group, Inc., as of the date of this Agreement, to the effect that the consideration to be paid in the Merger by First Federal is fair to First Federal from a financial point of view.

     5.10 Cash Payment. First Federal has sufficient funds or has financing arranged as part of the Reorganization to pay the cash payment required under Section 2.8 of this Agreement and such payment will not cause First Federal or SHC to fail to meet any regulatory capital requirements to which it is subject.

     5.11 Compliance with Laws. First Federal is in compliance in all material respects with all applicable Laws.

     5.12 Consummation. First Federal has no reason to believe that it will be unable to obtain the Regulatory Approvals.

     5.13 Banking Reports; Books and Records.

         (a) Since July 1, 2001, First Federal has filed all reports, together with any amendments required to be made with respect thereto, that were and are required to be filed under any Law with: (i) the OTS; (ii) the FHLB of Cincinnati; (iii) the FDIC; and (iv) any other applicable state securities or savings bank authorities (all such reports and other documents are collectively referred to herein as the “First Federal Reports”). When filed, each of the First Federal Reports complied as to form and substance in all material respects with the requirements of applicable Laws.

         (b) Each of the consolidated audited financial statements and consolidated unaudited interim financial statements (including, in each case, any related notes thereto) of First Federal included in the First Federal Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to consolidated unaudited interim statements) and each fairly presents the consolidated financial condition of First Federal as of the respective dates thereof and the consolidated income, equity and cash flows for the periods then ended, subject, in the case of the consolidated unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         (c) The minute books of First Federal and the First Federal Subsidiaries contain accurate and complete records of all meetings and actions taken by written consent by their respective shareholders and Boards of Directors (including all committees of such Boards), and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. The accounting books and records of First Federal: (i) are in all material respects correct and complete; (ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties and assets and liabilities of First Federal.

     5.14 Absence of Certain Changes. Except as set forth in the First Federal Disclosure Schedule, since July 1, 2003 there has not been any:

         (a) change in the financial condition, properties, business or results of operations of First Federal or any First Federal Subsidiary having a Material Adverse Effect on First Federal;

         (b) damage, destruction or loss (whether or not covered by insurance) with respect to any assets of First Federal or any First Federal Subsidiary having a Material Adverse Effect on First Federal;

         (c) transactions by First Federal or any First Federal Subsidiary outside the ordinary course of their respective businesses or inconsistent with past practices, except for the transactions contemplated by this Agreement; or

         (d) change in the method of accounting or accounting practices of First Federal or any First Federal Subsidiary.

     5.15 First Federal Existing Contracts. The First Federal Disclosure Schedule lists and briefly describes each Material Contract (the “First Federal Existing Contracts”) to which First Federal or a First Federal Subsidiary is a party or by which its assets are bound. First Federal and each First Federal Subsidiary has fully performed each term, covenant and condition of each First Federal Existing Contract which is to be performed by it at or before the date hereof, except where such non-performance would not have a Material Adverse Effect on First Federal.

     5.16 Contingent and Undisclosed Liabilities. First Federal and the First Federal Subsidiaries have no material liabilities of any nature (contingent or otherwise) except for those which: (a) are disclosed in the First Federal Reports or in the First Federal Disclosure Schedule or in this Agreement; or (b) arise in the ordinary course of business since July 1, 2003 and are not required to be disclosed in the First Federal Reports or pursuant to this Agreement or the First Federal Disclosure Schedule.

     5.17 Taxes.

         (a) Except as disclosed in the First Federal Disclosure Schedule and except as may arise as a result of the transactions contemplated by this Agreement: First Federal and the First Federal Subsidiaries have timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed except where the failure to have filed timely or properly would not have a Material Adverse Effect on First Federal; First Federal and the First Federal Subsidiaries have paid or made adequate provision, in reserves reflected in its financial statements included in the First Federal Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by them or assessable against them; no tax deficiencies have been assessed or proposed against First Federal or any First Federal Subsidiary and to the Knowledge of First Federal there is no basis in fact for the assessment of any tax or penalty tax against First Federal or any First Federal Subsidiary.

         (b) As of the date of this Agreement, except as disclosed in the First Federal Disclosure Schedule, there are no fiscal years of First Federal currently under examination by the IRS or the Kentucky Department of Revenue, and none of the open years has been examined by the IRS or the Kentucky Department of Revenue. First Federal and the First Federal Subsidiaries have not consented to any extension of the statute of limitation with respect to any open tax returns.

         (c) There are no tax Liens upon any property or assets of First Federal or any First Federal Subsidiary except for Liens for current taxes not yet due and payable.

         (d) As soon as practicable after the date of this Agreement, First Federal and the First Federal Subsidiaries will deliver to Frankfort First correct and complete copies of all tax returns and reports of First Federal filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not closed by audit or not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of First Federal, no such examination or audit is planned.

         (e) Except where the failure to withhold, pay or file would not have a Material Adverse Effect on First Federal, First Federal and the First Federal Subsidiaries have properly withheld and timely paid all withholding and employment taxes which they were required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to their employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

     5.18 Real Estate. The First Federal Real Estate: (a) constitutes all real property and improvements (or interest therein, including without limitation easements, licenses or similar arrangements authorizing First Federal or a First Federal Subsidiary to place, maintain, operate and/or use an automated teller machine or similar device on real property of a third-party) leased or owned by First Federal or any First Federal Subsidiary; (b) other than with respect to First Federal or any First Federal Subsidiary as lessee, is not subject to any leases or tenancies of any kind; (c) is not in the possession of any adverse possessors; (d) has direct access to and from a public road or street; (e) is used in a manner which is consistent with applicable Law; (f) is, and has been since the date of possession thereof by First Federal or any First Federal Subsidiary, in the peaceful possession of First Federal or any First Federal Subsidiary; (g) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal operations of the Buildings of First Federal and the First Federal Subsidiaries and the First Federal Real Estate; (h) except as disclosed in the First Federal Disclosure Schedule, to the Knowledge of First Federal, is not located in an area designated as a flood plain or wetland; (i) is not subject to any outstanding special assessment; (j) is not subject to any zoning, ordinance, decrees or other Laws which would materially restrict or prohibit First Federal from continuing the operations presently conducted thereon by First Federal or any First Federal Subsidiary; (k) is not subject to any interest of any Person under an easement, contract, option or mineral rights or other agreements which would have a Material Adverse Effect on First Federal; (l) is not subject to any presently pending condemnation proceedings, nor to First Federal’s Knowledge, are such proceedings threatened against the First Federal Real Estate.

     5.19 No Pending Acquisitions. Except for this Agreement, First Federal is not a party to or bound by any agreement, undertaking or commitment with respect to an Acquisition on the date of this Agreement.

     5.20 Environmental Protection.

         (a) Except as set forth in the First Federal Disclosure Schedule, First Federal and the First Federal Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) have not received any communication (written or oral), from a governmental authority or other Person, that alleges that First Federal is not in compliance with applicable Environmental Laws.

         (b) Except as set forth in the First Federal Disclosure Schedule, First Federal and the First Federal Subsidiaries have obtained all Environmental Permits and all such Environmental Permits are in good standing and First Federal and the First Federal Subsidiaries are in material compliance with all terms and conditions of their Environmental Permits.

         (c) Except as set forth in the First Federal Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of First Federal, threatened against First Federal, any First Federal Subsidiary or against any Person whose liability for any Environmental Claim First Federal or any First Federal Subsidiary has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which First Federal or any First Federal Subsidiary owns, leases or manages.

         (d) Except as set forth in the First Federal Disclosure Schedule, there have been no Releases of any Hazardous Material by First Federal or by any Person on real property owned (including REO properties of First Federal), used, leased or operated by First Federal or any of the First Federal Subsidiaries.

         (e) No real property at any time owned (including REO properties of First Federal), operated, used or controlled by First Federal or any First Federal Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the CERCLA, or on any comparable state list, and, except as described in the First Federal Disclosure Schedule, First Federal has not received any written notice from any Person under or relating to CERCLA or any comparable state or local Law relating to potential listing on such lists.

     (f) Except as set forth in the First Federal Disclosure Schedule, to the Knowledge of First Federal, no off-site location at which First Federal or any First Federal Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and neither First Federal nor any First Federal Subsidiary has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

     5.21 Title to Assets; Leases. Except for the First Federal Existing Liens, Liens for current taxes not yet due and payable, pledges to secure deposits and such imperfections of title, easements and other encumbrances, if any, as do not materially detract from the value of or substantially interfere with the present use of the property affected thereby, First Federal owns good and marketable title to the assets and properties which it owns or purports to own, free and clear of any and all Liens. There is not, under any leases pursuant to which First Federal or a First Federal Subsidiary leases from others real or personal property, any default by First Federal, any First Federal Subsidiary or, to the best of First Federal’s Knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default in each case which would have a Material Adverse Effect on First Federal.

     5.22 Buildings and Equipment. Except as set forth in the First Federal Disclosure Schedule: (a) the Buildings and the Equipment of First Federal and any First Federal Subsidiary

are in good operating condition and repair, reasonable wear and tear excepted; (b) are adequately insured for the nature of First Federal’s business with the self-insured retentions specified on the First Federal Disclosure Schedule; (c) such assets and their use conform in all material respects to applicable Laws; and (d) no notice of any violation of any building, zoning or other Law relating to such assets or their use has been received by First Federal or any First Federal Subsidiary.

     5.23 Indebtedness. Except for the First Federal Existing Indebtedness, First Federal has no Indebtedness.

ARTICLE VI
CONDUCT OF BUSINESS BY FRANKFORT FIRST PENDING THE MERGER

     From and after the date of this Agreement and until the Effective Time, except as required by this Agreement, or as required for the Merger or the Reorganization, without the prior written consent of the President of First Federal, or such other officer of First Federal as the President of First Federal may designate in writing, Frankfort First and the Frankfort First Subsidiaries shall:

     6.1 Carry on in Regular Course. Diligently carry on their business in the regular course and substantially in the same manner as heretofore conducted and shall not make or institute any unusual or novel methods of lending, investing, purchasing, selling, leasing, managing, accounting or operating. Frankfort First and the Frankfort First Subsidiaries shall maintain their books and records in accordance with past practices and not take any action that would (i) adversely affect the ability to obtain the Regulatory Approvals or (ii) adversely affect Frankfort First’s ability to perform its obligations under this Agreement.

     6.2 Use of Assets. Use, manage, operate, maintain and repair all of their assets and properties in a normal business manner.

     6.3 No Default. Not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any of the Frankfort First Existing Contracts, except where such breach would not have a Material Adverse Effect on Frankfort First and the Frankfort First Subsidiaries taken as a whole.

     6.4 Insurance Policies. Use reasonable efforts to maintain all of its Insurance Policies in full force and effect, except as mutually agreed to by Frankfort First and First Federal.

     6.5 Employment Matters. Not: (a) except as described in the Frankfort First Disclosure Schedule, grant any increase in the rate of pay of any of their employees, except that Frankfort First may review non-officer employee salaries in November or December of 2004 and give raises averaging no more than 5%, consistent with past practices; (b) institute or amend any Employee Benefit Plan, except as expressly contemplated under this Agreement; (c) enter into or modify any written employment arrangement with any Person except as described in Sections 3.11 and 7.2; (d) make any discretionary contributions to any of the Frankfort First Existing Plans; or (e) make any allocation to the account of any participant(s) in any of the Frankfort First

Existing Plans, other than in the normal course and in accordance with the terms of the relevant Frankfort First Existing Plan or except as expressly contemplated by this Agreement. Notwithstanding anything herein to the contrary, immediately prior to the Effective Time, Frankfort First shall use its best efforts to cause the participants in its Junior Officer Recognition Plan (the “JORP”) to agree that the JORP shall be terminated as of the Effective Time, all vesting of awards made prior to the Effective Time shall cease as of the Effective Time and any unvested awards shall expire at the Effective Time, provided that in exchange for the termination of unvested awards the Bank may agree to pay such participants in the future a cash payment equal to the Cash Value multiplied by the number of shares of Frankfort First Common Stock as to which vesting ceased. Such payments shall be made on the same dates and over the same period of time during which vesting would have continued had the JORP not been terminated, with the amount of each payment equal to the number of shares of Frankfort First Common Stock that would have vested on such date multiplied by the Cash Value, provided the participant continues to be an employee of the Bank or an Affiliate on the date the payment is to be made.

     6.6 Contracts and Commitments. Not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with Frankfort First’s normal business practices and not purchase, lease, sell or dispose of any capital asset, except for such capital asset transactions which individually do not involve a dollar amount in excess of $10,000 and which together do not involve an aggregate dollar amount in excess of $25,000.

     6.7 Indebtedness; Investments. Not create, incur, invest in or assume any Indebtedness or Investment Securities not in the usual and ordinary course of business; and not, without the prior written consent of First Federal, incur costs and expenses in connection with the transactions contemplated by this Agreement which materially exceed the estimate set forth in the Frankfort First Disclosure Schedule pursuant to Section 8.5 of this Agreement.

     6.8 Preservation of Relationships. Use their best efforts to preserve their business organizations intact, to retain the services of their present officers and key employees and to preserve the goodwill of depositors, borrowers and other customers, suppliers, creditors and others having business relationships with Frankfort First.

     6.9 Compliance with Laws. Comply with all applicable Laws, except for such noncompliances which would not individually or in the aggregate have a Material Adverse Effect on Frankfort First and the Frankfort First Subsidiaries taken as a whole.

     6.10 Taxes. Timely and properly file all federal, state, local and foreign tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it as reflected on such returns.

     6.11 Amendments. Not amend Frankfort First’s Certificate of Incorporation or Bylaws, or the Articles of Incorporation or Bylaws of the Bank or any other Frankfort First Subsidiary, except as mutually agreed to by Frankfort First and First Federal or as required by Law.

     6.12 Issuance of Stock; Dividends; Redemptions. Not: (a) issue, sell or buy any additional shares of stock of any class or grant any warrants, stock appreciation rights, options (including any options pursuant to any Frankfort First Stock Option Plan) or rights to subscribe for or acquire any additional shares of stock of any class of Frankfort First or any Frankfort First Subsidiary other than the issuance of Frankfort First Common Stock issuable upon exercise of Frankfort First Stock Options outstanding as of the date of this Agreement; (b) except as provided below, declare or pay any dividend or make any capital or surplus distributions of any nature, except for Frankfort First’s regular quarterly cash dividends not exceeding $.28 per share for each outstanding share of Frankfort First Common Stock; (c) recapitalize or reclassify any of their capital stock or liquidate in whole or in part; (d) reacquire any of Frankfort First’s outstanding shares of capital stock; or (e) effect any stock split, stock dividend or other reclassification of Frankfort First Common Stock.

     6.13 Policy Changes. Not make a material change in any lending, investment, liability, management or other material policies concerning their business or operations, except as required by Law or as required by the Board of Directors of Frankfort First in the exercise of its fiduciary duties.

     6.14 Acquisition Transactions. Promptly following the execution of this Agreement, Frankfort First shall take affirmative steps necessary to discontinue, and thereafter not initiate, solicit or knowingly encourage (including by way of furnishing any information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or negotiate with any person in furtherance of such inquires or to obtain an Acquisition Proposal, or agree to endorse, or endorse, any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Frankfort First or any of the Frankfort First Subsidiaries to take any such action, and Frankfort First shall promptly notify First Federal orally, and confirm in writing, subject to disclosure being consistent with the fiduciary duties of the Board of Directors of Frankfort First, all of the relevant details relating to all inquiries and proposals which Frankfort First or a Frankfort First Subsidiary may receive relating to any of such matters; provided, however, that nothing contained in this Section 6.14 shall prohibit the Board of Directors of Frankfort First from: (a) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to Frankfort First and/or the Bank or take any other action if (i) the Board of Directors of Frankfort First, in consultation with its legal counsel, determines in good faith that such action is required for the Board of Directors of Frankfort First to comply with its fiduciary duties to shareholders imposed by applicable Laws, (ii) prior to furnishing such information to such party, Frankfort First receives from such party an executed confidentiality agreement in reasonably customary form, and (iii) Frankfort First gives First Federal prior written notice that information will be furnished; or (b) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     6.15 Frankfort First Options. Frankfort First shall use its best efforts to cause each holder of an option outstanding under the Frankfort First Stock Option Plan to agree in writing to cancel any of their outstanding options to acquire shares of Frankfort First Common Stock in exchange for the consideration set forth in Section 2.9 herein. In addition, Frankfort First and First Federal agree that in lieu of granting options to David Harrod pursuant to Section 9 of the Frankfort First Option Plan, immediately prior to the Closing Frankfort First shall make a payment of $8,782.70 to Mr. Harrod, provided Mr. Harrod signs an agreement in form reasonably satisfactory to First Federal pursuant to which Mr. Harrod agrees that such payment is in satisfaction of any and all amounts owed to Mr. Harrod under the Frankfort First Option Plan.

ARTICLE VII
CONDITIONS PRECEDENT TO THE MERGER

     7.1 Conditions to Each Parties Obligations to Effect the Merger. The respective obligations of First Federal and Frankfort First to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following conditions precedent:

         (a) No Litigation. No suit, action or other proceeding shall be pending or overtly threatened before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined or in which the relief requested is to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement and, in either case, where in the reasonable judgment of either First Federal or Frankfort First, such suit, action or other proceeding, is likely to have a material adverse effect with respect to such party’s interest.

         (b) Approval of Frankfort First Shareholders. This Agreement and the Merger shall have received the requisite approval and authorization of the Frankfort First Shareholders.

         (c) Regulatory Approvals.

            (i) The Merger, this Agreement, the transactions contemplated hereby, shall have been approved by the OTS and any other governmental entities whose approval is necessary, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied, and all waiting periods relating to such approvals shall have expired. The Reorganization also shall have been approved by the OTS and any other governmental entity whose approval is necessary in order for First Federal to proceed with the Reorganization.

            (ii) No permission, approval, determination, consent or waiver received pursuant to Section 7.1(c)(i) of this Agreement shall contain any condition applicable to First Federal which is, in the reasonable judgment of First Federal, materially burdensome upon the conduct of First Federal’s business or which would so adversely impact the economic and business benefits of the Merger or the Reorganization to First Federal so as to render it inadvisable to proceed with the Merger or the Reorganization.

         (d) Reorganization. The Reorganization shall have occurred, except for any part thereof which can occur only simultaneously with or subsequent to the Merger. All such events which shall occur simultaneously with the Closing shall occur simultaneously with Closing.

     7.2 Conditions to Obligation of First Federal. The obligation of First Federal to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following additional conditions precedent:

         (a) Compliance with Agreement. Frankfort First shall have performed and complied in all material respects with all of its covenants, agreements and other obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time.

         (b) Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to First Federal, and Frankfort First shall have made available to First Federal for examination the originals or true and correct copies of all documents First Federal may reasonably request in connection with the transactions contemplated by this Agreement.

         (c) Representations and Warranties of Frankfort First. Each of the representations and warranties of Frankfort First contained in Article IV of this Agreement, after giving effect to any update to the Frankfort First Disclosure Schedule Change, shall be true and correct, as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and except for those breaches which individually or in the aggregate do not or would not be reasonably likely to have a Material Adverse Effect on Frankfort First.

         (d) No Material Adverse Change. During the period from the date of this Agreement to the Closing Date and as of the Effective Time there shall not have occurred, and there shall not exist on the Closing Date and as of the Effective Time, any condition(s) or fact(s) having individually or in the aggregate a Material Adverse Effect (irrespective of whether any such condition or fact was disclosed in a Frankfort First Disclosure Schedule Change) on Frankfort First.

         (e) Deliveries at Closing. Frankfort First shall have delivered to First Federal such certificates and documents of officers of Frankfort First and public officials as shall be reasonably requested by First Federal to establish the existence of Frankfort First and the due authorization of this Agreement and the transactions contemplated by this Agreement by Frankfort First.

         (f) Accountant Letters. First Federal shall have received a copy of each of the following letters from Grant Thornton LLP, each of which shall be in form and substance reasonably satisfactory to First Federal and shall contain information concerning the financial condition of Frankfort First: (i) the letter described in Section 3.6 of this Agreement; (ii) a similar letter dated the Closing Date.

         (g) Frankfort First Replacement Employment Agreements. Frankfort First shall have delivered to First Federal, with respect to each of the Frankfort First Executives who have Frankfort First Existing Employment Agreements in effect on the Closing Date, a Frankfort First Replacement Employment Agreement in each case dated as of the Closing Date and executed on behalf of the Bank by a duly authorized officer and by the appropriate Frankfort First Executive.

         (h) Stock Listing. Frankfort First Common Stock shall continue to have been listed on the NASDAQ.

         (i) Stock Options. All of the outstanding Frankfort First Stock Options shall have been terminated or canceled as contemplated in Section 2.9 herein.

         (j) Cash in Lieu of Options. The cash payment contemplated in Section 6.15 herein shall have been made, and the written agreement contemplated in Section 6.15 herein shall have been entered into.

         (k) Dissenting Shares. No greater than 10% of the outstanding shares of Frankfort First Common Stock entitled to vote at the Frankfort First Special Meeting as is contemplated in Section 2.13 herein shall have delivered the written notice of intent to demand payment pursuant to Section 262 of the DGCL.

         (l) Required Consents. In addition to Regulatory Approvals, Frankfort First and Bank shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Frankfort First and Frankfort First Subsidiaries, taken as a whole.

     7.3 Conditions to Obligation of Frankfort First. The obligation of Frankfort First to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following additional conditions precedent:

         (a) Compliance with Agreement. First Federal and Merger Corp. each shall have performed and complied in all material respects with all of its covenants, agreements and other obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time.

         (b) Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Frankfort First, and First Federal shall have made available to Frankfort First for examination the originals or true and correct copies of all documents which Frankfort First may reasonably request in connection with the transactions contemplated by this Agreement.

         (c) Representations and Warranties of First Federal. Each of the representations and warranties of First Federal and Merger Corp. contained in Article V of this Agreement, after giving effect to any First Federal Disclosure Schedule Change, shall be true and correct as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and except for those breaches which individually or in the aggregate do not or would not be reasonably likely to have a Material Adverse Effect on First Federal.

         (d) No Material Adverse Change. During the period from the date of this Agreement to the Closing Date and as of the Effective Time there shall not have occurred, and there shall not exist on the Closing Date and as of the Effective Time, any condition(s) or fact(s) having individually or in the aggregate a Material Adverse Effect (irrespective of whether any such condition or fact was disclosed in a First Federal Disclosure Schedule Change) on First Federal.

         (e) Deliveries at Closing. First Federal shall have delivered to Frankfort First such certificates and documents of officers of First Federal and of public officials as shall be reasonably requested by Frankfort First to establish the existence of First Federal and the due authorization of this Agreement and the transactions contemplated by this Agreement by First Federal.

         (f) Opinion of Financial Advisor. Frankfort First shall have received the opinion of Howe Barnes Investments, Inc. dated the date on which the Frankfort First Proxy Statement is first mailed to Frankfort First Shareholders, to the effect that the consideration to be received in the Merger by the Frankfort First Shareholders is fair to the Frankfort First Shareholders from a financial point of view and such option shall not have been withdrawn as of the Closing Date.

         (g) Accountant Letters. Frankfort First shall have received a copy of each of the following letters from Grant Thornton LLP, each of which shall be in form and substance reasonably satisfactory to Frankfort First and shall contain information concerning the financial condition of First Federal: (i) the letter described in Section 3.6 of this Agreement; (ii) a similar letter dated the Closing Date.

         (h) NASDAQ. Shares of SHC Common Stock shall have been approved for quotation on the NASDAQ.

         (i) Receipt of Merger Consideration. The Exchange Agent in its fiduciary capacity shall have certified receipt of the aggregate Merger Consideration for all shares of Frankfort First Common Stock to be acquired hereunder.

         (j) Required Consents. In addition to Regulatory Approvals, First Federal and Merger Corp. shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect First Federal and First Federal Subsidiaries, taken as a whole.

ARTICLE VIII
TERMINATION; MISCELLANEOUS

     8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after approval of this Agreement by the Frankfort First Shareholders), as follows:

         (a) by mutual written agreement of First Federal and Frankfort First;

         (b) by First Federal if any of the conditions set forth in Sections 7.1 or 7.2 of this Agreement shall not have been fulfilled by the Closing, or within 30 days after receipt of a Frankfort First Disclosure Schedule Change indicating a Frankfort First Material Adverse Effect which cannot be reasonably expected to be cured;

         (c) by Frankfort First if any of the conditions set forth in Sections 7.1 or 7.3 of this Agreement shall not have been fulfilled by the Closing, or within 30 days after receipt of a First Federal Disclosure Schedule Change indicating a First Federal Material Adverse Effect which cannot be reasonably expected to be cured;

         (d) by either First Federal or Frankfort First if the Closing has not occurred on or before May 31, 2005; provided, however, that the right to terminate under this Section 8.1(d) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the closing to occur on or before such date.

         (e) Other Agreements. By Frankfort First in connection with entering into a definitive agreement or letter of intent with any person with respect to an Acquisition Proposal in accordance with Section 6.14 herein, provided it has complied with all provisions thereof, in which case First Federal shall be entitled to the fee specified in Section 8.5 hereof.

         (f) Adverse Frankfort First Actions. At any time prior to the Effective Time, by First Federal if (i) the Frankfort First Board of Directors withdraws or modifies its recommendation of this Agreement or the Merger in a manner materially adverse to First Federal or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Frankfort First Board of Directors shall have recommended to the Frankfort First Shareholders any Acquisition Proposal or resolved to do so; (ii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of Frankfort First Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Frankfort First Board of Directors, within 10 days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders; or (iii) Frankfort First enters into a definitive agreement with respect to an Acquisition Proposal.

     8.2 Rights on Termination; Waiver. The representations, warranties, covenants, agreements and other obligations of the parties set forth in this Agreement shall terminate upon the termination of this Agreement pursuant to Section 8.1 hereof, except that the agreements set forth in Section 3.1, and Article VIII of this Agreement shall survive any such termination indefinitely, and each party to this Agreement shall retain any and all remedies which it may have for breach of contract provided by Law based on another party’s willful failure to comply with the terms of this Agreement. If any of the conditions set forth in Sections 7.1 and 7.2 of this Agreement have not been satisfied, First Federal may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and if any of the conditions set forth in Sections 7.1 and 7.3 of this Agreement have not been satisfied, Frankfort First may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement. Any such election to proceed shall be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

     8.3 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, agreements and other obligations of the parties set forth in this Agreement shall terminate at the Effective Time, except the covenants, agreements, and other obligations of the parties which by their terms or nature are contemplated to be performed after the Effective Time shall survive the Effective Time indefinitely.

     8.4 Entire Agreement; Amendment. This Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the Frankfort First Shareholders, except that after such approval no amendment shall be made without the further approval of the Frankfort First Shareholders if such amendment: (a) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of Frankfort First Common Stock, (b) alters or changes any term of SHC’s Charter other than as provided herein, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the Frankfort First Shareholders. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8.5 Expenses.

      (a) Except as set forth in this Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      (b) In order to induce First Federal to enter into this Agreement and as a means of compensating First Federal for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, Frankfort First agrees that if this Agreement is terminated in accordance with Sections 8.1(b) (but only on account of failure of any of the conditions set forth in Section 7.1(b) and paragraphs (a), (b), (c), (e), (f), (g), (i), (j), (k) and (l) of Section 7.2 herein), 8.1(d), 8.1(e) or 8.1(f) hereof and prior to such termination a Termination Event, as defined in paragraph (c) of this Section 8.5, shall have occurred, Frankfort First will upon demand pay to First Federal in immediately available funds $1,500,000.00, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 8.5 hereunder; provided, however, no such payment shall be due or payable hereunder prior to Frankfort First or Bank entering into a written definitive agreement with a third party with respect to an Acquisition Proposal within 18 months after termination of the Agreement or within such 18 month period any third-party person or entity acquires 25% or more of the Frankfort First’s outstanding Common Stock.

     (c) For purposes of this Agreement, a Termination Event shall mean either of the following:

         (i) Frankfort First or any Frankfort First Subsidiary, without having received First Federal’s prior written consent, shall have entered into a written agreement to engage in an Acquisition Proposal with any person (the term “person” for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than First Federal or any Affiliate of First Federal or the Board of Directors of Frankfort First shall have recommended that the shareholders of Frankfort First approve or accept any Acquisition Proposal with any person other than First Federal or any Affiliate of First Federal; or

         (ii) After a bona fide written proposal is made by any person other than First Federal or any Affiliate of First Federal to Frankfort First or its shareholders to engage in an Acquisition Proposal, either (A) Frankfort First shall have breached any covenant or obligation contained in this Agreement and such breach would entitle First Federal to terminate this Agreement, (B) the holders of Frankfort First Common Stock shall not have approved this Agreement at the Frankfort First Special Meeting, such Frankfort First Special Meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding or Frankfort First’s Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to First Federal the recommendation of Frankfort First’s Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so, or (ii) failed to recommend, in the case of a tender offer or exchange offer for Frankfort First Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange by its stockholders, or (C) the Frankfort First Board of Directors makes the provisions of Article XIV(B) or Article XV of Frankfort First’s Certificate of Incorporation inapplicable to such Acquisition Proposal.

      (d) To compensate Frankfort Federal for its costs, First Federal agrees that, if (i) Frankfort First shall terminate this Agreement pursuant to Section 8.1(c), except for non-fulfillment of any of the conditions set forth in Sections 7.1 unless non-fulfillment of the condition in Section 7.1 was the direct result of the failure of First Federal to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement, or (ii) First Federal terminates this Agreement for any reason other than the grounds for termination set forth in Section 8.1 (a), (b), (d) or (f) then First Federal shall pay to Frankfort First, within five (5) business days of receipt by First Federal of a written notice from Frankfort First evidencing Frankfort First’s documented expenses incurred in connection with its efforts to enter into and perform its obligations under this Agreement an amount equal to Frankfort First’s documented expenses.

     8.6 Governing Law. This Agreement shall be construed and interpreted according to the Laws of the Commonwealth of Kentucky.

     8.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that First Federal may assign all or any of its rights hereunder and thereunder to any Affiliate in connection with the Reorganization or as provided in Section 2.16 hereof, provided that no such assignment shall relieve First Federal of its obligations hereunder.

     8.8 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party by personal delivery or telephonic facsimile transmission (receipt electronically confirmed) or two days after deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

IF TO FIRST FEDERAL:	First Federal Savings and Loan Association
Tony D. Whitaker
President
479 Main Street
P.O. Box 1069
Hazard, Kentucky 41702-1069
Fax No.: (606) 436-0872

with a copy to:

Gary R. Bronstein, Esq.
Muldoon Murphy Faucette & Aguggia LLP
5101 Wisconsin Avenue, NW

Washington, DC 20016
Fax No.: (202) 966-9409

IF TO FRANKFORT FIRST:	Frankfort First Bancorp, Inc.
Don D. Jennings
President
216 West Main Street
P.O. Box 535
Frankfort, Kentucky 40602-0535
Fax No.: (502) 223-7136

with a copy to:

Victor Baltzell, Esq.
Ackerson & Yann, P.S.C.
Attorneys at Law
One Riverfront Plaza
401 West Main Street
Suite 1200
Louisville, Kentucky 40202
Fax No.: (502) 589-4997

     8.9 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     8.10 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

     8.11 Severability. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement. If, however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result which is not materially different.

     8.12 Specific Performance. The parties agree that the assets and business of Frankfort First as a going concern constitute unique property. There is no adequate remedy at Law for the damage which any party might sustain for failure of the other parties to consummate the Merger and the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the Merger pursuant to this Agreement.

     8.13 No Reliance. Except for the parties to this Agreement, any Indemnified Parties under Section 3.5 of this Agreement and any assignees permitted by Section 8.7 of this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

     8.14 Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest SHC with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of either Merger Corp. or Frankfort First, the officers of SHC are fully authorized to take any such action in the name of Merger Corp. or Frankfort First.

     IN WITNESS WHEREOF, the parties have caused this Agreement of Merger to be duly executed as of the day and year first above written.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

By:	/s/ Tony D. Whitaker
Tony Whitaker
President

Attest:

/s/ Roy Pulliam
Roy Pulliam, Secretary

FRANKFORT FIRST BANCORP, INC.

By:	/s/ Don Jennings
Don Jennings President

Attest:

/s/ Danny A. Garland
Danny A. Garland, Secretary

EXHIBIT 1

July    , 2004

First Federal Savings and Loan Association
P.O. Box 1069
Hazard, Kentucky 41072

To the Board of Directors:

     The undersigned is a director of Frankfort First Bancorp, Inc. (“Frankfort First”) and the beneficial holder of shares of common stock of Frankfort First (the “Frankfort First Common Stock”).

     First Federal Savings and Loan Association (“First Federal”) and Frankfort First are considering the execution of an Agreement and Plan of Merger (the “Agreement”) contemplating the acquisition of Frankfort First through the merger of Frankfort First with and into a to-be-formed subsidiary of mid-tier holding company to be formed in connection with First Federal’s reorganization into the mutual holding company form of organization (the “Merger”). The execution of the Agreement by First Federal is subject to the execution and delivery of this letter agreement.

     In consideration of the substantial expenses that First Federal will incur in connection with the transactions contemplated by the Agreement and to induce First Federal to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Frankfort First, and not in his capacity as a director or officer of Frankfort First, as follows:

     1. While this letter agreement is in effect the undersigned shall not, directly or indirectly, except with the prior approval of First Federal, (a) sell or otherwise dispose of or encumber prior to the record date of the Frankfort First Meeting (as defined in the Agreement) any or all of his shares of Frankfort First Common Stock, or (b) deposit any shares of Frankfort First Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Frankfort First Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Frankfort First for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

     2. While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of Frankfort First Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at the Frankfort First Meeting; and (b) against any Acquisition Proposal (as defined in the Agreement) (other than the Merger).

     3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Federal shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

     4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a stockholder of Frankfort First and, if applicable, shall not in any way limit or affect actions the undersigned may take in his capacity as a director or officer of Frankfort First.

     5. This letter agreement shall automatically terminate upon the earlier of (i) the favorable vote of Frankfort First’s stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms or (iii) the Effective Time (as that term is defined in the Agreement) of the Merger.

     6. As of the date hereof; the undersigned has voting power with respect to                                shares of Frankfort First Common Stock.

     IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Accepted and agreed to as of
the date first above written:

First Federal Savings and Loan Association

By: Tony D. Whitaker
Its: President

EXHIBIT 2

  ,200

First Federal Savings and Loan Association
479 Main Street
Hazard, Kentucky 41702-1069

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an “affiliate” of Frankfort First Bancorp, Inc., a Delaware corporation (“FFB”), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). I understand that pursuant to the terms of the Agreement of Merger, dated as of July 15, 2004 (the “Merger Agreement”), by and between FFB and First Federal Savings and Loan Association, a federally chartered mutual savings and loan association (“FFSL”), FFB will be acquired by FFSL by means of a merger (the “Merger”).

     I further understand that as a result of the Merger, I may receive shares of common stock, par value $0.01 per share, of Kentucky First Federal Bancorp, Inc., the federal subsidiary holding company to be formed by FFSL (“Kentucky First Common Stock”) in exchange for shares of common stock, par value $0.01 per share, of FFB (“FFB Common Stock”).

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Kentucky First Common Stock, to the extent I felt necessary, with my counsel or counsel for FFB.

     I represent, warrant and covenant with and to FFSL that in the event I receive any shares of Kentucky First Common Stock as a result of the Merger:

     1. I shall not make any sale, transfer, or other disposition of such shares of Kentucky First Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, which is not anticipated, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to FFSL, or under a “no-action” letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

     2. I understand that, subject to the last paragraph of this letter, FFSL is under no obligation to register the sale, transfer or other disposition of shares of Kentucky First Common Stock by me or on my behalf under the Securities Act or to take any other action necessary to make compliance with an exemption from such registration available.

     3. I understand that stop transfer instructions will be given to FFSL’s transfer agent with respect to shares of Kentucky First Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

“The shares represented by this certificate were issued as a result of the merger of a subsidiary of Kentucky First Federal Bancorp, Inc. with and into Frankfort First Bancorp, Inc., in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and First Federal Savings and Loan Association, a copy of which agreement is on file at the principal offices of First Federal Savings and Loan Association.”

     4. I understand that, unless the transfer by me of the Kentucky First Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, FFSL reserves the right, in its sole discretion, to place the following legend on the certificates for such shares, or any substitutions therefor, issued to my transferee:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of a subsidiary of Kentucky First Federal Bancorp, Inc. with and into Frankfort First Bancorp, Inc., in a transaction to which Rule 145 under the Securities Act of 1933 applies. The             shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.”

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to FFSL (i) a copy of a “no action” letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to FFSL, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FFSL that Kentucky First Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

     I further understand and agree that the provisions of Rule 145 shall apply to all shares of Kentucky First Common Stock that my spouse, any relative of mine, or any relative of my spouse, any one of whom has the same home as me, receives as a result of the Merger.

     By acceptance hereof, FFSL agrees, for a period of two years after the Effective Time (as defined in the Agreement) that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that it will use commercially reasonable efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer any Kentucky First Common Stock issued to me in the Merger.

Very truly yours,

By: Name:
Accepted this day of , 200 .

First Federal Savings and Loan Association

By: Tony D. Whitaker
Its: President and Chief Executive Officer

EXHIBIT 3

Directors and Officers of SHC

Directors:	Tony D. Whitaker
Stephen G. Barker
William D. Gorman
Walter G. Ecton, Jr.
Don D. Jennings
David R. Harrod
Herman D. Regan, Jr.

Officers:
Name	Title
Tony D. Whitaker	Chairman of the Board and Chief Executive Officer
Don D. Jennings	President and Chief Operating Officer
R.Clay Hulette	Vice President, Chief Financial Officer and Treasurer
Roy Pulliam	Vice President and Secretary

EXHIBIT 4

FORM OF
EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the “Agreement”), made this                     day of                    , 2004, by and between [COMPANY], a federally chartered corporation (the “Company”), FIRST FEDERAL SAVINGS BANK OF FRANKFORT, a federally chartered savings institution (the “Bank”), and                                         (the “Executive”).

     WHEREAS, Executive serves the Company and the Bank in a position of substantial responsibility;

     WHEREAS, the Company and the Bank wish to assure the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. Employment. Executive is employed as President of the Company and [title] of the Bank. Executive shall perform all duties and shall have all powers which are commonly incident to those offices. During the term of this Agreement, Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary of the Company and the Bank and in such capacity will carry out such duties and responsibilities as are reasonably appropriate to that office.

     2. Location and Facilities. Executive will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Bank, or at such other site or sites customary for such offices.

     3. Term.

a.	The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the “Effective Date”) and ending on the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3.

b.	Commencing on the first year anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the boards of directors of the Bank and the Company may extend the Agreement for an additional one-year period beyond the then effective expiration date, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 19 of this Agreement. The Board of Directors of the Bank (the “Board”) will review Executive’s performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board’s meeting. The Board of Directors of the Bank shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

     4. Base Compensation.

a.	The Company and the Bank agree to pay Executive during the term of this Agreement a base salary at the rate of $ per year, payable in accordance with customary payroll practices.

b.	The Board shall review annually the rate of Executive’s base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

c.	In the absence of action by the Board, Executive shall continue to receive salary at the annual rate specified on the Effective Date or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board under the provisions of this Section 4.

     5. Bonuses. Executive shall be entitled to participate in discretionary bonuses or other incentive compensation programs that the Company and the Bank may award from time to time to senior management employees pursuant to bonus plans or otherwise.

     6. Benefit Plans. Executive shall be entitled to participate in such life insurance, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Company and the Bank for the benefit of their employees.

     7. Vacation and Leave. At such reasonable times as the Board shall in its discretion permit, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

a.	Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees.

b.	Executive shall accumulate any unused vacation and/or sick leave from one fiscal year to the next, in either case to the extent authorized by the Board, provided that the Board shall not reduce previously accumulated vacation or sick leave.

c.	In addition to the above mentioned paid vacations, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant Executive a leave or leaves or absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

     8. Expense Payments and Reimbursements. Executive shall be reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company and the Bank.

     9. Automobile Allowance. During the term of this Agreement, Executive may be entitled to an automobile allowance. In the event such automobile allowance is provided by the Company or the Bank, Executive shall comply with reasonable reporting and expense limitations on the use of such automobile as may be established by the Company or the Bank from time to time, and the Company or the Bank shall annually include on Executive’s Form W-2 any amount of income attributable to Executive’s personal use of such automobile.

     10. Loyalty and Confidentiality.

a.	During the term of this Agreement and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, Executive: (i) shall devote his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company or the Bank or any of their subsidiaries or affiliates or unfavorably affect the performance of Executive’s duties pursuant to this Agreement, or violate any applicable statute or regulation and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Company or the Bank. “Full business time” is hereby defined as that amount of time usually devoted to like companies and institutions by similarly situated executive officers.

b.	Nothing contained in this Agreement shall prevent or limit Executive’s right to invest in the capital stock or other securities of any business dissimilar from that of the Company and the Bank, or, solely as a passive, minority investor, in any business.

c.	Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Company and the Bank; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company and the Bank to which he may be exposed during the course of his employment. Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Bank.

     11. Termination and Termination Pay. Subject to Section 12 of this Agreement, Executive’s employment under this Agreement may be terminated in the following circumstances:

a.	Death. Executive’s employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event Executive’s estate shall be entitled to receive the compensation due to Executive through the last day of the calendar month in which his death occurred.

b.	Retirement. This Agreement shall be terminated upon Executive’s retirement under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

c.	Disability.

i.	The Board or Executive may terminate Executive’s employment after having determined Executive has a Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity that impairs Executive’s ability to substantially perform his duties under this Agreement and that results in Executive becoming eligible for long-term disability benefits under any long-term disability plans of the Company or the Bank (or, if there are no such plans in effect, that impairs Executive’s ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Board shall determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, the Board may require Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

ii.	In the event of such Disability, Executive shall be entitled to the compensation and benefits provided for under this Agreement for (1) any period during the term of this Agreement and prior to the establishment of Executive’s Disability during which Executive is unable to work due to the physical or mental infirmity, and (2) any period of Disability which is prior to Executive’s termination of employment pursuant to this Section 11c.; provided, however, that any benefits paid pursuant to the Company’s or the Bank’s long-term disability plan will continue as provided in such plan without reduction for payments made pursuant to this Agreement. During any period that Executive receives disability benefits and to the extent that Executive shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Company and the Bank and, if able, he shall make himself available to the Company and the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Company or the Bank shall pay all reasonable expenses incident to the performance of any assignment given to Executive during the Disability period.

d.	Termination for Cause.

i.	The Board may, by written notice to Executive in the form and manner specified in this paragraph, immediately terminate his employment at any time, for “Cause.” Executive shall have no right to receive compensation or other benefits for any period after termination for Cause except for vested benefits. Termination for Cause shall mean termination because of, in the good faith determination of the Board, Executive’s:

(1)	Personal dishonesty;

(2)	Incompetence;

(3)	Willful misconduct;

(4)	Breach of fiduciary duty involving personal profit;

(5)	Intentional failure to perform stated duties under this Agreement;

(6)	Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Company or the Bank, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or

(7)	Material breach by Executive of any provision of this Agreement.

ii.	Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of such Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board with counsel), of finding that, in the good faith opinion of the Board, Executive was guilty of the conduct described above and specifying the particulars thereof.

e.	Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least ninety (90) days’ prior written notice to the Board, in which case Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

f.	Without Cause or With Good Reason.

i.	In addition to termination pursuant to Sections 11a. through 11e., the Board may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination “Without Cause”) and Executive may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event constituting “Good Reason,” as defined below (a termination “With Good Reason”).

ii.	Subject to Section 12 of this Agreement, in the event of termination under this Section 11f., Executive shall be entitled to receive his base salary for the remaining term of the Agreement paid in one lump sum within ten (10) calendar days of such termination. Also, in such event, Executive shall, for the remaining term of the Agreement, receive the benefits he would have received during the remaining term of the Agreement under any retirement programs (whether tax-qualified or non-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by Executive or accrued on his behalf under such programs during the twelve (12) months preceding his termination) and continue to participate in any benefit plans of the Company or the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage, upon terms no less favorable than the most favorable terms provided to senior executives of the Company or the Bank during such period. In the event that the Company or the Bank are unable to provide such coverage by reason of Executive no longer being an employee, the Company or the Bank shall provide Executive with comparable coverage on an individual policy basis.

iii.	“Good Reason” shall exist if, without Executive’s express written consent, the Company and the Bank materially breach any of their respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

(1)	A material reduction in Executive’s responsibilities or authority in connection with his employment with the Company or the Bank;

(2)	Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

(3)	Failure of Executive to be nominated or renominated to the Company’s Board;

(4)	A reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 12 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which Executive was entitled prior to the Change in Control;

(5)	Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive’s participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

(6)	A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a thirty (30) mile radius from the current main office and any branch of the Bank, or the assignment to Executive of duties that would reasonably require such a relocation; or

(7)	Liquidation or dissolution of the Company or the Bank.

iv.	Notwithstanding the foregoing, a reduction or elimination of Executive’s benefits under one or more benefit plans maintained by the Company and the Bank as part of a good faith, overall reduction or elimination of such plans or benefits thereunder applicable to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Company and the Bank or any company that controls either of them under a plan or plans in or under which Executive is not entitled to participate.

g.	Continuing Covenant Not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination by the Company and the Bank or Executive pursuant to Section 11f.:

i.	Executive’s obligations under Section 10c. of this Agreement will continue in effect; and

ii.	During the period ending on the first anniversary of such termination, Executive shall not serve as an officer, director or employee of any bank holding company, bank, savings bank, savings and loan holding company, or mortgage company (any of which shall be a “Financial Institution”) which Financial Institution offers products or services competing with those offered by the Bank from any office within fifty (50) miles from the main office or any branch of the Bank and shall not interfere with the relationship of the Company and the Bank and any of its employees, agents, or representatives.

     12. Termination in Connection with a Change in Control.

a.	For purposes of this Agreement, a “Change in Control” means any of the following events:

i.	Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

ii.	Acquisition of Significant Share Ownership: The Company files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

iii.	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

iv.	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

Notwithstanding anything in this Agreement to the contrary, in no event shall the conversion of the Bank from mutual to stock form constitute a “Change in Control” for purposes of this Agreement.

b.	Termination. If within the period ending two years after a Change in Control, (i) the Company and the Bank shall terminate Executive’s employment Without Cause, or (ii) Executive voluntarily terminates his employment with Good Reason, the Company and the Bank shall, within ten calendar days of the termination of Executive’s employment, make a lump-sum cash payment to him equal to three times Executive’s average Annual Compensation over the five (5) most recently completed calendar years ending with the year immediately preceding the effective date of the Change in Control. In determining Executive’s average Annual Compensation, Annual Compensation shall include base salary and any other taxable income, including, but not limited to, amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive’s benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive for such years. The cash payment made under this Section 12b. shall be made in lieu of any payment also required under Section 11f. of this Agreement because of a termination in such period. Executive’s rights under Section 11f. are not otherwise affected by this Section 12. Also, in such event, Executive shall, for a thirty-six (36) month period following his termination of employment, receive the benefits he would have received over such period under any retirement programs (whether tax-qualified or non-tax-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by Executive or accrued on his behalf under such programs during the twelve (12) months preceding the Change in Control) and continue to participate in any benefit plans of the Company or the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives during such period. In the event that the Company or the Bank are unable to provide such coverage by reason of Executive no longer being an employee, the Company or the Bank shall provide Executive with comparable coverage on an individual policy basis or the cash equivalent.

c.	The provisions of Section 12 and Sections 14 through 25, including the defined terms used in such sections, shall continue in effect until the later of the expiration of this Agreement or two years following a Change in Control.

     Indemnification and Liability Insurance.

a.	Indemnification. The Company and the Bank agree to indemnify Executive (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company, the Bank or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorneys’ fees and the costs of reasonable settlements, such settlements to be approved by the Board, if such action is brought against Executive in his capacity as an Executive or director of the Company and the Bank or any of their subsidiaries. Indemnification for expenses shall not extend to matters for which Executive has been terminated for Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 13 shall survive the term of this Agreement by a period of six (6) years.

b.	Insurance. During the period in which indemnification of Executive is required under this Section, the Company and the Bank shall provide Executive (and his heirs, executors, and administrators) with coverage under a directors’ and officers’ liability policy at the expense of the Company and the Bank, at least equivalent to such coverage provided to directors and senior executives of the Company and the Bank.

14. Reimbursement of Executive’s Expenses to Enforce this Agreement. The Company and the Bank shall reimburse Executive for all out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, incurred by Executive in connection with successful enforcement by Executive of the obligations of the Company and the Bank to Executive under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that the Company and the Bank take some action specified by this Agreement: (i) as a result of a court order; or (ii) otherwise by the Company and the Bank following an initial failure of the Company and the Bank to pay such money or take such action promptly after written demand therefor from Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

15. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 12 of this Agreement, either alone or together with other payments and benefits which Executive has the right to receive from the Company and the Bank, would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits pursuant to Section 12 shall be reduced or revised, in the manner determined by Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 12 being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

The determination of any reduction in the payments and benefits to be made pursuant to Section 12 shall be based upon the opinion of the Company and the Bank’s independent public accountants and paid for by the Company and the Bank. In the event that the Company, the Bank and/or Executive do not agree with the opinion of such counsel, (i) the Company and the Bank shall pay to Executive the maximum amount of payments and benefits pursuant to Section 12, as selected by Executive, which such opinion indicates there is a high probability do not result in any of such payments and benefits being non-deductible to the Company and the Bank and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Company and the Bank may request, and Executive shall have the right to demand that they request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 12 have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Company and the Bank, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive’s approval prior to filing, which shall not be unreasonably withheld. The Company, the Bank and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment other than pursuant to Section 12 hereof, or a reduction in the payments and benefits specified in Section 12 below zero.

16. Injunctive Relief. If there is a breach or threatened breach of Section 11g. of this Agreement or the prohibitions upon disclosure contained in Section 10c. of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and that the Company and the Bank shall be entitled to injunctive relief restraining Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company and the Bank under this Agreement.

Successors and Assigns.

a.	This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company and the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Bank.

b.	Since the Company and the Bank are contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company and the Bank.

18. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

19. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company and/or the Bank at their principal business offices and to Executive at his home address as maintained in the records of the Company and the Bank.

20. No Plan Created by this Agreement. Executive, the Company and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

22. Applicable Law. Except to the extent preempted by federal law, the laws of the State of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

24. Headings. Headings contained herein are for convenience of reference only.

25. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6.

26. Required Provisions. In the event any of the foregoing provisions of this Section 26 are in conflict with the terms of this Agreement, this Section 26 shall prevail.

a.	The Bank may terminate Executive’s employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice Executive’s right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 7 of this Agreement.

          b. If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(1); the Bank’s obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

c.	If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

d.	If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

e.	All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

f.	Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

ATTEST:	[COMPANY]

By:

Corporate Secretary	For the Entire Board of Directors

ATTEST:	FIRST FEDERAL SAVINGS BANK OF FRANKFORT

By:

Corporate Secretary	For the Entire Board of Directors

WITNESS:	EXECUTIVE

By:

Corporate Secretary

Appendix B to the
Proxy Statement

[                   ]

Board of Directors
Frankfort First Bancorp, Inc.
216 West Main Street
Frankfort, Kentucky 40602

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Frankfort First Bancorp, Inc. (“Frankfort First”) of the consideration to be paid for the exchange of common shares in the merger (the “Merger”) of Frankfort First with First Federal Savings and Loan Association of Hazard (“First Federal of Hazard”), pursuant to the Agreement and Plan of Merger, dated July 15, 2004 by and between Frankfort First and First Federal of Hazard (the “Merger Agreement”).

First Federal of Hazard is reorganizing from a mutual savings association into the mutual holding company structure. As part of the reorganization, First Federal of Hazard will form and become the subsidiary of a new stock holding company, Kentucky First Federal Bancorp, Inc. (“Kentucky First”). Pursuant to the Merger Agreement, Frankfort First will first be merged with a wholly owned subsidiary of Kentucky First, whereby the separate corporate existence of Frankfort First shall then be one of two subsidiaries of Kentucky First, which shall continue as the surviving corporation of the Merger. Each share of Frankfort First common stock outstanding immediately prior to the effective time of the Merger (other than shares as to which statutory dissenters’ appraisal rights have been exercised) will be exchanged for either: (1) 2.35 shares of Kentucky First common stock, or (2) $23.50 in cash (the “Consideration”). The terms of the Merger are more fully set forth in the Merger Agreement.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

1.	Participated in discussions with representatives of both First Federal of Hazard and Frankfort First on the respective financial condition, businesses, assets, earnings, prospects, and other senior management’s views as to its future financial performance;

2.	Reviewed the terms of the Merger Agreement;

3.	Reviewed certain publicly available financial statements, both audited (where available) and unaudited, and related financial information of Frankfort First Bancorp, including those included in annual reports or call reports for the past two years and the most recent quarterly reports as well as other internally generated reports relating to asset/liability management, asset quality, and so forth;

Board of Directors
Frankfort First Bancorp, Inc.
[                   ]

4.	Discussed certain financial forecasts and projections of First Federal of Hazard and Frankfort First with respective management;

5.	Discussed financial projections of Kentucky First’s post mutual to stock conversion as a public MHC. We reviewed analyses of the proposed transaction provided by Capital Resources in a letter and meeting with the OTS. Howe Barnes is not an expert on mutual to stock conversion appraisal and relied on Capital Resources’ model and valuation;

6.	Discussed and reviewed certain aspects of the past and current business operations, financial condition, and future prospects of First Federal of Hazard and Frankfort First with certain members of management;

7.	Reviewed certain publicly available information concerning market prices and historical trading activity for mutual holding companies and the common stock of Frankfort First;

8.	Reviewed certain aspects of the potential financial performance of Kentucky First with regard to the comparison of such past, present and future financial performance of First Federal of Hazard and Frankfort First. We also compared this with similar data available for certain other financial institutions and certain of their publicly traded securities;

9.	Estimated the conversion proceeds of Kentucky First;

10.	Forecasted Kentucky First’s pro forma market performance; and

11.	Reviewed certain of the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions.

We have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by Frankfort First, First Federal of Hazard, and their respective representatives, and of the publicly available information that we reviewed. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Frankfort First and First Federal of Hazard at March 31, 2004 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Frankfort First or First Federal of Hazard, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Frankfort First or First Federal of Hazard, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

Board of Directors
Frankfort First Bancorp, Inc.
[                   ]

Howe Barnes Investments, Inc. (“Howe Barnes”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of Frankfort First and will receive a fee for our services.

Howe Barnes’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the consideration to be received by holders of Frankfort First common stock in the Merger and does not address Frankfort First’s underlying business decision to proceed with the Merger. We are not expressing any opinion herein as to the prices at which shares of Kentucky First common stock issued in the Merger may trade if and when they are issued at any future time. We have been retained on behalf of the Board of Directors of Frankfort First, and our opinion does not constitute a recommendation to any holder of Frankfort First common stock as to how such holder should vote with respect to the Merger Agreement at any meeting of holders of Frankfort First common stock.

Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Consideration is fair, from a financial point of view, to the holders of Frankfort First common stock.

Sincerely,
Howe Barnes Investments, Inc.

Michael Iannaccone
First Vice President and Managing Director

Appendix C to the
Proxy Statement

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix D to the Proxy Statement

FRANKFORT FIRST BANCORP, INC.

NOMINATING / CORPORATE GOVERNANCE COMMITTEE CHARTER

I.      Purpose

     The primary objectives of the Nominating / Corporate Governance Committee (the “Committee”) are to assist the Board of Directors (the “Board”) of Frankfort Bancorp Inc. (the “Company”) by: (i) identifying individuals qualified to become Board members and recommending a group of director nominees for election at each annual meeting of the Company’s stockholders; (ii) ensuring that the Audit, Compensation and Nominating / Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

II.      Organization

     The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations.

     Committee members shall be elected by the Board on an annual basis. Members shall serve until their successors are appointed. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

     The Committee may form and delegate authority to subcommittees when appropriate.

III.      Structure and Meetings

     The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall keep written minutes of all meetings.

IV.      Goals and Responsibilities

     The Committee shall: (i) develop and recommend to the Board a Corporate Governance Policy (the “Policy”) applicable to the Company, and review and reassess the adequacy of such Policy annually and recommend to the Board any changes deemed appropriate; (ii) develop policies on the size and composition of the Board; (iii) review possible candidates for Board membership consistent with the Board’s criteria for selecting new directors; (iv) annually recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company’s stockholders; and (vi) generally advise the Board (as a whole) on corporate governance matters.

     The Committee shall also advise the Board on (i) committee member qualifications, (ii) committee member appointments and removals, (iii) committee structure and operations (including

D-1

authority to delegate to subcommittees), and (iv) committee reporting to the Board. The Committee shall maintain an orientation program for new directors and a continuing education program for all directors.

     The Committee will annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

     The Committee shall perform any other activities consistent with this charter, the Company’s bylaws and governing law and regulations as the Committee or the Board deems appropriate.

V.      Performance Evaluation

     The Committee shall conduct an annual performance evaluation of the Board. The evaluation shall be of the Board’s contribution as a whole and specifically review areas in which the Board and/or management believes a better contribution could be made.

VI.      Committee Resources

     The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

D-2

Appendix E to the Proxy Statement

FRANKFORT FIRST BANCORP, INC.
AUDIT COMMITTEE
CHARTER

     The Board of Directors of Frankfort First Bancorp, Inc. (the “Company”) has constituted and established an audit committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

     Committee Mission: The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of these activities to the Board. Management of the Company is responsible for preparing the Company’s financial statements, and the independent auditors retained by the Committee are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to overall changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management policies and ethical behavior.

A.      COMPOSITION

     The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Act”) and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), the (“SEC Regulations”), or whose failure to be “independent” shall fall within one of the exemptions set forth in the Act and SEC Regulations, and is independent under the rules of The Nasdaq Stock Market (“Nasdaq”) as set forth in the National Association of Securities Dealers’ Manual (the “Manual”).

     Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the Company’s balance sheet, income statement and cash flow statement). So long as the Company qualifies as a small business issuer under the Act and SEC Regulations, it shall not be subject to the following Nasdaq requirement that at least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, such that he or she would fulfill such requirement in the Manual applicable to Nasdaq listed companies who are not small business issuers. However, the Committee shall use its best efforts to ensure that one of its members is an “audit committee financial expert” as defined by SEC Regulations.

     These requirements are intended to satisfy the Act and the Nasdaq listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B.      MISSION STATEMENT AND PRINCIPAL FUNCTIONS

     The Committee shall have access to all records of the Company and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1)	Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)	Review the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-KSB prior to the filing of such report with the SEC.

(3)	Review the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-QSB for each interim quarter and instruct management of the Company to ensure that the independent auditors also reviews the Company’s interim financial statements before the Company files its quarterly reports on Form 10-QSB with the SEC.

(4)	Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)	Meet and discuss with the Company’s legal counsel, as appropriate, legal matters that may have a significant impact on the Company or its financial reports.

(6)	Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)	Review and reassess the adequacy of this Charter annually.

(8)	Discuss generally with management the Company’s earnings press releases.

(9)	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors employed for the purpose of preparing or issuing an audit report with respect to the Company or preparing other audit, review or attest services for the Company; such independent auditors shall be duly registered with the Public Accounting Oversight Board following its establishment; and, such independent auditors shall be instructed to report directly to the Committee.

(10)	Approve in advance any non-audit service permitted by the Act, including tax services, that its independent auditors render to the Company, unless such prior approval may be waived because of permitted exceptions under the Act, including but not limited to the 5% de minimis exception.

(11)	To the extent required by applicable regulations, disclose in periodic reports filed by the Company with the SEC, approval by the Committee of allowable non-audit services to be performed for the Company by its independent auditors.

(12)	Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(13)	Receive a timely report from its independent auditors performing the audit of the Company, which details: (1) all “critical accounting policies and practices” to be used in the audit; (2) all alternate presentation and disclosure of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and the management of the Company, including, but not limited to, any management letter or scheduled or unadjusted differences.

(14)	Meet with management and independent auditors to (a) discuss the scope of the annual audit, (b) discuss the annual audited financial statements including disclosures made in “Management’s Discussion and Analysis” portion of the Company’s annual report on Form 10-K, (c) discuss any significant matter arising from the audit or report as disclosed to the Committee by management or the independent auditors, (d) review the form of opinion the independent auditors propose to render with respect to the audited annual financial statements, (e) discuss significant changes to the Company’s auditing and accounting principles, policies, or procedures proposed by management or the independent auditors, (f) inquire of the independent auditors of significant risks or exposures, if any, that have come to the attention of the independent auditors and any difficulties encountered in conducting the audit, including any restrictions on the scope of activities or access to requested information and any significant disagreement with management.

(15)	Ensure that the independent auditors submit to the Committee written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and discuss with the independent auditors their independence.

(16)	Discuss with the independent auditors the matters required to be discussed by SAS 61 Communication with Audit Committees and SAS 90 Audit Committee Communications, which include:

(a)	methods used to account for significant unusual transactions;

(b)	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(c)	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

(d)	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements; and

(e)	information regarding the auditor’s judgment about quality, not just acceptability, of the Company’s auditing principles.

(17)	Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary and appropriate, to carry out the Committee’s duties.

(18)	Be provided with appropriate funding by the Company, as determined by the Committee, for payment of:

(a)	compensation to any independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(b)	compensation to any advisers employed by the audit committee under Section 17 above; and

(c)	ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

(19)	Obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company, and at least annually discuss with the independent auditors any relationship or services which may impact the independent auditors’ objectivity or independence, and take appropriate actions to ensure such independence.

(20)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

(21)	Review management’s assessment of the effectiveness of internal control over financial reporting and the attestation report submitted by the independent auditors to ensure that appropriate suggestions for improvement are promptly considered with respect to the Company’s internal control over financial reporting.

(22)	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(23)	Have the authority to investigate allegations of managerial misconduct by its executives or any other matters related to the financial operations of the Company.

(24)	Review and approve all related party transactions.

C.      MEETINGS

     Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. The Chairman of the Audit Committee shall be responsible for meeting with or designating another Committee member to meet with the Company’s independent auditors either in person or by telephone at their request to discuss their interim financial statements. Written minutes pertaining to each meeting shall be filed with the Company’s Secretary and an oral report shall be presented by the Committee at each Board meeting.

     At the invitation of the Chairman of the Committee, the meetings shall be attended by the President and Chief Executive Officer, the Chief Financial and Accounting Officer, the representatives of the independent auditors, and such other persons whose attendance is appropriate to the matters under consideration.

     Approved by Committee and the Board of the Company as of August 10, 2004.

PROSPECTUS

Kentucky First Federal Bancorp

     First Federal Savings and Loan Association of Hazard is reorganizing into the mutual holding company form of organization and acquiring Frankfort First Bancorp, Inc. In connection with the reorganization, we are offering shares of Kentucky First common stock to certain depositors of First Federal of Hazard, our employee stock ownership plan and officers, directors and employees of First Federal of Hazard who have subscription rights. All shares are offered for sale in the reorganization offering at a price of $10.00 per share.

     We will form Kentucky First to own First Federal of Hazard as part of the reorganization. Immediately after completion of the reorganization, Kentucky First intends to acquire by merger Frankfort First Bancorp, Inc., the holding company for First Federal Savings Bank of Frankfort, and we will use up to $____ million of the net proceeds of the reorganization offering to acquire First Federal of Frankfort.

     In addition to the shares we are selling in the reorganization offering, we will issue shares to shareholders of Frankfort First in the merger. Frankfort First shareholders may elect to exchange their Frankfort First share for either $23.50 in cash or 2.35 Kentucky First shares. First Federal MHC, the federally chartered mutual holding company parent to be formed by First Federal of Hazard, will own 55% of the common stock of Kentucky First outstanding following the reorganization and the merger.

     Kentucky First will issue an aggregate of between 2,486,250 shares and 3,363,750 shares, which we may increase to 3,868,312 shares, in the reorganization and the merger offerings. The exact number of shares to be issued in each offering will depend on regulatory considerations, demand for the shares and changes in market conditions, as well as the extent to which Frankfort First shareholders elect to receive Kentucky First shares in the merger, subject to the limitation that Frankfort First shareholders may receive in the aggregate no more than 45% of the Kentucky First shares issued to persons other than First Federal MHC. We may increase that percentage to 49% if we complete the reorganization and the merger offerings at the minimum of the offering range.

     Capital Resources, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the reorganization offering or in the merger.

     The reorganization offering is expected to terminate at 12:00 noon, Eastern time, on [Expiration Date]. We may extend this expiration date without notice to you until [Extension Date #1], unless the Office of Thrift Supervision approves a later date, which will not be beyond [Extension Date #2].

     The minimum purchase in the reorganization offering is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [Extension Date #1]. If the reorganization offering is extended beyond [Extension Date #1], subscribers will have the right to modify or rescind their purchase orders. Funds received before completion of the reorganization offering will be held in an escrow account at First Federal of Hazard and will earn interest at our passbook rate. If we terminate the reorganization offering, or if we extend the reorganization offering beyond [Extension Date #1] and you rescind your order, we will promptly return your funds with interest at our passbook rate.

     We expect our directors and executive officers, together with their associates, to subscribe for 115,000 shares in the reorganization offering, which equals 3.9% of the shares to be issued to persons other than First Federal MHC at the midpoint of the offering range. We have applied to have our company stock listed for trading on the Nasdaq National Market under the symbol “KFFB.”

OFFERING SUMMARY

Price Per Share: $10.00 in the reorganization offering or

2.35 Kentucky First shares per Frankfort First share

			Maximum,
	Minimum	Maximum	As Adjusted
Number of shares	2,486,250	3,363,750	3,868,312
Gross offering proceeds (1)	$24,862,500	$33,637,500	$38,683,125
Estimated offering expenses	$1,148,000	$1,268,000	$1,337,000
Estimated net proceeds	$23,714,500	$32,369,500	$37,346,120
Estimated net proceeds per share	$9.54	$9.62	$9.65

(1)	Assumes that 49%, 45% and 45% of the shares are issued in the merger at the minimum, maximum and maximum, as adjusted, respectively, of the offering range and that each share of Frankfort First common stock surrendered for exchange in the merger has a value of $23.50.

This investment involves a degree of risk, including the possible loss of principal.
Please read “Risk Factors” beginning on page __.

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     For assistance, please contact the stock center at (606) 435-0052.

The date of this prospectus is __________, 2004

Summary

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the reorganization offering and the merger fully, you should read this entire document carefully. In certain instances where appropriate, the terms “we,” “us” and “our” refer collectively to First Federal MHC, Kentucky First and First Federal of Hazard or any of these entities, depending on the context. Unless otherwise noted, the terms “we,” “us,” and “our” also refer to First Federal of Frankfort when discussing matters to occur following consummation of the reorganization and the merger. For assistance, please contact our Stock center at (606) 435 -0052 .

Description of the Reorganization (page ___)	Currently, we are a federally chartered mutual savings and loan association with no stockholders. Our depositors currently have the right to vote on certain matters such as the election of directors and this reorganization.

The mutual holding company reorganization process that we are now undertaking involves a series of transactions by which we will convert our organization from the mutual form of organization to the federally chartered mutual holding company form of organization. In the mutual holding company structure, First Federal of Hazard will be a federally chartered stock savings and loan association, and all of its stock will be owned by Kentucky First. In addition, 45% of Kentucky First’s stock will be owned by the public and our employee stock ownership plan and 55% of Kentucky First’s stock will be owned by First Federal MHC. Our depositor members on the closing date of the reorganization will become members of First Federal MHC and will have similar voting rights in First Federal MHC as members currently have in First Federal of Hazard.

Our normal business operations will continue without interruption during the reorganization. Our deposit accounts, the balances of individual accounts and existing federal deposit insurance coverage will not be affected by the reorganization offering.

Overview of the Merger (page ___)	Immediately following the reorganization, we intend to acquire Frankfort First in a merger, whereby Frankfort First’s wholly owned subsidiary, First Federal of Frankfort, will become a wholly owned subsidiary of Kentucky First. First Federal of Hazard also will be a wholly owned subsidiary of Kentucky First after its reorganization to the mutual holding company structure and the merger with Frankfort First. Currently, we have no plans to merge First Federal of Hazard and First Federal of Frankfort. Therefore, the two banks will remain separate entities whose management teams will remain intact.

After the reorganization and the merger, our ownership structure will be as follows:

The public stockholders will consist of subscribers for Kentucky First common stock in the reorganization offering, including the First Federal of Hazard employee stock ownership plan, and former Frankfort First shareholders who receive Kentucky First common stock in the merger.

First Federal MHC Main & Lovern Streets Hazard, Kentucky 41701 (606) 436-3860	First Federal MHC will be formed upon completion of the reorganization. After completion of the reorganization, First Federal MHC will become our federally chartered mutual holding company parent and will own 55% of Kentucky First’s common stock. So long as First Federal MHC exists, it will own a majority of the voting stock of Kentucky First. First Federal MHC is not currently an operating company. First Federal MHC will have no stockholders, and depositors of First Federal of Hazard will become members of First Federal MHC. We do not expect that First Federal MHC will engage in any business activity other than owning a majority of the common stock of Kentucky First.

Kentucky First Federal Bancorp 216 W. Main Street P.O. Box 535 Frankfort, Kentucky 41602-0535 (502) 223-1638	This offering is made by Kentucky First. Kentucky First will be formed upon completion of the reorganization. After completion of the reorganization, Kentucky First will become our federally chartered mid-tier stock holding company. Kentucky First is not currently an operating company. After the reorganization, Kentucky First will own all of First Federal of Hazard’s capital stock and after the merger will own all of First Federal of Frankfort’s capital stock and will direct, plan and coordinate First Federal of Hazard’s and First Federal of Frankfort’s business activities. In the future, Kentucky First might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

First Federal Savings and Loan Association of Hazard Main & Lovern Streets Hazard, Kentucky 41701 (606) 436-3860	First Federal of Hazard is a community-oriented savings and loan association dedicated to serving consumers in Perry and surrounding counties in eastern Kentucky. We engage primarily in the business of attracting deposits from the general public and using such funds to originate, when available, loans secured by first mortgages on owner-occupied, residential real estate. To the extent there is insufficient loan demand in our market area, and where appropriate under our investment policies, we invest in mortgage-backed and investment securities. During the recent low interest rate environment, we have chosen to invest in shorter term liquid mortgage-backed and investment securities pending a rise in interest rates. We currently operate from a single office in Hazard, Kentucky. At June 30, 2004, we had total assets of $139.8 million, loans receivable, net of $33.6 million, total mortgage-backed and investment securities of $86.2 million, deposits of $98.8 million and total capital of $31.0 million.

Frankfort First Bancorp, Inc. First Federal Savings Bank of Frankfort 216 W. Main Street P.O. Box 535 Frankfort, Kentucky 41602-0535 (502) 223-1638	Frankfort First is a Delaware corporation and a registered savings and loan holding company. It was incorporated in August 1994 at the direction of the Board of Directors of First Federal of Frankfort for the purpose of serving as a savings institution holding company of First Federal of Frankfort upon its conversion from mutual to stock form. The conversion was completed on July 7, 1995. Frankfort First’s principal business is First Federal of Frankfort, a federally chartered savings bank. First Federal of Frankfort operates out of three banking offices in Frankfort, Kentucky and engages primarily in the business of attracting deposits from the general public and using such funds to originate loans secured by first mortgages on owner-occupied, residential real estate. First Federal of Frankfort also originates, to a lesser extent, church loans, home equity loans and other loans. At June 30, 2004, Frankfort First had total assets of $138.1 million, deposits of $75.0 million and total capital of $17.5 million.

Reasons for the Reorganization	Our primary reasons for the reorganization are to:

(page ___)

•	provide us with the capital to acquire Frankfort First and its subsidiary, First Federal of Frankfort;

•	structure our business in a form that will enable us to access capital markets;

•	permit us to control the amount of capital being raised to enable us to prudently deploy the proceeds of the offering;

•	support future lending and growth, including access to additional markets within Kentucky;

•	enhance our ability to attract and retain qualified directors, management and other employees through stock-based compensation plans; and

•	support possible future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

Our Post Merger Operating Strategy (page ___)	Our mission is to operate and grow profitable, community-oriented financial institutions serving primarily retail customers in our market areas. After the reorganization and merger, we plan to pursue a strategy of:

•	operating two independent, community-oriented savings institutions, First Federal of Hazard, which will serve customers in Perry and surrounding counties in eastern Kentucky, and First Federal of Frankfort, which will serve customers primarily in Franklin County, as well as Anderson, Woodford, Scott and Shelby Counties, in central Kentucky. Each bank intends to operate substantially in the same manner as it has operated in the past, emphasizing traditional thrift activities of accepting deposits and originating residential mortgage loans for portfolio;

•	broadening and diversifying First Federal of Hazard’s lending activities by providing access to First Federal of Frankfort’s expertise in certain lending products, such as adjustable-rate mortgage loans and home equity loans;

•	increasing the yield on First Federal of Hazard’s assets by decreasing its reliance on low yielding government securities and reinvesting these assets into whole loans originated by First Federal of Frankfort, with First Federal of Frankfort retaining servicing on any loans sold;

•	continuing our historic heavy reliance on our low-costing deposit base to fund our lending and investment activities. We expect our projected deposit mix to generally retain its existing composition of passbook and certificate of deposit accounts;

•	reducing First Federal of Frankfort’s reliance on third party borrowings through loan sales to First Federal of Hazard;

•	gradually pursuing opportunities to increase and diversify lending in our market areas;

•	applying conservative underwriting practices to maintain the high quality of our loan portfolios; and

•	managing our net interest margin and interest rate risk.

Management and Operations After the Merger (page ___)	The existing board of directors and management team of First Federal of Hazard will continue as the board of directors and management team of First Federal of Hazard after the merger. The existing board of directors and management team of First Federal of Frankfort will continue as the board of directors and management team of First Federal of Frankfort after the merger. The board of directors of Kentucky First will be comprised of four members of First Federal of Hazard’s current board (Tony D. Whitaker, Stephen G. Barker, William D. Gorman and Walter G. Ecton, Jr.), two members of Frankfort First’s current board (David R. Harrod and Herman D. Regan, Jr.) and Don D. Jennings (current President and Chief Executive Officer of Frankfort First). The officers of Kentucky First will be as follows: (1) Chairman and Chief Executive Officer: Tony D. Whitaker (current President and Chief Executive Officer of First Federal of Hazard); (2) President and Chief Operating Officer: Don D. Jennings (current President and Chief Executive Officer of Frankfort First); (3) Chief Financial Officer: R. Clay Hulette, CPA (current Chief Financial Officer of Frankfort First; and (4) Vice President and Secretary: Roy L. Pulliam, Jr. (current Vice President and Secretary of First Federal of Hazard).

The board of directors of First Federal MHC will be comprised of the current members of First Federal of Hazard’s board.

Number of Shares to be Sold	We are offering an aggregate of between 2,486,250 and 3,363,750 shares of common stock in the reorganization offering and the merger offering. With regulatory approval, we may increase the number of shares to be issued to 3,868,312 shares without giving you further notice or the opportunity to change or cancel your order. The Office of Thrift Supervision will consider the level of subscriptions, our financial condition, our results of operations and changes in market conditions in connection with a request to increase the offering size.

The exact number of shares to be issued in each offering will depend on regulatory considerations, demand for the shares and changes in market conditions, as well as the extent to which Frankfort First shareholders elect to receive Kentucky First shares in the merger. Frankfort First shareholders who so elect will receive Kentucky First shares in the merger, subject to the limitation that no more than 45% of the Kentucky First shares issued in the reorganization and the merger to persons other than First Federal MHC may be issued to former Frankfort First shareholders in the merger. We may choose to increase this percentage to up to 49% if we complete the reorganization and merger offerings at the minimum of the offering range and there are sufficient elections by Frankfort First stockholders to receive Kentucky First common stock in the merger. All other shares will be sold at $10.00 per share to subscribers in the reorganization offering.

The following table sets forth the number of shares to be issued in the reorganization offering, the number of shares to be issued in the merger offering and the number of shares to be issued to First Federal MHC, as well as the percentages of the shares of

Kentucky First common stock that will be outstanding following the reorganization and the merger, at the minimum, midpoint, maximum, and maximum, as adjusted of the offering range. At all four points on the offering range, the number of shares to be issued is shown under two alternative assumptions. One assumption is that Frankfort First shareholders elect to receive 347,152 shares in the merger. We consider 347,152 shares to be the minimum number of shares that will be issued in the merger because directors and officers of Frankfort First have indicated their intention to elect to receive 347,152 shares in the merger and for purposes of this table we have assumed no other Frankfort First shareholders elect to receive Kentucky First common stock in the merger. The second assumption is that the maximum number of shares are issued in the merger. Under this assumption, 45% of the shares issued to persons other than First Federal MHC are issued to Frankfort First shareholders in the merger at the midpoint, maximum and maximum, as adjusted, of the offering range, and 49% of the shares are issued in the merger at the minimum of the offering range.

			Kentucky First
	Kentucky First		Shares Sold in the		Kentucky First
	Shares Issued		Reorganization		Shares Issued to		Total
	in the Merger		Offering		First Federal MHC		Kentucky First
							Shares
Assumption	Number	Percent	Number	Percent	Number	Percent	Outstanding
Minimum of offering range/347,152 shares issued in the merger	347,152	6.3%	2,139,098	38.7%	3,038,750	55.0%	5,525,000
Minimum of offering range/49% of public shares issued in the merger	1,218,262	22.0	1,267,988	23.0	3,038,750	55.0	5,525,000
Midpoint of offering range/347,152 shares in the merger	347,152	5.3	2,577,848	39.7	3,575,000	55.0	6,500,000
Midpoint of offering range/45% of public shares issued in the merger	1,316,250	20.2	1,608,750	24.8	3,575,000	55.0	6,500,000
Maximum of offering range/347,152 shares issued in the merger	347,152	4.6	3,016,598	40.4	4,111,250	55.0	7,475,000
Maximum of offering range/45% of public shares issued in the merger	1,513,687	20.2	1,850,063	24.8	4,111,250	55.0	7,475,000
Maximum, as adjusted, of offering range/ 347,152 shares issued in the merger	347,152	4.0	3,521,160	41.0	4,727,938	55.0	8,596,250
Maximum, as adjusted, of offering range/45% of public shares issued in the merger	1,740,740	20.2	2,127,572	24.8	4,727,938	55.0	8,596,250

Possible Change in Offering Range (page ___)	Keller & Company’s independent appraisal will be updated before the reorganization is completed. If the pro forma market value of the common stock being offered at that time is either below $24,862,500 or above $38,683,125, we will notify subscribers and Frankfort First shareholders, who will have the opportunity to confirm, modify or cancel their orders or their elections. Each subscriber would be required to affirmatively confirm or modify his or her order within a specified resolicitation period or else it would be cancelled. If we are unable to sell at least the number of shares at the minimum of the offering range, as the range may be amended, the reorganization would be terminated and all subscriptions would be cancelled and funds returned promptly with interest.

Purchase Price	The purchase price in the reorganization offering is $10.00 per share. We determined this per share price in order to achieve as wide a distribution of stock as possible. You will not pay a commission to buy any shares in the offering.

How We Determined the Offering Range (page ___)	The offering range is based on an independent appraisal of the estimated market value of First Federal of Hazard by Keller & Company, Inc., an appraisal firm experienced in appraisals of savings institutions. Keller & Company’s estimate of our market value was based in part upon our financial condition and results of operations, the financial condition and results of operations of Frankfort First and the effect of the capital raised in this offering considering the pro forma effect of the acquisition of Frankfort First. Keller & Company’s appraisal, dated as of August 27, 2004, estimated our pro forma market value on a fully converted basis and assuming completion of the merger, to be between $55,250,000 and $74,750,000, with a midpoint of $65,000,000. The term “fully converted” means that Keller & Company assumed that 100% of our common stock had been sold to the public, rather than the 45% that will be issued in the offering. Subject to regulatory approval, we may increase the pro forma market value on a fully converted basis to $85,962,500 without notice to you. Based on the sale of 45% of our common stock in the offering, Keller & Company estimated the pro forma market value of our common stock being offered to be between $24,862,500 and $33,637,500, with a midpoint of $29,250,000. Subject to regulatory approval, we may increase the pro forma market value of our common stock being offered to $38,683,125 without notice to you.

The independent appraisal does not indicate market value. We cannot guarantee that anyone who purchases shares in the offering or who receives shares in exchange for shares of Frankfort First common stock will be able to sell their shares at or above the $10.00 purchase price.

We will update the appraisal prior to completion of the reorganization offering. Any changes in the appraisal are subject to Office of Thrift Supervision approval.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the stock price to the issuer’s annual net earnings and the ratio of the stock price to the issuer’s “book value.” Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. The acquisition of First Federal of Frankfort will result in goodwill, an intangible asset, in the approximate amount of $16.35 million on the consolidated balance sheet of Kentucky First following the acquisition, relating to the amount by which the purchase price exceeds the net tangible assets of First Federal of Frankfort. The goodwill will be recorded on the books of First Federal of Frankfort via “push-down” accounting. Tangible book value represents total book value less such goodwill. Keller & Company, in preparing its appraisal, considered these ratios, primarily our price to tangible book value ratio, among other factors. Keller & Company’s appraisal also incorporates an analysis of a peer group of publicly traded thrift institutions that Keller & Company considered comparable to us.

The following table presents a summary of selected pricing ratios as of August 27, 2004 for all mutual holding companies and the pricing ratios for us, assuming completion of the merger, without the ratios adjusted to the hypothetical case of being fully converted. See “Pro Forma Data” for a description of the assumptions we used in making these calculations.

		Pro Forma
	Pro Forma	Price To
	Price To	Tangible
	Core Earnings	Book Value
	Per Share	Per Share
National mutual holding company trading multiples
Average (1)	46.25x	209.24%
Median (1)	42.87x	188.70%
Kentucky First upon issuance of 45% of its stock in the reorganization and the merger for the year ended June 30, 2004
Minimum	29.43x	158.73%
Maximum	39.85x	176.68%
_________________
(1)	The information for national mutual holding companies may not be meaningful for investors because it presents average and median information for mutual holding companies that may have issued a different percentage of their stock in their offerings than the 45% that we are offering. In addition, stock repurchases also affect the ratios to a greater or lesser degree depending upon repurchase activity. Additionally, many factors that historically have affected pricing for mutual holding companies may not impact our trading price. See “Summary - After-Market Performance Information Provided By Independent Appraiser” and “Risk Factors — Due to the time it will take to deploy the offering proceeds into higher-yielding assets, our return on equity initially will decline after the offering.”

The following table presents a summary of selected pricing ratios as of August 27, 2004 utilized by Keller & Company for the peer group companies and the pricing ratios for us, assuming completion of the merger, with the ratios adjusted to the hypothetical case of being fully converted. See “Pro Forma Data” for a description of the assumptions we used in making these calculations.

	Fully Converted
	Equivalent Pro Forma
	Price To	Price To
	Core	Tangible
	Earnings	Book Value
	Per Share	Per Share
Peer group company trading multiples
Average	16.56x	127.85%
Median	16.12x	117.17%
Kentucky First upon issuance of 100% of its stock and completion of the merger, for the twelve months ended June 30, 2004
Minimum	24.42x	84.70%
Maximum	31.78x	89.56

Compared to the average pricing ratios for the peer group, at the maximum of the offering range our stock would be priced at a premium of 140.71% to the peer group on a price-to-earnings basis and a discount of 29.95% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group based on a core earnings per share basis and less expensive than the peer group on a tangible book value per share basis.

After-Market Performance Information Provided by Independent Appraiser	Keller & Company provided the following information to the board of directors and to the Office of Thrift Supervision as part of its appraisal. The following table presents for all mutual holding company reorganizations with a minority stock issuance and all stock conversions, for which data is available, from January 1, 2003 to August 27, 2004, the average and median percentage stock price appreciation from the initial trading date of the reorganization or conversion to the dates presented in the table.

This table is not intended to be indicative of how our stock price may perform. Many factors affect stock price appreciation, including, but not limited to, the factors set forth below. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page ___.

Year of	Number
Initial	of
Trading	Trans-	Average Percentage Stock			Median Percentage Stock
Date	actions	Price Appreciation from IPO Price			Price Appreciation from IPO Price
		After	After	After	After	After	After
		One Day	One Week	One Month	One Day	One Week	One Month
2004	15	17.92%	18.54%	13.96%	15.00%	20.50%	12.50%
2003	15	33.84	34.76	35.91	21.38	24.05	26.60

While stock prices of other institutions that have engaged in similar transactions have, on average, increased for the periods presented, we cannot assure you that our stock price will appreciate the same amount, if at all. In particular, our transaction differs from most or all of the other minority stock issuances and mutual to stock conversions in that our transaction contemplates an acquisition immediately following the issuance or reorganization. We also cannot assure you that our stock price will not trade below $10.00 per share, as has been the case for some reorganized and converted thrift institutions. In addition, the transactions underlying the data occurred primarily during a falling interest rate environment, during which market prices for financial institutions typically increase. If interest rates rise, our net interest income and the value of our assets could be reduced, negatively affecting our stock price. See “Risk Factors–Rising interest rates may hurt our profits and asset value.”

The increase in a company’s stock price is subject to various factors, including the amount of proceeds a company raises and our ability to successfully integrate the operations of First Federal of Frankfort following the merger (see “Risk Factors–Kentucky First’s success depends in part on the success of the merger” and “Risk Factors–Due to our high capital levels, we expect our return on equity initially will be low after the offering”), the quality of management and management’s ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). See “Risk Factors–We may not be able to achieve sufficient growth in our retail franchise to allow us to achieve the anticipated benefits of the merger.” In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions and merger or acquisition transactions, the presence of professional and other investors who purchase stock on speculation, regulatory developments, as well as other unforeseeable events not necessarily in the control of management.

Finally, you should be aware that regulatory restrictions generally prohibit a holding company regulated by the Office of Thrift Supervision, like us, from being acquired within three years following its formation in connection with a reorganization into the mutual holding form of organization, which may also have a negative impact on stock price performance.

The Board of Directors carefully reviewed the information provided to it by Keller & Company through the appraisal process, but did not make any determinations regarding how the historical data reflected above may impact Kentucky First’s appraisal. Instead, the Board hired Keller & Company to help it understand the regulatory process and to advise the Board as to how much capital Kentucky First would likely be required to raise under the Office of Thrift Supervision’s appraisal guidelines. The Board’s ability to control the amount of capital Kentucky First will raise in the stock offering is limited by the regulatory framework established by the Office of Thrift Supervision, which requires that First Federal of Hazard hire an independent appraiser and permit the independent appraiser to arrive at a value without undue influence from outside parties, including First Federal of Hazard. The Board fully complied with the Office of Thrift Supervision’s guidelines and permitted Keller & Company to arrive at the appraised value of Kentucky First independently, which the Board also understood would be subject to Office of Thrift Supervision review and approval. Keller & Company, an independent appraisal firm expert in the appraisal guidelines of the Office of Thrift Supervision, considered all factors that may appropriately be considered under the Office of Thrift Supervision’s appraisal guidelines when arriving at the appraised value of Kentucky First.

Persons Who Can Order Stock in the Offering (page ___)	In the reorganization offering, we have granted rights to subscribe for our shares of common stock in a “subscription offering” to the following persons in the following order of priority:

1.	Persons with $50 or more on deposit at First Federal of Hazard as of June 30, 2003.

2.	Our employee stock ownership plan, which provides retirement benefits to our employees.

3.	Persons with $50 or more on deposit at First Federal of Hazard as of [Supplemental ERD].

4.	First Federal of Hazard’s depositors as of [Voting Record Date].

We may offer shares not sold in the subscription offering to the general public in a community offering. Persons who are residents of Perry County, Kentucky, will have first preference to purchase shares in a community offering. The community offering, if held, may begin concurrently, during or as soon as practicable after the end of the subscription offering.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or partially fill your order. Shares will be allocated first to categories in the subscription offering under a formula outlined in the stock issuance plan and as described in “The Reorganization and Stock Offering.”

Deadline for Ordering Stock (page ___)	The reorganization offering will end at 12:00 noon, Eastern time, on [Expiration Date]. We must receive at our Stock center a properly signed and completed order form with the required payment no later than 12:00 noon, Eastern time, on [Expiration Date]. You may submit your order form using the enclosed return envelope, by bringing your order form to the Stock center or by overnight delivery to the address noted on the order form.

Purchase Limitations (page ___)	Our stock issuance plan establishes limitations on the purchase of stock in the reorganization offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•	No individual may purchase more than $150,000 of common stock (which equals 15,000 shares) in the reorganization offering. If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed $300,000 of common stock (which equals 30,000 shares):

•	Your spouse or relatives of you or your spouse living in your house;

•	Companies, individual retirement accounts, trusts or other entities in which you have a controlling interest, hold a position or power of attorney; or

•	Other persons who may be acting in concert with you. Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase limitations at any time.

Frankfort First shareholders who also purchase stock in the reorganization offering are subject to these limitations on purchases in the reorganization offering. In addition, for any Frankfort First shareholder, the value of Kentucky First shares received in the merger plus the amount of Kentucky First common stock purchased in the reorganization offering may not exceed $300,000. However, this limit could only limit the ability of a Frankfort Firsts shareholder to purchase stock in the reorganization offering and will not prevent a Frankfort First shareholder from receiving more than $300,000 of Kentucky First in the merger.

How to Purchase Common Stock (page ___)	If you want to place an order for shares in the reorganization offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. Once we receive your order, you cannot cancel or change it.

We may, in our sole discretion, reject orders received in the community offering either in whole or in part.

You may pay for shares in the subscription offering or the community offering in the following ways:

•	By personal or bank check or money order made payable to Kentucky First Federal Bancorp; or

•	By authorizing withdrawal from a deposit account at First Federal of Hazard.

Checks and money orders will be deposited in an account of First Federal of Hazard upon receipt. We will pay interest on your funds submitted by check or money order at the rate we pay on our passbook accounts from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will remain in the accounts and continue to earn interest at the applicable account rate and will be withdrawn upon completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds otherwise unavailable to you during the offering period. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our passbook rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Subscription Rights Are Not Transferable	You are not allowed to transfer or sell your subscription rights and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights.

Delivery of Stock Certificates	Certificates representing shares of common stock sold in the reorganization offering will be mailed to the persons entitled to the certificates at the certificate registration address noted on the order form as soon as practicable following consummation of the reorganization offering. It is possible that, until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.

Tax Consequences of the Reorganization (page ___)	As a general matter, the reorganization will not be a taxable transaction for purposes of federal or state income taxes to us or to persons who receive or exercise subscription rights. Our special counsel, Muldoon Murphy Faucette & Aguggia LLP, has issued an opinion to us that, among other items, for federal income tax purposes:

•	the reorganization will qualify as a tax free reorganization and no gain or loss will be recognized by us as a result of the reorganization;

•	no gain or loss will be recognized by our account holders upon the issuance to them of deposit accounts in First Federal of Hazard immediately after the reorganization;

•	it is more likely than not that the fair market value of the rights to subscribe for shares of our common stock is zero and, accordingly, that no income will be realized by our depositors upon the issuance or exercise of the subscription rights;

•	it is more likely than not that the tax basis to the purchasers in the offering will be the amount paid for our common stock, and that the holding period for shares of common stock will begin on the date of completion of the offering; and

•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

We have also received an opinion from Grant Thornton LLP stating that, assuming the reorganization does not result in any federal income tax liability to us, or our account holders, implementation of the plans of reorganization and stock issuance will not result in any Kentucky income tax liability to those entities or persons. See “The Reorganization and Stock Offering—Material Income Tax Consequences.”

Conditions to Completing the Reorganization	We are conducting the reorganization and related stock offering under the terms of our plans of reorganization and stock issuance. We cannot complete the reorganization and related offering unless:

•	the plan of reorganization is approved by at least a majority of votes eligible to be cast by depositors of First Federal of Hazard;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the reorganization and offering.

In addition, we will not consummate the reorganization or the merger unless we are able to consummate both the reorganization and the merger.

Benefits of the Reorganization to Management (page ___)	We intend to adopt the following benefit plans and employment agreements:

•	Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan that will purchase 3.92% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, the merger exchange shares and shares issued to First Federal MHC. We will allocate these shares to our employees over a period of 20 years in proportion to their compensation. Nonemployee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

•	Stock-Based Incentive Plan. We intend to implement a stock-based incentive plan no earlier than six months after the reorganization. Approval of this plan by a majority of the total votes eligible to be cast by our stockholders, other than by First Federal MHC, will be required. Under this plan, we may award stock options and shares of restricted stock to key employees and directors. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

Shares of restricted stock, in an amount up to 1.96% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, the merger exchange shares and shares issued to First Federal MHC, will be awarded at no cost to the recipient.

Stock options, in an amount up to 4.9% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, the merger exchange shares and shares issued to First Federal MHC, will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date.

The Financial Accounting Standards Board has issued an exposure draft of a new accounting standard that would require expensing of stock options beginning in fiscal 2005. However, it is uncertain if and when these new accounting standards will be adopted and, if adopted, how to account for the expensing of stock options. We do not intend to expense any stock options that we may grant before the approval of final accounting standards. Expensing of stock options for accounting purposes would negatively affect net income. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of First Federal of Hazard—Impact of Recent Accounting Pronouncements.”

•	Employment Agreements. Kentucky First and First Federal of Hazard intend to enter into separate three-year employment agreements with Tony D. Whitaker. Kentucky First and First Federal of Frankfort expect to enter into separate three-year employment agreements with Don D. Jennings and R. Clay Hulette. First Federal of Frankfort intends to enter into three-year employment agreements with Danny Garland and Teresa Kuhl. All of these agreements will provide for severance benefits if the executives are terminated following a change in control, such as an acquisition of Kentucky First.

The following table summarizes the estimated amounts payable under the employment agreements to the indicated officers of Kentucky First and/or First Federal of Hazard or First Federal of Frankfort assuming that a change of control of Kentucky First occurred immediately following the consummation of the merger, but prior to December 31, 2004, and assuming further that we terminated all officers covered by the employment agreements. Benefits under the employment agreements are based on each executive’s average annual compensation for the five preceding taxable years.

Benefit Under
Employment
Name	Agreement
Tony D. Whitaker	$472,778
Don D. Jennings	$188,566
R. Clay Hulette	$187,340
Danny Garland	$355,424
Teresa Kuhl	$110,348

•	Supplemental Executive Retirement Plan. This plan will provide benefits to Tony D. Whitaker if his retirement benefits under the employee stock ownership and pension plans are reduced because of federal tax law limitations. The plan will also provide benefits to Mr. Whitaker if he retires or is terminated following a change in control but before the complete allocation of shares under the employee stock ownership plan.

•	Employee Severance Compensation Plans. These plans will provide severance benefits to employees of First Federal of Hazard and First Federal of Frankfort who are not covered by an employment agreement upon a change in control. Based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plan, if a change in control occurred, and we terminated all employees, the total payments due under the employee severance compensation plans would total approximately $852,000.

The following table summarizes at the maximum of the offering range the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available under the stock-based incentive plan. The table does not include a value for the options because their exercise price would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of the common stock increases above the price at which the option is granted.

	Number of Shares to be Granted or Purchased		Total	Total	Total	Total
			Estimated	Estimated	Estimated	Estimated
	At	As a % of	Value of	Value of	Value of	Value of
	Maximum	Common	Grants	Grants	Grants	Grants
	of Offering	Stock	$8.00	$10.00	$12.00	$14.00
	Range	Issued (1)	per share (2)	per share (2)	per share (2)	per share (2)
Employee stock ownership plan	293,020	3.92%	$2,344,160	$2,930,200	$3,516,240	$4,102,280
Restricted stock awards	146,510	1.96	1,172,080	1,465,100	1,758,120	2,051,140
Stock options	366,275	4.90	–	–	–	–

Total	805,805	10.78%	$3,516,240	$4,395,300	$5,274,360	$6,153,420

(1)	Reflects the amount of shares in the respective plan as a percentage of total issued and outstanding shares immediately subsequent to the reorganization offering and merger, including shares sold in the reorganization offering at the maximum of the offering range, shares issued to First Federal MHC and the issuance of shares in the merger. Assumes no options for Frankfort First common stock exercisable at the date of this prospectus are exercised prior to the closing of the reorganization and merger.

(2)	Assumes the value of our common stock ranges from $8.00 to $14.00 per share. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors. There can be no assurance that our stock price will appreciate in the same manner as other mutual holding companies, if at all. For more information regarding factors that could negatively affect our stock appreciation, see “Summary — After-Market Performance Information Provided by Independent Appraiser“and “Risk Factors–Our stock price may decline when trading commences.”

Each Share of Frankfort First Common Stock Will Be Exchanged for 2.35 Shares of Kentucky First Common Stock or $23.50 in Cash (page ___)	Upon the completion of the merger, each share of Frankfort First common stock will automatically be converted into the right to receive 2.35 shares of Kentucky First common stock or $23.50 in cash. Frankfort First shareholders may elect either of these options. Frankfort First shareholders who elect cash in exchange for their shares, will receive cash for such shares. However, the relative amounts of stock Frankfort First shareholders receive may differ from the amounts Frankfort First shareholders elect to receive due to the allocation and proration procedures in the merger agreement. Frankfort First shareholders who elect to receive Kentucky First shares in the merger will receive those shares, subject to the limitation that no more than 45% of the Kentucky First shares outstanding immediately following the reorganization and the merger and owned by persons other than First Federal MHC may be owned by the former Frankfort First shareholders who receive their shares in the merger. We may choose to increase this percentage to up to 49% if the reorganization and merger offerings are completed at the minimum of the offering range and there are sufficient elections by Frankfort First shareholders to receive Kentucky First common stock in the merger. The merger agreement provides for the allocation of the merger consideration to achieve this result, meaning that if Frankfort First shareholders elect to receive more Kentucky First common stock than we have agreed to issue, then those electing shareholders would, instead, receive a combination of Kentucky First common stock and cash in exchange for their shares of Frankfort First common stock.

In addition, to avoid ongoing expense associated with small accounts, any Frankfort First shareholder who elected to receive Kentucky First common stock in the merger but would receive less than 100 shares of Kentucky First common stock in the merger will instead receive cash.

Neither we nor Frankfort First makes any recommendation about whether Frankfort First shareholders should elect to receive cash or stock in the merger. Frankfort First shareholders must make their own decision with respect to their election.

Options to purchase Frankfort First common stock will be cancelled and option holders will receive a cash payment equal to the difference between $23.50 and the exercise price of each stock option.

At the minimum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration, based on 1,246,108 Frankfort First shares outstanding as of November ___, 2004 and including payment for the cancellation of stock options, would consist of 1,218,262 shares of Kentucky First common stock and $19.0 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares of Kentucky First common stock and $27.7 million in cash. At the maximum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration will consist of 1,513,687 shares of Kentucky First common stock and $16.1 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares of Kentucky First common stock and $28.7 million in cash.

Conditions to Completing the Merger (page ___)	We cannot complete the merger unless we receive the approval of the Office of Thrift Supervision. We have made the necessary filings with the Office of Thrift Supervision. As of the date of this document, we have not received any of the requisite approvals. While we do not know of any reason why we would not be able to obtain these approvals in a timely manner, we cannot be certain when or if we will receive them.

In addition, we cannot complete the merger unless Frankfort First’s shareholders approve the merger agreement. Frankfort First’s shareholders will vote on the merger at a meeting to be held on December 28, 2004. Each director of Frankfort First has signed an agreement to vote his shares of Frankfort First common stock in favor of the merger.

Further, we will not complete the merger unless we are also able to consummate the reorganization.

How We Will Use the Proceeds of this Offering (page ___)	The following table summarizes how we will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

	2,486,250	3,363,750
	Shares at	Shares at
	Minimum of	Maximum of
	Offering	Offering
	Range(1)	Range(1)
	(In thousands)
Gross offering proceeds	$24,863	$33,638
Less: offering expenses	(1,148)	(1,268)
Less: merger expenses	(575)	(575)

Net offering proceeds	23,140	31,795
Shares issued in acquisition of Frankfort First	(12,183)	(15,137)

Net offering proceeds available to Kentucky First	10,957	16,658
Proceeds used for loan to employee stock ownership plan	(2,166)	(2,930)
Stock-based incentive plan adjustments	(1,083)	(1,465)

Net offering proceeds to Kentucky First	7,708	12,263
Cash distribution from First Federal of Hazard	14,876	8,330
Less: Cash needed to complete merger	(19,005)	(16,051)

Funds remaining for Kentucky First	$3,579	$4,542

(1)	Assumes that 49% of the shares are issued in the merger at the minimum of the offering range and that 45% of the shares are issued in the merger at the maximum of the offering range and that each share of Frankfort First common stock surrendered for exchange in the merger has a value of $23.50.

We intend to make a capital distribution from First Federal of Hazard to Kentucky First of between $4.1 million, assuming completion of the offering at the maximum, as adjusted, of the offering range, and $14.9 million, assuming completion of the offering at the minimum of the offering range. We will use the net proceeds of the offering retained by Kentucky First plus the proceeds of the capital distribution from First Federal of Hazard to Kentucky First to acquire Frankfort First, fund our employee stock ownership plan and capitalize First Federal MHC. Any remaining funds will be used to, among other things, invest in securities, pay cash dividends or buy back shares of common stock, subject to regulatory restrictions. We may also use funds at Kentucky First to diversify our business and acquire other companies, although we have no specific plans, other than the Frankfort First acquisition, to do so at this time.

Purchases and Stock Elections by Directors and Executive Officers (page ___)	We expect that our directors and executive officers, together with their associates, will subscribe for 115,000 shares, which equals 3.9% of the total shares that would be outstanding following the reorganization and the merger at the midpoint of the offering range. In addition, directors and executive officers of Frankfort First, together with their associates, will subscribe for 2,000 shares, which equals 0.1% of the total shares that would be outstanding following the reorganization and the merger at the midpoint of the offering range. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Directors and executive officers of Frankfort First holding 147,724 shares of Frankfort First common stock are expected to elect to receive Kentucky First common stock in the merger, which would result in their receiving 347,152 shares, which equals 11.9% of the shares that would be outstanding following the reorganization and the merger at the midpoint of the offering range.

Market for Kentucky First Common Stock (page ___)	We have applied to list our common stock for trading on the Nasdaq National Market under the symbol “KFFB.” Howe Barnes Investments, Inc., Chicago, Illinois, has indicated an interest in becoming a market maker in the common stock and, along with Capital Resources, Inc., may assist us in obtaining additional market makers. After shares of the common stock begin trading, you may contact a firm offering investment services in order to buy or sell shares.

Kentucky First’s Dividend Policy (page ___)	After the reorganization, we intend to pay regular quarterly cash dividends beginning following the completion of the first calendar quarter following the reorganization. Annual dividends per share are expected to be $.48, $.48, $.45 and $.40 at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the offering range. Based upon our estimate of offering expenses and other assumptions described in “Pro Forma Data,” and assuming the capital distribution of between $4.1 million and $14.9 million from First Federal of Hazard to Kentucky First, we expect to have between $3.6 million and $4.6 million in cash, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, we could potentially use to pay dividends. If we pay dividends to our shareholders, we also will be required to pay dividends to First Federal MHC, unless First Federal MHC elects to waive the receipt of dividends. We anticipate that First Federal MHC will waive receipt of any dividends that we may pay. Any decision to waive dividends will be subject to regulatory approval. See “Our Dividend Policy.”

Possible Conversion of First Federal MHC to Stock Form (page ___)
In the future, First Federal MHC may convert from the mutual (meaning no stockholders) to capital stock form of organization, in a transaction commonly known as a “second-step conversion.” In a second-step conversion, members of First Federal MHC would have subscription rights to purchase common stock of Kentucky First or its successor, and the public stockholders of Kentucky First would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted First Federal MHC. This percentage may be adjusted to reflect any assets owned by First Federal MHC. Kentucky First’s public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned before the second-step conversion. As a result of a second-step transaction, our stock’s liquidity would increase and we would have additional capital that could be used to facilitate business growth. In addition, as a fully converted stock holding company, we would have greater flexibility in structuring mergers and acquisitions. A second-step conversion would also eliminate the anti-takeover effect inherent in the mutual holding company structure because First Federal MHC would no longer have voting control in that it would no longer exist. We have no current plan to undertake a second-step conversion transaction.

Delivery of Prospectus	To ensure that you receive a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days before such date or hand-deliver any prospectuses later than two days before that date. Stock order forms may only be distributed with or preceded by a prospectus. Subscription rights expire at 12:00 noon, Eastern Time, on [Expiration Date], whether or not we have located each person entitled to such rights.

Stock Center	If you have any questions regarding the offering or our reorganization, please call the Stock center at (606) 435-0052. You may also visit our Stock center, which is located at our main office in Hazard, Kentucky. The Stock center is open Monday through Friday, except for bank holidays, from 9:00 a.m. to 4:00 p.m., Eastern Time.

Risk Factors

     You should consider carefully the following risk factors before purchasing Kentucky First common stock.

Risks Related to the Frankfort First Acquisition

If the reorganization is not consummated, the merger will not occur.

     Our acquisition of Frankfort First depends on our successful reorganization into the mutual holding company form of organization and the completion of the related reorganization offering. The reorganization requires member approval as well as the approval of federal regulatory authorities, one or more of which we may not obtain in a timely manner, or at all. The reorganization also depends on the successful implementation of our plans of reorganization and stock issuance as described in the section entitled “The Reorganization and Stock Offering.” If we are unable to consummate the reorganization and the reorganization offering, the merger will not take place.

Kentucky First’s success depends in part on the success of the merger.

     The merger with Frankfort First will be Kentucky First’s first attempted merger. The future growth and profitability of Kentucky First will depend, in part, on its ability to successfully complete the merger with Frankfort First which will, in turn, depend, on a number of factors, including:

•	First Federal of Frankfort’s ability to generate sufficient loans to enable First Federal of Hazard to shift a sizable portion of its assets from investment securities to loans;

•	Kentucky First’s ability to control noninterest expense following the merger in a manner that enables it to improve its overall operating efficiencies; and

•	Kentucky First’s ability to retain and integrate the appropriate personnel of First Federal of Frankfort into its operations.

     There can be no assurance that Kentucky First will be able to take advantage of perceived opportunities to improve First Federal’s results of operations through reconfiguration of its balance sheet or integrate First Federal of Frankfort successfully, that it will be able to achieve results in the future similar to those achieved by First Federal of Hazard or Frankfort First in the past, or that it will be able to manage the growth resulting from the merger effectively. See “Pro Forma Data” on page ___.

We Could Potentially Recognize Goodwill Impairment Charges Post-Reorganization

     The acquisition of Frankfort First will be accounted for using the purchase method of accounting. In accordance with the accounting literature, Kentucky First will record goodwill totaling $16.3 million on the books of First Federal of Frankfort which is defined as the reporting unit under SFAS No. 142. As a result, goodwill will equal approximately 10.5% of First Federal of Frankfort’s total assets. The consolidated financial statements of Kentucky First will also record $16.3 million of goodwill or approximately 5.7% of total assets. Pursuant to the provisions of SFAS No. 142, Kentucky First will annually measure the fair value of its investment in Frankfort First to determine that such fair value equals or exceeds the carrying value of its investment, including goodwill. If the fair value of our investment in the Frankfort First franchise does not equal or exceed our carrying value, we will be required to record goodwill impairment charges which may adversely affect our future earnings. The fair value of a banking franchise can fluctuate downward based on a number of factors that are beyond management’s control, e.g., adverse trends in interest rates. There can be no assurance that banking franchise values won’t decline post-reorganization, thereby necessitating goodwill impairment charges to operations.

Risks Related to Our Business

A significant percentage of First Federal of Hazard’s assets are invested in lower yielding liquid investments. Our inability to reinvest these assets into higher yielding assets such as loans would continue to hinder our ability to be more profitable.

     We have been unable to invest as much of our liquidity into loans as we would like due to insufficient loan demand in our market area. At June 30, 2004, $16.9 million, or 12.1% of our assets were invested in cash or cash equivalents, and $86.2 million, or 61.7% of our assets, were invested in U.S. Government agency obligations and mortgage-backed securities. These investments yield substantially less than would be obtained if such funds were invested in loans. If First Federal of Hazard continues to invest a significant portion of its assets in cash equivalents or short-term investment securities, our interest income will suffer.

We may not be able to achieve sufficient growth in our retail franchise to allow us to achieve the anticipated benefits of the merger.

     We believe that we can increase our lending activity and loans receivable in a profitable manner by utilizing various loan products currently offered by First Federal of Frankfort, such as adjustable-rate mortgages. However, it is possible that local market factors, including competition from other lenders and significant increases in interest rates, may preclude significant growth from an increased product line. We also believe that over time we can develop additional deposit products such as those offered by First Federal of Frankfort (such as individual retirement accounts or checking accounts), but we have not yet fully explored their cost effectiveness nor their viability in our market.

     We intend to efficiently utilize excess liquidity at either bank or Kentucky First by buying and selling whole loans or participations in loans between First Federal of Hazard and First Federal of Frankfort, with the originating bank retaining servicing of any loans sold, or by making deposits into accounts at either bank, subject to regulatory limitations, in order to maximize the potential earnings of each bank. This strategy will not succeed if we do not maintain sufficient loan demand at First Federal of Frankfort or sufficient deposit growth at First Federal of Hazard. At June 30, 2004, Frankfort First had total real estate loans of $119.1 million, compared to $119.8 million at June 30, 2003, a decrease of approximately $700,000, or 0.6%. At June 30, 2004, we had total deposits of $98.8 million, compared to total deposits of $104.8 million at June 30, 2003, a decrease of $6.0 million, or 5.8%. There can be no assurance as to if or when this strategy can be accomplished. In an attempt to increase the overall interest rate spread of the combined company, management may adopt strategies that result in decreases in the assets and/or liabilities of either or both banks.

Rising interest rates may hurt our profits and asset values.

     If interest rates rise, our net interest income likely would be reduced in the short term since, due to the generally shorter terms of interest-bearing liabilities, interest expense paid on interest-bearing liabilities, such as deposits and borrowings, increase more quickly than interest income earned on interest-earning assets, such as loans and investments. In addition, rising interest rates may hurt our income because they may reduce the demand for new loans, the demand for refinancing loans and the interest and fee income earned on new loans and refinancings. At June 30, 2004, in the event of an instantaneous and permanent 300 basis point increase in interest rates, our net portfolio value, which represents the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing liabilities, would be expected to decrease by approximately 28%, and Frankfort First’s net portfolio value would be expected to decrease by approximately 50%. While we believe that modest interest rate increases following the merger will not significantly hurt our interest rate spread over the long term due to our high level of liquidity and the presence of a significant amount of adjustable-rate mortgage loans in Frankfort First’s portfolio, interest rate increases may initially reduce our interest rate spread until such time as our loans and investments reprice to higher levels.

     Changes in interest rates also affect the value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of fixed-rate securities fluctuates inversely with changes in interest rates. Unrealized gains and losses on securities available for sale are reported as separate components of equity. Decreases in the fair value of securities available for sale resulting from increases in interest rates therefore could have an adverse effect on shareholders’ equity.

After the offering and the merger, our return on equity will be low compared to other companies. This could negatively affect the price of our stock.

     Return on average equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the year ended June 30, 2004, our pro forma return on average equity was 2.44% while our pro forma return on average equity for the same period is estimated to be 3.22%, assuming the sale of shares at the midpoint of the offering range. Our peers used in the valuation of Kentucky First had an average return on average equity of 7.98% for the twelve months ended June 30, 2004, while all publicly held subsidiaries of mutual holding companies had an average return on average equity of 7.74% for the same period. Over time, we intend to deploy our excess capital, which we will initially invest into investment securities, into higher-yielding assets primarily by purchasing loans from First Federal of Frankfort and offering adjustable-rate mortgage loans in our market, with the goal of increasing earnings per share and book value per share, without assuming undue risk, and achieving a return on average equity that is competitive with other publicly held subsidiaries of mutual holding companies. This goal could take a number of years to achieve, and we cannot assure you that it will be attained. Consequently, you should not expect a competitive return on average equity in the near future. Failure to achieve a competitive return on average equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on average equity.

Strong competition within our market area could hurt our profits and slow growth.

     Although we consider ourselves competitive in Hazard, Kentucky, which we consider our market area, we face intense competition both in making loans and attracting deposits. Following the merger, our market area will expand with the acquisition of First Federal of Frankfort. Price competition for loans and deposits might result in our earning less on our loans and paying more on our deposits, which reduces net interest income. Some of the institutions with which we compete have substantially greater resources than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability will depend upon our continued ability to compete successfully in our market areas. For more information about our market areas and the competition we face, see “Business of First Federal of Hazard—Market Area,” “Business of First Federal of Hazard—Competition,” “Business of Frankfort First—Market Area” and “Business of Frankfort First—Competition.”

The distressed economy in First Federal of Hazard’s market area could hurt our profits and slow our growth.

     First Federal of Hazard’s market area consists of Perry and surrounding counties in eastern Kentucky. The economy in this market area has been distressed due to the decline in the coal industry on which the economy has been dependent. While there has been improvement in the economy from the influx of other industries, such as health care and manufacturing, the economy in First Federal of Hazard’s market area continues to lag behind the economies of Kentucky and the United States. In the most recent available data, the U.S. Department of Commerce, Bureau of Economic Analysis reports that per capita personal income in Perry County averaged $20,926 in 2002, compared to personal income of $25,495 in Kentucky and $30,906 in the United States in 2002. Total population in Perry County has remained stable over the last five years. During the years from 1999 to 2003, our market area has experienced unemployment rates of 7.1%, 6.7%, 6.5%, 7.4% and 8.5%, respectively. During those same years, unemployment rates in the United States were 4.2%, 4.0%, 4.7%, 5.8% and 6.0%, respectively. There has been less than 1% in employment growth in Perry County during the past year. As a result, First Federal of Hazard has been unable to find sufficient loan demand in its market area. While First Federal will seek to use excess funds to purchase loans from First Federal of Frankfort following the reorganization and the merger, we expect it to take years to fully invest funds presently invested in securities into loans. Moreover, the slow economy in First Federal of Hazard’s market area will limit our ability to grow our asset base in that market.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

     We are subject to extensive government regulation, supervision and examination. Such regulation, supervision and examination govern the activities in which we may engage, and is intended primarily for the protection of the deposit insurance fund and our depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to the Reorganization and Stock Offering

Additional annual employee compensation and benefit expenses following the reorganization will reduce our profitability and stockholders’ equity.

     Following the reorganization, we will recognize additional annual material employee compensation and benefit expenses stemming from the shares granted to employees and executives under new benefit plans. We cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and would recognize expenses for restricted stock awards over the vesting period of the awards. These after-tax expenses in the first year following the reorganization have been estimated to be approximately $290,000 at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share offering price as fair market value. Actual expenses, however, may be higher or lower, depending on the then-prevailing price of our common stock. In addition, proposed changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see “Management of Kentucky First—Benefit Plans.”

We have broad discretion in allocating Kentucky First’s assets. Our failure to effectively utilize such assets would hurt our profitability.

     We intend to capitalize Kentucky First with the net proceeds of the offering and, if necessary, a capital distribution of between $4.1 million and $14.9 million from First Federal of Hazard. Kentucky First will use a significant portion of these funds to acquire Frankfort First, fund our employee stock ownership plan and capitalize First Federal MHC. Any remaining funds would be available at Kentucky First to pay dividends to shareholders, repurchase common stock, purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking, or for other general corporate purposes. We have not allocated specific amounts of funds for any of these purposes, and we will have significant flexibility in determining how much of our funds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would hurt our profitability.

Subscribers who purchase shares in the reorganization offering will experience dilution of their investment as a result of the goodwill resulting from the merger.

     The acquisition of Frankfort First culminates with the recording of goodwill totaling $16.3 million. As a result, subscribers to the reorganization offering will experience per share dilution in tangible capital of $2.96, $2.51, $2.19 and $1.90 at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range.

Subscribers who purchase shares in the reorganization offering will have their interests diluted by the issuance of shares in the merger.

     Upon completion of the merger, each issued and outstanding share of Frankfort First common stock will be converted into the right to receive either $23.50 in cash or 2.35 shares of Kentucky First common stock, up to a maximum of 45% of the total shares issued in the reorganization offering and the merger or 49% of the shares to be issued in the reorganization and the merger at the minimum of the offering range. At the minimum of the offering range assuming 49% of the shares are issued to former Frankfort First shareholders in the merger, then the issuance of the shares in the merger would dilute the interests of purchasers in the reorganization offering by approximately 22.1%.

Issuance of shares for benefit programs will dilute your ownership interest.

     We intend to adopt a stock-based incentive plan following the offering. If our stockholders approve the new stock-based incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest in shares held by persons other than First Federal MHC would be diluted by up to approximately 1.96%, assuming awards of common stock equal to 1.96% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, shares issued to First Federal MHC and shares issued in the merger are awarded under the plan. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest in shares held by persons other than First Federal MHC would be diluted by up to approximately 4.9%, assuming stock option grants equal to 4.9% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, shares issued to First Federal MHC and the merger exchange shares, are granted under the plan. See “Pro Forma Data” and “Management of Kentucky First—Benefit Plans.”

First Federal MHC will own a majority of our common stock and will be able to exercise voting control over most matters put to a vote of stockholders, including preventing sale or merger transactions you may like or a second-step conversion by First Federal MHC.

     First Federal MHC will own a majority of our common stock after the reorganization and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. As a federally chartered mutual holding company, the board of directors of First Federal MHC must ensure that the interests of depositors of First Federal of Hazard are represented and considered in matters put to a vote of stockholders of Kentucky First. Therefore, the votes cast by First Federal MHC may not be in your personal best interests as a stockholder. For example, First Federal MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares, prevent a second-step conversion transaction by First Federal MHC or defeat a stockholder nominee for election to the board of directors of Kentucky First. However, implementation of a stock-based incentive plan will require approval of Kentucky First’s stockholders other than First Federal MHC.

     In addition, Office of Thrift Supervision regulations prohibit, for three years following the completion of a stock offering by a company such as Kentucky First, the acquisition of more than 10% of any class of equity security of the company without the prior approval of the Office of Thrift Supervision. Even after this three-year period,

Office of Thrift Supervision regulations would likely prevent an acquisition of Kentucky First other than by another mutual holding company or a mutual institution.

Office of Thrift Supervision policy on remutualization transactions could prohibit the merger or an acquisition of us, which may lower our stock price.

     Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has recently resulted in a degree of takeover speculation for mutual holding companies which is reflected in the stock prices of mutual holding companies. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and as raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our stock price may be adversely affected. We have no current plans to undertake a remutualization transaction.

Our stock price may decline when trading commences.

     We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 offering price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions of Kentucky First, and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

There may be a limited market for our common stock, which may lower our stock price.

     We have applied to list our shares of common stock for trading on the Nasdaq National Market. We cannot guarantee that the shares will be regularly traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price.

A Warning About Forward-Looking Statements

     This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets;

•	our ability to integrate successfully the operations of First Federal of Frankfort following the merger; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

     Forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed. We have no obligation to update or revise any forward-looking statements to reflect any changed assumptions, any anticipated events or any changes in the future.

Selected Financial and Other Data
of First Federal of Hazard

     The summary financial information presented below is derived in part from our financial statements. The following is only a summary and you should read it in conjunction with the financial statements and notes beginning on page F-1. The information at June 30, 2004 and 2003 and for the years ended June 30, 2004, 2003 and 2002 is derived in part from the audited financial statements that appear in this prospectus. The information at June 30, 2002, 2001 and 2000 for the years ended June 30, 2001 and 2000 is derived in part from unaudited financial statements that do not appear in this prospectus.

	At June 30,
	2004	2003	2002	2001	2000
	(In thousands)
Selected Financial Data:
Total assets	$139,823	$136,097	$133,182	$129,830	$124,532
Cash and cash equivalents	16,862	30,349	26,734	13,672	870
Investment securities held to maturity	50,840	48,841	51,286	45,981	53,986
Investment securities available for sale	12,391	12,997	–	–	–
Mortgage-backed securities held to maturity	22,983	389	713	1,049	1,347
Mortgage-backed securities available for sale	–	–	–	9,330	6,771
Loans receivable, net	33,568	40,586	51,413	56,680	58,087
Deposits	98,751	104,784	102,704	100,411	93,810
Federal Home Loan Bank advances	9,000	–	–	–	2,500
Retained earnings — restricted	31,043	30,682	29,632	28,725	27,047
Allowance for loan losses	665	720	735	665	652
Non-performing loans	1,154	1,296	1,541	1,337	1,311

	Year Ended June 30,
	2004	2003	2002	2001	2000
	(In thousands)
Selected Operating Data:
Total interest income	$5,601	$6,313	$7,671	$8,828	$8,601
Total interest expense	(2,220)	(3,399)	(4,548)	(5,266)	(4,623)

Net interest income	3,381	2,914	3,123	3,562	3,978
Provision for losses on loans	(10)	(66)	(123)	(97)	(112)

Net interest income after provision for losses on loans	3,371	2,848	3,000	3,465	3,866
Total other income (loss)	(35)	297	414	99	107
Total general, administrative and other expense	(2,183)	(1,554)	(1,973)	(1,340)	(1,352)

Earnings before federal income taxes	1,153	1,591	1,441	2,224	2,621
Federal income taxes	(392)	(541)	(490)	(757)	(898)

Net earnings	$761	$1,050	$951	$1,467	$1,723

	At or For the Year Ended June 30,
	2004	2003	2002	2001	2000
Performance Ratios:
Return on average assets	0.56%	0.77%	0.72%	1.15%	1.40%
Return on average equity	2.44	3.36	3.23	5.22	6.53
Average equity to average assets	23.14	22.38	22.38	22.12	21.42
Equity to total assets at end of period	22.20	22.54	22.25	22.13	21.72
Interest rate spread (1)	2.04	1.45	1.39	2.42	2.37
Net interest margin (2)	2.54	2.18	2.40	3.14	3.32
Average interest-earning assets to average interest-bearing liabilities	129.55	128.39	128.88	115.54	124.57
Total general, administrative and other expenses to average total assets	1.62	1.15	1.50	1.05	1.10
Efficiency ratio (3)	65.24	48.40	55.78	36.60	33.10
Asset Quality Ratios:
Non-performing loans as a percent of total loans	3.35	3.10	2.94	2.32	2.23
Non-performing loans as a percent of total assets	0.83	0.95	1.16	1.03	1.05
Allowance for loan losses as a percent of total loans	1.93	1.72	1.40	1.14	1.09
Allowance for loan losses as a percent of non-performing loans	57.63	55.56	47.70	49.74	49.73
Regulatory Capital Ratios:
Tangible capital	22.42	22.54	22.25	21.97	21.82
Core capital	22.42	22.54	22.25	21.97	21.82
Risk-based capital	82.40	76.81	68.37	64.89	63.03
Number of banking offices	1	1	1	1	1

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2)	Represents net interest income as a percent of average interest-earning assets.

(3)	Represents noninterest expense dividend by the sum of net interest income and noninterest income.

Selected Consolidated Financial and Other Data
of Frankfort First

     The summary financial information presented below is derived in part from Frankfort First’s financial statements. The following is only a summary and you should read it in conjunction with the financial statements and notes beginning on page F-1. The information at June 30, 2004 and 2003 and for the years ended June 30, 2004, 2003 and 2002 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at June 30, 2002, 2001 and 2000 and for the years ended June 30, 2001 and 2000 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	At June 30,
	2004	2003	2002	2001	2000
	(In thousands)
Financial Condition Data:
Total assets	$138,118	$138,336	$140,957	$149,856	$145,454
Cash and cash equivalents	1,122	2,028	4,812	6,717	978
Investment securities held to maturity	–	–	–	1,995	1,979
Mortgage-backed securities available for sale	2,758	3,997	–	–	–
Certificates of deposit in other financial institutions	2,100	3,100	100	100	100
Loans receivable, net	125,262	124,596	131,180	136,435	137,792
Deposits	75,025	75,622	75,896	82,829	82,502
Federal Home Loan Bank advances	43,718	43,017	44,982	47,128	42,108
Shareholders’ equity – restricted	17,514	17,998	18,065	18,134	18,824
Allowance for loan losses	82	82	82	101	101
Non-performing loans	372	251	568	426	502

	Year Ended June 30,
	2004	2003	2002	2001	2000
	(Dollars in thousands, except per share data)
Operating Data:
Total interest income	$7,693	$8,652	$9,991	$10,952	$10,087
Total interest expense	4,435	5,020	6,172	6,914	6,015

Net interest income	3,258	3,632	3,819	4,038	4,072
Provision for losses on loans	–	–	1	–	1

Net interest income after provision for losses on loans	3,258	3,632	3,818	4,038	4,071
Total other income	69	71	62	50	45
Total general, administrative and other expense	1,893	1,710	1,868	1,714	1,707

Earnings before federal income taxes	1,434	1,993	2,012	2,374	2,409
Federal income taxes	481	678	685	811	828

Net earnings	$953	$1,315	$1,327	$1,563	$1,581

Earnings per share:
Basic	$0.76	$1.05	$1.07	$1.24	$1.13
Diluted	$0.72	$1.02	$1.04	$1.24	$1.12

	At or For the Year Ended June 30,
	2004	2003	2002	2001	2000
Performance Ratios:
Return on average assets	0.69%	0.94%	0.91%	1.06%	1.11%
Return on average equity	5.32	7.24	7.27	8.52	7.89
Average equity to average assets	12.91	13.05	12.50	12.42	14.13
Equity to total assets at end of period	12.68	13.01	12.82	12.10	12.94
Interest rate spread (1)	1.92	2.09	2.03	2.13	2.24
Net interest margin (2)	2.39	2.64	2.65	2.78	2.92
Average interest-earning assets to average interest-bearing liabilities	114.43	115.05	114.42	113.87	115.73
Total general, administrative and other expenses to average total assets	1.36	1.23	1.28	1.16	1.20
Efficiency ratio (3)	56.90	46.18	48.13	41.93	41.46
Dividend payout ratio (4)	147.37	106.67	104.67	83.87	84.96
Asset Quality Ratios:
Non-performing loans as a percent of total loans	0.30	0.20	0.43	0.31	0.36
Non-performing loans as a percent of total assets	0.27	0.18	0.40	0.28	0.35
Allowance for loan losses as a percent of total loans	0.07	0.07	0.06	0.07	0.07
Allowance for loan losses as a percent of non-performing loans	22.04	32.67	14.44	23.71	20.12
Net charge-offs to average loans outstanding during the period	N/A	N/A	0.01	N/A	N/A
Regulatory Capital Ratios:
Tangible capital	11.9%	13.0%	11.8%	12.2%	13.9%
Core capital	11.9	13.0	11.8	12.2	13.9
Risk-based capital	23.0	26.4	22.7	24.8	26.5
Other Data:
Number of:
Real estate loans outstanding	2,201	2,338	2,510	2,727	2,770
Deposit accounts	5,765	6,184	6,405	6,917	7,245
Full service customer service facilities	3	3	3	3	3

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2)	Represents net interest income as a percent of average interest-earning assets.

(3)	Represents total general, administrative and other expenses divided by the sum of net interest income and noninterest income.

(4)	Represents dividends per share divided by basic earnings per share.

Summary Selected Pro Forma
Condensed Consolidated Financial Data

     The following table shows selected financial information on a pro forma condensed consolidated basis giving effect to First Federal of Hazard’s reorganization and the merger based on the assumptions set forth below. The pro forma unaudited consolidated financial statements give effect to the reorganization and the merger using the purchase method of accounting as required by accounting principles generally accepted in the United States of America. The pro forma unaudited financial statements give effect to the reorganization and the merger as if the reorganization and the merger had become effective at the end of the period presented, in the case of balance sheet information, and at the beginning of the period presented, in the case of income statement information.

     We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined as of the date and during the period presented.

     You should read this summary pro forma information in conjunction with the information under “Pro Forma Data” beginning on page ___of the prospectus.

For the Year Ended
Pro Forma Combined Income Statement Data: (1)	June 30, 2004
(In thousands, except
share and per share data)
Interest income	$13,258
Interest expense	6,020

Net interest income	7,238
Provision for loan losses	10

Net interest income after provision for loan losses	7,228
Other income	34
General, administrative and other expense	4,223

Income before income taxes	3,039
Income tax expense	1,027

Net income	$2,012

Weighted average common shares: (1)
Basic	7,196,631
Diluted	7,196,631

Pro Forma Per Common Share Data: (1)	At June 30, 2004
(In thousands)
Basic earnings per share	$0.28
Diluted earnings per share	$0.28
Book value per share	$8.08
Tangible book value per share	$5.89
Pro Forma Combined Balance Sheet Data: (1)
Total assets	$292,944
Investment and mortgage-backed securities	91,072
Net loans	158,830
Deposits	173,776
Borrowed funds	55,895
Shareholders’ equity	60,383

(1)	At the maximum of the offering range.

RECENT DEVELOPMENTS OF FIRST FEDERAL OF HAZARD

     The following tables set forth certain financial and other data of First Federal of Hazard at and for the periods indicated. Financial data and financial ratios and other data at June 30, 2004 have been derived from and should be read in conjunction with the financial statements and notes beginning on page F-1 of this prospectus. The unaudited selected data at and for the three months ended September 30, 2004 and 2003 were derived from the unaudited financial statements of First Federal of Hazard and, in the opinion of management, contain all adjustments, none of which were other than normal recurring entries, necessary for a fair presentation of the results for such periods. The results of operations and ratios and other data presented for the three months ended September 30, 2004 are not necessarily indicative of the results of operations for the fiscal year ending June 30, 2005.

	At	At
	September 30, 2004	June 30, 2004
	(Unaudited)
	(In thousands)
Selected Financial Condition Data:
Total assets	$140,416	$139,823
Cash and cash equivalents	17,897	16,862
Investment securities held to maturity — at cost	50,841	50,840
Investment securities available for sale	12,798	12,391
Mortgage-backed securities held to maturity — at cost	22,495	22,983
Loans receivable, net (1)	32,574	33,568
Deposits	99,081	98,751
Advances from the Federal Home Loan Bank	9,000	9,000
Retained earnings — substantially restricted	31,621	31,043
Allowance for loan losses.	665	665
Non-performing loans	1,151	1,154

	For the Three Months Ended
	September 30,
	2004	2003
	(Unaudited)
	(In thousands)
Selected Operating Data:
Total interest income	$1,433	$1,404
Total interest expense	554	626

Net interest income	879	778
Provision for losses on loans	15	6

Net interest income after provision for losses on loans	864	772
Total other income	5	28
Total general, administrative and other expense	397	465

Earnings before income taxes	472	335
Federal income taxes	162	114

Net earnings	$310	$221

	At or For the Three Months Ended
	September 30,
	2004	2003
	(Unaudited)
Selected Financial Ratios and Other Data:(1)
Performance Ratios:
Return on average assets	0.88%	0.65%
Return on average equity	4.02	2.87
Average equity to average assets	21.94	22.31
Equity to total assets at end of period	22.52	22.20
Interest rate spread(2)	2.09	1.78
Net interest margin(2)	2.53	2.32
Average interest-earning assets to average interest-bearing liabilities	128.10	129.05
Total general, administrative and other expenses to average total assets	1.13	1.37
Efficiency ratio(3)	27.61	32.47
Asset quality ratios:
Non-performing loans as percent of total loans	3.44	3.36
Non-performing loans as percent of total assets	0.82	0.98
Allowance for loan losses as percent of total loans	1.99	1.80
Allowance for loan losses as percent of non-performing assets	56.40	48.92
Regulatory capital ratios:
Tangible capital	22.67	23.21
Core capital	22.67	23.21
Risk-based capital	82.51	79.67
Number of banking offices	1	1

(1)	With the exception of end of period ratios, all ratios are based on average daily balances during the periods and have been annualized where appropriate.

(2)	Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	Efficiency ratio represents the ratio of general, administrative and other expenses divided by the sum of net interest income and total other income.

(4)	Non-performing loans consist of non-accrual loans and accruing loans greater than 90 days delinquent, while non-performing assets consist of non-performing loans and real estate acquired through foreclosure.

Comparison of Financial Condition at September 30, 2004 and June 30, 2004

     At June 30, 2004, First Federal of Hazard had total assets of $140.4 million, an increase of $593,000, or 0.4%, over the $139.8 million total at June 30, 2004. The increase in total assets was comprised primarily of an increase in cash and cash equivalents, which was partially offset by a decrease in mortgage-backed securities and loans receivable.

     Cash and cash equivalents, consisting of cash and due from banks, federal funds sold and interest-bearing deposits in other financial institutions, totaled $17.9 million at September 30, 2004, an increase of $1.0 million, or 6.1%, over June 30, 2003. Investment and mortgage-backed securities totaled $86.1 million at June 30, 2004, a decrease of $80,000, or 0.1%, from the $86.2 million total at June 30, 2004.

     Loans receivable totaled $32.6 million at September 30, 2004, a decrease of $994,000, or 3.0%, from June 30, 2004. The decrease resulted from loan repayments of $1.8 million, which were partially offset by loan disbursements of $844,000.

     At both September 30, 2004 and June 30, 2004, the allowance for loans losses totaled $665,000, or 1.99% and 1.93%, respectively, of total loans at those dates. Non-performing loans totaled $1.2 million at both September 30, 2004 and June 30, 2004. At both September 30, 2004 and June 30, 2004, all of these loans consisted of one-to-four family loans. The allowance for loans losses totaled 57.8% and 57.6% of non-performing loans at September 30, 2004 and June 30, 2004, respectively. To the best of management’s knowledge, all known and inherent losses that are probable and that can be reasonably estimated have been recorded at September 30, 2004. Although we believe that the allowance for loan losses conforms with generally accepted accounting principles based upon the available facts and circumstances, there can be no assurance that additions to the allowance will not be necessary in future periods, which would adversely affect our results of operations.

     Deposits totaled $99.1 million at September 30, 2004, an increase of $330,000, or 0.3%, from the $98.8 million total at June 30, 2004. Although we generally strive to maintain a moderate rate of growth in deposits, primarily through marketing and pricing strategies, we historically have not engaged in sporadic increases and decreases in interest rates on deposits, nor have we generally offered the highest interest rate on deposit products in our market area. Advances from the Federal Home Loan Bank of Cincinnati amounted to $9.0 million at both September 30, 2004 and June 30, 2004. During fiscal 2004, we elected to fund purchases of certain mortgage-backed securities with such advances to provide a spread of approximately 1.50%.

     Retained earnings totaled $31.6 million at September 30, 2004, a $578,000 or 1.9%, increase over June 30, 2004. The increase resulted from net earnings of $310,000 and a $269,000 decrease in the unrealized losses on securities designated as available for sale.

     First Federal of Hazard is required to maintain minimum regulatory capital pursuant to federal regulations. In December 2003, management was notified by the Office of Thrift Supervision that First Federal of Hazard was categorized as well capitalized under regulatory guidelines. At September 30, 2004, First Federal of Hazard’s regulatory capital substantially exceeded all minimum regulatory capital requirements.

Comparison of Results of Operations for the Three-Month Periods Ended September 30, 2004 and September 30, 2003.

     General. First Federal of Hazard’s net earnings totaled $310,000 for the three month-period ended September 30, 2004, an increase of $89,000, or 40.3%, over the $221,000 of net earnings recorded for the three-month period ended September 30, 2003. The increase in net earnings was primarily attributable to an increase in net interest income of $101,000 and a decrease in general, administrative and other expense of $68,000, which were partially offset by an increase in the provision for federal income taxes of $48,000.

     Interest Income. Total interest income for the three month-period ended September 30, 2004, totaled $1.4 million, an increase of $29,000, or 2.1%, compared to the comparable quarter in 2003. The increase in interest income primarily reflects a $4.8 million, or 3.6%, increase in interest-earning assets, which was partially offset by a decrease of six basis points in the average yield, to 4.13% for the 2004 quarter.

     Interest income on loans decreased by $162,000, or 21.3%, for the three-month period ended September 30, 2004, compared to the same quarter in 2003, due primarily to a $6.5 million, or 16.2%, decrease in the average balance outstanding and a decrease of 46 basis points in the average yield on loans, to 7.13% for the 2004 quarter. Interest income on mortgage-backed securities increased by $208,000 during the three-month period ended September 30, 2004, due primarily to a $19.5 million increase in the average balance outstanding. Interest income on investment securities decreased by $23,000, or 4.2%, during the three-month period ended September 30, 2004, due primarily to a $5.7 million, or 8.3%, decrease in the average balance outstanding, which was partially offset by an increase in the average yield of 14 basis points from the 2003 quarter. Interest income on other interest-earning assets increased by $6,000, or 9.2%, during the three-month period ended September 30, 2004, due primarily to a 29 basis point increase in the average yield year to year.

     Interest Expense. Interest expense totaled $554,000 for the three month-period ended September 30, 2004, a decrease of $72,000, or 11.5%, from interest expense of $626,000 for the comparable quarter in 2003. The decrease resulted from a 36 basis point decrease in the average cost of funds, to 2.05% for the 2004 period, partially offset by a $4.5 million, or 4.4%, increase in the average balance of deposits and borrowings outstanding year to year. Interest expense on deposits totaled $487,000 for the three-month period ended September 30, 2004, a decrease of $139,000, or 22.2%, from the same period 2003. This decrease was a result of a 45 basis point decrease in the average cost of deposits to 1.96% for the 2004 quarter, which was partially offset by a decrease in the average balance of deposits outstanding of $4.5 million, or 4.3% year to year. Interest expense on borrowings totaled $67,000 for the three month period ended September 30, 2004, an increase of $67,000 over the same quarter in 2003. First Federal of Hazard had no borrowings outstanding during the 2003 period. Decreases in the yield on interest-earning assets and the cost of interest-bearing liabilities during the 2004 quarter, as compared to the same quarter in 2003, were due primarily to the overall decreases in interest rates in the economy.

     Net Interest Income. As a result of the foregoing changes in interest income and interest expense, net interest income increased by $101,000, or 13.0%, during the three-month period ended September 30, 2004 compared to the same quarter in 2003. The average interest rate spread increased to 2.09% for the three-month period ended September 30, 2004, from 1.78% for the 2003 period. The net interest margin increased to 2.53% for the 2004 period from 2.32% for the 2003 period.

     Provision for Losses on Loans. Based upon an analysis of historical experience, the volume and type of lending conducted by First Federal of Hazard, the status of past due principal and interest payments and other factors related to the collectibility of First Federal of Hazard’s loan portfolio, we recorded a provision for losses on loans totaling $15,000 for the three-month period ended September 30, 2004, compared to a $6,000 provision recorded in the comparable 2003 period. The provisions recorded generally reflect our perception of the risk prevalent in the economy integrated with the overall decline in the level of the loan portfolio and the level of charge-offs recorded in fiscal 2004. We believe all non-performing loans are adequately collateralized; however, there can be no assurance that the loan loss allowance will be adequate to absorb losses on known non-performing assets or that the allowance will be adequate to cover losses on non-performing assets in the future.

     Other Income. Other income totaled $5,000 for the three-month period ended September 30, 2004, a decrease of $23,000, or 82.1%, compared to the same quarter in 2003. The decrease was primarily attributable to a $27,000 decrease in gains on sales of securities, which was partially offset by a $5,000 decrease in losses on sales of real estate acquired through foreclosure.

     General, Administrative and Other Expense. General, administrative and other expense totaled $397,000 for the three-month period ended September 30, 2004, a decrease of $68,000, or 14.6%, compared to the same quarter in 2003. The decrease in general, administrative and other expense was due primarily to a $29,000, or 10.0%, decrease in employee compensation and benefits and a $38,000, or 27.4%, decrease in other operating expense. The decrease in employee compensation and benefits was due primarily to a decrease in expense related to the multi-employer defined benefit pension plan. The decrease in other operating expense was due primarily to a $12,000 decrease in consulting expenses and a $24,000 decrease in charitable contributions expense year to year.

     Federal Income Taxes. The provision for federal income taxes totaled $162,000 for the three-month period ended September 30, 2004, an increase of $48,000, or 42.1%, compared to the provision recorded for the same quarter in 2003. The increase resulted primarily from a $137,000, or 40.9%, increase in pretax earnings. The effective tax rate was 34.3% and 34.0% for the three-month periods ended September 30, 2004 and 2003, respectively.

RECENT DEVELOPMENTS OF FRANKFORT FIRST

     The following tables set forth certain financial and other data of Frankfort First at and for the periods indicated. Financial data and financial ratios and other data at June 30, 2004 have been derived from and should be read in conjunction with the financial statements and notes beginning on page F-27 of this prospectus. The unaudited selected data at and for the three months ended September 30, 2004 and 2003 were derived from the unaudited financial statements of Frankfort First and, in the opinion of management, contain all adjustments, none of which were other than normal recurring entries, necessary for a fair presentation of the results for such periods. The results of operations and ratios and other data presented for the three months ended September 30, 2004 are not necessarily indicative of the results of operations for the fiscal year ending June 30, 2005.

	At	At
	September 30, 2004	June 30, 2004
	(Unaudited)
	(Dollars in thousands)
Selected Financial Condition Data:
Total assets	$136,576	$138,118
Cash and cash equivalents	1,165	1,122
Certificates of deposit in other financial institutions	2,100	2,100
Mortgage-backed securities available for sale - at market	2,506	2,758
Loans receivable, net	123,743	125,262
Deposits	73,797	75,025
Advances from the Federal Home Loan Bank	43,444	43,718
Shareholders’ equity—substantially restricted	17,409	17,514
Number of:
Real estate loans outstanding	2,176	2,201
Deposit accounts	5,762	5,765
Offices	3	3

	For the Three Months Ended
	September 30,	September 30,
	2004	2003
	(Unaudited)
	(In thousands)
Selected Operating Data:
Total interest income	$1,841	$1,963
Total interest expense	1,069	1,172

Net interest income	772	791
Provision for losses on loans	—	—
Net interest income after provision for losses on loans	772	791
Total other income	52	12
Total general, administrative and other expense	517	423

Earnings before federal income taxes	307	380
Federal income taxes	98	129

Net earnings	$209	$251

	At or For the Three Months Ended
	September 30,
	2004	2003
	(Unaudited)
Selected Financial Ratios and Other Data:(1)
Performance Ratios:
Return on average assets	0.61%	0.72%
Return on average equity	4.76	5.54
Average equity to average assets	12.79	13.08
Equity to total assets at end of period	12.75	12.90
Interest rate spread (2)	1.91	1.77
Net interest margin (2)	2.32	2.31
Average interest-earning assets to average interest-bearing liabilities	112.74	115.59
Total general, administrative and other expenses to average total assets	1.51	1.22
Efficiency ratio (3)	62.74	52.68
Asset Quality Ratios
Non-performing loans as a percent of total loans (4)	0.41	0.68
Non-performing assets as a percent of total assets	0.37	0.61
Allowance for loan losses as a percent of total loans	0.07	0.07
Allowance for loan losses as a percent of non-performing assets	16.02	9.70
Regulatory Capital Ratios
Tangible capital	12.17	11.25
Core capital	12.17	11.25
Risk-based capital	23.60	22.60

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the periods and have been annualized where appropriate.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	Efficiency ratio represents the ratio of general, administrative and other expenses divided by the sum of net interest income and total other income.

(4)	Non-performing loans consist of non-accrual loans and accruing loans greater than 90 days delinquent, while non-performing assets consist of non-performing loans and real estate acquired through foreclosure.

Comparison of Financial Condition at September 30, 2004 and June 30, 2004

     Assets. Frankfort First’s total assets were $136.6 million at September 30, 2004, a decrease of $1.5 million, or 1.1%, from the June 30, 2004 level. The decrease in total assets was primarily attributable to a decrease in Frankfort First’s loans receivable. Loans receivable, net decreased by $1.5 million, or 1.2%, to $123.7 million at September 30, 2004. During the three months ended September 30, 2004, Frankfort First sold $1.3 million in fixed rate mortgage loans, compared to $613,000 in the three months ended June 30, 2004, the first period in which Frankfort First had sold any mortgage loans. Management believes that such loan sales contributed to the decrease in the level of loans receivable, but that such sales were prudent in light of anticipated increases in market interest rates in the coming months.

     At September 30, 2004, the allowance for loan and lease losses totaled $82,000, or 0.07% of total loans, which is no change from June 30, 2004.

     Non-performing loans totaled $512,000 at September 30, 2004, an increase of $140,000, or 37.6%, from $372,000 at June 30, 2004. At September 30, 2004, non-performing loans consists of nine mortgage loans secured by single-family residential properties. All of the loans have a loan-to-value ratio, based on the appraisal performed at the time the loan was made, of less than 80%, with the exception of one loan on which private mortgage insurance has been secured and two loans, secured by the same property, which have an aggregate loan-to-value ratio of 88%. The allowance for loan and lease losses totaled 16.0% and 22.0% of non-performing assets at September 30, 2004 and June 30, 2004, respectively. Although management believes that its allowance for loan losses conforms with generally accepted accounting principles based upon the available facts and circumstances, there can be no assurance that additions to the allowance will not be necessary in future periods, which would adversely affect results of operations.

     Deposits decreased by $1.2 million, or 1.6%, from $75.0 million at June 30, 2004 to $73.8 million at September 30, 2004. Federal Home Loan Bank advances decreased by $274,000, or 0.6%, to $43.4 million at September 30, 2004.

     Shareholders’ equity was $17.4 million at September 30, 2004, a decrease of $105,000, or 0.6%, compared to June 30, 2004. The decrease in book value per share is attributable to the excess of dividends over earnings for the three month period ended September 30, 2004.

     First Federal of Frankfort, the wholly owned subsidiary of Frankfort First, is required to maintain minimum regulatory capital pursuant to federal regulations. In July 2004, management was notified by its primary regulator that First Federal of Frankfort was categorized as “well capitalized” under regulatory guidelines. At September 30, 2004, First Federal of Frankfort’s regulatory capital substantially exceeded all minimum regulatory capital requirements.

Comparison of Results of Operations for the Three Months Ended September 30, 2004 and 2003

     Net Earnings. Frankfort First’s net earnings decreased by $42,000, or 16.7%, to $209,000 for the three month period ended September 30, 2004 compared to 2003. The decrease in net earnings was primarily attributable to an increase in general, administrative and other expense. Frankfort First’s basic earnings per share decreased by $0.03, or 15.0%, from $0.20 per share for the three month period ended September 30, 2003 to $0.17 per share for the comparable 2004 period. Frankfort First’s diluted earnings per share also decreased by $0.03 per share, or 15.8%, to $0.16 per share for the three month period ended September 30, 2004 compared to $0.19 for the three month period ended September 30, 2003.

     Net Interest Income. Net interest income after provision for loan losses was $772,000 for the three month period ended September 30, 2004, a decrease of $19,000, or 2.4%, compared to $791,000 for the three month period ended September 30, 2003. While total interest income and interest expense decreased from period to period, the decrease in net interest income was primarily due to a greater decrease in interest income compared to the decrease in interest expense.

     Interest Income. Interest income decreased by $122,000, or 6.2%, to $1.8 million for the three month period ended September 30, 2004. The decrease was related primarily to a decrease in interest income from loans, which decreased by $110,000, or 5.8%, to $1.8 million for the three month period ended September 30, 2004. The average yield on loans decreased from 6.80% for the three months ended September 30, 2003 to 5.71% for the three months ended September 30, 2004, a decrease of 109 basis points. Also contributing to the decrease in interest income was a decrease in interest income from investment securities, which decreased by $11,000, or 27.5%, from period to period.

     Interest Expense. Interest expense decreased by $103,000, or 8.8%, to $1.1 million for the three month period ended September 30, 2004. This decrease was primarily due to a decrease in interest expense on deposits, which decreased by $93,000, or 18.1%, to $422,000 for the three month period ended September 30, 2004. The decrease in interest expense on deposits was attributable primarily to a decrease in the average rate paid on deposits, which decreased by 45 basis points to 2.27% for the three month period ended September 30, 2004. Also contributing to the decrease in the interest paid on deposits was a decrease in the average outstanding balance of deposits, which decreased by $1.5 million, or 1.9%, to $74.4 million for the three months ended September 30, 2004, compared to the comparable 2003 period. Interest expense on Federal Home Loan Bank advances decreased by $10,000, or 1.5%, to $647,000 for the three month period ended September 30, 2004 compared to the same period in 2003.

     It is difficult to predict what interest rates will do in the future. If market interest rates increase, Frankfort First’s cost of deposits will increase as well, and may increase faster than the yield generated by the loan and investment portfolio, resulting in decreased net income.

     General, Administrative, and Other Expenses. General, administrative, and other expense increased by $94,000, or 22.2%, to $517,000 for the three month period ended September 30, 2004. The increase was due primarily to a $67,000, or 26.0%, increase in employee compensation and benefits, which resulted from a variety of factors associated with employee compensation and the benefits afforded Frankfort First’s personnel, including lower deferred costs associated with a lower number of loans originated during the quarter just ended compared to last year’s quarter. To a lesser extent, benefit costs contributed to the overall increase.

     Dividends. Under its dividend policy announced on September 14, 2001, Frankfort First declared a dividend of $0.28 per share to shareholders of record at September 30, 2004, payable on October 15, 2004. At September 30, 2004, Frankfort First had recorded dividends payable of $353,000 for the payment of a dividend on October 15, 2004.

Use of Proceeds

     The following table shows how we intend to use the net proceeds of the reorganization offering. The actual net proceeds will depend on the number of shares of common stock sold in the reorganization offering, the actual expenses of the reorganization offering and the merger and the number of Frankfort First shareholders who elect to receive shares of Kentucky First common stock in the merger. Payments for shares made through withdrawals from deposit accounts will reduce our deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	2,486,250	2,486,250	2,925,000	3,363,750	3,868,312
	Shares at	Shares at	Shares at	Shares at	Shares at
	Minimum	Minimum	Midpoint	Maximum	Maximum,
	of Offering	of Offering	of Offering	of Offering	as Adjusted of
	Range(1)	Range(2)	Range(2)	Range(2)	Offering Range(2)
	(In thousands)
Gross offering proceeds	$24,863	$24,863	$29,250	$33,638	$38,683
Less: offering expenses	(1,148)	(1,148)	(1,208)	(1,268)	(1,337)
Less: merger expenses	(575)	(575)	(575)	(575)	(575)

Net offering proceeds	23,140	23,140	27,467	31,795	36,771
Shares issued in acquisition of Frankfort First	(3,472)	(12,183)	(13,163)	(15,137)	(17,407)

Net offering proceeds available to Kentucky First	19,668	10,957	14,304	16,658	19,364
Proceeds used for loan to employee stock ownership plan	(2,166)	(2,166)	(2,548)	(2,930)	(3,370)
Stock-based incentive plan adjustments	(1,083)	(1,083)	(1,274)	(1,465)	(1,685)

Net offering proceeds to Kentucky First	16,419	7,708	10,482	12,263	14,309
Cash distribution from First Federal of Hazard	14,876	14,876	11,755	8,330	4,114
Less: cash needed to complete merger	(27,716)	(19,005)	(18,025)	(16,051)	(13,781)

Funds remaining for Kentucky First	$3,579	$3,579	$4,212	$4,542	$4,642

(1)	Assumes that 347,152 shares are issued to Frankfort First shareholders in the merger and that all other Frankfort First shareholders elect to receive cash in the merger.

(2)	Assumes that 49% of the shares issued are issued in the merger at the minimum of the offering range and that 45% of the shares are issued in the merger at the midpoint, maximum and maximum, as adjusted, of the offering range.

     We intend to make a capital distribution from First Federal of Hazard to Kentucky First of between $4.1 million, assuming completion of the offering at the maximum, as adjusted, of the offering range, and $14.9 million, assuming completion of the offering at the minimum of the offering range. We will use the net proceeds of the offering retained by Kentucky First plus the proceeds of the capital distribution from First Federal of Hazard to Kentucky First to acquire Frankfort First, fund our employee stock ownership plan and capitalize First Federal MHC. Any remaining funds will be used to, among other things, invest in securities, pay cash dividends or buy back shares of common stock, subject to regulatory restrictions. We may also use funds at Kentucky First to diversify our business and acquire other companies, although we have no specific plans, other than the Frankfort First acquisition, to do so at this time.

     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the reorganization, except to fund stock-based benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

     We may need regulatory approvals to engage in some of the activities listed above. We currently have no specific plans or agreements, other than the Frankfort First acquisition, regarding any expansion activities or acquisitions.

     We do not have any other specific plans for the investment of the proceeds of this reorganization offering. For a discussion of our business reasons for undertaking the reorganization, see “The Reorganization and Stock Offering—Reasons for the Reorganization.”

Our Dividend Policy

     After the reorganization, we intend to pay regular quarterly cash dividends beginning following the completion of the first calendar quarter following the reorganization. Annual dividends per share are expected to be $0.48, $0.48, $0.45 and $0.40 at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the offering range. In addition, we may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, we will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by First Federal of Hazard and First Federal of Frankfort to Kentucky First discussed below will also be considered. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. Based upon our estimate of offering expenses, the number of Frankfort First shareholders who elect to receive cash in the merger and other assumptions described in “Pro Forma Data,” and assuming the distribution of between $4.1 million and $14.9 million from First Federal of Hazard to Kentucky First, we expect to have between $3.6 million and $4.6 million at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, we could potentially use to pay dividends.

     If we pay dividends to our shareholders, we also will be required to pay dividends to First Federal MHC, unless First Federal MHC elects to waive the receipt of dividends. We anticipate that First Federal MHC will waive receipt of any dividends that we may pay. Any decision to waive dividends will be subject to regulatory approval. Under Office of Thrift Supervision regulations, public shareholders would not be diluted in a “second-step conversion” transaction by First Federal MHC as a result of any dividends waived by First Federal MHC. See “Regulation and Supervision–Holding Company Regulation.”

     Kentucky First will not be subject to Office of Thrift Supervision regulatory restrictions on the payment of dividends. However, its ability to pay dividends may depend, in part, upon dividends it receives from First Federal of Hazard and First Federal of Frankfort because it initially will have no source of income other than dividends from First Federal of Hazard and First Federal of Frankfort and earnings from the investment of the net proceeds from the offering that it retains. Office of Thrift Supervision regulations limit dividends and other distributions by First Federal of Hazard and First Federal of Frankfort. In addition, First Federal of Hazard and First Federal of Frankfort may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the reorganization offering. First Federal of Hazard and First Federal of Frankfort may not make a capital distribution if, after making the distribution, it would be undercapitalized. See “Regulation and Supervision—Regulation of Federal Savings Associations—Limitation on Capital Distributions.”

     Any payment of dividends by First Federal of Hazard or First Federal of Frankfort that would be deemed to be drawn out of First Federal of Hazard’s or First Federal of Frankfort’s bad debt reserves would require First Federal of Hazard and First Federal of Frankfort to pay federal income taxes at the then current income tax rate on the amount deemed distributed. See "Federal and State Taxation—Federal Income Taxation” and note [___] of the notes to financial statements for First Federal of Hazard and note I of the notes to financial statements for First Federal of Frankfort included in this prospectus. We do not contemplate any distribution by First Federal of Hazard or First Federal of Frankfort that would result in this type of tax liability.

Market for Kentucky First Common Stock

     We have not previously issued common stock. Upon completion of the reorganization, we expect that our shares of common stock will trade on the Nasdaq National Market under the symbol “KFFB.” Howe Barnes Investments, Inc., Chicago, Illinois has indicated an interest in becoming a market maker in our common stock following the reorganization. Howe Barnes Investments, Inc. and Capital Resources, Inc. also may assist us in obtaining market makers after the reorganization. We cannot assure you that market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

Market for Frankfort First Common Stock

     The following table lists the high and low bid information for Frankfort First common stock and the cash dividends declared by Frankfort First for the periods indicated. Frankfort First common stock is quoted on the Nasdaq National Market under the symbol “FKKY.” The last reported sales price per share of Frankfort First common stock on (i) July 15, 2004, the business day preceding public announcement of the signing of the merger agreement, and (ii) ___, 2004 the last practicable date prior to mailing this document, were $23.31 and $___, respectively.

	Frankfort First
	Common Stock
	High		Low		Dividends
Fiscal 2005
Quarter ending December 31, 2004
(As of _____________, 2004)	$		$		$
Quarter ended September 30, 2004		26.36		22.89		0.28
Fiscal 2004
Quarter ended June 30, 2004		$24.15		$20.99		$0.28
Quarter ended March 31, 2004		24.40		20.35		0.28
Quarter ended December 31, 2003		22.44		19.79		0.28
Quarter ended September 30, 2003		22.45		19.50		0.28
Fiscal 2003
Quarter ended June 30, 2003		$22.19		$17.22		$0.28
Quarter ended March 31, 2003		18.37		16.55		0.28
Quarter ended December 31, 2002		18.48		16.60		0.28
Quarter ended September 30, 2002		18.69		16.00		0.28

Capitalization

     The following table presents the historical capitalization of First Federal of Hazard and Frankfort First at June 30, 2004 and the capitalization of Kentucky First after giving effect to the reorganization offering proceeds (referred to as “pro forma” information) and the merger. The table depicts adjustments to capitalization resulting first from the reorganization offering and then from the merger only at the minimum of the offering range, and then depicts Kentucky First’s capitalization following the reorganization offering and the merger at the minimum of the offering range assuming 347,152 shares are issued in the merger and at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range. The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. A change in the number of shares to be issued in the reorganization may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must issue a minimum of 2,486,250 shares to complete the reorganization offering.

							Kentucky First Federal Bancorp
							Post-Reorganization and Merger
		Reorganization
		Offering
		Adjustments:						2,486,250			3,868,312
		2,486,250					2,486,250	Shares at	2,925,000	3,363,750	Shares at
		Shares at	Kentucky				Shares at	Minimum	Shares at	Shares at	Maximum, as
	First	Minimum	First Federal	Frankfort			Minimum of	of	Midpoint of	Maximum	Adjusted
	Federal	of Offering	Bancorp Post-	First	Merger		Offering	Offering	Offering	of Offering	at Offering
	of Hazard	Range (1)	Reorganization	Bancorp	Adjustments		Range (1)(2)	Range (2)	Range (2)	Range (2)	Range (2)
	(In thousands)
Deposits (5)	$98,751	$—	$98,751	$75,025	$—		$173,776	$173,776	$173,776	$173,776	$173,776
Advances from Federal Home Loan Bank	9,000	—	9,000	43,718	—		52,718	52,718	52,718	52,718	52,718

Total deposits and borrowed funds	$107,751	$—	$107,751	$118,743	$—		$226,494	$226,494	$226,494	$226,494	$226,494

Stockholders’ equity:
Preferred stock:
5,000,000 shares, $.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—	$—		$—	$—	$—	$—	$—
Common stock:
20,000,000, $.01 par value per share, authorized; specified number of shares					(17	)(3)
assumed to
be issued
and
outstanding
(6)	—	52	52	17	3	(4)	55	55	65	75	86
					(5,918	)(3)
Additional paid-in capital	—	20,191	20,191	5,918	3,468	(4)	23,659	23,659	27,977	32,295	37,260
Retained earnings (7)	31,443	—	31,443	18,068	(18,068	)(3)	31,443	31,443	31,443	31,443	31,443
Treasury stock	—	—	—	(6,350)	6,350	(3)	—	—	—	—	—
Net unrealized losses on available-for- sale securities, net	(400)	—	(400)	(52)	52	(3)	(400)	(400)	(400)	(400)	(400)
Less:
Capitalization of First Federal MHC	—	(100)	(100)	—	—		(100)	(100)	(100)	(100)	(100)
Common stock acquired by employee stock ownership plan (8)	—	(2,166)	(2,166)	—	—		(2,166)	(2,166)	(2,548)	(2,930)	(3,370)
Common stock to be acquired by stock-based incentive plan (9)	—	(1,083)	(1,083)	(87)	87	(3)	(1,083)	(1,083)	(1,274)	(1,465)	(1,685)

Total stockholders’ equity	$31,043	$16,894	$47,937	$17,514	$(14,043)		$51,408	$51,408	$55,163	$58,918	$63,234

Footnotes on following page.

(1)	Assumes that 347,152 shares are issued to Frankfort First shareholders in the merger and that all other Frankfort First shareholders elect to receive cash in the merger.

(2)	For a discussion of the assumptions used in calculating the expenses of the offering, see “Pro Forma Data.” Shares issued and outstanding total 5,525,000, 6,500,000, 7,475,000 and 8,596,250 at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range, respectively.

(3)	Reflects the elimination of the Frankfort First historical equity accounts.

(4)	Reflects the 12,182,625 shares issued to the Frankfort First shareholders, assuming that up to 49% of the outstanding shares of Kentucky First are issued to former Frankfort First shareholders in the merger.

(5)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(6)	Amounts represent the number of shares of common stock issued in the reorganization, including shares issued to First Federal MHC, as well as shares to be issued to existing Frankfort First shareholders in the merger, multiplied by the $0.01 par value per share.

(7)	Retained earnings are restricted by applicable regulatory capital requirements.

(8)	Assumes that 3.92% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, shares issued to former Frankfort First shareholders in the merger and shares issued to First Federal MHC, will be acquired by our employee stock ownership plan in the reorganization offering with funds borrowed from Kentucky First. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants’ accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from Kentucky First, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Kentucky First. See “Management of Kentucky First—Benefit Plans—Employee Stock Ownership Plan.”

(9)	Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 1.96% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, shares issued to former Frankfort First shareholders in the merger and shares issued to First Federal MHC. The shares are reflected as a reduction of stockholders’ equity. The stock-based incentive plan will be submitted to shareholders for approval at a meeting following the reorganization. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Management of Kentucky First—Benefit Plans—Future Stock-Based Incentive Plan.”

Regulatory Capital Compliance

     At June 30, 2004, First Federal of Hazard and First Federal of Frankfort were subject to, and exceeded, all of their respective regulatory capital requirements. See Note J of the notes to the financial statements for First Federal of Hazard and Note K of the Notes to the Consolidated Financial Statements for Frankfort First. The following tables present the historical capital amounts of First Federal of Hazard and First Federal of Frankfort, respectively, relative to the regulatory capital requirements of the Office of Thrift Supervision at June 30, 2004, and the pro forma capital of First Federal of Hazard and First Federal of Frankfort, respectively, after giving effect to the reorganization and the merger. For purposes of the tables, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital of First Federal of Hazard. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” "Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to First Federal of Hazard and First Federal of Frankfort, see “Regulation and Supervision—Regulation of Federal Savings Associations—Capital Requirements.”

			First Federal of Hazard
			Pro Forma at June 30, 2004 (1)
	First Federal of Hazard		Minimum of		Minimum of		Midpoint of		Maximum of		Maximum, as Adjusted
	Historical at		Offering Range		Offering Range		Offering Range		Offering Range		of Offering Range
	June 30, 2004		2,486,250 Shares(2)		2,486,250 Shares(3)		2,925,000 Shares(3)		3,363,750 Shares(3)		3,868,312 Shares(3)
		Percent		Percent		Percent		Percent		Percent		Percent
		of		of		of		of		of		of
	Amount	Assets (2)	Amount	Assets	Amount	Assets	Amount	Assets	Amount	Assets	Amount	Assets
	(Dollars in thousands)
Generally accepted accounting principles capital	$31,043	22.2%	$12,818	10.2%	$12,818	10.2%	$15,366	12.0%	$18,218	13.8%	$21,774	16.0%

Tangible capital (4):
Capital level (5)	$31,443	22.4%	$13,218	10.6%	$13,218	10.6%	$15,766	12.3%	$18,618	14.1%	$22,174	16.3%
Requirement	2,103	1.5	1,879	1.5	1,879	1.5	1,926	1.5	1,977	1.5	2,040	1.5

Excess	$29,340	20.9%	$11,340	9.1%	$11,339	9.1%	$13,840	10.8%	$16,641	12.6%	$20,134	14.8%

Core capital (4):
Capital level (5)	$31,443	22.4%	$13,218	10.6%	$13,218	10.6%	$15,766	12.3%	$18,618	14.1%	$22,174	16.3%
Requirement	5,609	4.0	5,010	4.0	5,010	4.0	5,135	4.0	5,272	4.0	5,440	4.0

Excess	$25,834	18.4%	$8,208	6.6%	$8,208	6.6%	$10,631	8.3%	$13,346	10.1%	$16,734	12.3%

Total risk-based capital (4):
Total risk-based capital (6)	$31,927	82.4%	$13,665	38.2%	$13,665	38.2%	$16,221	44.6%	$19,081	49.2%	$22,648	59.7%
Requirement	3,100	8.0	2,860	8.0	2,860	8.0	2,910	8.0	2,965	8.0	3,033	8.0

Excess	$28,827	74.4%	$10,805	30.2%	$10,805	30.2%	$13,310	36.6%	$16,116	41.2%	$19,615	51.7%

(1)	Assumes that First Federal of Hazard makes a capital distribution of $14.9 million, $11.8 million, $8.3 million and $4.1 million at the minimum, midpoint, maximum and maximum, as adjusted of the offering range.

(2)	Assumes 347,152 shares are issued in the merger and that the remaining shares are sold in the reorganization offering. Tangible and core capital levels are shown as a percentage of adjusted total assets of $125.2 million. Risk-based capital is shown as a percentage of risk-weighted assets of $35.8 million.

(3)	Assumes 45% of the shares are issued in the merger at the midpoint, maximum and maximum, as adjusted of the offering range and that 49% of the shares are issued in the merger at the minimum of the offering range.

(4)	Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $125.2 million, $128.4 million, $131.8 million and $136.0 million at the minimum, midpoint, maximum and maximum, as adjusted of the offering range, respectively. Risk-based capital levels are shown as a percentage of risk-weighted assets of $35.8 million, $36.4 million, $37.1 million and $37.9 million at the minimum, midpoint, maximum and maximum, as adjusted of the offering range, respectively.

(5)	The net unrealized losses on available-for-sale securities accounts for the difference between capital calculated under generally accepted accounting principles and each of tangible capital and core capital. See note B to the notes to financial statements for First Federal of Hazard for additional information.

(6)	Pro forma amounts and percentages assume that the capital distribution is taken from assets that carry a 20% risk-weighting.

     The following table reflects the reconciliation from US GAAP capital to regulatory capital.

					Maximum, as
	Minimum(a)	Minimum(b)	Midpoint(b)	Maximum(b)	Adjusted(b)
US GAAP capital	$31,043	$31,043	$31,043	$31,043	$31,043
Unrealized losses on available for sale securities	400	400	400	400	400
Dividend paid to Kentucky First	(14,876)	(14,876)	(11,755)	(8,330)	(4,114)
Shares to be acquired by employee stock ownership plan	(2,166)	(2,166)	(2,548)	(2,930)	(3,370)
Shares to be acquired by stock-based incentive plan	(1,083)	(1,083)	(1,274)	(1,465)	(1,685)
Capitalization of First Federal MHC.	(100)	(100)	(100)	(100)	(100)

Tangible and core capital	13,218	13,218	15,766	18,618	22,174
Allowance for loan losses	447	447	455	463	474

Risk-based capital	$13,665	$13,665	$16,221	$19,081	$22,648

(a)	Assumes the issuance of 347,152 shares in the merger and that the remaining shares are sold in the reorganization offering.

(b)	Assumes that 45% of the shares issued to persons other than First Federal MHC are issued in the merger at the midpoint, maximum and maximum, as adjusted, of the offering range and that 49% of the shares are issued in the merger at the minimum of the offering range.

	First Federal of Frankfort		First Federal of Frankfort
	Historical at		Pro Forma at
	June 30, 2004		June 30, 2004
		Percent of		Percent of
	Amount	Assets	Amount	Assets
	(Dollars in thousands)
Generally accepted accounting principles capital	$16,314	11.8%	$30,697	22.2%

Tangible capital (1):
Capital level	$16,366	11.9%	$14,269	10.3%
Requirement	2,072	1.5	2,071	1.5

Excess	$14,294	10.4%	$12,198	8.8%

Core capital (1):
Capital level	$16,366	11.9%	$14,269	10.3%
Requirement	5,525	4.0	5,522	4.0

Excess	$10,841	7.9%	$8,747	6.3%

Total risk-based capital (1):
Total risk-based capital	$16,448	23.0%	$14,351	20.1%
Requirement	5,713	8.0	5,713	8.0

Excess	$10,755	15.0%	$8,638	12.1%

(1)	Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $138.1 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $71.4 million.

     The following reflects the reconciliation from US GAAP capital to regulatory capital.

(In thousands)
US GAAP Capital	$17,514
Effect on Frankfort First in consolidation	(1,200)

First Federal of Frankfort historical GAAP capital	16,314
Add: unrealized loss on available for sale securities	52

First Federal of Frankfort historical tangible and core capital	16,366
Effect of purchase, including goodwill pushed-down	14,249

Pro forma US GAAP capital	30,615
Less: goodwill	(16,346)

Pro forma tangible and core capital	$14,269

First Federal of Frankfort historical tangible and core capital	$16,366
Allowance for loan losses	82

First Federal of Frankfort historical risk-based capital	16,448
Effect of purchase, including goodwill pushed-down	14,249

Pro forma US GAAP capital	30,697
Less: goodwill	(16,346)

Pro forma tangible and core capital	$14,351

Pro Forma Data

     The following pro forma unaudited condensed balance sheets at June 30, 2004 and the pro forma unaudited consolidated statements of earnings for the year ended June 30, 2004 give effect to the proposed reorganization and the merger based on the assumptions set forth below. We will not complete the reorganization unless we can complete the reorganization and the merger. As a result, the pro forma data assumes the completion of both the reorganization and the merger. The condensed pro forma unaudited financial statements are based, in part, on the audited financial statements of First Federal of Hazard and Frankfort First for the year ended June 30, 2004. The pro forma unaudited condensed financial statements give effect to the reorganization at historical cost and the merger using purchase accounting as required by accounting principles generally accepted in the United States of America.

     The pro forma adjustments in the tables assume the sale of 2,486,250 shares, which is the minimum of the offering range, and 3,363,750 shares, which is the maximum of the offering range, in the reorganization and the merger. At the minimum of the offering range, pro forma data is presented first under the assumption that 347,152 shares are issued in the merger and then under the assumption that 49% of the shares issued to persons other than First Federal MHC in the reorganization and the merger are issued to Frankfort First shareholders in the merger. At the maximum of the offering range, pro forma data is presented under the assumption that 45% of such shares are issued in the merger. The net proceeds are based upon the following assumptions:

•	Kentucky First will sell all shares of common stock offered in the reorganization in the subscription offering;

•	Kentucky First’s employee stock ownership plan will purchase a number of shares equal to 8% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, shares issued in the merger, but excluding shares issued to First Federal MHC, with a loan from Kentucky First;

•	expenses of the reorganization offering, other than the fees to be paid to Capital Resources, Inc., are estimated to be $825,000 and expenses of the merger are estimated to be $575,000;

•	115,000 shares of common stock will be purchased by First Federal of Hazard’s executive officers and directors, and their immediate families; and

•	Capital Resources, Inc. will receive fees equal to 1.5% of the aggregate purchase price of the shares of stock sold in the reorganization offering and issued in the merger, excluding any shares purchased by any employee benefit plans, and any of First Federal of Hazard’s directors, officers or employees or members of their immediate families.

     In addition, the expenses of the reorganization and the merger may vary from those estimated, and the fees paid to Capital Resources, Inc. will vary from the amounts estimated if the amount of shares of Kentucky First common stock sold varies from the amounts assumed above or if a syndicated community offering becomes necessary. These items, net of income tax effects, are shown as a reduction in shareholders’ equity in the following tables, but are not shown as a reduction in net income for the periods shown in the following tables.

     Pro forma net earnings has been calculated for the year ended June 30, 2004 as if the shares of Kentucky First common stock to be issued in the offering had been sold and the merger exchange shares issued as of the beginning of the year. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Kentucky First common stock.

     The unaudited condensed consolidated pro forma balance sheet assumes the reorganization and the merger were consummated on June 30, 2004.

     The pro forma unaudited statements are provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the reorganization and the merger been consummated on June 30, 2004 or at the beginning of the year presented, and is not indicative of future results. The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto of First Federal of Hazard and Frankfort First contained elsewhere in this document.

     The shareholders’ equity represents the resulting book value of the common shareholders’ ownership of First Federal of Hazard and Frankfort First computed in accordance with accounting principles generally accepted in the United States of America. Pro forma shareholders’ equity and book value are not intended to represent the fair market value of the common stock and, due to the existence of the tax bad debt reserve and the liquidation account, may be different than amounts that would be available for distribution to shareholders in the event of liquidation. The book value for First Federal of Hazard on a historical and pro forma basis has not been changed to reflect any difference between the carrying value of investments held to maturity or loans held in portfolio and their market value.

     The unaudited pro forma net earnings and common shareholders’ equity derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Kentucky First common stock or the actual results of operations of First Federal of Hazard and Frankfort First for

any period. Such pro forma data may be materially affected by the actual gross proceeds from the sale of shares of Kentucky First in the reorganization and the actual expenses incurred in connection with the reorganization and the merger. See “Use of Net Proceeds.”

     The following table presents pro forma balance sheet information at June 30, 2004 assuming the issuance of 2,486,250 shares in the reorganization and the merger at the minimum of the offering range and assuming that 347,152 shares are issued to Frankfort First shareholders in the merger and that the remaining shares are sold in the reorganization offering.

Kentucky First Federal Bancorp
Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2004

								Kentucky
	First	Offering		Kentucky		Merger		First
	Federal	Adjustments		First Pro	Frankfort	Adjustments		Pro Forma
	of Hazard	Debit (Credit)		Forma	First	Debit (Credit)		Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$16,862	$17,977	(1)	$34,839	$1,122	$(28,291	)(3)	$7,670
Investment securities	63,231	—		63,231	2,100	—		65,331
Mortgage-backed securities	22,983	—		22,983	2,758	—		25,741
Loans receivable	33,568	—		33,568	125,262	—		158,830
Other assets	3,179	—		3,179	6,876	1,080	(2)	11,135
Goodwill	—	—		—	—	16,346	(3)	16,346

Total assets	$139,823	$17,977		$157,800	$138,118	$(10,865)		$285,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$98,751	$—		$98,751	$75,025	$—		$173,776
Federal Home Loan Bank advances	9,000	—		9,000	43,718	(3,177	)(2)	55,895
Other liabilities	1,029	—		1,029	1,861	—		2,890

Total liabilities	108,780	—		108,780	120,604	(3,177)		232,561
Shareholders’ equity:
Common stock, par value $.01;	—	(52	)(1)	52	17	17	(4)	55
authorized 20,000,000 shares,						(3	)(3)
5,525,000 shares deemed issued and outstanding
Additional paid-in capital	—	(20,191	)(1)	20,191	5,918	5,918	(4)	23,660
						(3,489	)(3)
Employee stock ownership plan	—	2,166	(1)	(2,166)	—	—		(2,166)
Restricted stock	—	—		—	(87)	(87	)(4)	—
Treasury shares		—		—	(6,350)	(6,350	)(4)	—
Retained earnings	31,443	100	(1)	31,343	18,068	18,068	(4)	31,343
Other comprehensive loss	(400)	—		(400)	(52)	(52	)(4)	(400)

Total shareholders’ equity	31,043	(17,977)		49,020	17,514	14,042		52,492

Total liabilities and shareholders’ equity	$139,823	$(17,977)		$157,800	$138,118	$10,865		$285,053

(1)	Reflects:

(In thousands)
Sale of Kentucky First common stock in the reorganization offering:
Gross proceeds (2,486,250 - 347,152 = 2,139,098 shares) x $10 per share	$21,391
Costs of offering	(1,148)

20,243
Capitalization of First Federal MHC	(100)
Purchase of common stock by First Federal of Hazard Employee Stock Ownership Plan with a loan by Kentucky First	(2,166)

$17,977

Pro forma entry to common stock is comprised of the following:
Shares issued to First Federal MHC (5,525,000 x .55) x $.01 par value	$30
Shares issued in offering, excluding those shares to be issued to former Frankfort First shareholders (5,525,000 x .45) = 2,486,250 - 347,152 = 2,139,098 x $0.01 par value	22

$52

(2) Purchase accounting adjustments are estimated as follows (in thousands):

Frankfort First net assets historical at June 30, 2004	$17,514
Fair value adjustment
Federal Home Loan Bank advances	(3,177)
Tax effect of fair value adjustment at 34%	1,080

Total net adjustments to net assets acquired	(2,097)

Adjusted net assets acquired	$15,417

(3)      The purchase price of Frankfort First has been calculated as follows:

		(In thousands)
Frankfort First shares issued	1,672,443
Treasury shares	(405,830)

Shares outstanding	1,266,613
Acquisition price per share	x 23.50

Consideration paid for outstanding shares		$29,675
Stock options outstanding	147,230
Purchase price less weighted-average exercise price ($23.50 - $13.83)	9.67

Consideration paid for stock options		1,423

Total consideration paid before costs		31,188
Merger-related costs		575

Total consideration paid		$31,763

     The excess of costs over fair value of net assets acquired is set forth below (in thousands except share data):

Total cost:
Stock portion (347,152 shares x $10 per share)	$3,472
Cash	27,716
Merger-related expenses	575

Total consideration paid	31,763
Net assets acquired	15,417

Goodwill	$16,346

(4)      Pro forma adjustment to eliminate Frankfort First equity accounts.

     The following table presents pro forma balance sheet information at June 30, 2004 assuming the issuance of 2,486,250 shares in the reorganization and the merger at the minimum of the offering range and assuming that 49% of the shares are issued to Frankfort First shareholders in the merger.

Kentucky First Federal Bancorp
Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2004

								Kentucky
	First	Offering		Kentucky		Merger		First
	Federal	Adjustments		First Pro	Frankfort	Adjustments		Pro Forma
	of Hazard	Debit (Credit)		Forma	First	Debit (Credit)		Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$16,862	$9,266	(1)	$26,128	$1,122	$(19,580	)(3)	$7,670
Investment securities	63,231	—		63,231	2,100	—		65,331
Mortgage-backed securities	22,983	—		22,983	2,758	—		25,741
Loans receivable	33,568	—		33,568	125,262	—		158,830
Other assets	3,179	—		3,179	6,876	1,080	(2)	11,135
Goodwill	—	—		—	—	16,346	(3)	16,346

Total assets	$139,823	$9,266		$149,089	$138,118	$(2,154)		$285,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$98,751	$—		$98,751	$75,025	$—		$173,776
Federal Home Loan Bank advances	9,000	—		9,000	43,718	(3,177	)(2)	55,895
Other liabilities	1,029	—		1,029	1,861	—		2,890

Total liabilities	108,780	—		108,780	120,604	(3,177)		232,561
Shareholders’ equity:
Common stock, par value $.01; authorized 20,000,000 shares, 5,525,000 shares deemed issued and outstanding	—	(43	)(1)	43	17	17	(4)	55
						(12	)(3)
Additional paid-in capital	—	(11,489	)(1)	11,489	5,918	5,918	(1)	23,660
						(12,171	)(2)
Employee stock ownership plan	—	2,166	(1)	(2,166)	—	—		(2,166)
Restricted stock	—	—		—	(87)	(87	)(4)	—
Treasury shares		—		—	(6,350)	(6,350	)(4)	—
Retained earnings	31,443	100	(1)	31,343	18,068	18,068	(4)	31,343
Other comprehensive loss	(400)	—		(400)	(52)	(52	)(4)	(400)

Total shareholders’ equity	31,043	(9,266)		40,309	17,514	5,331		52,492

Total liabilities and shareholders’ equity	$139,823	$(9,266)		$149,089	$138,118	$2,154		$285,053

(1)	Reflects:

(In thousands)
Sale of Kentucky First common stock in the reorganization offering:
Gross proceeds (2,486,250 shares x 51% = 1,267,987 shares) x $10 per share	$12,680
Costs of offering	(1,148)

11,532
Capitalization of First Federal MHC	(100)
Purchase of common stock by First Federal of Hazard Employee Stock Ownership Plan with a loan by Kentucky First	(2,166)

$9,266

Pro forma entry to common stock is comprised of the following:

Shares issued to First Federal MHC (5,525,000 x .55) x $.01 par value	$30
Shares issued in reorganization offering, excluding those shares to be issued to former Frankfort First shareholders (5,525,000 x .45) = 2,486,250 x .51= 1,267,987 x $0.01 par value	13

$43

(2) Purchase accounting adjustments are estimated as follows (in thousands):

Frankfort First net assets historical at June 30, 2004	$17,514
Fair value adjustment
Federal Home Loan Bank advances	(3,177)
Tax effect of fair value adjustment at 34%	1,080

Total net adjustments to net assets acquired	(2,097)

Adjusted net assets acquired	$15,417

(3)      The purchase price of Frankfort First has been calculated as follows:

		(In thousands)
Frankfort First shares issued	1,672,443
Treasury shares	(405,830)

Shares outstanding	1,266,613
Acquisition price per share	x 23.50

Consideration paid for outstanding shares		$29,675
Stock options outstanding	147,230
Purchase price less weighted-average exercise price ($23.50 - $13.83)	9.67

Consideration paid for stock options		1,423

Total consideration paid before costs		31,188
Merger-related costs		575

Total consideration paid		$31,763

The excess of costs over fair value of net assets acquired is set forth below (in thousands except share data):
Total cost:
Stock portion (2,486,250 shares x 49% = 1.218,262 shares) x $10 per share		$12,183
Cash		19,005
Merger-related expenses		575

Total consideration paid		31,763
Net assets acquired		15,417

Goodwill		$16,346

(4)      Pro forma adjustment to eliminate Frankfort First equity accounts.

     The following table presents pro forma balance sheet information at June 30, 2004 assuming the issuance of 3,363,750 shares in the offering and the merger at the maximum of the offering range and assuming 45% of the shares are issued to Frankfort First shareholders in the merger.

Kentucky First Federal Bancorp
Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2004

								Kentucky
	First	Offering		Kentucky		Merger		First
	Federal of	Adjustments		First	Frankfort	Adjustments		Pro Forma
	Hazard	Debit (Credit)		Pro Forma	First	Debit (Credit)		Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$16,862	$14,203	(1)	$31,065	$1,122	$(16,626	)(3)	$15,561
Investment securities	63,231	–		63,231	2,100	–		65,331
Mortgage-backed securities	22,983	–		22,983	2,758	–		25,741
Loans receivable	33,568	–		33,568	125,262	–		158,830
Other assets	3,179	–		3,179	6,876	1,080	(2)	11,135
Goodwill	–	–		–	–	16,346	(3)	16,346

Total assets	$139,823	$14,203		$154,026	$138,118	$800		$292,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$98,751	$–		$98,751	$75,025	$–		$173,776
Federal Home Loan Bank advances	9,000	–		9,000	43,718	(3,177	)(2)	55,895
Other liabilities	1,029	–		1,029	1,861	–		2,890

Total liabilities	108,780	–		108,780	120,604	(3,177)		232,561
Shareholders’ equity:
Common stock, par value $.01; authorized 20,000,000 shares, 7,475,000 shares
deemed issued and outstanding	–	(60	)(1)	60	17	17	(4)	75
						(15	)(2)
Additional paid-in capital	–	(17,173	)(1)	17,173	5,918	5,918	(4)	32,295
						(15,122	)(2)
Employee stock ownership plan	–	2,930	(1)	(2,930)	–	–		(2,930)
Restricted stock	–	–		–	(87)	(87	)(4)	–
Treasury shares		–		–	(6,350)	(6,350	)(4)	–
Retained earnings	31,443	100	(1)	31,343	18,068	18,068	(4)	31,343
Other comprehensive loss	(400)	–		(400)	(52)	(52	)(4)	(400)

Total shareholders’ equity	31,043	(14,203)		45,246	17,514	2,377		60,383

Total liabilities and shareholders’ equity	$139,823	$(14,203)		$154,026	$138,118	$(800)		$292,944

(1)	Reflects:

(In thousands)

Sale of Kentucky First common stock in the reorganization offering:
Gross proceeds (3,363,750 x 55% = 1,850,062 shares x $10 per share)	$18,501
Costs of offering	(1,268)

17,233
Capitalization of First Federal MHC	(100)
Purchase of common stock by First Federal of Hazard Employee Stock Ownership Plan with a loan by Kentucky First	(2,930)

$14,203

Pro forma entry to common stock is comprised of the following:
Shares issued to First Federal MHC
(7,475,000 x.55) x $.01 par value	$41
Shares issued in offering, excluding those shares to be issued to former Frankfort First shareholders (7,475,000 x .45 = 3,363,750 x .55 = 1,850,062 x $.01 per share	19

$60

(2)	Purchase accounting adjustments are estimated as follows (in thousands):

Frankfort First net assets historical at June 30, 2004	$17,514
Fair value adjustment
Federal Home Loan Bank advances	(3,177)
Tax effect of fair value adjustment at 34%	1,080

Total net adjustments to net assets acquired	(2,097)

Adjusted net assets acquired	$15,417

(3)	The purchase price of Frankfort First has been calculated as follows:

		(In thousands)

Frankfort First shares issued	1,672,443
Treasury shares	(405,830)

Shares outstanding	1,266,613
Acquisition price per share	x 23.50

Consideration paid for outstanding shares		$29,675
Stock options outstanding	147,230
Purchase price less weighted-average exercise price ($23.50 - $13.83)	9.67

Consideration paid for stock options		1,423

Total consideration paid before costs		31,188
Merger-related costs		575

Total consideration paid		$31,763

     The excess of costs over fair value of net assets acquired is set forth below (in thousands except share data):

Total cost:
Stock portion (3,363,750 shares x 45% = 1,513,687 shares x $10 per share)	$15,137
Cash	16,051
Merger-related expenses	575

Total consideration paid	31,763
Net assets acquired	15,417

Goodwill	$16,346

(4)	Pro forma adjustment to eliminate Frankfort First equity accounts.

     The following table presents pro forma earnings statement information assuming the sale of 2,486,250 shares in the offering at the minimum of the offering range and that 347,152 shares are issued to Frankfort First shareholders in the merger and that the remaining shares are sold in the reorganization offering.

Kentucky First Federal Bancorp
Unaudited Condensed Consolidated Pro Forma Statements of Earnings
For the Year Ended June 30, 2004

	First Federal	Offering		Kentucky	Frankfort	Merger
	of Hazard	Adjustments		First	First	Adjustments		Pro Forma
	Historical	Debit (Credit)		Pro Forma	Historical	Debit (Credit)		Consolidated
	(In thousands, except per share data)
Interest income:
Loans	$2,794	$–		$2,794	$7,417	$–		$10,211
Mortgage-backed securities	396	–		396	–	–		396
Investment securities	2,192	–		2,192	154	–		2,346
Other	219	–		219	122	155	(1)	186

Total interest income	5,601	–		5,601	7,693	155		13,139
Interest expense:
Deposits	2,166	–		2,166	1,849	–		4,015
Borrowings	54	–		54	2,586	(635	)(2)	2,005

Total interest expense	2,220	–		2,220	4,435	(635)		6,020

Net interest income	3,381	–		3,381	3,258	(480)		7,119
Provision for loan losses	10	–		10	–	–		10

Net interest income after provision	3,371	–		3,371	3,258	(480)		7,109
Other income (loss):
Gain on sale of investment securities	5	–		5	–	–		5
Loss on sale of real estate acquired through foreclosure	(61)	–		(61)	–	–		(61)
Other operating	21	–		21	69	–		90

Total other income (loss)	(35)	–		(35)	69	–		34
General, administrative and other expense:
Compensation and benefits	1,620	108	(3)	1,728	1,157	–		2,885
Occupancy and equipment	132	–		132	171	–		303
Data processing	32	–		32	124	–		156
Franchise taxes	83	–		83	102	–		185
Charitable contributions	42	–		42	–	–		42
Other operating	274	–		274	339	–		613

Total general, administrative and other expense	2,183	108		2,291	1,893	–		4,184

Earnings before federal income taxes	1,153	(108)		1,045	1,434	(480)		2,959
Federal income taxes	392	(37	)(4)	355	481	163	(4)	999

Net earnings	$761	$(71)		$690	$953	$(317)		$1,960

Pro forma earnings per share(5)(6):
Basic	N/A				$0.76			$0.37

Diluted	N/A				$0.72			$0.37

(1)	Reflects a reduction of interest income on cash utilized in the purchase of Frankfort First, at an average yield of 1.50% per annum. The yield utilized approximates the yield on a one-year U.S. Treasury Bill adjusted to a constant maturity (“CMT”) on June 30, 2004.

(2)	Reflects the pro forma amortization of the $3.2 million purchase accounting adjustment related to Federal Home Loan Bank advances. Assumes a straight-line amortization method over a five year weighted-average term.

(3)	Reflects the pro forma expense associated with the employee stock ownership plan. Expense related to the employee stock ownership plan is calculated assuming 216,580 total shares in the plan, to be allocated over a twenty-year term, and a $10 per share fair value. Annual expense is computed as 10,829 shares x $10 per share = $108,290.

(4)	Reflects the tax effects of the pro forma adjustments at a 34% statutory rate.

(5)	Frankfort First historical weighted average number of shares outstanding as adjusted to reflect an assumed 49% of the shares to be offered by Kentucky First in exchange for the Frankfort First shares, in the calculation of earnings per share are as follows:

	Historical	Historical	Adjusted	Adjusted
	Frankfort First	Frankfort First	Frankfort First	Frankfort First
	Weighted	Weighted	Weighted	Weighted
	Average Shares	Average Shares	Average Shares	Average Shares
	Outstanding-	Outstanding -	Outstanding-	Outstanding -
Period	Basic EPS	Diluted EPS	Basic EPS	Diluted EPS
Year ended June 30, 2004	1,261,273	1,315,064	1,218,263	1,218,263

6)	The weighted average number of shares outstanding used to calculate pro forma consolidated earnings per share are as follows:

	Pro Forma Weighted	Pro Forma Weighted
	Average Shares	Average Shares
	Outstanding - Basic	Outstanding - Diluted
Period	Earnings Per Share	Earnings Per Share
Year ended June 30, 2004	5,319,249	5,319,249

The number of shares in this table has been computed by increasing 49% of the weighted average number of shares of Frankfort First common stock outstanding, adjusted for the 2.35 shares-for-one merger exchange ratio, by 1,267,987 shares of Kentucky First common stock issued in the reorganization, the 55% of the shares to be issued to First Federal MHC, or 3,038,750 shares, less 205,751 ESOP shares that are unallocated and not committed to be released.

     The following table presents pro forma earnings statement information assuming the sale of 2,486,250 shares in the offering at the minimum of the offering range and that 347,152 shares are issued to Frankfort First shareholders in the merger and that the remaining shares are sold in the reorganization offering.

Kentucky First Federal Bancorp
Unaudited Condensed Consolidated Pro Forma Statements of Earnings
For the Year Ended June 30, 2004

	First Federal	Offering		Kentucky	Frankfort	Merger
	of Hazard	Adjustments		First	First	Adjustments		Pro Forma
	Historical	Debit (Credit)		Pro Forma	Historical	Debit (Credit)		Consolidated
	(In thousands, except per share data)
Interest income:
Loans	$2,794	$—		$2,794	$7,417	$—		$10,211
Mortgage-backed securities	396	—		396	—	—		396
Investment securities	2,192	—		2,192	154	—		2,346
Other	219	—		219	122	155	(1)	186

Total interest income	5,601	—		5,601	7,693	155		13,139
Interest expense:
Deposits	2,166	—		2,166	1,849	—		4,015
Borrowings	54	—		54	2,586	(635	)(2)	2,005

Total interest expense	2,220	—		2,220	4,435	(635)		6,020

Net interest income	3,381	—		3,381	3,258	(480)		7,119
Provision for loan losses	10	—		10	—	—		10

Net interest income after provision	3,371	—		3,371	3,258	(480)		7,109
Other income (loss):
Gain on sale of investment securities	5	—		5	—	—		5
Loss on sale of real estate acquired through foreclosure	(61)	—		(61)	—	—		(61)
Other operating	21	—		21	69	—		90

Total other income (loss)	(35)	—		(35)	69	—		34
General, administrative and other expense:
Compensation and benefits	1,620	108	(3)	1,728	1,157	—		2,885
Occupancy and equipment	132	—		132	171	—		303
Data processing	32	—		32	124	—		156
Franchise taxes	83	—		83	102	—		185
Charitable contributions	42	—		42	—	—		42
Other operating	274	—		274	339	—		613

Total general, administrative and other expense	2,183	108		2,291	1,893	—		4,184

Earnings before federal income taxes	1,153	(108)		1,045	1,434	(480)		2,959
Federal income taxes	392	(37	)(4)	355	481	163	(4)	999

Net earnings	$761	$(71)		$690	$953	$(317)		$1,960

Pro forma earnings per share(5)(6):
Basic	N/A				$0.76			$0.37

Diluted	N/A				$0.72			$0.37

(1)	Reflects a reduction of interest income on cash utilized in the purchase of Frankfort First, at an average yield of 1.50% per annum. The yield utilized approximates the yield on a one-year U.S. Treasury Bill adjusted to a constant maturity (“CMT”) on June 30, 2004.

(2)	Reflects the pro forma amortization of the $3.2 million purchase accounting adjustment related to Federal Home Loan Bank advances. Assumes a straight-line amortization method over a five year weighted-average term.

(3)	Reflects the pro forma expense associated with the employee stock ownership plan. Expense related to the employee stock ownership plan is calculated assuming 216,580 total shares in the plan, to be allocated over a twenty-year term, and a $10 per share fair value. Annual expense is computed as 10,829 shares x $10 per share = $108,290.

(4)	Reflects the tax effects of the pro forma adjustments at a 34% statutory rate.

(5)	Frankfort First historical weighted average number of shares outstanding as adjusted to reflect an assumed 49% of the shares to be offered by Kentucky First in exchange for the Frankfort First shares, in the calculation of earnings per share are as follows:

	Historical	Historical	Adjusted	Adjusted
	Frankfort First	Frankfort First	Frankfort First	Frankfort First
	Weighted	Weighted	Weighted	Weighted
	Average Shares	Average Shares	Average Shares	Average Shares
	Outstanding-	Outstanding -	Outstanding-	Outstanding -
Period	Basic EPS	Diluted EPS	Basic EPS	Diluted EPS
Year ended June 30, 2004	1,261,273	1,315,064	1,218,263	1,218,263

6)	The weighted average number of shares outstanding used to calculate pro forma consolidated earnings per share are as follows:

	Pro Forma Weighted	Pro Forma Weighted
	Average Shares	Average Shares
	Outstanding - Basic	Outstanding - Diluted
Period	Earnings Per Share	Earnings Per Share
Year ended June 30, 2004	5,319,249	5,319,249

The number of shares in this table has been computed by increasing 49% of the weighted average number of shares of Frankfort First common stock outstanding, adjusted for the 2.35 shares-for-one merger exchange ratio, by 1,267,987 shares of Kentucky First common stock issued in the reorganization, the 55% of the shares to be issued to First Federal MHC, or 3,038,750 shares, less 205,751 ESOP shares that are unallocated and not committed to be released.

     The following table presents pro forma earnings statement information assuming the sale of 3,363,750 shares in the offering at the maximum of the offering range and assuming 45% of the shares are issued to Frankfort First shareholders in the merger.

Kentucky First Federal Bancorp
For the Year Ended June 30, 2004
Unaudited Condensed Consolidated Pro Forma Statement of Earnings

	First Federal	Offering	Kentucky	Frankfort	Merger
	of Hazard	Adjustments	First	First	Adjustments		Pro Forma
	Historical	Debit (Credit)	Pro Forma	Historical	Debit (Credit)		Consolidated
	(In thousands, except per share data)
Interest income:
Loans	$2,794	$—	$2,794	$7,417	$—		$10,211
Mortgage-backed securities	396	—	396	—	—		396
Investment securities	2,192	—	2,192	154	—		2,346
Other	219	—	219	122	36	(1)	305

Total interest income	5,601	—	5,601	7,693	36		13,258
Interest expense:
Deposits	2,166	—	2,166	1,849	—		4,015
Borrowings	54	—	54	2,586	(635	)(2)	2,005

Total interest expense	2,220	—	2,220	4,435	(635)		6,020

Net interest income	3,381	—	3,381	3,258	(599)		7,238
Provision for loan losses	10	—	10	—	—		10

Net interest income after provision	3,371	—	3,371	3,258	(599)		7,228
Other income (loss):
Gain on sale of investment securities	5	—	5	—	—		5
Loss on sale of real estate acquired		—
through foreclosure	(61)		(61)	—	—		(61)
Other operating	21	—	21	69	—		90

Total other income (loss)	(35)	—	(35)	69	—		34
General, administrative and other expense:
Compensation and benefits	1,620	147 (3)	1,767	1,157	—		2,924
Occupancy and equipment	132	—	132	171	—		303
Data processing	32	—	32	124	—		156
Franchise taxes	83	—	83	102	—		185
Charitable contributions	42	—	42	—	—		42
Other operating	274	—	274	339	—		613

Total general, administrative and other expense	2,183	147	2,330	1,893	—		4,223

Earnings before federal income taxes	1,153	(147)	1,006	1,434	(599)		3,039
Federal income taxes	392	(50)	342	481	204	(4)	1,027

Net earnings	$761	$ (97)	$664	$953	$(395)		$2,012

Pro forma earnings per share (5)(6):
Basic	N/A			$0.76			$0.28

Diluted	N/A			$0.72			$0.28

(1)	Reflects a reduction of interest income on cash utilized in the purchase of Frankfort First, at an average yield of 1.50% per annum. The yield utilized approximates the yield on a one-year U.S. Treasury Bill adjusted to a constant maturity (“CMT”) on June 30, 2004.

(2)	Reflects the pro forma amortization of the purchase accounting adjustment related to Federal Home Loan Bank advances. Assumes a straight-line amortization method over a five year weighted-average term.

(3)	Reflects the pro forma expense associated with the employee stock ownership plan. Expense related to the employee stock ownership plan is calculated assuming 293,020 total shares in the plan, to be allocated over a twenty-year term, and a $10 per share fair value. Annual expense is computed as 14,651 shares x $10 per share = $146,510.

(4)	Reflects the tax effects of the pro forma adjustments at a 34% statutory rate.

(5)	Frankfort First historical weighted average number of shares outstanding as adjusted to reflect an assumed 45% of the shares to be offered by Kentucky First in exchange for the Frankfort First shares used in the calculation of earnings per share are as follows:

	Historical	Historical	Adjusted	Adjusted
	Frankfort First	Frankfort First	Frankfort First	Frankfort First
	Weighted	Weighted	Weighted	Weighted
	Average Shares	Average Shares	Average Shares	Average Shares
	Outstanding-	Outstanding -	Outstanding-	Outstanding -
Period	Basic EPS	Diluted EPS	Basic EPS	Diluted EPS
Year ended June 30, 2004	1,261,273	1,315,064	1,513,688	1,513,688

(6)	The weighted average number of shares outstanding used to calculate pro forma consolidated earnings per share are as follows:

	Pro Forma Weighted	Pro Forma Weighted
	Average Shares	Average Shares
	Outstanding - Basic	Outstanding - Diluted
Period	Earnings Per Share	Earnings Per Share
Year ended June 30, 2004	7,196,631	7,196,631

The number of shares in this table has been computed by increasing 45% of the weighted average number of shares of Frankfort First common stock outstanding, adjusted for the 2.35 shares-for-one merger exchange ratio, by 1,850,062 shares of Kentucky First common stock issued in the reorganization, the 55% of the shares to be issued to First Federal MHC, or 4,111,250 shares, less 278,369 ESOP shares that are unallocated and not committed to be released.

Additional Pro Forma Data

     The actual net proceeds from the sale of Kentucky First common stock in the reorganization offering cannot be determined until the reorganization is completed. However, the reorganization offering net proceeds are currently estimated to be between $7.7 million and $12.3 million, or up to $14.3 million in the event the offering range is increased by approximately 15%, based upon the following assumptions:

•	Kentucky First will sell all shares of common stock offered in the reorganization in the subscription offering;

•	Kentucky First’s employee stock ownership plan will purchase a number of shares equal to 3.92% of the total number of outstanding shares of Kentucky First, which includes shares sold in the reorganization offering, shares issued in the merger, and shares issued to First Federal MHC, with a loan from Kentucky First;

•	expenses of the reorganization offering, other than the fees to be paid to Capital Resources, Inc., are estimated to be $825,000;

•	115,000 shares of common stock will be purchased by Kentucky First’s executive officers and directors, and their immediate families; and

•	Capital Resources, Inc. will receive fees equal to 1.5% of the aggregate purchase price of the shares of stock sold in the reorganization offering and issued in the merger, excluding any shares purchased by any employee benefit plans, and any of First Federal of Hazard’s directors, officers or employees or members of their immediate families.

     Because, at most points within the offering range, the net proceeds will be insufficient to fund the purchase of Frankfort First, First Federal of Hazard expects to pay a cash distribution to Kentucky First in connection with the reorganization and the merger. See “Use of Proceeds” for further information regarding the proposed cash distribution.

     Kentucky First has prepared the following tables, which set forth First Federal of Hazard’s and Frankfort First’s historical combined consolidated net earnings and shareholders’ equity prior to the reorganization and the merger and Kentucky First’s pro forma consolidated net earnings and shareholders’ equity following the reorganization and the merger. In preparing these tables and in calculating pro forma data, the following assumptions have been made:

•	Pro forma earnings and reduction of earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds on funds distributed by First Federal of Hazard to Kentucky First would have been invested at an average yield of 1.50% for the year ended June 30, 2004, which approximates the yield on a one-year U.S. Treasury bill adjusted to a constant maturity (CMT) on June 30, 2004, respectively.

•	The pro forma after-tax reduction of earnings on the funds distributed by First Federal of Hazard to Kentucky First is assumed to be 0.99% for the year ended June 30, 2004, based on an effective tax rate of 34%.

•	No withdrawals were made from First Federal of Hazard’s deposit accounts for the purchase of shares in the reorganization offering.

•	Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

•	Pro forma shareholders’ equity amounts have been calculated as if Kentucky First common stock had been issued in the reorganization offering and in the merger on June 30, 2004, respectively, and, accordingly, no effect has been given to the assumed earnings effect of the transactions.

•	Within one year following the reorganization, Kentucky First stockholders approve a stock-based incentive plan, pursuant to which Kentucky First grants restricted stock awards for a number of shares equal to 1.96% of the total number of outstanding shares of Kentucky First stock, including shares sold in the reorganization offering, shares issued in the merger, and shares issued to First Federal MHC.

     The following pro forma information may not be representative of the financial effects of the reorganization and the merger at the date on which the reorganization and the merger actually occur and should not be taken as indicative of future results of operations. Pro forma shareholders’ equity represents the difference between the stated amount of Kentucky First assets and liabilities computed in accordance with accounting principles generally accepted in the United States of America. Shareholders’ equity does not give effect to intangible assets in the event of a liquidation. The pro forma shareholders’ equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to shareholders in the event of liquidation.

     The tables do not reflect the possible issuance of additional shares equal to 4.9% of the total number of outstanding shares of Kentucky First common stock to be reserved for future issuance pursuant to Kentucky First’s proposed stock option plan nor does book value give any effect to the liquidation account to be established for the benefit of eligible account holders and supplemental eligible account holders. See “Management of Kentucky First and First Federal of Hazard — Benefit Plans,” “The Reorganization and Stock Issuance” and “the Merger — Liquidation Rights of Certain Depositors.” The tables do give effect to restricted stock that may be issued pursuant to a stock-based incentive plan, which Kentucky First expects to adopt following the reorganization and the merger and present, together with the stock option plan, to its shareholders for approval at a meeting to be held at least six months after the reorganization and the merger are completed. If approved by shareholders, the stock-based incentive plan would acquire an amount of common stock equal to 1.96% of the total number of outstanding shares of Kentucky First, which includes shares sold in the offering, shares issued in the merger, and shares issued to First Federal MHC, for the issuance of restricted stock awards. Such shares would be acquired either through open market purchases, if permissible, or from authorized but unissued shares of common stock. The table assumes that shareholder approval has been obtained and that the shares acquired by the stock-based incentive plan are purchased in the open market at $10.00 per share. There can be no assurance that shareholder approval of the stock-based incentive plan will be obtained, that the shares will be purchased in the open market or that the purchase price will be $10.00 per share.

     The table below summarizes historical consolidated data of First Federal of Hazard and Frankfort First, and Kentucky First’s pro forma data at or for the dates and periods indicated based on the assumptions set forth above and in the table and should not be used as a basis for projection of the market value of the common stock following the reorganization and the merger.

	At or For the Year Ended June 30, 2004
					3,868,312
	2,486,250	2,486,250	2,925,000	3,363,750	Shares at
	Shares at	Shares at	Shares at	Shares at	Maximum,
	Minimum	Minimum	Midpoint	Maximum	as Adjusted
	of Offering	of Offering	of Offering	of Offering	of Offering
	Range(1)	Range(2)	Range(2)	Range(2)	Range (2)(11)
	(Dollars in thousands, except per share amounts)
Assumed fair value of gross offering	$24,863	$24,863	$29,250	$33,638	$38,683
Offering expenses	(1,148)	(1,148)	(1,208)	(1,268)	(1,337)

Net offering	23,715	23,715	28,042	32,370	37,346
Assumed fair value of shares issued in acquisition of Frankfort First	(3,472)	(12,183)	(13,163)	(15,137)	(17,407)

Net cash offering proceeds to Kentucky First	20,243	11,532	14,880	17,233	19,939
Less:
Employee stock ownership plan	(2,166)	(2,166)	(2,548)	(2,930)	(3,370)
Restricted stock	(1,083)	(1,083)	(1,274)	(1,465)	(1,685)
Merger expenses	(575)	(575)	(575)	(575)	(575)

Net cash proceeds utilized toward purchase of Frankfort First	16,419	7,708	10,483	12,262	14,309
Cash needed for acquisition of Frankfort First	(27,716)	(19,005)	(18,026)	(16,051)	(13,781)

Net cash proceeds (shortfall)	$(11,297)	$(11,297)	$(7,544)	$(3,789)	$528

Consolidated net earnings: (3) Historical combined	$1,714	$1,714	$1,714	$1,714	$1,714
Pro forma adjustments:
Net income effect of net cash proceeds (deficit)	(112)	(112)	(75)	(38)	5
Employee stock ownership plan (4)	(71)	(71)	(84)	(97)	(111)
Restricted stock (5)	(143)	(143)	(168)	(193)	(222)
Amortization of purchase accounting adjustments, net	419	419	419	419	419

Pro forma net earnings	$1,807	$1,807	$1,806	$1,805	$1,805

Earnings per share: (3) Historical combined	$0.32	$0.32	$0.27	$0.24	$0.21
Pro forma adjustments:
Net income effect of net cash proceeds (deficit)	(0.02)	(0.02)	(0.01)	(0.01)	0.00
Employee stock ownership plan (4)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Restricted stock (5)	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)
Amortization of purchase accounting adjustments, net	0.08	0.08	0.07	0.06	0.05

Pro forma earnings per share	$0.34	$0.34	$0.29	$0.25	$0.22

Shareholders’ equity:
Historical combined	$31,043	$31,043	$31,043	$31,043	$31,043
Net offering proceeds	20,243	11,532	14,880	17,233	19,939
Shares issued in acquisition of Frankfort First	3,472	12,183	13,162	15,137	17,407
Employee stock ownership plan (4)	(2,166)	(2,166)	(2,548)	(2,930)	(3,370)
Restricted stock (5)	(1,083)	(1,083)	(1,274)	(1,465)	(1,685)
Capitalization of First Federal MHC	(100)	(100)	(100)	(100)	(100)

Pro forma shareholders’ equity (6)(7)	$51,409	$51,409	$55,163	$58,918	$63,234

Shareholders’ equity per share:
Historical combined	$5.62	$5.62	$4.78	$4.15	$3.61
Net offering proceeds	3.66	2.09	2.29	2.31	2.32
Shares issued in acquisition of Frankfort First	0.63	2.20	2.03	2.03	2.03
Employee stock ownership plan	(0.39)	(0.39)	(0.39)	(0.39)	(0.39)
Restricted stock	(0.20)	(0.20)	(0.20)	(0.20)	(0.20)
Capitalization of First Federal MHC	(0.02)	(0.02)	(0.02)	(0.01)	(0.01)

Pro forma shareholders’ equity per share (6)(7)(8)	$9.30	$9.30	$8.49	$7.89	$7.36

Pro forma price to tangible shareholders’ equity per share	157.48%	157.48%	167.50%	175.44%	183.49%

Pro forma tangible shareholders’ equity per share (9)	$6.35	$6.35	$5.97	$5.70	$5.45

Pro forma price to earnings per share (10)	29.41x	29.41x	34.48x	40.00x	45.45x

Pro forma price to pro forma shareholders’ equity per share	107.53%	107.53%	117.79%	126.90%	135.87%

Total shares outstanding	5,525,000	5,525,000	6,500,000	7,475,000	8,596,250

(Footnotes on next page)

(1)	Assumes that 347,152 shares are issued to Frankfort First shareholders in the merger and that all other Frankfort First shareholders elect to receive cash in the merger.

(2)	Assumes that 49% of the shares issued are issued in the merger at the minimum of the offering range and that 45% of the shares are issued in the merger at the midpoint, maximum and maximum, as adjusted, of the offering range.

(3)	For the purposes of this presentation, one-time cash merger-related expenses of $575,000, pre-tax, which are expected to be paid upon consummation of the reorganization and the merger or shortly thereafter, are reflected as an adjustment to net proceeds for purposes of the pro forma net earnings and pro forma net earnings per share information. Per share earnings data is based on weighted average shares outstanding, which represents shares sold in the reorganization offering, shares issued to First Federal MHC, shares issued in the merger and shares to be allocated or distributed under Kentucky First’s employee stock ownership plan and stock-based incentive plan for the year presented. The weighted average shares outstanding for purposes of computing earnings per share have been calculated as follows:

					3,868,312
	2,486,250	2,486,250	2,925,000	3,363,750	Shares at
	Shares at	Shares at	Shares at	Shares at	Maximum,
	Minimum	Minimum	Midpoint	Maximum	as Adjusted
	of Offering	of Offering	of Offering	of Offering	of Offering
	Range	Range	Range	Range	Range
Shares issued	5,525,000	5,525,000	6,500,000	7,475,000	8,596,250
Shares acquired by the employee stock ownership plan	(216,580)	(216,580)	(254,800)	(293,020)	(336,973)
Employee stock ownership plan shares allocated or committed to be released	10,829	10,829	12,740	14,651	16,849

Weighted-average shares outstanding	5,319,249	5,319,249	6,257,940	7,196,631	8,276,126

(4)	It is assumed that 3.92% of the total number of outstanding shares of Kentucky First will be purchased by Kentucky First’s employee stock ownership plan. The funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Kentucky First. The amount to be borrowed is reflected as a reduction to shareholders’ equity. Annual contributions are expected to be made to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. The total annual payment of the ESOP debt is based upon 20 equal annual installments of principal, with an assumed interest rate equal to the prime rate as published in The Wall Street Journal as quoted on the closing date of the offering. The pro forma net earnings assumes: (i) that the contribution to the employee stock ownership plan is equivalent to the debt service requirement for the year ended June 30, 2004, at an average fair value of $10.00; (ii) that 10,829, 10,829, 12,740, 14,651 and 16,849 shares at the minimum (assuming the issuance of 347,152 shares in the merger), minimum, midpoint, maximum and maximum, as adjusted of the offering range, respectively, were committed to be released during the year ended June 30, 2004, at an average fair value of $10.00 per share; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the earnings per share calculations.

(5)	Gives effect to the award of restricted stock under the stock-based incentive plan Kentucky First expects to adopt following the offering. This plan is expected to acquire a number of shares of common stock equal to 1.96% of the total number of outstanding shares of Kentucky First stock, including shares sold in the reorganization offering, shares issued in the merger, and shares issued to First Federal MHC, or 108,290, 108,290, 127,400, 146,510 and 168,487 shares of common stock at the minimum (assuming the issuance of 347,152 shares in the merger), minimum, midpoint, maximum and maximum, as adjusted of the estimated offering range, respectively, either through open market purchases or directly from Kentucky First. In calculating the pro forma effect of the stock recognition and retention plan, it is assumed that the shares were acquired by the plan at the beginning of the year presented in open market purchases at $10.00 per share and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of Kentucky First common stock to the stock recognition and retention plan instead of open market purchases would dilute the voting interests of existing shareholders by approximately 2%, at the midpoint.

(6)	No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan that Kentucky First expects to adopt following the reorganization. Under the stock option plan, an amount equal to 4.9% of shares of Kentucky First, including shares sold in the reorganization offering, shares issued in the merger, and shares issued to First Federal MHC, or 270,725, 270,725, 318,500, 366,275 and 421,216 shares at the minimum (assuming the issuance of 347,152 shares in the merger), minimum, midpoint, maximum and maximum, as adjusted of the estimated offering range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the Kentucky First stock option plan will result in the dilution of existing shareholders’ voting power by approximately 5%, at the midpoint of the offering range.

(7)	The retained earnings of First Federal of Hazard will continue to be restricted after the reorganization and the merger. The restriction relates primarily to the regulatory capital requirements.

(8)	Pro forma shareholders’ equity per share data is based upon 5,525,000, 5,525,000, 6,500,000, 7,475,000 and 8,596,250 shares outstanding at the minimum (assuming the issuance of 347,152 shares in the merger), minimum, midpoint, maximum and maximum, as adjusted of the estimated offering range, respectively, representing shares issued in the offering, shares purchased by the Kentucky First employee stock ownership plan, shares issued to First Federal MHC and shares issued in the merger.

(9)	Pro forma tangible shareholders’ equity per share is based on pro forma shareholders’ equity, at the minimum (assuming the issuance of 347,152 shares in the merger), minimum, midpoint, maximum and maximum, as adjusted of the estimated offering range reduced by goodwill of $16.3 million and divided by total pro forma shares.

(10)	Based on pro forma net earnings for the year ended June 30, 2004.

(11)	As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the offering.

Business of Kentucky First

     Kentucky First will be organized as a federal corporation at the direction of First Federal of Hazard upon completion of the reorganization. As a result of the reorganization, First Federal of Hazard will be a wholly owned subsidiary of Kentucky First, and following the merger, First Federal of Frankfort also will be a wholly owned subsidiary of Kentucky First. Upon completion of the reorganization and the merger, Kentucky First’s business activity will be the ownership of the outstanding capital stock of First Federal of Hazard and First Federal of Frankfort and management of the investment of offering proceeds retained from the reorganization. Initially, Kentucky First will neither own nor lease any property but will instead use the premises, equipment and other property of First Federal of Hazard and First Federal of Frankfort with the payment of appropriate rental fees, as required by applicable law and regulations. In the future, Kentucky First may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

Business of First Federal of Hazard

General

     First Federal Savings and Loan of Hazard was formed as a federally chartered mutual savings and loan association in 1960. We operate as a community-oriented savings and loan association offering traditional financial services to consumers in Perry and surrounding counties in eastern Kentucky. We engage primarily in the business of attracting deposits from the general public and using such funds to originate, when available, loans secured by first mortgages on owner-occupied, residential real estate. To the extent there is insufficient loan demand in our market area, and where appropriate under our investment policies, we purchase mortgage-backed and investment securities. During the low interest rate environment, we have chosen to invest in shorter term liquid mortgage- backed and investment securities.

Market Area

     We are located in Hazard, Kentucky, which is located in eastern Kentucky approximately 120 miles southeast of Lexington, Kentucky. We operate from a single office. Our market area consists of Perry County, where our office is located, as well as the surrounding counties of Letcher, Knott, Breathitt, Leslie and Clay Counties in eastern Kentucky.

     The economy in our market area has been distressed due to the decline in the coal industry on which our local economy has been dependent. While there has recently been improvement in the economy from the influx of other industries, such as health care and manufacturing, the economy in First Federal of Hazard’s market area continues to lag behind the economies of Kentucky and the United States. In the most recent available data, the U.S. Department of Commerce, Bureau of Economic Analysis reports that per capita personal income in Perry County averaged $20,926 in 2002, compared to personal income of $25,495 in Kentucky and $30,906 in the United States in 2002. Total population in Perry County has remained stable over the last five years.

     The primary employers in our market area, particularly in Perry County, consist of the coal industry, health care providers, state industrial parks and the logging industry. During the years from 1999 to 2003, our market area has experienced unemployment rates of 7.1%, 6.7%, 6.5%, 7.4% and 8.5%, respectively. During those same years, unemployment rates in the United States were 4.2%, 4.0%, 4.7%, 5.8% and 6.0%, respectively. There has been less than 1% in employment growth in Perry County during the past year.

Competition

     We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market area and, to a lesser extent, from other financial services companies, such as investment brokerage firms and credit unions. We also face competition for depositors’ funds from money market funds and other corporate and government securities. Several of our competitors are significantly larger than us and, therefore, have significantly greater resources. First Federal of Hazard has a deposit market share of 23.0% in Perry County. Our largest competitors, Peoples Bank & Trust Company of Hazard (approximately $240 million in assets), Community Trust Bank, Inc. (approximately $2.4 billion in assets) and Whitaker Bank (approximately $940 million in assets), have Perry County deposit market shares of 51.1%, 21.4% and 4.5%, respectively.

     Our competition for loans comes primarily from financial institutions in our market area and, to a lesser extent, from other financial services providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial services companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

     We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered the barriers to enter new market areas, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

     General. Our loan portfolio consists primarily of one- to four-family residential mortgage loans. On limited occasions where opportunities arise, we also offer loans secured by multi-family real estate and non- residential real estate, although there is little demand for such loans in our market area. We also offer loans secured by deposit accounts. Substantially all of our loans are made within our market area.

     Residential Mortgage Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes in our market area. At June 30, 2004, residential mortgage loans totaled $29.8 million, or 86.4% of our total loan portfolio. We offer fixed-rate mortgage loans with terms up to 25 years, although most of our loans have terms of 20 years or less. As of June 30, 2004, none of our one-to-four family single-family residential mortgage loans had an outstanding balance exceeding $250,000. We determine loan fees charged, interest rates and other provisions of mortgage loans on the basis of our own pricing criteria and competitive market conditions.

     As part of our one-to-four family residential lending program, as a customer retention tool we offer existing borrowers who have built up equity in their residences the opportunity to receive an advance of additional funds without refinancing their existing loans with us. The additional funds are advanced at our then prevailing interest rate, and the rate on the loan is adjusted to a blended rate based on the weighted average rate on the different advances obtained by that borrower.

     Following the merger, we may seek to offer adjustable-rate mortgage loans because we believe such loans would better offset the adverse effects on our net interest income that would occur in the event of an increase in market interest rates. Any adjustable-rate mortgage loans we might offer would have terms similar to those offered by First Federal of Frankfort. See “Business of Frankfort First-Lending Activities — General.” However, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Although adjustable-rate mortgage loans could help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity would be limited by the annual and lifetime interest rate adjustment limits.

     While one- to four-family residential real estate loans are normally originated with up to 25-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the mortgaged property or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans. As interest rates declined and remained low over the past few years, we have experienced high levels of loan repayments and refinancings.

     We generally do not make one- to four-family mortgage loans with loan-to-value ratios exceeding 80%. Loans with loan-to-value ratios in excess of 80% must be approved by the Board of Directors. We require all properties securing mortgage loans to be appraised by a Board-approved independent appraiser. Borrowers must obtain hazard insurance and flood insurance, when required by federal regulation, before closing the loan.

     Construction Loans. We originate loans to individuals to finance the construction of residential dwellings for personal use. On limited occasions we have made construction loans to builders for the construction of a single-family residence for subsequent sale. At June 30, 2004, construction loans totaled $130,000, or 0.4% of our total loan portfolio. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually less than one year. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans generally can be made with a maximum loan to value ratio of 80% of the appraised value with a maximum term of 25 years. We require an inspection of the property before disbursement of funds during the term of the construction loan.

     Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a project having a value which is insufficient to assure full repayment. As a result of the foregoing, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay principal and interest. If we are forced to foreclose on a project before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

     Multi-Family and Non-Residential Loans. On limited occasions when opportunities arise, we offer fixed-rate mortgage loans secured by multi-family or non-residential real estate. Our multi-family and non- residential real estate loans are generally secured by condominiums, apartment buildings and properties used for churches or funeral homes. At June 30, 2004, multi-family and non-residential loans totaled $280,000 and $757,000, respectively, or 0.8% and 2.2%, respectively, of our total loan portfolio. We originate multi-family and non-residential real estate loans for terms of generally 15 or 20 years. Loan amounts generally do not exceed 80% of the appraised value unless approved in advance by the Board of Directors. Our multi-family and non-residential mortgage loans generally will not have principal amounts exceeding $300,000.

     Loans secured by multi-family and commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on multi-family and commercial real estate loans. In reaching a decision on whether to make a multi-family or commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We require either an environmental survey or impaired property insurance for all multi-family and commercial real estate loans.

     Deposit Loans. The only consumer loans we offer are deposit loans, which are loans secured by passbook or certificate accounts. Such loans are made in amounts of up to no greater than $500 less than the deposit balance securing the loans and are made at a rate of 1% above the rate paid on the deposit account. These loans have no fixed term and are callable by us on demand. Deposit loans totaled $3.5 million, or 10.2% of our total loan portfolio, at June 30, 2004.

     Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, advertising and referrals from customers. We currently do not purchase or sell loans.

     Loan Approval Procedures and Authority. Our lending activities follow written, nondiscriminatory, underwriting standards and loan origination procedures established by our Board of Directors and management. Our loan committee, consisting of our three senior officers, has authority to approve loans of up to $250,000. Loans above this amount and loans with non-standard terms such as longer repayment terms or high loan-to-value ratios, must be approved by our Board of Directors.

     Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is limited, by regulation, to generally 15% of our stated capital and the allowance for loan losses. At June 30, 2004, our regulatory limit on loans to one borrower was $4.8 million. At that date, our largest lending relationship was a total of eight residential mortgage loans totaling $733,000 to be a local builder and developer. The loans were performing in accordance with their terms at June 30, 2004.

     Loan Commitments. We issue commitments for fixed-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 60 days or less. Management considers loan commitments in its monthly evaluation of the allowance for loan losses, applying loss factors to committed amounts in a manner similar to loans in the portfolio. The allowance relative to loan commitments is included within the overall allowance for loan losses.

     Delinquencies. When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 15 days past due. If payment is not then received by the 30th day of delinquency, additional letters and phone calls generally are made. When a loan becomes greater than 60 days delinquent, we send a letter notifying the borrower that we will commence foreclosure proceedings if the loan is not brought current within another 31 days. When the loan becomes 91 days past due, we generally commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

     Management informs the Board of Directors on a monthly basis of the amount of loans delinquent more than 60 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Investment Activities

     We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. We also are required to maintain an investment in Federal Home Loan Bank of Cincinnati stock.

     At June 30, 2004, our investment portfolio consisted primarily of U.S. government agency securities with maturities of five years or less and mortgage-backed securities issued by Fannie Mae, Freddie Mac and Ginnie Mae with stated final maturities of 30 years or less.

     Our investment objectives are to provide an alternate source of low-risk investments due to weak loan demand in our market area, to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, and to generate a favorable return. Our Board of Directors has the overall responsibility for our investment portfolio, including approval of our investment policy and appointment of our Asset/Liability Committee. The Asset/Liability Committee is responsible for approval of investment strategies and monitoring of investment performance. Our Chief Executive Officer is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with our investment policy. The Asset/Liability Committee meets regularly with the Board of Directors in order to review and determine investment strategies and transactions.

Deposit Activities and Other Sources of Funds

     General. Deposits, loan repayments and maturities, redemptions, sales and repayments of investment and mortgage-backed securities are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

     Deposit Accounts. The vast majority of our depositors are residents of our market area. Deposits are attracted from within our market area through the offering of passbook savings and certificate accounts. We do not utilize brokered funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, asset liability management and customer preferences and concerns. We review our deposit mix and pricing on an ongoing basis as needed. Our current strategy is to offer competitive rates, but not be the market leader.

     Borrowings. We borrow from the Federal Home Loan Bank of Cincinnati to supplement our supply of investable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of Cincinnati and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness.

Properties

     We conduct our business through a single office. The following table sets forth certain information relating to this facility at June 30, 2004.

	Year	Net Book Value			Date of
	Opened/	at	Square	Owned/	Lease
Location	Acquired	June 30, 2004	Footage	Leased	Expiration
(Dollars in thousands)
Main Office:
Main & Lovern Streets Hazard, Kentucky 41701	1960	$79	15,000	Owned	N/A

Personnel

     At June 30, 2004, we had 14 full-time employees and no part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

     From time to we may be defendants in claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

     None.

Business of Frankfort First

General

     First Federal of Frankfort is primarily engaged in the business of attracting deposits from the general public and originating loans secured by first mortgages on one-to four-family residences in First Federal of Frankfort’s market area. First Federal of Frankfort also originates, to a lesser extent, church loans, home equity loans and other loans.

     As a federally chartered savings institution, First Federal of Frankfort is subject to extensive regulation by the Office of Thrift Supervision. The lending activities and other investments of First Federal of Frankfort must comply with various federal regulatory requirements, and the Office of Thrift Supervision periodically examines First Federal of Frankfort for compliance with various regulatory requirements. The Federal Deposit Insurance Corporation also has the authority to conduct special examinations. First Federal of Frankfort must file reports with the Office of Thrift Supervision describing its activities and financial condition and is also subject to certain reserve requirements promulgated by the Federal Reserve Board. For additional information, see “ Regulation and Supervision — Regulation of Federal Savings Associations.”

Lending Activities

     General. First Federal of Frankfort’s principal lending activity consists of the origination of loans secured by first mortgages on owner occupied one-to four-family residences in First Federal of Frankfort’s lending area, which is limited to the Kentucky Counties of Franklin, Anderson, Scott, Shelby and Woodford. First Federal of Frankfort also originates loans secured by nonowner occupied one-to four-family homes, loans secured by churches, loans secured by professional office real estate, multi-family loans, home equity lines of credit, second mortgage loans and share loans. Additionally, First Federal of Frankfort offers financing for the construction of single-family, owner-occupied homes. Such financing is available only for, and made directly to, the homeowners.

     Beginning in the early 1980s, management of First Federal of Frankfort has sought to build a rate sensitive loan portfolio and to manage First Federal of Frankfort’s interest rate risk by emphasizing the origination of adjustable-rate mortgage loans with an initial fixed term of one, three or five years. First Federal of Frankfort also offers fixed-rate financing.

     Loan Portfolio Composition. The following table sets forth selected data relating to the composition of First Federal of Frankfort’s loan portfolio by type of loan at the dates indicated. At June 30, 2004, First Federal of Frankfort had no concentrations of loans exceeding 10% of total loans that are not otherwise disclosed below.

	At June 30,
	2004		2003
	Amount	%	Amount	%
	(Dollars in thousands)
Type of Loan:
Real estate loans:
Construction loans	$293	0.23%	$1,617	1.29%
One- to four-family residential	112,361	89.53	113,297	90.15
Multi-family residential	63	0.05	68	0.05
Other loans (1)	6,397	5.10	4,820	3.83
Consumer loans:
Savings account loans	252	0.20	235	0.19
Home equity lines of credit	6,141	4.89	5,642	4.49

	125,507	100.00%	125,679	100.00%

Less:
Loans in process	112		916
Deferred loan origination fees	51		85
Allowance for loan losses	82		82

Total	$125,262		$124,596

(1)	June 30, 2004 composed of church loans ($3.9 million), professional office properties ($1.9 million) and agricultural real estate ($545,000).

     The following table sets forth certain information at June 30, 2004 regarding the dollar amount of loans maturing in First Federal of Frankfort’s portfolio based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.

	Due Within	Due After 1
	One Year	Through 5	Due After 5
	After	Years After	Years After
	June 30, 2004	June 30, 2004	June 30, 2004	Total
	(In thousands)
Real estate loans:
Construction loans	$293	$—	$—	$293
One- to four-family	3,314	15,291	93,756	112,361
Multi-family residential	3	15	45	63
Other loans	288	1,213	4,896	6,397
Consumer loans:
Savings account loans	252	—	—	252
Home equity lines of credit	1,098	2,748	2,295	6,141

Total	$5,248	$19,267	$100,992	$125,507

     The following table sets forth at June 30, 2004, the dollar amount of all loans due more than one year after June 30, 2004 which have predetermined interest rates and have floating or adjustable interest rates.

	Predetermined	Floating or
	Rate	Adjustable Rates
	(In thousands)
Real estate loans:
One-to four-family residential	$39,534	$69,513
Multi-family residential	—	60
Other loans	1,853	4,256
Consumer loans:
Home equity lines of credit	—	5,043
Savings account loans	—	—

Total	$41,387	$78,872

     Scheduled contractual principal repayments of loans do not necessarily reflect the actual life of such assets. The average life of long-term loans is substantially less than their contractual terms, due to prepayments. The average life of mortgage loans tends to increase when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and tends to decrease when current mortgage loan market rates are substantially lower than rates on existing mortgage loans.

     Originations and Sales of Loans. The following table sets forth certain information with respect to First Federal of Frankfort’s loan originations during the periods indicated.

	Year Ended June 30,
	2004	2003	2002
	(In thousands)
Originations
Real estate loans:
One-to four-family	$21,789	$21,008	$17,594
Other	2,044	1,392	2,306
Construction loans	1,428	1,638	2,023
Consumer loans:
Home equity line of credit	5,262	4,599	3,819
Savings account loans	63	85	100

Total loans originated	30,586	28,722	25,842
Principal repayments	(29,341)	(35,737)	(30,844)
Loans sold	(613)	—	—
Increase (decrease) in other items, net(1)	34	431	(253)

Net increase (decrease)	$666	$(6,584)	$(5,255)

(1)	Other items consist of amortization of deferred loan origination fees, transfers to real estate acquired through foreclosure and the recognition and amortization of mortgage servicing rights.

     Other than loan participations purchased for purposes of community investment which have been repaid at June 30, 2004, First Federal of Frankfort has not in recent years purchased any loans. First Federal of Frankfort does not expect to make any purchases of loans in the foreseeable future. First Federal of Frankfort has entered into a new program in which new fixed-rate mortgages may be sold to the Federal Home Loan Bank of Cincinnati, with servicing retained by First Federal of Frankfort. During fiscal 2004, First Federal of Frankfort sold $613,000 fixed-rate mortgages into this program. Following the merger, First Federal of Frankfort intends to sell some of the loans it originates to First Federal of Hazard. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of First Federal of Hazard — Operating Strategy.”

     One-to Four-Family Residential Lending and Second Mortgage Loans. First Federal of Frankfort historically has been and continues to be an originator of loans secured by owner-occupied, one-to four-family residential properties located in its market area. At June 30, 2004, approximately $112.4 million, or 89.6%, of First Federal of Frankfort’s loan portfolio consisted of loans secured by one-to four-family residential properties which were primarily owner-occupied, single-family residences.

     First Federal of Frankfort began originating adjustable-rate residential mortgage loans in the early 1980s. Since that time, most one-to four-family mortgage loans originated by First Federal of Frankfort have been adjustable-rate loans with an initial fixed term of one, three, or five years. After the initial term, the rate adjustments on First Federal of Frankfort’s adjustable-rate loans are indexed to the National Average Contract Interest Rate for Major Lenders on the Purchase of Previously Occupied Homes. The interest rates on these mortgages are adjusted once a year, with limitations on adjustments of one percentage point per adjustment period, and a lifetime cap of five percentage points.

     At June 30, 2004, First Federal of Frankfort’s loan portfolio included $71.9 million in adjustable-rate one-to four-family residential mortgage loans, or 63.9% of First Federal of Frankfort’s one-to four-family residential mortgage loan portfolio.

     The retention of adjustable-rate loans in First Federal of Frankfort’s portfolio helps reduce First Federal of Frankfort’s exposure to increases in prevailing market interest rates. However, there are unquantifiable credit risks resulting from potential increases in costs to borrowers in the event of upward repricing of adjustable-rate loans. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate loans may increase due to increases in interest costs to borrowers. Further, although adjustable-rate loans allow First Federal of Frankfort to increase the sensitivity of its interest-earning assets to changes in interest rates, the extent of this interest sensitivity is limited by the initial fixed-rate period before the first adjustment and the periodic and lifetime interest rate adjustment limitations. Accordingly, there can be no assurance that yields on First Federal of Frankfort’s adjustable-rate loans will fully adjust to compensate for increases in First Federal of Frankfort’s cost of funds. Finally, adjustable-rate loans may decrease at a pace faster than decreases in First Federal of Frankfort’s cost of funds, resulting in reduced net income.

     In general, First Federal of Frankfort originates residential mortgage loans with loan-to-value ratios of up to 100%, with private mortgage insurance required for loans with loan-to-value ratios greater than 80%.

     First Federal of Frankfort also originates second mortgage loans if First Federal of Frankfort holds the first mortgage on the property. Although these loans are secured by a lien on the borrower’s primary residence, they differ from First Federal of Frankfort’s traditional first mortgage loans in that the terms of these loans are substantially shorter than 25 years (generally 120 months or less). First Federal of Frankfort also offers such loans underwritten to a maximum of 80% loan-to-value ratio and all are fully amortizing. First Federal of Frankfort has been offering second mortgages up to an overall 90% loan-to-value ratio at a premium rate to qualified borrowers. These loans have a term of seven years and are not covered by private mortgage insurance. At June 30, 2004, the outstanding balance of the first and second mortgage loans with loan-to-value ratios exceeding 80% totaled $8.4 million.

     Church and Other Nonresidential Real Estate Lending. First Federal of Frankfort has also been active in originating loans secured by churches located in First Federal of Frankfort’s primary market area. These loans have a maximum loan-to-value ratio of 75%, and are originated under the same terms as First Federal of Frankfort’s one-to four-family real estate mortgage loans. At June 30, 2004, First Federal of Frankfort had 17 church loans aggregating approximately $3.9 million. First Federal of Frankfort occasionally considers loans on small commercial properties located in First Federal of Frankfort’s market area. At June 30, 2004, First Federal of Frankfort had five commercial loans secured by property which aggregated approximately $1.9 million. First Federal of Frankfort does not have a specific underwriting policy for such loans, but generally, will make them at a loan-to-value ratio of 75%. All such loans are subject to Board approval.

     Construction Lending. First Federal of Frankfort offers single-family residential construction loans to qualified borrowers for construction of single-family owner-occupied residences in Franklin County. At June 30, 2004, single-family residential construction loans constituted $293,000, or 0.2%, of First Federal of Frankfort’s total loans. First Federal of Frankfort limits its construction lending to loans to individuals building their primary residences. These loans generally have rates that are fixed for six months and are underwritten in accordance with the same standards as First Federal of Frankfort’s mortgages on existing properties, except the loans generally provide for disbursement in stages during a construction period of up to six months, during which period the borrower is required to make monthly payments of accrued interest on the outstanding loan balance. Construction loans have a maximum loan-to-value ratio of 80%. Borrowers must satisfy all credit requirements which would apply to First Federal of Frankfort’s permanent mortgage loan financing for the subject property. First Federal of Frankfort’s construction loans may be refinanced into permanent loans upon completion of the construction.

     Construction financing is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) thereof. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, First Federal of Frankfort may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value proves to be inaccurate, First Federal of Frankfort may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment.

     Consumer Lending. The consumer loans originated by First Federal of Frankfort include home equity lines of credit and loans secured by savings deposits. At June 30, 2004, First Federal of Frankfort’s consumer loan balance totaled $6.4 million, or 5.1% of its total loan portfolio. Of the consumer loan balance at June 30, 2004, 96.1% were home equity loans and 3.9% were loans secured by savings deposits at First Federal of Frankfort.

     First Federal of Frankfort’s home equity loans are made on the security of residential real estate which have terms of up to 10 years. Most of First Federal of Frankfort’s home equity loans do not exceed 80% of the estimated value of the property, less the outstanding principal of the first mortgage. First Federal of Frankfort does offer home equity loans up to 90% of the value at a premium rate to qualified borrowers, less the balance of the first mortgage. These loans are not secured by private mortgage insurance. First Federal of Frankfort’s home equity loans require the monthly payment of 2% of the unpaid principal until maturity, when the remaining unpaid principal, if any, is due. First Federal of Frankfort’s home equity loans bear variable rates of interest indexed to the prime rate for loans with 80% or less loan-to-value ratio, and 2% above the prime rate for loans with a loan-to-value ratio in excess of 80%. Interest rates on these loans can be adjusted monthly. At June 30, 2004, the total outstanding home equity loans amounted to $6.1 million, or 4.9%, of First Federal of Frankfort’s total loan portfolio.

     First Federal of Frankfort makes savings account loans for up to 90% of the depositor’s savings account balance. The interest rate is normally two percentage points above the rate paid on the savings account, and the account must be pledged as collateral to secure the loan. At June 30, 2004, loans on savings accounts totaled $252,000, or 0.2%, of First Federal of Frankfort’s total loan portfolio.

     Consumer loans generally entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciable assets. However, these risks are considerably reduced in the case of First Federal of Frankfort, since all of First Federal of Frankfort’s consumer loans are secured loans.

     Loan Solicitation and Processing. First Federal of Frankfort’s loan originations are derived from a number of sources, including referrals by real estate agents, depositors and borrowers, walk-in customers, and advertisements in local media. Real estate loans are originated by First Federal of Frankfort’s salaried staff loan officers.

     Upon receipt of a loan application from a prospective borrower, a credit report and documentation is requested to verify specific information relating to the loan applicant’s employment, income credit standing, and any deposit to be used for a down payment. It is First Federal of Frankfort’s policy to obtain an appraisal of the real estate intended to secure a proposed mortgage loan from an independent fee appraiser approved by First Federal of Frankfort. Appraisals are generally required on all purchase loans, all loans to refinance another lender and other loans at the loan committee’s discretion. A panel of qualified appraisers are approved by the board annually, and management selects appraisers for specific jobs. Certain First Federal of Frankfort employees perform inspections for construction financing and for transactions that do not require a full appraisal. Except when First Federal of Frankfort becomes aware of a particular risk of environmental contamination, First Federal of Frankfort generally does not obtain a formal environmental report on the real estate at the time a loan is made.

     First Federal of Frankfort makes a 30-day loan commitment for each loan approved. For adjustable-rate loans, the rate is guaranteed for the period of 14 days following approval. First Federal of Frankfort will make a similar guarantee for fixed-rate loans for a fee. If the borrower desires a longer commitment, the commitment may be extended at a cost of 0.1% of the loan balance per month for up to three months. The rate is subject to change during this extended commitment. In the case of construction loans, a commitment is also made for the permanent financing to be funded no later than 182 days from the date of the closing of the construction loan. The interest rate on permanent financing is not guaranteed until closing of the permanent loan.

     First Federal of Frankfort’s loan committee analyzes a completed application and may approve or deny the loan if the loan is $275,000 or less and the property is a one-to four-family dwelling, the loan is $150,000 or less and the property is a church, or a home equity line of credit of $100,000 or less. Loans that do not conform to these criteria must be submitted to the board of directors for approval.

     It is First Federal of Frankfort’s policy to record a lien on the real estate securing a loan. First Federal of Frankfort generally does not require title insurance, although it may be required for loans made in certain programs. First Federal of Frankfort requires fire and casualty insurance on all security properties and flood insurance when the collateral property is located in a designated flood hazard area. First Federal of Frankfort also requires an earthquake provision in all policies for new loans. A First Federal of Frankfort employee is designated to constantly review and update insurance files.

     Loans to One Borrower. Under applicable law, with certain limited exceptions, loans and extensions of credit by a savings institution to a person outstanding at one time shall not exceed 15% of the institution’s unimpaired capital and surplus. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and surplus. Applicable law additionally authorizes savings institutions to make loans to one borrower, for any purpose, in an amount not to exceed $500,000 or, by order of the Director of Office of Thrift Supervision, in an amount not to exceed the lesser of $30,000,000 or 30% of unimpaired capital and surplus to develop residential housing, provided (1) the purchase price of each single-family dwelling in the development does not exceed $500,000, (2) the savings institution is and continues to be in compliance with its regulatory capital requirements, (3) the loans comply with applicable loan-to-value requirements, and (4) the aggregate amount of loans made under this authority does not exceed 150% of the institution’s unimpaired capital and surplus. Under these limits, First Federal of Frankfort’s loans to one borrower were limited to $2.3 million at

June 30, 2004. At that date, First Federal of Frankfort had no lending relationships in excess of the Office of Thrift Supervision’s loans-to-one-borrower limit.

     Interest Rates and Loan Fees. Interest rates charged by First Federal of Frankfort on mortgage loans are primarily determined by competitive loan rates offered in its market area and First Federal of Frankfort’s yield objectives. Mortgage loan rates reflect factors such as prevailing market interest rate levels, the supply of money available to the savings industry and the demand for such loans. These factors are in turn affected by general economic conditions, the monetary policies of the federal government, including the Board of Governors of the Federal Reserve System, the general supply of money in the economy, tax policies and governmental budget matters.

     First Federal of Frankfort receives fees in connection with late payments and for miscellaneous services related to its loans. First Federal of Frankfort typically receives fees of one point (one point being equivalent to 1% of the principal amount of the loan) in connection with the origination of construction loans. Depending on the type of loan and the competitive environment for mortgage loans, First Federal of Frankfort may charge an origination fee on all or some of the loans it originates.

     Asset Classification, Allowances for Losses and Non-Performing Assets. Federal regulations require savings institutions to classify their assets on the basis of quality on a regular basis. An asset is classified as substandard if it is determined to be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose a savings institution to a sufficient degree of risk to warrant classification, but do possess credit deficiencies or potential weaknesses deserving management’s close attention. Assets classified as substandard or doubtful require a savings institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, a savings institution must either establish a specific allowance for loss in the amount of the portion of the asset classified loss, or charge off such amount. Federal examiners may disagree with a savings institution’s classifications. If a savings institution does not agree with an examiner’s classification of an asset, it may appeal this determination to the Office of Thrift Supervision Regional Director. First Federal of Frankfort regularly reviews its assets to determine whether any assets require classification or reclassification. The Board of Directors reviews and approves all classifications. At June 30, 2004, First Federal of Frankfort had no loans classified as loss or doubtful and $756,000 of assets classified as substandard. At June 30, 2004, assets designated as special mention totaled $234,000.

     Management will continue to actively monitor First Federal of Frankfort’s asset quality and will establish loan loss reserves and will charge off loans and properties acquired in settlement of loans against the allowances for losses on such loans and such properties when appropriate and will provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowances for losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

     First Federal of Frankfort’s methodology for establishing the allowance for losses takes into consideration probable losses that have been identified in connection with specific assets as well as losses that have not been identified but can be expected to occur. Management conducts regular reviews of First Federal of Frankfort’s assets and evaluates the need to establish allowances on the basis of this review. Allowances are established by the board of directors on a quarterly basis based on an assessment of risk in First Federal of Frankfort’s assets taking into consideration the composition and quality of the portfolio, delinquency trends, current charge-offs and loss experience, the state of the real estate market, regulatory reviews conducted in the regulatory examination process and economic conditions generally. Of the preceding factors, the level of First Federal of Frankfort’s allowance for loan and lease losses is most heavily influenced by the extremely low level of loan losses in recent years. In the past ten years, First Federal of Frankfort has experienced only one loss resulting from the sale of foreclosed property. That loss, which was approximately $20,000, was offset by a gain on property acquired from foreclosure from the same borrower. During the past ten years, First Federal of Frankfort has acquired a total of four properties through foreclosure. Management attributes its success to the type of lending that predominates its portfolio (one- to four- family residential mortgages), the stable economic environment of Frankfort, Kentucky, in which First Federal of Frankfort predominantly lends, and First Federal of Frankfort’s generally conservative underwriting policies. Allowances will be provided for individual assets, or portions of assets, when ultimate collection is considered improbable by management based on the current payment status of the assets and the fair value or net realizable value of the security. At the date of foreclosure or other repossession, First Federal of Frankfort would transfer the property to real estate acquired in settlement of loans at the lower of cost or fair value. Any portion of the outstanding loan balance in excess of fair value would be charged off against the allowance for loan losses. If, upon ultimate disposition of the property, net sales proceeds exceed the net carrying value of the property, under most circumstances a gain on sale of real estate would be recorded. If, upon ultimate disposition of the property, the net carrying value of the property exceeds the sales proceeds, a loss would be charged to operations. At June 30, 2004, First Federal of Frankfort had no real estate acquired through foreclosure.

     The following table sets forth an analysis of First Federal of Frankfort’s allowance for loan losses for the periods indicated.

	Year Ended June 30,
	2004	2003	2002
	(Dollars in thousands)
Balance at beginning of period	$82	$82	$101
Provision for losses on loans	—	—	1
Loans charged-off	—	—	(20)

Balance at end of period	$82	$82	$82

Ratio of net charge-offs during the period to average loans outstanding	0.00%	0.00%	0.01%

     The following table allocates the allowance for loan losses by asset category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

	June 30,
	2004		2003		2002
		Percent of		Percent of		Percent of
		Loans in		Loans in		Loans in
		Category to		Category to		Category to
	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans
		(Dollars in thousands)
Real estate — mortgage:
Residential	$73	89.58%	$74	90.20%	$76	92.08%
Commercial	4	5.10	3	3.83	2	2.66
Real estate — construction	1	0.23	1	1.29	1	1.33
Consumer	4	5.09	4	4.68	3	3.93

Total allowance for loan losses	$82	100.00%	$82	100.00%	$82	100.00%

     The following table sets forth information with respect to First Federal of Frankfort’s non-performing assets at the dates indicated. At these dates, First Federal of Frankfort did not have any nonaccrual loans or any restructured loans within the meaning of Statement of Financial Accounting Standards No. 15. All loans 90 days or more past due are secured by residential property for all periods in the table below. For additional information concerning First Federal of Frankfort’s policy for placing loans on non-accrual status, see note A-5 of the notes to consolidated financial statements included in this prospectus.

	June 30,
	2004	2003	2002
	(Dollars in thousands)
Accruing loans which are contractually past due 90 days or more	$372	$251	$568
Percentage of total loans	0.30%	0.20%	0.43%
Percentage of total assets	0.27	0.18	0.40

     At June 30, 2004, First Federal of Frankfort had no loans which were not already classified as nonaccrual, 90 days past due or restructured where known information about possible credit problems of borrowers caused management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms.

Investment Activities

     First Federal of Frankfort is permitted under federal law to make certain investments, including investments in securities issued by various federal agencies and state and municipal governments, deposits at the Federal Home Loan Bank of Cincinnati, certificates of deposit in federally insured institutions, certain bankers’ acceptances and federal funds. First Federal of Frankfort may also invest, subject to certain limitations, in commercial paper having one of the two highest investment ratings of a nationally recognized credit rating agency, and certain other types of corporate debt securities and mutual funds. Federal regulations require First Federal of Frankfort to maintain an investment in Federal Home Loan Bank of Cincinnati stock.

     First Federal of Frankfort makes investments in order to diversify its assets, manage cash flow, obtain yield and maintain the sufficient levels of liquid assets. First Federal of Frankfort currently maintains an investment portfolio consisting primarily of deposits in other financial institutions and mortgage-backed securities. Investment decisions generally are made by First Federal of Frankfort’s Investment Committee and approved by the Board of Directors. In the future, the Investment Committee may consider other investment options and investment strategies, including but not limited to Federal Home Loan Bank Certificates of Deposit, U.S. Treasury issues, Federal agency issues, and U.S. Government agency issues.

     Mortgage-Backed Securities. First Federal of Frankfort also invests in traditional mortgage-backed securities. Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators through intermediaries that pool and repackage the participation interest in the form of securities to investors such as First Federal of Frankfort. Such intermediaries may include quasi-governmental agencies such as Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA) and Government National Mortgage Association (GNMA) which guarantee the payment of principal and interest to investors. Mortgage-backed securities generally increase the quality of First Federal of Frankfort’s assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of First Federal of Frankfort.

     Mortgage-backed securities typically are issued with stated principal amounts and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have similar maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate mortgage loans. Mortgage-backed securities generally are referred to as mortgage participation certificates or pass-through certificates. As a result, the interest rate risk characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages.

     The actual maturity of a mortgage-backed security varies, depending on when the mortgagors prepay or repay the underlying mortgages. Prepayments of the underlying mortgages may shorten the life of the investment, thereby adversely affecting its yield to maturity and the related market value of the mortgage-backed security. The yield is based upon the interest income and the amortization of the premium or accretion of the discount related to the mortgage-backed security. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, and these assumptions are reviewed periodically to reflect the actual prepayment. The actual prepayments of the underlying mortgages depend on many factors, including the type of mortgage, the coupon rate, the age of the mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates. The difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates is an important determinant in the rate of prepayments. During periods of falling mortgage interest rates, prepayments generally increase, and, conversely, during periods of rising mortgage interest rates, prepayments generally decrease. If the coupon rate of the underlying mortgage significantly exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages. Prepayment experience is more difficult to estimate for adjustable-rate mortgage-backed securities.

     First Federal of Frankfort’s mortgage-backed securities portfolio consists primarily of newly-originated adjustable-rate mortgage-backed securities. At June 30, 2004, First Federal of Frankfort had $2.8 million, or 2.0% of total assets, in mortgage-backed securities. All of First Federal of Frankfort’s mortgage-backed securities are insured or guaranteed by Federal National Mortgage Association and the Government National Mortgage Association and have been designated as available for sale. As such, unrealized gains and losses on mortgage-backed securities are recognized through shareholders’ equity, net of tax effects.

     The following table sets forth the carrying value of the First Federal of Frankfort’s investment portfolio and Federal Home Loan Bank stock at the dates indicated.

	June 30,
	2004	2003	2002
		(In thousands)
Investment securities:
Interest-earning deposits and certificates of deposit	$2,100	$4,650	$4,274
Federal Home Loan Bank stock	2,941	2,827	2,708

Total investments	5,041	7,477	6,982
Mortgage-backed securities available for sale:
GNMA participation certificates	1,556	2,029	—
FNMA participation certificates	1,202	1,968	—

Total mortgage-backed securities available for sale	2,758	3,997	—

Total investments and mortgage-backed securities	$7,799	$11,474	$6,982

     The following table sets forth information regarding the scheduled maturities, market value and weighted-average yields for First Federal of Frankfort’s investments, excluding Federal Home Loan Bank stock, at June 30, 2004.

	At June 30, 2004
			One to Five		More than 10
	One Year or Less		Years		Years		Total Investment Portfolio
	Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Market	Average
	Value	Yield	Value	Yield	Value	Yield	Value	Value	Yield
	(Dollars in thousands)
Investment Securities:
Interest-earning deposits and certificates of deposit	$2,100	2.09%	$—	—%	$—	—%	$2,100	$2,100	2.09%
Mortgage-backed securities	—	—	—	—	2,758	3.45	2,758	2,758	3.45

Total investment and mortgage-backed securities	$2,100		$—		$2,758		$4,858	$4,858

For additional information, see notes A-2 and B of the notes to consolidated financial statements included in this prospectus.

Bank Owned Life Insurance

     In April, 2004, First Federal of Frankfort purchased several Bank Owned Life Insurance Policies totaling $2.0 million. The purpose of these policies is to offset future escalation of the costs of non-salary employee benefit plans such as First Federal of Frankfort’s defined benefit retirement plan and First Federal of Frankfort’s health insurance plan. The lives of certain key bank employees are insured, and First Federal of Frankfort is the sole beneficiary and would receive any benefits upon the employee’s death. The policies were purchased from four highly-rated life insurance companies; $500,000 was placed with each company. The design of the plan allows for the cash value of the policy to be designated as an asset of First Federal of Frankfort. The asset’s value will increase by the crediting rate, which is a rate set by each insurance company and is subject to change on an annual basis. The growth of the value of the asset will be recorded as other operating income. Management does not foresee any expense associated with the plan. Because this a life insurance product, current federal tax laws exempt the income from federal income taxes.

     Bank owned life insurance is not secured by any government agency nor are the policies asset values or death benefits secured specifically by tangible property. Although great care was taken in selecting the insurance companies, the bond ratings and financial condition of these companies will be monitored on a quarterly basis. The failure of one of these companies could result in a significant loss to First Federal of Frankfort. Other risks include the possibility that the favorable tax treatment of the income could change, that the crediting rate will not be increased in a manner comparable to market interest rates, or that this type of plan will no longer be permitted by First Federal of Frankfort’s regulators. This asset is considered illiquid because, although First Federal of Frankfort may terminate the policies and receive the original premium plus all earnings, such an action would require the payment of federal income taxes on all earnings since the policies’ inception.

Deposit Activity and Other Sources of Funds

     General. Deposits are the primary source of First Federal of Frankfort’s funds for lending and other investment purposes. In addition to deposits, First Federal of Frankfort derives funds from borrowings from the Federal Home Loan Bank of Cincinnati, loan principal repayments, interest payments and maturing investments. Federal Home Loan Bank advances are generally more costly than deposits but provide greater flexibility in terms and are more easily matched to the life of assets in First Federal of Frankfort’s portfolio. Loan repayments and interest payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by prevailing market interest rates and money market conditions.

     Deposits. First Federal of Frankfort attracts deposits principally from within its market area by offering a variety of deposit instruments, including passbook accounts, money market accounts, retirement savings accounts, checking accounts and certificates of deposit which range in term from three to 120 months. Deposit terms vary, principally on the basis of the minimum balance required, the length of time the funds must remain on deposit and the interest rate.

     First Federal of Frankfort’s policies are designed primarily to attract deposits from local residents through First Federal of Frankfort’s branch network rather than from outside First Federal of Frankfort’s market area. First Federal of Frankfort does not accept deposits from brokers due to their rate sensitivity. First Federal of Frankfort’s interest rates, maturities, service fees and withdrawal penalties on deposits are established by management on a periodic basis. Management determines deposit interest rates and maturities based on First Federal of Frankfort’s liquidity requirements, the rates paid by First Federal of Frankfort’s competitors, First Federal of Frankfort’s growth goals and applicable regulatory restrictions and requirements.

     Savings deposits in First Federal of Frankfort at June 30, 2004 were represented by the various types of savings programs described below.

Interest	Minimum		Minimum	Balance in	Percentage of
Rate (1)	Term	Category	Amount	Thousands	Total Savings
1.00%	None	Passbook	$100	$10,077	13.43%
1.75	None	Christmas Savings	N/A	178.24
1.31	None	NOW	300	2,908	3.88
0.26	None	Home Equity	N/A	12.02
1.40	None	Golden 50	300	3,368	4.49
1.47	None	Super NOW	1,000	1,243	1.66
1.45	None	MMDA	1,000	3,634	4.84
—	None	Noninterest-bearing	300	471.62

				21,891	29.18%
		Certificates of Deposits
1.00	91-days	Fixed-Term, Fixed-Rate	500	1,129	1.51
1.19	182-days	Fixed-Term, Fixed-Rate	500	3,594	4.79
0.98	9-month	Fixed-Term, Fixed-Rate (2)	5,000	562.75
1.85	12-month	Fixed-Term, Fixed-Rate	500	10,243	13.65
1.85	12-month	Variable IRA	100	2,527	3.37
1.85	12-month	Fixed-Term, Variable-Rate	500	850	1.13
2.76	24-month	Fixed-Term, Variable-Rate (3)	500	4,366	5.82
2.60	18-month	Fixed-Term, Fixed-Rate	500	6,220	8.29
2.56	24-month	Fixed-Term, Fixed-Rate	500	5,776	7.70
2.87	30-month	Fixed-Term, Fixed-Rate	500	465.62
3.93	36-month	Fixed-Term, Fixed-Rate	500	14,547	19.39
4.28	60-month	Fixed-Term, Fixed-Rate	500	2,726	3.63
4.48	72-month	Fixed-Term, Fixed-Rate	500	129.17

				53,134	70.82%

				$75,025	100.00%

(1) Represents weighted-average interest rate.
(2) Account holder may withdraw all or part of the account balance after 30 days.
(3) Account holder has a one-time option to increase the interest rate to the rate offered by First Federal of Frankfort on a new 24-month certificate of deposit.

     The following table sets forth the average balances and interest rates based on month-end balances for interest-bearing demand deposits and time deposits as of the dates indicated.

	Year Ended June 30,
	2004		2003		2002
	Interest-Bearing	Time	Interest-Bearing	Time	Interest-Bearing	Time
	Demand Deposits	Deposits	Demand Deposits	Deposits	Demand Deposits	Deposits
			(Dollars in thousands)
Average balance	$13,392	$52,704	$10,239	$55,278	$9,430	$60,545
Average rate	1.24%	2.96%	1.61%	3.68%	2.28%	4.87%

     The following table indicates the amount of the certificates of deposit of $100,000 or more in First Federal of Frankfort by time remaining until maturity at June 30, 2004.

Certificates
Maturity Period	of Deposit
(In thousands)
Three months or less	$1,925
Over three through six months	1,433
Over six though 12 months	2,324
Over 12 months	4,928

Total	$10,610

     Borrowings. Savings deposits historically have been the primary source of funds for First Federal of Frankfort’s lending, investment and general operating activities. First Federal of Frankfort is authorized, however, to use advances from the Federal Home Loan Bank of Cincinnati to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Cincinnati functions as a central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member of the Federal Home Loan Bank system, First Federal of Frankfort is required to own stock in the Federal Home Loan Bank of Cincinnati and is authorized to apply for advances. Advances are made pursuant to several different programs, each of which has its own interest rate and range of maturities. Advances from the Federal Home Loan Bank of Cincinnati are secured by a portion of First Federal of Frankfort’s mortgage loan portfolio. At June 30, 2004, First Federal of Frankfort had $43.7 million in advances outstanding from the Federal Home Loan Bank of Cincinnati.

     The following table sets forth certain information regarding the borrowings outstanding of Frankfort First and First Federal of Frankfort at the dates and for the periods indicated.

	At June 30,
	2004	2003	2002
	(Dollars in thousands)
Amounts outstanding at end of period:
Federal Home Loan Bank advances	$43,718	$43,017	$44,982

Weighted average rate paid on:
Federal Home Loan Bank advances	5.83%	6.08%	6.09%

		For the Year
	Ended June 30,
	2004	2003	2002
	(Dollars in thousands)
Maximum amount of borrowings outstanding at any month end:
Federal Home Loan Bank advances	$46,755	$44,982	$47,128

		For the Year
	Ended June 30,
	2004	2003	2002
	(Dollars in thousands)
Approximate average short-term borrowings outstanding with respect to:
Federal Home Loan Bank advances	$1,720	$1,316	$1,677
Approximate weighted average rate paid on: (1)
Federal Home Loan Bank advances	5.85%	6.09%	6.10%

(1) Weighted-average computed by dividing total interest paid by average balance outstanding.

Subsidiary Activities

     As a federally chartered savings bank, First Federal of Frankfort is permitted to invest an amount equal to 2% of its assets in subsidiaries, with an additional investment of 1% of assets where such investment serves primarily community, inner-city and community-development purposes. Under such limitations, as of June 30, 2004, First Federal of Frankfort was authorized to invest up to $4.1 million in the stock of or loans to subsidiaries, including the additional 1% investment for community, inner-city and community development purposes. First Federal of Frankfort has one wholly owned subsidiary, Main Street Financial Services, Inc., a Kentucky corporation, was formed in fiscal 2002 to engage in the sales of non-deposit investment products to First Federal of Frankfort’s customers. The Office of Thrift Supervision announced in July 2003 that it would no longer oppose direct networking arrangements between banks and third-party broker/dealers, making the use of the subsidiary unnecessary. As such, future sale of non-deposit investment products and services will be accomplished through First Federal of Frankfort, and First Federal of Frankfort has merged the operations of Main Street Financial Services, Inc. into those of First Federal of Frankfort in a manner similar to a pooling-of-interests.

Market Area

     First Federal of Frankfort currently conducts its business through three banking offices located in the City of Frankfort, Kentucky, which is located in the bluegrass region of central Kentucky in Franklin County and which is about 50 miles east of Louisville and 30 miles west of Lexington. First Federal of Frankfort’s primary lending area includes the Kentucky Counties of Franklin, Anderson, Scott, Shelby and Woodford, with the majority of lending being originated on properties located in Franklin County.

     Franklin County has a population of approximately 48,000, of which approximately 28,000 live within the city of Frankfort, which serves as the capital of Kentucky. The primary employer in the area is the state government, which employs about 39% of the work force. In addition, there are several large industrial, financial and government employers in the community. Due to this large, relatively stable source of employment, there has been little fluctuation in the unemployment rate of about 3-5% in recent years.

Competition

     First Federal of Frankfort faces strong competition for deposits and loans. First Federal of Frankfort’s principal competitors for deposits are other banking institutions, such as commercial banks and credit unions, as well as mutual funds and other investments. First Federal of Frankfort principally competes for deposits by offering a variety of deposit accounts, convenient business hours and branch locations, customer service and a well trained staff. First Federal of Frankfort competes for loans with other depository institutions, as well as specialty mortgage lenders and brokers and consumer finance companies. First Federal of Frankfort principally competes for loans on the basis of interest rates and the loan fees it charges, the types of loans it originates and the convenience and service it provides to borrowers. In addition, First Federal of Frankfort believes it has developed strong relationships with the businesses, real estate agents, builders and general public in its market area. Despite First Federal of Frankfort’s small size relative to the many and various other depository and lending institutions in its market area, First Federal of Frankfort usually ranks first with respect to the origination of single-family purchase mortgages made on properties located in Franklin County. Nevertheless, the level of competition in First Federal of Frankfort’s market area has limited to a certain extent the lending opportunities in the area.

Employees

     As of June 30, 2004, Frankfort First and First Federal of Frankfort had 25 full-time employees, none of whom was represented by a collective bargaining agreement. We believe our relationship with our employees is good.

Properties

     The following table sets forth information regarding First Federal of Frankfort’s offices at June 30, 2004.

	Year	Owned or	Net Book Value	Approximately
	Opened	Leased	at June 30, 2004	Square Foot
	(Dollars in thousands)
Main Office:
216 West Main Street
Frankfort, Kentucky 40601	1989	Owned	$1,015	14,000

Branch Offices:
East Branch
1980 Versailles Road
Frankfort, Kentucky 40601	1971	Owned	123	1,800

West Branch
1220 US 127 South
Frankfort, Kentucky 40601	1975	Owned	154	2,480

Legal Proceedings

     From time to time, each of Frankfort First and First Federal of Frankfort may be party to various legal proceedings incident to its business. At June 30 2004, there were no legal proceedings to which Frankfort First or First Federal of Frankfort was a party, or to which any of their property was subject, which were expected by management to result in a material loss to Frankfort First or First Federal of Frankfort.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations
of First Federal of Hazard

     The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

     This discussion and analysis reflects First Federal of Hazard’s financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with our financial statements and the notes beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus. The preparation of financial statements involves the application of accounting policies relevant to our business. Certain of our accounting policies are important to the portrayal of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances that could affect these judgments include, but without limitation, changes in interest rates, in the performance of the economy or in the financial condition of borrowers.

Overview

     General. Our results of operations are dependent primarily on net interest income, which is the difference between the income earned primarily on our loans and securities and our cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the provision for losses on loans and service charges and fees collected on our deposit accounts. Our general, administrative and other expense primarily consists of employee compensation and benefits expense, occupancy and equipment expense, data processing expense, charitable contributions expense, other operating expenses and state franchise and federal income taxes. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities.

     General, administrative and other expense can be expected to increase following completion of the reorganization, as a result of the increased costs associated with operating as a public company, the increased compensation expense associated with adopting and funding our employee stock ownership plan and an equity-based compensation plan, if approved by stockholders.

     Income. We have two primary sources of pre-tax income. The first is net interest income, which is the difference between interest income, the income that we earn on our loans and investments, and interest expense, the interest that we pay on our deposits and borrowings.

     To a much lesser extent, we also recognize pre-tax income from fee and service charges, which is the compensation we receive from providing products and services, and sales of investment securities.

     Expenses. The expenses we incur in operating our business consist of compensation, taxes and benefits, office occupancy, data processing fees, taxes and other expenses.

     Compensation, taxes and benefits consist primarily of the salaries and wages paid to our employees and directors, payroll taxes and expenses for retirement and other employee benefits.

     Office occupancy expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of taxes, depreciation charges, maintenance and costs of utilities.

     Data processing fees includes fees paid to our third-party data processing service and our network security expenses.

     Taxes consist of the current and deferred portion of federal income taxes.

     Other expenses include expenses for attorneys, accountants and consultants, advertising, telephone, charitable contributions, insurance, office supplies, postage and other miscellaneous operating activities.

Critical Accounting Policies

     We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the allowance for loan losses to be a critical accounting policy.

     The allowance for loan losses is the estimated amount considered necessary to cover probable incurred credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for losses on loans which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of the most critical for First Federal of Hazard.

     Management performs a monthly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews, volume and mix of the loan portfolio and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to change. Management considers the economic climate in our lending area to be among the factors most likely to have an impact on the level of the required allowance for loan losses. However, in view of the fact that the local economy is diverse, without significant dependence on a single industry or employer, the economic climate is considered to be stable, and improving, at June 30, 2004. Management is unable to estimate what impact, if any, deterioration in the local economic climate may have on our loan portfolio as of June 30, 2004.

     The analysis has two components, specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general reserve. Actual loan losses may be significantly more than the reserves we have established which could have a material negative effect on our financial results.

Operating Strategy

     Our mission is to operate and grow a profitable community-oriented savings and loan association serving primarily retail customers in our market area. After the reorganization and merger, we plan to pursue a strategy of:

•	operating two independent, community-oriented savings institutions, First Federal of Hazard, which will serve customers in Perry and surrounding counties in eastern Kentucky, and First Federal of Frankfort, which will serve customers primarily in Franklin County, as well as Anderson, Woodford, Scott and Shelby Counties, in central Kentucky. Each bank intends to operate substantially in the same manner as it has operated in the past, emphasizing traditional thrift activities of accepting deposits and originating residential mortgage loans for portfolio;

•	broadening and diversifying First Federal of Hazard’s lending activities by providing access to First Federal of Frankfort’s expertise in certain lending products, such as adjustable-rate loans and home equity loans;

•	increasing the yield on First Federal of Hazard’s assets by decreasing its reliance on low yielding government securities and reinvesting these assets into whole loans originated by First Federal of Frankfort, with First Federal of Frankfort retaining servicing on any loans sold;

•	continuing our historic heavy reliance on our low-costing deposit base to fund our lending and investment activities. We expect our projected deposit mix to generally retain its existing composition of passbook and certificate of deposit accounts;

•	reducing First Federal of Frankfort’s reliance on third party borrowings through loan sales to First Federal of Hazard;

•	managing our combined balance sheets in an efficient manner by purchasing and selling whole loans or participations between First Federal of Hazard and First Federal of Frankfort, thereby minimizing reliance on lower-yielding government securities, in the case of First Federal of Hazard, and higher-costing Federal Home Loan Bank advances, in the case of First Federal of Frankfort;

•	gradually pursuing opportunities to increase and diversify lending in our market area;

•	applying conservative underwriting practices to maintain the high quality of our loan portfolio; and

•	managing our net interest margin and interest rate risk.

Balance Sheet

     General. At June 30, 2004, we had total assets of $139.8 million, an increase of $3.7 million, or 2.7%, over the $136.1 million total at June 30, 2003. The increase in total assets was comprised primarily of an increase in investment securities, which was partially offset by a decrease in cash and cash equivalents and loans receivable.

     Loans. Our primary lending activity is the origination of loans for the purchase or construction of one- to four-family residential real estate located in our market area. On a limited basis as opportunities arise, we originate multi-family and nonresidential real estate loans, although there is limited demand for such loans in our market area. At June 30, 2004, residential real estate loans totaled $29.8 million, or 88.7% of total loans compared to $37.0 million, or 91.3% of total loans, at June 30, 2003. Construction real estate loans totaled $130,000, or 0.4% of total loans, at June 30, 2004, as compared to $435,000, or 1.1% of total loans at June 30, 2003. At June 30, 2004, multi-family real estate loans totaled $280,000, or 0.8% of total loans, compared to $297,000, or 0.7% of total loans, at June 30, 2003, and nonresidential real estate loans totaled $757,000, or 2.3% of total loans at June 30, 2003, compared to $1.1 million, or 2.8% of total loans, at June 30, 2003. We also originate loans secured by passbook accounts, which totaled $3.5 million, or 10.5% of total loans at June 30, 2004, compared to $2.9 million, or 7.2% of total loans at June 30, 2003.

     The decrease in our loan portfolio during the year ended June 30, 2004 resulted from loan repayments of $11.9 million, which were partially offset by loan disbursements of $5.0 million. The decrease in our real estate loans reflects the low interest rate environment, as customers refinanced real estate loans with other lenders to take advantage of lower interest rates.

     The following table sets forth the composition of our loan portfolio at the dates indicated.

	At June 30,
	2004		2003
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
Residential	$29,760	86.39%	$37,046	88.58%
Construction	130	0.38	435	1.04
Multi-family	280	0.81	297	0.71
Nonresidential	757	2.20	1,141	2.73
Deposit loans	3,523	10.22	2,902	6.94

Total loans	34,450	100.00%	41,821	100.00%

Allowance for loan losses	(665)		(720)
Undisbursed construction loans	(36)		(278)
Deferred loan origination fees	(181)		(237)

Loans receivable, net	$33,568		$40,586

     The following table sets forth certain information at June 30, 2004 regarding the dollar amount of loans repricing or maturing during the periods indicated. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated maturity are reported as due in one year or less.

	Real Estate	Deposit	Total
	Loans	Loans	Loans
	(In thousands)
One year or less	$1,494	$3,523	$5,017
More than one year to five years	6,618	—	6,618
More than five years	22,815	—	22,815

Total	$30,927	$3,523	$34,450

     The following table shows loan origination activity during the periods indicated.

	Year Ended June 30,
	2004	2003	2002
		(In thousands)
Total loans at beginning of period	$40,586	$51,413	$56,680
Loans originated:
Real estate loans:
Residential	2,732	5,301	8,145
Construction	251	480	590
Multi-family	200	30	110
Non-residential	—	184	453
Consumer loans	1,775	1,048	1,123

Total loans originated	4,958	7,043	10,421
Loans purchased	—	—	—
Deduct:
Real estate loan principal repayments	(11,882)	(17,559)	(15,655)
Loan sales	—	—	—
Transfer to real estate acquired through foreclosure	(171)	(366)	(20)
Other	77	55	(13)

Net loan activity	(7,018)	(10,827)	(5,267)

Total loans at end of period	$33,568	$40,586	$51,413

     Allowance for Loan Losses and Asset Quality.The allowance for loan losses is a valuation allowance for the probable incurred losses in the loan portfolio. We evaluate the allowance for loan losses on a monthly basis. When additional allowances are needed a provision for losses on loans is charged against earnings. The recommendations for increases or decreases to the allowance are presented by management to the board of directors.

     The allowance for loan losses is established to recognize the probable incurred losses associated with lending activities. Loss and risk factors are based on our historical loss experience and industry averages and are adjusted for significant factors that in management’s judgment affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience, duration of the current business cycle and bank regulatory examination results.

     At June 30, 2004, the allowance for loans losses totaled $665,000, or 1.93% of total loans, compared to $720,000, or 1.72% of total loans at June 30, 2003. Non-performing loans totaled $1.2 million at June 30, 2004, compared to $1.3 million at June 30, 2003. At June 30, 2004, all of these loans consisted of one-to four-family loans. The allowance for loans losses totaled 57.6% and 55.6% of non-performing loans at June 30, 2004 and June 30, 2003, respectively. In determining the allowance for loan losses at any point in time, management and the Board of Directors apply a systematic process focusing on the risk of loss in the portfolio. First, the loan portfolio is segregated by loan types to be evaluated collectively and loan types to be evaluated individually. Delinquent multi-family and non-residential loans are evaluated individually for potential impairment. Second, the allowance for loan losses is evaluated using First Federal of Hazard’s historic loss experience adjusted for significant factors by applying these loss percentages to the loan types to be evaluated collectively in the portfolio. To the best of management’s knowledge, all known and probable incurred losses that can be reasonably estimated have been recorded at June 30, 2004. Although management believes that its allowance for loan losses conforms with generally accepted accounting principles based upon the available facts and circumstances, there can be no assurance that additions to the allowance will not be necessary in future periods, which would adversely affect our results of operations.

     Our banking regulators, as an integral part of their examination process, periodically review our allowance for loan losses. The examinations may require us to make additional provisions for loan losses based on judgments different from ours. In addition, because further events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

     Summary of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated. Where specific loan loss allowances have been established, any difference between the loss allowance and the amount of loss realized has been charged or credited to the allowance.

	Year Ended June 30,
	2004	2003	2002	2001	2000
	(Dollars in thousands)
Allowance at beginning of period	$720	$735	$665	$652	$655
Provision for loan losses	10	66	123	97	112
Charge-offs:
Real estate loans	65	81	53	84	115
Consumer loans	—	—	—	—	—

Total charge-offs	65	81	53	84	115
Recoveries:
Real estate loans	—	—	—	—	—
Consumer loans	—	—	—	—	—

Total recoveries	—	—	—	—	—

Net charge-offs	65	81	53	84	115

Allowance at end of period	$665	$720	$735	$665	$652

Allowance to non-performing loans	57.63%	55.56%	47.70%	49.74%	49.73%
Allowance to total loans outstanding at the end of the period	1.93%	1.72%	1.40%	1.14%	1.12%
Net charge-offs to average loans	0.17%	0.17%	0.10%	0.14%	0.20%
outstanding during the period

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At June 30,
	2004			2003			2002
			% of			% of			% of
		% of	Loans in		% of	Loans in		% of	Loans in
		Allowance	Category		Allowance	Category		Allowance	Category
		to Total	to Total		to Total	to Total		to Total	to Total
	Amount	Allowance	Loans	Amount	Allowance	Loans	Amount	Allowance	Loans
	(Dollars in thousands)
Real estate loans	$665	100.0%	89.8%	$720	100.0%	93.1%	$735	100.0%	94.2%
Consumer loans	—	—	10.2	—	—	6.9	—	—	5.8

Total allowance for loan losses	$665	100.0%	100.0%	$720	100.0%	100.0%	$735	100.0%	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	At June 30,
	2001			2000
			% of			% of
		% of	Loans in		% of	Loans in
		Allowance	Category		Allowance	Category
		to Total	to Total		to Total	to Total
	Amount	Allowance	Loans	Amount	Allowance	Loans
	(Dollars in thousands)
Real estate loans	$665	100.0%	94.7%	$652	100.0%	94.5%
Consumer loans	—	—	5.3	—	—	5.5

Total allowance for loan losses	$665	100.0%	100.0%	$652	100.0%	100.0%

     Non-performing and Classified Assets. When a loan becomes 90 days delinquent, the loan may be placed on nonaccrual status at which time the accrual of interest ceases, the interest previously accrued to income is reversed and the loan is placed on a cash basis. Payments on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

     We consider repossessed assets and loans that are 90 days or more past due to be non-performing assets. Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property are charged against income.

     Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that the creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and deposit loans to be homogeneous and collectively evaluate them for impairment. Other loans are evaluated for impairment on an individual basis. At June 30, 2004, no loans were considered impaired.

     The following table provides information with respect to our non-performing assets at the dates indicated. We did not have any troubled debt restructurings.

	At June 30,
	2004	2003	2002	2001	2000
		(Dollars in thousands)
Nonaccrual loans:
Real estate loans	$989	$1,176	$1,417	$934	$1,086
Deposit loans	—	—	—	—	—

Total	989	1,176	1,417	934	1,086
Accruing loans past due 90 days or more:
Real estate loans	165	120	124	403	225
Deposit loans	—	—	—	—	—

Total of accruing loans past due 90 days or more	165	120	124	403	225

Total non-performing loans	1,154	1,296	1,541	1,337	1,311
Real estate acquired through foreclosure	—	114	20	28	99

Total non-performing assets	$1,154	$1,410	$1,561	$1,365	$1,410

Total non-performing loans to total loans	3.35%	3.10%	2.94%	2.32%	2.23%
Total non-performing loans to total assets	0.83%	0.95%	1.16%	1.03%	1.05%
Total non-performing assets to total assets	0.83%	1.04%	1.17%	1.05%	1.13%

     Interest income that would have been recorded for the years ended June 30, 2004, 2003 and 2002, had nonaccrual loans been current according to their original terms amounted to $76,000, $71,000 and $73,000, respectively. Income related to nonaccrual loans included in interest income for the years ended June 30, 2004, 2003 and 2002 amounted to $153,000, $192,000 and $117,000, respectively.

     At June 30, 2004, nonaccrual loans consisted of 21 one- to four-family residential real estate loans, the largest of which had an outstanding balance of $177,000. Management believes all non-performing loans are adequately collateralized; however, there can be no assurance that the loan loss allowance will be adequate to absorb losses on known non-performing assets or that the allowance will be adequate to cover losses on non-performing assets in the future.

     Other than disclosed above, there are no other loans at June 30, 2004 that we have serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

     Federal regulations require us to regularly review and classify our assets. In addition, our regulators have the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful, we must establish a general allowance for loan losses. If we classify an asset as loss, we must charge off such amount.

     The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At June 30,
	2004	2003	2002
	(In thousands)
Special mention assets	$—	$—	$—
Substandard assets	1,158	1,299	1,564
Doubtful assets	—	—	—
Loss assets	—	—	—

Total classified assets	$1,158	$1,299	$1,564

     Substandard assets at June 30, 2004, 2003 and 2002 consisted almost entirely of nonaccrual loans.

     Delinquencies. The following table provides information about delinquencies in our loan portfolios at the dates indicated.

	At June 30,
	2004		2003
	30-59 Days	60-89 Days	30-59 Days	60-89 Days
	Past Due	Past Due	Past Due	Past Due
		(In thousands)
Real estate loans	$3,406	$480	$2,730	$830
Deposit loans	—	—	—	—

Total	$3,406	$480	$2,730	$830

     Securities. Our securities portfolio consists primarily of U.S. Government agency obligations as well as mortgage-backed securities with maturities of 30 years or less. Investment and mortgage-backed securities totaled $86.2 million at June 30, 2004, an increase of $24.0 million, or 38.5%, over the $62.2 million total at June 30, 2003. During the year ended June 30, 2004, investment securities purchased consisted of $66.0 million of U.S. Government agency obligations and $45.7 million of mortgage-backed securities, which were partially offset by maturities, calls and repayments of investment securities totaling $57.0 million and sales of $7.0 million, and maturities, calls and prepayments of mortgage-backed securities totaling $727,000 and sales of $22.4 million. All of our mortgage-backed securities were issued either by Ginnie Mae, Fannie Mae or Freddie Mac.

     The following table sets forth the carrying values and fair values of our securities portfolio at the dates indicated.

	At June 30,
	2004		2003
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
		(In thousands)
Available-for-sale securities:
U.S. Government agency obligations	$12,998	$12,391	$12,997	$12,997

Held-to-maturity securities:
U.S. Government agency obligations	$50,840	$49,401	$48,841	$49,126
Mortgage-backed securities	22,983	22,103	389	423

Total	$73,823	$71,504	$49,230	$49,549

     At June 30, 2004, we did not own any securities, other than U.S. Government agency securities, that had an aggregate book value in excess of 10% of our equity at that date.

     The following table sets forth the maturities and weighted average yields of securities at June 30, 2004. Certain mortgage-backed securities and U.S. Government agency securities have adjustable interest rates and reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. At June 30, 2004, mortgage-backed securities and U.S. Government agency securities with adjustable rates totaled $4.0 million.

			More than		More than
	Less Than		One Year		Five Years to		More than
	One Year		Five Years		Ten Years		Ten Years		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield
				(Dollars in thousands)
Available-for-sale securities:
U.S. Government agency obligations	$—	—%	$7,999	3.07%	$4,999	3.50%	$—	—%	$12,998	3.24%
Held-to-maturity securities:
U.S. Government agency obligations	—	—	38,844	3.21	7,997	3.64	3,999	3.74	50,840	3.34
Mortgage-backed securities	—	—	197	7.40	22,786	4.14	—	—	22,983	4.17

Total held-to-maturity securities	—	—	39,041	3.23	30,783	4.00	3,999	3.74	73,823	3.57

Total	$—		$47,040		$35,782		$3,999		$86,821

     Deposits. Our primary source of funds are retail deposit accounts held primarily by individuals within our market area. The deposit base is comprised entirely of certificate accounts and savings accounts. Deposits totaled $98.8 million at June 30, 2004, a decrease of $6.0 million, or 5.8%, from the $104.8 million total at June 30, 2003. Although management generally strives to maintain a moderate rate of growth in deposits, primarily through marketing and pricing strategies, we historically have not engaged in sporadic increases and decreases in interest rates on deposits, nor have we generally offered the highest interest rate on deposit products in our market area.

     The following table sets forth the balances of our deposit products at the date indicated.

	At June 30,
	2004	2003
	(In thousands)
Certificate accounts	$55,230	$63,029
Passbook savings accounts	43,521	41,755

Total	$98,751	$104,784

     The following table indicates the amount of jumbo certificate accounts by time remaining until maturity at June 30, 2004. Jumbo certificate accounts require minimum deposits of $100,000.

Certificates of
Maturity Period	Deposit
(In thousands)
Three months or less	$3,043
Over three months through twelve months	13,728
Over twelve months	3,824

Total	$20,595

     The following table sets forth the certificate accounts classified by rates at the dates indicated.

	At June 30,
	2004	2003
	(In thousands)
1.00% - 1.99%	$13,756	$641
2.00 - 2.99	24,745	27,585
3.00 - 3.99	10,499	23,793
4.00 - 4.99	1,548	3,676
5.00 - 5.99	2,296	2,783
6.00 - 6.99	483	741
7.00 - 7.99	1,903	3,785
8.00 - 8.99	—	—
9.00 - 9.99	—	25

Total	$55,230	$63,029

     The following table sets forth the amount and maturities of certificate accounts at June 30, 2004.

	Amount Due
			More
		More than	Than One	More		Percent of
		Six Months	Years to	Than		Total
	Less than	to One	Three	Three		Certificate
	Six Months	Year	Years	Years	Total	Accounts
			(Dollars in thousands)
1.00 - 1.99%	$13,730	$9	$2	$15	$13,756	24.9%
2.00 - 2.99	3,010	17,036	4,473	226	24,745	44.8
3.00 - 3.99	4,593	4,310	1,550	46	10,499	19.0
4.00 - 4.99	124	77	1,248	99	1,548	2.8
5.00 - 5.99	70	206	60	1,960	2,296	4.2
6.00 - 6.99	111	363	9	—	483	0.9
7.00 - 7.99	932	687	284	—	1,903	3.4

Total	$22,570	$22,688	$7,626	$2,346	$55,230	100.0%

     The following table sets forth the deposit activities for the periods indicated.

	Year Ended June 30,
	2004	2003
	(In thousands)
Beginning balance	$104,784	$102,704
Decrease before interest credited	(8,199)	(1,319)
Interest credited	2,166	3,399

Net increase (decrease) in deposits	(6,033)	2,080

Ending balance	$98,751	$104,784

     Borrowings. Advances from the Federal Home Loan Bank amounted to $9.0 million at June 30, 2004. We had no such borrowings at June 30, 2003. During fiscal 2004, management elected to fund purchases of certain mortgage-backed securities with such advances to provide an interest rate spread of approximately 1.50%. These advances were offered by the Federal Home Loan Bank at an interest rate that management determined to be below its cost of available deposits.

     The following table presents certain information regarding our Federal Home Loan Bank advances during the periods and at the dates indicated.

	Year Ended June 30,
	2004	2003
	(Dollars in thousands)
Balance outstanding at end of year	$9,000	$—
Maximum amount of advances outstanding at any month end during the year	$9,000	$—
Average advances outstanding during the year	$1,940	$—
Weighted average interest rate during the year	2.97%	—%
Weighted average interest rate at end of year	2.97%	—%

     Retained Earnings. Retained earnings totaled $31.0 million at June 30, 2004, a $361,000 or 1.2%, increase over June 30, 2003. The increase resulted from net earnings of $761,000, which were partially offset by a $400,000 increase in the unrealized losses on securities designated as available for sale.

     First Federal of Hazard is required to maintain minimum regulatory capital pursuant to federal regulations. During the year ended June 30, 2004, management was notified by the OTS that First Federal of Hazard was categorized as well capitalized under regulatory guidelines. At June 30, 2004, First Federal of Hazard’s regulatory capital substantially exceeded all minimum regulatory capital requirements. Management is not aware of any recent event that would cause this classification to change.

Results of Operations for the Years Ended June 30, 2004 and 2003

     General. Our net earnings totaled $761,000 for the fiscal year ended June 30, 2004, a decrease of $289,000, or 27.5%, from the $1.1 million of net earnings recorded for the fiscal year ended June 30, 2003. The decrease in net earnings was primarily attributable to a decrease in other income of $332,000 and an increase in general, administrative and other expense of $629,000, which were partially offset by an increase in net interest income of $467,000, a decrease in the provision for losses on loans of $56,000 and a decrease in the provision for federal income taxes of $149,000.

     Interest Income. Total interest income for the fiscal year ended June 30, 2004 totaled $5.6 million, a decrease of $712,000, or 11.3%, compared to the fiscal year ended June 30, 2003. The decrease in interest income primarily reflects the impact of a decrease of 51 basis points in the average yield on interest-earning assets, from 4.71% for fiscal 2003 to 4.20% for fiscal 2004.

     Interest income on loans decreased by $847,000, or 23.3%, for the fiscal year ended June 30, 2004, compared to fiscal 2003, due primarily to a $9.9 million, or 20.9%, decrease in the average balance of loans outstanding and a decrease of 23 basis points in the average yield on loans to 7.42% for fiscal 2004. Interest income on mortgage-backed securities increased by $337,000 during the fiscal year ended June 30, 2004, due primarily to a $7.7 million increase in the average balance outstanding, which was partially offset by a decrease in the average yield of 173 basis points from fiscal 2003. Interest income on investment securities increased by $25,000, or 1.2%, during the fiscal year ended June 30, 2004, due primarily to a $12.9 million, or 23.4%, increase in the average balance outstanding, which was partially offset by a decrease in the average yield of 71 basis points from fiscal 2003. Interest income on other interest-earning assets decreased by $227,000, or 50.9%, during the fiscal year ended June 30, 2004. The decrease was due primarily to a decrease of $11.3 million, or 37.2%, in the average balance outstanding from fiscal 2003 and a 32 basis point decrease in the average yield year to year.

     Interest Expense. Interest expense totaled $2.2 million for the fiscal year ended June 30, 2004, a decrease of $1.2 million, or 34.7%, from interest expense of $3.4 million for fiscal 2003. The decrease resulted from a 110 basis point decrease in the average cost of funds, to 2.16% for fiscal 2004, and a $1.4 million, or 1.3%, decrease in the average balance of deposits and borrowings outstanding for the fiscal year ended June 30, 2004. Interest expense on deposits totaled $2.2 million for the fiscal year ended June 30, 2004, a decrease of $1.2 million, or 36.3%, from fiscal 2003. This decrease was a result of a 112 basis point decrease in the average cost of deposits to 2.14% for fiscal 2004, and a decrease in the average balance of deposits outstanding of $3.3 million, or 3.2%, for fiscal 2004. Interest expense on borrowings totaled $54,000 for the fiscal year ended June 30, 2004, an increase of $54,000 over fiscal 2003. We had no borrowings outstanding during fiscal 2003, but took a $9.0 million Federal Home Loan Bank advance in fiscal 2004 to purchase approximately an equivalent amount of mortgage-backed securities with similar maturities to generate an interest rate spread of 1.50%. Decreases in yields on interest-earning assets and costs of interest-bearing liabilities during fiscal 2004 as compared to fiscal 2003 were due primarily to the overall decreases in interest rates in the economy.

     Net Interest Income. As a result of the foregoing changes in interest income and interest expense, net interest income increased by $467,000, or 16.0%, during the fiscal year ended June 30, 2004 compared to fiscal 2003. The average interest rate spread increased to 2.04% for the fiscal year ended June 30, 2004 from 1.46% for fiscal 2003. The net interest margin increased to 2.54% for the fiscal year ended June 30, 2004 from 2.18% for fiscal 2003.

     Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends, the total dollar amount of interest expense and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of daily balances and nonaccrual loans are included in average balances only. We did not hold any non-taxable investment securities during any of the periods presented in the table.

	At	Year Ended June 30,
	June 30,
	2004	2004			2003
			Interest			Interest
	Yield/	Average	and	Yield/	Average	and	Yield/
	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	6.76%	$37,647	$2,794	7.42%	$47,580	$3,641	7.65%
Mortgage-backed securities	4.28	8,625	396	4.59	933	59	6.32
Investment securities	3.25	68,048	2,192	3.22	55,165	2,167	3.93
Other interest-earning assets	1.50	19,020	219	1.15	30,271	446	1.47

Total interest-earning assets	4.16	133,340	5,601	4.20	133,949	6,313	4.71
Noninterest-earning assets		1,591			1,796

Total assets		$134,931			$135,745

Interest-bearing liabilities:
Passbook deposits	1.25	$43,696	554	1.27	$40,565	931	2.30
Certificates of deposit	2.55	57,292	1,612	2.81	63,764	2,468	3.87
Borrowings	2.48	1,940	54	2.78	—	—	—

Total interest-bearing liabilities	2.02	102,928	2,220	2.16	104,329	3,399	3.26

Noninterest-bearing liabilities		785			1,031

Total liabilities		103,713			105,360
Retained earnings		31,218			30,385

Total liabilities and retained earnings		$134,931			$135,745

Net interest income/average yield	2.14%		$3,381	2.04%		$2,914	1.45%

Net interest margin				2.54%			2.18%

Average interest-earning assets to average interest-bearing liabilities				129.55%			128.39%

     Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume. The net column represents the sum of the prior columns.

	Year Ended June 30, 2004 Compared
	to Year Ended June 30, 2003
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest income:
Loans receivable	$(740)	$(107)	$(847)
Mortgage-backed securities	357	(20)	337
Investment securities	455	(430)	25
Other interest-earning assets	(143)	(84)	(227)

Total interest income	(71)	(641)	(712)

Interest expense:
Passbook deposits	67	(443)	(376)
Certificates of deposit	(232)	(625)	(857)
Borrowings	54	—	54

Total interest expense	(111)	(1,068)	(1,179)

Net interest income	$40	$427	$467

     Provision for Losses on Loans. A provision for losses on loans is charged to earnings to maintain the total allowance for loan losses at a level calculated by management based on historical experience, the volume and type of lending conducted by First Federal of Hazard, the status of past due principal and interest payments and other factors related to the collectibility of the loan portfolio. Based upon an analysis of these factors, management recorded a provision for losses on loans totaling $10,000 for the fiscal year ended June 30, 2004, a decrease of $56,000 compared to fiscal 2003. The provision recorded during the fiscal year ended June 30, 2004 generally reflects management’s perception of the risk prevalent in the economy integrated with the overall decline in the level of the loan portfolio and the level of charge-off’s recorded in fiscal 2004. Management believes all non-performing loans are adequately collateralized; however, there can be no assurance that the loan loss allowance will be adequate to absorb losses on known non-performing assets or that the allowance will be adequate to cover losses on non-performing assets in the future.

     Other Income (Loss). Other loss totaled $35,000 for the fiscal year ended June 30, 2004, compared to other income of $297,000 recorded for the fiscal year ended June 30, 2003. The decrease was primarily attributable to a $269,000 decrease in gains on sales of securities and a $57,000 increase in losses on sales of real estate acquired through foreclosure.

     General, Administrative and Other Expense. General, administrative and other expense totaled $2.2 million for the fiscal year ended June 30, 2004, an increase of $629,000, or 40.5%, compared to fiscal 2003. The increase in general, administrative and other expense was due primarily to a $686,000, or 73.4%, increase in employee compensation and benefits, which was partially offset by a $40,000, or 23.3%, decrease in occupancy and equipment and a $38,000, or 12.2%, decrease in other operating expense. The increase in employee compensation and benefits was comprised of a $580,000 increase in expense related to our participation in a multi-employer defined benefit pension plan. This plan had been in an over-funded status for years prior to fiscal 2004, but became underfunded in fiscal 2004. For the fiscal 2004 plan year, we contributed approximately $582,000 toward the underfunding. Additionally, during the year ended June 30, 2004, we adopted a deferred unfunded directors compensation plan for the benefit of two members of the Board of Directors, which provided for an immediately vested benefit of $50,000 each. The decrease in occupancy and equipment was due primarily to a decrease in depreciation expense. The decrease in other operating expense was due primarily to a $34,000 decrease in consulting expenses year to year and a $10,000 decrease in expenses related to real estate acquired through foreclosure.

     Federal Income Taxes. The provision for federal income taxes totaled $392,000 for the fiscal year ended June 30, 2004, a decrease of $149,000, or 27.5%, compared to the provision recorded for fiscal 2003. The decrease resulted primarily from a $438,000, or 27.5%, decrease in pretax earnings. The effective tax rate was 34.0% for each of the fiscal years ended June 30, 2004 and 2003.

Results of Operations for the Years Ended June 30, 2003 and 2002

     General. Our net earnings totaled $1.1 million for the fiscal year ended June 30, 2003, an increase of $99,000, or 10.4%, over the $951,000 of net earnings recorded for the fiscal year ended June 30, 2002. The increase in net earnings was primarily attributable to a decrease in general, administrative and other expense of $419,000 and a decrease in the provision for losses on loans of $57,000, which were partially offset by a decrease in net interest income of $209,000, a decrease in other income of $117,000 and an increase in the provision for federal income taxes of $51,000.

     Interest Income. Total interest income amounted to $6.3 million for the fiscal year ended June 30, 2003, a decrease of $1.4 million, or 17.7%, compared to the fiscal year ended June 30, 2002. The decrease in interest income reflects the impact of a decrease of 119 basis points in the average yield, from 5.90% to 4.71%, which was partially offset by a $3.9 million, or 3.0%, increase in the average balance of interest-earning assets outstanding year to year.

     Interest income on loans decreased by $733,000, or 16.8%, for the fiscal year ended June 30, 2003, compared to fiscal 2002, due primarily to a decrease of 30 basis points in the average yield on loans, to 7.65% for fiscal 2003, and a $7.4 million, or 13.5%, decrease in the average balance outstanding. Interest income on mortgage-backed securities decreased by $234,000, or 79.9%, during the fiscal year ended June 30, 2003, due primarily to a $3.5 million decrease in the average balance outstanding and a decrease in the average yield of 29 basis points from fiscal 2002. Interest income on investment securities decreased by $323,000, or 13.0%, during the fiscal year ended June 30, 2003, due primarily to a decrease in the average yield of 135 basis points from fiscal 2002, which was partially offset by an $8.0 million, or 17.0%, increase in the average balance outstanding. Interest income on other interest-earning assets decreased by $68,000, or 13.2%, during the fiscal year ended June 30, 2003. The decrease was due primarily to a 72 basis point decrease in the average yield year to year, partially offset by a $6.8 million, or 29.0%, increase in the average balance outstanding from fiscal 2003.

     Interest Expense. Interest expense on deposits totaled $3.4 million for the fiscal year ended June 30, 2003, a decrease of $1.1 million, or 25.3%, from interest expense of $4.5 million for fiscal 2002. The decrease resulted from a 125 basis point decrease in the average cost of deposits, to 3.26% for fiscal 2003, which was partially offset by a $3.4 million, or 3.4%, increase in the average balance of deposits outstanding for the fiscal year ended June 30, 2003. Decreases in the average yields on interest-earning assets and the average costs of interest-bearing liabilities during fiscal 2003 as compared to fiscal 2002 were due primarily to the overall decline in interest rates in the economy.

     Net Interest Income. As a result of the foregoing changes in interest income and interest expense, net interest income decreased by $209,000, or 6.7%, during the fiscal year ended June 30, 2003 compared to fiscal 2002. The average interest rate spread increased to 1.46% for the fiscal year ended June 30, 2003 from 1.39% for fiscal 2002. The net interest margin decreased to 2.18% for the fiscal year ended June 30, 2003 from 2.40% for fiscal 2002.

     Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends, the total dollar amount of interest expense and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of daily balances and nonaccrual loans are included in average balances only. We did not hold any non-taxable investment securities during any of the periods presented in the table.

	Year Ended June 30,
	2003			2002
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
			(In thousands)
Interest-earning assets:
Loans receivable	$47,580	$3,641	7.65%	$55,002	$4,374	7.95%
Mortgage-backed securities	933	59	6.32	4,430	293	6.61
Investment securities	55,165	2,167	3.93	47,159	2,490	5.28
Other interest-bearing deposits	30,271	446	1.47	23,465	514	2.19

Total interest-earning assets	133,949	6,313	4.71	130,056	7,671	5.90
Noninterest-earning assets	1,796			1,390

Total assets	$135,745			$131,446

Interest-bearing liabilities:
Passbook deposits	$40,565	931	2.30	$34,851	1,120	3.21
Certificates of deposit	63,764	2,468	3.87	66,059	3,428	5.19

Total interest-bearing liabilities	104,329	3,399	3.26	100,911	4,548	4.51

Noninterest-bearing liabilities	1,031			1,119

Total liabilities	105,360			102,030
Retained earnings	30,385			29,416

Total liabilities and retained earnings	$135,745			$131,446

Net interest income/average yield		$2,914	1.45%		$3,123	1.39%

Net interest margin			2.18%			2.40%

Average interest-earning assets to average interest-bearing liabilities			128.39%			128.88%

     Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume. The net column represents the sum of the prior columns.

	Year Ended June 30, 2003 Compared
	to Year Ended June 30, 2002
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest income:
Loans receivable	$(573)	$(160)	$(733)
Mortgage-backed securities	(222)	(12)	(234)
Investment securities	380	(703)	(323)
Other interest-earning assets	126	(194)	(68)

Total interest income	(289)	(1,069)	(1,358)
Interest expense:
Passbook deposits	164	(353)	(189)
Certificates of deposit	(115)	(845)	(960)

Total interest expense	49	(1,198)	(1,149)

Net interest income	$(338)	$129	$(209)

     Provision for Losses on Loans. A provision for losses on loans is charged to earnings to maintain the total allowance for loan losses at a level calculated by management based on historical experience, the volume and type of lending conducted by First Federal, the status of past due principal and interest payments and other factors related to the collectibility of our loan portfolio. Based upon an analysis of these factors, management recorded a provision for losses on loans totaling $66,000 for the fiscal year ended June 30, 2003, a decrease of $57,000 compared to fiscal 2002. The provision recorded during the fiscal year ended June 30, 2003 generally reflects management’s perception of the risk prevalent in the economy integrated with the level of charge-off’s recorded in fiscal 2003 and the overall decline in the level of the loan portfolio year to year.

     Other Income. Other income totaled $297,000 for the fiscal year ended June 30, 2003, a decrease of $117,000, or 28.3%, compared to the fiscal year ended June 30, 2002. The decrease was primarily attributable to a $127,000 decrease in gains on sales of securities and an $8,000 decrease in losses on sales of real estate acquired through foreclosure.

     General, Administrative and Other Expense. General, administrative and other expense totaled $1.6 million for the fiscal year ended June 30, 2003, a decrease of $419,000, or 21.2%, compared to fiscal 2002. The decrease in general, administrative and other expense was due primarily to a $472,000 decrease in charitable contributions expense, which was partially offset by a $39,000, or 4.4%, increase in employee compensation and benefits. The decrease in charitable contributions expense reflects a $500,000 charge recorded in fiscal 2002 for a pledge of a contribution to the Hazard Community College to be paid over a ten year period. The pledge provided for the college’s new convention, student center and community meeting facility to be named the First Federal Center. The increase in employee compensation and benefits was due primarily to normal merit increases year to year.

     Federal Income Taxes. The provision for federal income taxes totaled $541,000 for the fiscal year ended June 30, 2003, an increase of $51,000, or 10.4%, compared to the provision recorded for fiscal 2002. The increase resulted primarily from a $150,000, or 10.4%, increase in pretax earnings. The effective tax rate was 34.0% for each of the fiscal years ended June 30, 2003 and 2002.

Market Risk Analysis

     Qualitative Aspects of Market Risk. Our most significant form of market risk is interest rate risk. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities (or rate adjustment periods), while maintaining an acceptable interest rate spread, by maintaining a high level of liquidity.

     Our Asset/Liability Committee communicates, coordinates and controls all aspects of asset/liability management. The committee establishes and monitors the volume and mix of assets and funding sources with the objective of managing assets and funding sources.

     Asset/Liability Management. First Federal of Hazard management assesses the Association’s interest rate risk by monitoring of the Office of Thrift Supervision Net Portfolio Value (“NPV”). NPV represents the fair value of portfolio equity and is equal to the fair value of assets minus the fair value of liabilities, with adjustments made for off-balance sheet items. Management monitors and considers methods of managing the rate sensitivity and repricing characteristics of balance sheet components in an effort to maintain acceptable levels of change in NPV in the event of changes in prevailing market interest rates. Interest rate sensitivity analysis is used to measure First Federal of Hazard’s interest rate risk by computing estimated changes in NPV that are a result of changes in the net present value of its cash flows from assets, liabilities, and off-balance sheet items. These changes in cash flow are estimated based on hypothetical instantaneous and permanent increases and decreases in market interest rates.

     As part of First Federal of Hazard’s interest rate risk policy, the board of directors establishes maximum decreases in NPV given these assumed instantaneous changes in interest rates. First Federal of Hazard’s exposure to interest rate risk is reviewed on a quarterly basis by the board of directors. If estimated changes to NPV would cause First Federal of Hazard to fall below the “well-capitalized” level, the board will direct management to adjust its asset and liability mix to bring interest rate risk to a level which reflects the Board’s goals.

     The following tables set forth the interest rate sensitivity of First Federal of Hazard’s NPV as of June 30, 2004 and 2003 in the event of instantaneous and permanent increases and decreases in market interest rates, respectively. Due to the abnormally low prevailing interest rate environment at June 30, 2004 and 2003, NPV estimates are not made for decreases in interest rates of 2% and 3%. All market risk-sensitive instruments presented in these tables are held to maturity or available-for-sale. First Federal of Hazard has no trading securities.

	At June 30, 2004
	Net Portfolio			NPV as % of Portfolio
	Value (1)			Value of Assets (2)
Change					Base Point
In Rates	Amount	$ Change	% Change	NPV Ratio (3)	Changes
	(Dollars in Thousands)
+300 bp	$26,443	$(10,041)	(28)%	19.81%	(531) bp
+200 bp	29,687	(6,797)	(19)	21.62	(350)
+100 bp	32,690	(3,794)	(10)	23.21	(191)
0 bp	36,484	—	—	25.12	—
-100 bp	37,548	1,064	3	25.57	45

	At June 30, 2003
	Net Portfolio			NPV as % of Portfolio
	Value (1)			Value of Assets (2)
Change					Base Point
In Rates	Amount	$ Change	% Change	NPV Ratio (3)	Changes
	(Dollars in Thousands)
+300 bp	$31,846	$(6,473)	(17)%	23.31%	(316) bp
+200 bp	34,338	(3,981)	(10)	24.59	(188)
+100 bp	36,591	(1,728)	(5)	25.69	(78)
0 bp	38,319	—	—	26.47	—
-100 bp	39,966	1,647	4	27.19	72

(1)	Net portfolio value represents the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing liabilities.

(2)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(3)	NPV Ratio represents the net portfolio value divided by the present value of assets.

     The preceding tables indicate that at June 30, 2004 and 2003, in the event of a sudden and sustained increase in prevailing market interest rates, First Federal of Hazard’s NPV would be expected to decrease, and that in the event of a sudden and sustained decrease in prevailing interest rates, First Federal of Hazard’s NPV would be expected to increase, although at current historically low interest rate levels such a decrease is deemed unlikely. At all levels represented in the June 30, 2004 table, NPV after the rate increase or decrease would be above the “well-capitalized” level based on the current level of assets.

     NPV is calculated by the Office of Thrift Supervision using information provided by First Federal of Hazard. The calculation is based on the net present value of discounted cash flows utilizing market prepayment assumptions and market rates of interest. Computations or prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments, and deposit run-offs. These computations should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions First Federal of Hazard may undertake in response to changes in interest rates.

     Certain shortcomings are inherent in this method of computing NPV. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in differing degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

Liquidity and Capital Resources

     Liquidity is the ability to meet current and future short-term financial obligations. Our primary sources of funds consist of cash and deposits at other banks, deposit inflows, loan repayments and maturities, calls and sales of investment and mortgage-backed securities and advances from the Federal Home Loan Bank of Cincinnati. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     We periodically assess our available liquidity and projected upcoming liquidity demands. We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits, Federal funds and short- and intermediate-term U.S. Government agency obligations.

     Our most liquid assets are cash, federal funds sold and interest-bearing deposits. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At June 30, 2004 and 2003, cash and cash equivalents totaled $16.9 million, and $30.3 million, respectively, including Federal funds of $15.0 million and $28.0 million, respectively. Investment securities classified as available-for-sale, which provide additional sources of liquidity, totaled $12.4 million and $13.0 million at June 30, 2004 and 2003, respectively. At June 30, 2004, we had the ability to borrow a total of $25.2 million, from the Federal Home Loan Bank of Cincinnati, of which $9.0 million was outstanding.

     Historically, we have remained highly liquid. We are not aware of any trends and/or demands, commitments, events or uncertainties that could result in a material decrease in liquidity. We expect that all of our liquidity needs, including the contractual commitments set forth in the table below and purchases of loans we hope to make following the merger, can be met by our currently available liquid assets and cash flows. In the event any unforeseen demand or commitment were to occur, we would access our borrowing capacity with the Federal Home Loan Bank of Cincinnati. We expect that our currently available liquid assets and our ability to borrow from the Federal Home Loan Bank of Cincinnati would be sufficient to satisfy our liquidity needs without any material adverse effect on our liquidity.

     Our primary investing activities are the origination of loans and the purchase of investment securities. In fiscal 2004, we originated $5.0 million of loans and purchased $111.6 million of investment and mortgage-backed securities. In fiscal 2003, we originated $7.0 million of loans and purchased $232.7 million of investment and mortgage-backed securities. In fiscal 2002, we originated $10.4 million of loans and purchased $118.6 million of investment and mortgage-backed securities. During fiscal 2004, these activities were funded primarily by the proceeds from maturities and sales of securities of $87.1 million, advances from the Federal Home Loan Bank of Cincinnati of $9.0 million and the proceeds from principal repayments on loans of $11.9 million. During fiscal 2003, these activities were funded primarily by an increase of deposits of $2.1 million, the proceeds from maturities and sales of securities of $222.8 million and the proceeds from the principal repayments on loans of $17.6 million. During fiscal 2002, these activities were funded primarily by an increase of deposits of $2.3 million, the proceeds from maturities of available-for-sale securities of $123.4 million and the proceeds from the principal repayments on loans of $15.7 million.

     Historically, our investment portfolio has been funded by excess liquidity as deposit inflows typically far exceed loan demand. During the year ended June 30, 2004, we borrowed $9.0 million from the Federal Home Loan Bank of Cincinnati to purchase mortgage-backed securities with similar maturities to create a net yield of 1.50%.

     Financing activities consist primarily of activity in deposit accounts and in Federal Home Loan Bank advances. We experienced a net decrease in total deposits of $6.0 million for the year ended June 30, 2004, and net increases in total deposits of $2.1 million and $2.3 million for the years ended June 30, 2003 and 2002, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships.

Commitments and Contractual Obligations

     At June 30, 2004, we had $415,000 in mortgage commitments. Certificates of deposit due within one year of June 30, 2004 totaled $45.3 million, or 45.8% of total deposits. If these deposits do not remain with us, we might be required to seek other sources of funds, including other certificates of deposit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before June 30, 2005. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

     The following table sets forth our contractual obligations and loan commitments as of June 30, 2004.

	Total Amounts	Less than	One to	Four to
	Committed	one year	three years	five years
		(In thousands)
Federal Home Loan Bank advances	$9,000	$1,000	$5,400	$2,600

Total contractual obligations	$9,000	$1,000	$5,400	$2,600

One- to four-family residential real estate	$415	$415	$—	$—
Unused lines of credit	31	31	—	—
Undisbursed loans	36	36	—	—
Charitable contributions pledged	313	55	105	153

Total commitments	$795	$537	$105	$153

Off-Balance Sheet Arrangements

     In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate, and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and amounts due mortgagors on construction loans. See note I of the notes to the financial statements in this prospectus.

     For the year ended June 30, 2004, we engaged in no off-balance-sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

     In April 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” which clarifies certain implementation issues raised by constituents and amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to include the conclusions reached by the FASB on certain FASB Staff Implementation Issues that, while inconsistent with Statement 133’s conclusions, were considered by the Board to be preferable; amends SFAS No. 133’s discussion of financial guarantee contracts and the application of the shortcut method to an interest-rate swap agreement that includes an embedded option and amends other pronouncements.

     The guidance in Statement 149 is generally effective for new contracts entered into or modified after June 30, 2003 and for hedging relationships designated after that date.

     Management adopted SFAS No. 149 effective July 1, 2003, as required, without material effect on the Association’s financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 requires an issuer to classify certain financial instruments as liabilities, including mandatorily redeemable preferred and common stocks.

     SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003 (July 1, 2003 as to First Federal of Hazard). The effect of adopting SFAS No. 150 must be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. Management adopted SFAS No. 150 effective July 1, 2003, without material effect on First Federal of Hazard’s financial statements.

     In December 2003, the FASB issued FASB Interpretation No. 46(R) (“FIN 46(R)”), “Consolidation of Variable Interest Entities.” FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns, or both. FIN 46(R) also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46(R) apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements of FIN 46(R) apply to existing entities in the first fiscal year ending after December 15, 2004. First Federal of Hazard does not have any variable interest entities, therefore the adoption of FIN 46(R) had no effect on First Federal of Hazard’s financial statements.

     In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 03-01 “The Meaning of Other-than-Temporary Impairment and its Application to Certain Investments.” EITF 03-01 requires that unrealized losses on investment securities that are deemed other-than-temporary be recorded as an adjustment to operations. The Statement applies both to securities designated as held to maturity and those designated as available for sale. EITF 03-01 provides that unrealized losses may be viewed as other-than-temporary as a result not only due to deterioration of the credit quality of the issuer, but due to changes in the interest rate environment as well. An investor must be able to demonstrate the positive ability and intent to hold such securities until a forecasted recovery takes place or until maturity of the security. EITF 03-01 requires separate disclosure related to unrealized losses for securities that have been in an unrealized loss position for a period of less than twelve months and for those that have been in an unrealized loss position for a period greater than twelve months, for financial statements issued for years ending after December 15, 2003. The loss recognition provisions of other-than-temporary losses under EITF 03-01 are effective September 30, 2004. It is management’s belief that, given First Federal of Hazard’s liquidity position, and assuming no credit quality concerns, EITF 03-01 will have no material effect on First Federal of Hazard’s financial statements.

     In March 2004, the FASB issued a proposed Statement, “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The proposed Statement would eliminate the ability to account for share-based compensation transactions, including stock option grants, using APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally would require instead that such transactions be accounted for using a fair-value-based method. Issuance of the final standards and adoption by First Federal of Hazard, post-reorganization, would be expected to result in recognition of compensation expense for the effect of stock option grants in future periods.

Impact of Inflation and Changing Prices

     We have prepared the financial statements and related financial data presented in this prospectus in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of our assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on our performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Management’s Discussion and Analysis of Results of
Operations and Financial Condition of Frankfort First

General

     Frankfort First’s principal business, since July 7, 1995, has been that of First Federal of Frankfort. The principal business of First Federal of Frankfort consists of accepting deposits from the general public and investing these funds in loans secured by one- to four-family owner-occupied residential properties in First Federal of Frankfort’s primary market area. First Federal of Frankfort also invests in loans secured by non-owner occupied one-to four-family residential properties and some churches, professional office properties and multi-family residential properties located in First Federal of Frankfort’s primary market area. First Federal of Frankfort maintains an investment portfolio, which may include federal agency debt instruments, Federal Home Loan Bank stock, and certificates of deposit at the Federal Home Loan Bank and other federally insured financial institutions. First Federal of Frankfort has invested in some mortgage-backed securities. These are scrutinized by agencies of the federal government and, to date, have all had adjustable rates after an initial fixed period.

     First Federal of Frankfort’s net earnings are dependent primarily on its net interest income, which is the difference between interest income earned on its loan and investment portfolio and interest paid on interest-bearing liabilities. To a lesser extent, First Federal of Frankfort’s net earnings are also affected by the level of other income, such as service charges and other fees. In addition to net interest income, net earnings are also affected by the level of general, administrative and other expenses. Also impacting net earnings are competitive conditions in First Federal of Frankfort’s market area.

     The operations of First Federal of Frankfort and the entire thrift industry’s earnings are significantly affected by prevailing economic conditions, competition, and the monetary and fiscal policies of governmental agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates, and the availability of funds. First Federal of Frankfort’s deposit flows and costs of funds are influenced by prevailing market rates of interest primarily on competing investments, account maturities, and the levels of personal income and savings in First Federal of Frankfort’s market area.

Asset/Liability Management

     Net interest income, the primary component of First Federal of Frankfort’s net earnings, is derived from the difference or “spread” between the yield on interest-earning assets and the cost of interest-bearing liabilities. First Federal of Frankfort has sought to reduce its exposure to changes in interest rates by matching the effective maturities or repricing characteristics of its interest-sensitive assets with those of its liabilities. Management has emphasized the origination of adjustable-rate mortgages with rate adjustments indexed to the National Average Contract Interest Rate for Major Lenders on the Purchase of Previously Occupied Homes. First Federal of Frankfort also offers fixed-rate mortgages, which are fully or partially funded with Federal Home Loan Bank advances. Management believes that advances allow First Federal of Frankfort to respond to customer demand while having more control over interest rate risk than is afforded through retail deposits. At June 30, 2004, first mortgage loans with adjustable rates represented 64.3% of First Federal of Frankfort’s mortgage loan portfolio. These loans have an initial fixed period ranging from one to five years. They adjust annually thereafter. Nearly all of First Federal of Frankfort’s adjustable-rate mortgage loans have an annual adjustment cap of one percent and a lifetime cap of five percent. In a rising interest rate environment, these caps may restrict the interest rates from increasing at the same pace that First Federal of Frankfort’s cost of funds also increase. In addition, some of the rates on adjustable-rate mortgages may already be at their lifetime caps or lifetime floors. First Federal of Frankfort currently expects to fund future loan originations from working capital, Federal Home Loan Bank advances, loan principal repayments and proceeds from deposit growth.

     First Federal of Frankfort’s Asset/Liability management program primarily involves monitoring of NPV through interest rate sensitivity analysis. NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. Management monitors and considers methods of managing the rate sensitivity and repricing characteristics of balance sheet components in an effort to maintain acceptable levels of change in NPV and net interest income in the event of changes in prevailing market interest rates. Interest rate sensitivity analysis is used to measure First Federal of Frankfort’s interest rate risk by computing estimated changes in NPV that are a result of changes in the net present value of its cash flows from assets, liabilities, and off-balance sheet items. These changes in cash flow are estimated based on hypothetical instantaneous and permanent increases and decreases in market interest rates.

     As part of First Federal of Frankfort’s interest rate risk policy, the board of directors establishes maximum decreases in NPV given these assumed instantaneous changes in interest rates. First Federal of Frankfort’s exposure to interest rate risk is reviewed on a quarterly basis by the board of directors. If estimated changes to NPV would cause First Federal of Frankfort to fall below the “well-capitalized” level, the board will direct management to adjust its asset and liability mix to bring interest rate risk to a level which reflects the board’s goals.

     The following tables set forth the interest rate sensitivity of First Federal of Frankfort’s NPV as of June 30, 2004 and 2003 in the event of instantaneous and permanent increases and decreases in market interest rates, respectively. Due to the abnormally low prevailing interest rate environment at June 30, 2004 and 2003, NPV estimates are not made for decreases in interest rates of 2% and 3%. All market risk-sensitive instruments presented in these tables are held to maturity or available-for-sale. Frankfort First has no trading securities.

	At June 30, 2003
	Net Portfolio			NPV as % of Portfolio
	Value (1)			Value of Assets (2)
Change					Base Point
In Rates	Amount	$ Change	% Change	NPV Ratio (3)	Changes
	(Dollars in Thousands)
+300 bp	$8,431	$(8,362)	(50)%	6.60%	(556	)bp
+200 bp	11,526	(5,267)	(31)	8.77	(339)
+100 bp	14,336	(2,457)	(15)	10.63	(153)
0 bp	16,793	—	—	12.16	—
-100 bp	18,255	1,462	9	13.02	86

	At June 30, 2003
	Net Portfolio			NPV as % of Portfolio
	Value (1)			Value of Assets (2)
Change					Base Point
In Rates	Amount	$ Change	% Change	NPV Ratio (3)	Changes
	(Dollars in Thousands)
+300 bp	$15,739	$(5,516)	(26)%	11.64%	(318	)bp
+200 bp	17,709	(3,546)	(17)	12.83	(199)
+100 bp	19,645	(1,610)	(8)	13.94	(88)
0 bp	21,255	—	—	14.82	—
-100 bp	22,099	844	4	15.21	39

(1)	Net portfolio value represents the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing liabilities.

(2)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(3)	NPV Ratio represents the net portfolio value divided by the present value of assets.

     The preceding tables indicate that at June 30, 2004 and 2003, in the event of a sudden and sustained increase in prevailing market interest rates, First Federal of Frankfort’s NPV would be expected to decrease, and that in the event of a sudden and sustained decrease in prevailing interest rates, First Federal of Frankfort’s NPV would be expected to increase, although at current historically low interest rate levels such a decrease is highly unlikely. At all levels represented in the June 30, 2004 table, NPV after the rate increase or decrease would be above the “well-capitalized” level based on the current level of assets.

     NPV is calculated by the Office of Thrift Supervision using information provided by First Federal of Frankfort. The calculation is based on the net present value of discounted cash flows utilizing market prepayment assumptions and market rates of interest. Computations or prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments, and deposit run-offs. These computations should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions First Federal of Frankfort may undertake in response to changes in interest rates.

     Certain shortcomings are inherent in this method of computing NPV. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in differing degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate loans, which represent First Federal of Frankfort’s primary loan product, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of adjustable rate loans in First Federal of Frankfort’s portfolio could decrease in future periods if market interest rates remain at or decrease below current levels due to refinance activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the tables. Finally, the ability of many borrowers to service their adjustable-rate debt may decrease in the event of an interest rate increase.

Average Balance, Interest and Average Yields and Rates

     The following table sets forth certain information relating to First Federal of Frankfort’s average balance sheet and reflects an average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from monthly balances. Management does not believe that the use of monthly balances instead of daily balances has caused any material difference in the information presented.

     The table also represents information for the periods indicated with respect to the difference between the weighted average yield earned on interest-earning assets and weighted average rate paid on interest-bearing liabilities, or “interest rate spread,” which savings institutions have traditionally used as an indicator of profitability. Another indicator of an institution’s net interest income is its “net interest margin.” Net interest income is affected by the interest rate spread and by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

		Year Ended June 30,

	Weighted Average Rate	2004			2003			2002
	as of			Average			Average			Average
	June 30,	Average		Yield/	Average		Yield/	Average		Yield/
	2004	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
					(Dollars in thousands)
Interest-earning assets:
Loans receivable	5.69%	$125,678	$7,417	5.90%	$125,371	$8,398		$135,533	$9,701	7.16%
Investment securities (1)	3.20	10,787	276	2.56	12,109	254	2.10	8,348	290	3.47

Total interest-earning assets	5.54	136,465	7,693	5.64	137,480	8,652	6.29	143,881	9,991	6.94
Noninterest-earning assets		2,263			1,732			2,150

Total assets		$138,728			$139,212			$146,031

Interest bearing liabilities:
Deposits	2.25	$75,034	1,849	2.46	$75,620	2,346	3.10	$79,824	3,370	4.22
Borrowings	5.83	44,225	2,586	5.85	43,877	2,674	6.09	45,923	2,802	6.10

Total interest-bearing liabilities	3.57	119,259	4,435	3.72	119,497	5,020	4.20	125,747	6,172	4.91

Noninterest-bearing liabilities		1,559			1,553			2,034

Total liabilities		120,818			121,050			127,781
Shareholders’ equity		17,910			18,162			18,250

Total liabilities and shareholders’ equity		$138,728			$139,212			$146,031

Net interest income			$3,258			$3,632			$3,819

Interest rate spread	1.97%			1.92%			2.09%			2.03%

Net interest margin				2.39%			2.64%			2.65%

Average interest-earning assets as a percentage of average interest- bearing liabilities				114.43%			115.05%			114.42%

(1)	Includes interest-bearing deposits at other financial institutions.

Rate/Volume Analysis

     The table below sets forth certain information regarding changes in interest income and interest expense of Frankfort First for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate), (ii) changes in rates (change in rate multiplied by old volume), and (iii) total change. Changes in rate-volume (changes in rate multiplied by changes in volume) are allocated proportionately between changes in rate and changes in volume.

	Year Ended June 30,
	2004	vs.	2003	2003	vs.	2002
	Increase	(Decrease)	Due to	Increase	(Decrease)	Due to
	Volume	Rate	Total	Volume	Rate	Total
			(In thousands)
Interests/Income:
Loans receivable	$21	$(1,002)	$(981)	$(702)	$(601)	$(1,303)
Investment securities (1)	(22)	44	22	(286)	250	(36)

Total interest-earning assets	(1)	(958)	(959)	(988)	(351)	(1,339)
Interest expense:
Deposits	(18)	(479)	497	(189)	(835)	(1,024)
Borrowings	22	110	88	(123)	(5)	(128)

Total interest-bearing liabilities	4	589	585	(312)	(840)	(1,152)

Change in net interest income	$(5)	$(369)	$(374)	$(676)	$489	$(187)

(1)	Includes interest-earning deposits at other financial institutions.

Critical Accounting Policies

     Management’s discussion and analysis of Frankfort First’s financial condition is based on the consolidated financial statements presented in this prospectus, which are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to the allowance for loan losses.

     Management believes the allowance for loan losses is a critical accounting policy that required the most significant estimates and assumptions used in the preparation of the consolidated financial statements. The allowance for loan losses is based on management’s evaluation of the level of the allowance required in relation to the estimated loss exposure in the loan portfolio. Management believes the allowance for loan losses is a significant estimated loss and therefore regularly evaluates it for adequacy by taking into consideration factors such as prior loan loss experience, the character and size of the loan portfolio, business and economic conditions and management’s estimation of future losses. The use of different estimates or assumptions could produce different provisions for loan losses. Refer to the discussion of allowance for loan losses in note A-5 to the Frankfort First consolidated financial statements included in this prospectus for a detailed description of management’s estimation process and methodology related to the allowance for loan losses.

     First Federal of Frankfort will consider increasing the allowance for loan losses if certain specific local market factors become apparent, or if the Bank adopts significant changes in underwriting policies or the types of loans originated. Specifically, if management finds that the number and level of assets to be classified as “doubtful” (as defined by OTS regulation) rises significantly, a corresponding significant increase in the allowance would be recorded. Otherwise, given current market and economic conditions in First Federal of Frankfort’s lending area and in the Bank’s underwriting policies, management’s experience in the last 15 years has been that losses on loans that become delinquent are rare and minimal and can be adequately covered by the current level of the allowance. Nationally, management will watch for issues that may negatively affect a significant percentage of homeowners in the Bank’s lending area. These may include significant increases in unemployment or significant inflation in home prices. Management reviews employment statistics periodically when determining the allowance for losses and generally finds the unemployment rate in the Bank’s lending area to be lower than in many other geographic regions. Management also believes that the housing stock in its lending area has risen steadily but not dramatically in the last several decades. Given the aforementioned indicators of economic stability, management does not foresee in the near term, any significant increases in the allowance for loan losses related to economic factors. Finally, management has no current plans to alter the type of lending or collateral currently offered, but if such plans change or market conditions result in large concentrations of certain types of loans, such as commercial real estate or high loan-to-value ratio residential loans, management would respond with an increase in the overall allowance for loan losses.

Comparison of Financial Condition at June 30, 2004 and 2003

     Assets. Frankfort First’s total assets changed very little from $138.3 million at June 30, 2003 to $138.1 million at June 30, 2004, a $200,000 difference. There were no significant changes in the composition of Frankfort First’s assets as loans receivable-net increased slightly from $124.6 million at June 30, 2003 to $125.3 million at June 30, 2004, an increase of $700,000. In recent years, Frankfort First’s loans receivable had been declining, but as the low-interest rate cycle continued during the fiscal year ended June 30, 2004, Frankfort First was able to maintain and slightly increase its loan portfolio. Frankfort First was generally able to maintain its strategy of emphasizing the origination of adjustable-rate mortgages over fixed-rate mortgages.

     Frankfort First’s allowance for loan losses remained constant at $82,000 at June 30, 2004 and 2003. The allowance represented approximately 0.07% of total assets and 22.0% of non-performing assets at June 30, 2004. Non-performing assets at June 30, 2004 and 2003 were $372,000 and $280,000, respectively, and consisted of loans past due 90 days or more but still accruing ($372,000 and $251,000, respectively) as well as real estate acquired in settlement of loans-net ($0 and $29,000, respectively). Of the non-performing assets at June 30, 2004, five loans totaling $232,000 (62.6% of total non-performing assets) were secured by single-family owner-occupied residences at a loan-to-value ratio below 80% based on the appraisals of the property made at the time the loans were originated. One loan totaling $40,000 (10.7% of total non-performing assets) was secured by a single-family residence at a loan-to-value ratio greater than 80% but on which Frankfort First had secured private mortgage insurance. Two loans to the same borrower and secured by the same single-family residence on which the loan-to-value ratio exceeded 80% (but was less than 90%) totaled $100,000 (26.7% of total non-performing assets).

     Liabilities. Frankfort First’s total liabilities increased slightly from $120.3 million at June 30, 2003 to $120.6 million, a change of $266,000. Deposits decreased by $597,000 or 0.8% while advances from the Federal Home Loan Bank increased by $701,000 or 1.6%.

     Shareholders’ Equity. Shareholders’ equity decreased $484,000 or 2.7% from $18.0 million at June 30, 2003 to $17.5 million at June 30, 2004. The decrease was primarily due to Frankfort First’s dividends paid or accrued during the year, which exceeded net earnings. Book value per share was $13.83 at June 30, 2004 compared to $14.35 at June 30, 2003.

Comparison of Operating Results for the Years Ended June 30, 2004 and 2003

     Net Earnings. Net earnings decreased by $362,000 or 27.5%, declining from $1.3 million for the fiscal year ended June 30, 2003 to $953,000 for the fiscal year ended June 30, 2004. The decrease was mostly attributable to a decrease in net interest income of $374,000 and to an increase in general, administrative, and other expense of $183,000.

     Net Interest Income. Net interest income decreased by $374,000 or 10.3% to $3.3 million for the year ended June 30, 2004 and was the result of declining interest income, which declined at a faster pace than interest expense. Between the periods, interest income decreased by $959,000 while interest expense decreased by only $585,000.

     Interest Income. Interest income totaled $7.7 million for the fiscal year ended June 30, 2004, a decrease of $959,000 or 11.1% compared to the fiscal year ended June 30, 2003. The decrease was primarily related to a decrease in interest income from loans, which decreased by $981,000 or 11.7% from $8.4 million for the fiscal year ended June 30, 2003 to $7.4 million for the fiscal year ended June 30, 2004.

     Management believes that, generally, rates paid on short-term investments and deposits are less than the rates that can be earned on mortgage loans and prefers to use excess funds to either make new loans or reduce advances. As such, the investment emphasis during the fiscal year ended June 30, 2004 was on loans and management expects that emphasis to continue.

     The decline in interest income was caused by the continuing decrease in the rates earned on Frankfort First’s assets, particularly mortgage loans. The weighted average yield earned on Frankfort First’s assets decreased 65 basis points from 6.29% for the fiscal year ended June 30, 2003 to 5.64% for the fiscal year ended June 30, 2004 mostly as a result of borrowers refinancing their loans and to new loans originated at lower rates. Management believes that while margin compression is affecting many financial institutions, Frankfort First’s earnings may have been impacted to a greater extent as management has continued to adhere to its longstanding techniques for managing interest rate risk, such as emphasizing investment in adjustable-rate mortgages as opposed to purchasing or originating higher-yielding fixed-rate investments. While this currently exacerbates the margin compression, such techniques should prove to be beneficial as market interest rates rise.

     Interest Expense. Interest expense decreased from $5.0 million for the year ended June 30, 2003 to $4.4 million for the year ended June 30, 2004, a decrease of $585,000 or 11.7%. The decrease was due primarily to a decrease in the interest paid on deposits, which decreased $497,000 or 21.2% to $1.8 million for the year ended June 30, 2004. The decrease in the interest paid on deposits was primarily attributable to a decrease in the average rate paid on deposits from year to year. The average rate paid on deposits decreased 64 basis points from 3.10% in fiscal 2003 to 2.46% in fiscal 2004. Interest expense from Federal Home Loan Bank advances decreased slightly to $2.6 million for the fiscal year ended June 30, 2004, a decrease of $88,000 or 3.3%. In general, rates paid on Federal Home Loan Bank advances are greater than rates paid on deposits. Management believes that, when compared to other sources of funds, Federal Home Loan Bank advances offer plans and terms that can be more easily matched to characteristics of Frankfort First’s interest-earning assets. This strategy may be altered as market conditions affect the terms, rates, and availability of retail deposits.

     It is generally considered that during the upcoming fiscal year, market rates will continue to increase, but the speed and certainty of that increase is not predictable. It is likely that the yield on First Federal of Frankfort’s loan portfolio could continue to decline during the initial period that market rates are increasing, due to continued repricing caused by refinancing and interest rate adjustments and to greater reluctance of borrowers with low interest rates to sell their homes or to refinance to higher rates. It is likely that the cost of deposits could increase at a faster pace than the yield on loans as the terms of most time deposit accounts have shortened considerably in the last few years as depositors have chosen shorter maturities in order to be able to react to higher rates. For these reasons, it is possible that First Federal of Frankfort’s interest rate spread could be compressed further as market rates increase.

     Provision for Losses on Loans. Frankfort First had no provision for losses on loans for the fiscal years ended June 30, 2004 and 2003. Frankfort First’s allowance for loan losses remained constant at $82,000. Management believed, on the basis of its analysis of the risk profile of Frankfort First’s assets, that it was appropriate to leave the allowance for loan losses at that level. In determining the appropriate provision, management considers a number of factors, including specific loans in Frankfort First’s portfolio, real estate market trends in Frankfort First’s market area, economic conditions, interest rates, and other conditions that may affect a borrower’s ability to comply with repayment terms. There can be no assurance that the allowance for loan losses (see “Comparison of Financial Condition at June 30, 2004 and 2003 — Assets” above) will be adequate to cover losses on non-performing assets in the future.

     Other Operating Income. Other operating income decreased from $71,000 for the year ended June 30, 2003 to $69,000 for the year ended June 30, 2004, a decrease of $2,000 or 2.8%. Other operating income is generally comprised of service charges and fees charged on loan and deposit accounts.

     General, Administrative and Other Expense. General, administrative and other expense increased $183,000 or 10.7% from $1.7 million for the year ended June 30, 2003 to $1.9 million for the year ended June 30, 2004. The increase was due primarily to an increase in employee compensation and benefits, which increased $184,000 or 18.9% to $1.2 million for the fiscal year ended June 30, 2004. This increase was primarily due to increases in Frankfort First’s pension expense and other expenses associated with employee compensation and benefits.

     Income Tax. The provision for federal income taxes decreased by $197,000 or 29.1% due primarily to a $559,000 or 28.0% decrease in pretax earnings year to year. The effective income tax rate for the year ended June 30, 2004 was 33.5% compared to 34.0% for the year ended June 30, 2003.

     Dividends. On September 14, 2001, Frankfort First announced a dividend policy whereby it will begin to pay a quarterly cash dividend of $0.28 per share, per quarter, payable on the 15th day of the month following the end of each quarter, to shareholders of record as of the last business day of each quarter. Although the board of directors has adopted this policy, the future payment of dividends is dependent upon Frankfort First’s financial condition, earnings, equity structure, capital needs, regulatory requirements, and economic conditions. During the year ended June 30, 2004, Frankfort First paid dividends totaling $1.4 million.

     Stock Repurchase. Frankfort First has utilized stock repurchase programs to increase earnings per share, increase Frankfort First’s return on equity, and to attempt to improve the market liquidity in Frankfort First’s stock. During the fiscal year ended June 30, 2004, Frankfort First did not have a repurchase program in place and did not repurchase any shares of its stock. However, during the fiscal year just ended 34,629 shares of stock options were exercised by the exchange of 22,124 previously outstanding shares. Frankfort First’s board and management continue to believe in the potential positive effects of a repurchase strategy and will continue to evaluate market conditions along with other possible uses of capital in determining the authorization of future repurchase programs, although it is not expected that Frankfort First will engage in any stock repurchase activity pending the outcome of the proposed acquisition by First Federal of Hazard.

Comparison of Financial Condition at June 30, 2003 and 2002

     Assets. Frankfort First’s total assets decreased $2.6 million or 1.9% to $138.3 million at June 30, 2003. The decrease was due primarily to a decrease in loans receivable, which totaled $124.6 million at June 30, 2003, a decrease of $6.6 million or 5.0%. Also contributing to the decrease in total assets was a decrease in cash and cash equivalents, which decreased $2.8 million or 57.9% from $4.8 million at June 30, 2002 to $2.0 million at June 30, 2003. Somewhat offsetting the decrease in loans receivable were increases in both certificates of deposit in other financial institutions and mortgage-backed securities. Certificates of deposit in other financial institutions increased

$3.0 million to $3.1 million at June 30, 2003, while mortgage-backed securities increased to $4.0 million over June 30, 2002.

     The decrease in loans receivable was largely related to declining interest rates from year to year, as borrowers generally chose to refinance their mortgages during a period of falling interest rates. Loan disbursements for the year ended June 30, 2003, totaled $28.7 million; however, principal repayments of $35.8 million resulted in the $6.6 million reduction. The fiscal year saw interest rates continue their decline to forty-plus-year lows thus keeping the refinancing market very active. Many of First Federal of Frankfort’s loans were refinanced with other lenders, primarily due to First Federal of Frankfort’s emphasis on originating adjustable-rate mortgages. In times of low prevailing rate conditions, borrowers are more likely to choose long-term, fixed-rate mortgages. First Federal of Frankfort, as a portfolio lender, at times, is not as competitive in its fixed-rate offerings. This is the result of an effort to maintain profits while minimizing its interest rate risk. During this period, some adjustable-rate mortgage borrowers chose to refinance into fixed-rate mortgages (in some cases with other lenders) and some fixed-rate mortgage borrowers chose to refinance to lower rates (again, in some cases with other lenders). The overall result was a decline in First Federal of Frankfort’s mortgage portfolio.

     Frankfort First’s allowance for loan losses remained constant at $82,000 at June 30, 2003 and 2002. The allowance represented approximately 0.06% of total assets and 29.3% of non-performing assets at June 30, 2003. Non-performing assets at June 30, 2003, and 2002, were $280,000 and $879,000, respectively, and consisted of loans past due 90 days or more but still accruing ($251,000 and $568,000, respectively) as well as real estate acquired in settlement of loans-net ($29,000 and $311,000, respectively).

     Liabilities. Frankfort First’s total liabilities decreased from $122.9 million at June 30, 2002, to $120.3 million at June 30, 2003, a decrease of $2.6 million or 2.1%. The decrease is attributed primarily to a net decrease in advances from the Federal Home Loan Bank (“advances”), which decreased $2.0 million or 4.4% to $43.0 million at June 30, 2003. Deposits decreased $274,000 or 0.4% to $75.6 million at June 30, 2003.

     Shareholders’ Equity. Shareholders’ equity decreased $67,000 or 0.4% from $18.1 million at June 30, 2002 to $18.0 million at June 30, 2003. At June 30, 2003, Frankfort First’s book value per share was $14.35 compared to $14.50 at June 30, 2002.

Comparison of Operating Results for the Years Ended June 30, 2003 and 2002

     Net Earnings. Net earnings remained constant at $1.3 million for the years ended June 30, 2003 and 2002, decreasing $12,000 or 0.9%. The decrease was primarily attributable to a decrease in net interest income of $187,000 and was partially offset by a $158,000 decrease in general, administrative and other expense.

     Net Interest Income. Net interest income decreased $187,000 or 4.9% to $3.6 million for the year ended June 30, 2003, compared to $3.8 million for the year ended June 30, 2002. A decrease in interest expense of $1.2 million between the two fiscal years was more than offset by a decrease in interest income of $1.3 million during the same time frame.

     Interest Income. Interest income totaled $8.7 million for the year ended June 30, 2003, a decrease of $1.3 million or 13.4% compared to $10.0 million for the year ended June 30, 2002. The decrease was related primarily to a decrease in interest income from loans, which decreased $1.3 million or 13.4% from $9.7 million for the year ended June 30, 2002, to $8.4 million for the year ended June 30, 2003. Also contributing to the decrease in interest income was a $40,000 or 17.0% decrease in interest-bearing deposits and other from $235,000 for the year ended June 30, 2002 to $195,000 for the year ended June 30, 2003.

     Management believes that, generally, rates paid on short-term investments and deposits are less than the rates that can be earned on mortgage loans, and prefers to use excess funds to either make new loans or reduce advances. As such, the investment emphasis during the year ended June 30, 2003, was on loans and management expects that emphasis to continue. However, in response to lower overall loan demand, Frankfort First has invested excess liquidity into certificates of deposit in other financial institutions and mortgage-backed securities and may continue to do so depending on loan demand.

     Frankfort First’s net decrease in interest income from loans from year to year was attributable primarily to a decrease in the volume of the portfolio. The average balance of the loan portfolio decreased $10.2 million or 7.5% to $125.4 million for the year ended June 30, 2003 compared to the year ended June 30, 2002. The average yield on Frankfort First’s loan portfolio decreased 46 basis points from 7.16% for the fiscal year ended June 30, 2002 to 6.70% for the fiscal year ended June 30, 2003. The decrease in interest income from interest-bearing deposits and other is a result of a decrease in the average rate earned on Frankfort First’s liquid assets. Management expects to continue its strategy of investing, to the fullest extent possible, in mortgage loans as opposed to other investment alternatives, to the extent that such loans are profitable and compatible with Frankfort First’s interest rate risk strategies.

     The decrease in yield on Frankfort First’s loan portfolio is a result of downward adjustments of rates on adjustable rate mortgages, borrowers refinancing to lower rates, and the customary replacement of older, higher-yielding loans in the portfolio with newer, lower-yielding loans (as a result of home sales, scheduled repayment, etc.) First Federal of Frankfort’s primary product, the adjustable rate mortgage, falls from favor somewhat in periods of falling or low prevailing interest rates. Still, Management believes the origination of this loan provides the best blend of yield and interest rate risk protection and will continue to emphasize its origination.

     Interest Expense. Interest expense decreased from $6.2 million for the year ended June 30, 2002 to $5.0 million for the year ended June 30, 2003, a decrease of $1.2 million or 18.7%. The decrease was due primarily to a decrease in the interest paid on deposits, which decreased $1.0 million or 30.4% to $2.3 million for the year ended June 30, 2003. The decrease in the interest paid on deposits was primarily attributable to a decrease in the average rate paid on deposits from year to year. The average rate paid on deposits decreased 112 basis points from fiscal 2002 to fiscal 2003. Also contributing to the decrease in interest expense on deposits was a decrease in the average balance of deposits, which decreased $4.2 million or 5.3% from $79.8 million average deposits for the fiscal year ended June 30, 2002, to $75.6 million average deposits for the fiscal year ended 2003. Interest expense from Federal Home Loan Bank advances decreased $128,000 or 4.6% to $2.7 million for the fiscal year ended June 30, 2003. In general, rates paid on Federal Home Loan Bank advances are greater than rates paid on deposits. Management believes that, when compared to other sources of funds, Federal Home Loan Bank advances offer plans and terms that can be more easily matched to characteristics of Frankfort First’s interest-earning assets. This strategy may be altered as market conditions affect the terms, rates, and availability of retail deposits.

     Provision for Losses on Loans. Frankfort First had no provision for losses on loans for the fiscal year ended June 30, 2003, compared to a $1,000 provision for the year ended June 30, 2002. Frankfort First’s allowance for loan losses remained constant at $82,000 at June 30, 2003 and 2002. Management believed, on the basis of its analysis of the risk profile of Frankfort First’s assets, that it was appropriate to leave the allowance for loan losses at that level. In determining the appropriate provision, management considers a number of factors, including specific loans in Frankfort First’s portfolio, real estate market trends in Frankfort First’s market area, economic conditions, interest rates, and other conditions that may affect a borrower’s ability to comply with repayment terms. There can be no assurance that the allowance for loan losses (see “Comparison of Financial Condition at June 30, 2003 and 2002 — Assets” above) will be adequate to cover losses on non-performing assets in the future.

     Other Operating Income. Other operating income increased from $62,000 for the year ended June 30, 2002 to $71,000 for the year ended June 30, 2003, an increase of $9,000 or 14.5%. Other operating income is generally comprised of service charges and fees charged on loan and deposit accounts.

     General, Administrative and Other Expense. General, administrative and other expense decreased $158,000 or 8.5% from $1.9 million for the year ended June 30, 2002 to $1.7 million for the year ended June 30, 2003. The decrease was due primarily to a decrease in employee compensation and benefits, which decreased $179,000 or 15.5% to $973,000 for the fiscal year ended June 30, 2003. The decrease in employee compensation and benefits was primarily related to a change in Frankfort First’s deferred compensation program, which greatly reduced the volatility of this expense as Frankfort First’s stock price fluctuates.

     Income Tax. The provision for federal income taxes decreased by $7,000 or 1.0% due primarily to a $19,000 or 0.9% decrease in pretax earnings year to year. The effective income tax rates for the years ended June 30, 2003 and 2002 were 34.0% for each of those years.

     Dividends. Frankfort First paid a quarterly dividend of $0.28 per share, totaling $1.4 million for the fiscal year ended June 30, 2003.

     Stock Repurchase. Frankfort First has utilized stock repurchase programs to increase earnings per share, increase Frankfort First’s return on equity, and to attempt to improve the market liquidity in Frankfort First’s stock. During the fiscal year ended June 30, 2003, Frankfort First did not repurchase any shares of its stock, due largely to an increase in the market price of Frankfort First’s shares.

Liquidity and Capital Resources

     Since July 7, 1995, Frankfort First has had no business other than that of First Federal of Frankfort and investment of the portion of the net conversion proceeds retained by Frankfort First. Management believes that dividends that may be paid from First Federal of Frankfort to Frankfort First will provide sufficient funds for its future operations, including the servicing of any debt which may exist. Frankfort First’s primary sources of liquidity are dividends paid by First Federal of Frankfort. First Federal of Frankfort is subject to certain regulatory limitations with respect to the payment of dividends to Frankfort First. At June 30, 2004, First Federal of Frankfort exceeded all regulatory minimum capital requirements.

     First Federal of Frankfort’s primary sources of funds are (i) cash generated from operations, (ii) deposits, (iii) principal repayments on loans, and (iv) advances from the Federal Home Loan Bank. As reflected in the consolidated statements of cash flows of Frankfort First’s consolidated financial statements included in this prospectus, net cash flow provided by operating activities for fiscal years 2004, 2003, and 2002 was $1.1 million, $890,000, and $1.6 million, respectively.

     Net cash used in investing activities was $692,000 for fiscal year 2004 while net cash provided by investing activities for fiscal years 2003 and 2002 was $35,000 and $7.0 million, respectively. Amounts of cash provided by or used by investing activities fluctuate from period to period primarily as a result of the volume of principal repayments on loans and loan disbursements.

     Net cash used in financing activities was $1.3 million, $3.6 million and $10.5 million for fiscal years 2004, 2003, and 2002, respectively.

     The primary investing activity of First Federal of Frankfort is the origination of mortgage loans. During the years ended June 30, 2004, 2003, and 2002, First Federal of Frankfort originated loans of $30.6 million, $28.7 million and $25.8 million, respectively. Other investing activities may include investment in Federal agency issues, Federal Home Loan Bank certificates of deposit and insured certificates of deposit in other institutions. First Federal of Frankfort may in the future consider other investing activities that may provide higher yields. The primary financing activity of First Federal of Frankfort is the attraction of savings deposits, though First Federal of Frankfort has somewhat reduced its reliance on deposits as a source of funds in recent periods due to the competitive conditions in First Federal of Frankfort’s market area.

     First Federal of Frankfort is required to maintain sufficient liquidity to ensure its safe and sound operation. In the past First Federal of Frankfort has had to maintain minimum levels of liquid assets as defined by Office of Thrift Supervision regulations. This requirement was based upon a percentage of deposits and short-term borrowings. The required minimum ratio at June 30, 2000 was 4.0%. However, the requirement, which may be changed at the direction of the Office of Thrift Supervision depending upon economic conditions and deposit flows, was changed in 2001, when the Office of Thrift Supervision issued an interim final rule eliminating the requirement that each savings association maintain an average daily balance of liquid assets of at least 4% of its liquidity base. First Federal of Frankfort’s average daily liquidity during June 2004, 2003 and 2002 was 8.73%, 16.1% and 8.7%, respectively. Historically, management maintained a relatively high level of liquidity in order to retain flexibility in terms of investment opportunities and deposit pricing. In recent years, however, management has sought to maintain a lower level of liquidity in order to minimize interest expense. The result of such action could adversely affect net earnings in future periods. Should significant demands for cash occur, First Federal of Frankfort has access to immediately available short-term Federal Home Loan Bank advances. At June 30, 2004, First Federal of Frankfort had a borrowing capacity of $47.1 million from the Federal Home Loan Bank. See “—Comparison of Financial Condition at June 30, 2004 and 2003” and “— Comparison of Financial Condition at June 30, 2003 and 2002” above.

     First Federal of Frankfort’s most liquid asset is cash held in interest-bearing demand and overnight deposit accounts at the Federal Home Loan Bank. The level of cash available at any point in time is dependent on First Federal of Frankfort’s operating, financing and investing activities during any given period. At June 30, 2004, 2003 and 2002, cash and cash equivalents totaled $1.1 million, $2.0 million and $4.8 million, respectively.

     Management believes that First Federal of Frankfort will have sufficient funds available to meet its current commitments. At June 30, 2004, First Federal of Frankfort had commitments to originate loans of $2.3 million. Additionally, First Federal of Frankfort was obligated under undisbursed loans in process and unused lines of credit totaling $8.4 million. Certificates of deposit which were scheduled to mature in less than one year at June 30, 2004 totaled $32.1 million. On the basis of historical experience, management believes that a significant portion of such deposits will remain with First Federal of Frankfort.

Commitments and Contractual Obligations

     On June 30, 2004, First Federal of Frankfort had $2.3 million in commitments to originate one- to four-family residential mortgages, $7.9 million in unused lines of credit on one- to four-family dwelling units and $206,000 in unused lines of credit on nonresidential real estate, as well as undisbursed construction loans of $112,000. Certificates of deposit due within one year of June 30, 2004 totaled $28.7 million, or 38.3% of total deposits. If these deposits do not remain with us, we might be required to seek other sources of funds, including other certificates of deposit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before June 30, 2005. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

     The following table sets forth our contractual obligations and loan commitments as of June 30, 2004.

	Payments Due by Period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years
	(In thousands)
Federal Home Loan Bank advances	$43,718	$3,220	$1,233	$9,581	$29,684

Total contractual obligations	$43,718	$3,220	$1,233	$9,581	$29,684

One- to four-family residential real estate	$2,318	$2,318	$—	$—	$—
Unused lines of credit	8,153	8,153	—	—	—
Undisbursed loans	112	112	—	—	—

Total commitments	$10,583	$10,583	$—	$—	$—

Off-Balance Sheet Arrangements

     As of the date of this prospectus, Frankfort First does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on Frankfort First’s financial condition, change in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. First Federal of Frankfort does have commitments to originate loans in the ordinary course of business, as disclosed above. The term “off-balance sheet arrangement” generally means any transaction, agreement, or other contractual arrangement to which an entity unconsolidated with Frankfort First is a party under which Frankfort First has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Impact of Recent Accounting Pronouncements

     In April 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” which clarifies certain implementation issues raised by constituents and amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to include the conclusions reached by the FASB on certain FASB Staff Implementation Issues that, while inconsistent with Statement 133’s conclusions, were considered by the Board to be preferable; amends SFAS No. 133’s discussion of financial guarantee contracts and the application of the shortcut method to an interest-rate swap agreement that includes an embedded option and amends other pronouncements.

     The guidance in Statement 149 is generally effective for new contracts entered into or modified after June 30, 2003 and for hedging relationships designated after that date.

     Management adopted SFAS No. 149 effective July 1, 2003, as required, without material effect on the Association’s financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 requires an issuer to classify certain financial instruments as liabilities, including mandatorily redeemable preferred and common stocks.

     SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003 (July 1, 2003 as to Frankfort First). The effect of adopting SFAS No. 150 must be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. Management adopted SFAS No. 150 effective July 1, 2003, without material effect on Frankfort First’s financial statements.

     In December 2003, the FASB issued FASB Interpretation No. 46(R) (“FIN 46(R)”), “Consolidation of Variable Interest Entities.” FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns, or both. FIN 46(R) also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46(R) apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements of FIN 46(R) apply to existing entities in the first fiscal year ending after December 15, 2004. Frankfort First does not have any variable interest entities, therefore the adoption of FIN 46(R) had no effect on Frankfort First’s financial statements.

     In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 03-01 “The Meaning of Other-than-Temporary Impairment and its Application to Certain Investments.” EITF 03-01 requires that unrealized losses on investment securities that are deemed other-than-temporary be recorded as an adjustment to operations. The Statement applies both to securities designated as held to maturity and those designated as available for sale. EITF 03-01 provides that unrealized losses may be viewed as other-than-temporary as a result not only due to deterioration of the credit quality of the issuer, but due to changes in the interest rate environment as well. An investor must be able to demonstrate the positive ability and intent to hold such securities until a forecasted recovery takes place or until maturity of the security. EITF 03-01 requires separate disclosure related to unrealized losses for securities that have been in an unrealized loss position for a period of less than twelve months and for those that have been in an unrealized loss position for a period greater than twelve months, for financial statements issued for years ending after December 15, 2003. The loss recognition provisions of other-than-temporary losses under EITF 03-01 are effective September 30, 2004. It is management’s belief that, given Frankfort First’s liquidity position, and assuming no credit quality concerns, EITF 03-01 will have no material effect on Frankfort First’s financial statements.

     In March 2004, the FASB issued a proposed Statement, “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The proposed Statement would eliminate the ability to account for share-based compensation transactions, including stock option grants, using APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally would require instead that such transactions be accounted for using a fair-value-based method. Issuance of the final standards and adoption by Frankfort First, post-reorganization, would be expected to result in recognition of compensation expense for the effect of stock option grants in future periods.

Impact of Inflation and Changing Prices

     The consolidated financial statements of Frankfort First and notes thereto, presented in this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which required the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased costs of Frankfort First’s operations. Unlike most industrial companies, nearly all of the assets and liabilities of Frankfort First are monetary. As a result, interest rates have a greater impact on Frankfort First’s performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Management of Kentucky First

Directors of Kentucky First

     Initially, the board of directors of Kentucky First will consist of four current directors of First Federal of Hazard, two current directors of Frankfort First and Don D. Jennings, the current President of Frankfort First. David R. Harrod and Herman D. Regan, current directors of Frankfort First, and Mr. Jennings will be appointed to the board of directors of Kentucky First upon consummation of the merger. The board of directors of Kentucky First will be elected to terms of three years, approximately one-third of whom are elected annually. All of the directors of Kentucky First are independent under the current listing standards of the Nasdaq Stock Market, except for Tony D. Whitaker, Stephen G. Barker and Mr. Jennings. We will employ Messrs. Whitaker and Jennings as officers. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of June 30, 2004.

     The following directors will have terms ending in 2005:

     Walter G. Ecton, Jr. has been a director of First Federal of Hazard since 2004. Mr. Ecton has been engaged in the private practice of law in Richmond, Kentucky since 1979. Age 50.

     Don D. Jennings has been the President and Chief Executive Officer of Frankfort First since 2000 and Executive Vice President, director and Secretary of First Federal of Frankfort since 1998. He has been employed by First Federal of Frankfort since 1991. He serves as Treasurer of Frankfort/Franklin County CrimeStoppers. Age 39.

     The following directors have terms ending in 2006:

     Stephen G. Barker has been a director of First Federal of Hazard since 1997. Mr. Barker has been in the private practice of law in Hazard, Kentucky since 1980 and has served as Assistant General Counsel to the Kentucky River Properties, LLC since 1985. Age 50.

     Tony D. Whitaker has been President and Chief Executive Officer since 1997 and a director of First Federal of Hazard since 1993. Mr. Whitaker was President of First Federal Savings Bank in Richmond, Kentucky

from 1980 until 1994. From 1994 until 1996, Mr. Whitaker was the President of the central Kentucky region and served on the Board of Great Financial Bank, a $3 billion savings and loan holding company located in Louisville, Kentucky. Mr. Whitaker served as a director of the Federal Home Loan Bank of Cincinnati from 1991 to 1997 and has served on the Board of America’s Community Bankers since 2001. Mr. Whitaker has served on the Board of Directors of Pentegra Group, Inc., a financial services company specializing in retirement benefits, since 2002. Age 58.

     David R. Harrod is a certified public accountant and is a principal of Harrod and Associates, P.S.C., a Frankfort, Kentucky-based accounting firm. Age 45.

     The following directors have terms ending in 2007:

     William D. Gorman has been a director of First Federal of Hazard since 2003. Mr. Gorman has served as mayor of Hazard, Kentucky since 1978. Age 80.

     Herman D. Regan, Jr. served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994. Age 75.

Directors of First Federal of Hazard and First Federal MHC

     First Federal of Hazard’s board of directors is presently composed of five members who are elected for terms of three years, approximately one-third of whom are elected annually. The current members of First Federal of Hazard’s board of directors will continue as the directors of First Federal of Hazard and First Federal MHC following consummation of the merger. All of the directors of First Federal of Hazard are independent under the current listing standards of the Nasdaq Stock Market, except for Stephen G. Barker and Tony D. Whitaker. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of June 30, 2004.

     The following directors have terms ending in 2005: Lewis A. Hopper has been a director of First Federal of Hazard since 1977. Mr. Hopper is a retired coal mining operations owner, real estate investor and insurance adjuster. Age 91.

     The following directors have terms ending in 2006:

     Stephen G. Barker, see “— Directors of Kentucky First.”

     William D. Gorman, see “— Directors of Kentucky First.”

     The following directors have terms ending in 2007:

     Tony D. Whitaker, see “— Directors of Kentucky First.”

     Walter G. Ecton, Jr., see “— Directors of Kentucky First.”

Executive Officers of Kentucky First

Our executive officers are elected annually by the board of directors and serve at the board’s discretion. Upon consummation of the reorganization and the merger, the executive officers of Kentucky First will be:

Name	Position
Tony D. Whitaker	Chairman of the Board and Chief Executive Officer of Kentucky First, and President and Chief Executive Officer of First Federal MHC and First Federal of Hazard

Don D. Jennings	President and Chief Operating Officer of Kentucky First and Executive Vice President of First Federal of Frankfort

R. Clay Hulette	Vice President, Chief Financial Officer and Treasurer of Kentucky First and Vice President of First Federal of Frankfort

Roy L. Pulliam, Jr.	Vice President and Secretary of Kentucky First and First Federal of Hazard

Messrs. Jennings and Hulette will be appointed to their respective positions upon consummation of the merger.

     Below is information regarding the executive officers of Kentucky First who are not also directors of Kentucky First after completion of the merger. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of June 30, 2004.

     R. Clay Hulette has been Vice President, Treasurer and Chief Financial Officer of Frankfort First since 2000. He also serves as Vice President of First Federal of Frankfort, at which he has been employed since 1997. He is a Certified Public Accountant and is also licenced to sell certain insurance and investment products, which he does on behalf of First Federal of Frankfort. Age 42.

     Roy L. Pulliam, Jr. has been Vice President and Secretary of First Federal of Hazard since 1970. Age 66.

Management of First Federal of Hazard and First Federal of Frankfort after the Merger

     Currently, Messrs. Whitaker and Pulliam, President and Secretary of First Federal Hazard, respectively, constitute the executive officers of First Federal of Hazard. There will be no change in the management structure of First Federal of Hazard in connection with the reorganization and the merger. For information regarding Messrs. Whitaker and Pulliam, see “Management of Kentucky First — Directors of Kentucky First — Executive Officers of Kentucky First.” As a separate subsidiary of Kentucky First following consummation of the merger, First Federal of Frankfort’s current directors and officers will remain in their positions following the merger. For more information regarding First Federal of Frankfort’s directors and officers, see “Management of Frankfort First — Directors of Frankfort First — Executive Officers of Frankfort First.”

Meetings and Committees of the Board of Directors of First Federal of Hazard

     First Federal of Hazard conducts business through meetings of its board of directors and its committees. During the year ended June 30, 2004, the board of directors of First Federal of Hazard held 12 regular meetings and one special meeting.

     First Federal of Hazard’s board of directors has standing Audit, Proxy and Executive Committees, among others.

     The Audit Committee, consisting of Messrs. Ecton, Gorman and Hopper, is responsible for developing and monitoring internal and external audit and compliance programs. The committee also receives and reviews all the reports and findings and other information presented to them by First Federal of Hazard’s officers regarding financial reporting policies and practices. Mr. Hopper is the Audit Committee Chairman. This committee met four times during the year ended June 30, 2004.

     The Executive Committee, consisting of Tony D. Whitaker, Lewis A. Hopper and Stephen G. Barker, determines annual grade and salary levels for employees and establishes personnel policies. Mr. Tony D. Whitaker is the Executive Committee Chairman. This committee did not meet during the year ended June 30, 2004.

     The Proxy Committee consisting of all directors, is responsible for the annual selection of management’s nominees for election as directors. Mr. Tony D. Whitaker is the Proxy Committee Chairman. This committee met once in 2004 to nominate the individuals for election at the 2004 annual meeting.

     In addition, the board of directors has Appraisal, Loan, Investment, Loan Collection and Asset and Liability Committees.

Committees of the Board of Directors of Kentucky First

     In connection with our formation, the following committees will be established:

     The Audit Committee will consist of Messrs. Ecton, Harrod, Gorman and Regan and be responsible for ensuring that we maintain reliable accounting policies and financial reporting processes and reviewing the work of our independent accountants and internal auditors to determine their effectiveness. Mr. Harrod will be the Audit Committee Chairman. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The board of directors has determined that Mr. Harrod is an audit committee financial expert under the rules of the Securities and Exchange Commission.

     The Compensation Committee will consist of Messrs. Ecton, Gorman and Regan and be responsible for determining annual grade and salary levels for our employees and establishing our personnel policies. Mr. Regan will be the Compensation Committee Chairman. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

     The Nominating/Corporate Governance Committee will consist of Messrs. Ecton, Gorman and Regan and be responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to our corporate governance policy. Mr. Ecton will be the Nominating Committee Chairman. Each member of the Nominating Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

Each of the committees listed above will operate under a written charter, which will govern its composition, responsibilities and operations.

Corporate Governance Policies and Procedures

In addition to establishing committees of the board of directors, we will also adopt several policies to govern the activities of us and First Federal of Frankfort, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy will set forth:

(1)	the duties and responsibilities of each director;

(2)	the composition, responsibilities and operation of the board of directors;

(3)	the establishment and operation of Board committees;

(4)	succession planning;

(5)	appointing an independent lead director and convening executive sessions of independent directors;

(6)	the board of directors’ interaction with management and third parties; and

(7)	the evaluation of the performance of the board of directors and of the chief executive officer.

    The code of business conduct and ethics, which will apply to all employees, officers and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors’ Compensation

     Fees. Each director of First Federal of Hazard receives an annual retainer of $10,800. In addition, each non-employee director receives $100 per Investment Committee meeting attended. Each non-employee director of Kentucky First will receive a quarterly retainer of $900 and each member of the Kentucky First Audit Committee will receive $900 per meeting attended on a date on which there is not also a meeting of the full board of directors.

     Other Compensation. On August 5, 2004, First Federal of Hazard’s board of directors ratified management’s decision to provide Director Hopper and then serving Director J. Keller Whitaker with a payment of $50,000 each, payable upon their deaths or at any prior time, as determined by the board of directors in its sole discretion. These payments were made in recognition and commendation of the long-standing service and contributions of Mr. Hopper and J. Keller Whitaker during their tenure on the board of directors. Pursuant to this action, First Federal of Hazard made a payment of $50,000 upon the death of Director J. Keller Whitaker in October 2004.

Executive Compensation

     Summary Compensation Table. The following information is provided for Tony D. Whitaker, our President. Mr. Whitaker is the only executive officer of First Federal of Hazard who received salary and bonus totaling $100,000 or more during the year ended June 30, 2004.

	Annual Compensation (1)			All Other
Name and Position	Year	Salary	Bonus	Compensation (2)
Tony D. Whitaker	2004	$150,000	$18,750	$18,108
President	2003	150,000	18,750	18,108
	2002	150,000	18,750	18,108

(1)	Does not include the aggregate amount of perquisites or other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.

(2)	For fiscal year 2004, consists of $7,308 in health and life insurance benefits and $10,800 in board of directors fees.

     Employment Agreements. Kentucky First and First Federal of Hazard anticipate that they will enter into separate employment agreements with Tony D. Whitaker, Chairman of the Board of Kentucky First and President and Chief Executive Officer of First Federal of Hazard upon completion of the reorganization and the merger. Kentucky First and First Federal of Frankfort also will enter into separate employment agreements with Don D. Jennings and R. Clay Hulette. First Federal of Frankfort will enter into employment agreements with Danny A. Garland and Teresa Kuhl. The continued success of Kentucky First, First Federal of Hazard and First Federal of Frankfort depends to a significant degree on the maintenance of a stable and competent management base following the offering and merger and the skills and competence of these officers.

     The employment agreements will provide for three-year terms, renewable on an annual basis for an additional year upon review and extension by the respective Boards of Directors of Kentucky First, First Federal of Hazard and First Federal of Frankfort. The employment agreements establish base salaries of $164,400 for Mr. Whitaker, $100,000 for Mr. Jennings, $88,200 for Mr. Garland, $85,000 for Mr. Hulette, and $48,033 for Ms. Kuhl. The respective Boards of Directors will review the base salaries each year in order to consider any appropriate changes. In addition to base salaries, the employment agreements provide for, among other things, participation in stock-based and other benefit plans, as well as certain fringe benefits.

     The employment agreements also provide that Kentucky First and First Federal of Hazard (for Mr. Whitaker), Kentucky First and First Federal of Frankfort (for Messrs. Jennings and Hulette) and First Federal of Frankfort (for Ms. Kuhl and Mr. Garland) may terminate the executive’s employment for cause, as defined in the agreements, at any time. No compensation or benefits are payable upon an executive’s termination for cause. The executives may also voluntarily terminate their employment by providing 90 days prior written notice. Upon voluntary termination, the executives receive only compensation and vested benefits through the termination date.

     The agreements terminate upon the death of an executive, and the executive’s estate receives any compensation due through the last day of the calendar month of death. The agreements also allow the appropriate boards to terminate an executive employment due to disability, as defined in the agreements. A disabled executive receives any compensation and benefits provided for under the agreement for any period prior to termination during which the executive was unable to work due to disability. The executive also may receive disability benefits under the Company’s or the applicable bank’s long-term disability plan(s) without reduction for any payments made under the employment agreement. During a period of disability, to the extent reasonably capable of doing so, the executive agrees to provide assistance and undertake reasonable assignments for the employers.

     If Kentucky First or either bank terminates the executive’s employment without cause, or if the executive resigns under specified circumstances that constitute constructive termination, the executive, or if he dies, his beneficiary, receives his base salary and continued employee benefits for the remaining term of the agreement, as well as continued health, life and disability coverage under the same terms such coverage is provided to other senior executives, or comparable individual coverage.

     Under the employment agreements, if, within one year after a change in control (as defined in the agreements), an executive voluntarily terminates employment under circumstances discussed in the agreement, or involuntarily terminates employment, the executive receives a cash payment equal to three times the executive’s average annual compensation over the five most recently completed calendar years preceding the change in control. The executive also receives continued employee benefits and health, life and disability insurance coverage for thirty-six months following termination of employment.

     Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of their base amount, and the employer is not entitled to deduct any parachute payments over the base amount. The agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G. If a change in control occurred following completion of the merger and prior to December 31, 2004, and we terminated the officers covered by employment agreements, each executive would generally be entitled to receive severance of one dollar less than three times his or her average annual compensation over the five preceding taxable years. Based on each executive’s average annual compensation as reported on Form W-2 for the years 1999-2003, we have estimated the total amount of the change in control payments at approximately $1,314,456.

     The agreements also require the executives to agree not to compete with Kentucky First, First Federal of Hazard or First Federal of Frankfort for one year following a termination of employment, other than in connection with a change in control. Kentucky First or the applicable bank will pay or reimburse the executive for all reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation regarding the employment agreement, if the executive is successful on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide the executives with indemnification to the fullest extent legally allowable. Although payments under the employment agreements may be made by either the Company or the Bank, the executives will not receive any duplicative payments under their agreements.

     Supplemental Executive Retirement Plan. Following the reorganization, First Federal of Hazard will implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership and pension plans. The plan will provide participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to designated officers that cannot be provided under the pension or employee stock ownership plans as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the supplemental executive retirement plan will provide participants with a benefit equal to what they would have received under the employee stock ownership plan, had they remained employed throughout the term of the loan, less the benefits actually provided under the plan on the participant’s behalf. A participant’s benefits generally become payable upon a change in control of Kentucky First or its subsidiaries. The Board intends to designate Tony D. Whitaker as a participant in the supplemental executive retirement plan. In the future, other officers may be selected to participate.

     First Federal of Hazard may utilize a grantor trust in connection with the supplemental executive retirement plan, in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of general creditors in the event of insolvency, until paid to a participant according to the terms of the supplemental executive retirement plan.

Benefit Plans

     Employee Severance Compensation Plans. In connection with the stock offering, First Federal of Hazard and First Federal of Frankfort expect to adopt employee severance compensation plans, to provide severance benefits to eligible employees of First Federal of Hazard and First Federal of Frankfort whose employment terminates in connection with a change in control. Employees become eligible for severance benefits if they have completed a minimum of one year of service and have not entered into a separate employment or change in control-related agreement. Under the severance plans, if an eligible employee terminates employment involuntarily or voluntarily under certain specified circumstances after a change of control, the individual will receive a severance payment equal to one month’s compensation for each year of service, up to a maximum payment equal to 12 months of compensation. Based solely on fiscal 2004 cash compensation and assuming a change in control occurred on June 30, 2004, and all eligible employees of First Federal of Hazard and First Federal of Frankfort became entitled to receive severance under the plans, the aggregate payments due would equal approximately $852,000.

     First Federal of Hazard Retirement Plan. First Federal of Hazard participates in the Financial Institution Retirement Plan (the “Retirement Plan”) to provide retirement benefits for eligible employees. Employees are eligible to participate in the Retirement Plan after the completion of one year of employment and attainment of age 21. The formula for normal retirement benefits payable annually under the plan is 2% of the average of the participant’s highest five years of compensation multiplied by the participant’s years of service. Participant’s may also receive a reduced early retirement benefit under the plan upon attainment of age forty-five and satisfaction of the plan’s vesting requirements, as discussed below.

     Participants generally have no vested interest in Retirement Benefits prior to their completion of five years of service. Following the completion of five years of vesting service, or upon attainment of age 65, death or termination of employment due to disability, participants automatically become 100% vested in their accrued benefit under the Retirement Plan. The table below reflects the annual pension benefit payable to a participant assuming various levels of earnings and years of service. The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants. As of June 30, 2004, Tony D. Whitaker had 32 years of credited service under the retirement plan.

	Years of Benefit Service
Final Average Earnings	15	20	25	30	35
$50,000	15,000	20,000	25,000	30,000	35,000
75,000	22,500	30,000	37,500	45,000	52,500
100,000	30,000	40,000	50,000	60,000	70,000
125,000	37,500	50,000	62,500	75,000	87,000
150,000	45,000	60,000	75,000	90,000	105,000

     Employee Stock Ownership Plan. In connection with the offering, the board of directors of First Federal of Hazard will adopt an employee stock ownership plan for eligible employees of First Federal of Hazard. Eligible employees who are 21 years old and employed by First Federal of Hazard as of the closing date of the offering will participate in the plan as of that date. New employees of First Federal of Hazard who are 21 years old and have been credited with at least one year of service with First Federal of Hazard will be eligible to participate in the employee stock ownership plan as of the first entry date following their completion of the plan’s eligibility requirements.

     First Federal of Hazard expects to engage an independent third party trustee to purchase 3.92% of the shares issued in the reorganization and merger, including shares issued to First Federal MHC, on behalf of the employee stock ownership plan. This would range between 216,580 shares and 293,020 shares at the minimum and maximum, respectively, of the offering range. If 8,596,250 shares are sold in the offering at the adjusted maximum of the offering range, the employee stock ownership plan will purchase 336,973 shares. It is anticipated that the employee stock ownership plan will fund its stock purchase in the offering through a loan from Kentucky First. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from First Federal of Hazard’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan will equal the prime rate as published in The Wall Street Journal on the closing date of the offering. See “Pro Forma Data.”

     In any plan year, First Federal of Hazard may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Kentucky First. The timing, amount and manner of discretionary contributions will be affected by several factors, including regulatory policies, applicable laws and regulations and market conditions. First Federal of Hazard’s contributions to the employee stock ownership plan are not fixed, so benefits payable under the plan cannot be estimated.

     Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions and shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

     Upon completing one year of service, participants commence vesting in their employee stock ownership plan benefits at a rate of 20% per year for each year of continuous service with First Federal of Hazard. A participant becomes fully vested at retirement, upon death or disability, upon a change in control or upon termination of the plan. Participants generally receive distributions of their vested ESOP benefits upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment are reallocated among the remaining plan participants.

     Plan participants may direct the trustee on how to vote common stock credited to their accounts. The trustee votes all allocated shares as instructed by plan participants. The trustee votes unallocated and uninstructed shares in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

     Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants’ accounts. See “Pro Forma Data.”

     The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. First Federal of Hazard intends to request a favorable determination letter from the Internal Revenue Service regarding the plan’s tax-qualified status. First Federal of Hazard expects, but cannot guarantee, that it will receive a favorable determination letter from the IRS.

     Future Stock-Based Incentive Plan. Following the offering, Kentucky First plans to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock. Under the Plan, the Company expects that shares of restricted stock, in an amount up to 1.96% of the shares outstanding following the reorganization and the merger, including shares issued to First Federal MHC, may be awarded at no cost to the recipient. The Company also expects that stock options, in an amount up to 4.9% of the shares outstanding following the reorganization and the merger, including shares issued to First Federal MHC, may be granted at an exercise price equal to 100% of the fair market value of the common stock on the option grant date.

     Kentucky First may fund the stock-based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Kentucky First common stock. The acquisition of additional authorized, but unissued, shares by the stock-based incentive plan after the offering will dilute the interests of existing shareholders. See “Pro Forma Data.”

     Restricted stock awards and stock options generally vest ratably over a certain period of time (e.g., a five-year period, which is required if the Company implements the plan within one year of the date of the reorganization), but Kentucky First may also make vesting contingent upon the satisfaction of certain conditions, such as performance goals, established by the board of directors or the committee charged with administering the plan. The Company expects that all outstanding awards would accelerate and become fully vested in the event of a change in control of Kentucky First.

     Kentucky First will submit the stock-based incentive plan to shareholders for approval no earlier than six months after the reorganization, at which time Kentucky First will provide shareholders with detailed information about the plan.

Transactions with First Federal of Hazard

     Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by First Federal of Hazard and First Federal of Frankfort to our executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. First Federal of Hazard and First Federal of Frankfort are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

     In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of First Federal of Hazard’s or First Federal of Frankfort’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the board of directors. See “Regulation and Supervision—Regulation of Federal Savings Associations—Transactions with Related Parties.”

     We had $276,000 of loans outstanding to our executive officers and directors at June 30, 2004.

Indemnification for Directors and Officers

     Our bylaws provide that we will indemnify all of our officers, directors and employees to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under federal law. Indemnification shall be made only if: (i) final judgment on the merits is in his or her favor; or (ii) in case of settlement, final judgment against him or her, or final judgment in his or her favor, other than on the merits, if a majority of our disinterested directors determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in our best interest. However, no indemnification shall be made unless we give the Office of Thrift Supervision at least 60 days notice of our intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises us in writing, within such notice period, of its objection thereto.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Management of Frankfort First

Directors of Frankfort First

     Frankfort First’s board of directors consists of eight directors and is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The board of directors of Frankfort First also serves as the board of directors of First Federal of Frankfort, except that Don D. Jennings, President and Chief Executive Officer of Frankfort First also serves on the board of First Federal of Frankfort to make a total of 9 directors at the bank level. All of the directors of Frankfort First are independent under the current listing standards of the Nasdaq Stock Market, except for Messrs. Jennings and Garland, who are employed as officers. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of June 30, 2004.

     The following directors have terms ending in 2004:

     Charles A. Cotton, III is retired, having served as the Commissioner of the Department of Housing, Building & Construction of the Commonwealth of Kentucky from 1981 to January 2000. He is the past president and a director of the National Conference of States on Building Codes and Standards. Age 67. Director since 1974.

     Danny A. Garland has been an employee of First Federal of Frankfort since 1975. Mr. Garland currently serves as President and Chief Executive Officer of First Federal of Frankfort and Vice President and Secretary of Frankfort First. Mr. Garland recently served on the Board of the Kentucky Bankers Association and is a past President of the Kentucky Thrift Foundation. Age 59. Director since 1981.

     The following directors have terms ending in 2005:

     David R. Harrod is a certified public accountant and is a principal of Harrod and Associates, P.S.C., a Frankfort, Kentucky-based accounting firm. Age 45. Director since 2003.

     William C. Jennings has been an employee of First Federal of Frankfort since 1963. Between 1980 and 1998, Mr. Jennings served as President and Chief Executive Officer of First Federal of Frankfort. Mr. Jennings serves as Chairman of the Board of Frankfort First and First Federal of Frankfort. From June 1995 through December 2000, Mr. Jennings also served as President and Chief Executive Officer of Frankfort First. Age 68. Director since 1973.

     C. Michael Davenport is an auctioneer, builder, developer, real estate broker, and serves as President and CEO of Davenport Broadcasting, Inc., which operates radio station WKYL 102.1 FM and of C. Michael Davenport, Inc., which is involved in a variety of real estate activities. Age 45. Director since 1996.

     The following directors have terms ending in 2006:

     William M. Johnson is a self-employed attorney in Frankfort, Kentucky and currently serves as the attorney for First Federal of Frankfort. Age 67. Director since 1984.

     Frank McGrath is the retired President of Frankfort Lumber Company. Age 78. Director since 1973.

     Herman D. Regan, Jr. served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994. Age 75. Director since 1988.

Directors’ Compensation

     Each director of First Federal of Frankfort receives and a fee of $600 per month and a fee of $100 for attendance at meetings of committees; however, directors are not paid such fee for committee meetings that take place immediately before or after regularly scheduled board meetings.

     Frankfort First and First Federal of Frankfort have a deferred compensation plan for directors and certain officers. Each year, a director may elect to defer payment of all or part of the director’s fees for that year until the individual ceases to be a director. Interest is accrued on the deferred amount at the prime rate. Payment of the deferred amount may be made to the director or to his or her beneficiary. In addition, directors are eligible to receive options under the 1995 Stock Option and Incentive Plan.

Committees of the Board of Directors

     Audit Committee. The Frankfort First Audit Committee consists of Messrs. Cotton, Davenport, Harrod, Regan and McGrath, each of whom is an “independent director” in accordance with the listing standards of the Nasdaq Stock Market. Mr. Harrod is an “audit committee financial expert” as defined by the SEC. The committee reviews and reports to the board of directors on examinations of First Federal of Frankfort and its subsidiaries by regulatory authorities, appoints the independent auditor for Frankfort First and First Federal of Frankfort, reviews the scope of the work of the independent auditor and their reports. The Audit Committee met eleven (11) times during 2004. The Audit Committee acts under a written charter.

     Compensation Committee. The Compensation Committee consists of Messrs. Cotton, Johnson and McGrath, each of whom is an “independent director” in accordance with the listing standards of the Nasdaq Stock Market. The committee reviews and determines salaries and other benefits for executive and senior management of Frankfort First and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensatory plans and arrangements. The Compensation Committee met one time during 2004.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee, which consists of Messrs. McGrath, Davenport and Regan, takes a leadership role in shaping governance policies and practices, including developing and recommending to the board of directors the corporate governance policies and guidelines applicable to Frankfort First and First Federal of Frankfort. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for election at the next annual meeting of shareholders. This committee also leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board. The Nominating/Corporate Governance Committee did not meet during 2004. Each member of the Nominating/Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

Executive Officers of Frankfort First

     For information regarding Messrs. Jennings and Hulette, the executive officers of Frankfort First who are not also directors of Frankfort First, see “Management of Kentucky First — Executive Officers of Kentucky First.”

Summary Compensation Table

     The following information is furnished for the Chief Executive Officer of Frankfort First and First Federal of Frankfort. No other executive officer of Frankfort First or First Federal of Frankfort received salary and bonus in excess of $100,000 during fiscal 2004.

		Annual Compensation
				Other
				Annual	Securities
Name and Principal	Fiscal			Compensation	Underlying	All Other
Positions	Year	Salary	Bonus	(1)	Options	Compensation
Don Jennings	2004	$80,000	$–	7,200	–	$0
President and Chief Executive Officer of	2003	80,000	–	7,200	–	0
Frankfort First and Executive Vice President	2002	60,000	–	7,200	–	0
of First Federal of Frankfort

(1)	“Other Annual Compensation” represents director’s fees.

     Employment Agreements. First Federal of Frankfort has entered into an employment agreement with Don Jennings, President of the Company and Executive Vice President of First Federal of Frankfort. In this capacity, Mr. Jennings oversees all operations of First Federal of Frankfort and implements the policies adopted by Frankfort First’s board of directors. The board of directors believes that Mr. Jennings’s employment agreement assures fair treatment of Mr. Jennings in relation to his career with First Federal of Frankfort by assuring him of some financial security. Frankfort First has entered into a guaranty agreement with Mr. Jennings whereby Frankfort First agrees that, to the extent permitted by law, it will be jointly and severally liable with First Federal of Frankfort for payment of all amounts due under the employment agreement.

Mr. Jennings’s employment agreement, effective as of June 30, 2004, provides for a term of three years. On each anniversary date from the date of commencement of Mr. Jennings’s employment agreement, the term of his employment will be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the board of directors, which has no personal interest in the employment agreement, that Mr. Jennings has met the required performance standards. The employment agreement provides that the Board will review Mr. Jennings’s salary not less often than annually. Following the close of the reorganization and the merger,

Mr. Jennings annual salary will be $100,000. Mr Jennings may also participate in any discretionary bonus plans, retirement and medical plans, and he may receive customary fringe benefits, vacation and sick leave and reimbursement for reasonable out-of-pocket expenses. Mr. Jennings’s employment agreement will terminate upon death or disability. First Federal of Frankfort may terminate the employment agreement for “just cause” as defined in the agreement. Mr. Jennings receives no severance benefit upon his termination for just cause. If First Federal of Frankfort terminates Mr. Jennings’s employment without just cause, then he receives continued salary and benefits from the date of termination through the remaining term of his employment agreement, plus an additional 12-month period. If Mr. Jennings terminates employment due to “disability” (as defined in the employment agreement), he will receive continued salary and benefits for (1) any period during the term of the employment agreement and prior to the establishment of Mr. Jennings’s “disability” during which he is unable to work, and (2) any period of “disability” prior to his termination of employment. If Mr. Jennings dies during the term of his employment agreement, his estate will receive his salary through the end of the month of his death. Severance benefits payable to Mr. Jennings (or to his estate) will be paid in a lump sum or in installments, as he (or his estate) elects. Mr. Jennings may voluntarily terminate his employment agreement by providing 90 days’ written notice to First Federal of Frankfort’s board of directors, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     Mr. Jennings’s employment agreement provides that, if Mr. Jennings involuntarily terminates employment for reasons other than just cause within one year after a change in control of First Federal of Frankfort or Frankfort First Bancorp, he receives a lump sum payment equal to the difference between (1) 2.99 times his “base amount,” under Section 280G(b)(3) of the Internal Revenue Code and (2) the sum of any other “parachute payments,” as defined under Section 280G(b)(2) of the Internal Revenue Code. The agreement provides for a similar lump sum payment in the event of Mr. Jennings’ voluntary termination of employment within a 30-day period beginning with the date of a change in control, or upon his termination of employment under circumstances equivalent to a constructive discharge (as defined in the agreement). The aggregate payments that would be made to Mr. Jennings assuming his termination of employment under the foregoing circumstances would be approximately $196,966. However, effective July 15, 2004, Mr. Jennings’s employment agreement was amended to provide that neither the execution of the merger agreement with First Federal of Hazard nor the consummation of a merger with First Federal of Hazard would constitute a change in control entitling Mr. Jennings to a severance benefit under the employment agreement.

     Under the terms of Mr. Jennings’s employment agreement, he agrees not to engage in any business or other activity contrary to the business interests of First Federal of Frankfort. The agreement also provides for reimbursement of Mr. Jennings’s legal and other expenses should he prevail over Frankfort First Bancorp and First Federal of Frankfort in a legal dispute. In addition, Frankfort First Bancorp and First Federal of Frankfort agree to indemnify Mr. Jennings and to arrange for insurance coverage for indemnification purposes.

     Pension Plan. First Federal of Frankfort maintains the FIRF Pension Trust (the “Pension Plan”) for the benefit of all employees who are at least 21 years of age and have completed one year of service. A participant becomes fully vested after six years of service or upon attaining age 65, regardless of completed years of service.

     The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled.

	Years of Service
Average Compensation	15	20	25	30	35
$20,000	$3,750	$5,000	$6,250	$7,500	$8,750
40,000	7,500	10,000	12,500	15,000	17,500
60,000	11,250	15,000	18,750	22,500	26,250
80,000	15,000	20,000	25,000	30,000	35,000
100,000	18,750	25,000	31,250	37,500	43,750

     Participants in the Pension Plan will receive an annual benefit based on average salary and years of service at the time of retirement, which is not subject to offset for social security payments. Average salary for purposes of determining a participant’s benefit consists of salary only, exclusive of overtime, bonuses and other special payments. At June 30, 2004, Don Jennings had 13 years of credited service under the Pension Plan.

Benefit Plans

     Stock Option and Incentive Plan. Frankfort First maintains the 1995 Stock Option and Incentive Plan as a means of providing directors and key employees the opportunity to acquire a proprietary interest in Frankfort First and to align their interests with those of Frankfort First’s shareholders. By encouraging stock ownership, Frankfort First seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees to promote the success of Frankfort First and First Federal of Frankfort.

     Under this plan, eligible participants receive stock options and stock appreciation rights (“SARs”). Vesting and forfeiture requirements, as determined by the Compensation Committee, apply to awards made under this plan. Options and SARs are granted at the market value of the common stock on the date of the grant. Thus, such awards have value only if Frankfort First’s stock price increases. The Compensation Committee believes that this plan helps to retain and motivate executive officers to improve long-term stockholder value. No options were granted to executive officers during fiscal year 2004.

     Deferred Compensation Plan. In 1994, First Federal of Frankfort established the First Federal Savings Bank of Frankfort Deferred Compensation Plan for the exclusive benefit of members of First Federal of Frankfort’s board of directors and the President and Vice Presidents of First Federal of Frankfort. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of their future compensation. Deferred amounts are credited to a bookkeeping account in the participant’s name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant’s choice, in either the common stock or certificates of deposit earning First Federal of Frankfort’s highest annual rate of interest, regardless of their term. Participants may cease future deferrals any time. First Federal of Frankfort contributes to the Deferred Compensation Plan on a quarterly basis.

     Junior Officer Recognition Plan. During fiscal 2003, Frankfort First instituted a plan to reward, recognize, and retain certain officers of Frankfort First and/or First Federal of Frankfort. The plan is designed for those officers below the senior officer level. Participants receive awards in the form of Frankfort First stock. A maximum of 4,000 shares have been awarded to be vested and received over five years. A total of 8,000 shares are allotted to this plan. No awards were granted to officers under this plan during fiscal year 2004.

Transactions With Management

     Loans to Officers and Directors. Periodically, First Federal of Frankfort may engage in lending transactions with its officers and directors, as well as entities associated with such persons. Such transactions are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to such persons do not involve more than the normal risk of collectibility or present other unfavorable features.

Voting Securities and Principal Holders Thereof

     The following table provides information as of September 3, 2004, with respect to persons known to Frankfort First to be the beneficial owners of more than 5% of Frankfort First’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

			Number of
			Shares That
	Number		May Be Acquired	Percent of
	of		Within 60 Days by	Common Stock
Name and Address	Shares Owned		Exercising Options	Outstanding
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	88,300	(1)	–	6.97%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	77,400	(2)	–	6.11%

William C. Jennings Chairman of the Board Joyce H. Jennings 216 West Main Street Frankfort, Kentucky 40602	52,593	(3)	50,126	7.80%

Don D. Jennings President and Chief Executive Officer 216 West Main Street Frankfort, Kentucky 40602	12,440		–	0.98%

Danny A. Garland Vice President and Secretary 216 West Main Street Frankfort, Kentucky 40602	31,598	(4)	43,158	5.71%

All Executive Officers and Directors as a Group (10 persons)	158,701	(5)	134,862	20.95%

(1)	This information is based of the Amended Schedule 13G filed on February 5, 2004 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors for whom Price Associates serves as investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	This information is based on the Amended Schedule 13G filed on February 6, 2004 by Dimensional Fund Advisors, Inc. (“Dimensional”). Dimensional is an investment advisor which furnishes investment advice to four registered investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares and for purposes of the reporting requirements of the Securities and Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Includes 21,133 shares beneficially owned by Mr. William Jennings’ spouse.

(4)	Includes 419 shares beneficially owned by Mr. Garland’s spouse’s IRA.

(5)	Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power.

     The following table provides information as of September 3, 2004 about the shares of common stock of Frankfort First that may be considered to be beneficially owned by each director of Frankfort First by those executive officers of Frankfort First whose salary and bonus during the 2004 fiscal year exceeded $100,000, and by all directors and executive officers of Frankfort First as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

		Number of
		Shares That
	Number of	May Be Acquired	Percent of
	Shares Owned	Within 60 Days by	Common Stock
Name	(Excluding Options)	Exercising Options	Outstanding (1)
Directors
Charles A. Cotton, III	4,518	8,551	1.02%
C. Michael Davenport	20,000	4,747	1.95
Danny A. Garland	31,598	43,158	5.71
William C. Jennings	52,593	50,126	7.80
Frank McGrath	8,824	3,544	–
Herman D. Regan, Jr.	20,690	12,368	2.58
David R. Harrod	235	–	–
William M. Johnson	5,690	12,368	1.41
Named Executive Officers Who Are Not Also Directors
Don D. Jennings (2)	12,440	–	–
All directors and executive officers as a group (10 persons) (3)	158,701	134,862	20.95

*	Indicates ownership of less than 1.0%.

(1)	Percentages with respect to each person or group of persons have been calculated on the basis of 1,266,613 shares of Frankfort First’s common stock outstanding as of September 3, 2004, plus the number of shares of Frankfort First’s common stock which such person or group of persons has the right to acquire within 60 days after September 3, 2004 upon the exercise of stock options.

(2)	Don Jennings is the son of William C. Jennings.

(3)	Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power.

Equity Compensation Plan Information

     The following table provides information as of June 30, 2004 for compensation plans under which equity securities may be issued.

(c)
Number of securities
remaining available
	(a)		for future issuance
	Number of securities	(b)	under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))
Equity compensation plans approved by security holders	147,230	$13.83	79,226
Equity compensation plans not approved by security holders	4,000 (1)	N/A	4,000 (1)

Total	151,230	$13.83	83,226

(1)	Shares awarded or issuable pursuant to Frankfort First’s Junior Officer Recognition Plan. For information regarding this plan see “Management of Frankfort First — Benefit Plans — Junior Officer Recognition Plan.”

Subscriptions by Executive Officers and Directors

     The following table presents certain information as to the approximate purchases of common stock by First Federal of Hazard and Frankfort First directors and executive officers, including their associates, if any, as defined by applicable regulations, as well as shares to be received by such persons in the merger. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers of First Federal of Hazard and their associates may not purchase more than 33% in the aggregate of the shares sold in the reorganization offering and issued in the merger. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

	Proposed Purchases of
	Stock in the
	Reorganization Offering			Percent of	Percent of
				Shares at	Shares at
	Number of	Dollar	Number of Shares	Minimum of	Maximum of
Name	Shares	Amount	Issued in Merger	Offering Range	Offering Range
First Federal of Hazard:
Stephen G. Barker	30,000	$300,000	–	1.2%	0.9%
Walter G. Ecton, Jr.	30,000	300,000	–	1.2	0.9
William D. Gorman	20,000	200,000	–	0.8	0.6
Lewis A. Hopper	5,000	50,000	–	0.2	0.1
Tony D. Whitaker	30,000	300,000	–	1.2	0.9

All directors and executive officers as a group (5 persons) (1)	115,000	$1,150,000	–	4.6%	3.4%

Frankfort First:
David R. Harrod	1,000	$10,000	566	0.1	–
William C. Jennings	–	–	123,594	5.0	3.7
C. Michael Davenport	–	–	47,000	1.9	1.4
William M. Johnson	–	–	13,372	0.5	0.4
Frank McGrath	–	–	20,736	0.8	0.6
Herman D. Regan, Jr.	–	–	20,422	0.8	0.6
Charles A. Cotton, III	–	–	12,725	0.5	0.4
Don D. Jennings	–	–	29,234	1.2	0.9
R. Clay Hulette	1,000	10,000	5,248	0.3	0.2
Danny A. Garland	–	–	74,255	3.0	2.2

All directors and executive officers as a group (10 persons)	2,000	$20,000	347,152	14.0%	10.4%

The Reorganization and Stock Offering

     The board of directors of First Federal of Hazard has approved the plan of reorganization and the plan of stock issuance. The plan of reorganization also must be approved by the depositors of First Federal of Hazard. A special meeting of depositors has been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of reorganization and the plan of stock issuance; however, such approval does not constitute a recommendation or endorsement of such plans by that agency.

General

     In connection with the approval of the merger agreement, on July 14, 2004, the board of directors of First Federal of Hazard unanimously adopted the plan of reorganization and the plan of stock issuance, pursuant to which First Federal of Hazard will reorganize into a two-tiered mutual holding company. This structure is called a two-tier structure because it will have two levels of holding companies. After the reorganization, Kentucky First will be the mid-tier stock holding company and First Federal MHC will be the top-tier mutual holding company. Following completion of the merger, under the terms of the plan of reorganization, Kentucky First will own all of the stock of First Federal of Hazard and First Federal of Frankfort, and First Federal MHC will own at least a majority of Kentucky First’s stock. First Federal MHC will have no stockholders and depositors of First Federal of Hazard and First Federal of Frankfort will become members of First Federal MHC.

     The reorganization contemplates an offering of shares of Kentucky First common stock to qualifying depositors of First Federal of Hazard in a subscription offering and to members of the general public through a community offering and, if necessary, a syndicated community offering at a purchase price of $10.00 per share. The completion of the reorganization offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the independent appraisal, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized from the sale of the common stock. If the reorganization is terminated, First Federal of Hazard would be required to charge all reorganization expenses against current income. The Office of Thrift Supervision approved the plans of reorganization and stock issuance, subject to, among other things, approval of the plan of reorganization by First Federal of Hazard’s depositors. The special meeting of First Federal of Hazard’s depositors has been called for these purposes on ___, 2004.

     Immediately after the completion of the reorganization, it is expected that Frankfort First will merge with a to-be-formed wholly owned subsidiary of Kentucky First, with Frankfort First being the survivor of the merger. Pursuant to the merger agreement, Frankfort First will be liquidated, and First Federal of Frankfort will be held as a wholly owned subsidiary of Kentucky First. The merger is governed by the merger agreement, which was unanimously adopted by the respective boards of directors of First Federal of Hazard and Frankfort First. In connection with the merger, Frankfort First shareholders may elect to exchange each share of Frankfort First common stock for either 2.35 shares of Kentucky First common stock or $23.50, subject to the limitation that no more than 45% of the shares issued in the reorganization and the merger to persons other than First Federal MHC may be issued to Frankfort First shareholders in the merger. We may increase this percentage to 49% if we complete the reorganization and the merger at the minimum of the offering range.

     After the reorganization and merger, our ownership structure will be as follows:

     The following is a brief summary of the pertinent aspects of the reorganization. Copies of the plans of reorganization and stock issuance are available from First Federal of Hazard upon request and are available for inspection at the offices of First Federal of Hazard and at the Office of Thrift Supervision. The plans of reorganization and stock issuance are also filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Reorganization

     After considering the advantages and disadvantages of the reorganization, the board of directors of First Federal of Hazard unanimously approved the reorganization and related stock offering as being in the best interest of First Federal of Hazard and its depositors. The board of directors concluded that the reorganization offers a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the reorganization.

     Primarily, the reorganization will enable us to acquire Frankfort First in the merger, which, along with any additional capital we raise in the reorganization offering, will support our future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a mutual holding company with a mid-tier stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including giving us the ability to use stock as a form of merger consideration. Our current mutual structure, by its nature, limits any ability to offer any common stock as consideration in a merger or acquisition. Our new mutual holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. Since we will not be offering all of our common stock for sale in the reorganization offering, and because we will distribute a significant amount of cash to existing Frankfort First shareholders in the merger, the reorganization, together with the merger, will result in less capital raised in comparison to a standard mutual-to-stock conversion. Therefore, the reorganization permits us, together with the merger, to control the amount of capital being raised and enables us to prudently deploy the proceeds of the offering. The reorganization, however, also will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of First Federal MHC to stock form.

     The merger provides the potential to increase both deposit and loan product offerings. First Federal of Frankfort offers a wider array of products than we do, including adjustable-rate mortgages, home equity lines of credit, checking accounts and individual retirement accounts. We plan to utilize the experience and expertise developed at First Federal of Frankfort to allow First Federal of Hazard to develop some of the same types of products, thus increasing and diversifying our retail operations. The two banks have very different profiles of asset and liability composition. First Federal of Hazard has more deposits than required to meet its loan demand, and First Federal of Frankfort does not have sufficient deposits to take advantage of loan demand so that it utilizes Federal Home Loan Bank advances. As a stand-alone, each institution has addressed their situation – First Federal of Hazard by deploying deposited funds into relatively lower-yielding bonds and Federal Home Loan Bank deposits – and First Federal of Frankfort by utilizing relatively high-costing Federal Home Loan Bank advances to meet loan demands. We believe that, over time and depending on market conditions, the interest rate spread of the combined company can be significantly increased by directing liquidity to the area where loan demand is greatest and using deposits rather than borrowings to fund operations. This can be accomplished, to a point, subject to regulatory limitations, by First Federal of Hazard’s placing deposits at First Federal of Frankfort. More significantly, it may be accomplished by the sale of whole loans or loan participations by First Federal of Frankfort to First Federal of Hazard, with First Federal of Frankfort retaining the servicing rights of any loans sold.

     The reorganization will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The reorganization also will provide our customers and local community members with an opportunity to acquire our stock.

     The disadvantages of the reorganization considered by First Federal of Hazard’s board of directors are the additional expense and effort of operating as a public company listed on the Nasdaq Stock Market, the inability of stockholders other than First Federal MHC to obtain majority ownership of Kentucky First, which may result in the perpetuation of our management and board of directors, and the corporate ownership and regulatory policies relating to the mutual holding company structure that may be adopted periodically which may have an adverse impact on stockholders other than First Federal MHC. A majority of our voting stock will be owned by First Federal MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. First Federal MHC will be able to elect all the members of our board of directors and will be able to control the outcome of most matters presented to our stockholders for resolution by vote. The matters as to which stockholders other than First Federal MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan. No assurance can be given that First Federal MHC will not take action adverse to the interests of other stockholders. For example, First Federal MHC could prevent the sale of control of Kentucky First, or defeat a candidate for our board of directors or other proposals put forth by stockholders. This reorganization does not preclude the conversion of First Federal MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, First Federal MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See “Risk Factors” and “Summary– Possible Conversion of First Federal MHC to Stock Form.”

Description of the Plan of Reorganization

     Following receipt of all required regulatory approvals and approval of the plan of reorganization by First Federal of Hazard’s depositors, the reorganization will be effected as follows or in any other manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of reorganization and applicable laws and regulations:

•	First Federal of Hazard will organize an interim federal savings bank (“Interim One”) as a wholly owned subsidiary;

•	Interim One will organize Kentucky First as a wholly owned subsidiary;

•	Interim One will then organize an interim federal savings bank (“Interim Two”) as a wholly owned subsidiary;

•	First Federal of Hazard will convert its charter to a federal stock savings and loan association charter and Interim One will exchange its charter for a federal mutual holding company charter to become First Federal MHC;

•	sequentially with the step described in the fourth bullet, Interim Two will merge with and into First Federal of Hazard with First Federal of Hazard in stock form surviving as a subsidiary of First Federal MHC;

•	former members of First Federal of Hazard will become members of First Federal MHC; and

•	First Federal MHC will contribute 100% of the issued common stock of First Federal of Hazard to Kentucky First; and

•	Kentucky First will issue a majority of its common stock to First Federal MHC.

     Contemporaneously with the reorganization, we will offer shares of our common stock in the reorganization offering at a price of $10.00 per share.

     Immediately after completion of the reorganization, Kentucky First intends to acquire by merger Frankfort First Bancorp, Inc., the holding company for First Federal Savings Bank of Frankfort. In addition to the shares we are selling in the reorganization offering, we will issue Kentucky First shares to shareholders of Frankfort First in the merger. Frankfort First shareholders may elect to exchange each Frankfort First share for either $23.50 in cash or 2.35 Kentucky First shares. First Federal MHC, the federally chartered mutual holding company parent to be formed by First Federal of Hazard, will own 55% of the common stock of Kentucky First outstanding following the reorganization and the merger. First Federal of Hazard intends to capitalize First Federal MHC with $100,000.

     As a result of the reorganization, First Federal of Hazard will be organized in stock form and will be wholly owned by Kentucky First. The legal existence of First Federal of Hazard will not terminate as a result of the reorganization. Instead, First Federal of Hazard in stock form will be a continuation of First Federal of Hazard in mutual form. All property of First Federal of Hazard, including its right, title and interest in all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to First Federal of Hazard, or which would inure to First Federal of Hazard immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in First Federal of Hazard in stock form. First Federal of Hazard in stock form will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by First Federal of Hazard in the mutual form. First Federal of Hazard in stock form will continue to have, succeed to and be responsible for all the rights, liabilities and obligations of First Federal of Hazard in the mutual form and will maintain its headquarters and operations at First Federal of Hazard’s present locations.

Effects of the Reorganization and the Merger on Deposits, Borrowers and Members

     Continuity. While the reorganization is being accomplished, the normal business of First Federal of Hazard and First Federal of Frankfort will continue without interruption, including being regulated by the Office of Thrift Supervision, their primary regulators, and the Federal Deposit Insurance Corporation. After the reorganization and merger, First Federal of Hazard and First Federal of Frankfort will continue to provide services for depositors and borrowers under current policies by their respective present management and staff.

     The directors of First Federal of Hazard at the time of reorganization will serve as directors of First Federal of Hazard and First Federal MHC after the reorganization. The board of directors of Kentucky First will be composed of four current directors of First Federal of Hazard, two current directors of Frankfort First and the President and Chief Executive Officer of Frankfort First. See “Management of Kentucky First.” All officers of First

Federal of Hazard and First Federal of Frankfort at the time of reorganization and the merger will retain their positions after the reorganization and the merger.

     Deposit Accounts and Loans. The reorganization and the merger will not affect any deposit accounts or borrower relationships with First Federal of Hazard or First Federal of Frankfort. All deposit accounts in First Federal of Hazard and First Federal of Frankfort after the reorganization and the merger will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the reorganization and the merger. The reorganization and the merger will not change the interest rate or the maturity of deposits at First Federal of Hazard or First Federal of Frankfort.

     After the reorganization and the merger, each depositor of First Federal of Hazard or of First Federal of Frankfort will retain a deposit account in First Federal of Hazard or First Federal of Frankfort, as the case may be, and depositors of First Federal of Hazard will have a pro rata ownership interest in the equity of First Federal MHC based upon the balance in the depositor’s account. This ownership interest is tied to the depositor’s account, has no tangible market value separate from the deposit account and may only be realized in the event of a liquidation of First Federal MHC. Any depositor who opens a deposit account in First Federal of Hazard obtains a pro rata ownership interest in the equity of First Federal MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account in First Federal of Hazard receives the balance in the account but receives nothing for his or her ownership interest in the equity of First Federal MHC, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of First Federal MHC have no way to realize the value of their ownership interest in First Federal MHC, except in the unlikely event that First Federal MHC is liquidated.

     After the reorganization and the merger, all loans of First Federal of Hazard and First Federal of Frankfort will retain the same status that they had before the reorganization and the merger. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the reorganization and the merger.

     Effect on Voting Rights of Members. After the reorganization and the merger, direction of First Federal of Hazard and First Federal of Frankfort will continue to be under the control of their respective boards of directors. As the holder of all of the outstanding common stock of First Federal of Hazard and First Federal of Frankfort, we will have exclusive voting rights with respect to any matters concerning First Federal of Hazard and First Federal of Frankfort requiring stockholder approval, including the election of directors.

     After the reorganization and the merger, Kentucky First stockholders will have exclusive voting rights with respect to any matters concerning Kentucky First that requires stockholder approval. By virtue of its ownership of a majority of the outstanding shares of common stock of Kentucky First, First Federal MHC will be able to control the outcome of most matters presented to the stockholders for resolution by vote.

     As a federally chartered mutual holding company, First Federal MHC will have no authorized capital stock and, therefore, no stockholders. Holders of deposit accounts of First Federal of Hazard will become members of First Federal MHC. Such persons will be entitled to vote on all questions requiring action by the members of First Federal MHC, including the election of directors of First Federal MHC. In addition, all persons who become depositors of First Federal of Hazard following the reorganization and the merger will have membership rights with respect to First Federal MHC. Borrowers do not currently have membership rights in connection with any borrowings and will not receive any membership rights after the reorganization and merger.

     Effect on Liquidation Rights. In the unlikely event of a complete liquidation of First Federal of Hazard before the completion of the reorganization, each depositor would receive a pro rata share of any assets of First Federal of Hazard remaining after payment of expenses and satisfaction of claims of all creditors. Each depositor’s pro rata share of such liquidating distribution would be in the same proportion as the value of such depositor’s deposit account was to the total value of all deposit accounts in First Federal of Hazard at the time of liquidation.

     Upon a complete liquidation of First Federal of Hazard after the reorganization, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of First Federal of Hazard. However, except as described below, a depositor’s claim would be solely for the amount of the balance in such depositor’s deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of First Federal of Hazard above that amount. Instead, the holder of First Federal of Hazard’s common stock (i.e., Kentucky First) would be entitled to any assets remaining upon a liquidation of First Federal of Hazard.

     Upon a complete liquidation of Kentucky First, our stockholders, including First Federal MHC, would be entitled to receive our remaining assets, following payment of all debts, liabilities and all claims of greater priority.

     If liquidation of First Federal MHC occurs following completion of the reorganization, all depositors of First Federal of Hazard at that time will be entitled, pro rata, to the value of their deposit accounts, to a distribution of any assets of First Federal MHC remaining after payment of all debts and claims of creditors.

     There are no plans to liquidate First Federal of Hazard, First Federal of Frankfort, Kentucky First or First Federal MHC in the future.

Subscription Offering and Subscription Rights

     Under the plan of stock issuance, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

•	Persons with deposits in First Federal of Hazard with balances aggregating $50 or more (“qualifying deposits”) as of June 30, 2003 (“eligible account holders”). For this purpose, deposit accounts include all savings and time accounts.

•	Our tax-qualified benefit plans, including our employee stock ownership plan.

•	Persons with qualifying deposits in First Federal of Hazard as of [Supplemental ERD] (“supplemental eligible account holders”).

•	Persons with deposits in First Federal of Hazard as of [Voting RD] (“other members”).

     The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of stock issuance. See "—Limitations on Purchases of Shares.” All persons sharing a qualifying joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by individuals and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation.

     Category 1: Eligible Account Holders. Each eligible account holder has the right to subscribe for up to the greater of:

•	$150,000 of common stock (which equals 15,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than First Federal MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold in the reorganization offering to persons other than First Federal MHC by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

     If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated to each remaining subscribing eligible account holder whose subscription remains unfilled in the proportion that the amounts of his or her respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of First Federal of Hazard or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in First Federal of Hazard in the one-year period preceding June 30, 2003.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at June 30, 2003. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

     Category 2: Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock sold in the reorganization and issued in the merger offering. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase a number of shares equal to 3.92% of the shares of Kentucky First common stock that will be outstanding following the reorganization and the merger. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of stock issuance. If we increase the number of shares offered in the reorganization above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 10% of the common stock sold in the offering. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us with the approval of the Office of Thrift Supervision.

     Category 3: Supplemental Eligible Account Holders. Each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$150,000 of common stock (which equals 15,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than First Federal MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold in the reorganization offering to persons other than First Federal MHC by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

     If eligible account holders and the employee stock ownership plan subscribe for all of the shares, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among each remaining subscribing supplemental eligible account holder whose subscription remains unfilled in the proportion that the amounts of his or her respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at [Supplemental ERD]. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

     Category 4: Other Members. Each other member has the right to purchase up to the greater of $150,000 of common stock (which equals 15,000 shares) or one-tenth of 1% of the total offering of common stock in the reorganization offering to persons other than First Federal MHC. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at June 30, 2003. Failure to list an account or loan, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

     Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of stock issuance, is expected to terminate at 12:00 noon, Eastern Time, on [Expiration Date]. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date, as extended, whether or not we have been able to locate each person entitled to subscription rights. We may extend the expiration date without notice to you until [Extension Date #1], unless the Office of Thrift Supervision approves a later date, which will not be beyond [Extension Date #2].

     Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at our passbook rate and all deposit account withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate may not last beyond [Extension Date #2].

     Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of stock issuance reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable for reasons of cost or otherwise.

     Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of stock issuance or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the reorganization.

     If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares in a community offering to the following persons in the following order of priority:

•	Natural persons who maintain their personal residence in Perry County, Kentucky; and

•	Members of the general public to whom we deliver a prospectus.

     We will consider persons to maintain their personal residence in Perry County if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident. In all cases, the determination of residence status will be made by us in our sole discretion.

     Purchasers in the community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares). If not enough shares are available to fill orders of natural persons, the available shares will be allocated first to each such subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If oversubscription occurs among members of the general public, the allocation procedures described above will apply.

     The community offering, if held, may commence concurrently with or subsequent to the subscription offering, is expected to terminate with the subscription offering and must terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision. If we receive regulatory approval for an extension of the offering beyond [Extension Date #2], all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

     The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

     The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Capital Resources, Inc. acting as our agent. Neither Capital Resources, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Capital Resources, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering.

We have not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering must terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

     The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

     Purchasers in the syndicated community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares).

     The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Capital Resources, Inc., a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate interest-bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold by Capital Resources, Inc. in the syndicated community offering will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly, with interest. If the offering is not consummated, funds in the account will be promptly returned, with interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, subscription agreements will not be used.

     If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of reorganization will terminate.

Frankfort First Merger

     Upon consummation of the merger, in addition to the shares of common stock we are offering for sale in the reorganization offering, additional shares of Kentucky First common stock will be issued to Frankfort First shareholders as part of the consideration to be paid to Frankfort First shareholders pursuant to the terms of the merger agreement. Frankfort First shareholders may elect to exchange each share of Frankfort First common stock for either $23.50 in cash or 2.35 shares of Kentucky First common stock. No more than 45% of the shares of Kentucky First common stock to be issued in the reorganization and the merger to persons other than First Federal MHC may be issued in the merger to existing Frankfort First shareholders. We may elect to increase this percentage to up to 49% if we complete the reorganization offering and the merger at the minimum of the offering range.

Marketing Arrangements

     We have retained Capital Resources, Inc. as our marketing advisor to consult with and to advise Kentucky First, and to assist Kentucky First, on a best efforts basis, in the distribution of the shares of common stock in the offering. The services that Capital Resources, Inc. will provide include, but are not limited to:

•	managing the Stock center and training and educating the employees of Kentucky First or First Federal of Hazard who will perform ministerial functions in the subscription offering and community offering, regarding the mechanics and regulatory requirements of the stock offering process;

•	keeping records of subscriptions and orders for common stock;

•	assisting in the design and implementation of a marketing strategy for the offering and assisting management in scheduling and preparing for any investor meetings;

•	soliciting orders for common stock and assisting interested stock subscribers; and

•	assisting in soliciting proxy votes of depositors.

     For its services, Capital Resources, Inc. will receive an advisory and marketing fee equal to the greater of (i) 1.50% of the total dollar amount of common stock sold in the reorganization offering and issued in the merger or (ii) 3.0% of the total dollar amount of stock sold in the reorganization offering. In both (i) and (ii), the fee shall exclude the dollar amount of common stock sold to the employee stock ownership plan and directors, officers and employees of First Federal of Hazard or their immediate families. Of the total amount due, First Federal of Hazard has paid $80,000 for consulting work. Such payments are non-refundable. If Capital Resources, Inc. sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to ___% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Capital Resources, Inc.) shall not exceed ___% of aggregate syndicated community offering sales. Capital Resources, Inc. will also be reimbursed for its allocable expenses not to exceed $50,000 without our consent and its legal fees in an amount not expected to exceed $75,000. Kentucky First and First Federal of Hazard have agreed to indemnify Capital Resources, Inc. against certain claims or liabilities, including liabilities under the Securities Act of 1933, as amended, and will contribute to payments Capital Resources, Inc. may be required to make in connection with any such claims or liabilities. Capital Resources, Inc. is the wholly owned subsidiary of Capital Resources Group, Inc., which acted as financial advisor to First Federal of Hazard in connection with the merger.

     A Stock Center will be established at our office at Main & Lovern Streets, Hazard, Kentucky 41701. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of common stock in those states where the law permits. Our officers, directors and employees will not be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock. Capital Resources, Inc. has not prepared a report or opinion constituting recommendations or advice to us in connection with the stock offering. In addition, Capital Resources, Inc. has expressed no opinion as to the prices at which the common stock to be offered in the stock offering may trade.

Description of Sales Activities; Stock Information Center

     We will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at our Stock center. At all times, registered representatives of Capital Resources, Inc. will manage the Stock center. The Stock center is open Monday through Friday, except for bank holidays, from 9:30 a.m. to 4:00 p.m., Eastern Time. The phone number is (606) 435-0052.

     Our officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a ministerial nature relating to the proper execution of the order form. Our officers may answer questions regarding our business when permitted by state securities laws. Other questions of our depositors and other prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to employees of Capital Resources, Inc. Our officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. None of our officers, directors or employees will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the reorganization.

     None of our personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Our personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an “associated person of an issuer” of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer’s securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, “associated person of an issuer” is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings

     Use of Order Forms. To purchase shares in the offering, you must submit a properly completed and executed order form to be received by us by 12:00 noon, Eastern Time, on [Expiration Date]. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the spaces provided on the order form for withdrawal of full payment from a First Federal of Hazard deposit account or accounts without check writing privileges. Our interpretation of the terms and conditions of the plans of reorganization and stock issuance and of the acceptability of the order forms will be final.

     In order to ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. We will strive to identify your ownership in all accounts, but cannot guarantee we will identity all accounts in which you have an ownership interest.

     We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plans of reorganization and stock issuance, our interpretation of the terms and conditions of the plans of reorganization and stock issuance and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the reorganization has not been completed within 45 days after the end of the subscription offering or the offering range has been amended to below the minimum or above the maximum, as adjusted, of the offering range.

     The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

     Payment for Shares and Delivery of Order Forms. Payment for subscriptions may be made by personal check, bank check or money order, or by authorization of withdrawal from a First Federal of Hazard deposit account without check writing privileges. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers, First Federal of Hazard lines of credit checks or third party checks will be accepted. Payments made by cash or check must be available in the account and will be immediately cashed and placed in our escrow account. Interest will be paid on payments at our passbook rate from the date payment is received at the Stock center until the completion or termination of the reorganization offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will remain in the accounts and will continue to accrue interest at the contractual rates until completion or termination of the reorganization offering, but a hold will be placed on the funds, making them unavailable to the depositor during the offering period. When the reorganization offering is completed, the funds received in the offering will be used to purchase the shares of common stock ordered and account withdrawals will be made for the purchase of shares. The shares of common stock issued in the reorganization cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the reorganization offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes us to withdraw the amount of the aggregate purchase price of the stock from his or her deposit account, we will do so as of the effective date of reorganization offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are withdrawn, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook rate.

     You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock center, or by overnight delivery to the indicated address on the order form. Once tendered, an order form cannot be modified or revoked without our consent.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the reorganization offering; provided that there is in force from the time of its subscription until the completion of the reorganization offering, a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     How We Determined the Offering Range and the $10.00 Purchase Price

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the reorganization be based upon our estimated pro forma value on a fully converted basis (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. We have retained Keller & Company, Inc., which is experienced in the evaluation and appraisal of financial institutions, to prepare the independent appraisal. Keller & Company will receive fees totaling $30,000 for its appraisal services, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. We have agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the reorganization.

     Keller & Company prepared the appraisal taking into account the pro forma impact of the reorganization offering and the merger. For its analysis, Keller & Company undertook substantial investigations to learn about the business and operations of both us and Frankfort First. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Company reviewed our reorganization and stock issuance applications as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Company visited our facilities and had discussions with our management. Keller & Company did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Keller & Company in connection with its appraisal.

     In connection with its appraisal, Keller & Company reviewed the following factors, among others:

•	the economic make-up of the primary market areas of First Federal of Hazard and Frankfort First;

•	First Federal of Hazard’s and Frankfort First’s financial performance and condition in relation to publicly traded companies that Keller & Company deemed comparable to us and Frankfort First;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	the pro forma impact of the acquisition of Frankfort First, including the issuance of the merger exchange shares to Frankfort First’s shareholders in accordance with the terms of the merger agreement;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

     Consistent with Office of Thrift Supervision appraisal guidelines, Keller & Company’s analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and price/assets method, all of which are described in its report. Keller & Company’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” Keller & Company placed the greatest emphasis on the price/tangible book method in estimating pro forma market value. Keller & Company compared the pro forma price/tangible book and price/core earnings ratios for Kentucky First to the same ratios for a peer group of comparable companies. The peer group consisted of ten publicly traded companies based in the Midwest United States. The peer group included companies with:

•	average assets of $209.9 million;

•	average non-performing assets of 1.0% of total assets;

•	average loans of 68.65% of total assets;

•	average equity of 10.98% of total assets; and

•	average income of 0.86% of average assets.

     On the basis of the analysis in its report, Keller & Company has advised us that, in its opinion, as of August 27, 2004, our estimated pro forma market value on a fully converted basis was within the valuation range of $55.3 million and $86.0 million with a midpoint of $65.0 million and that, based on our intention to issue 45% of our shares outstanding, the estimated pro forma market value of our shares of common stock was within the valuation range of $24.9 million to $38.7 million with a midpoint of $29.3 million. Our board of directors reviewed Keller & Company’s appraisal report, including the methodology and the assumptions used by Keller & Company, and determined that the offering range was reasonable and adequate. Based on the $10.00 per share offering price and the exchange ratio in the merger, the estimated number of shares issued in the reorganization offering and the merger will be between 2,486,250 shares and 3,868,312 shares, with a midpoint of 2,925,000. We determined the purchase price in the reorganization offering of $10.00 per share taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the reorganization.

     The exact number of shares to be issued in each offering will depend on regulatory considerations, demand for the shares and changes in market conditions, as well as the extent to which Frankfort First shareholders elect to receive Kentucky First shares in the merger. Frankfort First shareholders who so elect will receive Kentucky First shares in the merger, subject to the limitation that no more than 45% of the Kentucky First shares issued in the reorganization and the merger to persons other than First Federal MHC may be issued to former Frankfort First shareholders in the merger. We may choose to increase this percentage to up to 49% if we complete the reorganization and merger offerings at the minimum of the offering range and there are sufficient elections by Frankfort First stockholders to receive Kentucky First common stock in the merger. All other shares will be sold at $10.00 per share to subscribers in the reorganization offering.

     The following table sets forth the number of shares to be issued in the reorganization offering, the number of shares to be issued in the merger offering and the number of shares to be issued to First Federal MHC, as well as the percentages of the shares of Kentucky First common stock that will be outstanding following the reorganization and the merger, at the minimum, midpoint, maximum, and maximum, as adjusted of the offering range. At all four points on the offering range, the number of shares to be issued is shown under two alternative assumptions. One assumption is that Frankfort First shareholders elect to receive 347,152 shares in the merger. We consider 347,152 shares to be the minimum number of shares that will be issued in the merger because directors and officers of Frankfort First have indicated their intention to elect to receive 347,152 shares in the merger and for purposes of this table we have assumed no other Frankfort First shareholders elect to receive Kentucky First common stock in the merger. The second assumption is that the maximum number of shares are issued in the merger. Under this assumption, 45% of the shares issued to persons other than First Federal MHC are issued to Frankfort First shareholders in the merger at the midpoint, maximum and maximum, as adjusted, of the offering range, and 49% of the shares are issued in the merger at the minimum of the offering range.

			Kentucky First
	Kentucky First		Shares Sold in the		Kentucky First
	Shares Issued		Reorganization		Shares Issued to		Total
	in the Merger		Offering		First Federal MHC		Kentucky First Shares
Assumption	Number	Percent	Number	Percent	Number	Percent	Outstanding
Minimum of offering range/347,152 shares issued in the merger	347,152	6.3%	2,139,098	38.7%	3,038,750	55.0%	5,525,000

Minimum of offering range/49% of public shares issued in the merger	1,218,262	22.0	1,267,988	23.0	3,038,750	55.0	5,525,000

Midpoint of offering range/347,152 shares in the merger	347,152	5.3	2,577,848	39.7	3,575,000	55.0	6,500,000

Midpoint of offering range/45% of public shares issued in the merger	1,316,250	20.2	1,608,750	24.8	3,575,000	55.0	6,500,000

Maximum of offering range/347,152 shares issued in the merger	347,152	4.6	3,016,598	40.4	4,111,250	55.0	7,475,000

Maximum of offering range/45% of public shares issued in the merger	1,513,687	20.2	1,850,063	24.8	4,111,250	55.0	7,475,000

Maximum, as adjusted, of offering range/ 347,152 shares issued in the merger	347,152	4.0	3,521,160	41.0	4,727,938	55.0	8,596,250

Maximum, as adjusted, of offering range/45% of public shares issued in the merger	1,740,740	20.2	2,127,572	24.8	4,727,938	55.0	8,596,250

     Since the outcome of the reorganization offering and the merger relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issued at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

     If, upon completion of the subscription offering and after reviewing elections to receive stock in the merger, we have received orders for stock in the subscription offering plus elections to receive stock in the merger totaling at least the minimum number of shares offered, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering and after the final date for making elections in the merger.

     No shares will be sold unless Keller & Company confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the reorganization offering may be canceled or it may be extended with a new offering range or new subscription, community and syndicated community offerings may be held. Under those circumstances, subscribers would have the right to confirm, modify or cancel their subscriptions within a specified period of time or else their subscription would be cancelled. If a subscriber does not respond during the resolicitation period, his or her subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced.

     In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Keller & Company also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of reorganization, of purchasing shares of common stock or of electing whether to receive Kentucky First common stock rather than cash in the merger. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the reorganization at prices at or above the $10.00 offering price per share.

     Copies of the appraisal report of Keller & Company, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Limitations on Purchases of Shares

     In addition to the purchase limitations described above under "—Subscription Offering and Subscription Rights,” “—Community Offering” and "—Syndicated Community Offering,” the plan of stock issuance provides for the following purchase limitations:

•	The minimum purchase is 25 shares.

•	The aggregate amount of our outstanding common stock owned or controlled by persons other than First Federal MHC at the close of the offering shall be less than 50.0% of our total outstanding common stock.

•	No individual may purchase more than $150,000 of common stock (which equals 15,000 shares) in the reorganization offering. If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed $300,000 of common stock (which equals 30,000 shares):

•	Your spouse or relatives of you or your spouse living in your house;

•	Companies, individual retirement accounts, trusts or other entities in which you have a controlling interest, hold a position or power of attorney; or

•	Other persons who may be acting in concert with you. Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase limitations at any time.

Frankfort First shareholders who also purchase stock in the reorganization offering are subject to these limitations on purchases in the reorganization offering.

•	The aggregate amount of common stock acquired in the reorganization offering, plus in all prior issuances, by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock at the conclusion of the reorganization offering.

•	The aggregate amount of common stock acquired in the reorganization offering, plus in all prior issuances, by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of our stockholders’ equity at the conclusion of the reorganization offering.

•	The aggregate amount of common stock acquired in the reorganization offering and the merger, plus in all prior issuances, by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock at the conclusion of the reorganization offering.

•	The aggregate amount of common stock acquired in the reorganization offering and the merger, plus in all prior issuances, by one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of our stockholders’ equity at the conclusion of the reorganization offering.

•	The aggregate amount of common stock acquired in the reorganization offering and the merger, plus in all prior issuances, by all of our stock benefit plans, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than First Federal MHC.

•	The aggregate amount of common stock acquired in the reorganization offering and the merger, plus in all prior issuances, by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 33% of the outstanding shares of common stock held by persons other than First Federal MHC at the conclusion of the reorganization offering and the merger.

•	The aggregate amount of common stock acquired in the reorganization offering and the merger, plus in all prior issuances, by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 33% of our stockholders’ equity held by persons other than First Federal MHC at the conclusion of the reorganization offering and the merger.

     We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the reorganization offering and issued in the merger. We do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

     Frankfort First shareholders shall not be subject to the $300,000 limit only with respect to shares issued in the merger if the issuance of the shares in the merger causes a Frankfort First shareholder to exceed the $300,000 limit. If a Frankfort First shareholder receives shares in the merger causing such shareholder to exceed the $300,000 limit, such shareholder shall not be permitted to purchase additional common stock in the reorganization offering, and if the shares received by a Frankfort First shareholder in the merger have a value of less than $300,000 then the sum of the merger exchange shares and shares purchased by such Frankfort First shareholder in the reorganization offering shall not exceed the $300,000 limit.

     The plan of stock issuance defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization, our directors are not deemed to be acting in concert solely by reason of their Board membership.

     The plan of stock issuance defines “associate,” with respect to a particular person, to mean:

•	any corporation or organization other than, First Federal of Hazard or a direct or indirect subsidiary of First Federal MHC, or First Federal of Hazard of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

•	any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of First Federal MHC, First Federal of Hazard or any of its subsidiaries.

     For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of stock issuance. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Delivery of Certificates

     Certificates representing the common stock sold in the reorganization offering and checks representing only refund and/or interest paid on subscriptions made by check or money order will be mailed to investors at the certificate registration address noted on the stock order form as soon as practicable following completion of the reorganization. We will hold any certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock will have commenced.

Restrictions on Repurchase of Stock

     Under Office of Thrift Supervision regulations, we may not for a period of one year from the date of the completion of the reorganization offering repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the reorganization offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause First Federal of Hazard’s regulatory capital to be reduced below the amount required for reorganization the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Reorganization Applicable to Officers and Directors

     Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

     Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the reorganization offering, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the reorganization offering will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

     Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with First Federal of Hazard as account holders. While this aspect of the reorganization offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the reorganization offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the reorganization offering by directors and executive officers for a period of one year following the reorganization offering.

     Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of stock issuance, and their associates, during the three-year period following the reorganization offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be sold in the reorganization offering and issued in the merger. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of us who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks.

We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act of 1933 under certain circumstances.

Material Income Tax Consequences

     Although the reorganization may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plans of reorganization and stock issuance and applicable law, regulations and policies, it is intended that the reorganization will be effected through a merger. Completion of the reorganization is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Kentucky tax laws, that no gain or loss will be recognized by First Federal of Hazard, Kentucky First or First Federal MHC as a result of the reorganization or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to First Federal of Hazard, Kentucky First and First Federal MHC and persons receiving subscription rights.

     Muldoon Murphy Faucette & Aguggia LLP has issued an opinion to First Federal of Hazard that, for federal income tax purposes:

(1)	the reorganization will constitute a reorganization under Internal Revenue Code section 368(a)(1)(F), and First Federal of Hazard (in either its mutual form (the “Mutual Bank”) or its stock form (the “Stock Bank”) will recognize no gain or loss as a result of the reorganization;

(2)	the basis of each asset of the Mutual Bank received by the Stock Bank in the reorganization will be the same as the Mutual Bank’s basis for such asset immediately before the reorganization;

(3)	the holding period of each asset of the Mutual Bank received by the Stock Bank in the reorganization will include the period during which such asset was held by the Mutual Bank before the reorganization;

(4)	for purposes of Internal Revenue Code section 381(b), the Stock Bank will be treated as if there had been no reorganization and, accordingly, the taxable year of the Mutual Bank will not end on the effective date of the reorganization and the tax attributes of the Mutual Bank (subject to application of Internal Revenue Code sections 381, 382, and 384) will be taken into account by the Stock Bank as if the reorganization had not occurred;

(5)	the Mutual Bank’s members will recognize no gain or loss upon their constructive receipt of shares of the Stock Bank common stock solely in exchange for their mutual ownership interest in the Mutual Bank;

(6)	no gain or loss will be recognized by members of the Mutual Bank upon the issuance to them of deposits in the Stock Bank in the same dollar amount as their deposits in the Mutual Bank;

(7)	with respect to the members of the Mutual Bank’s exchange of the stock of the Stock Bank constructively received for the mutual ownership interests in First Federal MHC, the exchange will qualify as an exchange of property for stock under Internal Revenue Code section 351, the initial stockholders of the Stock Bank will recognize no gain or loss upon the constructive transfer to First Federal MHC of the shares of the Stock Bank they constructively received and First Federal MHC will recognize no gain or loss upon its receipt of the common stock of the Stock Bank in exchange for mutual ownership interests in the Mutual Bank;

(8)	with respect to First Federal MHC’s transfer of 100% of the common stock of the Stock Bank to Kentucky First, Kentucky First will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank from First Federal MHC and First Federal MHC will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank from First Federal MHC to Kentucky First;

(9)	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of Kentucky First to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

(10)	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the reorganization pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the reorganization; and

(11)	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

     The opinions set forth in the 9th and 10th bullet points above are based on the position that the subscription rights do not have any market value when they are distributed or exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     First Federal of Hazard has also received an opinion from Grant Thornton, LLP, Cincinnati, that, assuming the reorganization does not result in any federal income tax liability to First Federal of Hazard, its account holders, or Kentucky First, implementation of the plans of reorganization and stock issuance will not result in any Kentucky income tax liability to those entities or persons.

     The opinions of Muldoon Murphy Faucette & Aguggia LLP and Grant Thornton, LLP, are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Interpretation, Amendment and Termination

     To the extent permitted by law, all interpretations by us of the plans of reorganization and stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plans of reorganization and stock issuance provide that, if deemed necessary or desirable, we may substantively amend the plans of reorganization and stock issuance as a result of comments from regulatory authorities or otherwise, without the further approval of our members.

     Completion of the reorganization requires the sale of all shares of the common stock within 24 months following approval of the plan of reorganization by our members. If this condition is not satisfied, the plan of reorganization will be terminated and we will continue our business in the mutual form of organization. We may terminate the plan of reorganization at any time.

The Merger

Form of the Merger

     The boards of directors of Frankfort First and First Federal of Hazard have approved a merger agreement that provides for the merger of Frankfort First with a merger subsidiary of Kentucky First. Upon completion of the merger, each share of Frankfort First common stock will be converted into the right to receive either 2.35 shares of Kentucky First common stock or $23.50 in cash, without interest. A Frankfort First shareholder’s receipt of either cash or stock, however, is subject to the allocation and proration procedures as well as other provisions in the merger agreement.

Cash or Stock Election

     Under the terms of the merger agreement, Frankfort First’s shareholders may elect to convert their shares into cash or Kentucky First common stock. Frankfort First shareholders who elect stock in exchange for their shares, will receive cash for such shares. All elections of Frankfort First’s shareholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that no more than 45% of the total shares to be issued in the reorganization offering and the merger by Kentucky First to public shareholders (i.e., shareholders other than First Federal MHC) be issued to Frankfort First shareholders. First Federal of Hazard can increase this percentage to up to 49% if it completes the reorganization and merger offerings at the minimum of the offering range. In addition, to avoid the ongoing expense of small shareholder accounts, any Frankfort First shareholder who elects to receive shares of Kentucky First common stock in the merger and who otherwise would receive less than 100 shares of Kentucky First common stock in the merger will instead receive cash in the amount of $23.50 per share of Frankfort First common stock. No fractional shares will be issued in the merger, and each holder of a fractional interest in Kentucky First common stock, after aggregation of all of his or her fractional interests shall in lieu of such fractional interest be paid an amount equal to the fractional interest multiplied by $23.50. Neither we nor Frankfort First is making any recommendation as to whether Frankfort First’s shareholders should elect to receive cash or Kentucky First common stock in the merger. Each holder of Frankfort First’s common stock must make his own decision with respect to such election.

Background of the Merger

     The board of directors of First Federal of Hazard has occasionally reviewed its strategic options, including converting to a stock form financial institution, continued independence, acquisitions of other institutions and mergers with and acquisitions by other institutions, all with a view towards improving First Federal of Hazard’s competitive posture for the long-term, supporting future lending and growth, improving its financial performance and expanding the services available to its customers. On an annual basis, First Federal of Hazard prepares a budget and reviews and updates its business plan. In late 2003, First Federal of Hazard’s President, Tony Whitaker, had an informal discussion with a representative of Capital Resources Group, the financial advisor for First Federal of Hazard and the parent of Capital Resources, Inc., the marketing agent for the reorganization offering, regarding a reorganization and merger transactions in general. In January 2004, Mr. Whitaker was contacted by the Capital Resources Group representative to discuss the concept of a possible business combination between First Federal of Hazard and Frankfort First. The potential business combination would involve First Federal of Hazard’s reorganization into the mutual holding company structure, including a minority stock offering, and simultaneous acquisition of all of the outstanding shares of Frankfort First common stock. In late February 2004, a representative of Capital Resources Group met with the Chairman of the Board of Frankfort First to discuss in concept a merger with First Federal of Hazard as part of a mutual holding company reorganization and the reorganization offering and the strategic benefits of combining the two banks as wholly owned subsidiaries of a newly formed holding company. While no price to be paid to the stockholders of Frankfort First was discussed at that time, the meeting included a discussion of the form of the consideration to be paid as stock and cash and that Frankfort First would have significant representation on the stock holding company board of directors and in its management. This meeting was reported to the Frankfort First’s board of directors during its March 2004 meeting.

     Mr. Whitaker reported his discussions with the Capital Resources Group representative to First Federal of Hazard’s board at its March 2004 board meeting. The board instructed Mr. Whitaker to continue such discussions with the Capital Resources Group representative and Frankfort First. Mr. Whitaker updated the board at its meeting on April 8, 2004 and was instructed by the board to continue the discussions. Periodic informal telephone discussions continued over the next several weeks and on April 15, 2004, a meeting was held with representatives of Frankfort First’s and First Federal of Hazard’s management and a representative of Capital Resources Group to further discuss the proposed transaction.

     On May 11, 2004, management updated Frankfort First’s board of directors regarding the status of the discussions of the proposed transaction. At that meeting, the board of Frankfort First authorized management to continue the discussions with First Federal of Hazard and to retain legal and financial advisors. On May 13, 2004, Mr. Whitaker made a presentation to First Federal of Hazard’s board regarding the status of the discussion of the proposed transaction. At the meeting, the board authorized Mr. Whitaker to continue the discussions with Frankfort First. On May 21, 2004, representatives of the Frankfort First’s and First Federal of Hazard’s management, a representative of Capital Resources Group and representatives from the law firm Muldoon Murphy Faucette & Aguggia LLP met to discuss in more detail the proposed transaction. During the meeting, various structural alternatives were discussed as well as possible board and management positions. During that meeting, it was suggested that the proposed price might be in the range of $23.00 per share. Given the unusual nature of transaction, it was recommended that meetings take place with Frankfort First’s and First Federal of Hazard’s principal bank regulator, the Office of Thrift Supervision, to discuss the regulatory structure.

     On June 10, 2004, the President of Frankfort First and the President of First Federal of Hazard together with representatives from Capital Resources Group and Muldoon Murphy Faucette & Aguggia LLP met with the Southeast Regional Office of the OTS and on June 15, 2004, representatives of Capital Resources Group and Muldoon Murphy Faucette & Aguggia LLP met with the OTS in Washington, D.C. to discuss the regulatory structure of the proposed transaction. On June 17, 2004, Mr. Whitaker reported to the First Federal of Hazard board the results of the June 10, 2004 meeting with the OTS and the proposed schedule for pursuing the proposed transaction. Following Mr. Whitaker’s presentation, the board authorized and instructed Mr. Whitaker to retain legal and financial advisors in connection with the proposed transaction. During the latter part of June 2004 and the first two weeks in July 2004, a definitive merger agreement was negotiated by the parties. On July 8, 2004, Capital Resources Group made a detailed presentation to First Federal of Hazard’s board of directors regarding the structure of the proposed transaction and the fairness of the merger consideration to First Federal of Hazard. The board authorized and instructed Mr. Whitaker, with the assistance of legal counsel and Capital Resources Group, to continue to negotiate the terms of a definitive merger agreement. In early July, the parties conducted due diligence to better familiarize themselves with the operations of the respective institutions. On July 15, the board of directors of First Federal of Hazard met to consider the agreement. Presentations were made by Mr. Whitaker, Muldoon Murphy Faucette & Aguggia LLP and Capital Resources Group. On July 15, 2004, the Frankfort First board of directors met to consider the agreement. Presentations were made by counsel as well as a representative of Howe Barnes Investments, Inc. The merger agreement was executed on July 15, 2004.

     On July 15, 2004, Capital Resources Group rendered its fairness opinion to the board of directors of First Federal of Hazard that the merger consideration equal to $23.50 per share of Frankfort First stock is fair, from a financial point of view, to First Federal of Hazard. In rendering such opinion, Capital Resources Group made inquiries of First Federal of Hazard’s and Frankfort First’s management; Muldoon Murphy Faucette & Aguggia, LLP, legal counsel for First Federal of Hazard in connection with the offer and merger; and representatives of First Federal of Hazard’s independent accounting firm. In connection with its opinion, Capital Resources Group reviewed, analyzed and relied upon material bearing upon the financial and operating condition of First Federal of Hazard, Frankfort First, Kentucky First and the merger, which included the (i) merger agreement; (ii) Frankfort First’s annual and quarterly reports through March 31, 2004 as well as other reports and communications to stockholders; (iii) First Federal of Hazard’s and Frankfort First’s periodic financial reports submitted to various regulatory agencies and (iv) other financial information concerning the business and operations of First Federal of Hazard and Frankfort First. Capital Resources Group also held discussions with senior management of First Federal of Hazard and Frankfort First regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies.

     In connection with the rendering of its fairness opinion, Capital Resources Group considered that, while no staff reductions are contemplated as a result of the merger, the rationale and synergies of the transaction include complementary balance sheets, an expanded geographical market area, broader array of products and services and improved depth of management.

     For purposes of supporting its fairness opinion conclusion, Capital Resources Group performed a comparative pricing analysis that compared certain financial and stock market trading data for Frankfort First with similar data for a peer group of publicly traded thrifts. Also, Capital Resources Group reviewed the financial terms and acquisition pricing ratios of certain other merger transactions involving comparable thrifts in order to confirm that the offer price being paid to Frankfort First was reasonable and fair to First Federal of Hazard. Capital Resources Group also analyzed the pro forma financial impact of the merger with Frankfort First to First Federal of Hazard and Kentucky First.

     The full text of Capital Resources Group’s opinion which sets forth the assumptions made, procedures followed, matters considered, and limits on the review undertaken by Capital Resources Group is attached as Appendix A and is incorporated herein by reference. The description of the opinion set forth in this prospectus is qualified in its entirety by reference to the full text of such opinion.

     On July 15, 2004, Capital Resources Group rendered its fairness opinion to the board of directors of First Federal of Hazard that the merger consideration equal to $23.50 per share of Frankfort First stock is fair, from a financial point of view, to First Federal of Hazard. In rendering such opinion, Capital Resources Group made inquiries of First Federal of Hazard’s and Frankfort First’s management; Muldoon Murphy Faucette & Aguggia, LLP, legal counsel for First Federal of Hazard in connection with the offer and merger; and representatives of First Federal of Hazard’ independent accounting firm. In connection with its opinion, Capital Resources Group reviewed, analyzed and relied upon material bearing upon the financial and operating condition of First Federal of Hazard, Frankfort First, Kentucky First and the merger, which included the (i) merger agreement; (ii) Frankfort First’s annual and quarterly reports through March 31, 2004 as well as other reports and communications to stockholders; (iii) First Federal of Hazard’s and Frankfort First’s periodic financial reports submitted to various regulatory agencies and (iv) other financial information concerning the business and operations of First Federal of Hazard and Frankfort First regarding the past and current business operations with senior management of First Federal of Hazard and Frankfort First regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies.

     In connection with the rendering of its fairness opinion, Capital Resources Group considered that, while no staff reductions are contemplated as a result of the merger, the rationale and synergies of the transaction include complementary balance sheets, an expanded geographical market area, broader array of products and services and improved depth of management.

     For purposes of supporting its fairness opinion conclusion, Capital Resources Group performed a comparative pricing analysis that compared certain financial and stock market trading data for Frankfort First with similar data for a peer group of publicly traded thrifts. Also, Capital Resources Group reviewed the financial terms and acquisition pricing ratios of certain other merger transactions involving comparable thrifts in order to confirm that the offer price being paid to Frankfort First was reasonable and fair to First Federal of Hazard. Capital Resources Group also analyzed the pro forma financial impact of the merger with Frankfort First to First Federal of Hazard and Kentucky First.

     The full text of Capital Resources Group’s opinion which sets forth the assumptions made, procedures followed, matters considered, and limits on the review undertaken by Capital Resources Group is attached as Appendix A and is incorporated herein by reference. The description of the opinion set forth in this prospectus is qualified in its entirety by reference to the full text of such opinion.

Delivery of Stock Certificates

     After the completion of the merger, the exchange agent will mail to Frankfort First’s shareholders who do not submit election forms a letter of transmittal, together with instructions for the exchange of their Frankfort First common stock certificates for the merger consideration. Until Frankfort First shareholders surrender their Frankfort First stock certificates for exchange after completion of the merger, they will not be paid dividends or other distributions declared after the merger with respect to any Kentucky First common stock into which Frankfort First shares have been converted. When Frankfort First shareholders surrender their Frankfort First stock certificates, Kentucky First will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of Frankfort First common stock. Frankfort First’s stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If Frankfort First stock certificates have been lost, stolen or destroyed, Frankfort First shareholders will have to prove ownership of these certificates and that they were lost, stolen or destroyed before such shareholders receive any consideration for the shares. Any such stockholder must sign an affidavit that his or her stock certificate has been lost, stolen or destroyed and may in our discretion be required to post a bond as indemnity against any claim that may be made with respect to such certificate.

Treatment of Frankfort First Stock Options

     Immediately prior to the effective time of the merger (after all of the conditions to the consummation of the merger, as described in the merger agreement, have been satisfied) each outstanding option to purchase shares of Frankfort First common stock will be cancelled in exchange for a cash payment from Frankfort First. The cash payment for each option will be equal to the excess of the $23.50 merger consideration over the exercise price per share of each option, net of any cash that must be withheld under the federal and state income and employment tax requirements.

Tax Aspects

     Muldoon Murphy Faucette & Aguggia LLP, our counsel, has delivered to us its opinion, dated the date of this prospectus, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of officers of Kentucky First, all of which must continue to be true and accurate in all material respects as of the effective time of the merger.

Reasons for the Merger

     Our board of directors believes that the merger will enhance the competitive position of the combined entities and will enable the resulting institution to compete more effectively than either First Federal of Hazard or Frankfort First could on its own. The combined entity will have greater financial resources and, as a result of the offering, increased capital levels. Kentucky First’s pro forma shareholders’ equity will amount to 20.2% of pro forma total assets at June 30, 2004, assuming the shares of common stock are sold at the maximum of the offering range. The reorganization and the merger will result in increased funds being available for lending purposes and greater resources for expansion of services. First Federal of Hazard also believes that the merger will provide it with better opportunities for attracting and retaining qualified personnel.

     The terms of the merger agreement were the result of arm’s length negotiations between the representatives of First Federal of Hazard and Frankfort First. Among the factors considered by the board of directors of First Federal of Hazard were:

•	information concerning the financial condition, results of operations, capital levels, asset quality and prospects of First Federal of Hazard and Frankfort First, including consideration of both companies’ historical and projected results of operation and financial condition and a review of Frankfort First’s financial performance by comparison to a peer group;

•	a comparison of the terms of the merger to other merger transactions both nationally and involving companies headquartered in the Southeastern region of the United States;

•	the anticipated short-term and long-term impact the reorganization and the merger will have on Kentucky First’s consolidated results of operations, including expanded mortgage lending by First Federal of Hazard’s purchasing or participating in mortgage loans originated by First Federal of Frankfort;

•	the general structure of the transaction and the perceived compatibility of the respective management teams and business philosophies of First Federal of Hazard and Frankfort First which

First Federal of Hazard’s board believed would make it easier to integrate the operations of the two companies;

•	the belief that the merger will enhance First Federal of Hazard’s franchise value by the expansion of its branch network, (on a consolidated basis) by enhancing its ability to acquire other financial institutions in the Kentucky market, and by enhancing its ability to compete in relevant banking and non-banking markets;

•	current industry and economic conditions facing First Federal of Hazard and Frankfort First, including an increasingly competitive environment facing both institutions characterized by intensifying competition from both non-financial institutions as well as other banks and savings institutions, the continuing consolidation of the financial services market and the increasing costs and complexities of compliance with the expanding regulatory requirements imposed on financial institutions as well as public reporting companies;

•	the anticipated minimal impact of reorganization and the merger on the depositors, employees, customers and communities served by First Federal of Hazard and Frankfort First, due to the parties’ decision to maintain that separate identity, products, services, management and employees of each institution following the merger; and

•	the understanding that, unless First Federal of Hazard and First Federal of Frankfort merge, the members of First Federal of Frankfort will not have priority subscription rights if First Federal MHC undertakes a second-step conversion.

The discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes all material factors considered by our board of directors. In reaching its determination to approve and recommend the merger, our board of directors did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Dissenters’ Rights

     Under Delaware law, if a Frankfort First shareholder both properly makes a demand for appraisal in writing before the vote taken at the annual meeting and does not vote in favor of the merger, such shareholder has the right to seek an appraisal of the fair value of their Frankfort First common stock and receive a cash payment of such fair value. Frankfort First shareholders electing to exercise dissenters’ appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Frankfort First will require strict compliance with the statutory procedures.

Interests of Frankfort First Directors and Executive Officers in the Merger that Differ From the Interests of Frankfort First Shareholders

     Some members of Frankfort First’s management and board of directors have financial interests in the merger that are in addition to, or different from, their interests as shareholders of Frankfort First. The Frankfort First board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

     Pre-Existing Employment Agreements. In addition to the employment agreement with Don D. Jennings described under “Management of Frankfort First – Employment Agreements,” First Federal of Frankfort currently maintains virtually identical employment agreements with Danny A. Garland, R. Clay Hulette and Teresa Kuhl, each dated as of June 30, 2004. Frankfort First has entered into guaranty agreements with these executives whereby Frankfort First agrees to guarantee the payment obligations of First Federal of Frankfort under the employment agreements. The agreements provide for three-year terms, renewable annually by the Board of Directors of First Federal of Frankfort. The employment agreements also provide for the payment of base salary, participation in bonus, retirement and medical plans, and receipt of customary fringe benefits, vacation and sick leave and expense reimbursement. The agreements terminate upon the executives’ death or disability, as defined in the agreements. First Federal of Frankfort may terminate the agreements for just cause, as defined in the agreements. The executives receive no additional compensation or benefits upon a termination for just cause. Upon an executive’s death, the executive’s beneficiary or estate receives the executive’s base salary through the end of the month of death. Upon termination due to disability, the executives receive continued salary and benefits for any period during the term of the employment agreement and prior to the establishment of disability and for any period of disability prior to termination of employment. The executives may terminate employment voluntarily by providing 90 days’ written notice, in which case they receive only their compensation and vested benefits through their termination date.

     The employment agreements also provide that, if the executives terminate employment involuntarily for reasons other than just cause within one year after a change in control, they may receive a cash payment equal to the difference between (1) 2.99 times their “base amount” as defined under Section 280G(b)(3) of the Internal Revenue

Code and (2) the sum of any other “parachute payments,” as defined under Section 280G(b)(2) of the Internal Revenue Code. The agreements also provide for a similar lump sum payment in the event of voluntary termination of employment within 30 days after the effective date of a change in control, or upon termination of employment under circumstances equivalent to a constructive discharge (as defined in the agreements). However, effective July 15, 2004, the executives’ employment agreements were amended to provide that neither the execution of the merger agreement, nor the consummation of the proposed merger with First Federal of Hazard would constitute a change in control entitling the executives to severance under their employment agreements.

     New Employment Agreements. See “Management of Kentucky First – Executive Compensation – Employment Agreements.”

     Appointment of the Frankfort First President and Chief Executive Officer and Two Members of the Frankfort First Board of Directors to the Kentucky First Board of Directors and Other Benefits. First Federal of Hazard has agreed that two members of the Frankfort First board of directors, David R. Harrod and Herman D. Regan, Jr., and Frankfort First’s President and Chief Executive Officer, Don D. Jennings, will be appointed to the Kentucky First board of directors upon completion of the merger. As a result, three of Kentucky First’s seven directors will consist of current directors or officers of Frankfort First. Kentucky First will pay Messrs. Harrod and Regan the same fees payable to Kentucky First’s nonemployee directors, based upon meeting attendance and other factors. Mr. Jennings will also serve as President and Chief Operating Officer of Kentucky First, and therefore will not be paid board fees in addition to his compensation as an employee of Kentucky First.

     Protection of Frankfort First Directors and Officers Against Claims. First Federal of Hazard has agreed to indemnify and hold harmless, to the fullest extent allowed under Delaware law, present and former directors and officers of Frankfort First from liability and expenses arising from matters existing or occurring at or prior to the effective time of the merger. First Federal of Hazard has further agreed that Frankfort First may obtain an extended reporting period endorsement under Frankfort First’s director and officer liability insurance policy for the benefit of its directors and officers. The endorsement provides continued insurance coverage for six years following consummation of the merger, subject to a maximum annual premium equivalent to 200% of the current annual premium amount.

Regulatory Approvals Needed to Complete the Merger and the Reorganization

     Merger Approvals. Completion of the merger is subject to prior approval of the Office of Thrift Supervision. In reviewing applications for transactions of this type, the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Office of Thrift Supervision may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. First Federal of Hazard filed an application with the Office of Thrift Supervision on September ___, 2004.

     Under the Community Reinvestment Act, the Office of Thrift Supervision must take into account the record of performance of First Federal of Hazard and First Federal of Frankfort in meeting the credit needs of the entire community, including low-and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. First Federal of Hazard and First Federal of Frankfort each received a “Satisfactory” rating, respectively, during their last federal Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the Office of Thrift Supervision, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While we believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger.

     Reorganization Approvals. We have adopted a plan of reorganization pursuant to which we will convert from a federally chartered mutual savings association to a federally chartered stock savings association. Consummation of the merger is subject to certain conditions, including the receipt by First Federal of Hazard of all approvals necessary to complete its reorganization. Specifically, the reorganization must be approved by the Office of Thrift Supervision and First Federal of Hazard must receive the non-objection of the Federal Deposit Insurance Corporation. As of the date of this proxy statement-prospectus, First Federal of Hazard has filed its reorganization applications with the Office of Thrift Supervision and the Office of Thrift Supervision’s approval is still pending. On ___, the Federal Deposit Insurance Corporation issued its intent not to object to the plan of reorganization. Kentucky First also filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on ___. The Registration Statement was declared effective on ___. See "–Conditions to Completing the Merger.”

Financing the Merger

     First Federal of Hazard’s consummation of its reorganization to the mutual holding company structure is a condition precedent to consummating the merger. First Federal of Hazard will use part of the net proceeds of the reorganization offering, plus, if necessary, the proceeds of a capital distribution from First Federal of Hazard to Kentucky First to acquire Frankfort First, fund First Federal of Hazard’s employee stock ownership plan and capitalize First Federal MHC. We will not know the amount of proceeds that First Federal of Hazard will raise in the reorganization offering until after the offering has concluded and Frankfort First shareholders make their elections to receive either cash or Kentucky First common stock in the merger. However, under the terms of the merger agreement, Frankfort First shareholders who elect to receive cash in exchange for their shares of Frankfort First common stock will receive $23.50 for each share of Frankfort First common stock they own. At the minimum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration, based on 1,246,108 Frankfort First shares outstanding as of November ___, 2004 and including payment for the cancellation of stock options, would consist of 1,218,262 shares of Kentucky First common stock and $19.0 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares of Kentucky First common stock and $27.7 million in cash. At the maximum of the offering range, if Frankfort First shareholders elect to receive the maximum amount of Kentucky First common stock available to them in the merger, the aggregate merger consideration will consist of 1,513,687 shares of Kentucky First common stock and $16.1 million in cash. If Frankfort First shareholders elect to receive only 347,152 shares of Kentucky First common stock in the merger, then the aggregate merger consideration will consist of 347,152 shares of Kentucky First common stock and $28.7 million in cash. Assuming that Frankfort First shareholders elect to receive the maximum number of shares of Kentucky First common stock in merger, the total cash funds necessary to complete the transaction (including related fees and expenses) would be $27.7 million, $19.0 million, $18.0 million, $16.1 million and $13.8 million at the minimum of the offering range assuming 347,152 shares of Kentucky First common stock are issued in the merger and at the minimum, midpoint, maximum and maximum, as adjusted, points in the offering range assuming 49%, 45%, 45% and 45%, respectively, of the shares are issued in the merger. In these events, in order to consummate the transaction, it would be necessary for First Federal of Hazard to make a capital distribution to Kentucky First of $14.9 million, $11.8 million, $8.3 million and $4.1 million, respectively. First Federal of Hazard has applied to the OTS to make a capital distribution to address these contingencies.

Accounting Treatment of the Merger

     Kentucky First will use the purchase method of accounting for the merger. Under this method of accounting, the assets and liabilities of Frankfort First will be recorded on Kentucky First’s consolidated statement of condition at their estimated fair values at the effective date of the merger. The amount by which the purchase price exceeds the fair value of the net tangible and identifiable intangible assets acquired by Kentucky First through the merger will be recorded as goodwill. Goodwill will not be amortized, but will instead be subject to annual assessment for impairment, and identifiable intangible assets will be amortized over their estimated useful lives. Kentucky First currently expects that, based on preliminary accounting estimates, the merger would result in the recording of goodwill of approximately $16.3 million.

Resale of Kentucky First Common Stock Issued in the Merger

     The shares of Kentucky First common stock to be issued to shareholders of Frankfort First in the merger have been registered under the Securities Act of 1933. Shares of Kentucky First common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of Frankfort First, as that term is defined in the rules under the Securities Act of 1933. Kentucky First common stock received by those shareholders of Frankfort First who are deemed to be “affiliates” of Frankfort First at the time the merger is submitted for vote of the shareholders of Frankfort First may be resold without registration under the Securities Act of 1933 only to the extent provided for by Rule 145 promulgated under the Securities Act of 1933. Rule145 permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of Frankfort First is an individual or entity that controls, is controlled by or is under common control with, Frankfort First, as the case may be, and may include the executive officers and directors of Frankfort First, as well as certain principal shareholders of Frankfort First. The same restrictions apply to certain relatives or the spouses of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

     Pursuant to the terms of the merger agreement Frankfort First has caused each person who may be deemed an affiliate of Frankfort First for purposes of Rule 145 under the Securities Act of 1933 to deliver to Kentucky First a written agreement intended to ensure compliance with the Securities Act of 1933.

When Will the Merger be Completed

     The closing of the merger will take place on a date the parties agree upon that occurs as promptly as practicable following the date on which the conditions to closing as described in the merger agreement have been satisfied. These conditions include: (1) Frankfort First obtaining approval of the merger from its shareholders; (2) the parties obtaining the requisite regulatory approvals for the merger and for First Federal of Hazard’s reorganization (and the last waiting period under the required regulatory approvals having expired); (3) the absence of any legal proceedings concerning the merger which is likely to have a material adverse effect on the interests of either Kentucky First or Frankfort First; (4) First Federal of Hazard’s reorganization having occurred (except to the extent it must coincide with the merger); (5) Frankfort First obtaining a fairness opinion from its financial advisors; and (6) each party receiving a “comfort” letter with respect to the financial condition of the other party . See "-Conditions to Completing the Merger.” On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware merging Frankfort First with a wholly owned merger subsidiary of Kentucky First. The merger will become effective at the time stated in the certificate of merger.

     We expect to complete the merger in the last calendar quarter of 2004 or the first calendar quarter of 2005. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See “The Merger-Regulatory Approvals Needed to Complete the Merger.” Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before May 31, 2005, unless failure to complete the merger by that time is due to a failure to fulfill any material obligation under the merger agreement by the party seeking to terminate the agreement. See "-Terminating the Merger Agreement.”

Conditions to Completing the Merger

     The merger agreement provides that consummation of the merger is subject to the satisfaction of certain conditions, or the waiver of certain of such conditions by First Federal of Hazard, on the one hand, and Frankfort First on the other, as the case may be, at or prior to the date the merger is completed. First Federal of Hazard and Frankfort First are referred to in the following discussion individually as a “party” and collectively as the “parties.” Each of the parties’ obligations under the merger agreement are subject to the following conditions, among others:

•	approval of the merger agreement by Frankfort First’s shareholders;

•	the absence of any legal proceedings concerning the merger which is likely to have a material adverse effect on the interests of either Kentucky First or Frankfort First;

•	receipt of all required regulatory approvals or waiver with respect to the merger and the reorganization; provided that no such approval or waiver imposes any condition applicable to First Federal of Hazard which is, in the reasonable judgement of First Federal of Hazard, materially burdensome upon the conduct of First Federal of Hazard’s business or which would so adversely impact the economic and business benefits of the merger or the reorganization to First Federal of Hazard so as to render it inadvisable to proceed with the merger or the reorganization;

•	the reorganization of First Federal of Hazard into the mutual holding company structure shall have occurred (except to the extent any part thereof shall occur simultaneously with the consummation of the merger);

•	Kentucky First’s common stock being approved for quotation on the Nasdaq Stock Market;

•	Frankfort First’s common stock remaining listed on the Nasdaq Stock Market;

•	all outstanding Frankfort First stock options being terminated or cancelled as required by the merger agreement;

•	holders of not more than 10% of the outstanding shares of Frankfort First common stock entitled to vote on the merger agreement proposal having delivered written demand for appraisal rights under Delaware law;

•	First Federal of Hazard delivering the merger consideration to the exchange agent and the exchange agent certifying such receipt;

•	each party’s representations and warranties being true (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party);

•	each party having performed or complied in all material respects with its covenants and obligations under the merger agreement;

•	each party having received all required third party consents, the absence of which would materially and adversely affect such party;

•	Frankfort First having delivered to First Federal of Hazard executed replacement employment agreement for Don D. Jennings, R. Clay Hulette, Danny A. Garland and Teresa Kuhl;

•	the receipt by Frankfort First of an opinion from Howe Barnes Investments, Inc. that the merger consideration to be paid to Frankfort First’s shareholders in the merger is fair from a financial point of view;

•	the receipt by First Federal of Hazard of a customary “comfort” letter from Frankfort First’s independent auditors regarding the financial condition of Frankfort First, and the receipt by Frankfort First of a similar letter from First Federal of Hazard’s independent auditors regarding the financial condition of First Federal of Hazard;

•	neither party having sustained a material adverse effect or change to its business, operations, properties, condition, assets, liabilities or prospects since the execution of the merger agreement; and

•	each party having received from the other appropriate documentation regarding the valid existence and authorization of the other party to enter into the transactions contemplated by the merger agreement.

     We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before May 31, 2005, either party may terminate the merger agreement by a vote of a majority of its board of directors.

Conduct of Business Before the Merger

     Frankfort First has agreed that, until the completion of the merger, Frankfort First and First Federal of Frankfort will:

     Ordinary Course of Business

•	diligently conduct their affairs only in the ordinary course of business consistent with past practices;

     Use of Assets

•	use manage and maintain all assets in a normal business manner;

•	use reasonable effort to maintain its insurance policies;

     Preserving the Business Organization Intact

•	use best efforts to preserve their business organizations intact, to retain the services of their present officers and key employees and to preserve the goodwill of depositors, borrowers and other customers, suppliers, creditors and others with business relationships;

     Compliance with Laws

•	comply with applicable laws (except where noncompliance would not have a material adverse effect on Frankfort First and First Federal of Frankfort, taken as a whole);

     File Tax Returns and Pay Taxes

•	timely and properly file all taxes required to be filed and pay or make provision for taxes owed; and

     Cancel Awards Under Junior Officer Recognition Plan in Exchange for Cash Payments

•	use best efforts to cause the participants in the Frankfort First, Inc. Junior Officer Recognition Plan to agree that such plan be terminated as of the effective time of the merger with all outstanding awards thereunder being exchanged for future cash payments (the payment to occur at times which coincide with the vesting schedule of the awards, provided that the employee is an employee at the time of the vesting).

     Stock Options

•	use best efforts to cause each holder of an outstanding option to purchase Frankfort First common stock to agree to cancel all outstanding options in exchange for cash consideration. The cash consideration for each outstanding stock option will equal the difference between $23.50 and the exercise price of each option. The cash payments will be made by Frankfort First immediately before the consummation of the merger.

     Frankfort First has also agreed that, except as otherwise expressly contemplated or permitted by the merger agreement, as required by law or regulation or to the extent First Federal of Hazard consents in writing, Frankfort First will not, and will not permit any of its subsidiaries to:

     Contracts

•	take any act or omit to do any act which would cause a breach of any existing contract (except where such breach would not have a material adverse effect on Frankfort First and First Federal of Frankfort, taken as a whole);

•	enter into any new contract or engage in a transaction not in the ordinary course of business and consistent with past practices and not purchase, lease, sell or dispose or any capital asset, except for capital asset transactions which individually do not amount to more than $10,000 and which, in the aggregate do not amount to more than $25,000;

     Employee Benefits

•	except as otherwise agreed to with First Federal of Hazard and other than increases of 5% or less with respect to nonofficer employees (consistent with past practices): (1) increase employee salaries or rates of pay; (2) adopt a new employee benefit plan; (3) enter or modify an employment agreement; (4) made any discretionary contributions to employee benefit plans; (5) make any allocation to the account of a plan participant other than in the normal course;

     Indebtedness

•	create, incur or assume indebtedness or assume not in the ordinary course of business, or incur costs and expenses in connection with the transaction which materially exceed those previously agreed to by the parties;

     Capital Stock

•	declare, pay or set aside for payment any dividend or other distribution on its capital stock, provided that Frankfort First may pay its regular quarterly dividends at a rate not to exceed $0.28 per share;

•	issue or sell or obligate itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any shares of its capital stock, other than shares issued upon the exercise of outstanding stock options;

     Policy Changes

•	materially change any lending, investment, management or other material policies concerning their business or operations; and

     Agreement Not to Solicit Other Proposals

•	authorize or permit its directors, officers, employees, agents and representatives, to initiate, solicit or knowingly encourage or take any action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, or provide any information to or negotiate with any other party in furtherance of, any proposal that could reasonably be expected to lead to the merger, consolidation, acquisition or sale of all or substantially all of the assets or any shares of capital stock of Frankfort First to a third party. However, Frankfort First may engage in these actions provided that the Frankfort First board of directors determines in good faith, after consultation with its legal counsel, based on the advice from counsel, that such action is required for the board of directors to comply with its fiduciary duties to shareholders imposed by applicable laws. If Frankfort First receives a proposal from a third party, Frankfort First must notify First Federal of Hazard of the proposal, receive a confidentiality agreement from the third party prior to furnishing it with any information and furnish First Federal of Hazard with written notice that information will be furnished to the third party.

Certain Other Agreements

     The merger agreement also contains other agreements which address Frankfort First’s conduct in connection with the execution of the merger agreement and Frankfort First’s conduct and obligations following the execution of the agreement but before consummation of the merger. These agreements include: (1) the confidential treatment of information exchanged in the merger process; (2) the preparation and delivery of disclosure schedules by each party to the other party as required by the merger agreement or as necessary to qualify certain representations and/or warranties made by the parties in the merger agreement; (3) the coordination of announcements relating to the merger; (4) the obligation of each party to use best efforts to cause their respective representations and warranties to be true and correct at the effective time of the merger, to use best efforts to cause all of the conditions precedent in the agreement to be satisfied, and to use best efforts to take all actions necessary to consummate the transactions contemplated by the merger agreement and First Federal of Hazard’s reorganization; and (5) Frankfort First’s obligation to advise its affiliates of the resale restrictions imposed on them by certain federal securities laws and to use reasonable best efforts to obtain a written commitment from each affiliate to comply with such laws. These other agreements also address the following matters:

     Deliveries of Information and Consultation. Each party will promptly furnish the other with copies of: (1) significant reports or other documents filed or received by a party under federal or state banking or securities laws; (2) its consolidated monthly financial statements; (3) a summary of board actions; and (4) all other significant information concerning the business of each party. First Federal of Hazard and Frankfort First have also agreed to consult with one another on a regular basis to report on operational matters, and will also consult regarding regulatory matters directly affecting either party. The parties will also consult regarding any litigation that may be commenced, threatened or proposed by any person relating to the merger and shall cooperate in all respects in connection with such ligation.

     Indemnification of Frankfort First Officers and Directors. Kentucky First will indemnify and advance expenses in matters that may be subject to indemnification, to each present and former director and officer of Frankfort First and its subsidiaries for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowable under Kentucky First’s charter and bylaws and under applicable law. Kentucky First will permit Frankfort First and First Federal of Frankfort to obtain an extended reporting period endorsement under Frankfort First directors’ and officers’ liability insurance policy for the benefit of Frankfort First directors and officers which provides such officers and directors with continued insurance coverage under such policy for at least three years following consummation of the merger, subject to a cap on the amount of the annual premium equal to 200% of Frankfort First’s current annual premium.

     Comfort Letters. First Federal of Hazard and Frankfort First have each agreed to use their best efforts to cause their respective independent auditors to deliver to the other party a letter (addressed to the other party), in form and substance reasonably satisfactory to the other party and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the registration Kentucky First is filing and proxy statements similar to this proxy statement. These “comfort letters” are to be delivered within three business days before Kentucky First’s registration statement on Form S-1 is to be declared effective.

     Legal Conditions to the Merger. First Federal of Hazard and Frankfort First have each agreed to take all reasonable actions necessary to comply with all legal requirements relating to the merger (including filings and other matters relating to the regulatory applications), to furnish each other with information necessary to satisfy such requirements, and to obtain all third party consents necessary to undertake the transactions contemplated by the merger.

     Stock Listings. Frankfort First has agreed to use its best efforts to maintain the listing of its common stock on the Nasdaq National Market. First Federal of Hazard will use all reasonable efforts to cause the shares of Kentucky First to be listed on the Nasdaq Stock Market.

     Employee Matters. Under the terms of the merger agreement, following the merger, First Federal of Frankfort will continue to employ substantially all employees without employment agreements as employees at will, subject to determinations by First Federal of Frankfort’s management and First Federal of Frankfort’s and Kentucky First’s boards of directors. First Federal of Frankfort’s Defined Benefit Plan, as well as First Federal of Frankfort’s health and welfare benefit plans, programs, insurance and policies shall continue after the merger until such time as First Federal of Frankfort’s board of directors elects to take alternative action. To the extent that any such plan is replaced after the merger, employees of Frankfort First (or its affiliates) will be entitled to credit for prior service with First Federal of Frankfort for purposes of determining eligibility to participate and vesting, unless such service results in the duplication of benefits. Any eligibility waiting period and pre-existing condition exclusion applicable to such plans and programs will be waived with respect to each Frankfort First employee and their eligible dependents. Kentucky First will also provide full credit to each continuing Frankfort First employee and their eligible dependents under Kentucky First, Inc.’s corresponding benefit plans for any deductibles incurred by the continuing employees and their covered dependents during the portion of the calendar year prior to the closing of the merger. After the merger, Kentucky First will be liable for all obligations for continued health coverage under Sections 601 through 609 of ERISA (“COBRA”) with respect to each Frankfort First qualified beneficiary who incurs a qualifying event and for continued health coverage under COBRA from and after the merger, and for continued health coverage under COBRA from and after the merger for each Frankfort First qualified beneficiary who incurs a qualifying event before the merger.

     Conduct of First Federal of Hazard’s Business. First Federal of Hazard has agreed to maintain its corporate existence in good standing and conduct its business so as to be able to consummate the transactions contemplated by the merger agreement. It has also agreed to give prompt written notice to Frankfort First of, and to use its best efforts to prevent or promptly remedy, an impending or threatened occurrence of any event or condition which would cause or constitute a breach of any of its representations or obligations under the merger agreement or would be reasonably likely to cause it not to be able to satisfy any condition precedent to consummation of the merger.

Representations and Warranties Made by First Federal of Hazard and Frankfort First in the Merger Agreement

     We have made certain customary representations and warranties to each other in the merger agreement relating to our businesses. The representations and warranties must be true in all material respects (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party) through the completion of the merger. See "-Conditions to Completing the Merger.”

Terminating the Merger Agreement

     The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by Frankfort First’s shareholders, as follows:

•	by the mutual agreement of First Federal of Hazard and Frankfort First;

•	by either party, if the merger is not consummated by May 31, 2005, unless failure to complete the merger by that time is due to the failure to perform an obligation by the party seeking to terminate the agreement;

•	by either party, if (1) the other party has not satisfied any of its obligations to close under the merger agreement , or (2) within 30 days after receiving notice from the other party that it has sustained a material adverse effect which cannot be reasonably expected to be cured;

•	by Frankfort First, if Frankfort First enters into a definitive agreement or letter of intent for an acquisition proposal with a third party that the board of directors makes a good faith determination, in consultation with its legal counsel, is necessary to comply with its fiduciary duties to shareholders imposed by applicable laws (provided that Frankfort First has complied with its obligations to notify and furnish information to First Federal of Hazard regarding the third party acquisition proposal or complies with applicable proxy rules;

•	by First Federal of Hazard, if: (1) the Frankfort First board of directors resolves, publicly announces or discloses to any third party its intention to accept an acquisition proposal from a third party; (2) the Frankfort First board of directors recommends to its shareholders (or resolves to recommend) that they tender their shares in a tender or exchange offer commenced by a third party; (3) if a tender offer or exchange offer for 25% of more of Frankfort First’s common stock is commenced or a registration statement with respect thereto is filed and, within 10 days, the Frankfort First board of directors either fails to recommend against such offer or takes no position with respect to such offer; or (4) Frankfort First’s board of directors withdraws or modifies its recommendation of approval of the merger agreement to its shareholders in a manner adverse to First Federal of Hazard or recommends (or resolves to recommend) to Frankfort First’s shareholders that they approve an acquisition proposal from a third party.

•	by either party, if any suit, action or proceeding is pending or threatened before any court in which the consummation of the merger is restrained or enjoined or in which the relief requested is to restrain, enjoin or prohibit the merger and, in the reasonable judgement of either party, such action suit, action or proceeding is likely to have a material adverse effect with respect to such party’s interest;

•	by either party, upon disapproval by any regulatory authority whose approval is required to consummate the merger or First Federal of Hazard’s reorganization, or if an approval contains a condition applicable to First Federal of Hazard which is, in its reasonable judgement, materially burdensome upon the conduct of First Federal of Hazard’s business or which would so adversely impact the economic and business benefits of the merger or reorganization to First Federal of Hazard so as to render it inadvisable to proceed with the merger or the reorganization;

•	by either party, if Frankfort First’s shareholders fail to approve the merger agreement; and

•	by either party, if First Federal of Hazard’s reorganization has not occurred (except for any part of the reorganization which can occur simultaneously with or subsequent to the merger).

Termination Fee

     The merger agreement requires Frankfort First to pay First Federal of Hazard a $1.5 million termination fee if First Federal of Hazard terminates the merger agreement as a result of:

•	Frankfort First’s failure to receive shareholder approval of the merger agreement;

•	Frankfort First’s failure to comply in all material respects with its covenants, agreements and other obligations under the merger agreement;

•	Frankfort First’s failure to undertake all appropriate corporate actions necessary to be taken in conjunction with the merger;

•	A breach of Frankfort First’s representations and warranties under the merger agreement are not true and correct (except for those breaches which individually or in the aggregate do not or would not reasonably be likely to have a material adverse effect on Frankfort First;

•	Frankfort First’s failure to deliver the necessary documents and certificates to establish its existence and authorization for it to enter into the merger agreement;

•	Frankfort First’s failure to deliver a comfort letter to First Federal of Hazard regarding Frankfort First’s financial condition;

•	Frankfort First’s failure to enter into replacement agreements with its executives (so as to avoid the transactions contemplated by the merger agreement triggering termination rights under the executives’ employment agreements;

•	Frankfort First’s failure to terminate all outstanding stock options or right to receive stock options, in exchange for cash payments;

•	Frankfort First’s failure to obtain necessary regulatory approvals and third party consents; or

•	Frankfort First’s failure to perform an obligation under the merger that has delayed the consummation of the merger past May 31, 2005,

     And any of the following conditions exist:

     Frankfort First or any of its subsidiaries, without having received First Federal of Hazard’s prior written consent, enters into a written agreement to engage in an acquisition proposal with any person other than First Federal of Hazard (or any of its affiliates) or the Frankfort First board of directors recommends that Frankfort First shareholders approve or accept any acquisition proposal with any person other than First Federal of Hazard; or

•	Frankfort First breaches any covenant or obligation contained in the merger agreement and such breach would entitle First Federal of Hazard to terminate the merger agreement;

•	Frankfort First shareholders do not approve the merger agreement at the Frankfort First annual meeting, the annual meeting is not held in a timely manner or is postponed, delayed or enjoined prior to termination of the merger agreement except as a result of judicial or administrative proceeding or Frankfort First’s board of directors having:

a.	withdrawn or adversely modified its recommendation with respect to the merger agreement, or announced or disclosed to any third party its intention to do so; or

b.	failed to recommend, in the case of a tender or exchange offer for Frankfort First common stock, against acceptance of such tender or exchange offer to its shareholders or takes no position with respect to acceptance of such tender or exchange offer by its shareholders; or

c.	Frankfort First’s board of directors makes the certain provisions of Frankfort First’s Certificate of Incorporation that limit a third party’s ability to acquire a substantial amount of Frankfort First common stock or acquire or merge with Frankfort First altogether.

     Payment of this termination fee shall be due or payable prior to Frankfort First entering into a written definitive agreement with a third party with respect to an acquisition proposal within 18 months after termination of the merger agreement or within such 18-month period any third-party person or entity acquires 25% or more of the Frankfort First’s outstanding common stock.

Expenses

     Each of us and Frankfort First will pay our own costs and expenses incurred in connection with the merger. Capital Resources Group, the parent company of Capital Resources, Inc., has provided financial and advisory services to First Federal of Hazard in connection with the merger and provided it with a fairness opinion with respect thereto. In exchange for these services, Capital Resources Group was paid a fee of $85,000 upon the execution of the merger agreement. In addition, upon completion of the merger, Capital Resources Group shall be a paid a success fee equal to 1.25% of the total consideration paid in the merger. First Federal will also reimburse Capital Resources Group for certain out-of-pocket expenses incident to the above services.

Changing the Terms of the Merger Agreement

     Before the completion of the merger, Frankfort First may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by Frankfort First’s shareholders, Frankfort First cannot do the following without the approval of Frankfort First’s shareholders: (1) change the merger consideration to be received by Frankfort First shareholders under the terms of the merger agreement; (2) alter or change any term of Kentucky First’s charter other than as contemplated by the merger agreement; or (3) alter or change any of the terms and conditions of the merger agreement is such change or alteration would adversely affect Frankfort First’s shareholders.

Regulation and Supervision

General

     First Federal of Hazard and First Federal of Frankfort are subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as their primary federal regulator, and the Federal Deposit Insurance Corporation, as their deposits insurer. First Federal of Hazard and First Federal of Frankfort are each members of the Federal Home Loan Bank System and their deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. First Federal of Hazard and First Federal of Frankfort must each file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning their activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision and, under certain circumstances, the Federal Deposit Insurance Corporation to evaluate First Federal of Hazard’s and First Federal of Frankfort’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on our operations. Kentucky First and First Federal MHC, as savings and loan holding companies, will be required to file certain reports with, will be subject to examination by, and otherwise will have to comply with the rules and regulations of the Office of Thrift Supervision. Kentucky First will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

     Certain of the regulatory requirements that are or will be applicable to First Federal of Hazard, First Federal of Frankfort, Kentucky First and First Federal MHC are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on First Federal of Hazard, First Federal of Frankfort, Kentucky First and First Federal MHC and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of Federal Savings Associations

     Business Activities. Federal law and regulations, primarily the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision, govern the activities of federal savings banks, such as First Federal of Hazard and First Federal of Frankfort. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

     Branching. Federal savings banks are authorized to establish branch offices in any state or states of the United States and its territories, subject to the approval of the Office of Thrift Supervision.

     Capital Requirements. The Office of Thrift Supervision’s capital regulations require federal savings institutions to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

     The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular circumstances. At June 30, 2004, First Federal of Hazard and First Federal of Frankfort each met each of these capital requirements.

     Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” An institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date it receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. “Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

     Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

     Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like First Federal of Hazard and First Federal of Frankfort, it is a subsidiary of a holding company. If First Federal of Hazard’s or First Federal of Frankfort’s capital were ever to fall below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution that would otherwise be permitted by the regulation, if the agency determines that such distribution would constitute an unsafe or unsound practice.

     Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

     A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered “qualified thrift investments.” At June 30, 2004, First Federal of Hazard and First Federal of Frankfort each met the qualified thrift lender test.

     Transactions with Related Parties. Federal law limits the authority of First Federal of Hazard and First Federal of Frankfort to lend to, and engage in certain other transactions with (collectively, “covered transactions”), “affiliates” (e.g., any company that controls or is under common control with an institution, including Kentucky First, First Federal MHC and their non-savings institution subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Loans and other specified transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates from making loans is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary. Transactions between sister depository institutions that are 80% or more owned by the same holding company are exempt from the quantitative limits and collateral requirements.

     The Sarbanes-Oxley Act of 2002 generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, First Federal of Hazard’s and First Federal of Frankfort’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such persons control, is limited. The law restricts both the individual and aggregate amount of loans First Federal of Hazard and First Federal of Frankfort may make to insiders based, in part, on First Federal of Hazard’s and First Federal of Frankfort’s respective capital positions and requires certain board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. There are additional restrictions applicable to loans to executive officers.

     Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to appointment of a receiver or conservator or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

     Assessments. Federal savings banks are required to pay assessments to the Office of Thrift Supervision to fund its operations. The general assessments, paid on a semi-annual basis, are based upon the savings institution’s total assets, including consolidated subsidiaries, as reported in the institution’s latest quarterly thrift financial report.

     Insurance of Deposit Accounts. First Federal of Hazard and First Federal of Frankfort are members of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution’s assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points of assessable deposits for the healthiest institutions to 27 basis points of assessable deposits for the riskiest.

     The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A material increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of First Federal of Hazard and First Federal of Frankfort. Management cannot predict what insurance assessment rates will be in the future.

     In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During the year ended June 30, 2004, Financing Corporation payments for Savings Association Insurance Fund members averaged 1.55 basis points of assessable deposits.

     The Federal Deposit Insurance Corporation may terminate an institution’s insurance of deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of each of First Federal of Hazard and First Federal of Frankfort do not know of any practice, condition or violation that might lead to termination of deposit insurance for each respective institution.

     Federal Home Loan Bank System. First Federal of Hazard and First Federal of Frankfort are members of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. As members of the Federal Home Loan Bank, First Federal of Hazard and First Federal of Frankfort are required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. First Federal of Hazard and First Federal of Frankfort were in compliance with this requirement with an investment in Federal Home Loan Bank of Cincinnati stock at June 30, 2004 of $1.8 million and $2.9 million, respectively.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

     Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of a savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

     The Community Reinvestment Act requires public disclosure of an institution’s rating and requires the Office of Thrift Supervision to provide a written evaluation of an association’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system.

     First Federal of Hazard and First Federal of Frankfort each received a “Satisfactory” rating as a result of their most recent Community Reinvestment Act assessments.

Holding Company Regulation

     General. Kentucky First and First Federal MHC will be savings and loan holding companies within the meaning of federal law. As such, they will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over Kentucky First and First Federal MHC and their non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to First Federal of Hazard and/or First Federal of Frankfort.

     Restrictions Applicable to Mutual Holding Companies. According to federal law and Office of Thrift Supervision regulations, a mutual holding company, such as First Federal MHC, may generally engage in the following activities: (1) investing in the stock of insured depository institutions and acquiring them by means of a merger or acquisition; (2) investing in a corporation the capital stock of which may be lawfully purchased by a savings association under federal law; (3) furnishing or performing management services for a savings association subsidiary of a savings and loan holding company; (4) conducting an insurance agency or escrow business; (5) holding, managing or liquidating assets owned or acquired from a savings association subsidiary of the savings and loan holding company; (6) holding or managing properties used or occupied by a savings association subsidiary of the savings and loan holding company; (7) acting as trustee under deed or trust; (8) any activity permitted for multiple savings and loan holding companies by Office of Thrift Supervision regulations; (9) any activity permitted by the Board of Governors of the Federal Reserve System for bank holding companies and financial holding companies; and (10) any activity permissible for service corporations. Recent legislation, which authorized mutual holding companies to engage in activities permitted for financial holding companies, expanded the authorized activities. Financial holding companies may engage in a broad array of financial services activities, including insurance and securities.

     Federal law prohibits a savings and loan holding company, including a federal mutual holding company, from directly or indirectly, or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings institution, or its holding company, without prior written approval of the Office of Thrift Supervision. Federal law also prohibits a savings and loan holding company from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     If a savings institution subsidiary of a savings and loan holding company fails to meet the qualified thrift lender test set, the holding company must register with the Federal Reserve Board as a bank holding company within one year of the savings institution’s failure to so qualify.

     Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. We have adopted this form of organization and it will be in place after the proposed offering. Kentucky First is the stock holding company subsidiary of First Federal MHC. Kentucky First is only permitted to engage in activities that are permitted for First Federal MHC subject to the same restrictions and conditions.

     Waivers of Dividends by First Federal MHC. Office of Thrift Supervision regulations require First Federal MHC to notify the Office of Thrift Supervision if it proposes to waive receipt of our dividends from Kentucky First. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operation of the savings association; and (ii) the mutual holding company’s board of directors determines that such waiver is consistent with such directors’ fiduciary duties to the mutual holding company’s members. The Office of Thrift Supervision will not consider the amount of dividends waived by the mutual holding company in determining an appropriate exchange ratio in the event of a full conversion to stock form. We anticipate that First Federal MHC will waive dividends that Kentucky First may pay, if any.

     Conversion of First Federal MHC to Stock Form. Office of Thrift Supervision regulations permit First Federal MHC to convert from the mutual form of organization to the capital stock form of organization. There can be no assurance when, if ever, a conversion transaction will occur, and the board of directors has no current intention or plan to undertake a conversion transaction. In a conversion transaction a new holding company would be formed as our successor, First Federal MHC’s corporate existence would end, and certain depositors of First Federal of Hazard would receive the right to subscribe for additional shares of the new holding company. In a conversion transaction, each share of common stock held by stockholders other than First Federal MHC would be automatically converted into a number of shares of common stock of the new holding company based on an exchange ratio determined at the time of conversion that ensures that stockholders other than First Federal MHC own the same percentage of common stock in the new holding company as they owned in us immediately before conversion. Under Office of Thrift Supervision regulations, stockholders other than First Federal MHC would not be diluted because of any dividends waived by First Federal MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event First Federal MHC converts to stock form. The total number of shares held by stockholders other than First Federal MHC after a conversion transaction also would be increased by any purchases by stockholders other than First Federal MHC in the stock offering conducted as part of the conversion transaction.

     Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

     Remutualization Transactions. Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and as raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case.

Federal Securities Laws

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, our common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration, under the Securities Act of 1933, of the shares of common stock to be sold in the reorganization offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144, each affiliate of us that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

     On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002, which implemented legislative reforms intended to address corporate and accounting fraud. The Sarbanes-Oxley Act restricts the scope of services that may be provided by accounting firms to their public company audit clients and any non-audit services being provided to a public company audit client will require preapproval by the company’s audit committee. In addition, the Sarbanes-Oxley Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement.

     Under the Sarbanes-Oxley Act, bonuses issued to top executives before restatement of a company’s financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan “blackout” periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. The legislation accelerates the time frame for disclosures by public companies and changes in ownership in a company’s securities by directors and executive officers.

     The Sarbanes-Oxley Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company’s “registered public accounting firm.” Among other requirements, companies must disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not.

     Although we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

Privacy Requirements of the GLBA

     The Gramm-Leach-Bliley Act of 1999 provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.

Anti-Money Laundering

     On October 26, 2001, in response to the events of September 11, 2001, the President of the United States signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”). The USA PATRIOT Act significantly expands the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT Act provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations. We have established policies and procedures to ensure compliance with the USA PATRIOT Act’s provisions, and the impact of the USA PATRIOT Act on our operations has not been material.

Other Regulations

     Interest and other charges collected or contracted for by First Federal of Hazard and First Federal of Frankfort are subject to state usury laws and federal laws concerning interest rates. First Federal of Hazard’s and First Federal of Frankfort’s loan operations are also subject to federal laws applicable to credit transactions, such as the:

(1)	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

(2)	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

(3)	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

(4)	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

(5)	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

     The deposit operations of First Federal of Hazard and First Federal of Frankfort also are subject to the:

(6)	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

(7)	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

(8)	Check Clearing for the 21st Century Act (also known as “Check 21”), which, effective October 28, 2004, gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Federal and State Taxation

Federal Income Taxation

     General. We report our income on a calendar year basis using the accrual method of accounting. Frankfort First reports its income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us and Frankfort First in the same manner as to other corporations with some exceptions, including particularly the reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Each of our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2000. For the 2004 year, First Federal of Hazard’s and Frankfort First’s maximum federal income tax rate was 34%.

     Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. First Federal of Hazard did not qualify for such favorable tax treatment for any years through 1996. Approximately $5.4 million of First Federal of Frankfort First’s accumulated bad debt reserves would not be recaptured into taxable income unless Frankfort First makes a “non-dividend distribution” to Kentucky First as described below.

     Distributions. If First Federal of Hazard or First Federal of Frankfort makes “non-dividend distributions” to us, the distributions will be considered to have been made from First Federal of Hazard’s and First Federal of Frankfort’s unrecaptured tax bad debt reserves, including the balance of their reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from First Federal of Frankfort’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in First Federal of Frankfort’s taxable income. Non-dividend distributions include distributions in excess of First Federal of Frankfort’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of First Federal of Frankfort’s current or accumulated earnings and profits will not be so included in First Federal of Frankfort’s taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if First Federal of Frankfort makes a non-dividend distribution to us, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. First Federal of Frankfort does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

     First Federal MHC and Kentucky First are subject to the Kentucky corporation income tax and state corporation license tax (franchise tax). Gross income of corporations subject to Kentucky income tax is similar to income reported for federal income tax purposes except that dividend income, among other income items, is exempt from taxation. Although the tax rate is 0.21% of total capital employed in Kentucky, a bank holding company, as defined in Kentucky Revised Statutes 287.900, is allowed to deduct from its taxable capital, the book value of its investment in the stock or securities of subsidiaries that are subject to the bank franchise tax.

     First Federal of Hazard and First Federal of Frankfort are exempt from both the Kentucky corporation income tax and corporation license tax. However, both institutions are instead subject to the bank franchise tax, an annual tax imposed on federally or state chartered savings and loan associations, savings banks and other similar institutions operating in Kentucky. The tax is 0.1% of taxable capital stock held as of January 1 each year. Taxable capital stock includes an institution’s undivided profits, surplus and general reserves plus savings accounts and paid-up stock less deductible items. Deductible items include certain exempt federal obligations and Kentucky municipal bonds. Financial institutions which are subject to tax both within and without Kentucky must apportion their net capital.

Restrictions on Acquisition of Kentucky First,
First Federal of Hazard and First Federal of Frankfort

General

     First Federal of Hazard’s plan of reorganization provides that First Federal of Hazard will be reorganized from a mutual savings association into a federal mutual holding company structure and includes the adoption of a federal stock charter and bylaws for Kentucky First. Certain provisions in our charter and bylaws may have antitakeover effects. In addition, provisions in First Federal of Hazard’s charter and bylaws may also have anti-takeover effects. Finally, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Mutual Holding Company Structure

     Following the reorganization and the merger, we will own all of the issued and outstanding common stock of First Federal of Hazard and First Federal of Frankfort. First Federal MHC will own a majority of the issued and outstanding common stock of Kentucky First. As a result, management of First Federal MHC is able to exert voting control over Kentucky First, First Federal of Hazard and First Federal of Frankfort and will restrict the ability of our minority stockholders to effect a change of control of management. First Federal MHC, as long as it remains in the mutual form of organization, will control a majority of our voting stock.

Charter and Bylaws of Kentucky First

     Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our charter and bylaws. See “Additional Information” as to where to obtain a copy of these documents.

     Limitation on Voting Rights. Our charter provides that, for a period of five years from the date of the reorganization, no person, except First Federal MHC or a tax-qualified employee stock benefit plan of ours, may directly or indirectly acquire the beneficial ownership of more than 10% of any class of an equity security of ours. If shares are acquired in excess of 10%, those shares will be considered “excess shares” and will not be counted as shares entitled to vote.

Board of Directors

     Classified Board. Our board of directors is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors.

     Filling of Vacancies; Removal. The bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next election of directors. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

     Qualification. The bylaws provide that no person will be eligible to serve on the board of directors who has in the past 10 years been subject to a supervisory action by a financial regulatory agency that involved dishonesty or breach of trust or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime, or has been found by a regulatory agent or a court to have breached a fiduciary duty involving personal profit or committed a wilful violation of any law governing banking securities or insurance. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

     Stockholder Action by Written Consent; Special Meetings of Stockholders. Our stockholders must act only through an annual or special meeting or by unanimous written consent. Our charter provides that for a period of five years following the reorganization, special meetings of stockholders relating to a change in control of us or amendments to our charter may be called only upon direction of the board of directors. Subject to this restriction, the bylaws provide that holders of not less than 10% of our outstanding shares may request the calling of a special meeting. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by us. The provisions of our charter and bylaws limiting stockholder action by written consent and calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the board of directors or holders of not less than 10% of our outstanding shares. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action.

     Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 30 days before the annual meeting. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

     Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.

     Authorized but Unissued Shares of Capital Stock. Following the reorganization, we will have authorized but unissued shares of common and preferred stock. Our charter authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given that First Federal MHC must always own a majority of our common stock.

Restrictions in First Federal of Hazard’s Charter and Bylaws

     Although the board of directors of First Federal of Hazard is not aware of any effort that might be made to obtain control of First Federal of Hazard after the offering, the board of directors believed it appropriate to adopt provisions permitted by federal law to protect the interests of the institution and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of us, as First Federal of Hazard’s sole stockholder.

     First Federal of Hazard’s stockholders will not be permitted to cumulate their votes in the election of directors. Furthermore, First Federal of Hazard’s bylaws provide for the election of three classes of directors to staggered terms. In addition, First Federal of Hazard’s charter provides that, for a period of five years from the date of the reorganization, no person except Kentucky First and First Federal MHC or a tax-qualified employee stock benefit plan of Kentucky First or First Federal of Hazard, may directly or indirectly acquire the beneficial ownership of more than 10% of any class of First Federal of Hazard’s equity securities. Additionally, special meetings of stockholders related to changes in control of First Federal of Hazard or amendments to its charter may only be called upon direction of the board of directors for a period of five years from the date of the reorganization. First Federal of Hazard’s charter and bylaws also contain other provisions to protect the interests of the institution including a requirement that vacancies on the board of directors be filled by a majority vote of the board of directors, eligibility requirements for directors, and establishes advance notice procedures for stockholders to nominate directors or bring other business before the stockholders.

     In addition, the charter provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by First Federal of Hazard’s board of directors without stockholder approval. Although First Federal of Hazard has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock authorized, the board of directors believes that the availability of such shares will provide First Federal of Hazard with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of First Federal of Hazard occurs of which management does not approve, the board of directors can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The board of directors does not intend to issue any preferred stock except on terms which the board of directors deems to be in the best interest of First Federal of Hazard and its then existing stockholders.

Restrictions in First Federal of Frankfort’s Charter and Bylaws

     Although the board of directors of First Federal of Frankfort is not aware of any effort that might be made to obtain control of First Federal of Frankfort after the offering and the merger, the board of directors believed it appropriate to adopt provisions permitted by federal law to protect the interests of the institution and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of us, as First Federal of Frankfort’s sole stockholder following the offering and the merger.

     First Federal of Frankfort’s bylaws provide for the election of three classes of directors to staggered terms. First Federal of Frankfort’s charter and bylaws also contain other provisions to protect the interests of the institution including a requirement that vacancies on the board of directors be filled by a majority vote of the board of directors and establishes advance notice procedures for stockholders to nominate directors or bring other business before the stockholders.

     In addition, the charter provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by First Federal of Frankfort’s board of directors without stockholder approval. Although First Federal of Frankfort has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock authorized, the board of directors believes that the availability of such shares will provide First Federal of Frankfort with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of First Federal of Frankfort occurs of which management does not approve, the board of directors can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The board of directors does not intend to issue any preferred stock except on terms which the board of directors deems to be in the best interest of First Federal of Frankfort and its then existing stockholders.

Regulatory Restrictions

     Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the reorganization, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of our class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of our class of any equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     Remutualization Transactions. Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and as raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case.

     Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds. In the event of a second-step conversion, a shareholder who holds shares in excess of the regulatory limits due to share acquisitions in the reorganization offering or the merger, market purchases or other means, may be required to divest the excess shares.

Description of Kentucky First Capital Stock

     Our common stock will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

General

     We are authorized to issue 20,000,000 shares of our common stock having a par value of $.01 per share and 5,000,000 shares of preferred stock having a par value of $.01 per share. Each share of our common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of reorganization, all stock will be duly authorized, fully paid and nonassessable. We will not issue any shares of preferred stock in the reorganization.

Common Stock

     Dividends. We can pay dividends, if, as and when declared by our board of directors. The payment of dividends is limited by law and applicable regulations. See “Our Dividend Policy.” The holders of our common stock will be entitled to receive and share equally in dividends as may be declared by the board of directors out of funds legally available for dividends. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the reorganization, the holders of our common stock will possess exclusive voting rights in us. They will elect our board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of Kentucky First, First Federal of Hazard and First Federal of Frankfort,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of our preferred stock may also possess voting rights.

     Liquidation. If there is any liquidation, dissolution or winding up of First Federal of Hazard or First Federal of Frankfort, as the holder of First Federal of Hazard’s and First Federal of Frankfort’s capital stock, we would be entitled to receive all of First Federal of Hazard’s and First Federal of Frankfort’s assets available for distribution after payment of provision for payment of all debts and liabilities of First Federal of Hazard and First Federal of Frankfort, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Kentucky First, the holders of its common stock would be entitled to receive all of the assets of Kentucky First available for distribution after payment or provision for payment of all its debts and liabilities. If Kentucky First issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     Kentucky First will not issue any preferred stock in the offering and we have no current plans to issue any preferred stock after the offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Description of Frankfort First Capital Stock

General

     The statements made under this section include summaries of certain provisions contained in Frankfort First’s certificate of incorporation and bylaws, and the Delaware General Corporation Law, referred to as the DGCL. These statements do not purport to be complete and are qualified in their entirety by reference to Frankfort First’s certificate of incorporation and bylaws, copies of which are file with the SEC, and the applicable provisions of the DGCL. The transfer agent and registrar for Frankfort First common stock is Illinois Stock Transfer, Chicago, Illinois.

Common Stock

     Each share of common stock has the same relative rights as and is identical in all respects with each other share of common stock. Frankfort First stock is listed on the Nasdaq National Market under the symbol “FKKY.” Frankfort First is authorized to issue 3,750,000 shares of common stock, par value $.01 per share.

     Dividends. Frankfort First shareholders are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. Dividends when, as and if declared by the board of directors, are distributed ratably among shareholders in proportion to the amount of their holdings. These dividend rights are subject to the rights of holders of Frankfort First preferred stock. Funds for the payment of dividends are primarily obtained from dividends paid by First Federal of Frankfort to Frankfort First.

     Voting Rights. Holders of Frankfort First’s common stock are entitled to one vote for each share held, except for certain limitations on such voting rights provided in Frankfort First’s certificate of incorporation and bylaws and discussed below. Frankfort First shareholders do not have any right to cumulate votes in the election of directors, which shall be determined by a plurality of the votes cast.

     Frankfort First’s certificate of incorporation provides that any individual director, or the entire Board may be removed from office only for “cause” by the vote of the holders of at least 80% of the outstanding shares of common stock entitled to vote. One effect of this provision may be to make the removal of directors more difficult to accomplish since the holders of more than 20% of the stock of Frankfort First entitled to vote, which could include members of the Board and/or officers, would have a veto power over any removal of directors.

     Frankfort First’s certificate of incorporation and bylaws provide that the affirmative vote of at least 80% of the outstanding shares of Frankfort First common stock entitled to vote is required for the adoption of any shareholder proposal to amend Frankfort First’s bylaws. One effect of this provision may be to make shareholder proposals to amend the bylaws more difficult to accomplish since the holders of more than 20% of the stock of Frankfort First entitled to vote, which could include members of the Board and/or officers, would have a veto power over any changes to Frankfort First’s bylaws. Frankfort First’s certificate of incorporation also provides that the affirmative vote of at least 80% of the outstanding shares of Frankfort First common stock entitled to vote is required for the adoption of any proposal to amend certain provisions of Frankfort First’s certificate of incorporation which have not been previously approved by Frankfort First’s board of directors. One effect of this provision may be to make proposals to amend such provisions of the certificate of incorporation more difficult to accomplish since the holders of more than 20% of the stock of Frankfort First entitled to vote, which could include members of the Board and/or officers, would have a veto power over certain changes to Frankfort First’s certificate of incorporation.

     For a discussion of voting rights in connection with certain anti-takeover provisions, see “Description of Frankfort First Capital Stock — Anti-Takeover Provisions.”

     Classification of Board of Directors. Frankfort First’s certificate of incorporation provides for a classified board of directors consisting of three classes of directors as nearly equal in number as possible, with one class to be elected annually for a three-year term. Staggering the election of directors in this manner makes it more difficult for an individual or group of individuals to change a majority of the directors and possibly discourages takeover attempts.

     Liquidation. In the event of any liquidation, dissolution or winding up of Frankfort First, the holders of Frankfort First’s common stock would be entitled to receive all remaining assets of Frankfort First available for distribution, in cash or in kind, after payment or provision for payment of all debts and liabilities of Frankfort First and after the liquidation preferences of all outstanding shares of any class of stock having preference over Frankfort First common stock having been fully paid or set aside.

     Preemptive Rights; Redemption. Holders of Frankfort First common stock are not entitled to preemptive rights with respect to any shares which may be issued in the future. The common stock is not subject to redemption.

Preferred Stock

     Under Frankfort First’s certificate of incorporation, the board of directors is authorized, without shareholder approval, to provide for the issuance of preferred stock in one or more series, in such numbers of shares, and with such designations, preferences, qualifications, limitations, restrictions, and special or relative rights as determined by the board of directors. The Frankfort First board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. Additionally, the issuance by the board of directors of any shares of preferred stock may be used to deter, discourage or make more difficult the assumption of control of Frankfort First by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. To date, Frankfort First has not issued any shares of preferred stock.

Anti-Takeover Provisions

     Frankfort First’s certificate of incorporation and bylaws and the DGCL each contain certain provisions which may be deemed to be “anti-takeover” in nature in that such provisions may deter, discourage or make more difficult the assumption of control of Frankfort First by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. In general, a shareholder may view a future tender offer to be in his best interests should any such offer include a substantial premium over the market price of the common stock at that time. However, the overall effect of the following provisions may be to deter a future tender offer and/or enhance the possibility that a bidder for control of Frankfort First will be required to act through arms-length negotiation with the board of directors. In addition, these provisions may have the effect of assisting management to retain its position and place it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Frankfort First’s business.

     Limitation on Voting Rights. Frankfort First’s certificate of incorporation provides voting restrictions on persons, except certain employee stock benefit plans of Frankfort First, that may directly or indirectly acquire the beneficial ownership of more than 10% of any class of an equity security of Frankfort First without first obtaining the approval of at least two-thirds of the directors who are unaffiliated with the acquiring stockholder. If shares are acquired in excess of 10%, those shares will be will have diluted voting power in accordance with the allocation procedures described in Frankfort First’s certificate of incorporation.

     Mergers, Consolidations and Sale of Assets. Frankfort First’s certificate of incorporation requires the approval of at least (a) 80% of the outstanding shares entitled to vote generally in the election of directors and (b) a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors excluding shares held by a related person and any affiliates of the related person to approve certain business combinations involving a related person except where:

(1)	the proposed transaction has been approved by two-thirds of the directors who are unaffiliated with the related person and who were directors prior to the time when the related person became a related person.

The term “related person” includes (a) any individual, corporation, partnership or other person or entity which together with its “affiliates” (as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), “beneficially owns” (as that term is defined under the Exchange Act) in the aggregate 10% or more of the outstanding shares of the common stock of Frankfort First and (b) any affiliate of any such individual, corporation, partnership or other person or entity. This provision applies to any business combination, which is broadly defined.

     Special Meetings of Stockholders. Special meetings of stockholders may only be called by the board of directors or a committee thereof.

     Advance Notice Provisions for Stockholder Nominations and Proposals. Frankfort First’s certificate of incorporation establishes an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Frankfort First’s board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Frankfort First appropriate notice of the stockholder’s intention to bring that business before the meeting. Frankfort First’s Secretary must receive notice of the nomination or proposal not less than 30 days before the annual meeting. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Frankfort First with certain information concerning the nominee and the proposing stockholder.

     Authorized but Unissued Shares of Capital Stock. Frankfort First’s certificate of incorporation authorizes the issuance of 3,750,000 shares of common stock and 500,000 shares of preferred stock. These additional shares of common stock and preferred stock were authorized for the purpose of providing Frankfort First’s board of directors with as much flexibility as possible to issue additional shares, without further shareholder approval, for proper corporate purposes including financings, acquisitions, stock dividends, stock splits, employee incentive plans and other similar purposes. However, these additional shares may also be used by the board of directors, if consistent with its fiduciary responsibilities, to deter future attempts to gain control over Frankfort First.

     Change in Bank Control Act. The acquisition of 10% or more of Frankfort First’s outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of Frankfort First’s voting stock or the power to direct Frankfort First’s management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of Frankfort First’s voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock will be Illinois Stock Transfer, Chicago, Illinois.

Registration Requirements

     We have registered our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

     The legality of our common stock has been passed upon for us by Muldoon Murphy Faucette & Aguggia LLP, Washington, D.C. Muldoon Murphy Faucette & Aguggia LLP has consented to the references to their opinion in this prospectus. Certain legal matters will be passed upon for Capital Resources, Inc. by Luse Gorman Pomerenk & Schick P.C.

Experts

     The financial statements of First Federal of Hazard at June 30, 2004 and 2003 and for the three years in the period ended June 30, 2004 and the consolidated financial statements of Frankfort First at June 30, 2004 and 2003 and for the three years in the period ended June 30, 2004 are included in this prospectus and in the registration statement in reliance upon the report of Grant Thornton LLP independent registered public accounting firm, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     Keller & Company, Inc. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

Where You Can Find More Information

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the stock offering and issued in the merger. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     First Federal of Hazard has filed applications for approval of the plans of reorganization and stock issuance with the Office of Thrift Supervision. We have also filed an application with the Office of Thrift Supervision for approval to acquire Frankfort First. This prospectus omits certain information contained in the application. The applications may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

     A copy of the plans of reorganization and stock issuance and our charter and bylaws are available without charge from us.

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Kentucky First have not been included in this prospectus because Kentucky First, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
First Federal Savings and Loan Association of Hazard

We have audited the accompanying statements of financial condition of First Federal Savings and Loan Association of Hazard as of June 30, 2004 and 2003, and the related statements of earnings, comprehensive income, retained earnings and cash flows for each of the three years in the period ended June 30, 2004. These financial statements are the responsibility of the Association’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings and Loan Association of Hazard as of June 30, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/GRANT THORNTON LLP

Cincinnati, Ohio
September 1, 2004

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

STATEMENTS OF FINANCIAL CONDITION

June 30, 2004 and 2003
(In thousands)

	June 30,
	2004	2003
ASSETS
Cash and due from banks	$899	$847
Federal funds sold	15,000	28,000
Interest-bearing deposits in other financial institutions	963	1,502

Cash and cash equivalents	16,862	30,349
Investment securities available for sale	12,391	12,997
Investment securities held to maturity, at amortized cost - approximate fair value of $49,401 in 2004 and $49,126 in 2003	50,840	48,841
Mortgage-backed securities held to maturity, at amortized cost - approximate fair value of $22,103 in 2004 and $423 in 2003	22,983	389
Loans receivable - net	33,568	40,586
Real estate acquired through foreclosure - net	—	114
Office premises and equipment - at depreciated cost	186	228
Federal Home Loan Bank stock - at cost	1,826	1,755
Accrued interest receivable on loans	208	236
Accrued interest receivable on mortgage-backed securities	72	2
Accrued interest receivable on investment securities	323	267
Prepaid expenses and other assets	77	109
Prepaid federal income taxes	308	224
Deferred federal income taxes	179	—

Total assets	$139,823	$136,097

LIABILITIES AND RETAINED EARNINGS
Deposits	$98,751	$104,784
Advances from the Federal Home Loan Bank	9,000	—
Accounts payable and other liabilities	1,029	631

Total liabilities	108,780	105,415
Commitments and contingencies	—	—
Retained earnings	31,443	30,682
Accumulated other comprehensive loss	(400)	—

Total retained earnings	31,043	30,682

Total liabilities and retained earnings	$139,823	$136,097

The accompanying notes are an integral part of these statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

STATEMENTS OF EARNINGS

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

		June 30,
	2004	2003	2002
Interest income
Loans	$2,794	$3,641	$4,374
Mortgage-backed securities	396	59	293
Investment securities	2,192	2,167	2,490
Interest-bearing deposits and other	219	446	514

Total interest income	5,601	6,313	7,671
Interest expense
Deposits	2,166	3,399	4,548
Borrowings	54	—	—

Total interest expense	2,220	3,399	4,548

Net interest income	3,381	2,914	3,123
Provision for losses on loans	10	66	123

Net interest income after provision for losses on loans	3,371	2,848	3,000
Other income (loss)
Gain on sale of investment securities	5	274	401
Loss on sale of real estate acquired through foreclosure	(61)	(4)	(12)
Other operating	21	27	25

Total other income (loss)	(35)	297	414
General, administrative and other expense
Employee compensation and benefits	1,620	934	895
Occupancy and equipment	132	172	187
Data processing	32	16	11
Franchise taxes	83	98	83
Charitable contributions	42	22	494
Other operating	274	312	303

Total general, administrative and other expense	2,183	1,554	1,973

Earnings before federal income taxes	1,153	1,591	1,441
Federal income taxes
Current	364	494	626
Deferred	28	47	(136)

Total federal income taxes	392	541	490

NET EARNINGS	$761	$1,050	$951

The accompanying notes are an integral part of these statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

STATEMENTS OF COMPREHENSIVE INCOME

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

	2004	2003	2002
Net earnings for the year	$761	$1,050	$951
Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities during the year, net of taxes (benefits) of $(205), $93 and $114 for the years ended June 30, 2004, 2003 and 2002, respectively	(397)	181	221
Reclassification adjustment for realized gains included in earnings, net of taxes of $2, $93 and $136 for the years ended June 30, 2004, 2003 and 2002, respectively	(3)	(181)	(265)

Comprehensive income	$361	$1,050	$907

Accumulated comprehensive loss	$(400)	$—	$—

The accompanying notes are an integral part of these statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

STATEMENTS OF RETAINED EARNINGS

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

	Retained	Accumulated other
	earnings	comprehensive income (loss)	Total
Balance at July 1, 2002	$28,681	$44	$28,725
Net earnings for the year ended June 30, 2002	951	—	951
Decrease in unrealized gains on securities designated as available for sale, net of realized gains, losses and related tax effects	—	(44)	(44)

Balance at June 30, 2002	29,632	—	29,632
Net earnings for the year ended June 30, 2003	1,050	—	1,050

Balance at June 30, 2003	30,682	—	30,682
Net earnings for the year ended June 30, 2004	761	—	761
Increase in unrealized losses on securities designated as available for sale, net of realized gains and related tax effects	—	(400)	(400)

Balance at June 30, 2004	$31,443	$(400)	$31,043

The accompanying notes are an integral part of these statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

STATEMENTS OF CASH FLOWS

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

		June 30,
	2004	2003	2002
Cash flows from operating activities:
Net earnings for the year	$761	$1,050	$951
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Amortization of premiums and discounts on investment securities, net	(6)	(6)	(80)
Depreciation	81	115	137
Amortization of deferred loan origination fees	(87)	(121)	(110)
Gain on sale of investment securities	(5)	(274)	(401)
Loss on sale of real estate acquired through foreclosure	61	4	12
Federal Home Loan Bank stock dividends	(71)	(74)	(88)
Provision for losses on loans	10	66	123
Increase (decrease) in cash due to changes in:
Accrued interest receivable	(98)	174	293
Prepaid expenses and other assets	32	3	(39)
Accounts payable and other liabilities	398	(216)	330
Federal income taxes
Current	(84)	(27)	(24)
Deferred	28	47	(136)

Net cash flows provided by operating activities	1,020	741	968
Cash flows provided by (used in) investing activities:
Investment securities available for sale:
Sales	7,002	111,219	—
Purchases	(5,997)	(119,955)	—
Investment securities held to maturity:
Maturities, prepayments, and calls	56,981	103,139	88,872
Purchases	(59,973)	(104,689)	(94,102)
Mortgage-backed securities available for sale:
Sales	22,352	8,043	33,660
Maturities, prepayments, and calls	—	49	487
Purchases	(22,352)	(8,079)	(24,480)
Mortgage-backed securities held to maturity:
Maturities, prepayments, and calls	727	326	338
Purchases	(23,323)	—	—
Loan disbursements	(4,958)	(7,043)	(10,421)
Principal repayments on loans	11,882	17,559	15,655
Proceeds from sale of real estate acquired through foreclosure	224	268	16
Purchase of office premises and equipment	(39)	(43)	(224)

Net cash flows provided by (used in) investing activities	(17,474)	794	9,801
Cash flows provided by (used in) financing activities:
Net increase (decrease) in deposits	(6,033)	2,080	2,293
Proceeds from Federal Home Loan Bank advances	9,000	—	1,000
Repayments on Federal Home Loan Bank advances	—	—	(1,000)

Net cash flows provided by financing activities	2,967	2,080	2,293

Net increase (decrease) in cash and cash equivalents	(13,487)	3,615	13,062
Cash and cash equivalents at beginning of year	30,349	26,734	13,672

Cash and cash equivalents at end of year	$16,862	$30,349	$26,734

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

STATEMENTS OF CASH FLOWS (CONTINUED)

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

		June 30,
	2004	2003	2002
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Federal income taxes	$450	$520	$650

Interest on deposits and borrowings	$2,270	$3,524	$4,673

Supplemental disclosure of noncash investing activities:
Transfers from loans to real estate acquired through foreclosure	$171	$366	$20

Loans disbursed upon sales of real estate acquired through foreclosure	$70	$102	$—

Unrealized gains (losses) on securities designated as available for sale, net of tax effects	$(397)	$181	$221

The accompanying notes are an integral part of these statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES

First Federal Savings and Loan Association of Hazard (“First Federal” or the “Association”) operates as a federally-chartered mutual financial institution. First Federal conducts a general banking business in southeastern Kentucky which consists of attracting deposits from the general public and applying those funds to the origination of loans primarily for residential and consumer purposes. First Federal’s profitability is significantly dependent on net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by First Federal can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management’s control.

The financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and general accounting practices within the financial services industry. In preparing financial statements in accordance with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Material estimates that are particularly susceptible to significant change in the near term relate to the allowance for loan losses, the fair value of financial instruments and status of contingencies. Actual results could differ from such estimates.

The following is a summary of significant accounting policies which have been consistently applied in the preparation of the accompanying financial statements.

1. Investment and Mortgage-backed Securities

The Association accounts for investment securities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” SFAS No. 115 requires that investments be categorized as held to maturity, trading, or available for sale. Securities classified as held to maturity are carried at cost only if the Association has the positive intent and ability to hold these securities to maturity. Securities available for sale are carried at fair value with resulting unrealized gains or losses charged to retained earnings. Realized gains or losses on sales of securities are recognized using the specific identification method. Premiums and discounts on investment and mortgage-backed securities are amortized and accreted to interest income using the interest method over the life of the related security.

2. Loans Receivable

Loans receivable are stated at the principal amount outstanding, adjusted for deferred loan origination fees and the allowance for loan losses. Interest is accrued as earned unless the collectibility of the loan is in doubt. Interest on loans that are contractually past due more than 90 days is charged off, or an allowance is established based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management’s judgment, the borrower’s ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status. If the ultimate collectibility of the loan is in doubt, in whole or in part, all payments received on nonaccrual loans are applied to reduce principal until such doubt is eliminated.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES (continued)

3. Loan Origination Fees and Costs

The Association accounts for loan origination fees and costs in accordance with the provisions of SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Association’s experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

4. Allowance for Loan Losses

It is the Association’s policy to provide valuation allowances for probable incurred losses on loans based on past loan loss experience, changes in the composition of the loan portfolio, trends in the level of delinquent and problem loans, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in the primary lending area. When the collection of a loan becomes doubtful, or otherwise troubled, the Association records a charge-off equal to the difference between the fair value of the property securing the loan and the loan’s carrying value. Major loans and major lending areas are reviewed periodically to determine potential problems. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

The Association accounts for impaired loans in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” This Statement requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or fair value of the collateral if the loan is collateral dependent.

A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Association considers its investment in existing one- to four-family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Association’s investment in construction, commercial and multi-family residential real estate loans, and its evaluation of impairment thereof, such loans are generally collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

Collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time. At June 30, 2004, 2003 and 2002, the Association had no loans defined as impaired in accordance with SFAS No. 114.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES (continued)

5. Real Estate Acquired through Foreclosure

Real estate acquired through foreclosure is carried at the lower of the loan’s unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. A charge-off is recorded for any write down in the loan’s carrying value to fair value at the date of acquisition. Real estate loss provisions are recorded if the properties’ fair value subsequently declines below the value determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property, which would be capitalized are considered. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

6. Office Premises and Equipment

Land is carried at cost. Office premises and equipment are carried at cost net of accumulated depreciation. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on an accelerated method over the useful lives of the assets, estimated to be between fifteen and twenty years for buildings and improvements, five to ten years for furniture and equipment and two years for automobiles. An accelerated method is also used for tax reporting purposes.

7. Federal Income Taxes

The Association accounts for federal income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes.” In accordance with SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in net taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years’ earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management’s estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management’s estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

The Association’s principal temporary differences between pretax financial income and taxable income result from different methods of accounting for Federal Home Loan Bank stock dividends, the general loan loss allowance, pledges of charitable contributions and the directors deferred compensation plan. Additional temporary differences result from depreciation computed using accelerated methods for tax purposes.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF ACCOUNTING POLICIES (continued)

8. Benefit Plans

First Federal participates in a noncontributory, multi-employer defined benefit pension fund covering all employees who qualify as to length of service. Contributions are based upon covered employees’ ages and salaries and are dependent upon the ultimate prescribed benefits of the participants and the funded status of the plan. Contributions to the fund had not been required for years prior to fiscal 2004 due to the plan’s overfunded status. First Federal was notified by the plan’s administrator that the plan was in an under-funded position in fiscal 2004 which required the participating employers to make larger contributions to the plan. First Federal elected to contribute its share of the under-funded liability in the current year. First Federal recognized expense related to the plan totaling approximately $590,000, $2,000 and $2,000 for the fiscal years ended June 30, 2004, 2003 and 2002, respectively. First Federal may be liable in the event of termination or its withdrawal from the plan, for a portion of the plan’s unfunded vested benefits. Based on the information supplied by plan administrators, First Federal believes that they would have no additional withdrawal liability. First Federal does not intend to withdraw from the plan. Data concerning the actuarial present value of the accumulated benefits, vested plan benefits, and net assets available for plan benefits relevant to the employees of the Association is not available because such determinations are not made for individual participating entities.

The Association implemented a nonqualified directors deferred compensation plan (the “compensation plan”) during fiscal 2004, which provides for the payment of benefits to certain of its directors upon termination of service with the Association and immediate vesting in the compensation plan based upon prior years of service. The deferred compensation liability reflects the current value of the plan obligation. The Association recorded expense of $100,000 for the compensation plan for the fiscal year ended June 30, 2004.

9. Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value of financial instruments, both assets and liabilities, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

The following methods and assumptions were used by the Association in estimating its fair value disclosures for financial instruments at June 30, 2004 and 2003:

Cash and cash equivalents: The carrying amounts presented in the statements of financial condition for cash and cash equivalents are deemed to approximate fair value.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES (continued)

9. Fair Value of Financial Instruments (continued)

Investment and mortgage-backed securities: For investment and mortgage-backed securities, fair value is deemed to equal the quoted market price.

Loans receivable: The loan portfolio was segregated into categories with similar characteristics, such as one- to four-family residential, multi-family residential and non-residential real estate. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts, fair values were deemed to equal the historic carrying values. The carrying amount of accrued interest on loans is deemed to approximate fair value.

Federal Home Loan Bank stock: No ready market exists for the Federal Home Loan Bank stock and it has no quoted market value. The stock is redeemable at par therefore, market value equals cost.

Deposits: The fair value of passbook accounts is deemed to approximate the amount payable on demand at June 30, 2004 and 2003. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

Advances from the Federal Home Loan Bank: The fair value of these advances is estimated using the rates currently offered for similar advances of similar remaining maturities.

Advances by Borrowers for Taxes and Insurance: The carrying amount of advances by borrowers for taxes and insurance is deemed to approximate fair value.

Commitments to extend credit: For fixed-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At June 30, 2004 and 2003, the fair value of loan commitments was not material.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES (continued)

9. Fair Value of Financial Instruments (continued)

Based on the foregoing methods and assumptions, the carrying value and fair value of the Association’s financial instruments were as follows at June 30, 2004 and 2003:

		June 30,
	2004		2003
	Carrying Value	Fair Value	Carrying Value	Fair Value
		(In thousands)
Financial assets
Cash and cash equivalents	$16,862	$16,862	$30,349	$30,349
Investment securities available for sale	12,391	12,391	12,997	12,997
Investment securities held to maturity	50,840	49,401	48,841	49,126
Mortgage-backed securities	22,983	22,103	389	423
Loans receivable – net	33,568	33,727	40,586	41,465
Federal Home Loan Bank stock	1,826	1,826	1,755	1,755
Accrued interest receivable	603	603	505	505

	$139,073	$136,913	$135,422	$136,620

Financial liabilities
Deposits	$98,751	$99,017	$104,784	$105,359
Advances from the Federal Home Loan Bank	9,000	9,003	—	—
Accrued interest payable	166	166	216	216

	$107,917	$108,186	$105,000	$105,575

10. Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest-bearing deposits in other financial institutions with original terms to maturity of ninety days or less.

11. Recent Accounting Developments

In April 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” which clarifies certain implementation issues raised by constituents and amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to include the conclusions reached by the FASB on certain FASB Staff Implementation Issues that, while inconsistent with Statement 133’s conclusions, were considered by the Board to be preferable; amends SFAS No. 133’s discussion of financial guarantee contracts and the application of the shortcut method to an interest-rate swap agreement that includes an embedded option and amends other pronouncements.

The guidance in Statement 149 is generally effective for new contracts entered into or modified after June 30, 2003 and for hedging relationships designated after that date.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES (continued)

11. Recent Accounting Developments (continued)

Management adopted SFAS No. 149 effective July 1, 2003, as required, without material effect on the Association’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 requires an issuer to classify certain financial instruments as liabilities, including mandatorily redeemable preferred and common stocks.

SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003 (July 1, 2003 as to the Association). The effect of adopting SFAS No. 150 must be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. Management adopted SFAS No. 150 effective July 1, 2003, without material effect on the Association’s financial statements.

In December 2003, the FASB issued FASB Interpretation No. 46(R) (“FIN 46(R)”), “Consolidation of Variable Interest Entities.” FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns, or both. FIN 46(R) also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46(R) apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements of FIN 46(R) apply to existing entities in the first fiscal year ending after December 15, 2004. The Association does not have any variable interest entities, therefore the adoption of FIN 46(R) had no effect on the Association’s financial statements.

In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 03-01 “The Meaning of Other-than-Temporary Impairment and its Application to Certain Investments.” EITF 03-01 requires that unrealized losses on investment securities that are deemed other-than-temporary be recorded as an adjustment to operations. The Statement applies both to securities designated as held to maturity and those designated as available for sale. EITF 03-01 provides that unrealized losses may be viewed as other-than-temporary as a result not only due to deterioration of the credit quality of the issuer, but due to changes in the interest rate environment as well. An investor must be able to demonstrate the positive ability and intent to hold such securities until a forecasted recovery takes place or until maturity of the security. EITF 03-01 requires separate disclosure related to unrealized losses for securities that have been in an unrealized loss position for a period of less than twelve months and for those that have been in an unrealized loss position for a period greater than twelve months, for financial statements issued for years ending after December 15, 2003. The loss recognition provisions of other-than-temporary losses under EITF 03-01 are effective September 30, 2004. It is management’s belief that, given the Association’s liquidity position, and assuming no credit quality concerns, EITF 03-01 will have no material effect on the Association’s financial statements.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A – SUMMARY OF ACCOUNTING POLICIES (continued)

11. Recent Accounting Developments (continued)

In March 2004, the FASB issued a proposed Statement, “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The proposed Statement would eliminate the ability to account for share-based compensation transactions, including stock option grants, using APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally would require instead that such transactions be accounted for using a fair-value-based method. Issuance of the final standards and adoption by First Federal, post-Reorganization, would be expected to result in recognition of compensation expense for the effect of stock option grants in future periods.

NOTE B – INVESTMENT AND MORTGAGE-BACKED SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of investment securities at June 30, 2004 and 2003 are shown below.

		June 30, 2004
		Gross	Gross	Estimated
	Amortized cost	unrealized gains	unrealized losses	fair value
		(In thousands)
Investment securities available for sale
U.S. Government agency securities	$12,998	$—	$(607)	$12,391

Investment securities held to maturity
U.S. Government agency securities	$50,840	$73	$(1,512)	$49,401

		June 30, 2003
		Gross	Gross	Estimated
	Amortized cost	unrealized gains	unrealized losses	fair value
		(In thousands)
Investment securities available for sale
U.S. Government agency securities	$12,997	$—	$—	$12,997

Investment securities held to maturity
U.S. Government agency securities	$48,841	$285	$—	$49,126

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE B – INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

The amortized cost and estimated fair value of investment securities as of June 30, 2004, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Investments available for sale

		Estimated
	Amortized	fair
	cost	value
	(In thousands)
Due in one year through five years	$7,999	$7,684
Due in five years through ten years	4,999	4,707

Total	$12,998	$12,391

Investments held to maturity

		Estimated
	Amortized	fair
	cost	value
	(In thousands)
Due in one year through five years	$38,844	$37,746
Due in five years through ten years	7,997	7,647
Due in more than ten years	3,999	4,008

Total	$50,840	$49,401

Proceeds from sales of investment securities during the fiscal years ended June 30, 2004 and 2003, totaled $7.0 million and $111.2 million, respectively, resulting in gross realized gains of $5,000 and $261,000 in those respective years. No investment securities were sold during the fiscal year ended June 30, 2002.

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value of mortgage-backed securities at June 30, 2004 and 2003 are as follows:

		2004
		Gross	Gross	Estimated
	Amortized	unrealized	unrealized	fair
	cost	gains	losses	value
		(In thousands)
Held to maturity:
FNMA	$20,417	$—	$(876)	$19,541
FHLMC	2,342	—	(23)	2,319
GNMA	224	19	—	243

Total mortgage-backed securities held to maturity	$22,983	$19	$(899)	$22,103

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE B – INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

2003
		Gross	Gross	Estimated
	Amortized	unrealized	unrealized	fair
	cost	gains	losses	value
(In thousands)
Held to maturity:
GNMA	$389	$34	$—	$423

The amortized cost of mortgage-backed securities as of June 30, 2004, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities, because borrowers may have the right to prepay obligations without prepayment penalties.

Amortized
cost
(In thousands)
Due in one year through five years	$197
Due in five years through ten years	22,786

$22,983

Proceeds from sales of mortgage-backed securities during the fiscal year ended June 30, 2004, totaled $22.4 million, which resulted in no realized gains or losses.

Proceeds from sales of mortgage-backed securities during the fiscal years ended June 30, 2003 and 2002, totaled $8.0 million and $33.7 million, respectively, resulting in gross realized gains of $13,000 and $401,000 for those respective years.

As of June 30, 2004, the Association had no securities of a single issuer, other than the U.S. Government agencies and corporations, that exceeded 10% of retained earnings.

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at June 30, 2004:

	Less than 12 months			12 months or longer				Total
Description of	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Number of	Fair	Unrealized
securities	investments	value	losses	investments	value	losses	investments	value	losses
	(Dollars in thousands)
U.S. Government agency obligations	17	$59,688	$2,119	—	$—	$—	17	$59,688	$2,119
Mortgage-backed securities	5	21,859	899	—	—	—	5	21,859	899

Total temporarily impaired securities	22	$81,547	$3,018	—	$—	$—	22	$81,547	$3,018

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE B – INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

Management has the intent and the ability to hold these securities for the foreseeable future. The decline in the fair value is primarily due to an increase in market interest rates. The fair values are expected to recover as securities approach maturity dates.

NOTE C – LOANS RECEIVABLE

The composition of the loan portfolio is as follows at June 30, 2004 and 2003:

	June 30,
	2004	2003
	(In thousands)
One- to four-family residential real estate	$29,760	$37,046
Multi-family real estate	280	297
Construction - residential real estate	130	435
Non-residential real estate	757	1,141
Loans on deposits	3,523	2,902

	34,450	41,821
Less:
Deferred loan origination fees	181	237
Undisbursed loans in process	36	278
Allowance for loan losses	665	720

	$33,568	$40,586

First Federal’s lending efforts have historically focused on one- to four-family residential real estate loans, which comprise approximately $29.9 million, or 89% of the total loan portfolio at June 30, 2004 and approximately $37.2 million, or 92% of the total loan portfolio at June 30, 2003. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Association with adequate collateral coverage in the event of default. Nevertheless, the Association, as with any lending institution, is subject to the risk that real estate values could deteriorate in its primary lending area of southeastern Kentucky, thereby impairing collateral values. However, management is of the belief that real estate values in the Association’s primary lending area are presently stable.

In the ordinary course of business, the Association has made loans to its officers and directors. Loans to officers and directors, as well as employees, are made at reduced interest rates and closing costs. These loans do not involve more than the normal risk of collectibility. The aggregate dollar amount of loans to officers and directors totaled approximately $276,000 and $100,000 at June 30, 2004 and 2003, respectively. During fiscal 2004 the Association disbursed loans to related parties totaling $195,000 and received principal repayments on loans to related parties of $19,000.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE D – ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows for the years ended June 30:

	2004	2003	2002
	(In thousands)
Beginning balance	$720	$735	$665
Provision for losses on loans	10	66	123
Charge-offs of loans	(65)	(81)	(53)

Ending balance	$665	$720	$735

The Association’s nonperforming loans (loans delinquent greater than 90 days and still accruing and nonaccrual loans) totaled $1.2 million, $1.3 million and $1.5 million at June 30, 2004, 2003 and 2002, respectively.

During the fiscal years ended June 30, 2004, 2003 and 2002, interest income of approximately $76,000, $71,000 and $73,000, respectively, would have been recognized had nonperforming loans been performing in accordance with contractual terms. Interest income recognized on nonperforming loans totaled $153,000, $192,000 and $117,000 for the years ended June 30, 2004, 2003 and 2002, respectively.

NOTE E – OFFICE PREMISES AND EQUIPMENT

Office premises and equipment are comprised of the following at June 30:

	2004	2003
	(In thousands)
Land	$30	$30
Buildings and improvements	887	887
Furniture and equipment	427	425
Automobiles	29	29

	1,373	1,371
Less accumulated depreciation	1,187	1,143

Total	$186	$228

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE F – DEPOSITS

Deposits consist of the following major classifications:

Deposit type and weighted-average	June 30,
interest rate	2004	2003
	(In thousands)
Passbook accounts
2004 - 1.25%	$43,521
2003 - 2.00%		$41,755
Certificates of deposit
Original maturities of:
Six months and less
2004 - 1.48%	7,686
2003 - 2.16%		9,677
12 to 24 months
2004 - 2.23%	39,173
2003 - 3.00%		42,783
30 to 36 months
2004 - 3.48%	2,600
2003 - 5.33%		4,757
Over 36 months
2004 - 5.71%	5,771
2003 - 5.81%		5,812

Total certificates of deposit	55,230	63,029

Total deposits	$98,751	$104,784

The Association had certificate of deposit accounts with balances of $100,000 or greater totaling $20.6 million and $24.7 million at June 30, 2004 and 2003, respectively. Deposits issued in amounts greater than $100,000 are not federally insured.

Interest expense on deposits is summarized as follows for the years ended June 30:

	2004	2003	2002
	(In thousands)
Passbook savings	$554	$931	$1,120
Certificates of deposit	1,612	2,468	3,428

	$2,166	$3,399	$4,548

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE F – DEPOSITS (continued)

The scheduled maturities of certificates of deposit at June 30, 2004 were as follows:

2005	$45,258
2006	6,707
2007	919
2008	2,287
2009	29
Thereafter	30

$55,230

NOTE G – ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank, collateralized at June 30, 2004, by a blanket pledge of residential mortgage loans totaling $11.3 million, and the Association’s investment in Federal Home Loan Bank stock, are summarized as follows:

	Maturing fiscal
	year ending
Interest rate	June 30,	2004	2003
		(Dollars in thousands)
1.80%	2005	$1,000	$—
2.52	2006	2,800	—
3.17	2007	2,600	—
3.68	2008	2,600	—

		$9,000	$—

	Weighted-average interest rate	2.97%	—%

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE H – FEDERAL INCOME TAXES

The provision for federal income taxes on earnings was equal to that computed at the 34.0% statutory corporate tax rate for each of the years ended June 30, 2004, 2003 and 2002.

The composition of the Association’s net deferred tax asset is as follows at June 30:

	2004	2003
	(In thousands)
Taxes (payable) refundable on temporary differences at statutory rate:
Deferred tax assets:
General loan loss allowance	$226	$245
Deferred compensation	34	—
Charitable contributions	104	122
Unrealized losses on securities available for sale	207	—

Total deferred tax assets	571	367
Deferred tax liabilities:
Federal Home Loan Bank stock dividends	(389)	(364)
Book/tax depreciation	(3)	(3)

Total deferred tax liabilities	(392)	(367)

Net deferred tax asset	$179	$—

NOTE I – COMMITMENTS AND CONTINGENCIES

The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Association’s involvement in such financial instruments.

The Association’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE I – COMMITMENTS AND CONTINGENCIES (continued)

At June 30, 2004, the Association had outstanding commitments to originate fixed-rate loans with interest rates of 7.00% totaling $415,000, secured by one- to four-family residential real estate. Additionally, the Association had unused lines of credit and undisbursed loans in process totaling $31,000 and $36,000, respectively, at June 30, 2004. In the opinion of management, all loan commitments equaled or exceeded prevalent market interest rates as of June 30, 2004, and such commitments have been underwritten on the same basis as that of the existing loan portfolio. Management believes that all loan commitments are able to be funded through cash flow from operations and existing excess liquidity. Fees received in connection with these commitments have not been recognized in earnings.

From time to time the Association is subject to various lawsuits, which arise in the normal course of business. In the opinion of management, based on discussions with legal counsel, the disposition of all outstanding legal actions will not have a material effect on the financial position of the Association. First Federal had no contingent liabilities at June 30, 2004 and 2003.

NOTE J – REGULATORY CAPITAL

First Federal is subject to minimum regulatory capital standards promulgated by the Office of Thrift Supervision (the “OTS”). Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on its financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The minimum capital standards of the OTS generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as retained earnings less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of adjusted total assets, except for those associations with the highest examination rating and acceptable levels of risk. The risk-based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Association multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one- to four-family residential loans carry a risk-weighted factor of 50%.

During the fiscal year ended June 30, 2004, the Association was notified by the OTS that it was categorized as “well-capitalized” under the regulatory framework for prompt corrective action. Additionally, management is not aware of any recent event that would cause this classification to change. As of June 30, 2004 and 2003, management believed that the Association met all capital adequacy requirements to which it was subject. To be categorized as “well-capitalized” the Association must maintain minimum capital ratios as set forth in the following table.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE J – REGULATORY CAPITAL (continued)

			As of June 30, 2004
					To be “well-
					capitalized” under
			For capital		prompt corrective
	Actual		adequacy purposes		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
Tangible capital	$31,443	22.4%	≥$2,103	≥1.5%	≥$7,011	≥ 5.0%
Core capital	$31,443	22.4%	≥$5,609	≥4.0%	≥$8,413	≥ 6.0%
Risk-based capital	$31,927	82.4%	≥$3,100	≥8.0%	≥$3,875	≥10.0%

			As of June 30, 2003
					To be “well-
					capitalized” under
			For capital		prompt corrective
	Actual		adequacy purposes		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
Tangible capital	$30,682	22.5%	≥$2,041	≥1.5%	≥$6,805	≥ 5.0%
Core capital	$30,682	22.5%	≥$5,444	≥4.0%	≥$8,166	≥ 6.0%
Risk-based capital	$31,189	76.8%	≥$3,248	≥8.0%	≥$4,060	≥10.0%

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE J – REGULATORY CAPITAL (continued)

Reconciliation of GAAP to Regulatory Capital

	June 30,
	2004	2003
	(In thousands)
GAAP capital	$31,043	$30,682
Reconciling item – unrealized losses on available for sale securities	400	—

Tangible and core capital	31,443	30,682
General valuation allowance	484	507

Risk-based capital	$31,927	$31,189

The Association’s management believes that, under the current regulatory capital regulations, the Association will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Association, such as increased interest rates or a downturn in the economy in the Association’s market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.

NOTE K – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table summarizes the Association’s quarterly results for the fiscal years ended June 30, 2004 and 2003.

		Three Months Ended
	September 30,	December 31,	March 31,	June 30,
2004:
Total interest income	$1,431	$1,397	$1,344	$1,429
Total interest expense	626	541	509	544

Net interest income	805	856	835	885
Provision for losses on loans	—	4	6	—
Other loss	(5)	(7)	(4)	(19)
General, administrative and other expense	425	423	410	925

Earnings (loss) before income taxes (credits)	375	422	415	(59)
Federal income taxes (credits)	130	140	135	(13)

Net earnings (loss)	$245	$282	$280	$(46)

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE K – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) (continued)

		Three Months Ended
	September 30,	December 31,	March 31,	June 30,
2003:
Total interest income	$1,705	$1,619	$1,547	$1,442
Total interest expense	991	892	779	737

Net interest income	714	727	768	705
Provision for losses on loans	25	14	9	18
Other income	84	64	47	102
General, administrative and other expense	389	404	400	361

Earnings before income taxes	384	373	406	428
Federal income taxes	131	127	138	145

Net earnings	$253	$246	$268	$283

NOTE L – REORGANIZATION AND CHANGE OF CORPORATE FORM

On July 14, 2004, the Board of Directors of the Association adopted a Plan of Reorganization (the “Plan” or the “Reorganization”) pursuant to which the Association proposes to reorganize into a two-tier mutual holding company structure with the establishment of a stock holding company, Kentucky First Federal Bancorp, as parent of the Association, and the Association will convert to the stock form of ownership, followed by the issuance of all the Association’s outstanding stock to Kentucky First Federal Bancorp. Pursuant to the Plan, Kentucky First Federal Bancorp will offer for sale between 2,486,250 and 3,868,313 common shares, representing 45.0% of the outstanding common stock, at $10.00 per share to the Association’s depositors and a newly formed Employee Stock Ownership Plan (“ESOP”). First Federal MHC is being organized as a federally chartered mutual holding company and will own 55.0% of the outstanding common stock of Kentucky First Federal Bancorp upon completion of the reorganization. Immediately following the Reorganization, Kentucky First Federal Bancorp will acquire Frankfort First Bancorp, Inc. and its wholly-owned subsidiary First Federal Savings Bank, at an aggregate purchase price of $31.2 million to be paid in the form of both stock and cash. The purchase is expected to result in goodwill of approximately $16.7 million.

The costs of issuing the common stock will be deferred and deducted from the sale proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. At June 30, 2004, the Association had not incurred or deferred any conversion costs. The transaction is subject to approval by regulatory authorities and members of the Association.

The Reorganization will be accounted for as a change in corporate form with the historic basis of the Association’s assets, liabilities and equity unchanged as a result. Subsequent to the Reorganization, the existing rights of the Association’s depositors upon liquidation as of the effective date will be transferred with records maintained to ensure such rights receive statutory priority in the event of a future mutual to stock conversion, or in the more unlikely event of the Association’s liquidation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Frankfort First Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Frankfort First Bancorp, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of earnings, comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2004. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Frankfort First Bancorp, Inc. as of June 30, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/GRANT THORNTON LLP

Cincinnati, Ohio
August 18, 2004

FRANKFORT FIRST BANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

June 30, 2004 and 2003
(In thousands, except share data)

	2004	2003
ASSETS
Cash and due from banks	$1,122	$478
Interest-bearing deposits in other financial institutions	—	1,550

Cash and cash equivalents	1,122	2,028
Certificates of deposit in other financial institutions	2,100	3,100
Mortgage-backed securities available for sale - at market	2,758	3,997
Loans receivable - net	125,262	124,596
Real estate acquired through foreclosure - net	—	29
Office premises and equipment - at depreciated cost	1,496	1,364
Federal Home Loan Bank stock - at cost	2,941	2,827
Accrued interest receivable on loans	303	293
Accrued interest receivable on investments and interest-bearing deposits	11	15
Bank-owned life insurance	2,016	—
Prepaid expenses and other assets	109	87

Total assets	$138,118	$138,336

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$75,025	$75,622
Advances from the Federal Home Loan Bank	43,718	43,017
Advances by borrowers for taxes and insurance	307	324
Accrued interest payable	19	29
Accrued federal income taxes	294	261
Deferred federal income taxes	243	265
Other liabilities	998	820

Total liabilities	120,604	120,338
Commitments	—	—
Shareholders’ equity
Preferred stock, 500,000 shares authorized, $.01 par value; no shares issued	—	—
Common stock, 3,750,000 shares authorized, $.01 par value; 1,672,443 shares issued	17	17
Additional paid-in capital	5,918	5,879
Retained earnings - restricted	18,068	18,525
Less 405,830 and 418,335 shares of treasury stock at June 30, 2004 and 2003, respectively - at cost	(6,350)	(6,331)
Less shares acquired for stock benefit plan	(87)	(98)
Other comprehensive income, unrealized gains (losses) on securities designated as available for sale - net of related tax effects	(52)	6

Total shareholders’ equity	17,514	17,998

Total liabilities and shareholders’ equity	$138,118	$138,336

The accompanying notes are an integral part of these statements.

FRANKFORT FIRST BANCORP, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

For the years ended June 30, 2004, 2003 and 2002
(In thousands, except share data)

	2004	2003	2002
Interest income
Loans	$7,417	$8,398	$9,701
Investment securities	154	59	55
Interest-bearing deposits and other	122	195	235

Total interest income	7,693	8,652	9,991
Interest expense
Deposits	1,849	2,346	3,370
Borrowings	2,586	2,674	2,802

Total interest expense	4,435	5,020	6,172

Net interest income	3,258	3,632	3,819
Provision for losses on loans	—	—	1

Net interest income after provision for losses on loans	3,258	3,632	3,818

Loss on sale of loans	4	—	—
Other operating income	73	71	62

Total other income	69	71	62
General, administrative and other expense
Employee compensation and benefits	1,157	973	1,152
Occupancy and equipment	171	175	173
Franchise and other taxes	102	108	94
Data processing	124	122	125
Other operating	339	332	324

Total general, administrative and other expense	1,893	1,710	1,868

Earnings before income taxes	1,434	1,993	2,012
Federal income taxes
Current	462	633	561
Deferred	19	45	124

Total federal income taxes	481	678	685

NET EARNINGS	$953	$1,315	$1,327

EARNINGS PER SHARE
Basic	$0.76	$1.05	$1.07

Diluted	$0.72	$1.02	$1.04

The accompanying notes are an integral part of these statements.

FRANKFORT FIRST BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

	2004	2003	2002
Net earnings	$953	$1,315	$1,327
Other comprehensive income, net of tax:
Unrealized holding gain (losses) on securities during the year, net of taxes (benefits) of $(30) and $3 in 2004 and 2003, respectively	(58)	6	—

Comprehensive income	$895	$1,321	$1,327

Accumulated comprehensive income (loss)	$(52)	$6	$—

The accompanying notes are an integral part of these statements.

FRANKFORT FIRST BANCORP, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended June 30, 2004, 2003 and 2002
(In thousands, except share data)

						Unrealized
				Shares		gains (losses)
				acquired		on securities
		Additional		by stock		designated
	Common	paid-in	Retained	benefit	Treasury	as available
	stock	capital	earnings	plan	stock	for sale	Total
Balance at July 1, 2001	$17	$5,876	$18,675	$—	$(6,434)	$—	$18,134
Net earnings for the year	—	—	1,327	—	—	—	1,327
Cash dividends of $1.12 per common share	—	—	(1,396)	—	—	—	(1,396)

Balance at June 30, 2002	17	5,876	18,606	—	(6,434)	—	18,065
Net earnings for the year	—	—	1,315	—	—	—	1,315
Unrealized gains on securities designated as available for sale, net of related tax effects	—	—	—	—	—	6	6
Cash dividends of $1.12 per common share	—	—	(1,396)	—	—	—	(1,396)
Treasury shares transferred to stock benefit plan	—	—	—	(103)	103	—	—
Amortization expense of stock benefit plan	—	3	—	5	—	—	8

Balance at June 30, 2003	17	5,879	18,525	(98)	(6,331)	6	17,998
Net earnings for the year	—	—	953	—	—	—	953
Unrealized losses on securities designated as available for sale, net of related tax benefits	—	—	—	—	—	(58)	(58)
Cash dividends of $1.12 per common share	—	—	(1,410)	—	—	—	(1,410)
Purchase of treasury shares	—	—	—	—	(464)	—	(464)
Treasury shares issued on option exercise	—	32	—	—	445	—	477
Amortization expense of stock benefit plan	—	7	—	11	—	—	18

Balance at June 30, 2004	$17	$5,918	$18,068	$(87)	$(6,350)	$(52)	$17,514

The accompanying notes are an integral part of these statements.

FRANKFORT FIRST BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

	2004	2003	2002
Cash flows from operating activities:
Net earnings for the year	$953	$1,315	$1,327
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Amortization of discounts and premiums on loans, investments and mortgage-backed securities - net	21	1	(5)
Amortization of deferred loan origination fees	(31)	(140)	(59)
Depreciation and amortization	82	79	79
Provision for losses on loans	—	—	1
Proceeds from sale of mortgage loans in the secondary market	609	—	—
Loans originated for sale in the secondary market	(613)	—	—
Loss on sale of loans	4	—	—
Gain on sale of real estate acquired through foreclosure	—	(19)	—
Federal Home Loan Bank stock dividends	(114)	(119)	(142)
Amortization expense of stock benefit plan	18	8	—
Increase (decrease) in cash due to changes in:
Accrued interest receivable	(6)	81	86
Prepaid expenses and other assets	(16)	(2)	(6)
Accrued interest payable	(10)	(26)	1
Other liabilities	178	(581)	101
Federal income taxes Current	38	248	81
Deferred	(17)	45	124

Net cash provided by operating activities	1,096	890	1,588
Cash flows provided by (used in) investing activities:
Purchase of certificates of deposit in other financial institutions	(100)	(3,000)	—
Purchase of mortgage-backed securities designated as available for sale	—	(4,060)	—
Principal repayments on mortgage-backed securities	1,128	71	—
Proceeds from maturity of investment securities designated as held to maturity	1,100	—	2,000
Loan principal repayments	29,367	35,737	30,844
Loan disbursements	(29,973)	(28,722)	(25,842)
Proceeds from sale of real estate acquired through foreclosure	—	10	—
Purchase of office premises and equipment	(214)	(71)	(30)
Purchase of bank-owned life insurance	(2,000)	—	—

Net cash provided by (used in) investing activities	(692)	(35)	6,972
Cash flows provided by (used in) financing activities:
Net increase (decrease) in deposit accounts	(597)	(274)	(6,933)
Proceeds from Federal Home Loan Bank advances	11,000	—	—
Repayment of Federal Home Loan Bank advances	(10,299)	(1,965)	(2,146)
Advances by borrowers for taxes and insurance	(17)	(5)	(15)
Dividends paid on common stock	(1,410)	(1,395)	(1,371)
Exercise of stock options - net	13	—	—

Net cash used in financing activities	(1,310)	(3,639)	(10,465)

Decrease in cash and cash equivalents	(906)	(2,784)	(1,905)
Cash and cash equivalents at beginning of year	2,028	4,812	6,717

Cash and cash equivalents at end of year	$1,122	$2,028	$4,812

FRANKFORT FIRST BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

For the years ended June 30, 2004, 2003 and 2002
(In thousands)

	2004	2003	2002
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Federal income taxes	$440	$390	$480

Interest on deposits and borrowings	$4,445	$5,046	$6,171

Supplemental disclosure of noncash investing activities:
Transfers from loans to real estate acquired through foreclosure	$—	$29	$311

Origination of loans upon sale of real estate acquired through foreclosure	$40	$320	$—

Unrealized gains (losses) on securities designated as available for sale, net of related tax effects	$(58)	$6	$—

Supplemental disclosure of noncash financing activities:
Dividends declared but unpaid	$353	$350	$349

The accompanying notes are an integral part of these statements.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Frankfort First Bancorp, Inc. (the “Corporation”) is a savings and loan holding company whose activities are primarily limited to holding the stock of First Federal Savings Bank of Frankfort (the “Bank”). The Bank conducts a general banking business in central Kentucky which primarily consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Bank’s profitability is significantly dependent on net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Bank can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management’s control.

The consolidated financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America (“U. S. GAAP”) and general accounting practices within the financial services industry. In preparing consolidated financial statements in accordance with U. S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

The following is a summary of the Corporation’s significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

1. Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and the Bank and the Bank’s subsidiary, Main Street Financial Services, Inc. Main Street Financial Services, Inc. was established during fiscal 2002 to provide investment services to the Bank’s customers. All significant intercompany balances and transactions have been eliminated. During fiscal 2004 Main Street Financial Services, Inc., operations were merged into those of the Bank in a manner similar to a pooling-of-interests.

2. Mortgage-backed Securities

The Corporation accounts for mortgage-backed securities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” SFAS No. 115 requires that investments in debt and equity securities be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are to be carried at cost only if the Corporation has the positive intent and ability to hold these securities to maturity. Trading securities and securities designated as available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or shareholders’ equity, respectively.

Realized gains and losses on sales of securities are recognized using the specific identification method.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3. Loans Receivable

Loans receivable are stated at the principal amount outstanding, adjusted for deferred loan origination fees and the allowance for loan losses. Interest is accrued as earned unless the collectibility of the loan is in doubt. An allowance may be established for interest on loans that are contractually past due based on management’s periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management’s judgment, the borrower’s ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status. If the ultimate collectibility of the loan is in doubt, in whole or in part, all payments received on nonaccrual loans are applied to reduce principal until such doubt is eliminated.

Loans held for sale are carried at the lower of cost (less principal payments received) or fair value (market value), calculated on an aggregate basis. At June 30, 2004 and 2003, no loans were identified as held for sale.

During the fiscal year ended June 30, 2004, the Bank sold loans totaling approximately $613,000 in transactions with the Federal Home Loan Bank. Such loans were sold on a recourse basis. The Bank’s liability with respect to such recourse was not material at June 30, 2004.

The Bank accounts for mortgage servicing rights in accordance with SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which requires that the Bank recognize, as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained must allocate some of the cost of the loans to the mortgage servicing rights.

SFAS No. 140 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value. The mortgage servicing rights recorded by the Bank, calculated in accordance with the provisions of SFAS No. 140, were segregated into pools for valuation purposes, using as pooling criteria the loan term and coupon rate. Once pooled, each grouping of loans was evaluated on a discounted earnings basis to determine the present value of future earnings that a purchaser could expect to realize from each portfolio. The present value of future earnings is the “economic” value for the pool, i.e., the net realizable present value to an acquirer of the acquired servicing.

The Bank recorded a nominal amount of amortization related to mortgage servicing rights during the fiscal year ended June 30, 2004, as loans sold to the Federal Home Loan Bank in fiscal 2004 did not take place until the latter part of the fiscal year. The carrying value of the Bank’s mortgage servicing rights, which approximated their fair value, totaled approximately $5,000 at June 30, 2004.

At June 30, 2004, the Bank was servicing mortgage loans of approximately $610,000, that had been sold to the Federal Home Loan Bank. At June 30, 2004, the Bank had no loans serviced for others.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4. Loan Origination Fees

The Bank accounts for loan origination fees in accordance with SFAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases.” Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Bank’s experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

5. Allowance for Loan Losses

It is the Bank’s policy to provide valuation allowances for estimated losses on loans based on past loss experience, trends in the level of delinquent and problem loans, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in the primary lending area. When the collection of a loan becomes doubtful, or otherwise troubled, the Bank records a loan charge-off equal to the difference between the fair value of the property securing the loan and the loan’s carrying value. Lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

The Bank accounts for impaired loans in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” which requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan’s effective interest rate or, as an alternative, at the loan’s observable market price or fair value of the collateral. The Bank’s current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value.

A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Bank considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Bank’s investment in multi-family and nonresidential loans, and its evaluation of impairment thereof, such loans are collateral dependent and, as a result, are carried as a practical expedient at the lower or cost or fair value.

Collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

At June 30, 2004 and 2003, the Bank had no loans that would be defined as impaired under SFAS No. 114.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

6. Office Premises and Equipment

Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line and accelerated methods over the useful lives of the assets, estimated to be forty years for buildings, ten to forty years for building improvements, and five to ten years for furniture and equipment. An accelerated method is used for tax reporting purposes.

7. Federal Income Taxes

The Corporation accounts for federal income taxes in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Corporation’s activities within the current and previous years. Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management’s estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management’s estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

7. Federal Income Taxes (continued)

The Corporation’s principal temporary differences between pretax financial income and taxable income result from different methods of accounting for deferred loan origination fees and costs, Federal Home Loan Bank stock dividends, the general loan loss allowance, deferred compensation, and the recapture of percentage of earnings bad debt deductions. Additional temporary differences result from depreciation computed using accelerated methods for tax purposes.

8. Retirement and Employee Benefit Plans

The Corporation maintains a deferred unfunded compensation plan liability for the benefit of management and the directors. While no expense was recognized by the Corporation for the fiscal year ended June 30, 2004, the Corporation recognized expense under this plan for the fiscal years ended June 30, 2003 and 2002 of $12,000 and $178,000, respectively.

The Bank also has a multiple employer defined benefit pension plan. All employees over 21 years of age enter this plan at the first entrance date after completing one year of service. The Corporation recognized expense of $79,000 and $20,000 under this plan for the fiscal years ended June 30, 2004 and 2003, respectively. Due to the overfunded status of the plan at the time, the Bank recorded no expense for this plan during the fiscal year ended June 30, 2002.

During fiscal 2003, the Corporation adopted a stock-based compensation plan for the benefit of certain members of management, which provides for awards of up to 8,000 shares. Awards vest over a five year period beginning with the date of the award. The Corporation awarded 4,000 shares under this plan during fiscal 2003 and recognized expense of $18,000 and $9,000 for the fiscal years ended June 30, 2004 and 2003, respectively.

9. Earnings Per Share

Basic earnings per share is computed based upon the weighted-average shares outstanding during the year. Diluted earnings per share is computed taking into consideration common shares outstanding and dilutive potential common             shares to be issued under the Corporation’s stock option plan. The computations were as follows:

	2004	2003	2002
Weighted-average common shares outstanding (basic)	1,261,273	1,248,219	1,246,108
Dilutive effect of assumed exercise of stock options	53,791	41,658	34,976

Weighted-average common shares outstanding (diluted)	1,315,064	1,289,877	1,281,084

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

10. Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of the fair value of financial instruments, both assets and liabilities, whether or not recognized in the consolidated statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments at June 30, 2004 and 2003:

Cash and cash equivalents: The carrying amounts presented in the consolidated statements of financial condition for cash and cash equivalents are deemed to approximate fair value.

Certificates of deposit in other financial institutions: The carrying amounts presented in the consolidated statements of financial condition for certificates of deposit in other financial institutions are deemed to approximate fair value.

Investment securities: For investment securities, fair value is deemed to equal the quoted market price.

Loans receivable: The loan portfolio has been segregated into categories with similar characteristics, such as one-to-four family residential, multi-family residential and nonresidential real estate. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts and consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

Federal Home Loan Bank stock: The carrying amount presented in the consolidated statements of financial condition is deemed to approximate fair value.

Deposits: The fair value of NOW accounts, passbook accounts, money market deposits and advances by borrowers for taxes and insurance are deemed to approximate the amount payable on demand. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

10. Fair Value of Financial Instruments (continued)

Advances from the Federal Home Loan Bank: The fair value of these advances is estimated using the rates currently offered for similar advances of similar remaining maturities or, when available, quoted market prices.

Commitments to extend credit: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. The fair value of outstanding loan commitments at June 30, 2004 and 2003, was not material.

Based on the foregoing methods and assumptions, the carrying value and fair value of the Corporation’s financial instruments at June 30 are as follows:

	2004		2003
	Carrying	Fair	Carrying	Fair
	value	value	value	value
	(In thousands)
Financial assets
Cash and cash equivalents	$1,122	$1,122	$2,028	$2,028
Certificates of deposit in other financial institutions	2,100	2,100	3,100	3,100
Mortgage-backed securities	2,758	2,758	3,997	3,997
Loans receivable	125,262	128,918	124,596	128,270
Stock in Federal Home Loan Bank	2,941	2,941	2,827	2,827

	$134,183	$137,839	$136,548	$140,222

Financial liabilities
Deposits	$75,025	$76,969	$75,622	$77,009
Advances from the Federal Home Loan Bank	43,718	43,104	43,017	43,443
Advances by borrowers for taxes and insurance	307	307	324	324

	$119,050	$120,380	$118,963	$120,776

11. Stock Option Plan

The Board of Directors adopted the Frankfort First Bancorp, Inc. 1995 Stock Option and Incentive Plan (the “Plan”) that provided for the issuance of 261,085 shares of authorized, but unissued shares of common stock at fair value at the date of grant. The Corporation had initially granted options to purchase shares at the fair value of $13.80 per share. As of June 30, 2004, 34,629 of the stock options granted had been exercised.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

11. Stock Option Plan (continued)

The Corporation accounts for the Plan in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation,” which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

The Corporation applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized with respect to the Plan. Had compensation cost for the Plan been determined based on the fair value at the grant date in a manner consistent with the accounting method utilized in SFAS No. 123, there would have been no differences in consolidated net earnings and earnings per share for any period presented as all shares have been granted and vested.

A summary of the status of the Corporation’s stock option plan as of and for the fiscal years ended June 30, 2004, 2003 and 2002, and changes during the periods ending on those dates is presented below:

	2004		2003		2002
		Weighted-		Weighted-		Weighted-
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price
Outstanding at beginning of year	181,859	$13.83	181,859	$13.83	239,495	$13.82
Granted	—	—	—	—	—	—
Exercised	(34,629)	13.80	—	—	—	—
Forfeited	—	—	—	—	(57,636)	13.80

Outstanding at end of year	147,230	$13.83	181,859	$13.83	181,859	$13.83

Options exercisable at year-end	147,230	$13.83	181,859	$13.83	181,859	$13.83

The following information applies to options outstanding at June 30, 2004:

Number outstanding	147,230
Range of exercise prices	$13.80-$14.91
Weighted-average exercise price	$13.83
Weighted-average remaining contractual life	1.5 years

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

11. Stock Option Plan (continued)

A summary of the status of the Corporation’s stock option plan as of and for the fiscal years ended June 30, 2004, 2003 and 2002, and changes during the periods ending on those dates is presented below:

	2004		2003		2002
		Weighted-		Weighted-		Weighted-
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price
Outstanding at beginning of year	181,859	$13.83	181,859	$13.83	239,495	$13.82
Granted	—	—	—	—	—	—
Exercised	(34,629)	13.80	—	—	—	—
Forfeited	—	—	—	—	(57,636)	13.80

Outstanding at end of year	147,230	$13.83	181,859	$13.83	181,859	$13.83

Options exercisable at year-end	147,230	$13.83	181,859	$13.83	181,859	$13.83

The following information applies to options outstanding at June 30, 2004:

Number outstanding	147,230
Range of exercise prices	$13.80-$14.91
Weighted-average exercise price	$13.83
Weighted-average remaining contractual life	1.5 years

12. Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and interest-bearing deposits in other financial institutions with original maturities of less than ninety days.

13. Advertising

Advertising costs are expensed when incurred. The Corporation’s advertising expense totaled $43,000, $35,000 and $45,000 for the fiscal years ended June 30, 2004, 2003 and 2002, respectively.

14. Reclassifications

Certain prior year amounts have been reclassified to conform to the 2004 consolidated financial statement presentation.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE B — MORTGAGE-BACKED SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of mortgage-backed securities at June 30, 2004 and 2003 are summarized as follows:

	2004
		Gross	Gross	Estimated
	Amortized	unrealized	unrealized	fair
	cost	gains	losses	value
	(In thousands)
Available for sale:
Government National Mortgage
Association participation certificates	$1,606	$—	$50	$1,556
Federal National Mortgage Association participation certificates	1,232	—	30	1,202

Total mortgage-backed securities available for sale	$2,838	$—	$80	$2,758

	2003
		Gross	Gross	Estimated
	Amortized	unrealized	unrealized	fair
	cost	gains	losses	value
	(In thousands)
Available for sale:
Government National Mortgage
Association participation certificates	$2,024	$6	$1	$2,029
Federal National Mortgage Association participation certificates	1,964	4	—	1,968

Total mortgage-backed securities available for sale	$3,988	$10	$1	$3,997

     The table below indicates the length of time individual securities have been in a continuous unrealized loss position at June 30, 2004:

	Less than 12 months			12 months or longer			Total
Description of	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Number of	Fair	Unrealized
securities	investments	value	losses	investments	value	losses	investments	value	losses
(Dollars in thousands)
Mortgage-backed securities	3	$1,744	$55	1	$1,014	$25	4	$2,758	$80

Management has the intent and ability to hold these securities for the foreseeable future and the decline in the fair value is primarily due to an increase in the market rates. The fair values are expected to recover as securities approach maturity dates.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE B — MORTGAGE-BACKED SECURITIES (continued)

The amortized cost of mortgage-backed securities, by contractual terms to maturity, are shown below at June 30, 2004. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

(In thousands)
Due within one year	$57
Due after one year through five years	277
Due after five years	2,504

$2,838

NOTE C — LOANS RECEIVABLE

The composition of the loan portfolio at June 30 is as follows:

	2004	2003
	(In thousands)
Residential real estate
One-to-four family	$112,361	$113,297
Multi-family	63	68
Construction	293	1,617
Nonresidential real estate and land	6,397	4,820
Consumer and other	6,393	5,877

	125,507	125,679
Less:
Undisbursed portion of loans in process	(112)	(916)
Deferred loan origination fees	(51)	(85)
Allowance for loan losses	(82)	(82)

	$125,262	$124,596

The Bank’s lending efforts have historically focused on one-to-four family and multi-family residential real estate loans, which comprise approximately $112.3 million, or 90%, of the total loan portfolio at June 30, 2004, and $112.4 million, or 92%, of the total loan portfolio at June 30, 2003. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Bank with adequate collateral coverage in the event of default. Nevertheless, the Bank, as with any lending institution, is subject to the risk that real estate values could deteriorate in its primary lending area of central Kentucky, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Bank’s primary lending area are presently stable.

In the normal course of business, the Bank has made loans to some of its directors, officers and employees. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of loans outstanding to directors and officers totaled approximately $786,000 and $681,000 at June 30, 2004 and 2003, respectively.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE D — ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is summarized as follows for the years ended June 30:

	2004	2003	2002
	(In thousands)
Balance at beginning of year	$82	$82	$101
Provision for losses on loans	—	—	1
Charge-offs	—	—	(20)

Balance at end of year	$82	$82	$82

As of June 30, 2004, the Bank’s allowance for loan losses was solely general in nature, and is includible as a component of regulatory risk-based capital.

Nonperforming loans totaled approximately $372,000, $251,000 and $568,000 at June 30, 2004, 2003 and 2002, respectively. The Bank did not incur any reduction in interest income related to such nonperforming loans during the respective years.

NOTE E — OFFICE PREMISES AND EQUIPMENT

Office premises and equipment at June 30 are comprised of the following:

	2004	2003
	(In thousands)
Land and improvements	$187	$187
Office buildings and improvements	1,825	1,822
Furniture, fixtures and equipment	657	850

	2,669	2,859
Less accumulated depreciation and amortization	1,173	1,495

	$1,496	$1,364

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE F — DEPOSITS

Deposits consist of the following major classifications at June 30:

Deposit type and weighted-
average interest rate	2004	2003
	(In thousands)
NOW accounts
2004 - 1.29%	$8,002
2003 - 1.51%		$6,380
Passbook
2004 - 1.01%	10,255
2003 - 1.29%		10,839
Money market deposit accounts
2004 - 1.45%	3,634
2003 - 1.87%		3,781

Total demand, transaction and passbook deposits	21,891	21,000

Certificates of deposit Original maturities of:
Less than 12 months
2004 - 1.13%	5,285
2003 - 1.47%		6,315
12 months to 24 months
2004 - 2.28%	29,982
2003 - 2.80%		28,747
30 months to 36 months
2004 - 3.90%	15,012
2003 - 4.54%		16,991
More than 36 months
2004 - 4.29%	2,855
2003 - 4.78%		2,569

Total certificates of deposit	53,134	54,622

Total deposit accounts	$75,025	$75,622

At June 30, 2004 and 2003, the Bank had certificate of deposit accounts with balances in excess of $100,000 totaling approximately $8.7 million and $7.8 million, respectively. Deposits issued in amounts greater than $100,000 are not federally insured.

Interest expense on deposits for the fiscal year ended June 30 is summarized as follows:

	2004	2003	2002
	(In thousands)
Passbook	$118	$158	$234
Money market deposit and NOW accounts	157	161	222
Certificates of deposit	1,574	2,027	2,914

	$1,849	$2,346	$3,370

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE F — DEPOSITS (continued)

     Maturities of outstanding certificates of deposit at June 30 are summarized as follows:

	2004	2003
	(In thousands)
Less than one year	$32,107	$33,363
One to three years	18,894	19,456
Over three years	2,133	1,803

	$53,134	$54,622

NOTE G — ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank, collateralized at June 30, 2004 by pledges of certain residential mortgage loans totaling $54.6 million, and the Bank’s investment in Federal Home Loan Bank stock, are summarized as follows:

	Maturing
	year ending
Interest rate	June 30,	2004	2003
		(Dollars in thousands)
6.45% - 6.95%	2004	$—	$24
1.65%	2005	2,300	—
6.40% - 6.75%	2007	419	627
5.80% - 6.35%	2008	1,099	1,673
4.94% - 7.35%	2009	9,376	9,873
5.96% - 6.86%	2010	21,000	21,000
5.80% - 6.22%	2011	8,000	8,000
6.90%	2012	318	349
5.75%	2013	177	240
6.15% - 6.95%	2016	664	701
6.30% - 6.35%	2017	159	208
6.20%	2018	206	271
7.35%	2019	—	51

		$43,718	$43,017

Weighted-average interest rate		5.83%	6.08%

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE H — OTHER BORROWED MONEY

The Corporation has a line of credit arrangement with another financial institution which provides for interest at prime plus .25% and matures in May 2005. At June 30, 2004, there was no outstanding balance on the line of credit.

NOTE I — FEDERAL INCOME TAXES

Federal income taxes do not differ materially from the amounts computed at the statutory corporate tax rate for each of the fiscal years ended June 30, 2004, 2003 and 2002.

The composition of the Corporation’s net deferred tax liability at June 30 is as follows:

	2004	2003
	(In thousands)
Taxes (payable) refundable on temporary differences at estimated corporate tax rate:
Deferred tax assets:
General loan loss allowance	$28	$28
Deferred loan origination fees	17	29
Deferred compensation	55	20
Unrealized losses on securities designated as available for sale	27	—

Total deferred tax assets	127	77
Deferred tax liabilities:
Percentage of earnings bad debt deductions	—	(10)
Federal Home Loan Bank stock dividends	(353)	(314)
Book/tax depreciation	(17)	(15)
Unrealized gains on securities designated as available for sale	—	(3)

Total deferred tax liabilities	(370)	(342)

Net deferred tax liability	$(243)	$(265)

Prior to 1997, the Bank was allowed a special bad debt deduction, generally limited to 8% of otherwise taxable income, and subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. If the amounts that qualified as deductions for federal income taxes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. Retained earnings at June 30, 2004 include approximately $5.4 million for which federal income taxes have not been provided. The amount of unrecognized deferred tax liability relating to the cumulative bad debt deduction was approximately $1.8 million at June 30, 2004.

The Bank is required to recapture as taxable income approximately $140,000 of its tax bad debt reserve, which represents the post-1987 additions to the reserve, and will be unable to utilize the percentage of earnings method to compute its bad debt deduction in the future. The Bank provided deferred taxes for this amount and amortized the recapture of the bad debt reserve into taxable income over a six year period beginning in fiscal 1998.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE J — LOAN COMMITMENTS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of the commitments reflect the extent of the Bank’s involvement in such financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

At June 30, 2004, the Bank had outstanding commitments of approximately $2.3 million to originate loans, consisting of a $74,000, 6.125% fixed-rate loan commitment and $2.2 million of adjustable-rate loan commitments. Additionally, the Bank was obligated under unused lines of credit for home equity loans and other totaling $8.3 million. In the opinion of management, all loan commitments equaled or exceeded prevalent market interest rates as of June 30, 2004, and will be funded from normal cash flow from operations.

NOTE K — REGULATORY CAPITAL

The Bank is subject to minimum regulatory capital standards promulgated by the Office of Thrift Supervision (the “OTS”). Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The minimum capital standards of the OTS generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as shareholders’ equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of adjusted total assets, except for those associations with the highest examination rating and acceptable levels of risk. The risk-based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Bank multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one- to four-family residential loans carry a risk-weighted factor of 50%.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE K — REGULATORY CAPITAL (continued)

During fiscal 2004, the Bank was notified by the OTS that it was categorized as “well-capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well-capitalized” the Bank must maintain minimum capital ratios as set forth in the following tables.

As of June 30, 2004 and 2003, management believes that the Bank met all capital adequacy requirements to which it was subject.

	As of June 30, 2004
					To be “well-
					capitalized” under
			For capital		prompt corrective
	Actual		adequacy purposes		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
Tangible capital	$16,366	11.9%	≥$2,072	≥1.5%	≥$6,906	≥ 5.0%
Core capital	$16,366	11.9%	≥$5,525	≥4.0%	≥$8,287	≥ 6.0%
Risk-based capital	$16,448	23.0%	≥$5,713	≥8.0%	≥$7,141	≥10.0%

	As of June 30, 2003
					To be “well-
					capitalized” under
			For capital		prompt corrective
	Actual		adequacy purposes		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
Tangible capital	$17,975	13.0%	≥$2,076	≥1.5%	≥$6,919	≥ 5.0%
Core capital	$17,975	13.0%	≥$5,535	≥4.0%	≥$8,302	≥ 6.0%
Risk-based capital	$18,057	26.4%	≥$5,474	≥8.0%	≥$6,842	≥10.0%

	June 30,
	2004	2003

Consolidated GAAP capital	$17,514	$17,998
Effect of Frankfort First Bancorp, Inc. in consolidation	(1,200)	(17)
Unrealized losses (gains) on securities designated as available for sale	52	(6)

Tangible and core capital	16,366	17,975
Allowance for loan losses	82	82

Risk-based capital	$16,448	$18,057

The Bank’s management believes that, under the current regulatory capital regulations, the Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank, such as increased interest rates or a downturn in the economy in the Bank’s market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE L — CONDENSED FINANCIAL STATEMENTS OF FRANKFORT FIRST BANCORP, INC.

The following condensed financial statements summarize the financial position of Frankfort First Bancorp, Inc. as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the fiscal years ended June 30, 2004, 2003 and 2002.

FRANKFORT FIRST BANCORP, INC.
STATEMENTS OF FINANCIAL CONDITION

June 30, 2004 and 2003
(In thousands)

	2004	2003
ASSETS
Interest-bearing deposits in First Federal Savings Bank of Frankfort	$1,711	$764
Investment in First Federal Savings Bank of Frankfort	16,314	17,983
Prepaid expenses and other assets	144	30

Total assets	$18,169	$18,777

LIABILITIES AND SHAREHOLDERS’ EQUITY
Dividends payable	$353	$350
Deferred compensation	259	350
Other liabilities	43	79

	655	779
Shareholders’ equity
Common stock	17	17
Additional paid-in capital	5,918	5,879
Retained earnings	18,068	18,525
Treasury stock - at cost	(6,350)	(6,331)
Shares acquired for stock benefit plan	(87)	(98)
Unrealized gains (losses) on securities designated as available for sale - net	(52)	6

Total shareholders’ equity	17,514	17,998

Total liabilities and shareholders’ equity	$18,169	$18,777

FRANKFORT FIRST BANCORP, INC.
STATEMENTS OF EARNINGS

Years ended June 30, 2004, 2003 and 2002
(In thousands)

	2004	2003	2002
Revenue
Interest income	$53	$45	$76
Equity in earnings of First Federal Savings Bank of Frankfort	1,029	1,389	1,469

Total revenue	1,082	1,434	1,545
General and administrative expenses	168	158	291

Earnings before income tax credits	914	1,276	1,254
Federal income tax credits	(39)	(39)	(73)

NET EARNINGS	$953	$1,315	$1,327

FRANKFORT FIRST BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2004, 2003 and 2002

NOTE L — CONDENSED FINANCIAL STATEMENTS OF FRANKFORT FIRST BANCORP, INC. (continued)

FRANKFORT FIRST BANCORP, INC.
STATEMENTS OF CASH FLOWS

Years ended June 30, 2004, 2003 and 2002
(In thousands)

	2004	2003	2002
Cash flows from operating activities:
Net earnings for the year	$953	$1,315	$1,327
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
(Undistributed earnings of) excess distributions from consolidated subsidiary	1,611	(1,389)	1,701
Amortization expense of stock benefit plan	18	8	—
Increase (decrease) in cash due to changes in:
Prepaid expenses and other assets	(112)	104	192
Other liabilities	(127)	(501)	(33)

Net cash provided by (used in) operating activities	2,343	(463)	3,187
Cash flows provided by (used in) financing activities:
Dividends paid on common stock	(1,407)	(1,395)	(1,371)
Exercise of stock options	14	—	—

Net cash used in financing activities	(1,393)	(1,395)	(1,371)

Net increase (decrease) in cash and cash equivalents	947	(1,858)	1,816
Cash and cash equivalents at beginning of year	764	2,622	806

Cash and cash equivalents at end of year	$1,711	$764	$2,622

The Bank is subject to regulations imposed by the OTS regarding the amount of capital distributions payable by the Bank to the Corporation. Generally, the Bank’s payment of dividends is limited, without prior OTS approval, to net income for the current calendar year plus the two preceding calendar years, less capital distributions paid over the comparable time period. Insured institutions are required to file an application with the OTS for capital distributions in excess of this limitation.

NOTE M – PENDING BUSINESS COMBINATION

On July 15, 2004, the Corporation entered into an agreement of merger with First Federal Savings and Loan of Hazard (“First Federal of Hazard”). Pursuant to the agreement, the Corporation’s shareholders will receive total consideration of $23.50 per share. The form of consideration (cash or stock) is at the election of the individual shareholder, subject to certain allocation and proration procedures in the merger agreement.

The merger will be accomplished by the reorganization of First Federal of Hazard into the mutual holding company form of ownership, the offering of a newly formed mid-tier holding company’s shares to depositors and others, together with the issuance of shares to the Corporation’s shareholders as part of the merger consideration. The merger agreement is subject to regulatory and shareholder approval and is expected to close in the first calendar quarter of 2005.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

(Proposed Holding Company for First Federal Savings and Loan Association of Hazard
and First Federal Savings Bank of Frankfort)

Up to [MAX] Shares
(Anticipated Maximum)

COMMON STOCK
Par Value $0.01 per share

PROSPECTUS

__________, 2004

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until ___or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

Frankfort First Bancorp, Inc. Annual Meeting of Shareholders

December 28, 2004 4:30 p.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of the Board of Directors of Frankfort First Bancorp, Inc. (the “Company”), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on December 28, 2004, at 4:30 p.m. local time, at the 216 West Main Street, Frankfort, Kentucky and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Chares A. Cotton, III and Danny A. Garland

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The approval and adoption of the Agreement of Merger, dated as of July 15, 2004, by and between First Federal Savings and Loan Association and Frankfort First Bancorp, Inc., pursuant to which Frankfort First Bancorp, Inc. will merge with a wholly owned subsidiary of Kentucky First Federal Bancorp, all on and subject to the terms and conditions contained therein.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The approval of adjournment of the annual meeting, if necessary, to solicit additional votes in the event there are not sufficient votes, in person, or by proxy, to approve the Agreement of Merger, dated as of July 15, 2004, by and between First Federal Savings and Loan Association and Frankfort First Bancorp, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors Recommends that you vote “FOR” each of the listed proposals.

     This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the annual meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date
Signature of Shareholder

Date
Signature of Shareholder

     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement-Prospectus dated __________, 2004 and of the Annual Report to Stockholders.